                                              Filed Pursuant to Rule 424(b)(4)
                                              Registration File No.: 33-96378





PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 10, 1995)

                          $179,589,443 (APPROXIMATE)
                   STRUCTURED ASSET SECURITIES CORPORATION
             MULTICLASS PASS-THROUGH CERTIFICATES, SERIES 1995-C4

   Structured Asset Securities Corporation (the "Depositor") is forming a trust (the "Trust") which will issue Multiclass Pass-Through Certificates, Series 1995-C4 (the "Certificates") in the aggregate principal amount of approximately $242,688,441. The Certificates are composed of eleven classes: the Class A-1A, Class A-1B and Class A-2 Certificates (collectively, the "Senior Certificates"), the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the "Subordinate Certificates") and the Class R Certificates. Only the Senior Certificates and the Class B, Class C and Class D Certificates are being offered hereby (collectively, the "Offered Certificates"). It is a condition to their issuance that each Class of the Senior Certificates be rated "AAA" by Fitch Investors Service, L.P. ("Fitch'') and Standard & Poor's Ratings Services ("S&P"), that the Class B Certificates be rated "AAA" by Fitch and "AA" by S&P, that the Class C Certificates be rated "AA" by Fitch and "A" by S&P and that the Class D Certificates be rated "BBB+" by Fitch and "BBB" by S&P.

   The Certificates will evidence, in the aggregate, all of the direct and indirect beneficial ownership interests in the Trust established by the Depositor pursuant to a Trust Agreement, dated as of November 1, 1995, among the Depositor, LaSalle National Bank, as trustee (the "Trustee"), ABN AMRO Bank, N.V. (the "Fiscal Agent"), GE Capital Asset Management Corporation (the "Servicer") and Lennar Partners, Inc. (the "Special Servicer"). The Certificates do not constitute obligations of the Depositor or the Trustee or any of their respective affiliates and will not be insured or guaranteed by any governmental instrumentality, Lehman Brothers Inc. ("Lehman Brothers") or any affiliate thereof or any other person or entity. SEE "RISK FACTORS" BEGINNING ON PAGE S-37 OF THIS PROSPECTUS SUPPLEMENT AND "RISK FACTORS" BEGINNING ON PAGE 26 OF THE PROSPECTUS FOR CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE OFFERED CERTIFICATES.


   The primary assets of the Trust will be fixed and adjustable rate commercial and multifamily mortgage loans and a senior interest in a trust, the principal asset of which is a mortgage loan (the "Senior Participation" and, the mortgage loans and the Senior Participation collectively, the "Mortgage Loans"), that have an aggregate Scheduled Principal Balance as of November 1, 1995 (the "Cut-Off Date"), of approximately $242,688,441 (the "Mortgage Pool") and certain Collection and Distribution Accounts (together with the Mortgage Pool, the "Trust Fund"). The Mortgage Pool consists of two groups, the Group 1 Mortgage Loans, which consist of fixed and adjustable rate Mortgage Loans, and the Group 2 Mortgage Loans, which consist of adjustable rate Mortgage Loans. The Mortgage Loans will be acquired by the Depositor on the Closing Date from two affiliates of the Depositor and Lehman Brothers (such affiliates, collectively the "Seller") which (i) either directly or indirectly acquired such Mortgage Loans from (a) several financial institutions (with respect to approximately 91.3% of the aggregate principal balance of the Mortgage Loans) or (b) with respect to two Mortgage Loans representing approximately 3.1% of the aggregate Scheduled Principal Balance, indirectly from a partnership which is indirectly owned by affiliates of Lehman Brothers, Westinghouse Electric Corporation ("WEC") and Lennar Corporation ("Lennar") and which was formed in May 1993 in connection with the sale of certain mortgage loans and real estate assets which were primarily originated by Westinghouse Credit Corporation ("WCC") and certain other partnerships affiliated therewith, or (ii) originated such Mortgage Loans through the financing of the related properties by affiliates of the Depositor after such affiliates acquired the related properties through foreclosure or deed in lieu of foreclosure (with respect to approximately 5.6% of the aggregate principal balance of the Mortgage Loans).


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.








                                                                     FINAL SCHEDULED
               INITIAL AGGREGATE CERTIFICATE  CERTIFICATE INTEREST     DISTRIBUTION
    CLASS           PRINCIPAL AMOUNT(1)               RATE               DATE(2)         CUSIP NUMBER
------------  -----------------------------  --------------------  ------------------  --------------
Class A-1A  . $52,129,745                    6.90%                    June 25, 2026       863572 GP2
Class A-1B  . $50,000,000                    6.89%                    June 25, 2026       863572 GQ0
Class A-2  .. $14,360,704                    (3)                      June 25, 2026       863572 GR8
Class B ..... $14,561,306                    7.00%                    June 25, 2026       863572 GS6
Class C ..... $24,268,844                    7.00%                    June 25, 2026       863572 GT4
Class D ..... $24,268,844                    7.00%                    June 25, 2026       863572 GU1

                                             (Footnotes to table on next page)


   The Offered Certificates will be purchased by Lehman Brothers and will be offered by Lehman Brothers from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds (excluding accrued interest) to the Depositor from sale of the Offered Certificates will be approximately $177,957,857 before deduction of expenses payable by the Depositor.

   The Certificates offered by this Prospectus Supplement and the Prospectus are offered by Lehman Brothers subject to prior sale, withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Lehman Brothers and certain further conditions. It is expected that the Offered Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company against payment therefor on or about November 30, 1995.


                               LEHMAN BROTHERS


November 21, 1995

   The footnotes to the table on the previous page are as follows:

   (1) The initial aggregate principal amount of the Offered Certificates is subject to a permitted variance of plus or minus 5%, depending on the Mortgage Loans actually delivered to secure the Certificates.

   (2) Determined on the basis of the assumptions set forth in "DESCRIPTION OF THE CERTIFICATES -- Final Scheduled Distribution Date" herein.


   (3) During the initial Interest Accrual Period, which begins on November 25, 1995 and ends on December 24, 1995, the Class A-2 Certificates will bear interest at a per annum rate equal to 6.3625%. During each Interest Accrual Period thereafter, the Class A-2 Certificates will bear interest at a per annum rate equal to the London Interbank Offered Rate for one-month United States Dollar deposits, determined as described herein ("LIBOR"), plus 0.55% (the "Class A-2 Rate"), subject to the Available Funds Cap described herein.

   Lehman Brothers, directly or through one or more of its affiliates, intends to make a secondary market in the Offered Certificates but is under no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. See "RISK FACTORS" beginning on page S-37 herein.

   The Certificates will bear interest at the respective rates per annum set forth or described above. Interest on the Certificates will be payable on the 25th day of each month (or, if such day is not a Business Day, then the next succeeding Business Day) (each such date, a "Distribution Date"), commencing December 26, 1995. Interest will accrue on the Offered Certificates (other than the Class A-2 Certificates, which accrue interest as described below) from the first day of the month preceding the month in which the related Distribution Date occurs through the last day of such month (each such period, an "Interest Accrual Period"). The Interest Accrual Period for the Class A-2 Certificates for each related Distribution Date will begin on the 25th day of the month preceding a Distribution Date and end on the 24th day of the month in which the related Distribution Date occurs. Principal payments on the Certificates of each Class will be made in the amounts and in accordance with the priorities described herein on a pro rata basis among the Certificates of each Class. Distributions of principal and interest on the Class A-1A Certificates, the Class A-1B Certificates and the Subordinate Certificates (collectively, the "Group 1 Certificates") generally will be made from Mortgage Loans in Mortgage Loan Group 1, which will consist of (a) fixed rate Mortgage Loans and (b) adjustable rate Mortgage Loans with Mortgage Interest Rates based on various indices and with Maturity Dates after September 1, 2002. Distributions of principal and interest on the Class A-2 Certificates (the "Group 2 Certificates") generally will be made from Mortgage Loans in Mortgage Loan Group 2, which will consist of adjustable rate Mortgage Loans with Mortgage Interest Rates based on various indices and with Maturity Dates no later than September 1, 2002. Realized Losses with respect to the Mortgage Loans will be allocated to the Subordinate Certificates prior to allocation thereof to the Senior Certificates.


   An election will be made to treat the Trust Fund, or a segregated pool of assets included therein (the "REMIC Pool"), as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. As described more fully herein and in the Prospectus, the Senior and Subordinate Certificates will be designated as "regular interests" and the Class R Certificates will be designated as the "residual interest" in the REMIC Pool. See "FEDERAL INCOME TAX CONSIDERATIONS" herein and in the Prospectus.

   This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and investors must read both the Prospectus and this Prospectus Supplement to obtain material information about the offering. Sales of Offered Certificates may not be consummated unless the purchaser has received both the Prospectus and the Prospectus Supplement.

   Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a Prospectus Supplement and the Prospectus with respect to their unsold allotments or subscriptions.

                              TABLE OF CONTENTS

 EXECUTIVE SUMMARY ...................................................S-5
Summary of Terms .................................................... S-17
Risk Factors ........................................................ S-37
 The Certificates ................................................... S-37
 The Mortgage Loans ................................................. S-39
DESCRIPTION OF THE CERTIFICATES ..................................... S-44
 General ............................................................ S-44
 Certificate Balances ............................................... S-44
 Registration; Denominations ........................................ S-44
 Distributions ...................................................... S-45
 Available Distribution Amount ...................................... S-45
 Distributions of Interest .......................................... S-47
 Excess Interest .................................................... S-50
 Distributions of Principal ......................................... S-51
 Subordination; Allocation of Losses and Certain Expenses  .......... S-53
 Advances ........................................................... S-54
 Reports to Certificateholders; Available Information ............... S-55
 Example of Distributions ........................................... S-57
 Final Scheduled Distribution Date .................................. S-58
 Optional Termination ............................................... S-59
 Special Termination ................................................ S-59
 The Trustee ........................................................ S-60
 Collection Account and Distribution Account ........................ S-60
THE TRUST ........................................................... S-60
 General ............................................................ S-60
 The Seller ......................................................... S-60
 Assignment of the Mortgage Loans; Repurchases ...................... S-61
 Representations and Warranties; Repurchases ........................ S-62
 The Mortgage Loans ................................................. S-63
 The Senior Participation ........................................... S-64
 Description of the Mortgage Pool ................................... S-64
 Secondary Financing ................................................ S-163
 Significant Property ............................................... S-163
 Borrower Concentrations ............................................ S-164
 Standard Hazard Insurance .......................................... S-164
 Certain Environmental Matters ...................................... S-165
SERVICING OF MORTGAGE LOANS ......................................... S-167
 General ............................................................ S-167
 The Servicer ....................................................... S-168
 The Special Servicer ............................................... S-169
 The Operating Adviser .............................................. S-170
 The Extension Adviser .............................................. S-172
 Mortgage Loan Modifications ........................................ S-173
 Foreclosures ....................................................... S-173
 Sale of Defaulted Mortgage Loans and REO Properties ................ S-174
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS ....................... S-175
 General ............................................................ S-175
 Weighted Average Life .............................................. S-177
LEGAL INVESTMENT CONSIDERATIONS ..................................... S-182

Certain Legal Aspects of Mortgage Loans Located in California,
 Connecticut and Pennsylvania ....................................... S-182
 California ......................................................... S-182
 Connecticut ........................................................ S-182
 Pennsylvania ....................................................... S-182
USE OF PROCEEDS ..................................................... S-182
ERISA Considerations ................................................ S-183
Federal Income Tax Considerations ................................... S-185
 General ............................................................ S-185
 Characterization of Certificates ................................... S-185
 Original Issue Discount ............................................ S-185
UNDERWRITING ........................................................ S-186
Legal Matters ....................................................... S-187
Certificate Rating .................................................. S-187
Index of Principal Terms ............................................ S-188
Appendix A--Characteristics of the Mortgage Loans ................... A-1
Appendix B--Debt Service Coverage Ratios: Description of Key Terms  . B-1

                              EXECUTIVE SUMMARY

   Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus relating to the securities referred to herein in making their investment decision. The following Executive Summary does not include all relevant information relating to the securities and collateral described herein, particularly with respect to the risks and special considerations involved with an investment in such securities and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Prior to making any investment decision, a prospective investor should fully review this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in this Prospectus Supplement and the Prospectus.





           [GRAPHIC REPRESENTING MORTGAGE CERTIFICATES AND CLASSES:
                   DATA IS FAIRLY REPRESENTED IN TABLE BELOW]




                                                                             WEIGHTED
                                                                             AVERAGE    PRINCIPAL
              RATING     PRINCIPAL        % OF                               LIFE(1)    WINDOW(1)
  CLASS    FITCH / S&P     AMOUNT        TOTAL     DESCRIPTION    COUPON     (YEARS)     (YEARS)
--------  ------------  -------------  --------  -------------  ---------  ----------  -------------
 Senior Classes
----------------------  -------------  --------  -------------  ---------  ----------  -------------
A-1A      AAA/AAA       $52,129,745    21.48%    Fixed Rate     6.90%      2.26          0.07-4.32
--------  ------------  -------------  --------  -------------  ---------  ----------  -------------
A-1B      AAA/AAA       $50,000,000    20.60%    Fixed Rate     6.89%      5.87          4.32-7.40
--------  ------------  -------------  --------  -------------  ---------  ----------  -------------
A-2       AAA/AAA       $14,360,704     5.92%    1 Mo. LIBOR    L+0.55%    6.27          0.07-9.82
--------  ------------  -------------  --------  -------------  ---------  ----------  -------------
 Subordinate Classes
----------------------  -------------  --------  -------------  ---------  ----------  -------------
B         AAA/AA        $14,561,306     6.00%    Fixed Rate     7.00%      7.79          7.40-7.90
--------  ------------  -------------  --------  -------------  ---------  ----------  -------------
C         AA/A          $24,268,844    10.00%    Fixed Rate     7.00%      8.67          7.90-9.15
--------  ------------  -------------  --------  -------------  ---------  ----------  -------------
D         BBB+/BBB      $24,268,844    10.00%    Fixed Rate     7.00%      9.92         9.15-11.40
--------  ------------  -------------  --------  -------------  ---------  ----------  -------------
E         BB/BB         $26,695,728    11.00%    WAC(2)         (3)%       12.37       11.40-12.82
--------  ------------  -------------  --------  -------------  ---------  ----------  -------------
F         B/B           $12,134,422     5.00%    WAC(2)         (3)%       13.10       12.82-14.40
--------  ------------  -------------  --------  -------------  ---------  ----------  -------------
G         NR/NR         $12,134,422     5.00%    WAC(2)         (3)%       16.43       14.40-16.99
--------  ------------  -------------  --------  -------------  ---------  ----------  -------------
H         NR/NR         $12,134,421     5.00%    WAC(2)         (3)%       18.80       16.99-28.65
--------  ------------  -------------  --------  -------------  ---------  ----------  -------------

(1) Using a Prepayment Assumption of 4% CPR and a Balloon Extension Assumption of 3 Years, as more fully described under "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" herein.

(2) Classes E, F, G and H will bear interest each month at the weighted average Mortgage Interest Rate of the Group 1 Mortgage Loans for that month less the Administrative Fee Rate, as described herein.

(3) During the Initial Interest Accrual Period, the Class E, F, G, and H Certificates will bear interest at a per annum rate equal to approximately 8.77866% and thereafter the Coupon on such Certificates will be calculated as described in "(2)" above.

N.B.The numbers in the above table and diagram are approximate.

 SECURITIES:

PAYMENT DATES ..........         The Certificates will be paid monthly on the
                                    25th day of the month, or the next
                                    succeeding Business Day commencing on
                                    December 26, 1995. All classes other than
                                    Class A-2 have a "24-day delay" and accrue interest from the first day of each month on a 30/360 basis. Class A-2 (the LIBOR class) has a "0-day delay" and accrues interest from the 25th day of each month on an actual/360 basis. "See DESCRIPTION OF THE CERTIFICATES -- Distributions" herein.

FINAL SCHEDULED
DISTRIBUTION DATE ......         June 25, 2026. See "DESCRIPTION OF THE
                                    CERTIFICATES -- Final Scheduled
                                    Distribution Date" herein.

TERMINATION RIGHTS .....         10% optional termination, 25% auction
                                    termination. See "DESCRIPTION OF THE
                                    CERTIFICATES -- Optional Termination" and
                                    "-- Special Termination" herein.

SERVICER ...............         GE Capital Asset Management Corporation. See
                                    "SERVICING OF MORTGAGE LOANS -- The
                                    Servicer" herein.

SPECIAL SERVICER .......         Lennar Partners, Inc. See "SERVICING OF
                                    MORTGAGE LOANS -- The Special Servicer"
                                    herein.

TRUSTEE ................         LaSalle National Bank. See "DESCRIPTION OF
                                    THE CERTIFICATES -- The Trustee" herein.

FISCAL AGENT ...........         ABN AMRO Bank, N.V. See "DESCRIPTION OF THE
                                    CERTIFICATES -- The Trustee" herein.

LEGAL STATUS ...........         Class A-1A, Class A-1B, Class A-2, Class B,
                                    Class C and Class D Certificates are
                                    publicly registered securities; all other
                                    Classes, which are not offered hereby, are not being offered at the present time or are being offered in private transactions. See also "LEGAL INVESTMENT CONSIDERATIONS" herein.

ERISA ..................         The Class A-1A, Class A-1B and Class A-2
                                    Certificates should qualify for an
                                    exemption from the prohibited transaction provisions of ERISA. The Class B, Class C and Class D Certificates may be acquired by employee benefit plans subject to ERISA only if an exemption from the prohibited transaction provisions of ERISA is applicable. See "ERISA CONSIDERATIONS" herein.

SMMEA ..................         None of the Certificates are
                                    mortgage-related securities pursuant to
                                    the Secondary Mortgage Market Enhancement
                                    Act of 1984 ("SMMEA").

DENOMINATIONS ..........         $100,000 and integral multiples of $1,000 in
                                    excess thereof.


DTC ELIGIBILITY ........         Class A-1A, Class A-1B, Class A-2, Class B,
                                    Class C and Class D are being delivered
                                    through the facilities of The Depository
                                    Trust Company ("DTC").

 PROPOSED SETTLEMENT ...         On or about November 30, 1995.

SENIOR CERTIFICATES ....         Classes A-1A, A-1B and A-2.

SUBORDINATE
CERTIFICATES ...........         Classes B, C, D, E, F, G and H.

RESIDUAL CERTIFICATE ...         Class R.

OFFERED CERTIFICATES ...         The Senior Certificates and Classes B, C and
                                    D.

GROUP 1 CERTIFICATES ...         Classes A-1A and A-1B and the Subordinate
                                    Certificates.

GROUP 2 CERTIFICATES ...         Class A-2.

STRUCTURAL SUMMARY:


LOAN GROUPS ............         The Mortgage Loans are divided into two
                                    cross-collateralized Mortgage Loan Groups:
                                    Mortgage Loan Group 1, which consists of all of the fixed rate Mortgage Loans (five of which provide for increases in the fixed rate on specified dates) and those adjustable rate Mortgage Loans which have scheduled maturity dates later than September 1, 2002 and Mortgage Loan Group 2, which consists of those adjustable rate Mortgage Loans which have scheduled maturity dates no later than September 1, 2002. See "Collateral Overview" in this Executive Summary and "THE TRUST -- The Mortgage Loans -- Mortgage Loan Group 1" and "-- Mortgage Loan Group 2" herein.

INTEREST PAYMENT .......         Interest on the Certificates will generally
                                    be distributed with respect to each
                                    Mortgage Loan Group in the following
                                    order:
                                    Mortgage Loan Group 1:
                                    First, to the Class A-1A and Class A-1B
                                    Certificates, pro rata. Second, to the
                                    Class B, Class C, Class D, Class E, Class
                                    F, Class G and Class H Certificates, in
                                    that order.
                                    Mortgage Loan Group 2:
                                    To Class A-2 Certificates. Interest
                                    distributions on Class A-2 will be subject to an Available Funds Cap.
                                    See "DESCRIPTION OF THE CERTIFICATES --
                                    Distributions of Interest" herein.

BASIS RISK .............         Class A-2 is a LIBOR floater that adjusts on
                                    a monthly basis and is subject to an
                                    Available Funds Cap. Mortgage Loan Group 2 is composed of Mortgage Loans that have different interest rate adjustment frequencies, payment adjustment frequencies, indices, periodic rate and payment adjustment caps, lifetime rate caps and margins. The risk that, on any Distribution Date, the Group 2 Available Distribution Amount may be less than the amount of interest that would be payable to the Class A-2 Certificates in the absence of the Available Funds Cap ("Basis Risk") is mitigated by the use of Excess Interest (as defined below) from Mortgage Loan Group 1 to supplement the Group 2 Interest Distribution Amount available to pay interest on the Class A-2 Certificates. See "DESCRIPTION OF THE CERTIFICATES -- Distributions of Interest" herein.


PRINCIPAL PAYMENTS .....         Principal payments will generally be made
                                    with respect to each Mortgage Loan Group in the following order:

                                    Mortgage Loan Group 1:
                                    To Class A-1A Certificates, A-1B
                                    Certificates, B Certificates, C
                                    Certificates, D Certificates, E
                                    Certificates, F Certificates, G
                                    Certificates and H Certificates, in that order.

                                    Mortgage Loan Group 2:
                                    To Class A-2 Certificates.

                                    The exceptions to these rules are
                                    described under "Crossover Payments," in
                                    Executive Summary.

                                 See "DESCRIPTION OF THE CERTIFICATES --
                                    Distributions of Principal" herein. this

EXCESS INTEREST ........         "Excess Interest" is, subject to certain
                                    modifications, the amount, if any, by
                                    which the Group 2 Interest Distribution
                                    Amount exceeds the interest accrued on the Class A-2 Certificates ("Group 2 Excess Interest") and the amount, if any, by which the Group 1 Interest Distribution Amount exceeds the interest accrued on all other Classes of Certificates ("Group 1 Excess Interest'').

                                 Any Excess Interest not distributed to the
                                    Holders of the Group 1 or Group 2
                                    Certificates (to cover shortfalls which
                                    would otherwise occur due to Basis
                                    Risk, Prepayment Interest Shortfalls,
                                    Deferred Interest, Interest Shortfalls
                                    and Realized Losses of interest) will be paid to the Holders of the Class R Certificates. See "DESCRIPTION OF THE CERTIFICATES -- Excess Interest" herein.

CREDIT ENHANCEMENT .....         The Class A-1A, Class A-1B and Class A-2
                                    Certificates are credit enhanced by the
                                    Classes of Subordinate Certificates
                                    consisting of the Class B, Class C, Class
                                    D, Class E, Class F, Class G and Class H
                                    Certificates.

                                 Realized Losses from any Mortgage Loan will
                                    generally be allocated to reduce the
                                    Certificate Principal Amount of the
                                    Subordinate Certificates in reverse
                                    alphabetical order starting with the Class H
                                    Certificates.

CROSSOVER PAYMENTS .....         Crossover Principal Amounts from the Group 1
                                    to the Group 2 Certificates arise in two cases, both of which can only occur while Class A-2 remains outstanding after retirement of Classes A-1A and A-1B. First, if Realized Losses have been taken in Mortgage Loan Group 2 and allocated to Subordinate Classes, then principal received in Mortgage Loan Group 1 will be "crossed over" to pay the Class A-2 Certificates up to the amount of such previous Realized Losses, before any principal is distributed to the Subordinate Classes.

                                 Second, if (i) the aggregate principal balance
                                    of the Subordinate Certificates
                                    (the "Class A-2 Credit Support") is less than two times the principal balance of the Class A-2 Certificates or (ii) such Class A-2 Credit Support is less than $15 million (provided, however, that such $15 million amount shall only apply if there are more than five Group 1 Mortgage Loans outstanding, otherwise such amount shall be $10 million and the 60-day delinquency rate on the Group 2 Mortgage Loans exceeds 10%, then all principal distributions which would otherwise be payable to the Subordinate Certificates will be diverted to pay the Class A-2 Certificates until both of these conditions (collectively, the "Subordination Test") are satisfied. See "DESCRIPTION OF THE CERTIFICATES -- Distributions of Principal" herein.

                                 Any Crossover Principal Amounts paid from the
                                    Group 1 to the Group 2 Certificates will result in Crossover Interest Payments in subsequent periods from the Group 2 to the Group 1 Certificates, to the extent of the weighted average Net Mortgage Interest Rate of the Mortgage Loans in Mortgage Loan
                                    Group 2 multiplied by the Group 2 Excess
                                    Principal Amount.


ADVANCING ..............         The Servicer, the Trustee and the Fiscal
                                    Agent will be obligated to make advances of scheduled principal and interest payments and certain property and lien priority protection expenses ("Advances"). None of these parties will be required to make such Advances to the extent that such Advances, in its reasonable business judgment, are ultimately not recoverable from future payments and collections from the related Borrower, Insurance Proceeds, Condemnation Proceeds, and net Liquidation Proceeds from the related Mortgage Loans and REO Property. To the extent that the Servicer fails to make an Advance required to be made, the Trustee shall then be required to make such Advance. If both the Servicer and the Trustee fail to make such Advance, the Fiscal Agent shall be required to make such Advance. The Servicer's, the Trustee's and the Fiscal Agent's obligations to make Advances will not be subject to a dollar limitation. See "DESCRIPTION OF THE CERTIFICATES -- Advances" herein.

OPERATING ADVISER ......         An Operating Adviser will be appointed by a
                                    majority of Certificateholders of the
                                    Controlling Class, which generally
                                    will be the most subordinate Class
                                    outstanding, unless the Certificate
                                    Principal Amount of that Class has been
                                    reduced to less than 3% of the remaining principal amount of all outstanding Certificates. As holder of a majority of the Class H Certificates, a Lehman Brothers affiliate initially will act as Operating Adviser. The Operating Adviser may terminate the Special Servicer and appoint a new one, subject to certain conditions. The Operating Adviser will direct the Special Servicer on how to best resolve delinquent or defaulted Mortgage Loans. See "SERVICING OF MORTGAGE LOANS -- The Operating Adviser" herein.

EXTENSION ADVISER ......         The holders of Certificates (other than the
                                    Class R Certificates and the Class of
                                    Certificates whose holders are entitled to elect an Operating Adviser) evidencing greater than 66 2/3 % of the aggregate Certificate Principal Amount of such Certificates will have the right, subject to certain conditions described herein, to elect an adviser (the "Extension Adviser") from whom the Special Servicer will seek approval prior to extending the maturity of any Mortgage Loan beyond the third anniversary of such Mortgage Loan's stated maturity date. See "SERVICING OF MORTGAGE LOANS -- The Extension Adviser" herein.

SPECIAL SERVICER
 MODIFICATION, WAIVER
 AND AMENDMENT RIGHTS ..         The Special Servicer may modify, waive or
                                    amend the terms of any Specially Serviced
                                    Mortgage Loan with respect to which a
                                    material default has occurred (or one on which default is reasonably foreseeable) or a payment default has occurred, if it determines in its judgment that such modification, waiver or amendment of the terms of a Mortgage Loan is reasonably likely to produce a greater recovery on a net present value basis than liquidation of such Mortgage Loan; provided that neither the Special Servicer nor the Servicer may agree to any modification, waiver, or amendment that: (i) extends the maturity date of such Mortgage Loan later than the earlier of (A) two years prior to the Final Scheduled Distribution Date and
                                    (B) in the case of Mortgage Loans secured by a leasehold estate, the date occurring ten years prior to the termination of such leasehold, (ii) reduces the Mortgage Interest Rate to an amount less than, in the case of fixed rate Mortgage Loans, the greater of 7.0% per annum or the then prevailing interest rate as determined by the Special Servicer, or (iii) permits the deferral of interest without accrual of interest at the Mortgage Interest Rate thereon. See "SERVICING OF MORTGAGE LOANS -- Mortgage Loan Modifications" herein.


SPECIAL SERVICER .......         Lennar Partners, Inc. (the "Special
                                    Servicer") is a wholly-owned subsidiary of Lennar Corporation ("Lennar"). Lennar is a full-service real estate company primarily involved in home- building, the development and management of commercial properties and real estate related financial services. Lennar has regional offices located throughout Florida, as well as in a number of other states, including California, Texas, Arizona and Georgia. As a result of its real estate and mortgage loan activities, Lennar and its affiliates have personal experience in loan workouts, asset management and disposition, real estate development, asset valuations, bulk portfolio acquisitions and marketing and sales. The principal business of the Special Servicer is the management, turnaround and capital recovery of distressed and underperforming real estate loans, foreclosed real estate and related assets and servicing commercial real estate loans.


                                 As of March 31, 1995, the Special Servicer and
                                    its affiliates were managing a
                                    portfolio including over 46,000 assets in 49 states with an original face value of approximately $9 billion, approximately $6 billion of which are commercial real estate assets. Approximately $3 billion of the commercial real estate assets that are included in this managed portfolio represent 10 securitization transactions for which the Special Servicer is the servicer or the special servicer. See "SERVICING OF THE MORTGAGE LOANS -- The Special
                                    Servicer" herein.

SERVICER ...............         GE Capital Asset Management Corporation (the
                                    "Servicer") is a wholly-owned subsidiary of General Electric Capital Corporation, which is an indirect wholly-owned subsidiary of the General Electric Company. As of October 31, 1995, the Servicer serviced approximately 13,000 commercial and multifamily loans, totaling approximately $8.2 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions. See
                                    "SERVICING OF THE MORTGAGE LOANS -- The
                                    Servicer" herein.

INVESTOR REPORTING .....         Generally, monthly reports will be
                                    distributed to Certificateholders that
                                    provide, in addition to standard
                                    information as to principal and interest distributions, factors and delinquencies, the following data: stratifications and weighted averages (by Mortgage Loan Group and in the aggregate) of current Mortgage Loan balances, remaining terms to maturity, property types and state locations. In addition, the Trustee will prepare a schedule based on information provided by the Servicer detailing certain information on a loan-by-loan basis, including: loan number, property type, location, beginning principal balance, maturity date, payments made, paid to date and ending principal balance. In addition, current debt coverage ratios will be calculated by the Servicer, when available, on an annual basis for each Mortgage Loan.

                                 The Servicer will prepare a monthly "Portfolio
                                    Performance Report" (substantially in the form currently used for recent

                                    RTC transactions) with respect to the
                                    Mortgage Loans, which the Trustee will
                                    make available to Certificateholders upon request.

                                 The Special Servicer will prepare reports which
                                    the Trustee will distribute to
                                    Certificateholders which give information on the status of Specially Serviced
                                    Mortgage Loans, on the status of any REO
                                    Property and on any modifications
                                    closed during the related period.

                                 See "DESCRIPTION OF THE CERTIFICATES -- Reports
                                    to Certificateholders; Available
                                    Information" herein.


COLLATERAL OVERVIEW:


GENERAL ................         The Depositor will acquire the Mortgage
                                    Loans (including the mortgage loan
                                    underlying the Senior Participation) on
                                    the Closing Date, with an aggregate
                                    Scheduled Principal Balance of
                                    approximately $242,688,441, from the
                                    Seller. With four exceptions, the Seller or its affiliates, either directly or indirectly, acquired the Mortgage Loans from several financial institutions.

                                 The Seller acquired two Mortgage Loans with an
                                    aggregate principal balance of
                                    $7,511,487, indirectly from a partnership which is indirectly owned by affiliates of Lehman Brothers, Westinghouse Electric Corporation and Lennar, which partnership was formed in May 1993 in connection with the sale of certain mortgage loans and real estate assets which were primarily originated by Westinghouse Credit Corporation and certain other affiliated partnerships.

                                 The Seller originated two Mortgage Loans with
                                    an aggregate Scheduled Principal
                                    Balance as of the Cut-Off Date of
                                    $13,600,000 through the financing of related properties after an affiliate of the Depositor acquired the related properties through foreclosure or deed in lieu of foreclosure.

MODIFICATIONS ..........         Prior to being acquired by the Depositor,
                                    terms of certain of the Mortgage Loans
                                    were modified by the respective Seller
                                    through negotiations with the respective
                                    Mortgagors. The current terms of the
                                    Mortgage Loans are described in this
                                    Prospectus Supplement and summarized
                                    below. The modifications included, among other things, changes in the principal balances of the Mortgage Loans (including debt forgiveness equal to approximately $48,526,849 in the aggregate), increases and reductions of interest rates, conversions of adjustable rates to fixed rates, maturity extensions, changes to amortization schedules, or a combination thereof. In certain cases, the Seller may have received subordinate mortgage loans in connection with the modifications of the original mortgage loans which will be retained by Seller, subject to an Intercreditor Agreement, which limits the ability of the holder of any such subordinate mortgage loan to exercise its rights while the related senior indebtedness remains outstanding. The Seller makes no representations that the underwriting of the modified Mortgage Loans would conform in all respects to procedures employed by federally insured financial institutions.

LOAN DETAILS ...........         See Appendix A hereto for certain
                                    characteristics of the Mortgage Loans on a loan-by-loan basis. See also "THE TRUST -- Description of the Mortgage Pool" for additional tabular information regarding the Mortgage Loans.

         CHARACTERISTICS               TOTAL            GROUP 1           GROUP 2
-------------------------------  ----------------  ----------------  ---------------
Scheduled Principal Balance  ...    $242,688,441      $228,327,736      $14,360,705
Number of Loans ................        107                95               12
Weighted Average Interest Rate         8.84%             8.82%             9.19%
Weighted Average Maturity  .....      110 Mths          113 Mths          59 Mths
Weighted Average Seasoning  ....      22 Mths           19 Mths           59 Mths
Weighted Average DSCR* .........       1.35x             1.36x             1.26x
Weighted Average Lifetime
 Interest Rate Cap** ...........       13.81%            14.83%           13.08%
Weighted Average Interest Rate
 Floor*** ......................       5.86%             5.89%             5.84%
Weighted Avg. Gross Margin  ....      251 Bps           258 Bps           239 Bps
Average Loan Balance ...........     $2,268,116        $2,403,450       $1,196,725
California Percent .............       20.2%             19.6%             29.9%
Balloon Loans ..................       89.5%             88.8%            100.0%

------------

   Mths = Months; Bps = Basis Points.

     * Debt Service Coverage Ratio is calculated based on the ratio of net operating income to the annualized current scheduled payments under the Mortgage Loans.

    ** For those Mortgage Loans with Lifetime Interest Rate Caps.

   *** For those Mortgage Loans with Lifetime Interest Rate Floors.


                   SCHEDULED PRINCIPAL BALANCE DISTRIBUTION


 SCHEDULED PRINCIPAL BALANCE        TOTAL      GROUP 1      GROUP 2
-------------------------------  ---------  -----------  -----------
$ 0- 500,000 ................... 3.0%       2.9%         3.9%
500,001-1,000,000 .............. 8.8%       8.0%         21.2%
1,000,001-2,000,000 ............ 13.0%      10.7%        49.2%
2,000,001-3,000,000 ............ 12.1%      12.8%        0.0%
3,000,001-4,000,000 ............ 13.5%      12.8%        25.7%
4,000,001-5,000,000 ............ 5.7%       6.1%         0.0%
5,000,001-10,000,000 ........... 35.7%      38.0%        0.0%
19,500,001-20,000,000 .......... 8.2%       8.7%         0.0%

                            GEOGRAPHIC DISTRIBUTION

 STATE                TOTAL      GROUP 1      GROUP 2
-----------------  ---------  -----------  -----------
California ....... 20.2%      19.6%        29.9%
Connecticut ...... 14.4%      14.4%        14.3%
Pennsylvania ..... 11.7%      12.4%        0.0%
Massachusetts  ... 10.0%      10.4%        3.9%
New Jersey ....... 6.0%       6.4%         0.0%
Georgia .......... 5.6%       3.5%         39.7%
Other ............ 32.1%      33.3%        12.2%

                       CALIFORNIA COUNTIES DISTRIBUTION

 COUNTY                 TOTAL      GROUP 1      GROUP 2
-------------------  ---------  -----------  -----------
Los Angeles ........ 30.6%      33.5%        0.0%
Orange ............. 21.0%      17.4%        59.1%
Riverside .......... 20.3%      22.3%        0.0%
San Diego .......... 11.9%      13.0%        0.0%
Kern ............... 7.7%       8.5%         0.0%
San Bernardino ..... 4.9%       5.4%         0.0%
San Luis Obispo  ... 2.1%       0.0%         24.2%
Ventura ............ 1.5%       0.0%         16.7%

                        DEBT SERVICE COVERAGE RATIOS*

 RANGE OF DEBT SERVICE COVERAGE RATIOS        TOTAL      GROUP 1      GROUP 2
-----------------------------------------  ---------  -----------  -----------
|LZ1.00x  ..................................0.8%      0.7%         1.6%
1.001-1.100x ............................. 12.2%      9.9%         48.5%
1.101-1.200x ............................. 15.3%      15.9%        6.1%
1.201-1.400x ............................. 32.0%      33.3%        12.1%
1.401-1.500x ............................. 6.6%       7.1%         0.0%
1.501-1.600x ............................. 26.5%      27.2%        15.5%
1.601-1.900x ............................. 5.2%       4.5%         16.2%
2.201-2.300x ............................. 0.3%       0.4%         0.0%
2.301-2.800x ............................. 1.1%       1.2%         0.0%

   * Calculated based on the ratio of net operating income to the annualized current scheduled payments under the Mortgage Loans.

   NET OPERATING INCOME (NOI) USED TO COMPUTE DEBT SERVICE COVERAGE RATIOS*

 NOI PERIOD          TOTAL    GROUP 1    GROUP 2
-----------------  -------  ---------  ---------
Underwriting 1995  74.0%    74.3%      70.6%
1994 ............. 22.9%    23.3%      17.2%
Pro Forma ........ 3.1%     2.5%       12.2%


   *    See Appendix B to this Prospectus Supplement for further discussion.

                 PROPERTY TYPES

 PROPERTY TYPES   TOTAL    GROUP 1    GROUP 2
--------------  -------  ---------  ---------
Office ........ 29.3%    30.9%       3.9%
Retail ........ 23.2%    23.8%      13.3%
Industrial .... 22.0%    21.4%      30.9%
Multifamily  .. 19.3%    18.1%      38.0%
Hotel/Motel  .. 5.0%     4.5%       13.9%
Warehouse ..... 1.2%     1.3%        0.0%

                 SEASONING

 AGE IN MONTHS     TOTAL    GROUP 1    GROUP 2
---------------  -------  ---------  ---------
0 - 12 ......... 67.1%    71.3%       0.0%
13 -24 ......... 12.6%    12.6%      13.3%
25 -60 ......... 9.1%     6.5%       50.7%
61 -144 ........ 9.7%     8.1%       36.0%
145+ ........... 1.5%     1.5%        0.0%


BALLOON LOANS - YEARS TO FINAL SCHEDULED MATURITY

 REMAINING TERM IN MONTHS   TOTAL    GROUP 1    GROUP 2
------------------------  -------  ---------  ---------
0 - 24 .................. 9.9%     9.3%       17.0%
25 - 60 ................. 18.0%    18.0%      18.5%
61 - 84 ................. 25.4%    22.6%      64.5%
85 - 120 ................ 28.8%    30.8%       0.0%
121 - 180 ............... 18.0%    19.3%       0.0%


 DELINQUENCY STATUS (AS OF NOVEMBER 1, 1995)


 STATUS              TOTAL    GROUP 1    GROUP 2
-----------------  -------  ---------  ---------
NO DELINQUENCIES   100%     100%       100%


                MODIFIED LOANS

                   TOTAL    GROUP 1    GROUP 2
                 -------  ---------  ---------
MODIFIED LOANS   71.3%    75.3%      7.7%

        YEAR OF ORIGINATION OR MODIFICATION

 YEAR                TOTAL      GROUP 1      GROUP 2
----------------  ---------  -----------  -----------
1976 - 1987 ..... 8.2%       7.3%         22.7%
1988 - 1989 ..... 2.4%       2.2%         5.1%
1990 - 1991 ..... 2.2%       1.8%         8.2%
1992 - 1993 ..... 8.3%       5.6%         50.7%
1994 ............ 22.8%      23.4%        13.3%
1995 ............ 56.2%      59.7%        0.0%

 FIXED RATE AND ADJUSTABLE RATE (BY INDEX) MORTGAGE LOAN CONCENTRATIONS

 INDEX                 TOTAL    GROUP 1    GROUP 2
-------------------  -------  ---------  ---------
Fixed Rate ......... 84.2%    89.5%       0.0%
11th District COFI   6.5%     5.0%       29.8%
1 Year CMT ......... 0.7%     0.0%       12.3%
3 Year CMT ......... 3.2%     0.9%       39.7%
5 Year CMT ......... 3.8%     4.0%        0.0%
Prime .............. 1.6%     0.5%       18.2%

                               SUMMARY OF TERMS

   The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in the Prospectus.

DEPOSITOR ..............         Structured Asset Securities Corporation (the
                                    "Depositor"). The Depositor's principal
                                    offices are located at 200 Vesey Street, New York, New York 10285, telephone (212) 526-5594. See "THE ISSUER" in the Prospectus.

OFFERED CERTIFICATES ...         Multiclass Pass-Through Certificates, Series
                                    1995-C4 (the "Certificates") in the
                                    Classes and in the aggregate principal
                                    amounts set forth on the cover page of
                                    this Prospectus Supplement. The initial
                                    aggregate principal amounts of the Offered
                                    Certificates are subject to a permitted
                                    variance of plus or minus 5%, depending on the actual Mortgage Loans delivered.

                                 The Class A-1A, Class A-1B, and Class A-2
                                    Certificates are collectively referred
                                    to herein as the "Senior Certificates." The
                                    Class B, Class C, Class D, Class
                                    E, Class F, Class G, and Class H
                                    Certificates are referred to herein as the "Subordinate Certificates." The Senior Certificates and the Class B, Class C, and Class D Certificates are collectively referred to herein as the "Offered Certificates." The Class A-1A, Class A-1B, Class B, Class C, Class D, Class E,
                                    Class F, Class G, and Class H Certificates are referred to herein as the "Group 1 Certificates." The Class A-2 Certificates are referred to herein as the "Group 2 Certificates." See "DESCRIPTION OF THE CERTIFICATES" herein.

                                 The Senior and the Subordinate Certificates
                                    will evidence beneficial ownership
                                    interests in a trust (the "Trust"). The
                                    primary assets of the Trust will be
                                    the Mortgage Loans and certain other assets.
                                    The Certificates will be issued
                                    pursuant to a trust agreement to be dated as of November 1, 1995 (the "Trust
                                    Agreement"), among the Depositor, the
                                    Trustee, the Fiscal Agent, and the
                                    Servicer pursuant to which the Trust will be created. See "DESCRIPTION OF THE CERTIFICATES" herein.


CERTIFICATES NOT OFFERED
 .......................         The Class E, Class F, Class G, Class H, and
                                    Class R Certificates (collectively, the
                                    "Non-Offered Certificates") have not been registered under the Securities Act of 1933, as amended (the "Act"), and are not offered hereby. The initial aggregate principal amount of the Non-Offered Certificates is approximately $63,098,993 (subject to a permitted variance of plus or minus 5%), representing approximately 26.0% of the initial aggregate principal amount of the Mortgage Loans. The Non-Offered Certificates will initially be retained by the Depositor or sold or transferred to one of its affiliates but may be sold at any time in accordance with the terms of the Trust Agreement.


DENOMINATIONS ..........         The Offered Certificates will be issued in
                                    book-entry form in original denominations of $100,000 and in integral multiples of $1,000 in excess thereof. One Certificate of each of the Classes of Offered Certificates may be issued in a different principal amount to accommodate the remainder of the initial principal amount of the Certificates of such Class. See "DESCRIPTION OF THE CERTIFICATES -- Registration; Denominations" herein and "DESCRIPTION OF THE SECURITIES -- Book-Entry Registration" in the Prospectus.

SELLER .................         On the Closing Date, the Depositor will
                                    acquire the Mortgage Loans from two
                                    affiliates of the Depositor and Lehman
                                    Brothers (such affiliates, collectively
                                    the "Seller"). All but four of the
                                    Mortgage Loans were acquired by the Seller from various financial institutions. Two Mortgage Loans in the aggregate principal amount of approximately $13,600,000 were originated by the Seller through the financing of the related properties after an affiliate of the Depositor acquired the related properties through foreclosure or deed in lieu of foreclosure. Two Mortgage Loans in the aggregate principal amount of $7,511,487 were acquired by the Seller indirectly from a partnership which is indirectly owned by affiliates of Lehman Brothers, Westinghouse Electric
                                    Corporation ("WEC") and Lennar
                                    Corporation, which partnership was formed in May 1993 in connection with the sale of certain mortgage loans and real estate assets which were primarily originated by Westinghouse Credit Corporation ("WCC") and certain other partnerships affiliated therewith. See "THE TRUST -- General" and " -- The Seller" herein.

TRUSTEE ................         LaSalle National Bank (the "Trustee") will
                                    act as Trustee and will make Advances with respect to the Mortgage Loans in certain circumstances as described in "DESCRIPTION OF THE CERTIFICATES -- Advances" herein.

SERVICER ...............         GE Capital Asset Management Corporation (the
                                    "Servicer") will be responsible for
                                    servicing the Mortgage Loans (including
                                    the mortgage loan underlying the Senior
                                    Participation) and will receive a fixed
                                    monthly servicing fee (the "Servicing
                                    Fee") on the Scheduled Principal Balance of each Mortgage Loan as of the first day of the related Due Period. See "SERVICING OF MORTGAGE LOANS -- The Servicer" herein. The Servicer will make Advances with respect to the Mortgage Loans in certain circumstances. See "DESCRIPTION OF THE CERTIFICATES -- Advances" herein.


SPECIAL SERVICER .......         Lennar Partners, Inc. will be appointed as
                                    special servicer (the "Special Servicer") to make certain decisions and take certain actions with respect to Specially Serviced Mortgage Loans (including the mortgage loan underlying the Senior Participation, in the event that it becomes a Specially Serviced Mortgage
                                    Loan) and will receive special servicing compensation. See "SERVICING OF MORTGAGE LOANS -- The Special Servicer" herein.


FISCAL AGENT ...........         ABN AMRO Bank, N.V. will make Advances with
                                    respect to the Mortgage Loans in certain circumstances as described in "DESCRIPTION OF THE CERTIFICATES --Advances" herein.

CLOSING DATE ...........         On or about November 30, 1995.


CUT-OFF DATE ...........         November 1, 1995.

RECORD DATE ............         The record date (the "Record Date") for each
                                    Class of Offered Certificates (other than the Class A-2 Certificates) for each Distribution Date will be the close of business on the last day of the month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the Business Day immediately preceding such day. The Record Date for the Class A-2 Certificates for each Distribution Date will be the close of business on the 15th day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the Business Day immediately preceding such day.


DISTRIBUTION DATE ......         The 25th day of each month or, if such day
                                    is not a Business Day, then the next
                                    succeeding Business Day, commencing
                                    December 26, 1995.


CREDIT ENHANCEMENT .....         Credit enhancement for the Offered
                                    Certificates will be provided by Classes of Certificates which are subordinate to such Offered Certificates (including, except in the case of the Class D Certificates, subordination provided by other Offered Certificates to the extent provided herein) with respect to (i) rights to receive certain distributions of interest and principal and (ii) the allocation of Realized Losses incurred on the Mortgage Loans. The initial amount of credit enhancement provided to the Offered Certificates is summarized below:

                                    INITIAL CREDIT ENHANCEMENT
                                                   AS A % OF THE
                    INITIAL                          AGGREGATE
     CLASS         AGGREGATE       AGGREGATE         SCHEDULED
   OF OFFERED      PRINCIPAL       PRINCIPAL     PRINCIPAL BALANCE
 CERTIFICATES        AMOUNT          AMOUNT      OF MORTGAGE LOANS
--------------  --------------  --------------  -----------------
Senior          $116,490,449    $126,197,987    52%
B               $ 14,561,306    $111,636,681    46%
C               $ 24,268,844    $ 87,367,837    36%
D               $ 24,268,844    $ 63,098,993    26%

                                  The level of credit enhancement available to any of the Offered Certificates will change over time as a result of (i) principal payments on the Mortgage Loans (including Scheduled Payments, prepayments, liquidations of Mortgage Loans or related REO Property or the sale of Defaulted Mortgage Loans) being allocated as described herein and (ii) the allocation of Realized Losses to the most subordinate Certificates outstanding.

PRINCIPAL AND INTEREST DISTRIBUTIONS

GENERAL ................         On each Distribution Date, scheduled
                                    principal and interest payments, including
                                    Balloon Payments ("Scheduled Payments")
                                    due on the Mortgage Loans (which term for the purposes of this Prospectus Supplement, unless the context indicates otherwise, shall include the Trust's interest in the mortgage loan underlying the Senior Participation) during the related Due Period and collected on or prior to the related Determination Date, or advanced with respect to such Distribution Date, and principal prepayments ("Principal Prepayments") collected during the related Prepayment Period, will be distributed to Certificateholders of record on the related Record Date.


                                 Interest to be distributed on a Distribution
                                    Date on the Group 1 Certificates will
                                    accrue during the period beginning on the first day of the month preceding the month in which the related Distribution Date occurs and ending on the last day of the month preceding the month in which such Distribution Date occurs (with respect to such Certificates, each, an "Interest Accrual Period''). Interest to be distributed on a Distribution Date on the Group 2 Certificates will accrue during the period beginning on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs (with respect to such Certificates, each, an "Interest Accrual Period").


                                 The "Due Period" relating to each
                                    Distribution Date commences on the second day of the month preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

                                 The "Determination Date" relating to each
                                    Distribution Date will be the 15th day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day.

                                 The "Prepayment Period" relating to each
                                    Distribution Date commences on the first day following the Determination Date occurring in the month preceding the Distribution Date

                                     (or in the case of the first Distribution
                                    Date, the Cut-Off Date) and ends on the
                                    Determination Date in the month in which the Distribution Date occurs. See "DESCRIPTION OF THE CERTIFICATES -- Distributions" herein.

                                 "Certificate Principal Amount" means, with
                                    respect to any Certificate, as of any
                                    Distribution Date, the maximum specified dollar amount of principal to which the Holder thereof is then entitled pursuant to the Trust Agreement, such amount being equal to the initial principal amount set forth on the face of such Certificate, as increased by any Deferred Interest (as defined herein) allocated thereto and, in the case of the Class E, Class F, Class G and Class H Certificates, any portion of the Appraisal Subordinate Entitlement Reduction Capitalization Amount (as defined herein) added to such principal amount of each such Certificate pursuant to the Trust Agreement, less the amount of all principal distributions previously made with respect to such Certificate, and less all Realized Losses of principal (and certain losses incurred as a result of the payment of certain unanticipated expenses) allocated to such Certificate pursuant to the Trust Agreement.


DISTRIBUTION AMOUNTS ...         Distributions on the Group 1 Certificates
                                    will generally be made from the Available
                                    Distribution Amount with respect to
                                    Mortgage Loan Group 1. As of the Cut-Off
                                    Date, the aggregate Scheduled Principal
                                    Balance of the Mortgage Loans in Mortgage
                                    Loan Group 1 was $228,327,736.
                                    Distributions on the Group 2 Certificates will generally be made from the Available Distribution Amount for Mortgage Loan Group 2. As of the Cut-Off Date, the aggregate Scheduled Principal Balance of the Mortgage Loans in Mortgage Loan Group 2 was $14,360,705.

                                 The "Available Distribution Amount" for a
                                    Mortgage Loan Group on any Distribution
                                    Date will equal the sum of the following amounts: (i) all Scheduled Payments due during the related Due Period and Assumed Scheduled Payments deemed to be due during the related Due Period, to the extent collected or advanced by the Servicer, the Trustee or the Fiscal Agent for such Distribution Date with respect to the Mortgage Loans, (ii) all other collections on a Mortgage Loan in such Mortgage Loan Group including, but not limited to, net Liquidation Proceeds, Principal
                                    Prepayments, Insurance Proceeds and
                                    Condemnation Proceeds, together with any accrued interest thereon, to the extent identified as having been received on the Mortgage Loans or the REO Property during the related Prepayment Period, (iii) any other income collected with respect to the REO Property, net of related expenses, to the extent that it exceeds the Assumed Scheduled Payments with respect to such REO Prop-erty, (iv) the proceeds of any repurchase of any Mortgage Loan required to be repurchased by the Depositor, (v) all Crossover Amounts paid to such Mortgage Loan Group, and (vi) Excess Interest (as defined herein) transferred to such Mortgage Loan Group except:


                                    (a) all Scheduled Payments collected but due on a date subsequent to the related Due Date;

                                    (b) all other collections on the Mortgage
                                    Loans in such Mortgage Loan Group,
                                    including but not limited to, net
                                    Liquidation Proceeds, Principal
                                    Prepayments, Insurance Proceeds and
                                    Condemnation Proceeds, together with any accrued interest thereon received after the related Prepayment Period (together with any interest with respect thereto for periods after the related Prepayment Period);

                                    (c) all amounts that are currently due or reimbursable to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent (including any Servicing Fee, any compensation payable to the Special Servicer and the Trustee Fee) or used to pay certain unanticipated expenses of the Trust Fund; and


                                    (d) all Crossover Amounts and Excess
                                    Interest paid from such Mortgage Loan
                                    Group.

                                 "Crossover Amounts" are amounts (other than
                                    Excess Interest) attributable to
                                    collections on the Mortgage Loans in one
                                    Mortgage Loan Group that are transferred to the Available Distribution Amount for another Mortgage Loan Group and may be Crossover Principal Amounts or Crossover Interest Amounts.


INTEREST DISTRIBUTIONS


GROUP 1 CERTIFICATES ...         On each Distribution Date, the Holders of
                                    the Group 1 Certificates are entitled to receive (subject to allocations of Realized Losses of interest, Interest Shortfalls, Deferred Interest, and Appraisal Subordinate Entitlement
                                    Reduction Capitalization Amounts), from
                                    the sum of (i) the portion of the
                                    Available Distribution Amount for the
                                    Group 1 Mortgage Loans allocable to
                                    interest, (ii) Crossover Interest Payments from Mortgage Loan Group 2, and (iii) after the Class A-2 Certificates have been paid in full, the Group 2 Interest Distribution Amount (such sum, the "Group 1 Interest Distribution Amount"), interest accrued during the related Interest Accrual Period on the outstanding related Certificate Principal Amount of such Certificates, respectively, immediately preceding such Distribution Date at the rate of 6.90% per annum, in the case of the Class A-1A Certificates, at the rate of 6.89% per annum, in the case of the Class A-1B Certificates, at the rate of 7.00% per annum, in the case of each of the Class B, Class C and Class D Certificates, and at a rate equal to the weighted average Net Mortgage Interest Rate of the Group 1 Mortgage Loans, in
                                     the case of each of the Class E, Class F,
                                    Class G and Class H Certificates.


                                 The "Net Mortgage Interest Rate" on each
                                    Mortgage Loan during the period from the prior Due Date for such Mortgage Loan to the Due Date for such Mortgage Loan in the related Due Period (each a "Mortgage Loan Due Period") is equal to the interest rate on such Mortgage Loan specified in the related Mortgage Note (not taking account of any increase in the interest rate of a Mortgage Loan as a result of a default thereon or, in the case of any fixed rate Mortgage Loan, any scheduled increase in the Mortgage Interest Rate thereof) (the "Mortgage Interest Rate") during such Mortgage Loan Due Period minus the Administrative Cost Rate.


YIELD CONSIDERATION ....         Because interest distributable on the
                                    Certificates, other than the Class A-2
                                    Certificates and the Class R Certificates, on a Distribution Date will be deemed to accrue through the last day of the month preceding the month in which such Distribution Date occurs, rather than accruing to such Distribution Date, the effective yield on such Certificates will be lower than if interest were to accrue to the applicable Distribution Date.


GROUP 2 CERTIFICATES ...         On the initial Distribution Date, the
                                    Holders of the Class A-2 Certificates are entitled to receive, from the Group 2 Interest Distribution Amount (as defined below), interest accrued during the initial Interest Accrual Period on the outstanding Certificate Principal Amount thereof immediately prior to such Distribution Date at a per annum rate equal to 6.3625%. On each Distribution Date after the initial Distribution Date, Holders of the Class A-2 Certificates are entitled to receive, from the Group 2 Interest Distribution Amount, and subject to any allocation of Deferred Interest, Realized Loss of Interest, or Prepayment Interest Shortfalls, interest accrued during the related Interest Accrual Period on the outstanding Certificate Principal Amount of such Class immediately prior to such Distribution Date at a per annum rate equal to LIBOR plus 0.55% (the "Class A-2 Rate"), subject to the Available Funds Cap described herein. LIBOR will be determined as provided herein on the LIBOR Determination Date (as defined herein). See "DESCRIPTION OF THE CERTIFICATES -- Distributions of Interest --Determination of LIBOR" herein.

                                 The "Group 2 Interest Distribution Amount"
                                    will equal the sum of (i) the portion of the Available Distribution Amount for the Group 2 Mortgage Loans allocable to interest for such Distribution Date, (ii) the Group 1 Excess Interest for the related Distribution Date, (iii) any Crossover Interest Amounts from Mortgage Loan Group 1 and (iv) an amount equal to the Group 2 Excess Principal Percentage of the amounts collected in respect of principal
                                    that are included in the Group 2 Available
                                    Distribution Amount for such Distribution
                                    Date.

                                 The "Group 2 Excess Principal Percentage"
                                    will equal a fraction, expressed as a
                                    percentage, (x) the numerator of which is the Group 2 Excess Principal Amount (as defined below) outstanding immediately prior to the related Distribution Date and
                                    (y) the denominator of which is the
                                    aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans immediately prior to the related Distribution Date. The "Group 2 Excess Principal Amount" means, as of any Distribution Date, the excess, if any, of the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans over the aggregate Certificate Principal Amount of the Class A-2 Certificates. Excess Principal Amounts, if any, will arise from the addition of Deferred Interest to the Scheduled Principal Balances of the Group 2 Mortgage Loans without a corresponding increase in the Certificate Principal Amount of the Class A-2 Certificates.


DEFERRED INTEREST ......         If the amount of interest accrued on the
                                    principal balance of any Mortgage Loan
                                    during a Mortgage Loan Due Period exceeds the related Scheduled Payment, the payment of such excess interest will be deferred (such amount, "Deferred Interest") and the amount thereof will be added to the Scheduled Principal Balance of such Mortgage Loan. This may occur (a) as a result of an adjustment to the Mortgage Interest Rate on any adjustable rate Mortgage Loan on any date on which the Mortgage Interest Rate adjusts (the "Mortgage Rate Adjustment Date'') if (i) the Scheduled Payment is not adjusted concurrently or (ii) the Mortgage Loan provides for limitations on adjustments to Scheduled Payments (a "Payment Adjustment Cap") on any Mortgage Rate Adjustment Date, or (b) because of the modification of any Mortgage Loan, as described under "SERVICING OF MORTGAGE LOANS -- Mortgage Loan Modifications" herein.

                                 On each Distribution Date on which the Group
                                    2 Interest Distribution Amount is
                                    insufficient to pay interest accrued on
                                    the Class A-2 Certificates as a result of Deferred Interest on the Group 2 Mortgage Loans, an amount up to the aggregate Deferred Interest accrued on the Group 2 Mortgage Loans during the related Mortgage Loan Due Periods will be added to the outstanding Certificate Principal Amount of the Class A-2 Certificates to the extent of the interest accrued thereon and not currently paid.


                                 As of the Cut-Off Date, none of the fixed
                                    rate Group 1 Mortgage Loans provide for
                                    negative amortization, and accordingly,
                                    Deferred Interest will not arise on such Mortgage Loans unless one or more of the Group 1 Mortgage

                                     Loans are modified in such a manner as to
                                    allow for negative amortization.
                                    Approximately 5.0% of the Group 1 Mortgage
                                    Loans by aggregate principal balance as of the Cut-Off Date are adjustable rate Mortgage Loans that are subject to negative amortization. On each Distribution Date on which the Group 1 Interest Distribution Amount (excluding Group 1 Excess Interest) is insufficient to pay interest accrued (net of allocable Prepayment Interest Shortfalls, Interest Shortfalls and Realized Losses of interest) on the Class A-1A, Class A-1B and Subordinate Certificates, as the case may be, as a result of Deferred Interest on the Group 1 Mortgage Loans, an amount up to the aggregate Deferred Interest accrued on the Group 1 Mortgage Loans during the related Mortgage Loan Due Period will be added to the outstanding Certificate Principal Amount of the Class H, Class G, Class F, Class E, Class D, Class C and the Class B Certificates, in that order, and then to the outstanding Certificate Principal Amount of the Class A-1A and A-1B Certificates, pro rata, to the extent of the interest accrued thereon and not either currently paid or reduced by Realized Losses of interest. See "DESCRIPTION OF THE CERTIFICATES -- Distributions" and "SERVICING OF MORTGAGE LOANS -- Mortgage Loan Modifications" herein.

APPLICATION OF EXCESS
INTEREST
GROUP 1 EXCESS INTEREST
 ........................         "Group 1 Excess Interest" for any
                                    Distribution Date is the amount, if any, by which the Group 1 Interest Distribution Amount exceeds (a) the aggregate amount of interest accrued on the Group 1 Certificates during the Interest Accrual Period relating to such Distribution Date minus (b) (i) Realized Losses of interest realized during the related Prepayment Period, and (ii) Deferred Interest accrued for the related Due Period on the Group 1 Mortgage Loans. Group 1 Excess Interest is included in the calculation of the Group 2 Interest Distribution Amount.


GROUP 2 EXCESS INTEREST
 ........................         "Group 2 Excess Interest" for any
                                    Distribution Date is the amount, if any, by which the Group 2 Interest Distribution Amount (including Group 1 Excess Interest) exceeds the sum of (i) the aggregate amount of interest accrued on the Group 2 Certificates during the Interest Accrual Period relating to such Distribution Date and (ii) the Crossover Interest Amounts (as defined herein) transferred to the Group 1 Interest Distribution Amount for such Distribution Date. There can be no assurance that any Group 2 Excess Interest will actually accrue or be realized in respect of any Distribution Date. Group 2 Excess Interest, if any, generally will be transferred to the Group 1 Interest Distribution Amount and used, if necessary, to pay interest on the Group 1 Certificates (including (i) to reduce the extent to which interest accrued on the Group 1 Certificates is not paid currently but added to the Certificate Principal Amount thereof as a result of Deferred Interest
                                    on the Group 1 Mortgage Loans or Appraisal
                                    Subordinate Entitlement Reduction
                                    Capitalization Amounts, and (ii) to
                                    reimburse Realized Losses of interest
                                    incurred during the related Prepayment
                                    Period and Interest Shortfalls), or paid to the Holders of the Class R
                                    Certificates.


PRINCIPAL DISTRIBUTIONS
 .......................         On each Distribution Date, distributions of
                                    principal on the Certificates will be made from (a) the portion of the related Available Distribution Amount allocable to principal (the "Principal Distribution Amount'') and (b) in the case of the Group 1 Certificates, the Appraisal Subordinate Entitlement Reduction Capitalization
                                    Amount, to the Holders of Certificates
                                    related to such Mortgage Loan Group as
                                    described below.

                                 Following payment in full of the Class A-2
                                    Certificates, the Group 2 Available
                                    Distribution Amount will be included in
                                    the Group 1 Available Distribution Amount.
                                    Any Available Distribution Amount
                                    remaining after the Certificate Principal
                                    Amount of all Classes of Certificates have been reduced to zero will be distributed to the Holders of the Class R
                                    Certificates.

                                 Principal distributed to a Class will be
                                    paid to the Holders of the Certificates of such Class pro rata in the proportion that the Certificate Principal Amount of each Certificate of such Class bears to the aggregate Certificate Principal Amount of all Certificates of such Class.


GROUP 1 PRINCIPAL
 DISTRIBUTION AMOUNT ...         The amounts collected in respect of
                                    principal that are included in the Group 1
                                    Available Distribution Amount (the "Group
                                    1 Principal Distribution Amount") and an amount equal to the Appraisal Subordinate Entitlement Reduction Capitalization
                                    Amount, if any, in the latter case to the extent of the Group 1 Interest Distribution Amount remaining after payments of interest required to be made on the Group 1 Certificates net of (i) allocations of Realized Losses of interest, Deferred Interest, and Appraisal Subordinate Entitlement Reduction
                                    Capitalization Amounts, and (ii) transfers to the Group 2 Interest Distribution Amount of Crossover Interest Amounts, will be distributed in the following order of priority:
                                        (i) to the Holders of the Class A-1A
                                    Certificates, until the outstanding
                                    Certificate Principal Amount of such Class has been reduced to zero;
                                      (ii) then, to the Holders of the Class
                                    A-1B Certificates, until the outstanding
                                    Certificate Principal Amount of such Class has been reduced to zero; and
                                      (iii) then, unless otherwise provided
                                    below, to the

                                     Holders of the Class B, Class C, Class D,
                                    Class E, Class F, Class G and Class H
                                    Certificates, in that order, until the
                                    outstanding Certificate Principal Amount of each such Class has been reduced to zero.

                                 In the event that Realized Losses (as
                                    defined below) of principal have occurred in Mortgage Loan Group 2 and have been allocated to the Class H, Class G, Class F, Class E, Class D, Class C or Class B Certificates, prior to making distributions of amounts collected in respect of principal from the Group 1 Mortgage Loans to the Holders of the Subordinate Certificates pursuant to clause (iii) above, such principal collections will be included in the Group 2 Principal Distribution Amount for distribution to the Holders of the Class A-2 Certificates, until an amount of principal from the Group 1 Mortgage Loans equivalent to such Realized Losses of principal has been distributed as principal to the Holders of the Class A-2 Certificates. Such amounts, together with collections of principal on the Group 1 Mortgage Loans that are transferred to the Group 2 Principal Distribution Amount pursuant to the Subordination Test described below, together constitute "Crossover Principal Amounts."


SUBORDINATION TEST .....         Distributions from the Group 1 Principal
                                    Distribution Amount to the Holders of the Subordinate Certificates pursuant to clause (iii) in the second preceding paragraph will not be made to the Subordinate Certificates at any time when the Class A-2 Certificates are outstanding to the extent that, after making such distributions, either:
                                        (i) the sum of (a) the aggregate
                                    Certificate Principal Amount of the
                                    Subordinate Certificates and (b) the Group
                                    2 Excess Principal Amount would be less
                                    than two times the aggregate of the
                                    outstanding Certificate Principal Amount of the Class A-2 Certificates (after giving effect to any distributions on such Distribution Date to the Holders of the Class A-2 Certificates from the Group 2 Principal Distribution Amount), or
                                      (ii) (a) the principal balance of the
                                    Group 2 Mortgage Loans as to which any
                                    payments are 60 days or more delinquent, as a percentage of the aggregate outstanding principal balance of such Mortgage Loans, exceeds 10% and (b) the sum of (x) the aggregate Certificate Principal Amount of the Subordinate Certificates and (y) the Group 2 Excess Principal Amount would be less than $15 million (provided, however, that such $15 million amount shall only apply if there are more than five Group 1 Mortgage Loans outstanding, otherwise such amount shall be $10 million).


                                 The foregoing tests are referred to herein
                                    collectively as the "Subordination Test."
                                    Distributions of amounts collected in
                                    respect of principal that would have been made to the
                                     holders of Subordinate Certificates but
                                    for the limitation set forth in the
                                    preceding two paragraphs instead will be added to the Group 2 Principal Distribution Amount, for distribution to the Holders of the Class A-2 Certificates (as described below) until the Subordination Test is passed. The Holders of the Subordinate Certificates will be entitled to Crossover Principal Amounts representing a portion of the collections of amounts attributable to principal on the Mortgage Loans in Mortgage Loan Group 2 after the Class A-2 Certificates have been retired. Such distributions will be made to the Holders of the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in that order, until the Certificate Principal Amount of each such Class has been reduced to zero.


GROUP 2 PRINCIPAL
 DISTRIBUTION AMOUNT ...         The "Group 2 Principal Distribution Amount"
                                    includes amounts collected in respect of principal that are included in the Group 2 Available Distribution Amount (except for the principal portion of the Group 2 Available Distribution Amount included in the Group 2 Interest Distribution Amount) and may include certain Crossover Principal Amounts from Mortgage Loan Group 1, if Realized Losses of principal have occurred in Mortgage Loan Group 2 or, after the Class A-1A and Class A-1B Certificates have been retired, if the Subordination Test is not satisfied. The Group 2 Principal Distribution Amount will be distributed to the Holders of the Class A-2 Certificates, until the outstanding Certificate Principal Amount of such Class has been reduced to zero and thereafter transferred to the Group 1 Principal Distribution Amount.


ALLOCATION OF REALIZED
 LOSSES
 AND INTEREST SHORTFALLS
 .......................         Losses of principal and interest realized on
                                    the Mortgage Loans ("Realized Losses"),
                                    Additional Trust Fund Expenses (as defined below) and Interest Shortfalls (but not Net Prepayment Interest Shortfalls) on the Group 1 Mortgage Loans will be allocated (separately in the case of losses of principal and losses of interest), to the extent that such amounts exceed the excess of the Scheduled Principal Balance of the Group 1 Mortgage Loans over the aggregate Certificate Principal Amount of the Group 1 Certificates (the "Group 1 Excess Principal Amount"), if any, to reduce the Certificate Principal Amount, or the interest payable to, the Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, until the Certificate Principal Amount of (or accrued interest payable to) each such Class has been reduced to zero. Any remaining Realized Losses of principal and interest and Interest Shortfalls on Mortgage Loans and Additional Trust Fund Expenses in Mortgage Loan Group 1 will be allocated to the Class A-1A and Class A-1B Certificates (pro rata based on the then outstanding Certificate Principal Amounts of the Class A-1A and Class

                                     A-1B Certificates to the extent of the
                                    remaining Certificate Principal Amount
                                    thereof, if any, and in the case of
                                    Realized Losses of principal and certain
                                    Expense Losses, if any, and, in the case of Realized Losses of interest and Interest Shortfalls, based on the interest otherwise payable on the Class A-1A and Class A-1B Certificates). To the extent that the Available Interest Amount for Mortgage Loan Group 1 is insufficient to pay interest due and payable (net of allocable Deferred Interest, Appraisal Subordinate Entitlement Reduction
                                    Capitalization Amounts and Realized Losses of interest) to any Class of Certificates or Regular Interests, such shortfall (an "Interest Shortfall") will be created for such Class. Interest will not accrue on Interest Shortfalls, but such Interest Shortfalls will be reimbursed in subsequent periods to the extent that the Available Interest Amount for Mortgage Loan Group 1 is sufficient therefor.

                                 Realized Losses (x) of principal and
                                    Additional Trust Fund Expenses on Group 2
                                    Mortgage Loans that exceed any Group 2
                                    Excess Principal Amount and any Group 1
                                    Excess Principal Amount, and (y) of
                                    interest and Interest Shortfalls, will be allocated (separately in the case of losses of principal and losses of interest) to the Subordinate Certificates in the manner set forth above. Any remaining Realized Losses, Additional Trust Fund Expenses and Interest Shortfalls on Group 2 Mortgage Loans will be allocated to the Class A-2 Certificates (in the case of Realized Losses of principal and certain Additional Trust Fund Expenses, based on the then outstanding Certificate Principal Amount of the Class A-2 Certificates and, in the case of Realized Losses of interest and Interest Shortfalls, based on the interest otherwise payable on the Class A-2 Certificates). Realized Losses on a Mortgage Loan (including the mortgage loan underlying the Senior Participation to the extent allocated to the Senior Participation) will be allocated first to the principal balance of that Mortgage Loan, and then to interest. Interest Shortfalls arising in Mortgage Loan Group 2 will be allocated in the same manner as Realized Losses of interest. See "DESCRIPTION OF THE CERTIFICATES -- Subordination; Allocation of Losses and Certain Expenses" herein.


                                 "Additional Trust Fund Expenses" generally
                                    include certain expenses with respect to delinquent or defaulted Mortgage Loans that thereafter become current.

PREPAYMENT INTEREST
 SHORT-
 FALLS AND EXCESS
 PREPAYMENT
 INTEREST ..............         A "Prepayment Interest Shortfall" is a
                                    shortfall in the collection of a full
                                    month's interest on any Mortgage Loan by reason of a full or partial Principal Prepayment or a Balloon Payment made during any Prepayment Period prior to the Due Date for such Mortgage Loan in any Due Period. In any other case in which a full or partial Principal
                                    Prepayment or a Balloon Payment is made
                                    during any Prepayment Period but after the Due Date for such Mortgage Loan, "Excess Prepayment Interest" will arise. The amount of Excess Prepayment Interest in any such case will equal the interest that accrues on the Mortgage Loan from the last Due Date for such Mortgage Loan to the date such payment was made. To the extent that aggregate Prepayment Interest Shortfalls exceed aggregate Excess Prepayment Interest for the Prepayment Period related to a Distribution Date ("Net Prepayment Interest Shortfall"), such shortfall generally will be covered from the portion of the related Available Distribution Amount allocable to interest, to the extent such amounts are available in accordance with the priorities described herein. See "DESCRIPTION OF THE CERTIFICATES -- Distributions of Interest -- Net Prepayment Interest Shortfalls" herein. Any remaining Prepayment Interest Shortfall will generally be allocated to each Class of Certificates in the ratio that the interest otherwise payable (or accrued and added to the principal balance thereof) with respect to such Class, if there had been no Net Prepayment Interest Shortfall, bears to the total of the interest payable (or accrued and added to the Certificate Principal Amount thereof), with respect to all such Classes of Certificates, if there had been no Net Prepayment Interest Shortfall.

OPTIONAL TERMINATION ...         The Holder of the majority of the Class R
                                    Certificates and the Servicer will each
                                    have the option to purchase, in whole but not in part, the Mortgage Loans (not including the mortgage loan underlying the Senior Participation), the Senior Participation and any other property remaining in the Trust Fund on any Distribution Date on or after the Distribution Date on which the aggregate Certificate Principal Amount then outstanding is less than or equal to 10% of the initial aggregate Certificate Principal Amount. Such purchase will be at a price equal to the greater of (i) 100% of the aggregate unpaid Scheduled Principal Balance of the Mortgage Loans, plus accrued and unpaid interest to the last day of the Mortgage Loan Due Period for each Mortgage Loan ending in the Due Period with respect to which such purchase occurs and the fair market value of any other property remaining in the Trust Fund and (ii) the fair market value of the Mortgage Loans and any other property remaining in the Trust Fund. The optional termination of the Trust must be conducted so as to constitute a "qualified liquidation" of the REMIC Pool under
                                    Section 860F of the Code. Upon any such
                                    termination, the purchase price for the
                                    Mortgage Loans and the other property in the Trust Fund will be applied to pay the outstanding Classes of the Certificates, in the manner provided under "DESCRIPTION OF THE CERTIFICATES -- Distributions of Interest" and "-- Distributions of Principal" herein and will reduce the Certificate Principal Amount of such Classes to zero. Notice of any
                                    optional termination must be mailed by the Trustee at least ten days prior to the date set for optional termination. See "DESCRIPTION OF THE CERTIFICATES -- Optional Termination" herein.

SPECIAL TERMINATION ....         On or prior to the tenth Business Day after
                                    any Distribution Date on which the
                                    aggregate Certificate Principal Amount is less than 25% of the initial aggregate Certificate Principal Amount, the Servicer, on behalf of the Trustee, will solicit bids for the sale of the Mortgage Loans (not including the mortgage loan underlying the Senior Participation), the Senior Participation and any other property remaining in the Trust Fund, provided, that the Trustee shall not accept any bid for such sale unless the proceeds distributable on the applicable Distribution Date as a result thereof (net of repayments of Advances and other expenses) would equal the greater of (i) 100% of the aggregate unpaid Scheduled Principal Balance of the Mortgage Loans plus accrued and unpaid interest to the last day of the Mortgage Loan Due Period for each Mortgage Loan ending in the Due Period with respect to which such purchase occurs and the fair market value of any other property remaining in the Trust Fund and (ii) the fair market value of the Mortgage Loans and any other property remaining in the Trust Fund. If the proceeds from such a sale would be insufficient to permit such sale, as described in the preceding sentence, the Servicer on behalf of the Trustee will continue to solicit bids as described above, from time to time as it deems appropriate, until a bid satisfying the requirement of the preceding sentence is received. The proceeds of such sale will be treated as a prepayment of the Mortgage Loans for purposes of distributions to Certificateholders. Such sale will terminate the Trust. The special termination of the Trust must be conducted so as to constitute a "qualified liquidation" of the REMIC Pool under
                                    Section 860F of the Code. Notice of a
                                    special termination of the Trust and the REMIC Pool must be mailed by the Trustee to the Certificateholders at least ten days prior to the date set for such special termination. See "DESCRIPTION OF THE CERTIFICATES -- Special Termination" herein.

THE TRUST ..............         The Trust will consist primarily of a pool
                                    of fixed and adjustable rate Mortgage
                                    Loans, with an aggregate Scheduled
                                    Principal Balance of approximately
                                    $242,688,441 as of the Cut-Off Date
                                    (subject to a permitted variance of plus or minus 5%). The Mortgage Loans are divided into two groups. One group of Mortgage Loans will consist of 79 fixed rate and 16 adjustable rate commercial and multifamily Mortgage Loans and, in one case, a Senior Participation in a mortgage loan (the "Group 1 Mortgage Loans"), and the other group will consist of 12 adjustable rate commercial and multifamily Mortgage Loans, based on various indices (the "Group 2

                                     Mortgage Loans"). See "THE TRUST" herein.

MORTGAGE LOAN GROUP 1 ..         The Group 1 Mortgage Loans will consist of a
                                    pool of approximately 79 fixed rate
                                    Mortgage Loans with an aggregate Scheduled
                                    Principal Balance as of the Cut-Off Date of $204,423,624, and a weighted average Mortgage Interest Rate of 8.959%, and approximately 16 adjustable rate Mortgage Loans which have scheduled maturity dates later than September 1, 2002 with an aggregate Scheduled Principal Balance as of the Cut-Off Date of $23,904,112, a weighted average Mortgage Interest Rate of 7.593% and a weighted average Gross Margin of approximately 2.584%. As of the Cut-Off Date, the Group 1 Mortgage Loans had an aggregate Scheduled Principal Balance of approximately $228,327,736 and a weighted average Mortgage Interest Rate of 8.816%.


                                 On each Mortgage Rate Adjustment Date, the
                                    Mortgage Interest Rate on each adjustable rate Group 1 Mortgage Loan will be reset to the then applicable index plus the related Gross Margin, subject to (i) rounding as set forth in the related Mortgage Note, (ii) the Lifetime Mortgage Interest Rate Cap, if applicable, and
                                    (iii) the Lifetime Mortgage Interest Rate
                                    Floor, if applicable. As of the Cut-Off
                                    Date, the principal indices of the
                                    adjustable rate Group 1 Mortgage Loans (by
                                    Scheduled Principal Balance) consisted of approximately 47.9% 11th District Cost of Funds Index, approximately 38.4% 5-year Constant Maturity Treasury Index, approximately 8.9% 3-year Constant Maturity Treasury Index, and approximately 4.8% prime rates of various financial institutions.

                                 Included in the Group 1 Mortgage Loans
                                    discussed above is a Senior Participation which evidences a senior ownership interest with a participation principal balance of approximately $10,000,000 in a Mortgage Loan with an aggregate Scheduled Principal Balance of approximately $11,500,000. The Senior Participation is entitled to receive payments of interest and principal on the underlying mortgage loan prior to the holder of the subordinated interest in the underlying mortgage loan. Pursuant to the agreement creating the Senior Participation (the "Participation Agreement"), Realized
                                    Losses on the underlying mortgage loan
                                    (including losses due to modifications of the underlying mortgage loan following a default thereon) will be allocated to the subordinated participation (created by the Participation Agreement) related to such mortgage loan prior to the Senior Participation. For specific information concerning the Senior Participation, see "THE TRUST -- The Senior Participation" herein.


MORTGAGE LOAN GROUP 2 ..         The Group 2 Mortgage Loans will consist of a
                                    pool of approximately 12 adjustable rate
                                    Mortgage Loans which have sched-
                                     uled maturity dates no later than
                                    September 1, 2002. As of the Cut-Off Date, the Mortgage Loans in Mortgage Loan Group 2 had an aggregate Scheduled Principal Balance of approximately $14,360,705, a weighted average Mortgage Interest Rate of approximately 9.189% per annum and a weighted average Gross Margin of approximately 2.392%. On each Mortgage Rate Adjustment Date, the Mortgage Interest Rate on each Group 2 Mortgage Loan will be reset to the then applicable index plus the related Gross Margin, subject to (i) rounding as set forth in the related Mortgage Note, (ii) the Lifetime Mortgage Interest Rate Cap, if applicable, and (iii) the Lifetime Mortgage Interest Rate Floor, if applicable. As of the Cut-Off Date, the principal indices of the Group 2 Mortgage Loans consisted of the following approximate percentages by Scheduled Principal Balance: 29.8% 11th District Cost of Funds Index, 39.7% 3-year Constant Maturity Treasury Index, 12.3% 1-year Constant Maturity Treasury Index, and 18.2% prime rates of various financial institutions.

ADMINISTRATIVE COST RATE
 .......................         The administrative costs on each Mortgage
                                    Loan will equal the sum of the Servicing
                                    Fee, the Special Servicer's Basic Fee and the Trustee Fee (collectively, expressed as a per annum rate on the Scheduled Principal Balance of each Mortgage Loan, the "Administrative Cost Rate"). The Administrative Cost Rate will equal a fixed rate of 0.0375% per annum on the Scheduled Principal Balance of each such Mortgage Loan as of the first day of the related Due Period.


ADVANCES ...............         The Servicer, the Trustee and the Fiscal
                                    Agent will each be obligated to make
                                    Advances of scheduled principal and
                                    interest payments and certain other
                                    property and lien priority protection
                                    expenses in accordance with the provisions set forth in the Trust Agreement. See "DESCRIPTION OF THE CERTIFICATES -- Advances" herein.

                                 The Servicer, the Trustee and the Fiscal
                                    Agent will be obligated to make advances only to the extent that such Advances are, in the reasonable business judgment of the Servicer, the Trustee or the Fiscal Agent (depending upon which party is making the Advance), ultimately recoverable from future payments and collections on, and Insurance Proceeds, Condemnation Proceeds and net Liquidation Proceeds from the related Mortgage Loan or REO Property.

                                 All Advances will bear interest on the
                                    outstanding principal amount thereof for the period during which the Advance is outstanding at the Prime Rate in effect on the first day of each month during which the Advance was outstanding.

USE OF PROCEEDS ........         The Depositor will use substantially all of
                                    the net proceeds from the sale of the
                                    Certificates to purchase the Mortgage
                                    Loans
                                     from the Seller and to pay certain
                                    expenses in connection with the issuance of the Certificates. See "USE OF PROCEEDS" herein.


FEDERAL INCOME TAX
 CONSIDERATIONS ........         For federal income tax purposes, an election
                                    will be made to treat the Trust Fund, or a segregated pool of assets included therein (the "REMIC Pool"), as a real estate mortgage investment conduit and, based on certain assumptions and representations, Tax Counsel (as defined herein) will render an opinion that the REMIC Pool will so qualify. Each Class of Senior and Subordinate Certificates (other than the Class R Certificates) will be designated as a Class of Regular Interests in the REMIC Pool and represent rights in the Mortgage Loans.


                                 Because they represent REMIC regular
                                    interests, each Class of the Senior and
                                    the Subordinate Certificates (other than the Class R Certificates) generally will be treated as debt for federal income tax purposes. Holders of such Classes of Certificates will be required to include in income all interest on such Certificates in accordance with the accrual method of accounting regardless of a Certificateholder's usual method of accounting. It is expected that the Offered Certificates will be issued with original issue discount ("OID") for federal income tax purposes. See "FEDERAL INCOME TAX CONSIDERATIONS" herein and "FEDERAL INCOME TAX CONSIDERATIONS -- Taxation of Regular Interest Securities -- Interest and Acquisition Discount" in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of OID for federal income tax purposes is 4% CPR. No representation is made that the Mortgage Loans will prepay at that or any other rate.

                                 For further information regarding the status
                                    of the REMIC Pool as a REMIC and the
                                    federal income tax consequences of
                                    investing in the Offered Certificates, see
                                    "FEDERAL INCOME TAX CONSIDERATIONS" herein and in the Prospectus.

FINAL SCHEDULED
 DISTRIBUTION DATE .....         The Final Scheduled Distribution Date of
                                    each Class of Offered Certificates is June
                                    25, 2026. The Final Scheduled Distribution
                                    Date for each Class of the Offered
                                    Certificates was set as the date 24 months following the date after which no Offered Certificates will remain outstanding, assuming timely payments are made on the Mortgage Loans in accordance with their terms. Because the rate of distributions of principal on the Offered Certificates will depend on the rate of payment (including prepayments) of principal on the Mortgage Loans and on the timing of receipt of net Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds with respect to the Mortgage Loans, the actual final Distribution

                                    Date for each Class of the Offered
                                    Certificates may be earlier, and could be substantially earlier, than the Final Scheduled Distribution Date. In addition, if the actual period for receipt of net Liquidation Proceeds and Insurance Proceeds with respect to Mortgage Loans that are liquidated exceeds the 24-month period assumed in calculating the Final Scheduled Distribution Dates, the actual final Distribution Date for each Class of the Offered Certificates may be later, and could be substantially later, than the Final Scheduled Distribution Date. See "DESCRIPTION OF THE CERTIFICATES -- Final Scheduled Distribution Date" herein and "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" herein.


CERTIFICATE RATING .....         It is a condition of the issuance of the
                                    Offered Certificates that they receive the following credit ratings from Fitch Investors Service, L.P. ("Fitch") and Standard & Poor's Ratings Services ("S&P"):


     CLASS OF
     OFFERED
  CERTIFICATES       FITCH      S&P
Senior            AAA        AAA
Class B           AAA        AA
Class C           AA         A
Class D           BBB+       BBB



 ........................         A securities rating addresses the likelihood
                                    of the receipt by Certificateholders of
                                    distributions due on the Offered
                                    Certificates. The rating takes into
                                    consideration the characteristics of the
                                    Mortgage Loans and the structural and
                                    legal aspects associated with the Offered
                                    Certificates, including distribution of
                                    all principal by the Final Scheduled
                                    Distribution Date.

                                 The ratings of the Offered Certificates do
                                    not address the likelihood that the
                                    Available Funds Cap will apply. Each
                                    security rating assigned to the Offered
                                    Certificates should be evaluated
                                    independently of any other security
                                    rating.

                                 A securities rating is not a recommendation
                                    to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. In addition, a securities rating does not address the likelihood or frequency of prepayments, including involuntary prepayments, on Mortgage Loans, or the corresponding effect on yield to investors. See "CERTIFICATE RATING" herein and "RISK FACTORS" in the Prospectus.


LEGAL INVESTMENT .......         The Certificates offered hereby do not
                                    constitute "mortgage related securities" for purposes of the Secondary Mortgage

                                    Market Enhancement Act of 1984. Investors should consult their legal advisors to determine the extent to which the Certificates may be purchased by such investors. See "LEGAL INVESTMENT" in the Prospectus.


ERISA CONSIDERATIONS ...         A fiduciary of any employee benefit plan
                                    subject to the Employee Retirement Income
                                    Security Act of 1974, as amended
                                    ("ERISA"), or the Code should carefully
                                    review with its legal advisors whether the purchase or holding of the Offered Certificates could either give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. The Department of Labor has granted to Lehman Brothers an administrative exemption (Prohibited Transaction Exemption 91-14 et al.; Exemption application No. D-7958 et al., 56 Fed. Reg. 7,413 (1991)) (the
                                    "Exemption") from certain of the
                                    prohibited transaction provisions of ERISA with respect to the initial purchase, the holding, and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain secured receivables, loans, and other obligations that meet the conditions and requirements of the Exemption. The assets covered by the Exemption include mortgage loans such as the Mortgage Loans and fractional undivided interests in such loans.


                                 The Depositor believes that the Exemption
                                    will apply to the acquisition and holding of the Senior Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors have been met. See "ERISA CONSIDERATIONS" herein and in the Prospectus.


                                 THE SUBORDINATE CERTIFICATES MAY NOT BE
                                    PURCHASED BY OR TRANSFERRED TO AN ERISA
                                    PLAN UNLESS SUCH TRANSFER AND SUBSEQUENT
                                    HOLDING WOULD BE EXEMPT FROM THE
                                    PROHIBITED TRANSACTION PROVISIONS OF
                                    SECTION 406 OF ERISA AND SECTION 4975 OF
                                    THE CODE. IN THIS REGARD, ANY INVESTOR
                                    THAT IS AN INSURANCE COMPANY SHOULD NOTE
                                    THAT PROHIBITED TRANSACTION CLASS
                                    EXEMPTION 95-60 PROVIDES AN EXEMPTION FROM
                                    THE PROHIBITED TRANSACTION PROVISIONS OF
                                    ERISA WITH RESPECT TO THE ACQUISITION OF
                                    CERTIFICATES SUCH AS THE SUBORDINATE
                                    CERTIFICATES WITH THE ASSETS OF INSURANCE
                                    COMPANY GENERAL ACCOUNTS. EACH ERISA PLAN
                                    TRANSFEREE SHALL BE DEEMED TO HAVE
                                    REPRESENTED THAT THE PURCHASE AND HOLDING
                                    OF THE SUBORDINATE CERTIFICATES WILL NOT
                                    RESULT IN A NON-EXEMPT PROHIBITED
                                    TRANSACTION AS DESCRIBED HEREIN.

                                 RISK FACTORS

   Prospective purchasers should consider, among other things, the following factors (as well as the factors set forth under "RISK FACTORS" in the Prospectus) in connection with an investment in the Offered Certificates.

THE CERTIFICATES

LIMITED LIQUIDITY

   There is currently no market for the Offered Certificates, and no listing on any securities exchange or other arrangement for secondary market trading of the Offered Certificates is being made. While the Underwriter has advised that it (or its affiliates) intends to make a secondary market in the Offered Certificates, it is under no obligation to do so. Accordingly, there can be no assurance that such a market will develop or, if it does develop, that it will provide holders of the Offered Certificates with liquidity of investment or continue for the life of the Certificates.

CERTAIN YIELD AND MATURITY CONSIDERATIONS

   The yield on any Offered Certificate will depend on the price paid for such Certificate and the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, the rate, timing and amount of principal payments (including Principal Prepayments) and other collections on the Mortgage Loans attributable to principal (including proceeds from liquidations of Mortgage Loans or a repurchase of the Mortgage Loans from the Trust by the Depositor).

   Prepayments on the Mortgage Loans will be influenced by the prepayment provisions of the related Mortgage Notes and may also be affected by a variety of economic, geographic and other factors, including the difference between the interest rates on the Mortgage Loans (giving consideration to the cost of refinancing) and prevailing mortgage rates and the availability of refinancing. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to increase. Conversely, if prevailing interest rates rise to a level significantly above the Mortgage Interest Rates, the rate of prepayment would be expected to decrease. A significant portion of the Mortgage Loans permit voluntary principal prepayments at any time or after the expiration of a lockout period, although certain of the Mortgage Loans may be prepaid only upon payment of a prepayment premium. The Depositor makes no representations as to the effect of such lockout periods or prepayment premiums on the rate of prepayment of the related Mortgage Loans.

   Delays in liquidations of defaulted Mortgage Loans and modifications extending the maturity of Mortgage Loans will tend to extend the payment of principal of the Mortgage Loans. Approximately 87 Mortgage Loans with an aggregate Scheduled Principal Balance of approximately $217,221,811 constituting approximately 89.5% of the aggregate Scheduled Principal Balance of the Mortgage Loans are Balloon Mortgage Loans. Because the ability of a Mortgagor on any Mortgage Loan (a "Borrower") to make a Balloon Payment typically will depend upon its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Property, there is a risk that Mortgage Loans having Balloon Payments may default at maturity, or that, following such a default, the Special Servicer may extend the maturity of a Mortgage Loan in connection with working out such Mortgage Loans. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the Mortgagor or adverse conditions in the market where the Mortgaged Property is located. In order to minimize losses on defaulted Mortgage Loans, the Special Servicer, with the approval of the Operating Adviser, is given considerable flexibility under the Special Servicing Agreement to modify Mortgage Loans that are in material default or as to which a payment default has occurred. See "SERVICING OF MORTGAGE LOANS -- Mortgage Loan Modifications" herein.

   In addition, because an amount equal to the Appraisal Subordinate Entitlement Reduction Capitalization Amounts will be applied to the extent available to reduce the Certificate Principal Amount of the Group 1 Certificates in the priority described herein, the amount of the Appraisal Subordinate

Entitlement Reduction Capitalization Amounts and the timing of its receipt will affect the average life of the Offered Certificates (other than the Class A-2 Certificates). See "DESCRIPTION OF THE CERTIFICATES --
Distributions of Interest -- Appraisal Subordinate Entitlement Reductions."

LIMITED OBLIGATIONS

   The Certificates will represent beneficial ownership interests solely in the assets of the Trust Fund and will not represent an interest in or obligation of Lehman Brothers, the Servicer, the Special Servicer, the Fiscal Agent, the Trustee, the Seller, the Depositor or any of their respective affiliates or any other person. Distributions on any Class of Certificates will depend solely on the amount and timing of payments and other collections in respect of the Mortgage Loans. Although amounts, if any, otherwise distributable to the Subordinate Certificates on any Distribution Date will be available to make distributions on the Senior Certificates in the event that Realized Losses occur on the Mortgage Loans, to the extent set forth herein, there can be no assurance that these amounts, together with other payments and collections in respect of the Mortgage Loans, will be sufficient to make full and timely distributions on the Offered Certificates.

SUBORDINATION OF CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES

   As described herein, the rights of the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificateholders to receive certain payments of principal and interest otherwise payable on the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will be subordinated to those of the Senior Certificateholders, to the extent set forth herein. In addition, certain rights of each Class of Subordinate Certificates to receive payments will be subordinated to the rights of Certificates of Classes having prior alphabetical designations. Realized Losses of principal on the Mortgage Loans will be charged to reduce the outstanding principal amount of the Subordinate Certificates, in reverse alphabetical order, until the aggregate outstanding principal amount of each such Class of Certificates has been reduced to zero. See "DESCRIPTION OF THE CERTIFICATES --Distributions of Interest" and "-- Distributions of Principal" herein.

SPECIAL SERVICER ACTIONS WITH RESPECT TO SPECIALLY SERVICED MORTGAGE LOANS




   In connection with the servicing of the Specially Serviced Mortgage Loans (including the mortgage loan underlying the Senior Participation in the event that it becomes a Specially Serviced Mortgage Loan), the Special Servicer may, at the direction of the Operating Adviser, take actions with respect to such Specially Serviced Mortgage Loans that could adversely affect the Holders of some or all of the Classes of Offered Certificates. As described herein under "SERVICING OF MORTGAGE LOANS -- The Operating Adviser," the Operating Adviser will, in the absence of significant losses, be controlled by the Holders of the Class H, Class G, Class F or Class E Certificates, that may have interests in conflict with those of the Holders of the other Classes of Certificates. As a result, it is possible that the Operating Adviser may direct the Special Servicer to take actions which conflict with the interests of certain other Classes of Certificates.


   All or a portion of the Class G and Class H Certificates are expected to be owned initially by the Depositor. As long as the Depositor and/or another affiliate of the Depositor owns the Class H Certificates (or if such Class has suffered significant Realized Losses, the Class G Certificates), the Operating Adviser will be, or will be appointed by, the Depositor or an affiliate of the Depositor. See "SERVICING OF MORTGAGE LOANS -- The Operating Adviser" herein.

SPECIAL SERVICER AND SELLER RELATIONSHIPS

   Lennar Partners, Inc. will act as Special Servicer on behalf of the Trust and the Participation Agreements with respect to Specially Serviced Mortgage Loans (including the mortgage loan underlying the Senior Participation in the event that it becomes a Specially Serviced Mortgage Loan) (see "SERVICING OF MORTGAGE LOANS -- The Special Servicer" herein). An affiliate of Lennar Partners, Inc. holds an economic interest in a partnership among WEC, Lennar Corporation and affiliates of Lehman Brothers, which owned mortgage loans, originated by WCC and acted as servicer for two of the Mortgage Loans aggregating approximately 3.1% of the Scheduled Principal Balance prior to such Mortgage Loans being sold to the Depositor.

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

 THE MORTGAGE LOANS

COMMERCIAL AND MULTIFAMILY LENDING GENERALLY

   Commercial and multifamily lending is generally viewed as exposing the lender to a greater risk of loss than one-to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than one- to four-family residential lending. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the Borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws in the case of multifamily mortgage loans, which impact the future cash flow of the property.

   Generally, other than as stated below under "-- Mortgage Loans on Properties Owned by Affiliates of the Depositor," no new appraisals of the Mortgaged Properties for any Mortgage Loan have been or will be obtained and no new valuations have been assigned to the Mortgage Loans by the Depositor in connection with the offering of the Offered Certificates. In certain cases, the Seller was provided with appraisals or valuations on Mortgage Loans from the parties from which it acquired such Mortgage Loans. Neither the Depositor nor the Seller makes any representations or warranties with respect to such valuations. It is possible that the market values of the Mortgaged Properties for any Mortgage Loan have declined since the origination of the related Mortgage Loans.

LIMITED RECOURSE

   The Mortgage Loans are not insured or guaranteed by any governmental entity or private mortgage insurer. Although certain of the Mortgage Loans may be guaranteed by, or provide for recourse to, the partners, shareholders or affiliates of the related Mortgagors, it is unclear whether such guarantees or recourse will provide any future value to the Trust in the event that a default occurs on the related Mortgage Loan. As a result, it should be assumed that recourse in the case of a default of a Mortgage Loan will be limited to the related Mortgaged Property and such other assets, if any, as were pledged to secure repayment thereof.

ENVIRONMENTAL LAW CONSIDERATIONS


   Contamination of real property may give rise to a lien on that property to assure payment of the cost of clean-up or, in certain circumstances, may result in liability to the lender for that cost. Such contamination may also reduce the value of a property. A "Phase I" and, in some cases, a "Phase II," environmental site assessment was performed on Mortgaged Properties securing approximately 98.0% of the aggregate Scheduled Principal Balance of the Mortgage Loans. Of this amount, approximately 99.0% related to environmental site assessments conducted since June 1994, and approximately 80.8% related to environmental site assessments conducted since January 1995. In no case was it conducted prior to November 1993.

   The Stonebridge Crossing Shopping Center Property (the "Stonebridge Property"), which secures a Mortgage Loan with a Scheduled Principal Balance, as of the Cut-Off Date of $3,600,000, is adjacent to a property owned by Emro Marketing Company ("Emro") on which a gas station is located. Emro is wholly owned by Marathon Oil Company ("Marathon") which is wholly owned by CSX Corporation ("CSX"). Emro discovered two releases of petroleum product in 1993 which resulted in groundwater contamination to the Stonebridge Property and voluntarily notified the State of Georgia, which identified Emro as the responsible party for both releases. Emro accepted full responsibility for the releases, filed a corrective action plan with the State of Georgia and is now in the process of remediation. Emro has agreed in principle to indemnify the related Borrower for the costs of remediation of the Stonebridge Property to a level satisfactory to, and sufficient to obtain a "no further action" letter from, the State of Georgia. Emro is currently negotiating a settlement with the Borrower which would provide for Emro to


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

pay agreed upon damages to the Borrower and to indemnify the Borrower, its successors and any purchasers of the Stonebridge Property for a period of ten years.


   The Special Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. Such requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken) but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Trust Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "THE TRUST -- Certain Environmental Matters" herein and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS -- Environmental Matters" in the Prospectus.


   On April 29, 1992, the United States Environmental Protection Agency ("EPA") issued a final rule intended to protect lenders from liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"). This rule was in response to a 1990 decision of the United States Court of Appeals for the Eleventh Circuit, United States v. Fleet Factors Corp., which narrowly construed the security interest exemption under CERCLA to hold lenders liable if they had the capacity to influence their borrower's management of hazardous waste. On February 4, 1994, the United States Court of Appeals for the District of Columbia Circuit in Kelley v. EPA invalidated this EPA rule. As a result of the Kelley case, the state of the law with respect to the secured creditor exemption and the scope of permissible activities in which a lender may engage to protect its security interest remain uncertain. In addition, even if a new version of the EPA rule were to be adopted formally by EPA, followed informally by EPA, enacted by statute, or otherwise reinstated, the rule would not necessarily affect the potential for lender liability in actions by parties other than EPA or under laws or legal theories other than CERCLA. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. Such clean-up costs may be substantial. It is possible that such costs could become a liability of the Trust and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred. See "THE TRUST -- Certain Environmental Matters" herein and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Environmental Matters" in the Prospectus.

CONCENTRATIONS OF MORTGAGE LOANS AND MORTGAGORS

   As of the Cut-Off Date, several of the Mortgage Loans will have Scheduled Principal Balances that are substantially higher than the average principal balance of the Mortgage Loans. The ten largest and twenty largest Mortgage Loans have aggregate principal balances which represent approximately 39.5% and approximately 57.4%, respectively, of the aggregate Scheduled Principal Balance of all of the Mortgage Loans as of the Cut-Off Date.

   Further, certain of the Mortgagors are controlled by, or affiliated with, the same entity as certain other Mortgagors. Such Mortgagor concentrations are as follows: three Mortgage Loans totaling $29,957,667 (approximately 12.3% of the Cut-Off Date aggregate Scheduled Principal Balance); two Mortgage Loans totaling approximately $1,720,706 (approximately 0.7% of the Cut-Off Date aggregate Scheduled Principal Balance); three Mortgage Loans totaling approximately $503,026 (approximately 0.2% of the Cut-Off Date aggregate Scheduled Principal Balance); and three Mortgage Loans totaling approximately $7,300,000 (approximately 3.0% of the Cut-Off Date aggregate Scheduled Principal Balance). Additionally, two Mortgage Loans are Affiliate Mortgage Loans totalling approximately $13,600,000 (approximately 5.6% of the Cut-Off Date aggregate Scheduled Principal Balance), as described below under "-- Mortgage Loans on Properties Owned by Affiliates of the Depositor."

   In general, concentrations in a mortgage pool of loans with larger than average principal balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate principal balance of the pool were more evenly distributed. Concentration of mortgagor representation in a mortgage pool can also pose increased risks. A majority of the Mortgage Loans are non-recourse to the Mortgagors, the general partners of the Mortgagors, and affiliated entities, and such Mortgage Loans are intended to be paid solely from cash flow generated from the related Mortgaged Properties, and therefore any financial difficulties, including bankruptcy, receivership or insolvency of these general partners and related entities could adversely affect the abilities of these Mortgagors to continue to maintain the Mortgaged Properties and therefore make payments on their Mortgage Loans.

GEOGRAPHIC CONCENTRATION

   Approximately 20.2%, 14.4% and 11.7% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date consists of Mortgaged Properties located in the States of California, Connecticut and Pennsylvania, respectively. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS LOCATED IN CALIFORNIA, CONNECTICTUT AND PENNSYLVANIA" herein.

   Repayments by Mortgagors and the market value of the Mortgaged Properties securing the related Mortgage Loan could be affected by economic conditions generally or in regions where the Mortgagors and the Mortgaged Properties securing the related Mortgage Loan are located, conditions in the real estate market where the Mortgaged Properties securing the related Mortgage Loan are located, changes in governmental rules and fiscal policies, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses), and other factors which are beyond the control of the Mortgagors. Moreover, in recent periods, several regions of the United States in which one or more of the Mortgaged Properties are located have experienced significant downturns in the market value of real estate.

MORTGAGE LOANS ON PROPERTIES OWNED BY AFFILIATES OF THE DEPOSITOR

   Two Mortgage Loans with an aggregate Scheduled Principal Balance of approximately $13,600,000 are secured by Mortgaged Properties (the "Affiliate Properties") that are owned by an affiliate of the Depositor (the "Affiliate Mortgage Loans"). Certain terms of the Mortgage Loans are summarized in Appendix A.

   The underwriting with respect to the Affiliate Mortgage Loans was performed by the Seller or its affiliates on the basis of physical conditions, property valuations and property financial performance, including the historical and/or stabilized (giving effect to signed leases) net operating income generated by the related Mortgaged Properties. The underwriting debt service coverage ratios for these Mortgaged Properties are 1.548x and 1.425x, respectively. The Seller also had an updated MAI appraisal performed on one of the Mortgaged Properties securing the Affiliate Mortgage Loans with a Scheduled Principal Balance as of the Cut-Off Date of $10,000,000. The ratio of the outstanding principal balance of the Mortgage Loan to its appraised value was 76.9% as of the Cut-Off Date, and the appraisal is dated June 26, 1995. Such appraisal assumes that the Affiliate Mortgage Loan is assumable by a new owner of the related Mortgaged Property. Such appraisal would be expected to result in values higher than if the subject Mortgaged Property were assumed to sell for cash. There can be no assurance that the net operating income of the Affiliate Properties is reflective of the ability of such properties to continue to generate income on an ongoing basis. Should such income be reduced, a default may occur with respect to such Affiliate Mortgage Loans.

   The Affiliate Mortgage Loans are non-recourse obligations, and are not insured or guaranteed by any governmental entity or private insurer or any other person, including the Seller, the Depositor, the Trustee, the Underwriter or any of their affiliates.

SUBORDINATE INDEBTEDNESS RETAINED BY AFFILIATES

   The Mortgage Loans include certain Mortgage Loans as to which the related Mortgagors may have entered into other subordinated indebtedness secured by the related Mortgaged Properties. In some instances, such subordinated indebtedness may have been entered into in connection with a recent modification of the related Mortgage Loans entered into by the Seller. Subordinated mortgage indebtedness held by the Seller or certain affiliates will initially continue to be held by an affiliate of the Seller. Pursuant to an intercreditor agreement (the "Intercreditor Agreement") between the Seller and the Depositor and its assignees, including the Trust, the Seller has agreed not to exercise its right to foreclose under its subordinate mortgage loan unless the Seller, or another party, purchases the Mortgage

Loan from the Trust (in circumstances in which the Trust is permitted to sell the related Mortgage Loan) at a price at least equal to 100% of the then Scheduled Principal Balance thereof plus accrued interest thereon at the applicable Mortgage Interest Rate and all related unpaid expenses incurred with respect to such Mortgage Loan. Any such purchase would cause an acceleration of principal payments to Certificateholders.

UNDERWRITING POLICIES/MODIFICATIONS OF CERTAIN MORTGAGE LOANS

   Most of the Mortgage Loans were originally originated by various mortgage banking companies and financial institutions. Two of the Mortgage Loans were originated by Westinghouse Credit Corporation in the normal course of its lending business. The Affiliate Mortgage Loans were originated by the Seller or its affiliates. Each of the originators of these Mortgage Loans had underwriting policies or standards applicable to the origination or purchase of multifamily, mixed use and commercial mortgage loans that may have differed from those of other such originators. There can be no assurance that the Mortgage Loans were originated or acquired in all cases in accordance with any originator's underwriting standards then in effect.


   Prior to being acquired by the Depositor, terms of certain of the Mortgage Loans were modified by a Seller through negotiations with the respective Mortgagors. The current terms of the Mortgage Loans are described herein. The modifications included, among other things, changes in the principal balances of the Mortgage Loans (including debt forgiveness equal to approximately $48,526,849 in the aggregate), increases and reductions of interest rates, conversions of adjustable rates to fixed rates, maturity extensions, changes to amortization schedules, or a combination thereof. In certain cases, the Seller may have received subordinate mortgages in connection with the modifications of the original mortgage loans which will be retained by such Seller, subject to the Intercreditor Agreement, which limits the ability of the holder of the subordinate mortgage loan to exercise its rights. See "-- Subordinate Indebtedness Retained by Affiliates" above. The Seller makes no representations that the underwriting of the modified Mortgage Loans would conform in all respects to procedures employed by federally insured financial institutions.


BALLOON PAYMENT AT MATURITY AND EXTENSION OF MATURITY

   Approximately 87 Mortgage Loans, with an aggregate Scheduled Principal Balance of approximately $217,221,811, constituting approximately 89.5% of the aggregate Scheduled Principal Balance of the Mortgage Loans, are Balloon Mortgage Loans, which will have a Balloon Payment due for each such Mortgage Loan at its respective Maturity Date. Mortgage Loans with balloon payments involve a greater risk to a lender than self-amortizing loans, because the ability of a mortgagor to pay such amount will normally depend on its ability to obtain refinancing of the related mortgage loan or sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payments, which will depend on a number of factors prevailing at the time such refinancing or sale is required, including, without limitation, the strength of the commercial and multifamily real estate markets, tax laws, the financial situation and operating history of the underlying property, interest rates and general economic conditions. Neither the Depositor nor its affiliates is under any obligation to refinance any Mortgage Loan.


   Five Mortgage Loans, with an aggregate Scheduled Principal Balance of approximately $7,971,012, provide the Borrower with an option to extend the Maturity Date of the related Mortgage Loan. With respect to one such Mortgage Loan the Maturity Date may be extended, if no event of default under such Mortgage Loan exists and with respect to two other such Mortgage Loans the Maturity Date may be extended if the Borrower meets certain debt service coverage and loan-to-value tests. See Appendix A, "Characteristics of the Mortgage Loans -- Mortgage Loan Group 1."


   The Special Servicing Agreement permits the Special Servicer to extend and modify a defaulted Mortgage Loan (or one on which default is imminent) under certain circumstances. There can be no assurance, however, that any such extension or modification will increase the present value of a defaulted Mortgage Loan. Such an extension or modification may cause the weighted average life of the Certificates to be longer than if the Mortgage Loan had been paid pursuant to its original terms. In addition, as described under "THE TRUST -- Description of the Mortgage Pool" herein, certain of the Mortgage Loans are assumable under certain circumstances. This characteristic may cause the weighted average life of the Certificates to be longer than otherwise expected.

EARLY REPAYMENT OF MORTGAGE LOANS

   A significant portion of the Mortgage Loans permit voluntary Principal Prepayments at any time or after the expiration of a lockout period, although certain of the Mortgage Loans may be prepaid only upon payment of a prepayment premium, as more fully described herein. The Holders of the Class R Certificates will be distributed any prepayment premiums collected on the Mortgage Loans. In addition, the condemnation of, or the occurrence of a casualty loss on, the Mortgaged Property securing any Mortgage Loan or the acceleration of payments due under a Mortgage Loan by reason of default may result in an unscheduled Principal Prepayment at any time without penalty.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

   The following summaries describe certain provisions relating to the Certificates. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Trust Agreement. When particular provisions or terms used in the Trust Agreement are referred to herein, the actual provisions (including definitions of terms) are deemed to be incorporated herein by reference.

   The Certificates will be issued pursuant to a trust agreement, dated as of November 1, 1995 (the "Trust Agreement"), among the Depositor, the Trustee, the Fiscal Agent and the Servicer. Reference is made to the Prospectus for additional information regarding the terms of the Trust Agreement.

   The Certificates will consist of eleven Classes: the Class A-1A, Class A-1B and Class A-2 Certificates (collectively, the "Senior Certificates"), the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (the "Subordinate Certificates"), and the Class R Certificates. Only the Senior Certificates and the Class B, Class C and Class D Certificates (collectively, the "Offered Certificates") are being offered hereby. The Class E, Class F, Class G, Class H and Class R Certificates (collectively, the "Non-Offered Certificates") will initially be retained by the Depositor or sold or transferred to one of its affiliates but may be sold at any time in accordance with the terms of the Trust Agreement. The Non-Offered Certificates have not been registered under the Act and are not offered hereby. Accordingly, information herein regarding the terms of the Non-Offered Certificates is provided primarily because of its potential relevance to a prospective purchaser of an Offered Certificate.

   The Trust Agreement provides for the formation of a REMIC (the "REMIC Pool"). The assets of the REMIC Pool will consist primarily of the Mortgage Loans (including the Senior Participation), a Collection Account and the Distribution Account. The Class A-1A, Class A-1B, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class R Certificates represent direct interests in the REMIC Pool.

CERTIFICATE BALANCES

   Upon initial issuance, the Class A-1A, Class A-1B, Class A-2, Class B, Class C and Class D Certificates will have the respective Certificate Principal Amounts set forth in the following table, subject to a permitted aggregate variance of plus or minus 5%:

                                  INITIAL AGGREGATE  APPROXIMATE PERCENT OF
 CLASS OF OFFERED CERTIFICATES    PRINCIPAL AMOUNT    INITIAL POOL BALANCE
-------------------------------  -----------------  ----------------------
Class A-1A ..................... $ 52,129,745       21.48%
Class A-1B .....................   50,000,000       20.60
Class A-2 ......................   14,360,704        5.92
                                 -----------------  ----------------------
 Subtotal -- Senior
 Certificates .................. $116,490,449       48.00%
                                 -----------------  ----------------------
Class B ........................   14,561,306        6.00
Class C ........................   24,268,844       10.00
Class D ........................   24,268,844       10.00
                                 -----------------  ----------------------
  Total ........................ $179,589,443       74.00%
                                 =================  ======================


   Upon initial issuance, the Class E, Class F, Class G and Class H Certificates will have an aggregate Certificate Principal Amount of approximately $63,098,993 (subject to a permitted variance of plus or minus 5%), representing approximately 26% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date.


REGISTRATION; DENOMINATIONS

   The Offered Certificates (collectively, the "Book-Entry Certificates") will be issued in book-entry form through the facilities of The Depository Trust Company ("DTC") in denominations of $100,000 and

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

in integral multiples of $1,000 in excess thereof. One Certificate of each of the Classes of Offered Certificates may be issued in a different principal amount to accommodate the remainder of the initial principal amount of the Certificates of such Class.

   Each Class of Book-Entry Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of a Book-Entry Certificate of any Class thereof (each, a "Certificate Owner") will be entitled to receive a fully registered Certificate (a "Definitive Certificate") representing its interest in such Class except under the limited circumstances described in the Prospectus under "DESCRIPTION OF THE SECURITIES -- Book-Entry Registration." Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (the "Participants"), and all references to actions by Holders of such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through the Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to holders of such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through the Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See "DESCRIPTION OF THE SECURITIES -- Book-Entry Registration" in the Prospectus.

DISTRIBUTIONS


   Distributions of principal and interest on the Certificates related to each Mortgage Loan Group will be made out of the related Available Distribution Amount on the 25th day of each month (or, if such day is not a Business Day, on the next succeeding Business Day) (each such date, a "Distribution Date"), commencing December 26, 1995. On each Distribution Date and with respect to each Mortgage Loan Group, Scheduled Payments of principal and interest due during the related Due Period and collected on or prior to the related Determination Date or advanced with respect to such Distribution Date, and other payments allocable to principal on the Mortgage Loans of such Mortgage Loan Group collected during the related Prepayment Period, less certain amounts due to the Servicer, the Special Servicer, the Fiscal Agent and the Trustee, and certain expenses of the REMIC Pool will be distributed from the REMIC Pool to the Certificateholders. The "Due Period" relating to a Distribution Date will commence on the second day of the month preceding the month in which such Distribution Date occurs and will end on the first day of the month in which such Distribution Date occurs. The "Determination Date" relating to a Distribution Date will be the 15th day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day. The "Prepayment Period" relating to each Distribution Date commences on the first day following the Determination Date occurring in the month preceding the Distribution Date (or in the case of the first Distribution Date, the Cut-Off Date) and ends on the Determination Date in the month in which the Distribution Date occurs.


   Notwithstanding the above, the final payment in retirement of any Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee.

   The record date (the "Record Date") for each Class of Offered Certificates (other than the Class A-2 Certificates) for each Distribution Date will be the close of business on the last day of the month preceding the month in which such Distribution Date occurs or, if such day is not a Business Day, the Business Day immediately preceding such day. The Record Date for the Class A-2 Certificates for each Distribution Date will be the close of business on the 15th day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the Business Day immediately preceding such day.

AVAILABLE DISTRIBUTION AMOUNT

   Distributions on the Class A-1A, Class A-1B, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class R Certificates will generally be made from the Available Distribution Amount with respect to Mortgage Loan Group 1. Distributions on the Class A-2 Certificates will generally be made from the Available Distribution Amount for Mortgage Loan Group 2.

   The "Available Distribution Amount" for a Mortgage Loan Group on any Distribution Date will equal the sum of the following amounts:


       (i) all scheduled principal and interest payments, including Balloon Payments, on the Mortgage Loans in such Mortgage Loan Group ("Scheduled Payments") due during the related Due Period and Assumed Scheduled Payments deemed to be due during the related Due Period, to the extent collected or advanced by the Servicer, the Trustee or the Fiscal Agent for such Distribution Date with respect to the Mortgage Loans, (ii) all other collections on a Mortgage Loan in such Mortgage Loan Group, including but not limited to, net Liquidation Proceeds, Principal Prepayments, Insurance Proceeds and Condemnation Proceeds, together with any accrued interest thereon, to the extent identified as having been received on the Mortgage Loans or the REO Property during the related Prepayment Period, (iii) any other income collected with respect to the REO Property, net of related expenses, to the extent that it exceeds the Assumed Scheduled Payments with respect to such REO Property, (iv) the proceeds of any repurchase of any Mortgage Loan required to be repurchased by the Depositor, (v) all Crossover Amounts paid to such Mortgage Loan Group, and (vi) Excess Interest transferred to such Mortgage Loan Group except:


       (a) all Scheduled Payments collected but due on a date subsequent to the related Due Date;

       (b) all other collections on the Mortgage Loans in such Mortgage Loan Group, including but not limited to, net Liquidation Proceeds, Principal Prepayments, Insurance Proceeds and Condemnation Proceeds, together with any accrued interest thereon received after the related Prepayment Period (together with any interest payments with respect thereto for periods after the related Prepayment Period);

       (c) all amounts that are currently due or reimbursable to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent (including any Servicing Fee, any compensation payable to the Special Servicer and the Trustee Fee) or used to pay certain unanticipated expenses of the Trust Fund; and

       (d) all Crossover Amounts paid from such Mortgage Loan Group.

   "Assumed Scheduled Payments" means with respect to any Mortgage Loan Due Period following the maturity date of a Mortgage Loan (but not including any period following the modification or extension of such Mortgage Loan and prior to its modified maturity date), including any Mortgage Loan Due Period ending on or after the related Mortgaged Property has become an REO Property, an amount deemed to be due for the Mortgage Loan during such Mortgage Loan Due Period for purposes of calculating the Advances, which shall be equal to the Scheduled Payment that would have been due on the Mortgage Loan for such Mortgage Loan Due Period, if (i) the maturity date for such Mortgage Loan had not occurred, (ii) the Mortgaged Property had not become an REO Property, such Mortgage Loan was still outstanding and no acceleration of the Mortgage Loan had occurred, (iii) in the case of any Mortgage Loan that provided for amortization of principal prior to its maturity date, principal continued to amortize on such schedule and (iv) in the case of any Mortgage Loan that does not provide for amortization of principal prior to its maturity date, no principal is amortized with respect to such Mortgage Loan.

   "Balloon Mortgage Loan" means a Mortgage Loan that will not fully amortize based on the fixed monthly Scheduled Payment by its maturity date. "Balloon Payment" means, with respect to any Balloon Mortgage Loan, the Scheduled Payment payable on the maturity date of such Mortgage Loan.

   "Crossover Amounts" are amounts attributable to collections on the Mortgage Loans in one Mortgage Loan Group that are transferred to the Available Distribution Amount for another Mortgage Loan Group and may be Crossover Principal Amounts or Crossover Interest Amounts. In certain circumstances described herein, Crossover Principal Amounts may be transferred from the Available Distribution Amount of Mortgage Loan Group 1 to the Available Distribution Amount of Mortgage Loan Group 2. The Principal Distribution Amount for Mortgage Loan Group 2 will be transferred from Mortgage Loan Group 2 to Mortgage Loan Group 1 after the Certificate Principal Amount of the Class

A-2 Certificates is reduced to zero. See "--Distributions of Principal." In general terms, Crossover Principal Amounts may be paid from Mortgage Loan Group 1 to Mortgage Loan Group 2 after the Class A-1A and Class A-1B Certificates have been paid in full, to the extent that either (i) Realized Losses of principal have occurred in Mortgage Loan Group 2, or (ii) the aggregate principal balance of the Mortgage Loans in Mortgage Loan Group 1 has declined to a certain minimum level and delinquencies in Mortgage Loan Group 2 exceed a certain level.

   "Crossover Interest Amounts" will generally be transferred from the Available Distribution Amount for Mortgage Loan Group 1 to Mortgage Loan Group 2 to the extent of (i) the aggregate reduction in the Certificate Principal Amount of the Subordinate Certificates as a result of Realized Losses of principal on the Group 2 Mortgage Loans multiplied by (ii) the weighted average Net Mortgage Interest Rate of the Group 1 Mortgage Loans. Similarly, to the extent that Crossover Principal Amounts have previously been transferred to Mortgage Loan Group 2 and the principal balance of the Mortgage Loans in Mortgage Loan Group 2 exceeds the aggregate Certificate Principal Amount of the Class A-2 Certificates (such amount, "Crossover Excess Principal"), which generally would occur if Crossover Principal Amounts are paid as a result of the Subordination Test (as defined herein), Crossover Interest Amounts will be transferred from the Available Distribution Amount for Mortgage Loan Group 2 to the Available Distribution Amount for Mortgage Loan Group 1 in an amount equal to the Group 2 Excess Principal multiplied by the weighted average of the Net Mortgage Interest Rates of the Group 2 Mortgage Loans.

DISTRIBUTIONS OF INTEREST


   Interest will accrue on the Offered Certificates (other than the Class A-2 Certificates, which accrue interest for the period described below) during the period beginning on the first day of the month preceding the month in which the related Distribution Date occurs and ending on the last day of the month preceding the month in which such Distribution Date occurs (with respect to such Offered Certificates, an "Interest Accrual Period"). Interest will accrue on the Class A-2 Certificates during the period beginning on the 25th day of the month immediately preceding the month in which a Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs (with respect to such Certificates, an "Interest Accrual Period"). Interest on the Offered Certificates (other than the Class A-2 Certificates) will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Class A-2 Certificates will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a year assumed to consist of 360 days.


   Each Class of Offered Certificates will accrue interest on its outstanding Certificate Principal Amount immediately preceding the Distribution Date on which such interest will be paid, at the respective rate per annum set forth or described below.

GROUP 1 CERTIFICATES


   On each Distribution Date, the Holders of the Group 1 Certificates are entitled to receive (subject to allocations of Realized Losses of interest, Deferred Interest, and Appraisal Subordinate Entitlement Reduction Capitalization Amounts) from the Group 1 Interest Distribution Amount, interest accrued during the related Interest Accrual Period on the outstanding related Certificate Principal Amount of such Certificates, respectively, immediately preceding such Distribution Date at the rate of 6.90% per annum, in the case of the Class A-1A Certificates, at the rate of 6.89% per annum, in the case of the Class A-1B Certificates, at the rate of 7.00% per annum, in the case of each of the Class B, Class C and Class D Certificates, and at a rate equal to the weighted average Net Mortgage Interest Rate of the Group 1 Mortgage Loans, in the case of each of the Class E, Class F, Class G and Class H Certificates. The weighted average Net Mortgage Interest Rate of the Group 1 Mortgage Loans for any Interest Accrual Period is the weighted average (by Scheduled Principal Balance) of the Net Mortgage Interest Rates of the Group 1 Mortgage Loans, calculated in the case of each Mortgage Loan, as of the beginning of the Mortgage Loan Due Period ending in the Due Period related to a Distribution Date (but not including any additional interest paid in the event of a default on a Mortgage Loan or, with respect to any step rate Mortgage Loan, any increase in the Mortgage Interest Rate after the Closing Date).

 GROUP 2 CERTIFICATES


   On the initial Distribution Date, the Holders of the Class A-2 Certificates are entitled to receive, from the Group 2 Interest Distribution Amount, interest accrued during the initial Interest Accrual Period on the outstanding Certificate Principal Amount thereof immediately prior to such Distribution Date at a per annum rate equal to 6.3625%. On each Distribution Date after the initial Distribution Date, Holders of the Class A-2 Certificates are entitled to receive, from the Group 2 Interest Distribution Amount, interest accrued during the related Interest Accrual Period on the outstanding Certificate Principal Amount of such Class immediately prior to such Distribution Date at a per annum rate equal to LIBOR (calculated as described below in "-- Determination of LIBOR") plus 0.55% (the "Class A-2 Rate"), subject to the Available Funds Cap. The "Available Funds Cap" means for any Distribution Date, a rate equal to the quotient of (a) an amount equal to the sum of (i) interest accrued for the related Due Period on all of the Mortgage Loans and (ii) the amount described in clause (iv) of the definition of Group 2 Interest Distribution Amount, minus interest accrued on all outstanding Classes of Group 1 Certificates for the Interest Accrual Period related to such Distribution Date, and (b) the outstanding Certificate Principal Amount of the Class A-2 Certificates as of the close of the preceding Distribution Date. The "Group 2 Interest Distribution Amount" will equal the sum of (i) the portion of the Available Distribution Amount for the Group 2 Mortgage Loans allocable to interest for such Distribution Date, (ii) the Group 1 Excess Interest for the related Distribution Date, (iii) any Crossover Interest Amounts from Mortgage Loan Group 1 and (iv) an amount equal to the Group 2 Excess Principal Percentage of the amounts collected in respect of principal that are included in the Group 2 Available Distribution Amount for such Distribution Date. The "Group 2 Excess Principal Percentage" will equal a fraction, expressed as a percentage, (x) the numerator of which is the Group 2 Excess Principal Amount outstanding immediately prior to the related Distribution Date and (y) the denominator of which is the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans immediately prior to the related Distribution Date. The "Group 2 Excess Principal Amount" means, as of any Distribution Date, the excess, if any, of the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans over the aggregate Certificate Principal Amount of the Class A-2 Certificates.


DETERMINATION OF LIBOR


   LIBOR for the first Interest Accrual Period shall be 5.8125% per annum. On the second LIBOR Business Day prior to the first day of each Interest Accrual Period (the "LIBOR Determination Date") for the Class A-2 Certificates, the Trustee shall determine LIBOR by obtaining the quoted offered rate for one-month United States dollar deposits with leading banks in the London interbank market that appears as of 11:00 a.m. (London time) on the display page designated as page 3750 on the Telerate monitor (or such other page or service as shall replace it for the purposes of displaying London interbank offered rates of major banks for U.S. dollar deposits). "Telerate" means the Associated Press-Dow Jones Telerate Service. The term "LIBOR Business Day" means a day upon which United States dollar deposits may be dealt in on the London and the New York City interbank markets and commercial banks and foreign exchange markets are open in London and New York City.


   If on any LIBOR Determination Date, no quotation is given on Telerate screen page 3750 (or such other page or service as may replace it for the purpose of displaying London interbank offered rates of major banks for U.S. dollar deposits), then the Trustee shall establish LIBOR on such LIBOR Determination Date by requesting each of the designated Reference Banks meeting the criteria set forth in the Trust Agreement to provide the quotation offered by its principal London office for making one-month United States dollar deposits with leading banks in the London interbank market as of 11:00 a.m., London time, on such LIBOR Determination Date.

       (i) If two or more Reference Banks provide such offered quotations, then LIBOR for the next Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upward if necessary to the nearest whole multiple of 1/10,000%).

       (ii) If only one or none of the Reference Banks provides such offered quotations, then LIBOR for the next Interest Accrual Period shall be the Reserve Rate (as defined below).

        (iii) If on any LIBOR Determination Date the Trustee is required but unable to determine LIBOR in the manner provided in paragraphs (i) and
    (ii) above, LIBOR for the next Interest Accrual Period for such Certificates shall be LIBOR as determined on the previous LIBOR Determination Date, or in the case of the first LIBOR Determination Date, 5.8125%.

   The "Reserve Rate" shall be the rate per annum which the Trustee determines to be either (i) the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 1/10,000%) of the one-month United States dollar lending rates that New York City banks selected by the Trustee are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Trustee, being so made, or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.


   Each "Reference Bank" (i) shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market and (ii) shall have an established place of business in London. If any of the Reference Banks should fail to meet the qualifications of a Reference Bank, the Trustee may designate alternative Reference Banks meeting the criteria specified above. Initially, the Reference Banks shall be Bank of Tokyo Ltd., Barclay's Bank plc, National Westminster Bank plc and Bankers Trust Company.

   The establishment of LIBOR on each LIBOR Determination Date by the Trustee and its calculation of the rate of interest applicable to the Class A-2 Certificates for the related Interest Accrual Period will (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trustee.

DEFERRED INTEREST

   Deferred Interest, if any, on the underlying Mortgage Loans in each Mortgage Loan Group will be added to the Scheduled Principal Balances of the related Mortgage Loans. On each Distribution Date on which the Group 2 Interest Distribution Amount is insufficient to pay interest accrued on the Class A-2 Certificates as a result of Deferred Interest on Group 2 Mortgage Loans, an amount up to the aggregate Deferred Interest accrued on the Group 2 Mortgage Loans during the related Mortgage Loan Due Period will be added to the outstanding Certificate Principal Amount of the Class A-2 Certificates to the extent of the interest accrued thereon and not currently paid.


   As of the Cut-Off Date, none of the fixed rate or step rate Group 1 Mortgage Loans provided for negative amortization, and accordingly, Deferred Interest will not arise on such Mortgage Loans unless one or more of the Group 1 Mortgage Loans are modified in such a manner as to allow for negative amortization. Approximately 5.0% of the Group 1 Mortgage Loans by aggregate principal balance as of the Cut-Off Date are adjustable rate Mortgage Loans that by their terms provide for Payment Adjustment Caps that under certain circumstances could cause negative amortization. On each Distribution Date on which the Group 1 Interest Distribution Amount (reduced by Group 1 Excess Interest) is insufficient to pay interest accrued on the Class A-1A, Class A-1B and Subordinate Certificates, as the case may be, as a result of Deferred Interest on the Group 1 Mortgage Loans, an amount up to the aggregate Deferred Interest accrued on the Group 1 Mortgage Loans during the related Mortgage Loan Due Periods will be added to the outstanding Certificate Principal Amount of the Class H, Class G, Class F, Class E, Class D, Class C and the Class B Certificates, in that order, and then to the outstanding Certificate Principal Amount of the Class A-1A and A-1B Certificates, pro rata, to the extent of the interest accrued thereon and not either currently paid or reduced by Realized Losses of interest.


APPRAISAL SUBORDINATE ENTITLEMENT REDUCTIONS


   Contemporaneously with the earliest of (i) 120 days (30 days in the case of a Modified Mortgage Loan (as defined below)) after the occurrence of any delinquency in payment with respect to a Mortgage Loan if such delinquency remains uncured, (ii) the date 12 months after a receiver is appointed in respect of such Mortgaged Property and (iii) the date a Mortgaged Property becomes a REO Property, an appraisal of the related Mortgaged Property or REO Property, as the case may be, will be obtained from an independent MAI appraiser (if such Scheduled Principal Balance exceeds $1,000,000) or an internal valuation will be performed (if such Scheduled Principal Balance is less than or equal to $1,000,000). As a result of such appraisal or internal valuation, as the case may be, an "Appraisal Subordinate Entitlement Reduction" may be created. The Appraisal Subordinate Entitlement Reduction for any Mortgage Loan will equal the excess, if any, of (a) the sum, as of the beginning of the Due Period in which the appraisal or internal valuation is obtained, of (i) the Scheduled Principal Balance of such Mortgage Loan or the related REO Mortgage Loan, as the case may be, as of the related Determination Date, (ii) to the extent not previously advanced by the Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Interest Rate, (iii) all unreimbursed Advances and interest thereon in respect of such Mortgage Loan and (iv) all currently due and unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents in respect of such Mortgaged Property or REO Property, as the case may be, over (b) 90% of the appraised value of such Mortgaged Property or REO Property as determined by such appraisal or internal valuation, as the case may be. However, if the Scheduled Principal Balance of the related Mortgage Loan is less than or equal to $1,000,000, the Appraisal Subordinate Entitlement Reduction will equal the greater of (a) the amount calculated in the immediately preceding sentence and (b) 25% of such Scheduled Principal Balance. An Appraisal Subordinate Entitlement Reduction related to a Mortgage Loan will be reduced to zero as of the date such Mortgage Loan is paid in full, liquidated, repurchased or otherwise disposed of, or in certain other circumstances.

   The aggregate Appraisal Subordinate Entitlement Reduction will be allocated on each Distribution Date, for purposes of determining distributions in respect of interest on such Distribution Date, to the Certificate Principal Amount of the Class H, Class G, Class F and Class E Certificates, in that order, after allocation of Realized Losses of interest and Interest Shortfalls. For so long as any more senior Class of Certificates is outstanding, the amount of interest otherwise required to be distributed on such Distribution Date to each Class of Certificates to which an Appraisal Subordinate Entitlement Reduction is allocated on such Distribution Date will be reduced by the amount of interest accrued on the portion of the Certificate Principal Amount of such Class equal to the Appraisal Subordinate Entitlement Reductions allocated to such Class or Classes for such Distribution Date, and such amount (the "Appraisal Subordinate Entitlement Reduction Capitalization Amount") will be added to the Certificate Principal Amount of such Class of Certificates for such Distribution Date. Notwithstanding the foregoing, the portion of the Appraisal Subordinate Entitlement Reduction Capitalization Amount added to the Certificate Principal Amount of a Class of Certificates will be reduced, and interest paid currently, to the extent that such amount can be paid out of the portion of the Group 1 and Group 2 Interest Distribution Amounts that otherwise would be available for distribution to the Class R Certificateholders.


   "Modified Mortgage Loan" means any Specially Serviced Mortgage Loan which was modified by the Special Servicer.

NET PREPAYMENT INTEREST SHORTFALLS


   A significant portion of the Mortgage Loans may be prepaid without penalty. If the Mortgagor makes a Principal Prepayment or a Balloon Payment prior to the Due Date for such Mortgage Loan in any Due Period, a shortfall in the interest from such prepaid Mortgage Loan available to make payments to Certificateholders will result (a "Prepayment Interest Shortfall"). In any other case in which a full or partial Principal Prepayment or a Balloon Payment is made during any Prepayment Period after the Due Date for such Mortgage Loan an "Excess Prepayment Interest" will arise. To the extent that aggregate Prepayment Interest Shortfalls for all Mortgage Loans for any Prepayment Period exceed Excess Prepayment Interest for such Mortgage Loans as of any Distribution Date ("Net Prepayment Interest Shortfall"), such shortfall will generally be covered from the portion of the related Available Distribution Amount allocable to interest.


EXCESS INTEREST

   "Group 1 Excess Interest" for any Distribution Date is the amount, if any, by which the Group 1 Interest Distribution Amount exceeds (a) the aggregate amount of interest accrued on the Class A-1A,

Class A-1B, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates during the Interest Accrual Period relating to such Distribution Date minus (b) (i) Realized Losses of interest realized during the related Prepayment Period, (ii) Deferred Interest accrued for the related Due Period on the Group 1 Mortgage Loans and (iii) the Appraisal Subordinate Entitlement Reduction Capitalization Amount for the related Due Period.


   As described herein, the Group 1 Excess Interest is included in the calculation of the Group 2 Interest Distribution Amount.


   "Group 2 Excess Interest" for any Distribution Date generally is the amount, if any, by which the Group 2 Interest Distribution Amount (including Group 1 Excess Interest) exceeds the sum of (i) the aggregate amount of interest accrued on the Group 2 Certificates during the Interest Accrual Period relating to such Distribution Date and (ii) the Crossover Interest Amounts transferred to the Group 1 Interest Distribution Amount for such Distribution Date. There can be no assurance that any Group 2 Excess Interest will actually accrue or be realized in respect of any Distribution Date.

   Group 2 Excess Interest, if any, generally will be transferred to the Group 1 Interest Distribution Amount and used, if necessary, to pay interest on the Group 1 Certificates (including (i) to reduce the extent to which interest accrued on the Group 1 Certificates is not paid currently but added to the Certificate Principal Amount thereof as a result of Deferred Interest on the Group 1 Mortgage Loans or Appraisal Subordinate Entitlement Reduction Capitalization Amounts and (ii) to reimburse Realized Losses of interest incurred during the related Prepayment Period and Interest Shortfalls), or paid to the Holders of the Class R Certificates.


DISTRIBUTIONS OF PRINCIPAL

   On each Distribution Date, the related Principal Distribution Amount and in the case of the Group 1 Certificates, the Appraisal Subordinate Entitlement Reduction Capitalization Amount will be distributed to the Holders of Certificates related to such Mortgage Loan Group as described below.


   Following payment in full of the Class A-2 Certificates, the Group 2 Available Distribution Amount will be included in the Group 1 Available Distribution Amount. Any Available Distribution Amount remaining after the Certificate Principal Amount of each Class of Certificates has been reduced to zero will be distributed to the Holders of the Class R Certificates.


   Principal distributed to a Class will be paid to the Holders of the Certificates of such Class pro rata in the proportion that the aggregate Certificate Principal Amount of each Certificate of such Class bears to the aggregate Certificate Principal Amount of all Certificates of such Class.

GROUP 1 PRINCIPAL DISTRIBUTION AMOUNT


   The amounts collected in respect of principal that are included in the Group 1 Available Distribution Amount (the "Group 1 Principal Distribution Amount") and an amount equal to the Appraisal Subordinate Entitlement Reduction Capitalization Amount, if any, in the latter case to the extent of the Group 1 Interest Distribution Amount remaining after payments of interest required to be made on the Group 1 Certificates, net of (i) allocations of Realized Losses of interest, Deferred Interest, and Appraisal Subordinate Entitlement Reduction Capitalization Amounts and (ii) transfers to the Group 2 Interest Distribution Amount of Crossover Interest Amounts, will be distributed in the following order of priority:


       (i) to the Holders of the Class A-1A Certificates, until the outstanding Certificate Principal Amount thereof has been reduced to zero;

       (ii) then, to the Holders of the Class A-1B Certificates, until the outstanding Certificate Principal Amount thereof has been reduced to zero; and


       (iii) then, unless otherwise provided below, to the Holders of the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in that order, until the outstanding Certificate Principal Amount of each such Class has been reduced to zero.

 CROSSOVER PRINCIPAL AMOUNTS


   In the event that Realized Losses of principal have occurred in Mortgage Loan Group 2 and have been allocated to the Class H, Class G, Class F, Class E, Class D, Class C or Class B Certificates, prior to making distributions of amounts collected in respect of principal from the Group 1 Mortgage Loans to the Holders of the Subordinate Certificates pursuant to clause (iii) of the immediately preceding paragraph, such principal collections will be included in the Group 2 Principal Distribution Amount for distribution to the Holders of the Class A-2 Certificates, until an amount of principal from the Group 1 Mortgage Loans equivalent to such Realized Losses of principal has been distributed to the Holders of all outstanding Class A-2 Certificates. Such amounts, together with collections of principal on the Group 1 Mortgage Loans that are transferred to the Group 2 Principal Distribution Amount pursuant to the Subordination Test described below, together constitute "Crossover Principal Amounts." Following payment in full of the Class A-2 Certificates, the Group 2 Principal Distribution Amount will be transferred (i) to the Group 1 Principal Distribution Amount to the extent of prior Crossover Principal Amounts resulting from the Subordination Test and (ii) to the Group 1 Interest Distribution Amount, to the extent of the Group 2 Excess Principal Amount.


SUBORDINATION TEST

   Distributions from the Group 1 Principal Distribution Amount to the Holders of the Subordinate Certificates pursuant to clause (iii) in the second preceding paragraph will not be made to the Subordinate Certificates at any time when the Class A-2 Certificates are outstanding to the extent that, after making such distributions, either:

       (i) the sum of (a) the aggregate Certificate Principal Amount of the Subordinate Certificates and (b) the Group 2 Excess Principal Amount would be less than two times the aggregate of the outstanding Certificate Principal Amount of the Class A-2 Certificates (after giving effect to any distributions on such Distribution Date to the Holders of the Class A-2 Certificates from the Group 2 Principal Distribution Amount), or


       (ii) (a) the principal balance of the Group 2 Mortgage Loans as to which any payments are 60 days or more delinquent, as a percentage of the aggregate outstanding principal balance of such Mortgage Loans, exceeds 10% and (b) the sum of (x) the aggregate Certificate Principal Amount of the Subordinate Certificates and (y) the Group 2 Excess Principal Amount would be less than $15 million (provided, however, that such $15 million amount shall only apply if there are more than five Group 1 Mortgage Loans outstanding, otherwise such amount shall be $10 million).

   The foregoing tests are referred to herein collectively as the "Subordination Test." Distributions of amounts collected in respect of principal that would have been made to the holders of Subordinate Certificates but for the limitation set forth in the preceding two paragraphs instead will be added to the Group 2 Principal Distribution Amount, for distribution to the Holders of the Class A-2 Certificates (as described below) until the Subordination Test is passed. The Holders of the Subordinate Certificates will be entitled to Crossover Principal Amounts representing a portion of the collections of amounts attributable to principal on the Mortgage Loans in Mortgage Loan Group 2 after the Class A-2 Certificates have been retired. Such distributions will be made to the holders of the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in that order, until the Certificate Principal Amount of each such Class has been reduced to zero.


GROUP 2 PRINCIPAL DISTRIBUTION AMOUNT


   The "Group 2 Principal Distribution Amount" includes amounts collected in respect of principal that are included in the Group 2 Available Distribution Amount (except for the principal portion of the Group 2 Available Distribution Amount included in the Group 2 Interest Distribution Amount) and may include certain Crossover Principal Amounts from Mortgage Loan Group 1 if Realized Losses of principal have occurred in Mortgage Loan Group 2 or if the Subordination Test is not satisfied.

    The Group 2 Principal Distribution Amount will be distributed to the Holders of the Class A-2 Certificates, until the outstanding Certificate Principal Amount of such Class has been reduced to zero and thereafter transferred to the Group 1 Principal Distribution Amount.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

   The rights of Holders of the Class B, Class C, Class D Certificates and each Class of the Non-Offered Certificates (collectively, the "Subordinate Certificates") to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described herein, to the rights of Holders of the Senior Certificates, and to the rights of the Holders of each other such Class of Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the Holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the Holders of the Senior Certificates of principal in an amount equal to the entire Certificate Principal Amount of the Senior Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the Holders of the Class B, Class C and Class D Certificates of the full amount of interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the Holders of the Class B, Class C and Class D Certificates of principal equal to, in each case, the entire Certificate Principal Amount of such Class of Certificates. The protection afforded to the Holders of the Class D Certificates by means of the subordination of the Non-Offered Certificates, to the Holders of the Class C Certificates by means of the subordination of the Class D and the Non-Offered Certificates, to the Holders of the Class B Certificates by means of the subordination of the Class C, the Class D and the Non-Offered Certificates, and to the Holders of the Senior and Class R Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "-- Distributions of Interest" and "-- Distributions of Principal" above. No other form of credit support will be available for the benefit of the Holders of the Offered Certificates.

   Allocation to the Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the Certificate Principal Amount of these Classes at a faster rate than the aggregate Scheduled Principal Balance of the Mortgage Pool. Thus, as principal is distributed to the Holders of the Senior Certificates, the percentage interest in the Trust Fund evidenced by the Senior Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Principal Amounts, the subordination afforded the Senior Certificates by the Subordinate Certificates. Following retirement of the Senior Certificates, the herein described successive allocation to the Class B, Class C and Class D Certificates, in that order, in each case for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such Class of Certificates as regards the relative amount of subordination afforded thereto by the other Classes of Certificates with later alphabetical Class designations.


   Realized Losses, certain Additional Trust Fund Expenses and Interest Shortfalls (but not Net Prepayment Interest Shortfalls) on the Group 1 Mortgage Loans will be allocated (separately in the case of losses of principal and losses of interest), to the extent that such amounts exceed the excess, if any, of the Scheduled Principal Balance of the Group 1 Mortgage Loans over the aggregate Certificate Principal Amount of the Group 1 Certificates (the "Group 1 Excess Principal Amount"), if any, to reduce the Certificate Principal Amount, or the interest payable to, the Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, until the Certificate Principal Amount of (or accrued interest payable to) each such Class has been reduced to zero. Any remaining Realized Losses of principal and interest and Interest Shortfalls on Mortgage Loans and Additional Trust Fund Expenses in Mortgage Loan Group 1 will be allocated to the Class A-1A and Class A-1B Certificates (pro rata, based on the then outstanding Certificate Principal Amounts of the Class A-1A and Class A-1B Certificates to the extent of the remaining Certificate Principal Amount thereof, if any, and, in the case of Realized Losses of interest and Interest Shortfalls, based on the interest otherwise payable on the Class A-1A and Class A-1B Certificates). Realized Losses (x) of principal and certain Additional Trust Fund Expenses on Group 2

Mortgage Loans that exceed the Group 2 Excess Principal Amount and the Group 1 Excess Principal Amount, and (y) of interest and Interest Shortfalls will be allocated (separately in the case of losses of principal and losses of interest) to the Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, until the Certificate Principal Amount of each such Class has been reduced to zero (and, in the case of Realized Losses of interest, to the extent of interest accrued for the related Due Period on each such Class). Any remaining Realized Losses, Additional Trust Fund Expenses and Interest Shortfalls on Group 2 Mortgage Loans will be allocated to the Class A-2 Certificates.

   "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of fraud or bankruptcy of the Borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. Realized Losses in respect of a liquidated Mortgage Loan (or final liquidation of the related REO Property) is an amount generally equal to the excess, if any, of
(a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Interest Rate in effect from time to time but not including the Due Date in the Due Period in which the liquidation occurred (exclusive, in the case of the Mortgage Loans that permit negative amortization, of any portion of such interest that has been added to its principal balance) and
(ii) certain related unreimbursed servicing expenses, over (b) the aggregate amount of net Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related Borrower, the amount so forgiven also will be treated as a Realized Loss. Realized Losses on a Mortgage Loan (including the mortgage loan underlying the Senior Participation to the extent allocated to the Senior Participation) will be allocated first to the principal balance of that Mortgage Loan, and then to interest.


   "Additional Trust Fund Expenses" generally include certain expenses with respect to delinquent or defaulted Mortgage Loans that thereafter become current.

ADVANCES

   With respect to all Mortgage Loans, the Servicer, the Trustee and the Fiscal Agent will be obligated to make P&I Advances and Servicing Advances (as described below and in the respective agreements) in accordance with the provisions set forth in the Trust Agreement.


   The Servicer, subject to the limitations described herein, and the Trustee, if the Servicer fails to make an Advance required to be made, or the Fiscal Agent, if both the Servicer and the Trustee fail to make an Advance required to be made, will be obligated to make cash advances ("P&I Advances"), of (i) delinquent Scheduled Payments; (ii) in the case of Balloon Mortgage Loans for which the Balloon Payment has not been made at maturity and REO Property, an amount equal to the excess, if any, of the Balloon Payment for such Balloon Mortgage Loan over late collections received in respect of such Balloon Payment during such Collection Period; and (iii) with respect to REO Property, the excess of the Assumed Scheduled Payment for such REO Property for the related Mortgage Loan Due Period over the net income received with respect to such REO Property during such Mortgage Loan Due Period and applied to amounts due on the related Mortgage Loan.


   The Servicer, subject to the limitations described herein, and the Trustee, if the Servicer fails to make an Advance required to be made, or the Fiscal Agent, if both the Servicer and the Trustee fail to make an Advance required to be made, will also be obligated to make certain advances with respect to any Mortgaged Property to the extent necessary to pay taxes and insurance premiums that the Borrower failed to pay and for certain other Servicing Advances ("Servicing Advances," and together with P&I Advances, "Advances").

   The Servicer, the Trustee and the Fiscal Agent will not be obligated to make any such Advances to the extent that such Advances, in the reasonable business judgment of the Servicer, the Trustee or the Fiscal Agent (depending, in part, upon which party is making the Advance), are ultimately not recoverable from future payments and collections on, and Insurance Proceeds, Condemnation Proceeds and net Liquidation Proceeds from, the related Mortgage Loan and REO Property. Any determination of non-recoverability by the Servicer, the Trustee or the Fiscal Agent shall be supported by analysis by the Servicer, the Trustee or the Fiscal Agent, as appropriate, of the possibility for repayment of such Advance giving full consideration to the cash flow generated by and the value of the related Mortgaged Property. To the extent such proceeds are not available in an amount sufficient to reimburse such Advances and interest accrued thereon, the Servicer, the Trustee and the Fiscal Agent, as applicable, may be reimbursed from collections with respect to other Mortgage Loans. However, certain Servicing Advances with respect to the Mortgage Loan underlying the Senior Participation may only be reimbursed from proceeds of the related Mortgage Loan.

   The Servicer, the Trustee and the Fiscal Agent are each entitled to interest on the aggregate principal amount of Advances with respect to a Mortgage Loan. Interest will accrue on all such Advances at a per annum rate equal to the "Prime Rate" (as published in the "Money Rates" section of The Wall Street Journal or such other publication as determined by the Trustee in its reasonable discretion) until repaid and will be payable out of the applicable Collection Account (except in the case of Servicing Advances on the Senior Participation, which may only be reimbursed from the applicable Collection Account and proceeds of the related Mortgage Loan). Pursuant to the terms of the Trust Agreement, with respect to Advances made on all Mortgage Loans, the Trustee or the Fiscal Agent, as appropriate, each will be entitled to recover all of its Advances (and interest accrued thereon) before the Servicer is entitled to recover any of its aggregate Advances (and interest accrued thereon).

   To the extent that (i) the Servicer, the Trustee or the Fiscal Agent is entitled to interest on Advances or (ii) the Special Servicer is otherwise entitled to supplemental workout, disposition, or other fees as described above, Realized Losses may result. Such Realized Losses will be allocated to Certificateholders as described under "-- Subordination; Allocation of Losses and Certain Expenses" herein.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

TRUSTEE REPORTS

   Based on information provided in monthly reports prepared by the Servicer and the Special Servicer and delivered to the Trustee, the Trustee will prepare and forward on each Distribution Date to each Certificateholder, the Depositor, the Servicer, the Special Servicer and each Rating Agency:

   1. A statement setting forth, to the extent applicable: (i) the amount, if any, of such distributions to the Holders of each Class of Offered Certificates applied to reduce the respective Certificate Principal Amounts thereof; (ii) the amount of such distribution to Holders of each Class of Offered Certificates allocable to interest accrued at the respective Pass-Through Rates less any Net Prepayment Interest Shortfalls; (iii) the amount of Deferred Interest allocated to such Class; (iv) the number of outstanding Mortgage Loans and the aggregate Scheduled Principal Balance of the Mortgage Loans in each Mortgage Loan Group at the close of business on such Distribution Date, identifying the total amount of any Deferred Interest; (v) the number and aggregate principal balance of Mortgage Loans in each Mortgage Loan Group (a) delinquent one month, (b) delinquent two or more months or (c) as to which foreclosure proceedings have been commenced; (vi) with respect to any Mortgage Loan that became a REO Mortgage Loan during the preceding calendar month, the Scheduled Principal Balance of such Mortgage Loan as of the date it became a REO Mortgage Loan; (vii) as of the related Determination Date (a) the book value of any REO Property, (b) as to any REO Property sold during the related Due Period, the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable (the "Final Recovery Determination") and the amount of the proceeds of such sale deposited into the Collection Account, and (c) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Due Period and credited to the Collection Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan; (viii) the aggregate Certificate Principal Amount of each Class of Offered Certificates before and after giving effect to the distribution made on such Distribution Date, separately identifying any increase in the Certificate Principal Amount of each such Class of Certificates due to Deferred Interest; (ix) the Pass-Through Rate applicable to each Class of Offered Certificates for such

Distribution Date; (x) the aggregate amount of servicing fees retained by or paid to the Servicer and the Special Servicer; (xi) the amount of Interest Shortfalls, Realized Losses or Additional Trust Fund Expenses, if any, incurred with respect to the Mortgage Loans in each Mortgage Loan Group;
(xii) the aggregate amount of Servicing Advances and P&I Advances outstanding which have been made by the Servicer, the Trustee and the Fiscal Agent; and
(xiii) the amount of any Appraisal Subordinate Entitlement Reductions effected during the related Due Period and the total Appraisal Subordinate Entitlement Reduction Capitalization Amounts as of such Distribution Date on a loan-by-loan basis. In the case of information furnished pursuant to subclauses (i), (ii) and (xi) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per $1,000 denomination.

   2. A report containing information regarding the Mortgage Loans as of the end of the related Due Period and Prepayment Period, which report shall contain substantially the following categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement under the caption "THE TRUST -- Description of the Mortgage Pool" and such information shall be presented in a tabular format substantially similar to the format utilized in this Prospectus Supplement under such caption and a loan-by-loan listing (in descending balance order by Mortgage Loan Group) showing loan name, property type, location, unpaid principal balance, interest rate, paid through date, and maturity date.

   Certain information made available on the statements referred to in item 1 above may be accessed by calling LaSalle National Bank's ASAP System at (312) 904-2200 and requesting statement number 161 or such other mechanism that the Trustee may have in place from time to time.

   On an annual basis, the Servicer shall deliver to the Trustee, who will deliver such report to Certificateholders, the Depositor, the Special Servicer and the Rating Agencies a report setting forth the Debt Service Coverage Ratio (and the calculation thereof) with respect to each Mortgage Loan for which the Servicer obtains operating statements.

PORTFOLIO PERFORMANCE REPORTS


   On or about the third Business Day preceding the tenth day of each month, commencing no later than April 1996, the Servicer will prepare a "Portfolio Performance Report" with respect to the Mortgage Loans and deliver each such report to the Trustee and the Rating Agencies. Upon request, the Trustee will make such report available to the current Certificateholders, the Special Servicer, and the Depositor. Such report will be prepared in part based on information provided to the Servicer each month by the Special Servicer with respect to Specially Serviced Mortgage Loans. Such report will set forth detailed information with respect to the delinquency status of the Mortgage Loans in each Mortgage Loan Group and for the aggregate of all Mortgage Loans, including, among other things, the following: (i) number of days delinquent (ranging from less than one month to over two years) and causes of servicing transfers, (ii) delinquency status by state, including the five states with the largest delinquency concentrations, (iii) delinquency status by property type, (iv) delinquency status by state and property type, (v) Mortgage Loans returned to the Servicer, with and without modifications, (vi) Mortgage Loans liquidated, including by payment in full, discounted pay-off, sale of the Mortgage Loan, repurchase for breach of representations and warranties and sale of REO Property and (vii) REO Property by state and property type.


COMPARATIVE FINANCIAL STATUS REPORTS; OPERATING STATEMENT ANALYSIS

   The Servicer also will prepare (i) a "Comparative Financial Status Report" setting forth the occupancy, revenue, net operating income and debt service coverage ratio for each Mortgage Loan for each of four periods: the current year-to-date, the previous two full years, and the "basis year" (representing the original underwriting information), and (ii) an "Operating Statement Analysis" including a description of the property, the occupancy rate, the average rental rate, the effective gross income, the individual and total operating expenses, the operating expense ratio, net operating income, capital expenditures, debt service and debt service coverage ratio. The full year net operating income and debt service coverage figures in the Comparative Financial Status Report will be normalized following the methodology described in the Servicing Agreement. The Servicer will deliver each of the foregoing reports to the Trustee and the Rating Agencies on or about the third Business Day preceding the tenth day of each month, commencing no later than April 1996. Upon request, the Trustee will make such reports available to the Certificateholders, the Special Servicer and the Depositor.


SPECIAL SERVICER REPORTS


   With respect to each Determination Date, the Special Servicer shall prepare the following reports with respect to Specially Serviced Mortgage Loans (collectively, the "Special Servicer Reports"): (i) a report showing loan by loan detail on each Specially Serviced Mortgage Loan which is 30 days delinquent, 60 days delinquent, 90 days delinquent, current but specially serviced or REO Property, (ii) a REO status report for each REO Property,
(iii) a modification report showing loan-by-loan detail for each modification closed during the most recent reporting period or since the formation of the Trust and (iv) a historical liquidation loss information report including a listing of the aggregate amount of Liquidation Proceeds and Liquidation Expenses. The Special Servicer Reports will be delivered to the Trustee, the Servicer and the Depositor, and the Trustee will distribute such reports to the Certificateholders.


OTHER INFORMATION


   The Trust Agreement requires that the Servicer make available at its offices primarily responsible for servicing the Mortgage Loans, during normal business hours, for review by any Holder of an Offered Certificate or any other Person to whom the Depositor believes such disclosure is appropriate, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents): (i) the Trust Agreement and any amendments thereto, (ii) all Distribution Date Statements delivered to Holders of the relevant Class of Offered Certificates since the Closing Date, (iii) all officers' certificates delivered to the Trustee since the Closing Date, (iv) all accountants' reports delivered to the Trustee since the Closing Date, (v) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer in respect of each Mortgaged Property, (vi) the most recent Mortgaged Property annual operating statements, if any, collected by or on behalf of the Servicer or the Special Servicer, (vii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and/or the Special Servicer, and (viii) any and all officers' certificates and other evidence delivered to the Trustee to support the Servicer's determination that any Advance was or, if made, would not be recoverable and (ix) any other materials provided to a requesting Certificateholder as provided in the Servicing Agreement in situations where such requesting Certificateholder declined to enter into a confidentiality arrangement with the Servicer. Copies of any and all of the foregoing items will be available from the Servicer upon request; however, the Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.


BOOK-ENTRY CERTIFICATES

   Until such time as Definitive Certificates are issued in respect of the Book-Entry Certificates, the foregoing information and access will be available to the Book-Entry Certificate Owners only to the extent it is forwarded by or otherwise available through DTC and its Participants. The manner in which notices and other communications are conveyed by DTC to Participants, and by Participants to the Book-Entry Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

EXAMPLE OF DISTRIBUTIONS


   The following chart sets forth an example of distributions on the Certificates (other than the Class A-2 Certificates) for the first month of the Trust's existence, assuming the Certificates are issued on November 30, 1995:

 NOVEMBER 1                 (A)      CUT-OFF DATE.
November 30                 (B)      Record Date for Group 1 Certificates.
                                     The Servicer receives Scheduled Payments due after the Cut-Off
November 2-December 1       (C)      Date and on or prior to December 1, the last day of the Due Period.
                                     The Servicer receives any Principal Prepayments made after the
November 2-December 15      (D)      Cut-Off Date and on or prior to December 15.
                                     The Due Period. Scheduled Payments due during this period will be
November 2-December 1       (E)      distributed on December 26th.
December 15                 (F)      Determination Date.
December 15                 (B)      Record Date for Class A-2 Certificates.
December 26                 (G)      Distribution Date.

   Succeeding monthly periods follow the pattern of (B) through (G) (except as described below).

   (A) The outstanding principal balance of the Mortgage Loans will be the aggregate Scheduled Principal Balance of the Mortgage Loans at the close of business on November 1, 1995 (after deducting principal payments due on or before such date). Those principal payments due on or before such date, and the accompanying interest payments, are not part of the Trust.

   (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date.

   (C) Scheduled Payments due after the Cut-Off Date and on or prior to December 1, to the extent collected prior to the related Determination Date, will be deposited in the Collection Account as described in "-- Collection Account and Distribution Account" herein. Each subsequent Due Period will begin on the second day of the month preceding the month in which the related Distribution Date occurs and end on the first day of the month in which such Distribution Date occurs.

   (D) Any Principal Prepayments made after the Cut-Off Date and on or prior to December 15, 1995 will be deposited in the Collection Account as described in " --Collection Account and Distribution Account" herein. Each subsequent Prepayment Period will begin on the day immediately following the Determination Date in the month prior to the month of distribution and will end on the Determination Date in the month in which the Distribution Date occurs. The Servicer will offset any net Prepayment Interest Shortfalls to the extent of the aggregate amount of the Servicing Fee payable to the Servicer with respect to the related Due Period. See " -- Distributions of Interest -- Net Prepayment Interest Shortfalls" above.

   (F) As of the close of business on the Determination Date, the Servicer will have determined the amounts of principal and interest that will be remitted to the Distribution Account. Payments will be remitted from the Distribution Account to each Class of Certificateholders.

   (G) The Trustee will make distributions to Certificateholders on the 25th day of each month or, if such day is not a Business Day, the next succeeding Business Day.

FINAL SCHEDULED DISTRIBUTION DATE


   The Final Scheduled Distribution Date of each Class of Offered Certificates is June 25, 2026. The Final Scheduled Distribution Date for each Class of the Offered Certificates was set as the date 24 months following the date after which no Offered Certificates will remain outstanding, assuming timely payments on the Mortgage Loans in accordance with their terms. The 24-month period was selected to reflect a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. If the actual period for receipt of net Liquidation Proceeds and Insurance Proceeds with respect to Mortgage Loans that are liquidated exceeds such 24-month period, the actual final Distribution Date for each Class of the Offered Certificates may be later, and could be substantially later, than the Final Scheduled Distribution Date.

   Since the rate of payment (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed such scheduled rate by a substantial amount, the actual final Distribution Date for each Class of the Offered Certificates may be earlier, and could be substantially earlier, than the Final Scheduled Distribution Date. The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual payment experience. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" herein and "YIELD AND PREPAYMENT CONSIDERATIONS" in the Prospectus.

OPTIONAL TERMINATION


   The Holder of the majority of the Class R Certificates and the Servicer will each have the option to purchase, in whole but not in part, the Mortgage Loans (other than the Mortgage Loan underlying the Senior Participation), the Senior Participation and any other property remaining in the Trust Fund on any Distribution Date on or after the Distribution Date on which the aggregate Certificate Principal Amount then outstanding is less than or equal to 10% of the initial aggregate Certificate Principal Amount. Such purchase will be at a price equal to the greater of (i) 100% of the aggregate unpaid Scheduled Principal Balance of the Mortgage Loans, plus accrued and unpaid interest to the last day of the Mortgage Loan Due Period for each Mortgage Loan ending in the Due Period with respect to which such purchase occurs and the fair market value of any other property remaining in the Trust Fund and
(ii) the fair market value of the Mortgage Loans and any other property remaining in the Trust Fund. The optional termination of the Trust must be conducted so as to constitute a "qualified liquidation" of the REMIC Pool under Section 860F of the Code. Upon any such termination, the purchase price for the Mortgage Loans and the other property in the Trust Fund will be applied to pay the outstanding Classes of the Certificates, in the manner provided under "--Distributions of Interest" and "-- Distributions of Principal" herein and will reduce the Certificate Principal Amount of such Classes to zero. Notice of any optional termination must be mailed by the Trustee to the Certificateholders at least ten days prior to the date set for optional termination.


   ANY SUCH TERMINATION WOULD RESULT IN PREPAYMENT IN FULL OF THE CERTIFICATES AND WOULD HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY OUTSTANDING CERTIFICATES PURCHASED AT A PREMIUM, BECAUSE A TERMINATION WOULD HAVE THE SAME EFFECT AS A PREPAYMENT IN FULL OF THE MORTGAGE LOANS AND, AS A RESULT, INVESTORS IN ANY CERTIFICATES PURCHASED AT A PREMIUM MIGHT NOT FULLY RECOUP THEIR INITIAL INVESTMENT. SEE "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" HEREIN.

SPECIAL TERMINATION


   On or prior to the tenth Business Day after any Distribution Date on which the aggregate Certificate Principal Amount is less than 25% of the initial aggregate Certificate Principal Amount, the Servicer, on behalf of the Trustee, will solicit bids for the sale of the Mortgage Loans (other than the Mortgage Loan underlying the Senior Participation), the Senior Participation and any other property remaining in the Trust Fund; provided that the Trustee shall not accept any bid for such sale unless the proceeds distributable on the applicable Distribution Date as a result thereof (net of repayments of Advances and other expenses) would equal the greater of (i) 100% of the aggregate unpaid Scheduled Principal Balance of the Mortgage Loans, plus accrued and unpaid interest to the last day of the Mortgage Loan Due Period for each Mortgage Loan ending in the Due Period with respect to which such purchase occurs and the fair market value of any other property remaining in the Trust Fund and (ii) the fair market value of the Mortgage Loans and any other property remaining in the Trust Fund. If the proceeds from such a sale would be insufficient to permit such sale, as described in the preceding sentence, the Servicer on behalf of the Trustee will continue to solicit bids as described above, from time to time as it deems appropriate, until a bid satisfying the requirement of the preceding sentence is received. The proceeds of such sale will be treated as a prepayment of the Mortgage Loans for purposes of distributions to Certificateholders. Such sale will terminate the Trust. The special termination of the Trust must be conducted so as to constitute a "qualified liquidation" of the REMIC Pool under Section 860F of the Code. Notice of a special termination of the Trust and the REMIC Pool must be mailed by the Trustee to the Certificateholders at least ten days prior to the date set for such special termination.


   ANY SUCH TERMINATION WOULD RESULT IN PREPAYMENT IN FULL OF THE
CERTIFICATES AND WOULD HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY OUTSTANDING CERTIFICATES PURCHASED AT A PREMIUM, BECAUSE A TERMINATION

WOULD HAVE THE SAME EFFECT AS A PREPAYMENT IN FULL OF THE MORTGAGE LOANS AND, AS A RESULT, INVESTORS IN ANY CERTIFICATES PURCHASED AT A PREMIUM MIGHT NOT FULLY RECOUP THEIR INITIAL INVESTMENT. SEE "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" HEREIN.

THE TRUSTEE

   LaSalle National Bank will act as Trustee under the Trust Agreement and the Participation Agreement. As compensation for the performance of its duties, the Trustee will be paid a monthly fee (the "Trustee Fee"). The Trustee may be removed only for cause by the holders of 66 2/3 % of the voting rights of the Trust. LaSalle National Bank is a subsidiary of LaSalle National Corporation which is a subsidiary of ABN AMRO Bank, N.V. (the "Fiscal Agent"), which as of December 31, 1994 had assets of approximately $291,000,000,000.

COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

   The Collection Account for the Trust will be established by the Servicer in the name of the Trustee in an account or accounts as described in the Servicing Agreement (each, an "Eligible Account") that is either, (i) maintained with a depository institution, under terms and conditions which will not adversely affect the rating of the Certificates by S&P and Fitch or
(ii) a segregated trust account. The Servicer will deposit in the Collection Account (or a separate Collection Account, in the case of the Senior Participation) on the Business Day following the day of receipt or identification thereof all payments and collections due after the Cut-Off Date and received or advanced by it, and other amounts received with respect to the Mortgage Loans and the Senior Participation, and will be permitted to make withdrawals therefrom as set forth in the Servicing Agreement. See "SERVICING OF MORTGAGE LOANS" in the Prospectus.

   Funds in the Collection Account (other than the initial deposit thereto) may be invested and, if invested, will be invested in the name of the Trustee (in its capacity as such) in Eligible Investments that mature not later than the Business Day preceding each Distribution Date and will not be sold or disposed of prior to its maturity. All income and gain realized from any such investments will accrue to the benefit of the Servicer, as additional servicing compensation and will be subject to withdrawal from time to time. Likewise, all losses realized from any such investments will be borne by the Servicer.

   A distribution account (the "Distribution Account") will be established by the Trustee in an Eligible Account or Accounts. No later than one Business Day prior to the Distribution Date, the net collections will be remitted by the Servicer to the Trustee for deposit into the Distribution Account. On each Distribution Date, the Trustee will withdraw all amounts in the Distribution Account and, after paying fees and expenses described in the Trust Agreement, will pay interest and principal on the Certificates as described herein.

                                  THE TRUST

GENERAL


   The primary assets of the Trust will be fixed and adjustable rate commercial and multifamily mortgage loans and a senior interest in a trust, the principal asset of which is a mortgage loan (the "Senior Participation" and, the mortgage loans and the Senior Participation, collectively, the "Mortgage Loans"), that have an aggregate Scheduled Principal Balance as of the Cut-Off Date (including the Senior Participation's beneficial interest in the mortgage loan underlying the Senior Participation) of approximately $242,688,441. The Mortgage Loans are to be purchased by the Depositor from the Seller, pursuant to two mortgage loan purchase agreements, to be dated as of November 1, 1995, and deposited in the Trust or, in the case of one Mortgage Loan, in the trust subject to the Participation Agreement (described below), together with all payments on the Mortgage Loans due after the Cut-Off Date.


THE SELLER

   On the Closing Date, the Depositor will acquire the Mortgage Loans from two affiliates of the Depositor and Lehman Brothers (collectively, the "Seller"). The Seller, (i) either directly or indirectly, acquired such Mortgage Loans from (a) several financial institutions, or (b) with respect to two Mortgage Loans in the aggregate principal amount of $7,511,487, indirectly from a partnership which is indirectly owned by affiliates of Lehman Brothers, Westinghouse Electric Corporation ("WEC") and Lennar Corporation, which partnership was formed in May 1993 in connection with the sale of certain mortgage loans and real estate assets which were primarily originated by Westinghouse Credit Corporation ("WCC") and certain other partnerships affiliated therewith or (ii) originated two Mortgage Loans with an aggregate Scheduled Principal Balance as of the Cut-Off Date of $13,600,000 through the financing of the related properties after an affiliate of the Depositor acquired the related properties through foreclosure or deed in lieu of foreclosure.

   Prior to being sold to the Depositor, approximately 71.3% of the Mortgage Loans were extended or otherwise modified by the Seller. See "RISK FACTORS -- The Mortgage Loans -- Underwriting Policies/Modifications of Certain Mortgage Loans." Most modifications involved one or more of the following: (i) negotiated partial prepayments, (ii) interest rate reductions or increases,
(iii) conversions of adjustable rates to fixed rates, (iv) extensions or shortenings of terms to maturity, (v) debt forgiveness (approximately $48,526,849 in the aggregate), and (vi) conversion of a portion of the principal balance of a first mortgage loan into a second mortgage loan retained by the Seller (and subject to the Intercreditor Agreements).


ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES

   At the time of issuance of the Certificates, the Depositor will cause the Mortgage Loans to be assigned to the Trustee, together with all principal and interest due on or with respect to such Mortgage Loans, other than principal, interest and other amounts due on or before the Cut-Off Date and Principal Prepayments received on or before the Cut-Off Date. The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the Trust Fund to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly payment of principal and interest as of the Cut-Off Date and the maturity date of each Mortgage Note.


   In addition, the Depositor will require the Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan (collectively, as to each Mortgage Loan, the "Mortgage File"): (i) the original Mortgage Note, endorsed in blank or to the order of the Trustee in either case without recourse; (ii) the original or a copy of the Mortgage, together with originals or certified copies of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon;
(iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments of such document, in each case with evidence of recording indicated thereon; (iv) an assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee and in recordable form; (v) an assignment of any related assignment of the Mortgage in favor of the Trustee and in recordable form; (vi) originals or copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed; (vii) the original of each guaranty constituting additional security for the Mortgage Loan; (viii) the original or copy of the lender's title insurance policy issued on the date of the origination of such Mortgage Loan; and (ix) with respect to any participation, the original of the participation certificate and/or participation agreement relating thereto.


   The Trustee or a Custodian on its behalf will be required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the interests of the Certificateholders, the applicable Seller, if it cannot deliver the document or cure the defect within a period of 75 days following its receipt of notice thereof, will be obligated pursuant to its respective mortgage loan purchase agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 75-day period at a price (the "Purchase Price") generally equal to the greater of
(i) sum of (a) the unpaid principal balance of such Mortgage Loan, (b) unpaid and uncapitalized accrued interest on such Mortgage Loan (calculated at the Mortgage Interest Rate) to but not including the Due Date in the Due Period in which the purchase is to occur, and (c) certain servicing expenses that are reimbursable to the Servicer and (ii) the fair market value thereof at the time of purchase (as determined in accordance with the Trust Agreement).

   The Trust Agreement will require the Trustee promptly (and in any event within 30 days of the Closing Date) to cause each of the assignments described in clauses (iv) and (v) of the second preceding paragraph to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. See "THE TRUST AGREEMENT -- Assignment of Mortgage Assets" in the Prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES


   In the Trust Agreement, the Depositor will represent and warrant with respect to each Mortgage Loan, as of the Cut-Off Date, or as of such other date specifically provided in the representation and warranty, among other things, that: (i) the information set forth in the schedule of Mortgage Loans (which contains certain of the information set forth in Appendix A) is true and correct in all material respects; (ii) the Seller owns the Mortgage Loan and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan; (iii) the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder; (iv) each of the related Mortgage Note, related Mortgage and other agreements executed in connection therewith is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); (v) the assignment of the related Mortgage to the Trustee on behalf of the Certificateholders constitutes the legal, valid and binding assignment of such Mortgage; (vi) subject to exceptions set forth below, the related Mortgage is a valid and enforceable first priority mortgage lien on the related Mortgaged Property or, if not a first lien, the first lien on such Mortgaged Property is represented by a Mortgage Loan also included in the Trust, which Mortgaged Property is free and clear of all liens or encumbrances having priority over or on parity with the first lien of the Mortgage except for (A) the lien of real estate taxes and special assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally, and (C) other matters to which like properties are commonly subject which do not individually or in the aggregate, materially interfere with the value of the security intended to be provided by such Mortgage; (vii) prior to the Cut-Off Date, any taxes that had become due and owing in respect of the related Mortgaged Property were paid or, in one case, in the process of being paid pursuant to a confirmed bankruptcy plan, being appealed, or an escrow of funds sufficient to cover such payment had been established; (viii) no scheduled payment of principal or interest is 30 days or more past due; (ix) to the best of the Depositor's knowledge, there is no proceeding pending for the total or partial condemnation of the related Mortgaged Property; (x) if such Mortgage Loan permits the Mortgagor to extend the maturity date thereof (A) the extension is solely at the option of the Mortgagor and the lender does not have a right to consent to any such extension, (B) if it provides for the payment of a fee by the Mortgagor the amount of such fee was fixed in the original loan documentation and (C) if it provides for any other changes in the terms of such Mortgage Loan, such terms were fixed in the original loan documentation; and (xi) Loan Number 30 listed in Appendix A --Characteristics of the Mortgage Loans --Mortgage Loan Group I will not be in material default as of the date 75 days after the Closing Date.

   In the case of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders, the Depositor, if it cannot cure such breach within a period of 90 days following its discovery or its receipt of notice thereof (or in the case of clause (xi) above, 90 days following the Closing Date), will be obligated pursuant to the Trust Agreement to repurchase the affected Mortgage Loan at its applicable purchase price described in the Trust Agreement or substitute it with a Qualifying Substitute Mortgage Loan, as described in the Trust Agreement within such period.


   The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any uncured breach of the Depositor's representations and warranties regarding the Mortgage Loans. The Depositor will be the sole warranting party in respect of the Mortgage Loans, and none of its other affiliates will be obligated to repurchase any affected Mortgage Loan in connection with a breach of the Depositor's representations and warranties if the Depositor defaults on its obligation to do so. See "THE TRUST AGREEMENT -- Repurchase of Non-Conforming Loans" in the Prospectus.

THE MORTGAGE LOANS

GENERAL

   The Mortgage Loans will consist of approximately 107 Mortgage Loans with an aggregate Scheduled Principal Balance as of the Cut-Off Date of approximately $242,688,441. All percentages of the Mortgage Loans, or of any specified group of Mortgage Loans, referred to herein without further description are approximate percentages by aggregate Scheduled Principal Balance as of the Cut-Off Date. References to percentages of Mortgaged Properties are references to the percentages of the related Mortgage Loans represented by the aggregate Scheduled Principal Balance of the related Mortgage Loans as of the Cut-Off Date. All statistical information provided herein with respect to the Mortgage Pool is provided on an approximate basis. The Mortgage Loans are segregated into two Mortgage Loan Groups, as summarized in the table below:

                          APPROXIMATE       APPROXIMATE
                           NUMBER OF         SCHEDULED       % OF SCHEDULED
                         MORTGAGE LOANS  PRINCIPAL BALANCE  PRINCIPAL BALANCE
                         AS OF CUT-OFF     AS OF CUT-OFF      AS OF CUT-OFF
                              DATE            DATE(1)             DATE
                        --------------  -----------------  -----------------
Group 1 Mortgage Loans   95             $228,327,736        94.1%
Group 2 Mortgage Loans   12               14,360,705         5.9
                        --------------  -----------------  -----------------
  Total ............... 107             $242,688,441       100.0%
                        ==============  =================  =================

(1) Subject to permitted variance of plus or minus 5%.

   As of the Cut-Off Date, none of the Mortgage Loans were 30 days or more delinquent.

MORTGAGE LOAN GROUP 1


   Seventy-four of the Mortgage Loans in Mortgage Loan Group 1 (82.3% by Scheduled Principal Balance as of the Cut-Off Date) bear a fixed Mortgage Interest Rate, five of the Mortgage Loans in Mortgage Loan Group 1 (7.3% by Scheduled Principal Balance as of the Cut-Off Date) have a step rate and sixteen of the Mortgage Loans in Mortgage Loan Group 1 (10.5% by Scheduled Principal Balance as of the Cut-Off Date) bear an adjustable Mortgage Interest Rate, which is adjusted periodically to equal, generally, an index (the "Index") plus a fixed percentage set forth in the related Mortgage Note (the "Gross Margin"), the sum of which may be rounded as provided in the related Mortgage Note, subject to certain limitations, to the extent applicable, including periodic rate caps, lifetime Mortgage Interest Rate caps and lifetime Mortgage Interest Rate floors. Approximately 3.6% of the Mortgage Loans in Mortgage Loan Group 1 (by Scheduled Principal Balance) are subject to periodic rate caps that range from approximately 2.00% to 5.00%. The weighted average of such periodic rate caps is approximately 4.84%. The respective Index on which each such adjustment will be based, and the intervals between the dates of such adjustments (each such date, an "Adjustment Date," the first Adjustment Date with respect to each Mortgage Loan hereinafter referred to as the "First Adjustment Date"), are described below. If the Index for any Mortgage Loan becomes unavailable, the Servicer will select an alternative index based on comparable information and such alternative index will become the Index (to the extent permitted by the related Mortgage
Note), provided that such Index must be a qualifying index for REMIC purposes. With the exception of one Group 1 Mortgage Loan originated in June 1994 with a 5 year Constant Maturity Treasury Index that has not passed its First Adjustment Date, substantially all of the Group 1 Mortgage Loans have passed their First Adjustment Date. The Depositor has reason to believe that Loan Number 30 listed in Appendix A -- Characteristics of the Mortgage Loans --Mortgage Loan Group I may be in technical default. However, the Depositor is obligated to repurchase such Mortgage Loan, if it is in material default as of the date 75 days after the Closing Date and such default is not cured by the 90th day after the Closing Date. See "THE TRUST -- Representations and Warranties; Repurchases."


MORTGAGE LOAN GROUP 2

   All of the Mortgage Loans in Mortgage Loan Group 2 are mortgage loans bearing interest at a Mortgage Interest Rate which is adjusted periodically to equal, generally, the Index plus the Gross Margin, the sum of which may be rounded as provided in the related Mortgage Note, subject to certain limitations including periodic rate caps, lifetime Mortgage Interest Rate caps and lifetime Mortgage Interest Rate floors. Approximately 29.9% of the Mortgage Loans in Mortgage Loan Group 2 (by Scheduled Principal Balance) are subject to periodic rate caps that range from approximately 2.00% to 5.00%. The weighted average of such periodic rate caps is approximately 4.27%. The respective Index on which each such adjustment will be based and the intervals between the Adjustment Dates are described below. If the Index for any Mortgage Loan becomes unavailable, the Servicer will select an alternative index based on comparable information and such alternative index will become the Index (to the extent permitted by the related Mortgage Note), provided that such Index must be a qualifying index for REMIC purposes. Substantially all of the Group 2 Mortgage Loans have passed their First Adjustment Date.

THE SENIOR PARTICIPATION

   Included within Mortgage Loan Group 1 is a "Senior Participation," which evidences a senior ownership interest with a participation principal balance of approximately $10,000,000 in a mortgage loan with an aggregate Scheduled Principal Balance of approximately $11,500,000. Such mortgage loan is secured by a Mortgage on a retail property located in Pasadena, Maryland. The related mortgage loan was modified after the acquisition of such mortgage loan by the Seller.

   Pursuant to the Participation Agreement, the Senior Participation will be a senior regular interest, and a subordinated participation will represent the residual interest in such Participation Agreement which will initially be retained by the Seller or one of its affiliates. The subordinated participation will incur Realized Losses on the underlying mortgage loan (including losses due to modifications of the underlying Mortgage Loan following default thereon) prior to the allocation of such losses to the Senior Participation. Based upon interim unaudited financial statements from the Mortgagor, the 1994 debt service coverage ratio is approximately 1.43x for the Senior Participation. Unless otherwise stated, references in this section and in the related tables to information concerning the Mortgage Loans and the Mortgage Loan Groups include the Senior Participation's beneficial ownership interest in the mortgage loan underlying the Senior Participation.

DESCRIPTION OF THE MORTGAGE POOL

   For a detailed presentation of the characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Appendix A hereto.


   The following tables set forth certain characteristics of each of the Mortgage Loan Groups as of the Cut-Off Date. In each of the following tables, the term "Principal Balance" means the aggregate Scheduled Principal Balance for such Mortgage Loan Group or Groups, as applicable as of the Cut-Off Date (or in the case of the Senior Participation, the Scheduled Principal Balance of such participation). The information under the heading "Principal Balance" may not total the "Total" shown, and the information expressed as percentages may not total 100% due to rounding. The weighted average and minimum/maximum calculations used for certain of the tables do not take into account Mortgage Loans for which the subject loan characteristics are not applicable.

    The descriptions in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties are based upon the Mortgage Pool as of the close of business on the Cut-Off Date, as adjusted for the scheduled principal and interest payments due on or before such date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation, or otherwise if the Depositor deems such removal necessary or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Interest Rates and maturities and certain other characteristics of the Mortgage Loans in either Mortgage Loan Group may vary.

   A Current Report on Form 8-K (the "Form 8-K") containing a detailed description of the Mortgage Loans will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed with the Securities and Exchange Commission within fifteen days after the Closing Date, if there is a material difference between the description of the Mortgage Pool contained herein and the Mortgage Pool as constituted on the Closing Date. The Form 8-K will specify the precise aggregate outstanding Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date and will set forth on a precise basis the other information presented herein on an approximate basis. Certain additional information regarding the Mortgage Loans is contained herein under "-- Standard Hazard Insurance" and "SERVICING OF MORTGAGE LOANS" and in the Prospectus under "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS," "DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS" and "SERVICING OF MORTGAGE LOANS."

   Substantially all of the Mortgage Loans are assumable by a qualified buyer who meets the underwriting guidelines of the Servicer. See "SERVICING OF MORTGAGE LOANS -- Enforcement of Due-On-Sale Clauses" in the Prospectus.

DEBT SERVICE COVERAGE RATIOS


   For purposes of the table entitled "Distribution of Debt Service Coverage Ratios of the Mortgage Loans," the Seller made certain adjustments to operating statements and operating information obtained from the respective Mortgagors with respect to the periods shown in the table, resulting in either an increase or a decrease in the net operating income stated therein, based upon the Seller's evaluation of such operating statement and operating information, as described in Appendix B.


   With respect to 72 Mortgage Loans, with an aggregate Scheduled Principal Balance as of the Cut-Off Date of approximately $179,693,995, the Seller calculated an "Underwriting 1995 NOI" that is an estimate of operating income which takes into consideration year to date 1995 operating statements, current rent rolls, historical financial statements, and material changes in the operating position of the related Mortgaged Property of which the Seller was aware (e.g., new signed leases or end of rent concession periods and market data). "Underwriting 1995 NOI" is further described in Appendix B. For seven Mortgage Loans with an aggregate Scheduled Principal Balance as of the Cut-Off Date of $7,421,522, the Seller calculated a "Pro Forma NOI" where no operating statement or current rent roll was available. "Pro Forma NOI" is further described in Appendix B. No assurance can be given with respect to the accuracy of the information provided by any Mortgagor or the results of any adjustments thereto by or on behalf of the Seller concerning the presented operating income derived from any Mortgaged Property (including any "Underwriting 1995 NOI" or "Pro Forma NOI"). Furthermore, since some of the information provided by the Borrowers and used by the Seller to calculate debt service coverage ratios may be for periods that ended as of December 31, 1994 and the Seller does not have information or more current operating information with respect to such Mortgaged Properties, debt service coverage ratios set forth in the table below may have changed substantially since the end of the periods for which such ratios were calculated.

   The table below sets forth debt service coverage ratios (which assume no adjustment to debt service for adjustable rate loan changes) based upon the above-described available operating income data. The following operating income data was utilized for each Mortgage Loan in calculating debt service coverage ratios: (i) if a projected operating income derived from the Mortgagor's Underwriting 1995 NOI was calculated, such amount was utilized; (ii) if the amount described in (i) was not calculated and an actual year 1994 operating statement was available, such amount was utilized, as described in Appendix B; and (iii) if neither of the foregoing was available, a "Pro Forma NOI" was utilized.


   Fifty-seven of the Mortgage Loans (67.6% by aggregate Scheduled Principal Balance as of the Cut-Off Date) require the Borrower to provide property operating statements; 15.5% of the Mortgage Loans by aggregate Scheduled Principal Balance as of the Cut-Off Date require only monthly operating statements; 5.0% of the Mortgage Loans by aggregate Scheduled Principal Balance as of the Cut-Off Date require only quarterly operating statements; 28.2% of the Mortgage Loans by aggregate Scheduled Principal Balance as of the Cut-Off Date require only annual operating statements; and 18.8% of the Mortgage Loans by aggregate Scheduled Principal Balance as of the Cut-Off Date require a combination of monthly, quarterly and/or annual operating statements.


   The Mortgage Loans are expected to have the following characteristics as of the Cut-Off Date:

      DISTRIBUTION OF SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                    MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                          ----------------------------------------  ----------------------------------------
                                         APPROXIMATE       % OF                    APPROXIMATE       % OF
                           APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                            NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                             MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
CUT-OFF DATE SCHEDULED     LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PRINCIPAL BALANCE          CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
------------------------  ------------  ------------  ------------  ------------  ------------  ------------
$ 500,000 or less ....... 22            $  6,718,102    2.9%        2             $   560,055     3.9%
$ 500,001-$1,000,000  ... 23              18,333,315    8.0         4               3,044,640    21.2
$1,000,001-$1,500,000  .. 7                9,072,388    4.0         3               3,248,459    22.6
$1,500,001-$2,000,000  .. 9               15,361,372    6.7         2               3,810,274    26.5
$2,000,001-$2,500,000  .. 4                9,717,198    4.3         0                       0     0.0
$2,500,001-$3,000,000  .. 7               19,591,669    8.6         0                       0     0.0
$3,000,001-$3,500,000  .. 1                3,239,158    1.4         0                       0     0.0
$3,500,001-$4,000,000  .. 7               25,907,288   11.3         1               3,697,277    25.7
$4,000,001-$4,500,000  .. 1                4,419,908    1.9         0                       0     0.0
$4,500,001-$5,000,000  .. 2                9,443,517    4.1         0                       0     0.0
$5,000,001-$5,500,000  .. 2               10,707,252    4.7         0                       0     0.0
$6,000,001-$6,500,000  .. 2               12,935,677    5.7         0                       0     0.0
$7,500,001-$8,000,000  .. 2               15,967,578    7.0         0                       0     0.0
$8,000,001-$8,500,000  .. 1                8,486,015    3.7         0                       0     0.0
$9,000,001-$9,500,000  .. 2               18,568,240    8.1         0                       0     0.0
$9,500,001-$10,000,000  . 2               20,000,000    8.8         0                       0     0.0
$19,500,001-$20,000,000   1               19,859,060    8.7         0                       0     0.0
                          ------------  ------------  ------------  ------------  ------------  ------------
  Total ................. 95            $228,327,736  100.0%        12            $14,360,705   100.0%
                          ============  ============  ============  ============  ============  ============

Average .................               $  2,403,450                              $ 1,196,725
 Maximum ................               $ 19,859,060                              $ 3,697,277
 Minimum ................               $     89,648                              $   231,306

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                     TOTAL MORTGAGE POOL
                          ----------------------------------------
                                         APPROXIMATE       % OF
                           APPROXIMATE    SCHEDULED     SCHEDULED
                            NUMBER OF     PRINCIPAL     PRINCIPAL
                             MORTGAGE     BALANCE AS    BALANCE AS
CUT-OFF DATE SCHEDULED     LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PRINCIPAL BALANCE          CUT-OFF DATE      DATE          DATE
------------------------  ------------  ------------  ------------
$ 500,000 or less ....... 24            $  7,278,157    3.0%
$ 500,001-$1,000,000  ... 27              21,377,954    8.8
$1,000,001-$1,500,000  .. 10              12,320,847    5.1
$1,500,001-$2,000,000  .. 11              19,171,646    7.9
$2,000,001-$2,500,000  .. 4                9,717,198    4.0
$2,500,001-$3,000,000  .. 7               19,591,669    8.1
$3,000,001-$3,500,000  .. 1                3,239,158    1.3
$3,500,001-$4,000,000  .. 8               29,604,565   12.2
$4,000,001-$4,500,000  .. 1                4,419,908    1.8
$4,500,001-$5,000,000  .. 2                9,443,517    3.9
$5,000,001-$5,500,000  .. 2               10,707,252    4.4
$6,000,001-$6,500,000  .. 2               12,935,677    5.3
$7,500,001-$8,000,000  .. 2               15,967,578    6.6
$8,000,001-$8,500,000  .. 1                8,486,015    3.5
$9,000,001-$9,500,000  .. 2               18,568,240    7.7
$9,500,001-$10,000,000  . 2               20,000,000    8.2
$19,500,001-$20,000,000   1               19,859,060    8.2
                          ------------  ------------  ------------
  Total ................. 107           $242,688,441  100.0%
                          ============  ============  ============

Average .................               $  2,268,116
 Maximum ................               $ 19,859,060
 Minimum ................               $     89,648

         DISTRIBUTION OF MORTGAGE INTEREST RATES OF THE MORTGAGE LOANS

                                  MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                        ----------------------------------------  ----------------------------------------
                                       APPROXIMATE       % OF                    APPROXIMATE       % OF
                         APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                          NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                           MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                         LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
MORTGAGE INTEREST RATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------------  ------------  ------------  ------------  ------------  ------------  ------------
6.501%-7.000% ......... 1             $  9,174,899    4.0%        0             $         0     0.0%
7.001%-7.500% ......... 8                8,504,175    3.7         1               1,813,280    12.6
7.501%-8.000% ......... 14              45,872,512   20.1         2               1,439,608    10.0
8.001%-8.500% ......... 7               24,588,731   10.8         0                       0     0.0
8.501%-9.000% ......... 19              67,029,462   29.4         1                 730,392     5.1
9.001%-9.500% ......... 20              41,041,256   18.0         2               2,067,061    14.4
9.501%-10.000% ........ 22              27,849,997   12.2         4               7,750,309    54.0
10.001%-10.500% ....... 2                2,173,631    1.0         1                 328,749     2.3
10.501%-11.000% ....... 0                        0    0.0         1                 231,306     1.6
11.001%-11.500% ....... 1                  935,169    0.4         0                       0     0.0
11.501%-12.000% ....... 1                1,157,904    0.5         0                       0     0.0
                        ------------  ------------  ------------  ------------  ------------  ------------
  Total ............... 95            $228,327,736  100.0%        12            $14,360,705   100.0%
                        ============  ============  ============  ============  ============  ============
Weighted Average ......                      8.816%                                   9.189%
 Maximum ..............                     12.000%                                  10.750%
 Minimum ..............                      7.000%                                   7.391%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                   TOTAL MORTGAGE POOL
                        ----------------------------------------
                                       APPROXIMATE       % OF
                         APPROXIMATE    SCHEDULED     SCHEDULED
                          NUMBER OF     PRINCIPAL     PRINCIPAL
                           MORTGAGE     BALANCE AS    BALANCE AS
                         LOANS AS OF    OF CUT-OFF    OF CUT-OFF
MORTGAGE INTEREST RATE   CUT-OFF DATE      DATE          DATE
----------------------  ------------  ------------  ------------
6.501%-7.000% ......... 1             $  9,174,899    3.8%
7.001%-7.500% ......... 9               10,317,455    4.3
7.501%-8.000% ......... 16              47,312,120   19.5
8.001%-8.500% ......... 7               24,588,731   10.1
8.501%-9.000% ......... 20              67,759,854   27.9
9.001%-9.500% ......... 22              43,108,318   17.8
9.501%-10.000% ........ 26              35,600,306   14.7
10.001%-10.500% ....... 3                2,502,380    1.0
10.501%-11.000% ....... 1                  231,306    0.1
11.001%-11.500% ....... 1                  935,169    0.4
11.501%-12.000% ....... 1                1,157,904    0.5
                        ------------  ------------  ------------
  Total ............... 107           $242,688,441  100.0%
                        ============  ============  ============
Weighted Average ......                      8.838%
 Maximum ..............                     12.000%
 Minimum ..............                      7.000%

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES





                           [MAP OF THE UNITED STATES]











                             MORTGAGE LOAN GROUP 1                           MORTGAGE LOAN GROUP 2
                ----------------------------------------------  ----------------------------------------------
                  APPROXIMATE     APPROXIMATE                     APPROXIMATE     APPROXIMATE
                   NUMBER OF       SCHEDULED     % OF SCHEDULED    NUMBER OF       SCHEDULED     % OF SCHEDULED
                 MORTGAGE LOANS    PRINCIPAL       PRINCIPAL     MORTGAGE LOANS    PRINCIPAL       PRINCIPAL
                 AS OF CUT-OFF   BALANCE AS OF   BALANCE AS OF   AS OF CUT-OFF   BALANCE AS OF   BALANCE AS OF
STATES                DATE        CUT-OFF DATE    CUT-OFF DATE        DATE        CUT-OFF DATE    CUT-OFF DATE
--------------  --------------  --------------  --------------  --------------  --------------  --------------
Arizona ....... 2               $  4,621,304      2.0%          0               $         0       0.0%
California .... 18                44,796,624     19.6           4                 4,293,306      29.9
Colorado ...... 1                  7,983,789      3.5           0                         0       0.0
Connecticut  .. 13                32,937,671     14.4           2                 2,056,038      14.3
Florida ....... 1                  3,716,506      1.6           0                         0       0.0
Georgia ....... 4                  7,909,737      3.5           2                 5,694,271      39.7
Kentucky ...... 1                    352,963      0.2           0                         0       0.0
Massachusetts   18                23,757,574     10.4           2                   560,055       3.9
Maryland ...... 3                 10,988,554      4.8           0                         0       0.0
Michigan ...... 1                  9,393,341      4.1           1                   730,392       5.1
Minnesota ..... 2                  5,384,670      2.4           0                         0       0.0
New Hampshire   1                    447,852      0.2           0                         0       0.0
New Jersey .... 7                 14,510,602      6.4           0                         0       0.0
Nevada ........ 1                  1,157,904      0.5           0                         0       0.0
New York ...... 8                 13,016,665      5.7           0                         0       0.0
Ohio .......... 1                  2,399,347      1.1           0                         0       0.0
Pennsylvania  . 5                 28,366,819     12.4           0                         0       0.0
Rhode Island  . 3                  4,149,769      1.8           0                         0       0.0
South Carolina  1                  2,377,962      1.0           0                         0       0.0
South Dakota  . 1                  5,329,082      2.3           0                         0       0.0
Texas ......... 0                          0      0.0           1                 1,026,643       7.1
Utah .......... 1                    779,936      0.3           0                         0       0.0
Virginia ...... 2                  3,949,065      1.7           0                         0       0.0
                --------------  --------------  --------------  --------------  --------------  --------------
 Total ........ 95              $228,327,736    100.0%          12              $14,360,705     100.0%
                ==============  ==============  ==============  ==============  ==============  ==============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                              TOTAL MORTGAGE POOL
                ----------------------------------------------
                  APPROXIMATE     APPROXIMATE
                   NUMBER OF       SCHEDULED     % OF SCHEDULED
                 MORTGAGE LOANS    PRINCIPAL       PRINCIPAL
                 AS OF CUT-OFF   BALANCE AS OF   BALANCE AS OF
STATES                DATE        CUT-OFF DATE    CUT-OFF DATE
--------------  --------------  --------------  --------------
Arizona ....... 2               $  4,621,304      1.9%
California .... 22                49,089,930     20.2
Colorado ...... 1                  7,983,789      3.3
Connecticut  .. 15                34,993,709     14.4
Florida ....... 1                  3,716,506      1.5
Georgia ....... 6                 13,604,008      5.6
Kentucky ...... 1                    352,963      0.1
Massachusetts   20                24,317,629     10.0
Maryland ...... 3                 10,988,554      4.5
Michigan ...... 2                 10,123,733      4.2
Minnesota ..... 2                  5,384,670      2.2
New Hampshire   1                    447,852      0.2
New Jersey .... 7                 14,510,602      6.0
Nevada ........ 1                  1,157,904      0.5
New York ...... 8                 13,016,665      5.4
Ohio .......... 1                  2,399,347      1.0
Pennsylvania  . 5                 28,366,819     11.7
Rhode Island  . 3                  4,149,769      1.7
South Carolina  1                  2,377,962      1.0
South Dakota  . 1                  5,329,082      2.2
Texas ......... 1                  1,026,643      0.4
Utah .......... 1                    779,936      0.3
Virginia ...... 2                  3,949,065      1.6
                --------------  --------------  --------------
 Total ........ 107             $242,688,441    100.0%
                ==============  ==============  ==============

                COUNTIES OF MORTGAGED PROPERTIES IN CALIFORNIA

                                  MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                        ----------------------------------------  ----------------------------------------
                                       APPROXIMATE       % OF                    APPROXIMATE       % OF
                         APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                          NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                           MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                         LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CALIFORNIA COUNTY        CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------------  ------------  ------------  ------------  ------------  ------------  ------------
Kern County ........... 1             $ 3,800,000     8.5%        0             $        0      0.0%
Los Angeles County  ... 5              15,001,965    33.5         0                      0      0.0
Orange County ......... 2               7,774,112    17.4         2              2,537,035     59.1
Riverside County ...... 2               9,983,789    22.3         0                      0      0.0
San Bernardino County   2               2,414,575     5.4         0                      0      0.0
San Diego County ...... 6               5,822,182    13.0         0                      0      0.0
San Luis Obispo County  0                       0     0.0         1              1,040,418     24.2
Ventura County ........ 0                       0     0.0         1                715,853     16.7
                        ------------  ------------  ------------  ------------  ------------  ------------
 Total ................ 18            $44,796,624   100.0%        4             $4,293,306    100.0%
                        ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                   TOTAL MORTGAGE POOL
                        ----------------------------------------
                                       APPROXIMATE       % OF
                         APPROXIMATE    SCHEDULED     SCHEDULED
                          NUMBER OF     PRINCIPAL     PRINCIPAL
                           MORTGAGE     BALANCE AS    BALANCE AS
                         LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CALIFORNIA COUNTY        CUT-OFF DATE      DATE          DATE
----------------------  ------------  ------------  ------------
Kern County ........... 1             $ 3,800,000     7.7%
Los Angeles County  ... 5              15,001,965    30.6
Orange County ......... 4              10,311,147    21.0
Riverside County ...... 2               9,983,789    20.3
San Bernardino County   2               2,414,575     4.9
San Diego County ...... 6               5,822,182    11.9
San Luis Obispo County  1               1,040,418     2.1
Ventura County ........ 1                 715,853     1.5
                        ------------  ------------  ------------
 Total ................ 22            $49,089,930   100.0%
                        ============  ============  ============







                        TYPES OF MORTGAGED PROPERTIES

                              MORTGAGE LOAN GROUP 1                           MORTGAGE LOAN GROUP 2
                 ----------------------------------------------  ----------------------------------------------
                   APPROXIMATE     APPROXIMATE                     APPROXIMATE     APPROXIMATE
                    NUMBER OF       SCHEDULED     % OF SCHEDULED    NUMBER OF       SCHEDULED     % OF SCHEDULED
                  MORTGAGE LOANS    PRINCIPAL       PRINCIPAL     MORTGAGE LOANS    PRINCIPAL       PRINCIPAL
                  AS OF CUT-OFF   BALANCE AS OF   BALANCE AS OF   AS OF CUT-OFF   BALANCE AS OF   BALANCE AS OF
PROPERTY TYPE          DATE        CUT-OFF DATE    CUT-OFF DATE        DATE        CUT-OFF DATE    CUT-OFF DATE
---------------  --------------  --------------  --------------  --------------  --------------  --------------
Hotel/Motel  ... 3               $ 10,174,840      4.5%          1               $ 1,996,994      13.9%
Industrial ..... 18                48,938,863     21.4           4                 4,434,286      30.9
Multifamily  ... 28                41,393,337     18.1           3                 5,454,312      38.0
Office ......... 22                70,613,413     30.9           2                   560,055       3.9
Retail ......... 21                54,273,406     23.8           2                 1,915,058      13.3
Warehouse ...... 3                  2,933,877      1.3           0                         0       0.0
                 --------------  --------------  --------------  --------------  --------------  --------------
 Total ......... 95              $228,327,736    100.0%          12              $14,360,705     100.0%
                 ==============  ==============  ==============  ==============  ==============  ==============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                               TOTAL MORTGAGE POOL
                 ----------------------------------------------
                   APPROXIMATE     APPROXIMATE
                    NUMBER OF       SCHEDULED     % OF SCHEDULED
                  MORTGAGE LOANS    PRINCIPAL       PRINCIPAL
                  AS OF CUT-OFF   BALANCE AS OF   BALANCE AS OF
PROPERTY TYPE          DATE        CUT-OFF DATE    CUT-OFF DATE
---------------  --------------  --------------  --------------
Hotel/Motel  ... 4               $ 12,171,834      5.0%
Industrial ..... 22                53,373,149     22.0
Multifamily  ... 31                46,847,649     19.3
Office ......... 24                71,173,467     29.3
Retail ......... 23                56,188,464     23.2
Warehouse ...... 3                  2,933,877      1.2
                 --------------  --------------  --------------
 Total ......... 107             $242,688,441    100.0%
                 ==============  ==============  ==============

      DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS OF THE MORTGAGE LOANS

                                    MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                          ----------------------------------------  ----------------------------------------
                                         APPROXIMATE       % OF                    APPROXIMATE       % OF
                           APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                            NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                             MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
PERIOD FOR WHICH NOI WAS   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
 DETERMINED (1)            CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
------------------------  ------------  ------------  ------------  ------------  ------------  ------------
1994 .................... 24            $ 53,101,079   23.3%        4             $ 2,471,845    17.2%
Pro Forma ............... 5                5,665,251    2.5         2               1,756,271    12.2
Underwriting 1995 ....... 66             169,561,406   74.3         6              10,132,589    70.6
                          ------------  ------------  ------------  ------------  ------------  ------------
  Total ................. 95            $228,327,736  100.0%        12            $14,360,705   100.0%
                          ============  ============  ============  ============  ============  ============

DEBT SERVICE COVERAGE RATIO (2)
------------------  ...................
0.801x to 0.900x ........ 2             $    536,462    0.2%        0             $         0     0.0%
0.901x to 1.000x ........ 2                1,079,772    0.5         1                 231,306     1.6
1.001x to 1.100x ........ 11              22,549,584    9.9         4               6,964,704    48.5
1.101x to 1.200x ........ 19              36,249,631   15.9         1                 874,640     6.1
1.201x to 1.300x ........ 17              35,709,977   15.6         2               1,742,495    12.1
1.301x to 1.400x ........ 17              40,307,612   17.7         0                       0     0.0
1.401x to 1.500x ........ 7               16,130,728    7.1         0                       0     0.0
1.501x to 1.600x ........ 11              61,992,405   27.2         2               2,221,816    15.5
1.601x to 1.700x ........ 4                8,331,298    3.6         1               1,996,994    13.9
1.701x to 1.800x ........ 1                1,459,730    0.6         1                 328,749     2.3
1.801x to 1.900x ........ 1                  392,063    0.2         0                       0     0.0
2.201x to 2.300x ........ 1                  840,881    0.4         0                       0     0.0
2.301x to 2.400x ........ 1                2,600,000    1.1         0                       0     0.0
2.701x to 2.800x ........ 1                  147,595    0.1         0                       0     0.0
                          ------------  ------------  ------------  ------------  ------------  ------------
  Total ................. 95            $228,327,736  100.0%        12            $14,360,705   100.0%
                          ============  ============  ============  ============  ============  ============
Weighted Average ........                   1.360x                                    1.263x
 Maximum ................                   2.717x                                    1.787x
 Minimum ................                   0.865x                                    0.994x








                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                     TOTAL MORTGAGE POOL
                          ----------------------------------------
                                         APPROXIMATE       % OF
                           APPROXIMATE    SCHEDULED     SCHEDULED
                            NUMBER OF     PRINCIPAL     PRINCIPAL
                             MORTGAGE     BALANCE AS    BALANCE AS
PERIOD FOR WHICH NOI WAS   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
 DETERMINED (1)            CUT-OFF DATE      DATE          DATE
------------------------  ------------  ------------  ------------
1994 .................... 28            $ 55,572,924   22.9%
Pro Forma ............... 7                7,421,522    3.1
Underwriting 1995 ....... 72             179,693,995   74.0
                          ------------  ------------  ------------
  Total ................. 107           $242,688,441  100.0%
                          ============  ============  ============

DEBT SERVICE COVERAGE RATIO (2)
------------------  ...................
0.801x to 0.900x ........ 2             $    536,462    0.2%
0.901x to 1.000x ........ 3                1,311,078    0.5
1.001x to 1.100x ........ 15              29,514,288   12.2
1.101x to 1.200x ........ 20              37,124,271   15.3
1.201x to 1.300x ........ 19              37,452,472   15.4
1.301x to 1.400x ........ 17              40,307,612   16.6
1.401x to 1.500x ........ 7               16,130,728    6.6
1.501x to 1.600x ........ 13              64,214,221   26.5
1.601x to 1.700x ........ 5               10,328,292    4.3
1.701x to 1.800x ........ 2                1,788,479    0.7
1.801x to 1.900x ........ 1                  392,063    0.2
2.201x to 2.300x ........ 1                  840,881    0.3
2.301x to 2.400x ........ 1                2,600,000    1.1
2.701x to 2.800x ........ 1                  147,595    0.1
                          ------------  ------------  ------------
  Total ................. 107           $242,688,441  100.0%
                          ============  ============  ============
Weighted Average ........                   1.354x
 Maximum ................                   2.717x
 Minimum ................                   0.865x


------------


   (1) See "--Description of the Mortgage Pool--Debt Service Coverage
Ratios."


(2) With respect to the Mortgage Loans (other than the Mortgage Loan underlying the Senior Participation), the calculation of the debt service coverage ratios set forth in the table was based upon the ratio of net operating income, derived from operating statements referred to above, to, generally, the annualized current Scheduled Payments from Mortgagors under the relevant Mortgage Loans. With respect to the Mortgage Loan underlying the Senior Participation, the calculation of the debt service coverage ratios set forth in the table was based upon the ratio of net operating income, derived from operating statements referred to above, to, generally, the Senior Participation's beneficial interest in the annualized current Scheduled Payment from the Mortgagor under the Mortgage Loan underlying the Senior Participation.

      DISTRIBUTION OF REMAINING TERMS TO MATURITY OF THE MORTGAGE LOANS

                                      MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                            ----------------------------------------  ----------------------------------------
                                           APPROXIMATE       % OF                    APPROXIMATE       % OF
                             APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                              NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                               MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
REMAINING TERM TO MATURITY   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
 (MONTHS)                    CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------------  ------------  ------------  ------------  ------------  ------------  ------------
BALLOON MORTGAGE LOANS
1-12 ...................... 1             $    984,386    0.5%        0             $0              0.0%
13-24 ..................... 9               17,982,258    8.9         3             2,439,346      17.0
25-36 ..................... 1                  268,258    0.1         2             1,059,141       7.4
37-48 ..................... 2                3,984,709    2.0         1             874,640         6.1
49-60 ..................... 11              32,179,082   15.9         1             723,755         5.0
61-72 ..................... 6               22,275,171   11.0         2             1,756,271      12.2
73-84 ..................... 20              23,557,503   11.6         3             7,507,551      52.3
85-96 ..................... 2                3,375,639    1.7         0             0               0.0
97-108 .................... 3                2,486,299    1.2         0             0               0.0
109-120 ................... 16              56,635,235   27.9         0             0               0.0
157-168 ................... 2               24,579,498   12.1         0             0               0.0
169-180 ................... 2               14,553,068    7.2         0             0               0.0
                            ------------  ------------  ------------  ------------  ------------  ------------
  Total ................... 75            $202,861,107  100.0%        12            $14,360,705   100.0%
                            ============  ============  ============  ============  ============  ============
Weighted Average ..........                 96 months                                 59 months
 Maximum ..................                 178 months                                82 months
 Minimum ..................                 10 months                                 21 months
FULLY AMORTIZING MORTGAGE
 LOANS
73-84 ..................... 1             $  2,399,347    9.4%        0             $0              0.0%
97-108 .................... 1                  352,963    1.4         0             0               0.0
109-120 ................... 1                  779,936    3.1         0             0               0.0
133-144 ................... 1                  546,242    2.1         0             0               0.0
(is greater than or equal
 to) 181 .................. 16              21,388,142   84.0         0             0               0.0
                            ------------  ------------  ------------  ------------  ------------  ------------
  Total ................... 20            $ 25,466,630  100.0%        0             $0              0.0%
                            ============  ============  ============  ============  ============  ============
Weighted Average ..........                 247 months                                 0 months
 Maximum ..................                 344 months                                 0 months
 Minimum ..................                 73 months                                  0 months







                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                       TOTAL MORTGAGE POOL
                            ----------------------------------------
                                           APPROXIMATE       % OF
                             APPROXIMATE    SCHEDULED     SCHEDULED
                              NUMBER OF     PRINCIPAL     PRINCIPAL
                               MORTGAGE     BALANCE AS    BALANCE AS
REMAINING TERM TO MATURITY   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
 (MONTHS)                    CUT-OFF DATE      DATE          DATE
--------------------------  ------------  ------------  ------------
BALLOON MORTGAGE LOANS
1-12 ...................... 1             $    984,386    0.5%
13-24 ..................... 12              20,421,605    9.4
25-36 ..................... 3                1,327,399    0.6
37-48 ..................... 3                4,859,349    2.2
49-60 ..................... 12              32,902,838   15.1
61-72 ..................... 8               24,031,442   11.1
73-84 ..................... 23              31,065,054   14.3
85-96 ..................... 2                3,375,639    1.6
97-108 .................... 3                2,486,299    1.1
109-120 ................... 16              56,635,235   26.1
157-168 ................... 2               24,579,498   11.3
169-180 ................... 2               14,553,068    6.7
                            ------------  ------------  ------------
  Total ................... 87            $217,221,811  100.0%
                            ============  ============  ============
Weighted Average ..........                 94 months
 Maximum ..................                 178 months
 Minimum ..................                 10 months
FULLY AMORTIZING MORTGAGE
 LOANS
73-84 ..................... 1             $  2,399,347    9.4%
97-108 .................... 1                  352,963    1.4
109-120 ................... 1                  779,936    3.1
133-144 ................... 1                  546,242    2.1
(is greater than or equal
 to) 181 .................. 16              21,388,142   84.0
                            ------------  ------------  ------------
  Total ................... 20            $ 25,466,630  100.0%
                            ============  ============  ============
Weighted Average ..........                 247 months
 Maximum ..................                 344 months
 Minimum ..................                 73 months


------------

   Note: Weighted Average Remaining Term to Maturity for all Mortgage Loans is 110 months.

                            BALLOON MORTGAGE LOANS

                         MORTGAGE LOAN GROUP 1                           MORTGAGE LOAN GROUP 2
            ----------------------------------------------  ----------------------------------------------
              APPROXIMATE     APPROXIMATE                     APPROXIMATE     APPROXIMATE
               NUMBER OF       SCHEDULED     % OF SCHEDULED    NUMBER OF       SCHEDULED     % OF SCHEDULED
             MORTGAGE LOANS    PRINCIPAL       PRINCIPAL     MORTGAGE LOANS    PRINCIPAL       PRINCIPAL
             AS OF CUT-OFF   BALANCE AS OF   BALANCE AS OF   AS OF CUT-OFF   BALANCE AS OF   BALANCE AS OF
BALLOONS          DATE        CUT-OFF DATE    CUT-OFF DATE        DATE        CUT-OFF DATE    CUT-OFF DATE
----------  --------------  --------------  --------------  --------------  --------------  --------------
No ........ 20              $ 25,466,630     11.2%          0               $         0       0.0%
Yes ....... 75               202,861,107     88.8           12               14,360,705     100.0
            --------------  --------------  --------------  --------------  --------------  --------------
  Total  .. 95              $228,327,736    100.0%          12              $14,360,705     100.0%
            ==============  ==============  ==============  ==============  ==============  ==============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                          TOTAL MORTGAGE POOL
            ----------------------------------------------
              APPROXIMATE     APPROXIMATE
               NUMBER OF       SCHEDULED     % OF SCHEDULED
             MORTGAGE LOANS    PRINCIPAL       PRINCIPAL
             AS OF CUT-OFF   BALANCE AS OF   BALANCE AS OF
BALLOONS          DATE        CUT-OFF DATE    CUT-OFF DATE
----------  --------------  --------------  --------------
No ........  20             $ 25,466,630     10.5%
Yes .......  87              217,221,811     89.5
            --------------  --------------  --------------
  Total  .. 107             $242,688,441    100.0%
            ==============  ==============  ==============

         DISTRIBUTION OF OCCUPANCY PERCENTAGES OF THE MORTGAGE LOANS

                                MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                         MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                       LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
OCCUPANCY PERCENTAGE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
50% or less ......... 4             $  2,688,691    1.2%        0             $         0     0.0%
55.01 - 60.00 ....... 1                   89,648    0.0         0                       0     0.0
60.01 - 65.00 ....... 2                9,986,015    4.4         1               1,040,418     7.2
65.01 - 70.00 ....... 1                2,998,059    1.3         0                       0     0.0
70.01 - 75.00 ....... 2                1,651,720    0.7         0                       0     0.0
75.01 - 80.00 ....... 3                9,774,243    4.3         2               2,208,041    15.4
80.01 - 85.00 ....... 5               14,816,600    6.5         0                       0     0.0
85.01 - 90.00 ....... 8               19,091,633    8.4         0                       0     0.0
90.01 - 95.00 ....... 22              84,682,031   37.1         2               1,105,945     7.7
95.01 - 100.00%  .... 47              82,549,097   36.2         7              10,006,300    69.7
                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............. 95            $228,327,736  100.0%        12            $14,360,705   100.0%
                      ============  ============  ============  ============  ============  ============
Weighted Average  ...                         91%                                      93%
 Maximum ............                        100%                                     100%
 Minimum ............                         31%                                      65%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                 TOTAL MORTGAGE POOL
                      ----------------------------------------
                                     APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL
                         MORTGAGE     BALANCE AS    BALANCE AS
                       LOANS AS OF    OF CUT-OFF    OF CUT-OFF
OCCUPANCY PERCENTAGE   CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------
50% or less ......... 4             $  2,688,691    1.1%
55.01 - 60.00 ....... 1                   89,648    0.0
60.01 - 65.00 ....... 3               11,026,433    4.5
65.01 - 70.00 ....... 1                2,998,059    1.2
70.01 - 75.00 ....... 2                1,651,720    0.7
75.01 - 80.00 ....... 5               11,982,284    4.9
80.01 - 85.00 ....... 5               14,816,600    6.1
85.01 - 90.00 ....... 8               19,091,633    7.9
90.01 - 95.00 ....... 24              85,787,976   35.3
95.01 - 100.00%  .... 54              92,555,397   38.1
                      ------------  ------------  ------------
  Total ............. 107           $242,688,441  100.0%
                      ============  ============  ============
Weighted Average  ...                         91%
 Maximum ............                        100%
 Minimum ............                         31%






               ORIGINAL TERMS TO MATURITY OF THE MORTGAGE LOANS

                            MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                  ----------------------------------------  ----------------------------------------
                                 APPROXIMATE       % OF                    APPROXIMATE       % OF
                   APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                    NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
ORIGINAL TERM      CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------  ------------  ------------  ------------  ------------  ------------  ------------
1 - 60 months  .. 16            $ 33,115,607   14.5%        4             $ 2,461,337    17.1%
61 - 120 months   47             105,441,615   46.2         5               8,646,480    60.2
121 - 180 months  11              55,128,986   24.1         3               3,252,888    22.7
181 - 240 months  2                9,721,141    4.3         0                       0     0.0
241 - 300 months  4                8,955,355    3.9         0                       0     0.0
301 - 360 months  15              15,965,032    7.0         0                       0     0.0
                  ------------  ------------  ------------  ------------  ------------  ------------
  Total ......... 95            $228,327,736  100.0%        12            $14,360,705   100.0%
                  ============  ============  ============  ============  ============  ============
Weighted Average                  134 months                                118 months
 Maximum ........                 360 months                                180 months
 Minimum ........                 23 months                                 53 months


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                             TOTAL MORTGAGE POOL
                  ----------------------------------------
                                 APPROXIMATE       % OF
                   APPROXIMATE    SCHEDULED     SCHEDULED
                    NUMBER OF     PRINCIPAL     PRINCIPAL
                     MORTGAGE     BALANCE AS    BALANCE AS
                   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
ORIGINAL TERM      CUT-OFF DATE      DATE          DATE
----------------  ------------  ------------  ------------
1 - 60 months  .. 20            $ 35,576,944   14.7%
61 - 120 months   52             114,088,095   47.0
121 - 180 months  14              58,381,874   24.1
181 - 240 months  2                9,721,141    4.0
241 - 300 months  4                8,955,355    3.7
301 - 360 months  15              15,965,032    6.6
                  ------------  ------------  ------------
  Total ......... 107           $242,688,441  100.0%
                  ============  ============  ============
Weighted Average                  133 months
 Maximum ........                 360 months
 Minimum ........                 23 months


           DISTRIBUTION OF AMORTIZATION TERMS OF THE MORTGAGE LOANS

                             MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                    LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
AMORTIZATION TERM   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
Interest only  ... 1             $ 10,000,000    4.4%        0             $         0     0.0%
61 - 120 months  . 2                  630,366    0.3         0                       0     0.0
121 - 180 months   3                3,817,253    1.7         1                 231,306     1.6
181 - 240 months   12              11,285,028    4.9         1                 328,749     2.3
241 - 300 months   15              48,359,254   21.2         2               2,727,386    19.0
301 - 360 months   62             154,235,835   67.6         6               9,017,226    62.8
361+ months ...... 0                        0   0.00         2               2,056,038    14.3
                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......... 95            $228,327,736  100.0%        12            $14,360,705   100.0%
                   ============  ============  ============  ============  ============  ============
Weighted Average                   319 months                                380 months
 Maximum .........                 360 months                654 months(1)
 Minimum .........                  0 months                                 180 months


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                              TOTAL MORTGAGE POOL
                   ----------------------------------------
                                  APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS
                    LOANS AS OF    OF CUT-OFF    OF CUT-OFF
AMORTIZATION TERM   CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------
Interest only  ... 1             $ 10,000,000    4.1%
61 - 120 months  . 2                  630,366    0.3
121 - 180 months   4                4,048,559    1.7
181 - 240 months   13              11,613,777    4.8
241 - 300 months   17              51,086,640   21.1
301 - 360 months   68             163,253,061   67.3
361+ months ...... 2                2,056,038    0.8
                   ------------  ------------  ------------
  Total .......... 107           $242,688,441  100.0%
                   ============  ============  ============
Weighted Average                   323 months
 Maximum .........                 654 months
 Minimum .........                  0 months








        YEAR OF FIRST PRINCIPAL PAYMENT DATE OF THE MORTGAGE LOANS(2)

                                   MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                         ----------------------------------------  ----------------------------------------
                                        APPROXIMATE       % OF                    APPROXIMATE       % OF
                          APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                           NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                            MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
YEAR OF FIRST PRINCIPAL   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PAYMENT                   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------------  ------------  ------------  ------------  ------------  ------------  ------------
Interest only .......... 1             $ 10,000,000    4.4%        0             $         0     0.0%
1977 ................... 2                2,752,310    1.2         0                       0     0.0
1980 ................... 1                  779,936    0.3         0                       0     0.0
1985 ................... 2                2,072,480    0.9         1                 723,755     5.0
1986 ................... 4                4,108,316    1.8         1                 715,853     5.0
1987 ................... 4                6,858,697    3.0         1               1,813,280    12.6
1988 ................... 2                1,259,125    0.6         1                 730,392     5.1
1989 ................... 2                2,453,611    1.1         0                       0     0.0
1990 ................... 2                2,173,631    1.0         1               1,181,398     8.2
1991 ................... 3                3,215,694    1.4         0                       0     0.0
1992 ................... 2                4,403,089    1.9         3               6,720,914    46.8
1993 ................... 3                7,263,984    3.2         2                 560,055     3.9
1994 ................... 13              33,744,141   14.8         2               1,915,058    13.3
1995 ................... 54             147,242,723   64.5         0                       0     0.0
                                       ------------  ------------  ------------  ------------  ------------
  Total ................ 95            $228,327,736  100.0%        12            $14,360,705   100.0%
                         ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                    TOTAL MORTGAGE POOL
                         ----------------------------------------
                                        APPROXIMATE       % OF
                          APPROXIMATE    SCHEDULED     SCHEDULED
                           NUMBER OF     PRINCIPAL     PRINCIPAL
                            MORTGAGE     BALANCE AS    BALANCE AS
YEAR OF FIRST PRINCIPAL   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PAYMENT                   CUT-OFF DATE      DATE          DATE
-----------------------  ------------  ------------  ------------
Interest only .......... 1             $ 10,000,000    4.1%
1977 ................... 2                2,752,310    1.1
1980 ................... 1                  779,936    0.3
1985 ................... 3                2,796,235    1.2
1986 ................... 5                4,824,168    2.0
1987 ................... 5                8,671,977    3.6
1988 ................... 3                1,989,517    0.8
1989 ................... 2                2,453,611    1.0
1990 ................... 3                3,355,029    1.4
1991 ................... 3                3,215,694    1.3
1992 ................... 5               11,124,003    4.6
1993 ................... 5                7,824,038    3.2
1994 ................... 15              35,659,199   14.7
1995 ................... 54             147,242,723   60.7
                         ------------  ------------  ------------
  Total ................ 107           $242,688,441  100.0%
                         ============  ============  ============

------------

   (1) This loan is a fixed principal loan which amortizes over 654 months. (See Appendix A--characteristics of the Mortgage Loans--Mortgage Loan

        Group 2, footnote 1).

   (2) The year of First Principal Payment Date for a Mortgage Loan is the year in which the first Scheduled Principal Payment was due, or for Mortgage Loans which were modified by the Seller, the year in which the first Scheduled Principal Payment was, or in the case of recently modified Mortgage Loans, will be due, under such modification.

                DISTRIBUTION OF SEASONING OF THE MORTGAGE LOANS

                            MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                  ----------------------------------------  ----------------------------------------
                                 APPROXIMATE       % OF                    APPROXIMATE       % OF
                   APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                    NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
SEASONING          CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------  ------------  ------------  ------------  ------------  ------------  ------------
0 ............... 3             $ 23,906,051   10.5%        0             $         0     0.0%
1-12 ............ 55             138,821,481   60.8         0                       0     0.0
13-24 ........... 11              28,706,322   12.6         2               1,915,058    13.3
25-36 ........... 3                7,263,984    3.2         2                 560,055     3.9
37-48 ........... 2                4,403,089    1.9         3               6,720,914    46.8
49-60 ........... 3                3,215,694    1.4         0                       0     0.0
61-72 ........... 2                2,173,631    1.0         1               1,181,398     8.2
73-84 ........... 2                2,453,611    1.1         0                       0     0.0
85-96 ........... 1                  812,135    0.4         1                 730,392     5.1
97-108 .......... 5                7,767,328    3.4         1               1,813,280    12.6
109-120 ......... 3                3,199,685    1.4         1                 715,853     5.0
121-132 ......... 2                2,072,480    0.9         1                 723,755     5.0
181-192 ......... 1                  779,936    0.3         0                       0     0.0
217-228 ......... 2                2,752,310    1.2         0                       0     0.0
                  ------------  ------------  ------------  ------------  ------------  ------------
  Total ......... 95            $228,327,736  100.0%        12            $14,360,705   100.0%
                  ============  ============  ============  ============  ============  ============
Weighted Average                  19 months                                 59 months
 Maximum ........                 227 months                                126 months
 Minimum ........                  0 months                                 20 months


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                             TOTAL MORTGAGE POOL
                  ----------------------------------------
                                 APPROXIMATE       % OF
                   APPROXIMATE    SCHEDULED     SCHEDULED
                    NUMBER OF     PRINCIPAL     PRINCIPAL
                     MORTGAGE     BALANCE AS    BALANCE AS
                   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
SEASONING          CUT-OFF DATE      DATE          DATE
----------------  ------------  ------------  ------------
0 ............... 3             $ 23,906,051    9.9%
1-12 ............ 55             138,821,481   57.2
13-24 ........... 13              30,621,380   12.6
25-36 ........... 5                7,824,038    3.2
37-48 ........... 5               11,124,003    4.6
49-60 ........... 3                3,215,694    1.3
61-72 ........... 3                3,355,029    1.4
73-84 ........... 2                2,453,611    1.0
85-96 ........... 2                1,542,527    0.6
97-108 .......... 6                9,580,608    3.9
109-120 ......... 4                3,915,537    1.6
121-132 ......... 3                2,796,235    1.2
181-192 ......... 1                  779,936    0.3
217-228 ......... 2                2,752,310    1.1
                  ------------  ------------  ------------
  Total ......... 107           $242,688,441  100.0%
                  ============  ============  ============
Weighted Average                  22 months
 Maximum ........                 227 months
 Minimum ........                  0 months


                   FIXED RATE AND ADJUSTABLE RATE (BY INDEX)
                         MORTGAGE LOAN CONCENTRATIONS

                              MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                    ----------------------------------------  ----------------------------------------
                                   APPROXIMATE       % OF                    APPROXIMATE       % OF
                     APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                      NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                       MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                     LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
INDEX                CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
------------------  ------------  ------------  ------------  ------------  ------------  ------------
1 Year CMT ........ 0             $          0    0.0%        2             $ 1,770,810    12.3%
3 Year CMT ........ 2                2,122,382    0.9         2               5,694,271    39.7
5 Year CMT ........ 1                9,174,899    4.0         0                       0     0.0
11th District COFI  11              11,453,228    5.0         4               4,279,531    29.8
Prime ............. 2                1,153,603    0.5         4               2,616,092    18.2
Fixed Rate ........ 79             204,423,624   89.5         0                       0     0.0
                    ------------  ------------  ------------  ------------  ------------  ------------
 Total ............ 95            $228,327,736  100.0%        12            $14,360,705   100.0%
                    ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                               TOTAL MORTGAGE POOL
                    ----------------------------------------
                                   APPROXIMATE       % OF
                     APPROXIMATE    SCHEDULED     SCHEDULED
                      NUMBER OF     PRINCIPAL     PRINCIPAL
                       MORTGAGE     BALANCE AS    BALANCE AS
                     LOANS AS OF    OF CUT-OFF    OF CUT-OFF
INDEX                CUT-OFF DATE      DATE          DATE
------------------  ------------  ------------  ------------
1 Year CMT ........ 2             $  1,770,810    0.7%
3 Year CMT ........ 4                7,816,653    3.2
5 Year CMT ........ 1                9,174,899    3.8
11th District COFI  15              15,732,759    6.5
Prime ............. 6                3,769,695    1.6
Fixed Rate ........ 79             204,423,624   84.2
                    ------------  ------------  ------------
 Total ............ 107           $242,688,441  100.0%
                    ============  ============  ============

  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 1
                CURRENT INTEREST RATES AS OF THE CUT-OFF DATE

                                     11TH DISTRICT                                CONSTANT
                                  COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CURRENT INTEREST RATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
6.501%-7.000% ........ 0             $         0     0.0%        1             $ 9,174,899    81.2%
7.001%-7.500% ........ 8               8,504,175    74.3         0                       0     0.0
7.501%-8.000% ........ 3               2,949,053    25.7         1                 446,990     4.0
9.501%-10.000% ....... 0                       0     0.0         1               1,675,392    14.8
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 11            $11,453,228   100.0%        3             $11,297,281   100.0%
                       ============  ============  ============  ============  ============  ============
Weighted Average  ....                     7.472%                                    7.484%
 Maximum .............                     7.679%                                   10.000%
 Minimum .............                     7.391%                                    7.000%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                         PRIME                                     TOTAL
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CURRENT INTEREST RATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
6.501%-7.000% ........ 0             $        0      0.0%        1             $ 9,174,899    38.4%
7.001%-7.500% ........ 0                      0      0.0         8               8,504,175    35.6
7.501%-8.000% ........ 0                      0      0.0         4               3,396,044    14.2
9.501%-10.000% ....... 2              1,153,603    100.0         3               2,828,995    11.8
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 2             $1,153,603    100.0%        16            $23,904,112   100.0%
                       ============  ============  ============  ============  ============  ============
Weighted Average  ....                    9.868%                                     7.593%
 Maximum .............                   10.000%                                    10.000%
 Minimum .............                    9.750%                                     7.000%

                                GROSS MARGINS

                                11TH DISTRICT                                CONSTANT
                             COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                  ----------------------------------------  ----------------------------------------
                                 APPROXIMATE       % OF                    APPROXIMATE       % OF
                   APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                    NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
GROSS MARGIN       CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------  ------------  ------------  ------------  ------------  ------------  ------------
0.751%-1.000%  .. 0             $         0     0.0%        0             $         0     0.0%
1.251%-1.500%  .. 0                       0     0.0         0                       0     0.0
2.001%-2.250%  .. 7               6,851,492    59.8         0                       0     0.0
2.251%-2.500%  .. 4               4,601,737    40.2         1                 446,990     4.0
2.751%-3.000%  .. 0                       0     0.0         2              10,850,291    96.0
                  ------------  ------------  ------------  ------------  ------------  ------------
  Total ......... 11            $11,453,228   100.0%        3             $11,297,281   100.0%
                  ============  ============  ============  ============  ============  ============
Weighted Average                      2.329%                                    2.980%
 Maximum ........                     2.500%                                    3.000%
 Minimum ........                     2.250%                                    2.500%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                    PRIME                                     TOTAL
                  ----------------------------------------  ----------------------------------------
                                 APPROXIMATE       % OF                    APPROXIMATE       % OF
                   APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                    NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF



GROSS MARGIN       CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------  ------------  ------------  ------------  ------------  ------------  ------------
0.751%-1.000%  .. 1             $  607,361     52.6%        1             $   607,361     2.5%
1.251%-1.500%  .. 1                546,242     47.4         1                 546,242     2.3
2.001%-2.250%  .. 0                      0      0.0         7               6,851,492    28.7
2.251%-2.500%  .. 0                      0      0.0         5               5,048,727    21.1
2.751%-3.000%  .. 0                      0      0.0         2              10,850,291    45.4
                  ------------  ------------  ------------  ------------  ------------  ------------
  Total ......... 2             $1,153,603    100.0%        16            $23,904,112   100.0%
                  ============  ============  ============  ============  ============  ============
Weighted Average                     1.237%                                     2.584%
 Maximum ........                    1.500%                                     3.000%
 Minimum ........                    1.000%                                     1.000%

  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 1
                            NEGATIVE AMORTIZATION

                                     11TH DISTRICT                                CONSTANT
                                  COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
NEGATIVE AMORTIZATION   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
No ................... 0             $         0     0.0%        3             $11,297,281   100.0%
Yes .................. 11             11,453,228   100.0         0                       0     0.0
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 11            $11,453,228   100.0%        3             $11,297,281   100.0%
                       ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                         PRIME                                     TOTAL
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
NEGATIVE AMORTIZATION   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
No ................... 2             $1,153,603    100.0%        5             $12,450,884    52.1%
Yes .................. 0             0             0.0           11             11,453,228    47.9
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 2             $1,153,603    100.0%        16            $23,904,112   100.0%
                       ============  ============  ============  ============  ============  ============

                    FREQUENCY OF MORTGAGE RATE ADJUSTMENTS

                                     11TH DISTRICT                                CONSTANT
                                  COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
FREQUENCY OF MORTGAGE     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
RATE ADJUSTMENTS        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
(MONTHS)                CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
1 .................... 11            $11,453,228   100.0%        0             $0              0.0%
12 ................... 0             0               0.0         0             0               0.0
36 ................... 0             0               0.0         2             2,122,382      18.8
60 ................... 0             0               0.0         1             9,174,899      81.2
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 11            $11,453,228   100.0%        3             $11,297,281   100.0%
                       ============  ============  ============  ============  ============  ============
Weighted Average  ....               1 month                                   55 months
 Maximum .............               1 month                                   60 months
 Minimum .............               1 month                                   36 months

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                         PRIME                                     TOTAL
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
FREQUENCY OF MORTGAGE     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
RATE ADJUSTMENTS        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
(MONTHS)                CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
1 .................... 1             $607,361      52.6%         12            $12,060,589   50.5%
12 ................... 1             546,242       47.4          1             546,242       2.3
36 ................... 0             0             0.0           2             2,122,382     8.9
60 ................... 0             0             0.0           1             9,174,899     38.4
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 2             $1,153,603    100.0%        16            $23,904,112   100.0%
                       ============  ============  ============  ============  ============  ============
Weighted Average  ....               6 months                                    27 months



 Maximum .............               12 months                                   60 months
 Minimum .............               1 month                                      1 month

  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE GROUP
                                      1
                  FREQUENCY OF MORTGAGE PAYMENT ADJUSTMENTS

                                     11TH DISTRICT                                CONSTANT
                                  COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
FREQUENCY OF MORTGAGE     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
PAYMENT ADJUSTMENTS     LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
(MONTHS)                CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
6 .................... 0             $0              0.0%        0             $0              0.0%
12 ................... 11            11,453,228    100.0         0             0               0.0
36 ................... 0             0               0.0         2             2,122,382      18.8
60 ................... 0             0               0.0         1             9,174,899      81.2
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 11            $11,453,228   100.0%        3             $11,297,281   100.0%
                       ============  ============  ============  ============  ============  ============
Weighted Average  ....               12 months                                 55 months
 Maximum .............               12 months                                 60 months
 Minimum .............               12 months                                 36 months

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                         PRIME                                     TOTAL
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
FREQUENCY OF MORTGAGE     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
PAYMENT ADJUSTMENTS     LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
(MONTHS)                CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
6 .................... 1             $607,361      52.6%         1             $607,361      2.5%
12 ................... 1             546,242       47.4          12            11,999,470    50.2
36 ................... 0             0             0.0           2             2,122,382     8.9
60 ................... 0             0             0.0           1             9,174,899     38.4
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 2             $1,153,603    100.0%        16            $23,904,112   100.0%
                       ============  ============  ============  ============  ============  ============
Weighted Average  ....               9 months                                    32 months
 Maximum .............               12 months                                   60 months
 Minimum .............               6 months                                     6 months




                         LIFETIME MORTGAGE RATE CAPS


                                 11TH DISTRICT                                CONSTANT
                              COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE CAP            CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
None ............. 7             $ 6,812,998    59.5%        1             $ 9,174,899    81.2%
12.001%-14.000%  . 2               2,947,436    25.7         0                       0     0.0
14.001%-16.000%  . 2               1,692,794    14.8         2               2,122,382    18.8
                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......... 11            $11,453,228   100.0%        3             $11,297,281   100.0%
                   ============  ============  ============  ============  ============  ============
Weighted Average                      14.368%                                   15.842%
 Maximum .........                    16.000%                                   16.000%
 Minimum .........                    13.750%                                   15.250%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                     PRIME                                     TOTAL
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF



RATE CAP            CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
None ............. 2             $1,153,603    100.0%        10            $17,141,499    71.7%
12.001%-14.000%  . 0                      0      0.0         2               2,947,436    12.3
14.001%-16.000%  . 0                      0      0.0         4               3,815,177    16.0
                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......... 2             $1,153,603    100.0%        16            $23,904,112   100.0%
                   ============  ============  ============  ============  ============  ============
Weighted Average                      0.000%                                    14.831%
 Maximum .........                    0.000%                                    16.000%
 Minimum .........                    0.000%                                    13.750%

  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 1
                        LIFETIME MORTGAGE RATE FLOORS

                                      11TH DISTRICT                                CONSTANT
                                   COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                        ----------------------------------------  ----------------------------------------
                                       APPROXIMATE       % OF                    APPROXIMATE       % OF
                         APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                          NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                           MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE RATE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
FLOOR                    CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------------  ------------  ------------  ------------  ------------  ------------  ------------
None .................. 7             $ 6,812,998    59.5%        1             $ 9,174,899    81.2%
2.001%-4.000% ......... 2               2,947,436    25.7         0                       0     0.0
4.001%-6.000% ......... 2               1,692,794    14.8         1                 446,990     4.0
8.001%-10.000% ........ 0                       0       0         1               1,675,392    14.8
                        ------------  ------------  ------------  ------------  ------------  ------------
  Total ............... 11            $11,453,228   100.0%        3             $11,297,281   100.0%
                        ============  ============  ============  ============  ============  ============
Weighted Average ......                     4.473%                                     9.00%
 Maximum ..............                     6.000%                                   10.000%
 Minimum ..............                     3.750%                                    5.250%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                          PRIME                                     TOTAL
                        ----------------------------------------  ----------------------------------------
                                       APPROXIMATE       % OF                    APPROXIMATE       % OF
                         APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                          NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                           MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE RATE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
FLOOR                    CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------------  ------------  ------------  ------------  ------------  ------------  ------------
None .................. 2             $1,153,603    100.0%        10            $17,141,499    71.7%
2.001%-4.000% ......... 0                      0      0.0         2               2,947,436    12.3
4.001%-6.000% ......... 0                      0      0.0         3               2,139,785     9.0
8.001%-10.000% ........ 0                      0      0.0         1               1,675,392     7.0
                        ------------  ------------  ------------  ------------  ------------  ------------
  Total ............... 2             $1,153,603    100.0%        16            $23,904,112   100.0%
                        ============  ============  ============  ============  ============  ============
Weighted Average ......                    0.000%                                     5.894%
 Maximum ..............                    0.000%                                    10.000%
 Minimum ..............                    0.000%                                     3.750%

                         SCHEDULE OF RATE RESET DATES

                                11TH DISTRICT                                CONSTANT
                             COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                  ----------------------------------------  ----------------------------------------
                                 APPROXIMATE       % OF                    APPROXIMATE       % OF
                   APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                    NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
NEXT RATE          LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RESET DATE         CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------  ------------  ------------  ------------  ------------  ------------  ------------
December 1995  .. 11            $11,453,228   100.0%        0             $0              0.0%
January 1996  ... 0             0               0.0         0             0               0.0
April 1997 ...... 0             0               0.0         1             1,675,392      14.8
May 1997 ........ 0             0               0.0         1             446,990         4.0
October 2000  ... 0             0               0.0         1             9,174,899      81.2
                  ------------  ------------  ------------  ------------  ------------  ------------
  Total ......... 11            $11,453,228   100.0%        3             $11,297,281   100.0%
                  ============  ============  ============  ============  ============  ============

Weighted Average                December 1995                             February 2000
 Maximum ........               December 1995                             October 2000
 Minimum ........               December 1995                             April 1997

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                    PRIME                                     TOTAL
                  ----------------------------------------  ----------------------------------------
                                 APPROXIMATE       % OF                    APPROXIMATE       % OF
                   APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED



                    NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
NEXT RATE          LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RESET DATE         CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------  ------------  ------------  ------------  ------------  ------------  ------------
December 1995  .. 1             $607,361      52.6%         12            $12,060,589   50.5%
January 1996  ... 1             546,242       47.4          1             546,242       2.3
April 1997 ...... 0             0             0.0           1             1,675,392     7.0
May 1997 ........ 0             0             0.0           1             446,990       1.9
October 2000  ... 0             0             0.0           1             9,174,899     38.4
                  ------------  ------------  ------------  ------------  ------------  ------------
  Total ......... 2             $1,153,603    100.0%        16            $23,904,112   100.0%
                  ============  ============  ============  ============  ============  ============

Weighted Average                December 1995                             December 1997
 Maximum ........               January 1996                              October 2000
 Minimum ........               December 1995                             December 1995

  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 2
                            CURRENT INTEREST RATES

                                     11TH DISTRICT                                CONSTANT
                                  COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CURRENT INTEREST RATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
7.001%-7.500% ........ 1             $1,813,280     42.4%        0             $        0      0.0%
7.501%-8.000% ........ 2              1,439,608     33.6         0                      0      0.0
8.501%-9.000% ........ 0                      0      0.0         1                730,392      9.8
9.001%-9.500% ........ 1              1,026,643     24.0         1              1,040,418     13.9
9.501%-10.000% ....... 0                      0      0.0         2              5,694,271     76.3
10.001%-10.500% ...... 0                      0      0.0         0                      0      0.0
10.501%-11.000% ...... 0                      0      0.0         0                      0      0.0
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 4             $4,279,531    100.0%        4             $7,465,082    100.0%
                       ============  ============  ============  ============  ============  ============
Weighted Average  ....                    8.023%                                    9.607%
 Maximum .............                    9.500%                                    9.750%
 Minimum .............                    7.391%                                    9.000%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                         PRIME                                     TOTAL
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CURRENT INTEREST RATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
7.001%-7.500% ........ 0             $0              0.0%        1             $ 1,813,280    12.6%
7.501%-8.000% ........ 0             0               0.0         2               1,439,608    10.0
8.501%-9.000% ........ 0             0               0.0         1                 730,392     5.1
9.001%-9.500% ........ 0             0               0.0         2               2,067,061    14.4
9.501%-10.000% ....... 2             2,056,038      78.6         4               7,750,309    54.0
10.001%-10.500% ...... 1             328,749        12.6         1                 328,749     2.3
10.501%-11.000% ...... 1             231,306         8.8         1                 231,306     1.6
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 4             $2,616,092    100.0%        12            $14,360,705   100.0%
                       ============  ============  ============  ============  ============  ============
Weighted Average  ....               9.901%                                          9.189%
 Maximum .............               10.750%                                        10.750%
 Minimum .............               9.750%                                          7.391%

                                GROSS MARGINS

                                11TH DISTRICT                                CONSTANT
                             COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                  ----------------------------------------  ----------------------------------------
                                 APPROXIMATE       % OF                    APPROXIMATE       % OF
                   APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                    NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
GROSS MARGIN       CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------  ------------  ------------  ------------  ------------  ------------  ------------
0.751%-1.000%  .. 0             $        0      0.0%        0             $        0      0.0%
1.251%-1.500%  .. 0                      0      0.0         0                      0      0.0
1.751%-2.000%  .. 0                      0      0.0         0                      0      0.0
2.001%-2.250%  .. 1              1,813,280     42.4         0                      0      0.0
2.251%-2.500%  .. 1                715,853     16.7         2              5,694,271     76.3
2.501%-2.750%  .. 1                723,755     16.9         1                730,392      9.8
3.251%-3.500%  .. 1              1,026,643     24.0         1              1,040,418     13.9
                  ------------  ------------  ------------  ------------  ------------  ------------
  Total ......... 4             $4,279,531    100.0%        4             $7,465,082    100.0%
                  ============  ============  ============  ============  ============  ============
Weighted Average                     2.676%                                    2.664%
 Maximum ........                    3.500%                                    3.500%
 Minimum ........                    2.250%                                    2.500%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)




                                    PRIME                                     TOTAL
                  ----------------------------------------  ----------------------------------------
                                 APPROXIMATE       % OF                    APPROXIMATE       % OF
                   APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                    NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
GROSS MARGIN       CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------  ------------  ------------  ------------  ------------  ------------  ------------
0.751%-1.000%  .. 2             $2,056,038     78.6%        2             $ 2,056,038    14.3%
1.251%-1.500%  .. 1                328,749     12.6         1                 328,749     2.3
1.751%-2.000%  .. 1                231,306      8.8         1                 231,306     1.6
2.001%-2.250%  .. 0                      0      0.0         1               1,813,280    12.6
2.251%-2.500%  .. 0                      0      0.0         3               6,410,124    44.6
2.501%-2.750%  .. 0                      0      0.0         2               1,454,148    10.1
3.251%-3.500%  .. 0                      0      0.0         2               2,067,061    14.4
                  ------------  ------------  ------------  ------------  ------------  ------------
  Total ......... 4             $2,616,092    100.0%        12            $14,360,705   100.0%
                  ============  ============  ============  ============  ============  ============
Weighted Average                     1.151%                                     2.392%
 Maximum ........                    2.000%                                     3.500%
 Minimum ........                    1.000%                                     1.000%

  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 2
                            NEGATIVE AMORTIZATION

                                     11TH DISTRICT                                CONSTANT
                                  COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
NEGATIVE AMORTIZATION   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
No ................... 0             $        0      0.0%        3             $6,424,663     86.1%
Yes .................. 4              4,279,531    100.0         1              1,040,418     13.9
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 4             $4,279,531    100.0%        4             $7,465,082    100.0%
                       ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                         PRIME                                     TOTAL
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
NEGATIVE AMORTIZATION   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
No ................... 4             $2,616,092    100.0%        7             $ 9,040,756    63.0%
Yes .................. 0             0             0.0           5               5,319,949    37.0
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 4             $2,616,092    100.0%        12            $14,360,705   100.0%
                       ============  ============  ============  ============  ============  ============

                    FREQUENCY OF MORTGAGE RATE ADJUSTMENTS

                                     11TH DISTRICT                                CONSTANT
                                  COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
FREQUENCY OF MORTGAGE     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
 RATE ADJUSTMENTS       LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
(MONTHS)                CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
1 .................... 4             $4,279,531    100.0%        1             $730,392        9.8%
6 .................... 0             0               0.0         1             1,040,418      13.9
12 ................... 0             0               0.0         2             5,694,271      76.3
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 4             $4,279,531    100.0%        4             $7,465,082    100.0%
                       ============  ============  ============  ============  ============  ============
Weighted Average  ....               1 month                                   10 months
 Maximum .............               1 month                                   12 months
 Minimum .............               1 month                                   1 month

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                         PRIME                                     TOTAL
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
FREQUENCY OF MORTGAGE     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
 RATE ADJUSTMENTS       LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
(MONTHS)                CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
1 .................... 4             $2,616,092    100.0%        9             $7,626,015    53.1%
6 .................... 0             0             0.0           1             1,040,418     7.2
12 ................... 0             0             0.0           2             5,694,271     39.7
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 4             $2,616,092    100.0%        12            $14,360,705   100.0%
                       ============  ============  ============  ============  ============  ============
Weighted Average  ....               1 month                                      6 months
 Maximum .............               1 month                                     12 months
 Minimum .............               1 month                                      1 month




                  FREQUENCY OF MORTGAGE PAYMENT ADJUSTMENTS

                                     11TH DISTRICT                                CONSTANT
                                  COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
FREQUENCY OF MORTGAGE    NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
PAYMENT                   MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
ADJUSTMENTS             LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
(MONTHS)                CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
1 .................... 0             $0              0.0%        1             $730,392        9.8%
12 ................... 4             4,279,531     100.0         3             6,734,690      90.2
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 4             $4,279,531    100.0%        4             $7,465,082    100.0%
                       ============  ============  ============  ============  ============  ============
Weighted Average  ....               12 months                                 11 months
 Maximum .............               12 months                                 12 months
 Minimum .............               12 months                                 1 month

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                         PRIME                                     TOTAL
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
FREQUENCY OF MORTGAGE    NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
PAYMENT                   MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
ADJUSTMENTS             LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
(MONTHS)                CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
1 .................... 4             $2,616,092    100.0%        5             $3,346,484    23.3%
12 ................... 0             0             0.0           7             11,014,220    76.7
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 4             $2,616,092    100.0%        12            $14,360,705   100.0%
                       ============  ============  ============  ============  ============  ============
Weighted Average  ....               1 months                                  9 months
 Maximum .............               1 months                                  12 months
 Minimum .............               1 month                                   1 month

  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 2
                         LIFETIME MORTGAGE RATE CAPS


                                      11TH DISTRICT                                CONSTANT
                                   COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                        ----------------------------------------  ----------------------------------------
                                       APPROXIMATE       % OF                    APPROXIMATE       % OF
                         APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                          NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                           MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE RATE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CAP                      CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------------  ------------  ------------  ------------  ------------  ------------  ------------
None .................. 2             $1,439,608     33.6%        1             $  730,392      9.8%
10.001%-12.000% ....... 0                      0      0.0         2              5,694,271     76.3
12.001%-14.000% ....... 1              1,813,280     42.4         1              1,040,418     13.9
16.001%+ .............. 1              1,026,643     24.0         0                      0      0.0
                        ------------  ------------  ------------  ------------  ------------  ------------
  Total ............... 4             $4,279,531    100.0%        4             $7,465,082    100.0%
                        ============  ============  ============  ============  ============  ============
Weighted Average ......                   15.286%                                   12.154%
 Maximum ..............                   18.000%                                   13.000%
 Minimum ..............                   13.750%                                   12.000%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                          PRIME                                     TOTAL
                        ----------------------------------------  ----------------------------------------
                                       APPROXIMATE       % OF                    APPROXIMATE       % OF
                         APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                          NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                           MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE RATE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CAP                      CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------------  ------------  ------------  ------------  ------------  ------------  ------------
None .................. 4             $2,616,092    100.0%        7             $ 4,786,092    33.3%
10.001%-12.000% ....... 0             0               0.0         2               5,694,271    39.7
12.001%-14.000% ....... 0             0               0.0         2               2,853,698    19.9
16.001%+ .............. 0             0               0.0         1               1,026,643     7.1
                        ------------  ------------  ------------  ------------  ------------  ------------
  Total ............... 4             $2,616,092    100.0%        12            $14,360,705   100.0%
                        ============  ============  ============  ============  ============  ============
Weighted Average ......               0.000%                                         13.083%
 Maximum ..............               0.000%                                         18.000%
 Minimum ..............               0.000%                                         12.000%


                        LIFETIME MORTGAGE RATE FLOORS

                                      11TH DISTRICT                                CONSTANT
                                   COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                        ----------------------------------------  ----------------------------------------
                                       APPROXIMATE       % OF                    APPROXIMATE       % OF
                         APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                          NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                           MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE RATE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
FLOOR                    CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------------  ------------  ------------  ------------  ------------  ------------  ------------
None .................. 2             $1,439,608     33.6%        1             $  730,392      9.8%
2.001%-4.000% ......... 1              1,813,280     42.4         0                      0      0.0
4.001%-6.000% ......... 0                      0      0.0         3              6,734,690     90.2
8.001%-10.000% ........ 1              1,026,643     24.0         0                      0      0.0
                        ------------  ------------  ------------  ------------  ------------  ------------
  Total ............... 4             $4,279,531    100.0%        4             $7,465,082    100.0%
                        ============  ============  ============  ============  ============  ============
Weighted Average ......                    5.829%                                    5.846%
 Maximum ..............                    9.500%                                    6.000%
 Minimum ..............                    3.750%                                    5.000%


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                          PRIME                                     TOTAL
                        ----------------------------------------  ----------------------------------------
                                       APPROXIMATE       % OF                    APPROXIMATE       % OF



                         APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                          NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                           MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE RATE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
FLOOR                    CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------------  ------------  ------------  ------------  ------------  ------------  ------------
None .................. 4             $2,616,092    100.0%        7             $ 4,786,092    33.3%
2.001%-4.000% ......... 0                      0      0.0         1               1,813,280    12.6
4.001%-6.000% ......... 0                      0      0.0         3               6,734,690    46.9
8.001%-10.000% ........ 0                      0      0.0         1               1,026,643     7.1
                        ------------  ------------  ------------  ------------  ------------  ------------
  Total ............... 4             $2,616,092    100.0%        12            $14,360,705   100.0%
                        ============  ============  ============  ============  ============  ============
Weighted Average ......                    0.000%                                     5.841%
 Maximum ..............                    0.000%                                     9.500%
 Minimum ..............                    0.000%                                     3.750%


         CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2
                                    SCHEDULE OF RATE RESET DATES
                               11TH DISTRICT                                CONSTANT
                            COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                 ----------------------------------------  ----------------------------------------
                                APPROXIMATE       % OF                    APPROXIMATE       % OF
                  APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                   NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                    MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
NEXT RATE         LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RESET DATE        CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------  ------------  ------------  ------------  ------------  ------------  ------------
November 1995  . 0             $        0      0.0%        0             $        0      0.0%
December 1995  . 4              4,279,531    100.0         0                      0      0.0
March 1996 ..... 0                      0      0.0         3              6,734,690     90.2
June 1996 ...... 0                      0      0.0         1                730,392      9.8
                 ------------  ------------  ------------  ------------  ------------  ------------
  Total ........ 4             $4,279,531    100.0%        4             $7,465,082    100.0%
                 ============  ============  ============  ============  ============  ============
Weighted
 Average ....... December 1995                             March 1996
 Maximum ....... December 1995                             June 1996
 Minimum ....... December 1995                             March 1996

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

         CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2
                                    SCHEDULE OF RATE RESET DATES
                                   PRIME                                     TOTAL
                 ----------------------------------------  ----------------------------------------
                                APPROXIMATE       % OF                    APPROXIMATE       % OF
                  APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                   NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                    MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
NEXT RATE         LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RESET DATE        CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------  ------------  ------------  ------------  ------------  ------------  ------------
November 1995  . 1             $  231,306      8.8%        1             $   231,306     1.6%
December 1995  . 3              2,384,787     91.2         7               6,664,318    46.4
March 1996 ..... 0                      0      0.0         3               6,734,690    46.9
June 1996 ...... 0                      0      0.0         1                 730,392     5.1
                 ------------  ------------  ------------  ------------  ------------  ------------
  Total ........ 4             $2,616,092    100.0%        12            $14,360,705   100.0%
                 ============  ============  ============  ============  ============  ============
Weighted
 Average ....... December 1995                             February 1996
 Maximum ....... December 1995                             June 1996
                                                                         November 1995
 Minimum ....... November 1995

                              OFFICE PROPERTIES
      DISTRIBUTION OF SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                    MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                          ----------------------------------------  ----------------------------------------
                                         APPROXIMATE       % OF                    APPROXIMATE       % OF
                           APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                            NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                             MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
CUT-OFF DATE SCHEDULED     LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PRINCIPAL BALANCE          CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
------------------------  ------------  ------------  ------------  ------------  ------------  ------------
$ 500,000 or less ....... 3             $   719,960     1.0%        2             $560,055      100.0%
$ 500,001-$1,000,000  ... 7               4,880,838     6.9         0                    0        0.0
$1,000,001-$1,500,000  .. 1               1,093,824     1.5         0                    0        0.0
$1,500,001-$2,000,000  .. 1               1,876,088     2.7         0                    0        0.0
$2,000,001-$2,500,000  .. 1               2,377,962     3.4         0                    0        0.0
$2,500,001-$3,000,000  .. 2               5,591,689     7.9         0                    0        0.0
$3,000,001-$3,500,000  .. 1               3,239,158     4.6         0                    0        0.0
$4,000,001-$4,500,000  .. 1               4,419,908     6.3         0                    0        0.0
$4,500,001-$5,000,000  .. 1               4,720,437     6.7         0                    0        0.0
$5,000,001-$5,500,000  .. 1               5,378,170     7.6         0                    0        0.0
$6,000,001-$6,500,000  .. 1               6,456,318     9.1         0                    0        0.0
$9,500,001-$10,000,000  . 1              10,000,000    14.2         0                    0        0.0
$19,500,001-$20,000,000   1              19,859,060    28.1         0                    0        0.0
                          ------------  ------------  ------------  ------------  ------------  ------------
  Total ................. 22            $70,613,413   100.0%        2             $560,055      100.0%
                          ============  ============  ============  ============  ============  ============
Average .................               $ 3,209,701                               $280,027
 Maximum ................               $19,859,060                               $328,749
 Minimum ................               $    89,648                               $231,306

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                     TOTAL MORTGAGE POOL
                          ----------------------------------------
                                         APPROXIMATE       % OF
                           APPROXIMATE    SCHEDULED     SCHEDULED
                            NUMBER OF     PRINCIPAL     PRINCIPAL
                             MORTGAGE     BALANCE AS    BALANCE AS
CUT-OFF DATE SCHEDULED     LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PRINCIPAL BALANCE          CUT-OFF DATE      DATE          DATE
------------------------  ------------  ------------  ------------
$ 500,000 or less ....... 5             $ 1,280,014     1.8%
$ 500,001-$1,000,000  ... 7               4,880,838     6.9
$1,000,001-$1,500,000  .. 1               1,093,824     1.5
$1,500,001-$2,000,000  .. 1               1,876,088     2.6
$2,000,001-$2,500,000  .. 1               2,377,962     3.3
$2,500,001-$3,000,000  .. 2               5,591,689     7.9
$3,000,001-$3,500,000  .. 1               3,239,158     4.6
$4,000,001-$4,500,000  .. 1               4,419,908     6.2
$4,500,001-$5,000,000  .. 1               4,720,437     6.6
$5,000,001-$5,500,000  .. 1               5,378,170     7.6
$6,000,001-$6,500,000  .. 1               6,456,318     9.1
$9,500,001-$10,000,000  . 1              10,000,000    14.1
$19,500,001-$20,000,000   1              19,859,060    27.9
                          ------------  ------------  ------------
  Total ................. 24            $71,173,467   100.0%
                          ============  ============  ============
Average .................               $ 2,965,561
 Maximum ................               $19,859,060
 Minimum ................               $    89,648

                               OFFICE PROPERTIES
        DISTRIBUTION OF MORTGAGE INTEREST RATES OF THE MORTGAGE LOANS

                                  MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                        ----------------------------------------  ----------------------------------------
                                       APPROXIMATE       % OF                    APPROXIMATE       % OF
                         APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                          NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                           MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                         LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
MORTGAGE INTEREST RATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------------  ------------  ------------  ------------  ------------  ------------  ------------
7.501%-8.000% ......... 3             $ 5,246,165     7.4%        0             $      0        0.0%
8.001%-8.500% ......... 3              16,295,996    23.1         0                    0        0.0
8.501%-9.000% ......... 4              27,660,835    39.2         0                    0        0.0
9.001%-9.500% ......... 5              13,999,356    19.8         0                    0        0.0
9.501%-10.000% ........ 6               6,475,892     9.2         0                    0        0.0
10.001%-10.500% ....... 0                       0     0.0         1              328,749       58.7
10.501%-11.000% ....... 0                       0     0.0         1              231,306       41.3
11.001%-11.500% ....... 1                 935,169     1.3         0                    0        0.0
                        ------------  ------------  ------------  ------------  ------------  ------------
  Total ............... 22            $70,613,413   100.0%        2             $560,055      100.0%
                        ============  ============  ============  ============  ============  ============
Weighted Average ......                     9.000%                                10.457%
 Maximum ..............                    11.350%                                10.750%
 Minimum ..............                      8.00%                                10.250%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                   TOTAL MORTGAGE POOL
                        ----------------------------------------
                                       APPROXIMATE       % OF
                         APPROXIMATE    SCHEDULED     SCHEDULED
                          NUMBER OF     PRINCIPAL     PRINCIPAL
                           MORTGAGE     BALANCE AS    BALANCE AS
                         LOANS AS OF    OF CUT-OFF    OF CUT-OFF
MORTGAGE INTEREST RATE   CUT-OFF DATE      DATE          DATE
----------------------  ------------  ------------  ------------
7.501%-8.000% ......... 3             $ 5,246,165     7.4%
8.001%-8.500% ......... 3              16,295,996    22.9
8.501%-9.000% ......... 4              27,660,835    38.9
9.001%-9.500% ......... 5              13,999,356    19.7
9.501%-10.000% ........ 6               6,475,892     9.1
10.001%-10.500% ....... 1                 328,749     0.5
10.501%-11.000% ....... 1                 231,306     0.3
11.001%-11.500% ....... 1                 935,169     1.3
                        ------------  ------------  ------------
  Total ............... 24            $71,173,467   100.0%
                        ============  ============  ============
Weighted Average ......                     9.011%
 Maximum ..............                    11.350%
 Minimum ..............                     8.000%

                               OFFICE PROPERTIES
               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                             MORTGAGE LOAN GROUP 1                           MORTGAGE LOAN GROUP 2
                ----------------------------------------------  ----------------------------------------------
                  APPROXIMATE     APPROXIMATE                     APPROXIMATE     APPROXIMATE
                   NUMBER OF       SCHEDULED     % OF SCHEDULED    NUMBER OF       SCHEDULED     % OF SCHEDULED
                 MORTGAGE LOANS    PRINCIPAL       PRINCIPAL     MORTGAGE LOANS    PRINCIPAL       PRINCIPAL
                 AS OF CUT-OFF   BALANCE AS OF   BALANCE AS OF   AS OF CUT-OFF   BALANCE AS OF   BALANCE AS OF
STATES                DATE        CUT-OFF DATE    CUT-OFF DATE        DATE        CUT-OFF DATE    CUT-OFF DATE
--------------  --------------  --------------  --------------  --------------  --------------  --------------
California .... 1               $10,000,000      14.2%          0               $      0          0.0%
Connecticut  .. 7                31,410,109      44.5           0                      0          0.0
Massachusetts   5                 6,701,625       9.5           2                560,055        100.0
Maryland ...... 1                   840,881       1.2           0                      0          0.0
New Jersey .... 4                 9,132,693      12.9           0                      0          0.0
New York ...... 1                 6,456,318       9.1           0                      0          0.0
Rhode Island  . 2                 3,693,824       5.2           0                      0          0.0
South Carolina  1                 2,377,962       3.4           0                      0          0.0
                --------------  --------------  --------------  --------------  --------------  --------------
 Total ........ 22              $70,613,413     100.0%          2               $560,055        100.0%
                ==============  ==============  ==============  ==============  ==============  ==============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                              TOTAL MORTGAGE POOL
                ----------------------------------------------
                  APPROXIMATE     APPROXIMATE
                   NUMBER OF       SCHEDULED     % OF SCHEDULED
                 MORTGAGE LOANS    PRINCIPAL       PRINCIPAL
                 AS OF CUT-OFF   BALANCE AS OF   BALANCE AS OF
STATES                DATE        CUT-OFF DATE    CUT-OFF DATE
--------------  --------------  --------------  --------------
California .... 1               $10,000,000      14.1%
Connecticut  .. 7                31,410,109      44.1
Massachusetts   7                 7,261,680      10.2
Maryland ...... 1                   840,881       1.2
New Jersey .... 4                 9,132,693      12.8
New York ...... 1                 6,456,318       9.1
Rhode Island  . 2                 3,693,824       5.2
South Carolina  1                 2,377,962       3.3
                --------------  --------------  --------------
 Total ........ 24              $71,173,467     100.0%
                ==============  ==============  ==============

                COUNTIES OF MORTGAGED PROPERTIES IN CALIFORNIA

                              MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                    ----------------------------------------  ----------------------------------------
                                   APPROXIMATE       % OF                    APPROXIMATE       % OF
                     APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                      NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                       MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                     LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CALIFORNIA COUNTY    CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
------------------  ------------  ------------  ------------  ------------  ------------  ------------
Los Angeles County  1             $10,000,000   100.0%        0             $0            0%
                    ------------  ------------  ------------  ------------  ------------  ------------
 Total ............ 1             $10,000,000   100.0%        0             $0            0%
                    ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                               TOTAL MORTGAGE POOL
                    ----------------------------------------
                                   APPROXIMATE       % OF
                     APPROXIMATE    SCHEDULED     SCHEDULED
                      NUMBER OF     PRINCIPAL     PRINCIPAL
                       MORTGAGE     BALANCE AS    BALANCE AS
                     LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CALIFORNIA COUNTY    CUT-OFF DATE      DATE          DATE
------------------  ------------  ------------  ------------
Los Angeles County  1             $10,000,000   100.0%
                    ------------  ------------  ------------
 Total ............ 1             $10,000,000   100.0%
                    ============  ============  ============

                              OFFICE PROPERTIES
      DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS OF THE MORTGAGE LOANS

                                                MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                                      ----------------------------------------  ----------------------------------------
                                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                                         MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
 PERIOD FOR WHICH NOI WAS DETERMINED   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
(1)                                    CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
------------------------------------  ------------  ------------  ------------  ------------  ------------  ------------
1994 ................................ 8             $23,536,164    33.3%        2             $560,055      100.0%
Underwriting 1995 ................... 14             47,077,249    66.7         0                    0        0.0
                                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............................. 22            $70,613,413   100.0%        2             $560,055      100.0%
                                      ============  ============  ============  ============  ============  ============
DEBT SERVICE COVERAGE RATIO (2) ...................
------------------------  .........................
0.801x to 0.900x .................... 1             $   268,203     0.4%        0             $      0        0.0%
0.901x to 1.000x .................... 0                       0     0.0         1              231,306       41.3
1.001x to 1.100x .................... 1                 362,108     0.5         0                    0        0.0
1.101x to 1.200x .................... 3               9,769,449    13.8         0                    0        0.0
1.201x to 1.300x .................... 3               4,238,026     6.0         0                    0        0.0
1.301x to 1.400x .................... 6              15,840,073    22.4         0                    0        0.0
1.401x to 1.500x .................... 2               1,869,463     2.6         0                    0        0.0
1.501x to 1.600x .................... 3              30,405,302    43.1         0                    0        0.0
1.601x to 1.700x .................... 1               4,419,908     6.3         0                    0        0.0
1.701x to 1.800x .................... 0                       0     0.0         1              328,749       58.7
2.201x to 2.300x .................... 1                 840,881     1.2         0                    0        0.0
2.301x to 2.400x .................... 1               2,600,000     3.7         0                    0        0.0
                                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............................. 22            $70,613,413   100.0%        2             $560,055      100.0%
                                      ============  ============  ============  ============  ============  ============
Weighted Average ....................                     1.475x                                 1.460x
 Maximum ............................                     2.312x                                 1.787x
 Minimum ............................                     0.893x                                 0.994x


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                 TOTAL MORTGAGE POOL
                                      ----------------------------------------
                                                     APPROXIMATE       % OF
                                       APPROXIMATE    SCHEDULED     SCHEDULED
                                        NUMBER OF     PRINCIPAL     PRINCIPAL
                                         MORTGAGE     BALANCE AS    BALANCE AS
 PERIOD FOR WHICH NOI WAS DETERMINED   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
(1)                                    CUT-OFF DATE      DATE          DATE
------------------------------------  ------------  ------------  ------------
1994 ................................ 10            $24,096,219    33.9%
Underwriting 1995 ................... 14             47,077,249    66.1
                                      ------------  ------------  ------------
  Total ............................. 24            $71,173,467   100.0%
                                      ============  ============  ============
DEBT SERVICE COVERAGE RATIO (2) ...................
------------------------  .........................
0.801x to 0.900x .................... 1             $   268,203     0.4%
0.901x to 1.000x .................... 1                 231,306     0.3
1.001x to 1.100x .................... 1                 362,108     0.5
1.101x to 1.200x .................... 3               9,769,449    13.7
1.201x to 1.300x .................... 3               4,238,026     6.0
1.301x to 1.400x .................... 6              15,840,073    22.3
1.401x to 1.500x .................... 2               1,869,463     2.6
1.501x to 1.600x .................... 3              30,405,302    42.7
1.601x to 1.700x .................... 1               4,419,908     6.2
1.701x to 1.800x .................... 1                 328,749     0.5
2.201x to 2.300x .................... 1                 840,881     1.2
2.301x to 2.400x .................... 1               2,600,000     3.7
                                      ------------  ------------  ------------
  Total ............................. 24            $71,173,467   100.0%
                                      ============  ============  ============
Weighted Average ....................                     1.475x
 Maximum ............................                     2.312x
 Minimum ............................                     0.893x


------------


   (1) See "--Description of the Mortgage Pool--Debt Service Coverage
Ratios."


(2) With respect to the Mortgage Loans (other than the Mortgage Loan underlying the Senior Participation), the calculation of the debt service coverage ratios set forth in the table was based upon the ratio of net operating income, derived from operating statements referred to above, to, generally, the annualized current Scheduled Payments from Mortgagors under the relevant Mortgage Loans. With respect to the Mortgage Loan underlying the Senior Participation, the calculation of the debt service coverage ratios set forth in the table was based upon the ratio of net operating income, derived from operating statements referred to above, to, generally, the Senior Participation's beneficial interest in the annualized current Scheduled Payment from the Mortgagor under the Mortgage Loan underlying the Senior Participation.

                               OFFICE PROPERTIES
      DISTRIBUTION OF REMAINING TERMS TO MATURITY OF THE MORTGAGE LOANS

                                             MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                                   ----------------------------------------  ----------------------------------------
                                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
    REMAINING TERM TO MATURITY      LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
(MONTHS)                            CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------------------  ------------  ------------  ------------  ------------  ------------  ------------
BALLOON MORTGAGE LOANS
13-24 ............................ 4             $ 8,573,919    12.6%        1             $231,306       41.3%
25-36 ............................ 0                       0     0.0         1             328,749        58.7
37-48 ............................ 1                 268,203     0.4         0             0               0.0
61-72 ............................ 1               6,456,318     9.5         0             0               0.0
73-84 ............................ 4               1,872,556     2.7         0             0               0.0
85-96 ............................ 2               3,375,639     5.0         0             0               0.0
109-120 .......................... 5              17,686,780    25.9         0             0               0.0
157-168 .......................... 2              24,579,498    36.0         0             0               0.0
169-180 .......................... 1               5,378,170     7.9         0             0               0.0
                                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......................... 20            $68,191,082   100.0%        2             $560,055      100.0%
                                   ============  ============  ============  ============  ============  ============
Weighted Average .................                 121 months                              25 months
 Maximum .........................                 172 months                              25 months
 Minimum .........................                 14 months                               24 months
FULLY AMORTIZING MORTGAGE LOANS
133-144 .......................... 1             $   546,242    22.6%        0             $0              0.0%
(is greater than or equal to) 181  1               1,876,088    77.4         0             0               0.0
                                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......................... 2             $ 2,422,330   100.0%        0             $0              0.0%
                                   ============  ============  ============  ============  ============  ============
Weighted Average .................                 297 months                              0 months
 Maximum .........................                 344 months                              0 months
 Minimum .........................                 134 months                              0 months


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                              TOTAL MORTGAGE POOL
                                   ----------------------------------------
                                                  APPROXIMATE       % OF
                                    APPROXIMATE    SCHEDULED     SCHEDULED
                                     NUMBER OF     PRINCIPAL     PRINCIPAL
                                      MORTGAGE     BALANCE AS    BALANCE AS
    REMAINING TERM TO MATURITY      LOANS AS OF    OF CUT-OFF    OF CUT-OFF
(MONTHS)                            CUT-OFF DATE      DATE          DATE
---------------------------------  ------------  ------------  ------------
BALLOON MORTGAGE LOANS
13-24 ............................ 5             $ 8,805,225    12.8%
25-36 ............................ 1                 328,749     0.5
37-48 ............................ 1                 268,203     0.4
61-72 ............................ 1               6,456,318     9.4
73-84 ............................ 4               1,872,556     2.7
85-96 ............................ 2               3,375,639     4.9
109-120 .......................... 5              17,686,780    25.7
157-168 .......................... 2              24,579,498    35.8
169-180 .......................... 1               5,378,170     7.8
                                   ------------  ------------  ------------
  Total .......................... 22            $68,751,137   100.0%
                                   ============  ============  ============
Weighted Average .................                       120 months
 Maximum .........................                 172 months
 Minimum .........................                 14 months
FULLY AMORTIZING MORTGAGE LOANS
133-144 .......................... 1             $   546,242    22.6%
(is greater than or equal to) 181  1               1,876,088    77.4
                                   ------------  ------------  ------------
  Total .......................... 2             $ 2,422,330   100.0%
                                   ============  ============  ============
Weighted Average .................                       297 months
 Maximum .........................                 344 months
 Minimum .........................                 134 months


                               OFFICE PROPERTIES
          DISTRIBUTION OF OCCUPANCY PERCENTAGE OF THE MORTGAGE LOANS

                                MORTGAGE GROUP LOAN 1                     MORTGAGE GROUP LOAN 2
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                         MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                       LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
OCCUPANCY PERCENTAGE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
70.01 - 75.00% ...... 1             $   775,639     1.1%        0             $      0        0.0%
75.01 - 80.00 ....... 1               6,456,318     9.1         0                    0        0.0
80.01 - 85.00 ....... 4               9,487,518    13.4         0                    0        0.0
90.01 - 95.00 ....... 4              35,277,486    50.0         1              231,306       41.3
95.01 - 100.00%  .... 12             18,616,452    26.4         1              328,749       58.7
                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............. 22            $70,613,413   100.0%        2             $560,055      100.0%
                      ============  ============  ============  ============  ============  ============
Weighted Average  ...                        92%                                    97%
 Maximum ............                       100%                                   100%
 Minimum ............                        75%                                    93%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                 TOTAL MORTGAGE POOL
                      ----------------------------------------
                                     APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL
                         MORTGAGE     BALANCE AS    BALANCE AS
                       LOANS AS OF    OF CUT-OFF    OF CUT-OFF
OCCUPANCY PERCENTAGE   CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------
70.01 - 75.00% ...... 1             $   775,639     1.1%
75.01 - 80.00 ....... 1               6,456,318     9.1
80.01 - 85.00 ....... 4               9,487,518    13.3
90.01 - 95.00 ....... 5              35,508,791    49.9
95.01 - 100.00%  .... 13             18,945,201    26.6
                      ------------  ------------  ------------
  Total ............. 24            $71,173,467   100.0%
                      ============  ============  ============
Weighted Average  ...                        92%
 Maximum ............                       100%
 Minimum ............                        75%

               ORIGINAL TERMS TO MATURITY OF THE MORTGAGE LOANS

                            MORTGAGE GROUP LOAN 1                     MORTGAGE GROUP LOAN 2
                  ----------------------------------------  ----------------------------------------
                                 APPROXIMATE       % OF                    APPROXIMATE       % OF
                   APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                    NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
ORIGINAL TERM      CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------  ------------  ------------  ------------  ------------  ------------  ------------
1 - 60 months  .. 4             $ 4,422,215     6.3%        2             $560,055      100.0%
61 - 120 months   11             29,725,687    42.1         0             0               0.0
121 - 180 months  5              34,043,181    48.2         0             0               0.0
181 - 240 months  1                 546,242     0.8         0             0               0.0
301 - 360 months  1               1,876,088     2.7         0             0               0.0
                  ------------  ------------  ------------  ------------  ------------  ------------
  Total ......... 22            $70,613,413   100.0%        2             $560,055      100.0%
                  ============  ============  ============  ============  ============  ============
Weighted Average                  143 months                              57 months
 Maximum ........                 360 months                              60 months
 Minimum ........                 36 months                               53 months

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                             TOTAL MORTGAGE POOL
                  ----------------------------------------
                                 APPROXIMATE       % OF
                   APPROXIMATE    SCHEDULED     SCHEDULED
                    NUMBER OF     PRINCIPAL     PRINCIPAL
                     MORTGAGE     BALANCE AS    BALANCE AS
                   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
ORIGINAL TERM      CUT-OFF DATE      DATE          DATE



----------------  ------------  ------------  ------------
1 - 60 months  .. 6             $ 4,982,270     7.0%
61 - 120 months   11             29,725,687    41.8
121 - 180 months  5              34,043,181    47.8
181 - 240 months  1                 546,242     0.8
301 - 360 months  1               1,876,088     2.6
                  ------------  ------------  ------------
  Total ......... 24            $71,173,467   100.0%
                  ============  ============  ============
Weighted Average                        142 months
 Maximum ........                 360 months
 Minimum ........                 36 months

                               OFFICE PROPERTIES
           DISTRIBUTION OF AMORTIZATION TERMS OF THE MORTGAGE LOANS


                             MORTGAGE GROUP LOAN 1                     MORTGAGE GROUP LOAN 2
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                    LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
AMORTIZATION TERM   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
61 - 120 months  . 1             $   362,108     0.5%        0             $0              0.0%
121 - 180 months   1                 935,169     1.3         1             231,306        41.3
181 - 240 months   3               1,655,326     2.3         1             328,749        58.7
241 - 300 months   3              15,195,547    21.5         0             0               0.0
301 - 360 months   14             52,465,263    74.3         0             0               0.0
                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......... 22            $70,613,413   100.0%        2             $560,055      100.0%
                   ============  ============  ============  ============  ============  ============
Weighted Average                 336 months                                215 months
 Maximum .........               360 months                                240 months
 Minimum .........               120 months                                180 months

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                              TOTAL MORTGAGE POOL
                   ----------------------------------------
                                  APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS
                    LOANS AS OF    OF CUT-OFF    OF CUT-OFF
AMORTIZATION TERM   CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------
61 - 120 months  . 1             $   362,108     0.5%
121 - 180 months   2               1,166,474     1.6
181 - 240 months   4               1,984,075     2.8
241 - 300 months   3              15,195,547    21.4
301 - 360 months   14             52,465,263    73.7
                   ------------  ------------  ------------
  Total .......... 24            $71,173,467   100.0%
                   ============  ============  ============
Weighted Average                         335 months
 Maximum .........                       360 months
 Minimum .........                       120 months

                               OFFICE PROPERTIES
        YEAR OF FIRST PRINCIPAL PAYMENT DATE OF THE MORTGAGE LOANS(1)


                                          MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                                ----------------------------------------  ----------------------------------------
                                               APPROXIMATE       % OF                    APPROXIMATE       % OF
                                 APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                                  NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                                   MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
    YEAR OF FIRST PRINCIPAL      LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PAYMENT                          CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
------------------------------  ------------  ------------  ------------  ------------  ------------  ------------
1987 .......................... 2             $ 4,966,150     7.0%        0             $      0        0.0%
1992 .......................... 1                 840,881     1.2         0                    0        0.0
1993 .......................... 0                       0     0.0         2              560,055      100.0
1994 .......................... 6              16,634,178    23.6         0                    0        0.0
1995 .......................... 13             48,172,204    68.2         0                    0        0.0
                                ------------  ------------  ------------  ------------  ------------  ------------
  Total ....................... 22            $70,613,413   100.0%        2             $560,055      100.0%
                                ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                           TOTAL MORTGAGE POOL
                                ----------------------------------------
                                               APPROXIMATE       % OF
                                 APPROXIMATE    SCHEDULED     SCHEDULED
                                  NUMBER OF     PRINCIPAL     PRINCIPAL
                                   MORTGAGE     BALANCE AS    BALANCE AS
    YEAR OF FIRST PRINCIPAL      LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PAYMENT                          CUT-OFF DATE      DATE          DATE
------------------------------  ------------  ------------  ------------
1987 .......................... 2             $ 4,966,150     7.0%
1992 .......................... 1                 840,881     1.2
1993 .......................... 2                 560,055     0.8
1994 .......................... 6              16,634,178    23.4
1995 .......................... 13             48,172,204    67.7
                                ------------  ------------  ------------
  Total ....................... 24            $71,173,467   100.0%
                                ============  ============  ============

------------


   (1) The year of First Principal Payment Date for a Mortgage Loan is the year in which the first Scheduled Principal Payment was due, or for Mortgage Loans which were modified by the Seller, the year in which the first Scheduled Principal Payment was, or in the case of recently modified Mortgage Loans, will be due, under such modification.

                              OFFICE PROPERTIES
  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 1

                            CURRENT INTEREST RATE

                                     11TH DISTRICT                                CONSTANT
                                  COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CURRENT INTEREST RATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
10.000% .............. 0             $0            0%            0             $0            0%
                       ------------  ------------  ------------  ------------  ------------  ------------
 Total ............... 0             $0            0%            0             $0            0%
                       ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                         PRIME                                     TOTAL
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CURRENT INTEREST RATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
10.000% .............. 1             $546,242      100.0%        1             $546,242      100.0%
                       ------------  ------------  ------------  ------------  ------------  ------------
 Total ............... 1             $546,242      100.0%        1             $546,242      100.0%
                       ============  ============  ============  ============  ============  ============


                                GROSS MARGINS


                            11TH DISTRICT                                CONSTANT
                         COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
              ----------------------------------------  ----------------------------------------
                             APPROXIMATE       % OF                    APPROXIMATE       % OF
               APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                 MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
               LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
GROSS MARGIN   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
------------  ------------  ------------  ------------  ------------  ------------  ------------
1.500% ...... 0             $0            0%            0             $0            0%
              ------------  ------------  ------------  ------------  ------------  ------------
 Total ...... 0             $0            0%            0             $0            0%
              ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                PRIME                                     TOTAL
              ----------------------------------------  ----------------------------------------
                             APPROXIMATE       % OF                    APPROXIMATE       % OF
               APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                 MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
               LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
GROSS MARGIN   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
------------  ------------  ------------  ------------  ------------  ------------  ------------
1.500% ...... 1             $546,242      100.0%        1             $546,242      100.0%
              ------------  ------------  ------------  ------------  ------------  ------------
 Total ...... 1             $546,242      100.0%        1             $546,242      100.0%
              ============  ============  ============  ============  ============  ============

                            NEGATIVE AMORTIZATION

                                     11TH DISTRICT                                CONSTANT
                                  COST OF FUNDS INDEX                     MATURITY TREASURY INDEX



                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
NEGATIVE AMORTIZATION   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
No ................... 0             $0            0%            0             $0            0%
                       ------------  ------------  ------------  ------------  ------------  ------------
 Total ............... 0             $0            0%            0             $0            0%
                       ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                         PRIME                                     TOTAL
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
NEGATIVE AMORTIZATION   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
No ................... 1             $546,242      100.0%        1             $546,242      100.0%
                       ------------  ------------  ------------  ------------  ------------  ------------
 Total ............... 1             $546,242      100.0%        1             $546,242      100.0%
                       ============  ============  ============  ============  ============  ============

                               OFFICE PROPERTIES
  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 1


                    FREQUENCY OF MORTGAGE RATE ADJUSTMENTS


                                    11TH DISTRICT                                CONSTANT
                                 COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
     FREQUENCY OF        MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
MORTGAGE               LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE ADJUSTMENTS       CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
12 months ........... 0             $0            0.0%          0             $0            0.0%
                      ------------  ------------  ------------  ------------  ------------  ------------
 Total .............. 0             $0            0.0%          0             $0            0.0%
                      ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        PRIME                                     TOTAL
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
     FREQUENCY OF        MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
MORTGAGE               LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE ADJUSTMENTS       CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
12 months ........... 1             $546,242      100.0%        1             $546,242      100.0%
                      ------------  ------------  ------------  ------------  ------------  ------------
 Total .............. 1             $546,242      100.0%        1             $546,242      100.0%
                      ============  ============  ============  ============  ============  ============




                  FREQUENCY OF MORTGAGE PAYMENT ADJUSTMENTS


                                    11TH DISTRICT                                CONSTANT
                                 COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
     FREQUENCY OF        MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
MORTGAGE               LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PAYMENT ADJUSTMENTS    CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
12 months ........... 0             $0            0.0%          0             $0            0.0%
                      ------------  ------------  ------------  ------------  ------------  ------------
 Total .............. 0             $0            0.0%          0             $0            0.0%
                      ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        PRIME                                     TOTAL
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
     FREQUENCY OF        MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
MORTGAGE               LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PAYMENT ADJUSTMENTS    CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
12 months ........... 1             $546,242      100.0%        1             $546,242      100.0%
                      ------------  ------------  ------------  ------------  ------------  ------------
 Total .............. 1             $546,242      100.0%        1             $546,242      100.0%
                      ============  ============  ============  ============  ============  ============


                         LIFETIME MORTGAGE RATE CAPS





                                 11TH DISTRICT                                CONSTANT
                              COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE CAP            CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
None ............. 0             $0            0.0%          0             $0            0.0%
                   ------------  ------------  ------------  ------------  ------------  ------------
 Total ........... 0             $0            0.0%          0             $0            0.0%
                   ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                     PRIME                                     TOTAL
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE CAP            CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
None ............. 1             $546,242      100.0%        1             $546,242      100.0%
                   ------------  ------------  ------------  ------------  ------------  ------------
 Total ........... 1             $546,242      100.0%        1             $546,242      100.0%
                   ============  ============  ============  ============  ============  ============

                               OFFICE PROPERTIES
  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 1


                        LIFETIME MORTGAGE RATE FLOORS


                                 11TH DISTRICT                                CONSTANT
                              COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE FLOOR          CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
None ............. 0             $0            0.0%          0             $0            0.0%
                   ------------  ------------  ------------  ------------  ------------  ------------
 Total ........... 0             $0            0.0%          0             $0            0.0%
                   ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                     PRIME                                     TOTAL
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE FLOOR          CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
None ............. 1             $546,242      100.0%        1             $546,242      100.0%
                   ------------  ------------  ------------  ------------  ------------  ------------
 Total ........... 1             $546,242      100.0%        1             $546,242      100.0%
                   ============  ============  ============  ============  ============  ============

                         SCHEDULE OF RATE RESET DATES

                                    11TH DISTRICT                                CONSTANT
                                 COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                         MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                       LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
NEXT RATE RESET DATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
January 1996 ........ 0             $0            0.0%          0             $0            0.0%
                      ------------  ------------  ------------  ------------  ------------  ------------
 Total .............. 0             $0            0.0%          0             $0            0.0%
                      ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        PRIME                                     TOTAL
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                         MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                       LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
NEXT RATE RESET DATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
January 1996 ........ 1             $546,242      100.0%        1             $546,242      100.0%
                      ------------  ------------  ------------  ------------  ------------  ------------
 Total .............. 1             $546,242      100.0%        1             $546,242      100.0%
                      ============  ============  ============  ============  ============  ============

                              OFFICE PROPERTIES
  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 2

                            CURRENT INTEREST RATE

                                     11TH DISTRICT                                CONSTANT
                                  COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CURRENT INTEREST RATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
10.001%-10.500% ...... 0             $    0        0.0%          0             $    0        0.0%
10.501%-11.000% ...... 0                  0        0.0           0                  0        0.0
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 0             $    0        0.0%          0             $    0        0.0%
                       ============  ============  ============  ============  ============  ============

Weighted Average  ....                0.000%                                    0.000%
 Maximum .............                0.000%                                    0.000%
 Minimum .............                0.000%                                    0.000%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                         PRIME                                     TOTAL
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CURRENT INTEREST RATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
10.001%-10.500% ...... 1             $328,749      58.7%         1             $328,749       58.7%
10.501%-11.000% ...... 1             231,306       41.3          1             231,306        41.3
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 2             $560,055      100.0%        2             $560,055      100.0%
                       ============  ============  ============  ============  ============  ============

Weighted Average  ....               10.457%                                   10.457%
 Maximum .............               10.750%                                   10.750%
 Minimum .............               10.250%                                   10.250%

                                 GROSS MARGIN

                                11TH DISTRICT                                CONSTANT
                             COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                  ----------------------------------------  ----------------------------------------
                                 APPROXIMATE       % OF                    APPROXIMATE       % OF
                   APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                    NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
GROSS MARGIN       CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------  ------------  ------------  ------------  ------------  ------------  ------------
1.251%-1.500%  .. 0             $    0        0.0%          0             $    0        0.0%
1.751%-2.000%  .. 0                  0        0.0           0                  0        0.0
                  ------------  ------------  ------------  ------------  ------------  ------------
  Total ......... 0             $    0        0.0%          0             $    0        0.0%
                  ============  ============  ============  ============  ============  ============

Weighted Average                 0.000%                                    0.000%
 Maximum ........                0.000%                                    0.000%
 Minimum ........                0.000%                                    0.000%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                    PRIME                                     TOTAL
                  ----------------------------------------  ----------------------------------------
                                 APPROXIMATE       % OF                    APPROXIMATE       % OF
                   APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                    NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
GROSS MARGIN       CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------  ------------  ------------  ------------  ------------  ------------  ------------



1.251%-1.500%  .. 1             $328,749      58.7%         1             $328,749       58.7%
1.751%-2.000%  .. 1             231,306       41.3          1             231,306        41.3
                  ------------  ------------  ------------  ------------  ------------  ------------
  Total ......... 2             $560,055      100.0%        2             $560,055      100.0%
                  ============  ============  ============  ============  ============  ============

Weighted Average                1.707%                                    1.707%
 Maximum ........               2.000%                                    2.000%
 Minimum ........               1.500%                                    1.500%

                               OFFICE PROPERTIES
  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 2
                            NEGATIVE AMORTIZATION

                                     11TH DISTRICT                                CONSTANT
                                  COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
NEGATIVE AMORTIZATION   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
No ................... 0             $0            0.0%          0             $0            0.0%
                       ------------  ------------  ------------  ------------  ------------  ------------
 Total ............... 0             $0            0.0%          0             $0            0.0%
                       ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                         PRIME                                     TOTAL
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
NEGATIVE AMORTIZATION   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
No ................... 2             $560,055      100.0%        2             $560,055      100.0%
                       ------------  ------------  ------------  ------------  ------------  ------------
 Total ............... 2             $560,055      100.0%        2             $560,055      100.0%
                       ============  ============  ============  ============  ============  ============


                    FREQUENCY OF MORTGAGE RATE ADJUSTMENTS


                                    11TH DISTRICT                                CONSTANT
                                 COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
     FREQUENCY OF        MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
MORTGAGE               LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE ADJUSTMENTS       CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
1 Month ............. 0             $0            0.0%          0             $0            0.0%
                      ------------  ------------  ------------  ------------  ------------  ------------
 Total .............. 0             $0            0.0%          0             $0            0.0%
                      ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        PRIME                                     TOTAL
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
     FREQUENCY OF        MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
MORTGAGE               LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE ADJUSTMENTS       CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
1 Month ............. 2             $560,055      100.0%        2             $560,055      100.0%
                      ------------  ------------  ------------  ------------  ------------  ------------
 Total .............. 2             $560,055      100.0%        2             $560,055      100.0%
                      ============  ============  ============  ============  ============  ============

                               OFFICE PROPERTIES
  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 2


                  FREQUENCY OF MORTGAGE PAYMENT ADJUSTMENTS


                                    11TH DISTRICT                                CONSTANT
                                 COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
     FREQUENCY OF        MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
MORTGAGE               LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PAYMENT ADJUSTMENTS    CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
1 month ............. 0             $0            0.0%          0             $0            0.0%
                      ------------  ------------  ------------  ------------  ------------  ------------
 Total .............. 0             $0            0.0%          0             $0            0.0%
                      ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        PRIME                                     TOTAL
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
     FREQUENCY OF        MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
MORTGAGE               LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PAYMENT ADJUSTMENTS    CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
1 month ............. 2             $560,055      100.0%        2             $560,055      100.0%
                      ------------  ------------  ------------  ------------  ------------  ------------
 Total .............. 2             $560,055      100.0%        2             $560,055      100.0%
                      ============  ============  ============  ============  ============  ============

                         LIFETIME MORTGAGE RATE CAPS

                                 11TH DISTRICT                                CONSTANT
                              COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE CAP            CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
None ............. 0             $0            0.0%          0             $0            0.0%
                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......... 0             $0            0.0%          0             $0            0.0%
                   ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                     PRIME                                     TOTAL
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE CAP            CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
None ............. 2             $560,055      100.0%        2             $560,055      100.0%
                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......... 2             $560,055      100.0%        2             $560,055      100.0%
                   ============  ============  ============  ============  ============  ============

                               OFFICE PROPERTIES
  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 2

                        LIFETIME MORTGAGE RATE FLOORS

                                 11TH DISTRICT                                CONSTANT
                              COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE FLOOR          CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
None ............. 0             $0            0.0%          0             $0            0.0%
                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......... 0             $0            0.0%          0             $0            0.0%
                   ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                     PRIME                                     TOTAL
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE FLOOR          CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
None ............. 2             $560,055      100.0%        2             $560,055      100.0%
                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......... 2             $560,055      100.0%        2             $560,055      100.0%
                   ============  ============  ============  ============  ============  ============

                         SCHEDULE OF RATE RESET DATES

                                   11TH DISTRICT                                CONSTANT
                                COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                     ----------------------------------------  ----------------------------------------
                                    APPROXIMATE       % OF                    APPROXIMATE       % OF
                      APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                       NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                        MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
  NEXT RATE RESET     LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
DATE                  CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-------------------  ------------  ------------  ------------  ------------  ------------  ------------
November 1995 ...... 0             $0            0.0%          0             $0            0.0%
December 1995 ...... 0             0             0.0           0             0             0.0
                     ------------  ------------  ------------  ------------  ------------  ------------
 Total ............. 0             $0            0.0%          0             $0            0.0%
                     ============  ============  ============  ============  ============  ============
Weighted Average  ..               --                                        --
 Maximum ...........               --                                        --
 Minimum ...........               --                                        --

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                       PRIME                                     TOTAL
                     ----------------------------------------  ----------------------------------------
                                    APPROXIMATE       % OF                    APPROXIMATE       % OF
                      APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                       NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                        MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
  NEXT RATE RESET     LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
DATE                  CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-------------------  ------------  ------------  ------------  ------------  ------------  ------------
November 1995 ...... 1             $231,306      41.3%         1             $231,306      41.3%
December 1995 ...... 1             328,749       58.7          1             328,749       58.7
                     ------------  ------------  ------------  ------------  ------------  ------------
 Total ............. 2             $560,055      100.0%        2             $560,055      100.0%
                     ============  ============  ============  ============  ============  ============
Weighted Average  ..               December 1995                             December 1995
 Maximum ...........               December 1995                             December 1995
 Minimum ...........               November 1995                             November 1995

                              RETAIL PROPERTIES
      DISTRIBUTION OF SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS


                                                   MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                                         ----------------------------------------  ----------------------------------------
                                                        APPROXIMATE       % OF                    APPROXIMATE       % OF
                                          APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                                           NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                                            MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
    CUT-OFF DATE SCHEDULED PRINCIPAL      LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
BALANCE                                   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------------------------  ------------  ------------  ------------  ------------  ------------  ------------
$ 500,000 or less ...................... 4             $ 1,430,260     2.6%        0             $        0      0.0%
$ 500,001-$1,000,000 ................... 2               1,705,458     3.1         1                874,640     45.7
$1,000,001-$1,500,000 .................. 3               4,229,144     7.8         1              1,040,418     54.3
$1,500,001-$2,000,000 .................. 2               3,675,392     6.8         0                      0      0.0
$2,000,001-$2,500,000 .................. 1               2,449,867     4.5         0                      0      0.0
$2,500,001-$3,000,000 .................. 2               5,819,637    10.7         0                      0      0.0
$3,500,001-$4,000,000 .................. 4              14,911,487    27.5         0                      0      0.0
$4,500,001-$5,000,000 .................. 1               4,723,080     8.7         0                      0      0.0
$5,000,001-$5,500,000 .................. 1               5,329,082     9.8         0                      0      0.0
$9,500,001-$10,000,000 ................. 1              10,000,000    18.4         0                      0      0.0
                                         ------------  ------------  ------------  ------------  ------------  ------------
  Total ................................ 21            $54,273,406   100.0%        2             $1,915,058    100.0%
                                         ============  ============  ============  ============  ============  ============
Average ................................               $ 2,584,448                               $  957,529
 Maximum ...............................               $10,000,000                               $1,040,418
 Minimum ...............................               $   267,637                               $  874,640

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                    TOTAL MORTGAGE POOL
                                         ----------------------------------------
                                                        APPROXIMATE       % OF
                                          APPROXIMATE    SCHEDULED     SCHEDULED
                                           NUMBER OF     PRINCIPAL     PRINCIPAL
                                            MORTGAGE     BALANCE AS    BALANCE AS
    CUT-OFF DATE SCHEDULED PRINCIPAL      LOANS AS OF    OF CUT-OFF    OF CUT-OFF
BALANCE                                   CUT-OFF DATE      DATE          DATE
---------------------------------------  ------------  ------------  ------------
$ 500,000 or less ...................... 4             $ 1,430,260     2.5%
$ 500,001-$1,000,000 ................... 3               2,580,098     4.6
$1,000,001-$1,500,000 .................. 4               5,269,562     9.4
$1,500,001-$2,000,000 .................. 2               3,675,392     6.5
$2,000,001-$2,500,000 .................. 1               2,449,867     4.4
$2,500,001-$3,000,000 .................. 2               5,819,637    10.4
$3,500,001-$4,000,000 .................. 4              14,911,487    26.5
$4,500,001-$5,000,000 .................. 1               4,723,080     8.4
$5,000,001-$5,500,000 .................. 1               5,329,082     9.5
$9,500,001-$10,000,000 ................. 1              10,000,000    17.8
                                         ------------  ------------  ------------
  Total ................................ 23            $56,188,464   100.0%
                                         ============  ============  ============
Average ................................               $ 2,442,977
 Maximum ...............................               $10,000,000
 Minimum ...............................               $   267,637

                               RETAIL PROPERTIES
        DISTRIBUTION OF MORTGAGE INTEREST RATES OF THE MORTGAGE LOANS

                                  MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                        ----------------------------------------  ----------------------------------------
                                       APPROXIMATE       % OF                    APPROXIMATE       % OF
                         APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                          NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                           MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                         LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
MORTGAGE INTEREST RATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------------  ------------  ------------  ------------  ------------  ------------  ------------
7.501%-8.000% ......... 1             $   446,990     0.8%        0             $        0      0.0%
8.001%-8.500% ......... 1               2,821,578     5.2         0                      0      0.0
8.501%-9.000% ......... 7              22,025,426    40.6         0                      0      0.0
9.001%-9.500% ......... 7              19,000,066    35.0         1              1,040,418     54.3
9.501%-10.000% ........ 4               8,709,932    16.0         1                874,640     45.7
10.001%-10.500% ....... 1               1,269,413     2.3         0                      0      0.0
                        ------------  ------------  ------------  ------------  ------------  ------------
  Total ............... 21            $54,273,406   100.0%        2             $1,915,058    100.0%
                        ============  ============  ============  ============  ============  ============
Weighted Average ......                     9.254%                                   9.478%
 Maximum ..............                    10.500%                                   9.750%
 Minimum ..............                     8.000%                                   9.250%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                   TOTAL MORTGAGE POOL
                        ----------------------------------------
                                       APPROXIMATE       % OF
                         APPROXIMATE    SCHEDULED     SCHEDULED
                          NUMBER OF     PRINCIPAL     PRINCIPAL
                           MORTGAGE     BALANCE AS    BALANCE AS
                         LOANS AS OF    OF CUT-OFF    OF CUT-OFF
MORTGAGE INTEREST RATE   CUT-OFF DATE      DATE          DATE
----------------------  ------------  ------------  ------------
7.501%-8.000% ......... 1             $   446,990     0.8%
8.001%-8.500% ......... 1               2,821,578     5.0
8.501%-9.000% ......... 7              22,025,426    39.2
9.001%-9.500% ......... 8              20,040,484    35.7
9.501%-10.000% ........ 5               9,584,572    17.1
10.001%-10.500% ....... 1               1,269,413     2.3
                        ------------  ------------  ------------
  Total ............... 23            $56,188,464   100.0%
                        ============  ============  ============
Weighted Average ......                     9.261%
 Maximum ..............                    10.500%
 Minimum ..............                     8.000%

                               RETAIL PROPERTIES
               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                             MORTGAGE LOAN GROUP 1                           MORTGAGE LOAN GROUP 2
                ----------------------------------------------  ----------------------------------------------
                  APPROXIMATE     APPROXIMATE                     APPROXIMATE     APPROXIMATE
                   NUMBER OF       SCHEDULED     % OF SCHEDULED    NUMBER OF       SCHEDULED     % OF SCHEDULED
                 MORTGAGE LOANS    PRINCIPAL       PRINCIPAL     MORTGAGE LOANS    PRINCIPAL       PRINCIPAL
                 AS OF CUT-OFF   BALANCE AS OF   BALANCE AS OF   AS OF CUT-OFF   BALANCE AS OF   BALANCE AS OF
STATES                DATE        CUT-OFF DATE    CUT-OFF DATE        DATE        CUT-OFF DATE    CUT-OFF DATE
--------------  --------------  --------------  --------------  --------------  --------------  --------------
California .... 3               $ 7,300,000      13.5%          1               $1,040,418       54.3%
Connecticut  .. 1                   446,990       0.8           1                  874,640       45.7
Georgia ....... 2                 5,275,392       9.7           0                        0        0.0
Maryland ...... 1                10,000,000      18.4           0                        0        0.0
Massachusetts   3                 5,683,986      10.5           0                        0        0.0
Minnesota ..... 1                 2,821,578       5.2           0                        0        0.0
New Hampshire   1                   447,852       0.8           0                        0        0.0
New Jersey .... 1                 2,998,059       5.5           0                        0        0.0
New York ...... 4                 3,264,562       6.0           0                        0        0.0
Pennsylvania  . 3                10,705,905      19.7           0                        0        0.0
South Dakota  . 1                 5,329,082       9.8           0                        0        0.0
                --------------  --------------  --------------  --------------  --------------  --------------
 Total ........ 21              $54,273,406     100.0%          2               $1,915,058      100.0%
                ==============  ==============  ==============  ==============  ==============  ==============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                              TOTAL MORTGAGE POOL
                ----------------------------------------------
                  APPROXIMATE     APPROXIMATE
                   NUMBER OF       SCHEDULED     % OF SCHEDULED
                 MORTGAGE LOANS    PRINCIPAL       PRINCIPAL
                 AS OF CUT-OFF   BALANCE AS OF   BALANCE AS OF
STATES                DATE        CUT-OFF DATE    CUT-OFF DATE
--------------  --------------  --------------  --------------
California .... 4               $ 8,340,418      14.8%
Connecticut  .. 2                 1,321,630       2.4
Georgia ....... 2                 5,275,392       9.4
Maryland ...... 1                10,000,000      17.8
Massachusetts   3                 5,683,986      10.1
Minnesota ..... 1                 2,821,578       5.0
New Hampshire   1                   447,852       0.8
New Jersey .... 1                 2,998,059       5.3
New York ...... 4                 3,264,562       5.8
Pennsylvania  . 3                10,705,905      19.1
South Dakota  . 1                 5,329,082       9.5
                --------------  --------------  --------------
 Total ........ 23              $56,188,464     100.0%
                ==============  ==============  ==============

                COUNTIES OF MORTGAGED PROPERTIES IN CALIFORNIA

                                   MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                         ----------------------------------------  ----------------------------------------
                                        APPROXIMATE       % OF                    APPROXIMATE       % OF
                          APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                           NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                            MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                          LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CALIFORNIA COUNTY         CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------------  ------------  ------------  ------------  ------------  ------------  ------------
Kern County ............ 1             $3,800,000     52.1%        0             $        0      0.0%
Riverside County ....... 1              2,000,000     27.4         0                      0      0.0
San Bernardino County  . 1              1,500,000     20.5         0                      0      0.0
San Luis Obispo County   0                      0      0.0         1              1,040,418    100.0
                         ------------  ------------  ------------  ------------  ------------  ------------
 Total ................. 3             $7,300,000    100.0%        1             $1,040,418    100.0%
                         ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                    TOTAL MORTGAGE POOL
                         ----------------------------------------
                                        APPROXIMATE       % OF
                          APPROXIMATE    SCHEDULED     SCHEDULED
                           NUMBER OF     PRINCIPAL     PRINCIPAL
                            MORTGAGE     BALANCE AS    BALANCE AS
                          LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CALIFORNIA COUNTY         CUT-OFF DATE      DATE          DATE



-----------------------  ------------  ------------  ------------
Kern County ............ 1             $3,800,000     45.6%
Riverside County ....... 1              2,000,000     24.0
San Bernardino County  . 1              1,500,000     18.0
San Luis Obispo County   1              1,040,418     12.5
                         ------------  ------------  ------------
 Total ................. 4             $8,340,418    100.0%
                         ============  ============  ============

                              RETAIL PROPERTIES
      DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS OF THE MORTGAGE LOANS

                                                MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                                      ----------------------------------------  ----------------------------------------
                                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                                         MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
 PERIOD FOR WHICH NOI WAS DETERMINED   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
(1)                                    CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
------------------------------------  ------------  ------------  ------------  ------------  ------------  ------------
1994 ................................ 3             $ 5,895,777    10.9%        0             $        0      0.0%
Pro Forma ........................... 0                       0     0.0         1              1,040,418     54.3
Underwriting 1995 ................... 18             48,377,629    89.1         1                874,640     45.7
                                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............................. 21            $54,273,406   100.0%        2             $1,915,058    100.0%
                                      ============  ============  ============  ============  ============  ============
DEBT SERVICE COVERAGE RATIO (2) ...................
------------------------  .........................
0.901x to 1.000x .................... 1             $   267,637     0.5%        0             $        0      0.0%
1.001x to 1.100x .................... 1               1,269,413     2.3         0                      0      0.0
1.101x to 1.200x .................... 6              10,334,000    19.0         1                874,640     45.7
1.201x to 1.300x .................... 3               9,496,310    17.5         0                      0      0.0
1.301x to 1.400x .................... 4              14,309,966    26.4         0                      0      0.0
1.401x to 1.500x .................... 2              13,600,000    25.1         0                      0      0.0
1.501x to 1.600x .................... 3               3,536,349     6.5         1              1,040,418     54.3
1.701x to 1.800x .................... 1               1,459,730     2.7         0                      0      0.0
                                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............................. 21            $54,273,406   100.0%        2             $1,915,058    100.0%
                                      ============  ============  ============  ============  ============  ============
Weighted Average ....................                     1.331x                                   1.363x
 Maximum ............................                     1.792x                                   1.552x
 Minimum ............................                     0.959x                                   1.138x


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                 TOTAL MORTGAGE POOL
                                      ----------------------------------------
                                                     APPROXIMATE       % OF
                                       APPROXIMATE    SCHEDULED     SCHEDULED
                                        NUMBER OF     PRINCIPAL     PRINCIPAL
                                         MORTGAGE     BALANCE AS    BALANCE AS
 PERIOD FOR WHICH NOI WAS DETERMINED   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
(1)                                    CUT-OFF DATE      DATE          DATE
------------------------------------  ------------  ------------  ------------
1994 ................................ 3             $ 5,895,777    10.5%
Pro Forma ........................... 1               1,040,418     1.9
Underwriting 1995 ................... 19             49,252,268    87.7
                                      ------------  ------------  ------------
  Total ............................. 23            $56,188,464   100.0%
                                      ============  ============  ============
DEBT SERVICE COVERAGE RATIO (2) ...................
------------------------  .........................
0.901x to 1.000x .................... 1             $   267,637     0.5%
1.001x to 1.100x .................... 1               1,269,413     2.3
1.101x to 1.200x .................... 7              11,208,640    19.9
1.201x to 1.300x .................... 3               9,496,310    16.9
1.301x to 1.400x .................... 4              14,309,966    25.5
1.401x to 1.500x .................... 2              13,600,000    24.2
1.501x to 1.600x .................... 4               4,576,767     8.1
1.701x to 1.800x .................... 1               1,459,730     2.6
                                      ------------  ------------  ------------
  Total ............................. 23            $56,188,464   100.0%
                                      ============  ============  ============
Weighted Average ....................                     1.332x
 Maximum ............................                     1.792x
 Minimum ............................                     0.959x


------------


   (1) See "--Description of the Mortgage Pool--Debt Service Coverage
Ratios."


(2) With respect to the Mortgage Loans (other than the Mortgage Loan underlying the Senior Participation), the calculation of the debt service coverage ratios set forth in the table was based upon the ratio of net operating income, derived from operating statements referred to above, to, generally, the annualized current Scheduled Payments from Mortgagors under the relevant Mortgage Loans. With respect to the Mortgage Loan underlying the Senior Participation, the calculation of the debt service coverage ratios set forth in the table was based upon the ratio of net operating income, derived from operating statements referred to above, to, generally, the Senior Participation's beneficial interest in the annualized current Scheduled Payment from the Mortgagor under the Mortgage Loan underlying the Senior Participation.

                               RETAIL PROPERTIES
      DISTRIBUTION OF REMAINING TERMS TO MATURITY OF THE MORTGAGE LOANS

                                             MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                                   ----------------------------------------  ----------------------------------------
                                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
    REMAINING TERM TO MATURITY      LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
(MONTHS)                            CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------------------  ------------  ------------  ------------  ------------  ------------  ------------
BALLOON MORTGAGE LOANS
13-24 ............................ 1             $2,821,578      6.0%        0             $0              0.0%
37-48 ............................ 0             0               0.0         1             874,640        45.7
49-60 ............................ 5             10,029,144     21.4         0             0               0.0
61-72 ............................ 2             3,800,596       8.1         1             1,040,418      54.3
73-84 ............................ 4             5,667,390      12.1         0             0               0.0
97-108 ........................... 1             732,228         1.6         0             0               0.0
109-120 .......................... 5             23,771,005     50.8         0             0               0.0
                                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......................... 18            $46,821,942   100.0%        2             $1,915,058    100.0%
                                   ============  ============  ============  ============  ============  ============
Weighted Average .................                  88 months                                53 months
 Maximum .........................               120 months                                  64 months
 Minimum .........................               14 months                                   40 months
FULLY AMORTIZING MORTGAGE LOANS
(is greater than or equal to) 181  3             $7,451,464    100.0%        0             $0              0.0%
                                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......................... 3             $7,451,464    100.0%        0             $0              0.0%
                                   ============  ============  ============  ============  ============  ============
Weighted Average .................                 281 months                                 0 months
 Maximum .........................                 286 months                              0 months
 Minimum .........................                 210 months                              0 months


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                              TOTAL MORTGAGE POOL
                                   ----------------------------------------
                                                  APPROXIMATE       % OF
                                    APPROXIMATE    SCHEDULED     SCHEDULED
                                     NUMBER OF     PRINCIPAL     PRINCIPAL
                                      MORTGAGE     BALANCE AS    BALANCE AS
    REMAINING TERM TO MATURITY      LOANS AS OF    OF CUT-OFF    OF CUT-OFF
(MONTHS)                            CUT-OFF DATE      DATE          DATE
---------------------------------  ------------  ------------  ------------
BALLOON MORTGAGE LOANS
13-24 ............................ 1             $2,821,578      5.8%
37-48 ............................ 1             874,640         1.8
49-60 ............................ 5             10,029,144     20.6
61-72 ............................ 3             4,841,014       9.9
73-84 ............................ 4             5,667,390      11.6
97-108 ........................... 1             732,228         1.5
109-120 .......................... 5             23,771,005     48.8
                                   ------------  ------------  ------------
  Total .......................... 20            $48,737,000   100.0%
                                   ============  ============  ============
Weighted Average .................                 87 months
 Maximum .........................               120 months
 Minimum .........................               14 months
FULLY AMORTIZING MORTGAGE LOANS
(is greater than or equal to) 181  3             $7,451,464    100.0%
                                   ------------  ------------  ------------
  Total .......................... 3             $7,451,464    100.0%
                                   ============  ============  ============
Weighted Average .................                 281 months
 Maximum .........................                 286 months
 Minimum .........................                 210 months


                               RETAIL PROPERTIES
          DISTRIBUTION OF OCCUPANCY PERCENTAGE OF THE MORTGAGE LOANS

                                MORTGAGE GROUP LOAN 1                     MORTGAGE GROUP LOAN 2
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                         MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                       LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
OCCUPANCY PERCENTAGE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
Less than 50.00%  ... 2             $   999,866     1.8%        0             $        0      0.0%
60.01 - 65.00 ....... 1               1,500,000     2.8         1              1,040,418     54.3
65.01 - 70.00 ....... 1               2,998,059     5.5         0                      0      0.0
80.01 - 85.00 ....... 1               5,329,082     9.8         0                      0      0.0
85.01 - 90.00 ....... 4               9,299,342    17.1         0                      0      0.0
90.01 - 95.00 ....... 1               3,600,000     6.6         1                874,640     45.7
95.01 - 100.00%  .... 11             30,547,057    56.3         0                      0      0.0
                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............. 21            $54,273,406   100.0%        2             $1,915,058    100.0%
                      ============  ============  ============  ============  ============  ============
Weighted Average  ...                        91%                                      77%
 Maximum ............                       100%                                      92%
 Minimum ............                        31%                                      65%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                 TOTAL MORTGAGE POOL
                      ----------------------------------------
                                     APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL
                         MORTGAGE     BALANCE AS    BALANCE AS
                       LOANS AS OF    OF CUT-OFF    OF CUT-OFF
OCCUPANCY PERCENTAGE   CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------
Less than 50.00%  ... 2             $   999,866     1.8%
60.01 - 65.00 ....... 2               2,540,418     4.5
65.01 - 70.00 ....... 1               2,998,059     5.3
80.01 - 85.00 ....... 1               5,329,082     9.5
85.01 - 90.00 ....... 4               9,299,342    16.6
90.01 - 95.00 ....... 2               4,474,640     8.0
95.01 - 100.00%  .... 11             30,547,057    54.4
                      ------------  ------------  ------------
  Total ............. 23            $56,188,464   100.0%
                      ============  ============  ============
Weighted Average  ...                        90%
 Maximum ............                       100%
 Minimum ............                        31%


               ORIGINAL TERMS TO MATURITY OF THE MORTGAGE LOANS


                            MORTGAGE GROUP LOAN 1                     MORTGAGE GROUP LOAN 2
                  ----------------------------------------  ----------------------------------------
                                 APPROXIMATE       % OF                    APPROXIMATE       % OF
                   APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                    NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
ORIGINAL TERM      CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------  ------------  ------------  ------------  ------------  ------------  ------------
1 - 60 months  .. 5             $11,581,308    21.3%        1             $874,640       45.7%
61 - 120 months   11             28,067,687    51.7         1             1,040,418      54.3
121 - 180 months  2               7,172,947    13.2         0             0               0.0
241 - 300 months  2               5,776,072    10.6         0             0               0.0
301 - 360 months  1               1,675,392     3.1         0             0               0.0
                  ------------  ------------  ------------  ------------  ------------  ------------
  Total ......... 21            $54,273,406   100.0%        2             $1,915,058    100.0%
                  ============  ============  ============  ============  ============  ============
Weighted Average                125 months                                73 months
 Maximum ........               360 months                                84 months
 Minimum ........               24 months                                 60 months

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                             TOTAL MORTGAGE POOL
                  ----------------------------------------



                                 APPROXIMATE       % OF
                   APPROXIMATE    SCHEDULED     SCHEDULED
                    NUMBER OF     PRINCIPAL     PRINCIPAL
                     MORTGAGE     BALANCE AS    BALANCE AS
                   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
ORIGINAL TERM      CUT-OFF DATE      DATE          DATE
----------------  ------------  ------------  ------------
1 - 60 months  .. 6             $12,455,948    22.2%
61 - 120 months   12             29,108,105    51.8
121 - 180 months  2               7,172,947    12.8
241 - 300 months  2               5,776,072    10.3
301 - 360 months  1               1,675,392     3.0
                  ------------  ------------  ------------
  Total ......... 23            $56,188,464   100.0%
                  ============  ============  ============
Weighted Average                        123 months
 Maximum ........                       360 months
 Minimum ........                        24 months

                               RETAIL PROPERTIES
           DISTRIBUTION OF AMORTIZATION TERMS OF THE MORTGAGE LOANS

                             MORTGAGE GROUP LOAN 1                     MORTGAGE GROUP LOAN 2
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                    LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
AMORTIZATION TERM   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
Interest Only  ... 1             $10,000,000    18.4%        0             $0              0.0%
181 - 240 months   2             4,802,372       8.8         0             0               0.0
241 - 300 months   6             15,897,650     29.3         0             0               0.0
301 - 360 months   12            23,573,383     43.4         1             1,040,418      54.3
361+ months ...... 0             0               0.0         1             874,640        45.7
                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......... 21            $54,273,406   100.0%        2             $1,915,058    100.0%
                   ============  ============  ============  ============  ============  ============
Weighted Average                 263 months                                457 months
 Maximum .........               360 months                                573 months
 Minimum .........               0 months                                  360 months

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                              TOTAL MORTGAGE POOL
                   ----------------------------------------
                                  APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS
                    LOANS AS OF    OF CUT-OFF    OF CUT-OFF
AMORTIZATION TERM   CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------
Interest Only  ... 1             $10,000,000    17.8%
181 - 240 months   2               4,802,372     8.5
241 - 300 months   6              15,897,650    28.3
301 - 360 months   13             24,613,801    43.8
361+ months ...... 1                 874,640     1.6
                   ------------  ------------  ------------
  Total .......... 23            $56,188,464   100.0%
                   ============  ============  ============
Weighted Average                         270 months
 Maximum .........                       573 months
 Minimum .........                         0 months

                               RETAIL PROPERTIES
        YEAR OF FIRST PRINCIPAL PAYMENT DATE OF THE MORTGAGE LOANS(1)

                                                MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                                      ----------------------------------------  ----------------------------------------
                                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                                         MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                                       LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
YEAR OF FIRST PRINCIPAL PAYMENT DATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
------------------------------------  ------------  ------------  ------------  ------------  ------------  ------------
Interest only ....................... 1             $10,000,000    18.4%        0             $        0      0.0%
1988 ................................ 1                 446,990     0.8         0                      0      0.0
1989 ................................ 1               1,675,392     3.1         0                      0      0.0
1990 ................................ 1               1,269,413     2.3         0                      0      0.0
1994 ................................ 1               5,329,082     9.8         2              1,915,058    100.0
1995 ................................ 16             35,552,528    65.5         0                      0      0.0
                                                    ------------  ------------  ------------  ------------  ------------
  Total ............................. 21            $54,273,406   100.0%        2             $1,915,058    100.0%
                                      ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                 TOTAL MORTGAGE POOL
                                      ----------------------------------------
                                                     APPROXIMATE       % OF
                                       APPROXIMATE    SCHEDULED     SCHEDULED
                                        NUMBER OF     PRINCIPAL     PRINCIPAL
                                         MORTGAGE     BALANCE AS    BALANCE AS
                                       LOANS AS OF    OF CUT-OFF    OF CUT-OFF
YEAR OF FIRST PRINCIPAL PAYMENT DATE   CUT-OFF DATE      DATE          DATE
------------------------------------  ------------  ------------  ------------
Interest only ....................... 1             $10,000,000    17.8%
1988 ................................ 1                 446,990     0.8
1989 ................................ 1               1,675,392     3.0
1990 ................................ 1               1,269,413     2.3
1994 ................................ 3               7,244,140    12.9
1995 ................................ 16             35,552,528    63.3
                                      ------------  ------------  ------------
  Total ............................. 23            $56,188,464   100.0%
                                      ============  ============  ============

------------

   (1) The year of First Principal Payment Date for a Mortgage Loan is the year in which the first Scheduled Principal Payment was due, or for Mortgage Loans which were modified by the Seller, the year in which the first Scheduled Principal Payment was, or in the case of recently modified Mortgage Loans, will be due, under such modification.

                              RETAIL PROPERTIES
  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 1
                            CURRENT INTEREST RATE


                                     11TH DISTRICT                                CONSTANT
                                  COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CURRENT INTEREST RATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
7.501%-8.000% ........ 0             $    0        0.0%          1             $  446,990     21.1%
9.501%-10.000% ....... 0                  0        0.0           1              1,675,392     78.9
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 0             $    0        0.0%          2             $2,122,382    100.0%
                       ============  ============  ============  ============  ============  ============
Weighted Average  ....                0.000%                                        9.579%
 Maximum .............                0.000%                                       10.000%
 Minimum .............                0.000%                                        8.000%


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                         PRIME                                     TOTAL
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CURRENT INTEREST RATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
7.501%-8.000% ........ 0             $0            0.0%          1             $446,990       21.1%
9.501%-10.000% ....... 0             0             0.0           1             1,675,392      78.9
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 0             $0            0.0%          2             $2,122,382    100.0%
                       ============  ============  ============  ============  ============  ============
Weighted Average  ....               0.000%                                    9.579%
 Maximum .............               0.000%                                    10.000%
 Minimum .............               0.000%                                    8.000%


                                GROSS MARGINS


                                11TH DISTRICT                                CONSTANT
                             COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                  ----------------------------------------  ----------------------------------------
                                 APPROXIMATE       % OF                    APPROXIMATE       % OF
                   APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                    NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
GROSS MARGIN       CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------  ------------  ------------  ------------  ------------  ------------  ------------
2.251%-2.500%  .. 0             $    0        0.0%          1             $  446,990     21.1%
2.751%-3.000%  .. 0                  0        0.0           1              1,675,392     78.9
                  ------------  ------------  ------------  ------------  ------------  ------------
  Total ......... 0             $    0        0.0%          2             $2,122,382    100.0%
                  ============  ============  ============  ============  ============  ============
Weighted Average                 0.000%                                        2.895%
 Maximum ........                0.000%                                        3.000%
 Minimum ........                0.000%                                        2.500%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                    PRIME                                     TOTAL
                  ----------------------------------------  ----------------------------------------
                                 APPROXIMATE       % OF                    APPROXIMATE       % OF
                   APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                    NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF



GROSS MARGIN       CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------  ------------  ------------  ------------  ------------  ------------  ------------
2.251%-2.500%  .. 0             $0            0.0%          1             $  446,990     21.1%
2.751%-3.000%  .. 0             0             0.0           1              1,675,392     78.9
                  ------------  ------------  ------------  ------------  ------------  ------------
  Total ......... 0             $0            0.0%          2             $2,122,382    100.0%
                  ============  ============  ============  ============  ============  ============
Weighted Average                0.000%                                         2.895%
 Maximum ........               0.000%                                         3.000%
 Minimum ........               0.000%                                         2.500%

                               RETAIL PROPERTIES
  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 1
                            NEGATIVE AMORTIZATION

                                     11TH DISTRICT                                CONSTANT
                                  COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
NEGATIVE AMORTIZATION   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
No ................... 0             $0            0.0%          2             $2,122,382    100.0%
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 0             $0            0.0%          2             $2,122,382    100.0%
                       ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                         PRIME                                     TOTAL
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
NEGATIVE AMORTIZATION   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
No ................... 0             $0            0.0%          2             $2,122,382    100.0%
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 0             $0            0.0%          2             $2,122,382    100.0%
                       ============  ============  ============  ============  ============  ============


                    FREQUENCY OF MORTGAGE RATE ADJUSTMENTS


                            11TH DISTRICT                                CONSTANT
                         COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
              ----------------------------------------  ----------------------------------------
                             APPROXIMATE       % OF                    APPROXIMATE       % OF
               APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
FREQUENCY OF    NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
   MORTGAGE      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
RATE           LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
ADJUSTMENTS    CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
------------  ------------  ------------  ------------  ------------  ------------  ------------
36 months  .. 0             $0            0.0%          2             $2,122,382    100.0%
              ------------  ------------  ------------  ------------  ------------  ------------
  Total ..... 0             $0            0.0%          2             $2,122,382    100.0%
              ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                PRIME                                     TOTAL
              ----------------------------------------  ----------------------------------------
                             APPROXIMATE       % OF                    APPROXIMATE       % OF
               APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
FREQUENCY OF    NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
   MORTGAGE      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
RATE           LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
ADJUSTMENTS    CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
------------  ------------  ------------  ------------  ------------  ------------  ------------
36 months  .. 0             $0            0.0%          2             $2,122,382    100.0%
              ------------  ------------  ------------  ------------  ------------  ------------
  Total ..... 0             $0            0.0%          2             $2,122,382    100.0%
              ============  ============  ============  ============  ============  ============

                               RETAIL PROPERTIES
  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 1
                  FREQUENCY OF MORTGAGE PAYMENT ADJUSTMENTS


                               11TH DISTRICT                                CONSTANT
                            COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                 ----------------------------------------  ----------------------------------------
                                APPROXIMATE       % OF                    APPROXIMATE       % OF
                  APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
FREQUENCY OF       NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
    MORTGAGE        MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
PAYMENT           LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
ADJUSTMENTS       CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------  ------------  ------------  ------------  ------------  ------------  ------------
36 months ...... 0             $0            0.0%          2             $2,122,382    100.0%
                 ------------  ------------  ------------  ------------  ------------  ------------
  Total ........ 0             $0            0.0%          2             $2,122,382    100.0%
                 ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                   PRIME                                     TOTAL
                 ----------------------------------------  ----------------------------------------
                                APPROXIMATE       % OF                    APPROXIMATE       % OF
                  APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
FREQUENCY OF       NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
    MORTGAGE        MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
PAYMENT           LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
ADJUSTMENTS       CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------  ------------  ------------  ------------  ------------  ------------  ------------
36 months ...... 0             $0            0.0%          2             $2,122,382    100.0%
                 ------------  ------------  ------------  ------------  ------------  ------------
  Total ........ 0             $0            0.0%          2             $2,122,382    100.0%
                 ============  ============  ============  ============  ============  ============


                         LIFETIME MORTGAGE RATE CAPS

                                 11TH DISTRICT                                CONSTANT
                              COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE CAP            CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
14.001%-16.000%  . 0             $    0        0.0%          2             $2,122,382    100.0%
                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......... 0             $    0        0.0%          2             $2,122,382    100.0%
                   ============  ============  ============  ============  ============  ============
Weighted Average                  0.000%                                       15.842%
 Maximum .........                0.000%                                       16.000%
 Minimum .........                0.000%                                       15.250%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                     PRIME                                     TOTAL
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE CAP            CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
14.001%-16.000%  . 0             $0            0.0%          2             $2,122,382    100.0%
                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......... 0             $0            0.0%          2             $2,122,382    100.0%
                   ============  ============  ============  ============  ============  ============
Weighted Average                 0.000%                                        15.842%
 Maximum .........               0.000%                                        16.000%
 Minimum .........               0.000%                                        15.250%

                               RETAIL PROPERTIES
  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 1
                        LIFETIME MORTGAGE RATE FLOORS


                                 11TH DISTRICT                                CONSTANT
                              COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE FLOOR          CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
4.001%-6.000%  ... 0             $    0        0.0%          1             $  446,990     21.1%
8.001%-10.000%  .. 0                  0        0.0           1              1,675,392     78.9
                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......... 0             $    0        0.0%          2             $2,122,382    100.0%
                   ============  ============  ============  ============  ============  ============
Weighted Average                  0.000%                                        9.000%
 Maximum .........                0.000%                                       10.000%
 Minimum .........                0.000%                                        5.250%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                     PRIME                                     TOTAL
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE FLOOR          CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
4.001%-6.000%  ... 0             $0            0.0%          1             $  446,990     21.1%
8.001%-10.000%  .. 0             0             0.0           1              1,675,392     78.9
                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......... 0             $0            0.0%          2             $2,122,382    100.0%
                   ============  ============  ============  ============  ============  ============
Weighted Average                 0.000%                                         9.000%
 Maximum .........               0.000%                                        10.000%
 Minimum .........               0.000%                                         5.250%


                         SCHEDULE OF RATE RESET DATES


                                11TH DISTRICT                                CONSTANT
                             COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                  ----------------------------------------  ----------------------------------------
                                 APPROXIMATE       % OF                    APPROXIMATE       % OF
                   APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                    NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
NEXT RATE RESET    LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
DATE               CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------  ------------  ------------  ------------  ------------  ------------  ------------
April 1997 ...... 0             $0            0.0%          1             $1,675,392     78.9%
May 1997 ........ 0             0             0.0           1             446,990        21.1
                  ------------  ------------  ------------  ------------  ------------  ------------
  Total ......... 0             $0            0.0%          2             $2,122,382    100.0%
                  ============  ============  ============  ============  ============  ============
Weighted Average                      --                                  April 1997
 Maximum ........                     --                                  May 1997
 Minimum ........                     --                                  April 1997

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                    PRIME                                     TOTAL
                  ----------------------------------------  ----------------------------------------
                                 APPROXIMATE       % OF                    APPROXIMATE       % OF
                   APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                    NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
NEXT RATE RESET    LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
DATE               CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------  ------------  ------------  ------------  ------------  ------------  ------------



April 1997 ...... 0             $0            0.0%          1             $1,675,392    78.9%
May 1997 ........ 0             0             0.0           1             446,990       21.1
                  ------------  ------------  ------------  ------------  ------------  ------------
  Total ......... 0             $0            0.0%          2             $2,122,382    100.0%
                  ============  ============  ============  ============  ============  ============
Weighted Average                      --                                  April 1997
 Maximum ........                     --                                  May 1997
 Minimum ........                     --                                  April 1997

                              RETAIL PROPERTIES
  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 2
                            CURRENT INTEREST RATE

                                     11TH DISTRICT                                CONSTANT
                                  COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CURRENT INTEREST RATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
9.001%-9.500% ........ 0             $    0        0.0%          1             $1,040,418    100.0%
9.501%-10.000% ....... 0                  0        0.0           0                      0      0.0
                       ------------  ------------  ------------  ------------  ------------  ------------
 Total ............... 0             $    0        0.0%          1             $1,040,418    100.0%
                       ============  ============  ============  ============  ============  ============
Weighted Average  ....                0.000%                                        9.250%
 Maximum .............                0.000%                                        9.250%
 Minimum .............                0.000%                                        9.250%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                         PRIME                                     TOTAL
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CURRENT INTEREST RATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
9.001%-9.500% ........ 0             $0            0.0%          1             $1,040,418     54.3%
9.501%-10.000% ....... 1             874,640       100.0         1                874,640     45.7
                       ------------  ------------  ------------  ------------  ------------  ------------
 Total ............... 1             $874,640      100.0%        2             $1,915,058    100.0%
                       ============  ============  ============  ============  ============  ============
Weighted Average  ....               9.750%                                         9.478%
 Maximum .............               9.750%                                         9.750%
 Minimum .............               9.750%                                         9.250%




                                GROSS MARGINS


                                 11TH DISTRICT                                CONSTANT
                              COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                    LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
GROSS MARGIN        CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
0.751%-1.000%  ... 0             $    0        0.0%          0             $        0      0.0%
3.251%-3.500%  ... 0                  0        0.0           1              1,040,418    100.0
                   ------------  ------------  ------------  ------------  ------------  ------------
 Total ........... 0             $    0        0.0%          1             $1,040,418    100.0%
                   ============  ============  ============  ============  ============  ============
Weighted Average                  0.000%                                        3.500%
 Maximum .........                0.000%                                        3.500%
 Minimum .........                0.000%                                        3.500%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                     PRIME                                     TOTAL
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                    LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
GROSS MARGIN        CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
0.751%-1.000%  ... 1             $874,640      100.0%        1             $  874,640     45.7%



3.251%-3.500%  ... 0             0             0.0           1              1,040,418     54.3
                   ------------  ------------  ------------  ------------  ------------  ------------
 Total ........... 1             $874,640      100.0%        2             $1,915,058    100.0%
                   ============  ============  ============  ============  ============  ============
Weighted Average                 1.000%                                         2.358%
 Maximum .........               1.000%                                         3.500%
 Minimum .........               1.000%                                         1.000%

                               RETAIL PROPERTIES
  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 2
                            NEGATIVE AMORTIZATION

                                     11TH DISTRICT                                CONSTANT
                                  COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
NEGATIVE AMORTIZATION   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
No ................... 0             $0            0.0%          0             $        0      0.0%
Yes .................. 0             0             0.0           1              1,040,418    100.0
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 0             $0            0.0%          1             $1,040,418    100.0%
                       ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                         PRIME                                                  TOTAL
                       ----------------------------------------  ----------------------------------------------------------------
   -
                                      APPROXIMATE       % OF                    APPROXIMATE
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    % OF SCHEDULED PRINCIPAL BALANCE
   AS
NEGATIVE AMORTIZATION   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE                 OF CUT-OFF DATE
---------------------  ------------  ------------  ------------  ------------  ------------
   -------------------------------------
No ................... 1             $874,640      100.0%        1             $874,640      45.7%
Yes .................. 0             0             0.0           1             1,040,418     54.3
                       ------------  ------------  ------------  ------------  ------------
   -------------------------------------
  Total .............. 1             $874,640      100.0%        2             $1,915,058    100.0%
Frequency of Mortgage Rate Adjustments
=================================================================================================================
=================================================================================================================
=================================================================================================================
=================================================================================================================
=================================================================================================================
================================================================================================================

                                    11TH DISTRICT                                CONSTANT
                                 COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
     FREQUENCY OF        MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
MORTGAGE               LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE ADJUSTMENTS       CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
1 month ............. 0             $0            0.0%          0             $0              0.0%
6 months ............ 0             0             0.0           1             1,040,418     100.0
                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............. 0             $0            0.0%          1             $1,040,418    100.0%
                      ============  ============  ============  ============  ============  ============
Weighted Average  ...               0 months                                  6 months
 Maximum ............               0 months                                  6 months
 Minimum ............               0 months                                  6 months

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        PRIME                                     TOTAL
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
     FREQUENCY OF        MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
MORTGAGE               LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE ADJUSTMENTS       CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
1 month ............. 1             $874,640      100.0%        1             $874,640      45.7%



6 months ............ 0             0             0.0           1             1,040,418     54.3
                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............. 1             $874,640      100.0%        2             $1,915,058    100.0%
                      ============  ============  ============  ============  ============  ============
Weighted Average  ...                  1 month                                   4 months
 Maximum ............                  1 month                                   6 months
 Minimum ............                  1 month                                   1 month

                               RETAIL PROPERTIES
  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 2


                  FREQUENCY OF MORTGAGE PAYMENT ADJUSTMENTS


                                    11TH DISTRICT                                CONSTANT
                                 COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
     FREQUENCY OF        MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
MORTGAGE               LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PAYMENT ADJUSTMENTS    CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
1 month ............. 0             $0            0.0%          0             $0              0.0%
12 months ........... 0             0             0.0           1             1,040,418     100.0
                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............. 0             $0            0.0%          1             $1,040,418    100.0%
                      ============  ============  ============  ============  ============  ============
Weighted Average  ...               0 months                                  12 months
 Maximum ............               0 months                                  12 months
 Minimum ............               0 months                                  12 months

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        PRIME                                     TOTAL
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
     FREQUENCY OF        MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
MORTGAGE               LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PAYMENT ADJUSTMENTS    CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
1 month ............. 1             $874,640      100.0%        1             $874,640      45.7%
12 months ........... 0             0             0.0           1             1,040,418     54.3
                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............. 1             $874,640      100.0%        2             $1,915,058    100.0%
                      ============  ============  ============  ============  ============  ============
Weighted Average  ...               1 month                                   7 months
 Maximum ............               1 month                                   12 months
 Minimum ............               1 month                                   1 month


                            LIFETIME MORTGAGE RATE


                                 11TH DISTRICT                                CONSTANT
                              COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE CAP            CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
None ............. 0             $    0        0.0%          0             $        0      0.0%
12.001%-14.000%  . 0                  0        0.0           1              1,040,418    100.0
                   ------------  ------------  ------------  ------------  ------------  ------------
 Total ........... 0             $    0        0.0%          1             $1,040,418    100.0%
                   ============  ============  ============  ============  ============  ============
Weighted Average                  0.000%                                       13.000%
 Maximum .........                0.000%                                       13.000%
 Minimum .........                0.000%                                       13.000%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                     PRIME                                     TOTAL
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE CAP            CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE



-----------------  ------------  ------------  ------------  ------------  ------------  ------------  ------------
None ............. 1             $874,640      100.0%        1             $874,640      45.7%
12.001%-14.000%  . 0             0             0.0           1             1,040,418     54.3
                   ------------  ------------  ------------  ------------  ------------  ------------
 Total ........... 1             $874,640      100.0%        2             $1,915,058    100.0%
                   ============  ============  ============  ============  ============  ============
Weighted Average                 0.000%                                    13.000%
 Maximum .........               0.000%                                    13.000%
 Minimum .........               0.000%                                    13.000%

                               RETAIL PROPERTIES
  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 2


                        LIFETIME MORTGAGE RATE FLOORS


                                 11TH DISTRICT                                CONSTANT
                              COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE FLOOR          CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
None ............. 0             $    0        0.0%          0             $        0      0.0%
4.001%-6.000%  ... 0                  0        0.0           1              1,040,418    100.0
                   ------------  ------------  ------------  ------------  ------------  ------------
 Total ........... 0             $    0        0.0%          1             $1,040,418    100.0%
                   ============  ============  ============  ============  ============  ============
Weighted Average                  0.000%                                        5.000%
 Maximum .........                0.000%                                        5.000%
 Minimum .........                0.000%                                        5.000%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                     PRIME                                     TOTAL
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE FLOOR          CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
None ............. 1             $874,640      100.0%        1             $  874,640     45.7%
4.001%-6.000%  ... 0             0             0.0           1              1,040,418     54.3
                   ------------  ------------  ------------  ------------  ------------  ------------
 Total ........... 1             $874,640      100.0%        2             $1,915,058    100.0%
                   ============  ============  ============  ============  ============  ============
Weighted Average                 0.000%                                         5.000%
 Maximum .........               0.000%                                         5.000%
 Minimum .........               0.000%                                         5.000%


                         SCHEDULE OF RATE RESET DATE


                                    11TH DISTRICT                                CONSTANT
                                 COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                         MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                       LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
NEXT RATE RESET DATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
December 1995 ....... 0             $0            0.0%          0             $0              0.0%
March 1996 .......... 0             0             0.0           1             1,040,418     100.0
                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............. 0             $0            0.0%          1             $1,040,418    100.0%
                      ============  ============  ============  ============  ============  ============
Weighted Average  ...               --                                        March 1996
 Maximum ............               --                                        March 1996
 Minimum ............               --                                        March 1996

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        PRIME                                     TOTAL
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                         MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                       LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
NEXT RATE RESET DATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE



--------------------  ------------  ------------  ------------  ------------  ------------  ------------
December 1995 ....... 1             $874,640      100.0%        1             $874,640      45.7%
March 1996 .......... 0             0             0.0           1             1,040,418     54.3
                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............. 1             $874,640      100.0%        2             $1,915,058    100.0%
                      ============  ============  ============  ============  ============  ============
Weighted Average  ...               December 1995                             February 1996
 Maximum ............               December 1995                             March 1996
 Minimum ............               December 1995                             December 1995

                            INDUSTRIAL PROPERTIES
      DISTRIBUTION OF SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS


                                    MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                          ----------------------------------------  ----------------------------------------
                                         APPROXIMATE       % OF                    APPROXIMATE       % OF
                           APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                            NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                             MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
CUT-OFF DATE SCHEDULED     LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PRINCIPAL BALANCE          CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
------------------------  ------------  ------------  ------------  ------------  ------------  ------------
$ 500,000 or less ....... 6             $ 1,897,489     3.9%        0             $        0      0.0%
$ 500,000-$1,000,000  ... 3               2,221,965     4.5         2              1,439,608     32.5
$1,000,001-$1,500,000  .. 0                       0     0.0         1              1,181,398     26.6
$1,500,001-$2,000,000  .. 1               1,528,092     3.1         1              1,813,280     40.9
$2,000,001-$2,500,000  .. 1               2,490,022     5.1         0                      0      0.0
$2,500,001-$3,000,000  .. 2               5,617,251    11.5         0                      0      0.0
$3,500,001-$4,000,000  .. 1               3,562,209     7.3         0                      0      0.0
$6,000,001-$6,500,000  .. 1               6,479,359    13.2         0                      0      0.0
$7,500,001-$8,000,000  .. 2              15,967,578    32.6         0                      0      0.0
$9,000,001-$9,500,000  .. 1               9,174,899    18.7         0                      0      0.0
                          ------------  ------------  ------------  ------------  ------------  ------------
  Total ................. 18            $48,938,863   100.0%        4             $4,434,286    100.0%
                          ============  ============  ============  ============  ============  ============
Average .................               $ 2,718,826                               $1,108,571
 Maximum ................               $ 9,174,899                               $1,813,280
 Minimum ................               $    89,648                               $  715,853

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                     TOTAL MORTGAGE POOL
                          ----------------------------------------
                                         APPROXIMATE       % OF
                           APPROXIMATE    SCHEDULED     SCHEDULED
                            NUMBER OF     PRINCIPAL     PRINCIPAL
                             MORTGAGE     BALANCE AS    BALANCE AS
CUT-OFF DATE SCHEDULED     LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PRINCIPAL BALANCE          CUT-OFF DATE      DATE          DATE
------------------------  ------------  ------------  ------------
$ 500,000 or less ....... 6             $ 1,897,489     3.6%
$ 500,000-$1,000,000  ... 5               3,661,573     6.9
$1,000,001-$1,500,000  .. 1               1,181,398     2.2
$1,500,001-$2,000,000  .. 2               3,341,372     6.3
$2,000,001-$2,500,000  .. 1               2,490,022     4.7
$2,500,001-$3,000,000  .. 2               5,617,251    10.5
$3,500,001-$4,000,000  .. 1               3,562,209     6.7
$6,000,001-$6,500,000  .. 1               6,479,359    12.1
$7,500,001-$8,000,000  .. 2              15,967,578    29.9
$9,000,001-$9,500,000  .. 1               9,174,899    17.2
                          ------------  ------------  ------------
  Total ................. 22            $53,373,149   100.0%
                          ============  ============  ============
Average .................               $ 2,426,052
 Maximum ................               $ 9,174,899
 Minimum ................               $    89,648

                             INDUSTRIAL PROPERTIES
        DISTRIBUTION OF MORTGAGE INTEREST RATES OF THE MORTGAGE LOANS

                                 MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
  MORTGAGE INTEREST     LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE                    CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
6.501%-7.000% ........ 1             $ 9,174,899    18.7%        0             $        0      0.0%
7.001%-7.500% ........ 0                       0     0.0         1              1,813,280     40.9
7.501%-8.000% ........ 3              22,446,937    45.9         2              1,439,608     32.5
8.501%-9.000% ........ 3               3,975,586     8.1         0                      0      0.0
9.001%-9.500% ........ 2               3,162,216     6.5         0                      0      0.0
9.501%-10.000% ....... 9              10,179,225    20.8         1              1,181,398     26.6
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 18            $48,938,863   100.0%        4             $4,434,286    100.0%
                       ============  ============  ============  ============  ============  ============
Weighted Average  ....                     8.384%                                   8.141%
 Maximum .............                    10.000%                                   9.750%
 Minimum .............                     7.000%                                   7.391%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                  TOTAL MORTGAGE POOL
                       ----------------------------------------
                                      APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS
  MORTGAGE INTEREST     LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE                    CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------
6.501%-7.000% ........ 1             $ 9,174,899    17.2%
7.001%-7.500% ........ 1               1,813,280     3.4
7.501%-8.000% ........ 5              23,886,545    44.8
8.501%-9.000% ........ 3               3,975,586     7.4
9.001%-9.500% ........ 2               3,162,216     5.9
9.501%-10.000% ....... 10             11,360,623    21.3
                       ------------  ------------  ------------
  Total .............. 22            $53,373,149   100.0%
                       ============  ============  ============
Weighted Average  ....                     8.364%
 Maximum .............                    10.000%
 Minimum .............                     7.000%

                             INDUSTRIAL PROPERTIES
               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                             MORTGAGE LOAN GROUP 1                           MORTGAGE LOAN GROUP 2
                ----------------------------------------------  ----------------------------------------------
                  APPROXIMATE     APPROXIMATE                     APPROXIMATE     APPROXIMATE
                   NUMBER OF       SCHEDULED     % OF SCHEDULED    NUMBER OF       SCHEDULED     % OF SCHEDULED
                 MORTGAGE LOANS    PRINCIPAL       PRINCIPAL     MORTGAGE LOANS    PRINCIPAL       PRINCIPAL
                 AS OF CUT-OFF   BALANCE AS OF   BALANCE AS OF   AS OF CUT-OFF   BALANCE AS OF   BALANCE AS OF
STATES                DATE        CUT-OFF DATE    CUT-OFF DATE        DATE        CUT-OFF DATE    CUT-OFF DATE
--------------  --------------  --------------  --------------  --------------  --------------  --------------
California .... 2               $14,463,148      29.6%          3               $3,252,888       73.4%
Colorado ...... 1                 7,983,789      16.3           0                        0        0.0
Connecticut  .. 3                   681,636       1.4           1                1,181,398       26.6
Kentucky ...... 1                   352,963       0.7           0                        0        0.0
Massachusetts   5                 7,957,426      16.3           0                        0        0.0
New Jersey .... 1                   834,669       1.7           0                        0        0.0
New York ...... 2                 3,148,190       6.4           0                        0        0.0
Pennsylvania  . 1                 9,174,899      18.7           0                        0        0.0
Utah .......... 1                   779,936       1.6           0                        0        0.0
Virginia ...... 1                 3,562,209       7.3           0                        0        0.0
                --------------  --------------  --------------  --------------  --------------  --------------
 Total ........ 18              $48,938,863     100.0%          4               $4,434,286      100.0%
                ==============  ==============  ==============  ==============  ==============  ==============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                              TOTAL MORTGAGE POOL
                ----------------------------------------------
                  APPROXIMATE     APPROXIMATE
                   NUMBER OF       SCHEDULED     % OF SCHEDULED
                 MORTGAGE LOANS    PRINCIPAL       PRINCIPAL
                 AS OF CUT-OFF   BALANCE AS OF   BALANCE AS OF
STATES                DATE        CUT-OFF DATE    CUT-OFF DATE
--------------  --------------  --------------  --------------
California .... 5               $17,716,036      33.2%
Colorado ...... 1                 7,983,789      15.0
Connecticut  .. 4                 1,863,034       3.5
Kentucky ...... 1                   352,963       0.7
Massachusetts   5                 7,957,426      14.9
New Jersey .... 1                   834,669       1.6
New York ...... 2                 3,148,190       5.9
Pennsylvania  . 1                 9,174,899      17.2
Utah .......... 1                   779,936       1.5
Virginia ...... 1                 3,562,209       6.7
                --------------  --------------  --------------
 Total ........ 22              $53,373,149     100.0%
                ==============  ==============  ==============

                COUNTIES OF MORTGAGED PROPERTIES IN CALIFORNIA

                             MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                    LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CALIFORNIA COUNTY   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
Orange County  ... 1             $ 6,479,359    44.8%        2             $2,537,035     78.0%
Riverside County   1               7,983,789    55.2         0                      0      0.0
Ventura County  .. 0                       0     0.0         1                715,853     22.0
                   ------------  ------------  ------------  ------------  ------------  ------------
 Total ........... 2             $14,463,148   100.0%        3             $3,252,888    100.0%
                   ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                              TOTAL MORTGAGE POOL
                   ----------------------------------------
                                  APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS
                    LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CALIFORNIA COUNTY   CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------
Orange County  ... 3             $ 9,016,394    50.9%



Riverside County   1               7,983,789    45.1
Ventura County  .. 1                 715,853     4.0
                   ------------  ------------  ------------
 Total ........... 5             $17,716,036   100.0%
                   ============  ============  ============

                            INDUSTRIAL PROPERTIES
      DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS OF THE MORTGAGE LOANS

                                                MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                                      ----------------------------------------  ----------------------------------------
                                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                                         MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
 PERIOD FOR WHICH NOI WAS DETERMINED   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
(1)                                    CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
------------------------------------  ------------  ------------  ------------  ------------  ------------  ------------
1994 ................................ 6             $10,894,466    22.3%        1             $1,181,398     26.6%
Pro Forma ........................... 0                       0     0.0         1                715,853     16.1
Underwriting 1995 ................... 12             38,044,398    77.7         2              2,537,035     57.2
                                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............................. 18            $48,938,863   100.0%        4             $4,434,286    100.0%
                                      ============  ============  ============  ============  ============  ============
DEBT SERVICE COVERAGE RATIO (2) ...................
------------------------  .........................
0.801x to 0.900x .................... 1             $   268,258     0.5%        0             $        0      0.0%
1.001x to 1.100x .................... 3              11,482,926    23.5         2              2,537,035     57.2
1.101x to 1.200x .................... 1               6,479,359    13.2         0                      0      0.0
1.201x to 1.300x .................... 4              14,763,220    30.2         1                715,853     16.1
1.301x to 1.400x .................... 3               3,352,912     6.9         0                      0      0.0
1.401x to 1.500x .................... 1                  89,648     0.2         0                      0      0.0
1.501x to 1.600x .................... 2               8,591,150    17.6         1              1,181,398     26.6
1.601x to 1.700x .................... 3               3,911,390     8.0         0                      0      0.0
                                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............................. 18            $48,938,863   100.0%        4             $4,434,286    100.0%
                                      ============  ============  ============  ============  ============  ============
Weighted Average ....................                     1.273x                                   1.201x
 Maximum ............................                     1.666x                                   1.543x
 Minimum ............................                     0.865x                                   1.018x


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                 TOTAL MORTGAGE POOL
                                      ----------------------------------------
                                                     APPROXIMATE       % OF
                                       APPROXIMATE    SCHEDULED     SCHEDULED
                                        NUMBER OF     PRINCIPAL     PRINCIPAL
                                         MORTGAGE     BALANCE AS    BALANCE AS
 PERIOD FOR WHICH NOI WAS DETERMINED   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
(1)                                    CUT-OFF DATE      DATE          DATE
------------------------------------  ------------  ------------  ------------
1994 ................................ 7             $12,075,864    22.6%
Pro Forma ........................... 1                 715,853     1.3
Underwriting 1995 ................... 14             40,581,433    76.0
                                      ------------  ------------  ------------
  Total ............................. 22            $53,373,149   100.0%
                                      ============  ============  ============
DEBT SERVICE COVERAGE RATIO (2) ...................
------------------------  .........................
0.801x to 0.900x .................... 1             $   268,258     0.5%
1.001x to 1.100x .................... 5              14,019,962    26.3
1.101x to 1.200x .................... 1               6,479,359    12.1
1.201x to 1.300x .................... 5              15,479,072    29.0
1.301x to 1.400x .................... 3               3,352,912     6.3
1.401x to 1.500x .................... 1                  89,648     0.2
1.501x to 1.600x .................... 3               9,772,548    18.3
1.601x to 1.700x .................... 3               3,911,390     7.3
                                      ------------  ------------  ------------
  Total ............................. 22            $53,373,149   100.0%
                                      ============  ============  ============
Weighted Average ....................                     1.267x
 Maximum ............................                     1.666x
 Minimum ............................                     0.865x


------------


   (1) See "--Description of the Mortgage Pool--Debt Service Coverage
Ratios."


(2) With respect to the Mortgage Loans (other than the Mortgage Loan underlying the Senior Participation), the calculation of the debt service coverage ratios set forth in the table was based upon the ratio of net operating income, derived from operating statements referred to above, to, generally, the annualized current Scheduled Payments from Mortgagors under the relevant Mortgage Loans. With respect to the Mortgage Loan underlying the Senior Participation, the calculation of the debt service coverage ratios set forth in the table was based upon the ratio of net operating income, derived from operating statements referred to above, to, generally, the Senior Participation's beneficial interest in the annualized current Scheduled Payment from the Mortgagor under the Mortgage Loan underlying the Senior Participation.

                             INDUSTRIAL PROPERTIES
      DISTRIBUTION OF REMAINING TERMS TO MATURITY OF THE MORTGAGE LOANS

                                             MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                                   ----------------------------------------  ----------------------------------------
                                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
    REMAINING TERM TO MATURITY      LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
(MONTHS)                            CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------------------  ------------  ------------  ------------  ------------  ------------  ------------
BALLOON MORTGAGE LOANS
13-24 ............................ 2             $6,052,231     12.8%        1             $1,181,398     26.6%
25-36 ............................ 1             268,258         0.6         0             0               0.0
49-60 ............................ 1             7,983,789      16.9         1             723,755        16.3
61-72 ............................ 1             7,983,789      16.9         1             715,853        16.1
73-84 ............................ 6             11,045,330     23.4         1             1,813,280      40.9
109-120 .......................... 3             4,690,308       9.9         0             0               0.0
169-180 .......................... 1             9,174,899      19.4         0             0               0.0
                                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......................... 15            $47,198,604   100.0%        4             $4,434,286    100.0%
                                   ============  ============  ============  ============  ============  ============
Weighted Average .................               89 months                                 58 months
 Maximum .........................               178 months                                82 months
 Minimum .........................               19 months                                 23 months
FULLY AMORTIZING MORTGAGE LOANS
97-108 ........................... 1             $352,963       20.3%        0             $0              0.0%
109-120 .......................... 1             779,936        44.8         0             0               0.0
(is greater than or equal to) 181  1             607,361        34.9         0             0               0.0
                                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......................... 3             $1,740,260    100.0%        0             $0              0.0%
                                   ============  ============  ============  ============  ============  ============
Weighted Average .................               150 months                                0 months
 Maximum .........................               225 months                                0 months
 Minimum .........................               106 months                                0 months


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                              TOTAL MORTGAGE POOL
                                   ----------------------------------------
                                                  APPROXIMATE       % OF
                                    APPROXIMATE    SCHEDULED     SCHEDULED
                                     NUMBER OF     PRINCIPAL     PRINCIPAL
                                      MORTGAGE     BALANCE AS    BALANCE AS
    REMAINING TERM TO MATURITY      LOANS AS OF    OF CUT-OFF    OF CUT-OFF
(MONTHS)                            CUT-OFF DATE      DATE          DATE
---------------------------------  ------------  ------------  ------------
BALLOON MORTGAGE LOANS
13-24 ............................ 3             $7,233,629     14.0%
25-36 ............................ 1             268,258         0.5
49-60 ............................ 2             8,707,544      16.9
61-72 ............................ 2             8,699,641      16.8
73-84 ............................ 7             12,858,610     24.9
109-120 .......................... 3             4,690,308       9.1
169-180 .......................... 1             9,174,899      17.8
                                   ------------  ------------  ------------
  Total .......................... 19            $51,632,889   100.0%
                                   ============  ============  ============
Weighted Average .................               87 months
 Maximum .........................               178 months
 Minimum .........................               19 months
FULLY AMORTIZING MORTGAGE LOANS
97-108 ........................... 1             $352,963       20.3%
109-120 .......................... 1             779,936        44.8
(is greater than or equal to) 181  1             607,361        34.9
                                   ------------  ------------  ------------
  Total .......................... 3             $1,740,260    100.0%
                                   ============  ============  ============
Weighted Average .................               150 months
 Maximum .........................               225 months
 Minimum .........................               106 months


                             INDUSTRIAL PROPERTIES
          DISTRIBUTION OF OCCUPANCY PERCENTAGE OF THE MORTGAGE LOANS

                                MORTGAGE GROUP LOAN 1                     MORTGAGE GROUP LOAN 2
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                         MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                       LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
OCCUPANCY PERCENTAGE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
55.01 - 60.00% ...... 1             $    89,648     0.2%        0             $        0      0.0%
75.01 - 80.00 ....... 2               3,317,925     6.8         1              1,181,398     26.6
85.01 - 90.00 ....... 2               8,336,752    17.0         0                      0      0.0
90.01 - 95.00 ....... 3              17,186,906    35.1         0                      0      0.0
95.01 - 100.00%  .... 10             20,007,633    40.9         3              3,252,888     73.4
                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............. 18            $48,938,863   100.0%        4             $4,434,286    100.0%
                      ============  ============  ============  ============  ============  ============
Weighted Average  ...                        94%                                      94%
 Maximum ............                       100%                                     100%
 Minimum ............                        58%                                      78%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                 TOTAL MORTGAGE POOL
                      ----------------------------------------
                                     APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL
                         MORTGAGE     BALANCE AS    BALANCE AS
                       LOANS AS OF    OF CUT-OFF    OF CUT-OFF
OCCUPANCY PERCENTAGE   CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------
55.01 - 60.00% ...... 1             $    89,648     0.2%
75.01 - 80.00 ....... 3               4,499,323     8.4
85.01 - 90.00 ....... 2               8,336,752    15.6
90.01 - 95.00 ....... 3              17,186,906    32.2
95.01 - 100.00%  .... 13             23,260,520    43.6
                      ------------  ------------  ------------
  Total ............. 22            $53,373,149   100.0%
                      ============  ============  ============
Weighted Average  ...                        94%
 Maximum ............                       100%
 Minimum ............                        58%

               ORIGINAL TERMS TO MATURITY OF THE MORTGAGE LOANS

                             MORTGAGE GROUP LOAN 1                     MORTGAGE GROUP LOAN 2
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                    LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
ORIGINAL TERM       CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
1 - 60 months  ... 2             $ 6,052,231    12.4%        0             $0              0.0%
61 - 120 months  . 11             29,247,716    59.8         1             1,181,398      26.6
121 - 180 months   1               2,723,758     5.6         3             3,252,888      73.4
181 - 240 months   1               9,174,899    18.7         0             0               0.0
241 - 300 months   1                 779,936     1.6         0             0               0.0
301 - 360 months   2                 960,324     2.0         0             0               0.0
                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......... 18            $48,938,863   100.0%        4             $4,434,286    100.0%
                   ============  ============  ============  ============  ============  ============
Weighted Average                 106 months                                154 months
 Maximum .........               324 months                                180 months
 Minimum .........               23 months                                 84 months

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                              TOTAL MORTGAGE POOL
                   ----------------------------------------
                                  APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS
                    LOANS AS OF    OF CUT-OFF    OF CUT-OFF



ORIGINAL TERM       CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------
1 - 60 months  ... 2             $ 6,052,231    11.3%
61 - 120 months  . 12             30,429,114    57.0
121 - 180 months   4               5,976,646    11.2
181 - 240 months   1               9,174,899    17.2
241 - 300 months   1                 779,936     1.5
301 - 360 months   2                 960,324     1.8
                   ------------  ------------  ------------
  Total .......... 22            $53,373,149   100.0%
                   ============  ============  ============
Weighted Average                         110 months
 Maximum .........                 324 months
 Minimum .........                 23 months

                             INDUSTRIAL PROPERTIES
           DISTRIBUTION OF AMORTIZATION TERMS OF THE MORTGAGE LOANS

                             MORTGAGE GROUP LOAN 1                     MORTGAGE GROUP LOAN 2
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                    LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
AMORTIZATION TERM   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
61 - 120 months  . 1             $   268,258     0.5%        0             $0              0.0%
121 - 180 months   1               2,490,022     5.1         0             0               0.0
181 - 240 months   2               1,045,819     2.1         0             0               0.0
241 - 300 months   2               7,259,295    14.8         0             0               0.0
301 - 360 months   12             37,875,469    77.4         3             3,252,888      73.4
361 + months ..... 0                       0     0.0         1             1,181,398      26.6
                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......... 18            $48,938,863   100.0%        4             $4,434,286    100.0%
                   ============  ============  ============  ============  ============  ============
Weighted Average                 336 months                                438 months
 Maximum .........               360 months                                654 months
 Minimum .........               120 months                                360 months

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                              TOTAL MORTGAGE POOL
                   ----------------------------------------
                                  APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS
                    LOANS AS OF    OF CUT-OFF    OF CUT-OFF
AMORTIZATION TERM   CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------
61 - 120 months  . 1             $   268,258     0.5%
121 - 180 months   1               2,490,022     4.7
181 - 240 months   2               1,045,819     2.0
241 - 300 months   2               7,259,295    13.6
301 - 360 months   15             41,128,357    77.1
361 + months ..... 1               1,181,398     2.2
                   ------------  ------------  ------------
  Total .......... 22            $53,373,149   100.0%
                   ============  ============  ============
Weighted Average                         344 months
 Maximum .........                 654 months
 Minimum .........                 120 months

                             INDUSTRIAL PROPERTIES
        YEAR OF FIRST PRINCIPAL PAYMENT DATE OF THE MORTGAGE LOANS(1)


                                          MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                                ----------------------------------------  ----------------------------------------
                                               APPROXIMATE       % OF                    APPROXIMATE       % OF
                                 APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                                  NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                                   MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
    YEAR OF FIRST PRINCIPAL      LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PAYMENT                          CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
------------------------------  ------------  ------------  ------------  ------------  ------------  ------------
1977 .......................... 1             $   352,963     0.7%        0             $        0      0.0%
1980 .......................... 1                 779,936     1.6         0                      0      0.0
1985 .......................... 0                       0     0.0         1                723,755     16.3
1986 .......................... 0                       0     0.0         1                715,853     16.1
1987 .......................... 0                       0     0.0         1              1,813,280     40.9
1990 .......................... 0                       0     0.0         1              1,181,398     26.6
1991 .......................... 1                 268,258     0.5         0                      0      0.0
1992 .......................... 1               3,562,209     7.3         0                      0      0.0
1994 .......................... 1               9,174,899    18.7         0                      0      0.0
1995 .......................... 13             34,800,599    71.1         0                      0      0.0
                                ------------  ------------  ------------  ------------  ------------  ------------
  Total ....................... 18            $48,938,863   100.0%        4             $4,434,286    100.0%
                                ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                           TOTAL MORTGAGE POOL
                                ----------------------------------------
                                               APPROXIMATE       % OF
                                 APPROXIMATE    SCHEDULED     SCHEDULED
                                  NUMBER OF     PRINCIPAL     PRINCIPAL
                                   MORTGAGE     BALANCE AS    BALANCE AS
    YEAR OF FIRST PRINCIPAL      LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PAYMENT                          CUT-OFF DATE      DATE          DATE
------------------------------  ------------  ------------  ------------
1977 .......................... 1             $   352,963     0.7%
1980 .......................... 1                 779,936     1.5
1985 .......................... 1                 723,755     1.4
1986 .......................... 1                 715,853     1.3
1987 .......................... 1               1,813,280     3.4
1990 .......................... 1               1,181,398     2.2
1991 .......................... 1                 268,258     0.5
1992 .......................... 1               3,562,209     6.7
1994 .......................... 1               9,174,899    17.2
1995 .......................... 13             34,800,599    65.2
                                ------------  ------------  ------------
  Total ....................... 22            $53,373,149   100.0%
                                ============  ============  ============

------------


   (1) The year of First Principal Payment Date for a Mortgage Loan is the year in which the first Scheduled Principal Payment was due, or for Mortgage Loans which were modified by the Seller, the year in which the first Scheduled Principal Payment was, or in the case of recently modified Mortgage Loans, will be due, under such modification.

                            INDUSTRIAL PROPERTIES
  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 1

                            CURRENT INTEREST RATE

                                     11TH DISTRICT                                CONSTANT
                                  COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CURRENT INTEREST RATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
7.000% ............... 0             $    0        0.0%          1             $9,174,899    100.0%
9.750% ............... 0                  0        0.0           0                      0      0.0
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 0             $    0        0.0%          1             $9,174,899    100.0%
                       ============  ============  ============  ============  ============  ============
Weighted Average  ....                0.000%                                        7.000%
 Maximum .............                0.000%                                        7.000%
 Minimum .............                0.000%                                        7.000%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                         PRIME                                     TOTAL
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CURRENT INTEREST RATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
7.000% ............... 0             $0            0.0%          1             $9,174,899     93.8%
9.750% ............... 1             607,361       100.0         1                607,361      6.2
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 1             $607,361      100.0%        2             $9,782,260    100.0%
                       ============  ============  ============  ============  ============  ============
Weighted Average  ....               9.750%                                         7.171%
 Maximum .............               9.750%                                         9.750%
 Minimum .............               9.750%                                         7.000%

                                GROSS MARGINS

                                11TH DISTRICT                                CONSTANT
                             COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                  ----------------------------------------  ----------------------------------------
                                 APPROXIMATE       % OF                    APPROXIMATE       % OF
                   APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                    NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
GROSS MARGIN       CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------  ------------  ------------  ------------  ------------  ------------  ------------
1.000% .......... 0             $    0        0.0%          0             $        0      0.0%
3.000% .......... 0                  0        0.0           1              9,174,899    100.0
                  ------------  ------------  ------------  ------------  ------------  ------------
  Total ......... 0             $    0        0.0%          1             $9,174,899    100.0%
                  ============  ============  ============  ============  ============  ============
Weighted Average                 0.000%                                        3.000%
 Maximum ........                0.000%                                        3.000%
 Minimum ........                0.000%                                        3.000%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                    PRIME                                     TOTAL
                  ----------------------------------------  ----------------------------------------
                                 APPROXIMATE       % OF                    APPROXIMATE       % OF
                   APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                    NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
GROSS MARGIN       CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------  ------------  ------------  ------------  ------------  ------------  ------------
1.000% .......... 1             $607,361      100.0%        1             $  607,361      6.2%
3.000% .......... 0             0             0.0           1              9,174,899     93.8



                  ------------  ------------  ------------  ------------  ------------  ------------
  Total ......... 1             $607,361      100.0%        2             $9,782,260    100.0%
                  ============  ============  ============  ============  ============  ============
Weighted Average                1.000%                                         2.876%
 Maximum ........               1.000%                                         3.000%
 Minimum ........               1.000%                                         1.000%

                            NEGATIVE AMORTIZATION

                                     11TH DISTRICT                                CONSTANT
                                  COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
NEGATIVE AMORTIZATION   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
No ................... 0             $0            0.0%          1             $9,174,899    100.0%
                       ------------  ------------  ------------  ------------  ------------  ------------
 Total ............... 0             $0            0.0%          1             $9,174,899    100.0%
                       ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                         PRIME                                     TOTAL
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
NEGATIVE AMORTIZATION   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
No ................... 1             $607,361      100.0%        2             $9,782,260    100.0%
                       ------------  ------------  ------------  ------------  ------------  ------------
 Total ............... 1             $607,361      100.0%        2             $9,782,260    100.0%
                       ============  ============  ============  ============  ============  ============

                             INDUSTRIAL PROPERTIES
  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 1




                    FREQUENCY OF MORTGAGE RATE ADJUSTMENTS


                                    11TH DISTRICT                                CONSTANT
                                 COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
     FREQUENCY OF        MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
MORTGAGE               LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE ADJUSTMENTS       CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
1 month ............. 0             $0            0.0%          0             $        0      0.0%
60 months ........... 0             0             0.0           1              9,174,899    100.0
                      ------------  ------------  ------------  ------------  ------------  ------------
 Total: ............. 0             $0            0.0%          1             $9,174,899    100.0%
                      ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        PRIME                                     TOTAL
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
     FREQUENCY OF        MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
MORTGAGE               LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE ADJUSTMENTS       CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
1 month ............. 1             $607,361      100.0%        1             $607,361        6.2%
60 months ........... 0             0             0.0           1             9,174,899      93.8
                      ------------  ------------  ------------  ------------  ------------  ------------
 Total: ............. 1             $607,361      100.0%        2             $9,782,260    100.0%
                      ============  ============  ============  ============  ============  ============


                  FREQUENCY OF MORTGAGE PAYMENT ADJUSTMENTS


                                    11TH DISTRICT                                CONSTANT
                                 COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
     FREQUENCY OF        MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
MORTGAGE               LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PAYMENT ADJUSTMENTS    CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
6 months ............ 0             $0            0.0%          0             $        0      0.0%
60 months ........... 0             0             0.0           1              9,174,899    100.0
                      ------------  ------------  ------------  ------------  ------------  ------------
 Total: ............. 0             $0            0.0%          1             $9,174,899    100.0%
                      ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        PRIME                                     TOTAL
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
     FREQUENCY OF        MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
MORTGAGE               LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PAYMENT ADJUSTMENTS    CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
6 months ............ 1             $607,361      100.0%        1             $607,361        6.2%
60 months ........... 0             0             0.0           1             9,174,899      93.8
                      ------------  ------------  ------------  ------------  ------------  ------------
 Total: ............. 1             $607,361      100.0%        2             $9,782,260    100.0%
                      ============  ============  ============  ============  ============  ============

                             INDUSTRIAL PROPERTIES
  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 1


                         LIFETIME MORTGAGE RATE CAPS


                                 11TH DISTRICT                                CONSTANT
                              COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE CAP            CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
None ............. 0             $0            0.00%         1             $9,174,899    100.0%
                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......... 0             $0            0.00%         1             $9,174,899    100.0%
                   ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                     PRIME                                     TOTAL
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE CAP            CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
None ............. 1             $607,361      100.0%        2             $9,782,260    100.0%
                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......... 1             $607,361      100.0%        2             $9,782,260    100.0%
                   ============  ============  ============  ============  ============  ============

                        LIFETIME MORTGAGE RATE FLOORS

                                 11TH DISTRICT                                CONSTANT
                              COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE FLOOR          CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
None ............. 0             $0            0.00%         1             $9,174,899    100.0%
                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......... 0             $0            0.00%         1             $9,174,899    100.0%
                   ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                     PRIME                                     TOTAL
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE FLOOR          CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
None ............. 1             $607,361      100.0%        2             $9,782,260    100.0%
                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......... 1             $607,361      100.0%        2             $9,782,260    100.0%
                   ============  ============  ============  ============  ============  ============

                         SCHEDULE OF RATE RESET DATES

                                    11TH DISTRICT                                CONSTANT
                                 COST OF FUNDS INDEX                     MATURITY TREASURY INDEX



                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                         MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                       LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
NEXT RATE RESET DATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
December 1995 ....... 0             $0            0.00%         0             $        0      0.0%
October 2000 ........ 0             0             0.00          1              9,174,899    100.0
                      ------------  ------------  ------------  ------------  ------------  ------------
 Total .............. 0             $0            0.00%         1             $9,174,899    100.0%
                      ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        PRIME                                     TOTAL
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                         MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                       LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
NEXT RATE RESET DATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE       DATE LANCE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
December 1995 ....... 1             $607,361      100.0%        1             $  607,361      6.2%
October 2000 ........ 0             0             0.0           1              9,174,899     93.8
                      ------------  ------------  ------------  ------------  ------------  ------------
 Total .............. 1             $607,361      100.0%        2             $9,782,260    100.0%
                      ============  ============  ============  ============  ============  ============

                            INDUSTRIAL PROPERTIES
  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 2
                            CURRENT INTEREST RATES

                                     11TH DISTRICT                                CONSTANT
                                  COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CURRENT INTEREST RATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
7.001%-7.500% ........ 1             $1,813,280     55.7%        0             $    0        0.0%
7.501%-8.000% ........ 2              1,439,608     44.3         0                  0        0.0
9.501%-10.000% ....... 0                      0      0.0         0                  0        0.0
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 3             $3,252,888    100.0%        0             $    0        0.0%
                       ============  ============  ============  ============  ============  ============
Weighted Average  ....                    7.557%                                0.000%
 Maximum .............                    7.891%                                0.000%
 Minimum .............                    7.391%                                0.000%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                         PRIME                                     TOTAL
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CURRENT INTEREST RATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
7.001%-7.500% ........ 0             $0              0.0%        1             $1,813,280     40.9%
7.501%-8.000% ........ 0             0               0.0         2              1,439,608     32.5
9.501%-10.000% ....... 1             1,181,398     100.0         1              1,181,398     26.6
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 1             $1,181,398    100.0%        4             $4,434,286    100.0%
                       ============  ============  ============  ============  ============  ============
Weighted Average  ....               9.750%                                         8.141%
 Maximum .............               9.750%                                         9.750%
 Minimum .............               9.750%                                         7.391%

                                 GROSS MARGIN

                                11TH DISTRICT                                CONSTANT
                             COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                  ----------------------------------------  ----------------------------------------
                                 APPROXIMATE       % OF                    APPROXIMATE       % OF
                   APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                    NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
GROSS MARGIN       CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------  ------------  ------------  ------------  ------------  ------------  ------------
0.751%-1.000%  .. 0             $        0      0.0%        0             $    0        0.0%
2.001%-2.250%  .. 1              1,813,280     55.7         0                  0        0.0
2.251%-2.500%  .. 1                715,853     22.0         0                  0        0.0
2.501%-2.750%  .. 1                723,755     22.2         0                  0        0.0
                  ------------  ------------  ------------  ------------  ------------  ------------
  Total ......... 3             $3,252,888    100.0%        0             $    0        0.0%
                  ============  ============  ============  ============  ============  ============
Weighted Average                     2.416%                                0.000%
 Maximum ........                    2.750%                                0.000%
 Minimum ........                    2.250%                                0.000%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                    PRIME                                     TOTAL
                  ----------------------------------------  ----------------------------------------
                                 APPROXIMATE       % OF                    APPROXIMATE       % OF
                   APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                    NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
GROSS MARGIN       CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------  ------------  ------------  ------------  ------------  ------------  ------------



0.751%-1.000%  .. 1             $1,181,398    100.0%        1             $1,181,398     26.6%
2.001%-2.250%  .. 0                      0      0.0         1              1,813,280     40.9
2.251%-2.500%  .. 0                      0      0.0         1                715,853     16.1
2.501%-2.750%  .. 0                      0      0.0         1                723,755     16.3
                  ------------  ------------  ------------  ------------  ------------  ------------
  Total ......... 1             $1,181,398    100.0%        4             $4,434,286    100.0%
                  ============  ============  ============  ============  ============  ============
Weighted Average                     1.000%                                    2.039%
 Maximum ........                    1.000%                                    2.750%
 Minimum ........                    1.000%                                    1.000%

                             INDUSTRIAL PROPERTIES
  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 2
                            NEGATIVE AMORTIZATION

                                     11TH DISTRICT                                CONSTANT
                                  COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
NEGATIVE AMORTIZATION   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
No ................... 0             $        0      0.0%        0             $0            0.0%
Yes .................. 3              3,252,888    100.0         0             0             0.0
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 3             $3,252,888    100.0%        0             $0            0.0%
                       ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                         PRIME                                     TOTAL
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
NEGATIVE AMORTIZATION   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
No ................... 1             $1,181,398    100.0%        1             $1,181,398    26.6%
Yes .................. 0             0             0.0           3             3,252,888     73.4
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 1             $1,181,398    100.0%        4             $4,434,286    100.0%
                       ============  ============  ============  ============  ============  ============


                    FREQUENCY OF MORTGAGE RATE ADJUSTMENTS


                                    11TH DISTRICT                                CONSTANT
                                 COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
     FREQUENCY OF        MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
MORTGAGE               LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE ADJUSTMENT        CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
1 month ............. 3             $3,252,888    100.0%        0             $0            0.0%
                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............. 3             $3,252,888    100.0%        0             $0            0.0%
                      ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        PRIME                                     TOTAL
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
     FREQUENCY OF        MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
MORTGAGE               LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE ADJUSTMENT        CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
1 month ............. 1             $1,181,398    100.0%        4             $4,434,286    100.0%
                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............. 1             $1,181,398    100.0%        4             $4,434,286    100.0%
                      ============  ============  ============  ============  ============  ============

                             INDUSTRIAL PROPERTIES
  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 2
                  FREQUENCY OF MORTGAGE PAYMENT ADJUSTMENTS

                                    11TH DISTRICT                                CONSTANT
                                 COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
     FREQUENCY OF        MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
MORTGAGE               LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PAYMENT ADJUSTMENT     CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
1 month ............. 0             $        0      0.0%        0             $0            0.0%
12 months ........... 3              3,252,888    100.0         0             0             0.0
                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............. 3             $3,252,888    100.0%        0             $0            0.0%
                      ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        PRIME                                     TOTAL
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
     FREQUENCY OF        MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
MORTGAGE               LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PAYMENT ADJUSTMENT     CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
1 month ............. 1             $1,181,398    100.0%        1             $1,181,398    26.6%
12 months ........... 0             0             0.0           3             3,252,888     73.4
                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............. 1             $1,181,398    100.0%        4             $4,434,286    100.0%
                      ============  ============  ============  ============  ============  ============

                         LIFETIME MORTGAGE RATE CAPS

                                 11TH DISTRICT                                CONSTANT
                              COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE CAPS           CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
None ............. 2             $1,439,608     44.3%        0             $    0        0.0%
12.001%-14.000%  . 1              1,813,280     55.7         0                  0        0.0
                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......... 3             $3,252,888    100.0%        0             $    0        0.0%
                   ============  ============  ============  ============  ============  ============
Weighted Average                     13.750%                                0.000%
 Maximum .........                   13.750%                                0.000%
 Minimum .........                   13.750%                                0.000%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                     PRIME                                     TOTAL
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE CAPS           CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
None ............. 1             $1,181,398    100.0%        3             $2,621,006     59.1%
12.001%-14.000%  . 0             0             0.0           1              1,813,280     40.9
                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......... 1             $1,181,398    100.0%        4             $4,434,286    100.0%
                   ============  ============  ============  ============  ============  ============
Weighted Average                 0.000%                                        13.750%
 Maximum .........               0.000%                                        13.750%



 Minimum .........               0.000%                                        13.750%

                             INDUSTRIAL PROPERTIES
  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 2


                        LIFETIME MORTGAGE RATE FLOORS


                                 11TH DISTRICT                                CONSTANT
                              COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE FLOOR          CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
None ............. 2             $1,439,608     44.3%        0             $    0        0.0%
2.001%-4.000%  ... 1              1,813,280     55.7         0                  0        0.0
                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......... 3             $3,252,888    100.0%        0             $    0        0.0%
                   ============  ============  ============  ============  ============  ============
Weighted average                      3.750%                                0.000%
 Maximum .........                    3.750%                                0.000%
 Minimum .........                    3.750%                                0.000%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                     PRIME                                     TOTAL
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE FLOOR          CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
None ............. 1             $1,181,398    100.0%        3             $2,621,006     59.1%
2.001%-4.000%  ... 0             0             0.0           1              1,813,280     40.9
                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......... 1             $1,181,398    100.0%        4             $4,434,286    100.0%
                   ============  ============  ============  ============  ============  ============
Weighted average                 0.000%                                         3.750%
 Maximum .........               0.000%                                         3.750%
 Minimum .........               0.000%                                         3.750%

                         SCHEDULE OF RATE RESET DATES

                             11TH DISTRICT                                CONSTANT
                          COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
               ----------------------------------------  ----------------------------------------
                              APPROXIMATE       % OF                    APPROXIMATE       % OF
                APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                 NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                  MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
NEXT RATE       LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RESET DATE      CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-------------  ------------  ------------  ------------  ------------  ------------  ------------
December 1995  3             $3,252,888    100.0%        0             $0            0.0%
               ------------  ------------  ------------  ------------  ------------  ------------
  Total ...... 3             $3,252,888    100.0%        0             $0            0.0%
               ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                 PRIME                                     TOTAL
               ----------------------------------------  ----------------------------------------
                              APPROXIMATE       % OF                    APPROXIMATE       % OF
                APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                 NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                  MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
NEXT RATE       LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RESET DATE      CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-------------  ------------  ------------  ------------  ------------  ------------  ------------
December 1995  1             $1,181,398    100.0%        4             $4,434,286    100.0%
               ------------  ------------  ------------  ------------  ------------  ------------
  Total ...... 1             $1,181,398    100.0%        4             $4,434,286    100.0%
               ============  ============  ============  ============  ============  ============




                            MULTIFAMILY PROPERTIES
      DISTRIBUTION OF SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                    MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                          ----------------------------------------  ----------------------------------------
                                         APPROXIMATE       % OF                    APPROXIMATE       % OF
                           APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                            NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                             MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
CUT-OFF DATE SCHEDULED     LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PRINCIPAL BALANCE          CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
------------------------  ------------  ------------  ------------  ------------  ------------  ------------
$ 500,000 or less ....... 6             $ 1,743,801     4.2%        0             $        0      0.0%
$ 500,001-$1,000,000  ... 11              9,525,053    23.0         1                730,392     13.4
$1,000,001-$1,500,000  .. 2               2,452,657     5.9         1              1,026,643     18.8
$1,500,001-$2,000,000  .. 5               8,281,800    20.0         0                      0      0.0
$2,500,001-$3,000,000  .. 1               2,563,092     6.2         0                      0      0.0
$3,500,001-$4,000,000  .. 2               7,433,592    18.0         1              3,697,277     67.8
$9,000,001-$9,500,000  .. 1               9,393,341    22.7         0                      0      0.0
                          ------------  ------------  ------------  ------------  ------------  ------------
  Total ................. 28            $41,393,337   100.0%        3             $5,454,312    100.0%
                          ============  ============  ============  ============  ============  ============
Average .................               $ 1,478,333                               $1,818,104
 Maximum ................               $ 9,393,341                               $3,697,277
 Minimum ................               $   147,595                               $  730,392

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                     TOTAL MORTGAGE POOL
                          ----------------------------------------
                                         APPROXIMATE       % OF
                           APPROXIMATE    SCHEDULED     SCHEDULED
                            NUMBER OF     PRINCIPAL     PRINCIPAL
                             MORTGAGE     BALANCE AS    BALANCE AS
CUT-OFF DATE SCHEDULED     LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PRINCIPAL BALANCE          CUT-OFF DATE      DATE          DATE
------------------------  ------------  ------------  ------------
$ 500,000 or less ....... 6             $ 1,743,801     3.7%
$ 500,001-$1,000,000  ... 12             10,255,446    21.9
$1,000,001-$1,500,000  .. 3               3,479,300     7.4
$1,500,001-$2,000,000  .. 5               8,281,800    17.7
$2,500,001-$3,000,000  .. 1               2,563,092     5.5
$3,500,001-$4,000,000  .. 3              11,130,869    23.8
$9,000,001-$9,500,000  .. 1               9,393,341    20.1
                          ------------  ------------  ------------
  Total ................. 31            $46,847,649   100.0%
                          ============  ============  ============
Average .................               $ 1,511,214
 Maximum ................               $ 9,393,341
 Minimum ................               $   147,595

                            MULTIFAMILY PROPERTIES
        DISTRIBUTION OF MORTGAGE INTEREST RATES OF THE MORTGAGE LOANS

                                 MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
  MORTGAGE INTEREST     LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE                    CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
7.001%-7.500% ........ 8             $ 8,504,175    20.5%        0             $        0      0.0%
7.501%-8.000% ........ 7              17,732,420    42.8         0                      0      0.0
8.001%-8.500% ........ 3               5,471,157    13.2         0                      0      0.0
8.501%-9.000% ........ 4               4,881,600    11.8         1                730,392     13.4
9.001%-9.500% ........ 3                 796,652     1.9         1              1,026,643     18.8
9.501%-10.000% ....... 1               1,945,212     4.7         1              3,697,277     67.8
10.001%-10.500% ...... 1                 904,218     2.2         0                      0      0.0
11.501%-12.000% ...... 1               1,157,904     2.8         0                      0      0.0
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 28            $41,393,337   100.0%        3             $5,454,312    100.0%
                       ============  ============  ============  ============  ============  ============
Weighted Average  ....                     8.327%                                   9.603%
 Maximum .............                    12.000%                                   9.750%
 Minimum .............                     7.391%                                   9.000%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                  TOTAL MORTGAGE POOL
                       ----------------------------------------
                                      APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS
  MORTGAGE INTEREST     LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE                    CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------
7.001%-7.500% ........ 8             $ 8,504,175    18.2%
7.501%-8.000% ........ 7              17,732,420    37.9
8.001%-8.500% ........ 3               5,471,157    11.7
8.501%-9.000% ........ 5               5,611,992    12.0
9.001%-9.500% ........ 4               1,823,295     3.9
9.501%-10.000% ....... 2               5,642,489    12.0
10.001%-10.500% ...... 1                 904,218     1.9
11.501%-12.000% ...... 1               1,157,904     2.5
                       ------------  ------------  ------------
  Total .............. 31            $46,847,649   100.0%
                       ============  ============  ============
Weighted Average  ....                     8.475%
 Maximum .............                    12.000%
 Minimum .............                     7.391%

                            MULTIFAMILY PROPERTIES
               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                             MORTGAGE LOAN GROUP 1                           MORTGAGE LOAN GROUP 2
                ----------------------------------------------  ----------------------------------------------
                  APPROXIMATE     APPROXIMATE                     APPROXIMATE     APPROXIMATE
                   NUMBER OF       SCHEDULED     % OF SCHEDULED    NUMBER OF       SCHEDULED     % OF SCHEDULED
                 MORTGAGE LOANS    PRINCIPAL       PRINCIPAL     MORTGAGE LOANS    PRINCIPAL       PRINCIPAL
                 AS OF CUT-OFF   BALANCE AS OF   BALANCE AS OF   AS OF CUT-OFF   BALANCE AS OF   BALANCE AS OF
STATES                DATE        CUT-OFF DATE    CUT-OFF DATE        DATE        CUT-OFF DATE    CUT-OFF DATE
--------------  --------------  --------------  --------------  --------------  --------------  --------------
Arizona ....... 2               $ 4,621,304      11.2%          0               $        0        0.0%
California .... 12               13,033,476      31.5           0                        0        0.0
Connecticut  .. 2                   398,936       1.0           0                        0        0.0
Florida ....... 1                 3,716,506       9.0           0                        0        0.0
Georgia ....... 2                 2,634,345       6.4           1                3,697,277       67.8
Massachusetts   3                 1,725,711       4.2           0                        0        0.0
Michigan ...... 1                 9,393,341      22.7           1                  730,392       13.4
Minnesota ..... 1                 2,563,092       6.2           0                        0        0.0
New Jersey .... 1                 1,545,182       3.7           0                        0        0.0
Nevada ........ 1                 1,157,904       2.8           0                        0        0.0
New York ...... 1                   147,595       0.4           0                        0        0.0
Rhode Island  . 1                   455,945       1.1           0                        0        0.0
Texas ......... 0                         0       0.0           1                1,026,643       18.8
                --------------  --------------  --------------  --------------  --------------  --------------
 Total ........ 28              $41,393,337     100.0%          3               $5,454,312      100.0%
                ==============  ==============  ==============  ==============  ==============  ==============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                              TOTAL MORTGAGE POOL
                ----------------------------------------------
                  APPROXIMATE     APPROXIMATE
                   NUMBER OF       SCHEDULED     % OF SCHEDULED
                 MORTGAGE LOANS    PRINCIPAL       PRINCIPAL
                 AS OF CUT-OFF   BALANCE AS OF   BALANCE AS OF
STATES                DATE        CUT-OFF DATE    CUT-OFF DATE
--------------  --------------  --------------  --------------
Arizona ....... 2               $ 4,621,304       9.9%
California .... 12               13,033,476      27.8
Connecticut  .. 2                   398,936       0.9
Florida ....... 1                 3,716,506       7.9
Georgia ....... 3                 6,331,622      13.5
Massachusetts   3                 1,725,711       3.7
Michigan ...... 2                10,123,733      21.6
Minnesota ..... 1                 2,563,092       5.5
New Jersey .... 1                 1,545,182       3.3
Nevada ........ 1                 1,157,904       2.5
New York ...... 1                   147,595       0.3
Rhode Island  . 1                   455,945       1.0
Texas ......... 1                 1,026,643       2.2
                --------------  --------------  --------------
 Total ........ 31              $46,847,649     100.0%
                ==============  ==============  ==============

                COUNTIES OF MORTGAGED PROPERTIES IN CALIFORNIA

                                 MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CALIFORNIA COUNTY       CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
Los Angeles County  .. 4             $ 5,001,965    38.4%        0             $0            0.0%
Orange County ........ 1               1,294,753     9.9         0             0             0.0
San Bernardino County  1                 914,575     7.0         0             0             0.0
San Diego County  .... 6               5,822,182    44.7         0             0             0.0
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 12            $13,033,476   100.0%        0             $0            0.0%
                       ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                  TOTAL MORTGAGE POOL
                       ----------------------------------------
                                      APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED



                         NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CALIFORNIA COUNTY       CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------
Los Angeles County  .. 4             $ 5,001,965    38.4%
Orange County ........ 1               1,294,753     9.9
San Bernardino County  1                 914,575     7.0
San Diego County  .... 6               5,822,182    44.7
                       ------------  ------------  ------------
  Total .............. 12            $13,033,476   100.0%
                       ============  ============  ============

                            MULTIFAMILY PROPERTIES
      DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS OF THE MORTGAGE LOANS

                                                MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                                      ----------------------------------------  ----------------------------------------
                                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                                         MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
 PERIOD FOR WHICH NOI WAS DETERMINED   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
(1)                                    CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
------------------------------------  ------------  ------------  ------------  ------------  ------------  ------------
1994 ................................ 4             $ 2,599,833     6.3%        1             $  730,392     13.4%
Pro Forma ........................... 5               5,665,251    13.7         0                      0      0.0
Underwriting 1995 ................... 19             33,128,253    80.0         2              4,723,920     86.6
                                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............................. 28            $41,393,337   100.0%        3             $5,454,312    100.0%
                                      ============  ============  ============  ============  ============  ============
DEBT SERVICE COVERAGE RATIO (2) ...................
------------------------  .........................
0.901x to 1.000x .................... 1             $   812,135     2.0%        0             $        0      0.0%
1.001x to 1.100x .................... 6               9,435,136    22.8         2              4,427,669     81.2
1.101x to 1.200x .................... 8               9,279,967    22.4         0                      0      0.0
1.201x to 1.300x .................... 6               4,813,074    11.6         1              1,026,643     18.8
1.301x to 1.400x .................... 3               5,507,897    13.3         0                      0      0.0
1.401x to 1.500x .................... 1                 423,943     1.0         0                      0      0.0
1.501x to 1.600x .................... 2              10,973,589    26.5         0                      0      0.0
2.701x to 2.800x .................... 1                 147,595     0.4         0                      0      0.0
                                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............................. 28            $41,393,337   100.0%        3             $5,454,312    100.0%
                                      ============  ============  ============  ============  ============  ============
Weighted Average ....................                     1.278x                                   1.107x
 Maximum ............................                     2.717x                                   1.200x
 Minimum ............................                     0.955x                                   1.061x


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                 TOTAL MORTGAGE POOL
                                      ----------------------------------------
                                                     APPROXIMATE       % OF
                                       APPROXIMATE    SCHEDULED     SCHEDULED
                                        NUMBER OF     PRINCIPAL     PRINCIPAL
                                         MORTGAGE     BALANCE AS    BALANCE AS
 PERIOD FOR WHICH NOI WAS DETERMINED   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
(1)                                    CUT-OFF DATE      DATE          DATE
------------------------------------  ------------  ------------  ------------
1994 ................................ 5             $ 3,330,225     7.1%
Pro Forma ........................... 5               5,665,251    12.1
Underwriting 1995 ................... 21             37,852,173    80.8
                                      ------------  ------------  ------------
  Total ............................. 31            $46,847,649   100.0%
                                      ============  ============  ============
DEBT SERVICE COVERAGE RATIO (2) ...................
------------------------  .........................
0.901x to 1.000x .................... 1             $   812,135     1.7%
1.001x to 1.100x .................... 8              13,862,805    29.6
1.101x to 1.200x .................... 8               9,279,967    19.8
1.201x to 1.300x .................... 7               5,839,717    12.5
1.301x to 1.400x .................... 3               5,507,897    11.8
1.401x to 1.500x .................... 1                 423,943     0.9
1.501x to 1.600x .................... 2              10,973,589    23.4
2.701x to 2.800x .................... 1                 147,595     0.3
                                      ------------  ------------  ------------
  Total ............................. 31            $46,847,649   100.0%
                                      ============  ============  ============
Weighted Average ....................                     1.258x
 Maximum ............................                     2.717x
 Minimum ............................                     0.955x


------------


   (1) See "--Description of the Mortgage Pool--Debt Service Coverage
Ratios."


(2) With respect to the Mortgage Loans (other than the Mortgage Loan underlying the Senior Participation), the calculation of the debt service coverage ratios set forth in the table was based upon the ratio of net operating income, derived from operating statements referred to above, to, generally, the annualized current Scheduled Payments from Mortgagors under the relevant Mortgage Loans. With respect to the Mortgage Loan underlying the Senior Participation, the calculation of the debt service coverage ratios set forth in the table was based upon the ratio of net operating income, derived from operating statements referred to above, to, generally, the Senior Participation's beneficial interest in the annualized current Scheduled Payment from the Mortgagor under the Mortgage Loan underlying the Senior Participation.

                            MULTIFAMILY PROPERTIES
      DISTRIBUTION OF REMAINING TERMS TO MATURITY OF THE MORTGAGE LOANS

                                             MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                                   ----------------------------------------  ----------------------------------------
                                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
    REMAINING TERM TO MATURITY      LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
(MONTHS)                            CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------------------  ------------  ------------  ------------  ------------  ------------  ------------
BALLOON MORTGAGE LOANS
1-12 ............................. 1             $984,386        3.3%        0             $0              0.0%
13-24 ............................ 0             0               0.0         1             1,026,643      18.8
25-36 ............................ 0             0               0.0         1             730,392        13.4
37-48 ............................ 1             3,716,506      12.4         0             0               0.0
49-60 ............................ 5             14,166,150     47.3         0             0               0.0
61-72 ............................ 2             4,034,468      13.5         0             0               0.0
73-84 ............................ 4             3,283,402      11.0         1             3,697,277      67.8
97-108 ........................... 2             1,754,070       5.9         0             0               0.0
109-120 .......................... 2             2,001,127       6.7         0             0               0.0
                                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......................... 17            $29,940,109   100.0%        3             $5,454,312    100.0%
                                   ============  ============  ============  ============  ============  ============
Weighted Average .................                 61 months                                 60 months
 Maximum .........................                 113 months                                76 months
 Minimum .........................                 10 months                                 21 months
FULLY AMORTIZING MORTGAGE LOANS
(is greater than or equal to) 181  11             $11,453,228  100.0%        0                   $0        0.0%
                                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......................... 11             $11,453,228  100.0%        0                   $0        0.0%
                                   ============  ============  ============  ============  ============  ============
Weighted Average .................                 265 months                                 0 months
 Maximum .........................                 303 months                                 0 months
 Minimum .........................                 237 months                                 0 months


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                              TOTAL MORTGAGE POOL
                                   ----------------------------------------
                                                  APPROXIMATE       % OF
                                    APPROXIMATE    SCHEDULED     SCHEDULED
                                     NUMBER OF     PRINCIPAL     PRINCIPAL
                                      MORTGAGE     BALANCE AS    BALANCE AS
    REMAINING TERM TO MATURITY      LOANS AS OF    OF CUT-OFF    OF CUT-OFF
(MONTHS)                            CUT-OFF DATE      DATE          DATE
---------------------------------  ------------  ------------  ------------
BALLOON MORTGAGE LOANS
1-12 ............................. 1             $   984,386     2.8%
13-24 ............................ 1               1,026,643     2.9
25-36 ............................ 1                 730,392     2.1
37-48 ............................ 1               3,716,506    10.5
49-60 ............................ 5              14,166,150    40.0
61-72 ............................ 2               4,034,468    11.4
73-84 ............................ 5               6,980,679    19.7
97-108 ........................... 2               1,754,070     5.0
109-120 .......................... 2               2,001,127     5.7
                                   ------------  ------------  ------------
  Total .......................... 20            $35,394,421   100.0%
                                   ============  ============  ============
Weighted Average .................                 61 months
 Maximum .........................                 113 months
 Minimum .........................                 10 months
FULLY AMORTIZING MORTGAGE LOANS
(is greater than or equal to) 181  11             $11,453,228  100.0%
                                   ------------  ------------  ------------
  Total .......................... 11             $11,453,228  100.0%
                                   ============  ============  ============
Weighted Average .................                 265 months
 Maximum .........................                 303 months
 Minimum .........................                 237 months


                            MULTIFAMILY PROPERTIES
          DISTRIBUTION OF OCCUPANCY PERCENTAGE OF THE MORTGAGE LOANS

                                MORTGAGE GROUP LOAN 1                     MORTGAGE GROUP LOAN 2
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                         MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                       LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
OCCUPANCY PERCENTAGE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
70.01 - 75.00% ...... 1             $   876,081     2.1%        0             $        0      0.0%
75.01 - 80.00 ....... 0                       0     0.0         1              1,026,643     18.8
85.01 - 90.00 ....... 2               1,455,539     3.5         0                      0      0.0
90.01 - 95.00 ....... 14             28,617,639    69.1         0                      0      0.0
95.01 - 100.00%  .... 11             10,444,078    25.2         2              4,427,669     81.2
                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............. 28            $41,393,337   100.0%        3             $5,454,312    100.0%
                      ============  ============  ============  ============  ============  ============
Weighted Average  ...                        94%                                      95%
 Maximum ............                       100%                                      99%
 Minimum ............                        73%                                      79%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                 TOTAL MORTGAGE POOL
                      ----------------------------------------
                                     APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL
                         MORTGAGE     BALANCE AS    BALANCE AS
                       LOANS AS OF    OF CUT-OFF    OF CUT-OFF
OCCUPANCY PERCENTAGE   CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------
70.01 - 75.00% ...... 1             $   876,081     1.9%
75.01 - 80.00 ....... 1               1,026,643     2.2
85.01 - 90.00 ....... 2               1,455,539     3.1
90.01 - 95.00 ....... 14             28,617,639    61.1
95.01 - 100.00%  .... 13             14,871,747    31.7
                      ------------  ------------  ------------
  Total ............. 31            $46,847,649   100.0%
                      ============  ============  ============
Weighted Average  ...                        94%
 Maximum ............                       100%
 Minimum ............                        73%

               ORIGINAL TERMS TO MATURITY OF THE MORTGAGE LOANS

                            MORTGAGE GROUP LOAN 1                     MORTGAGE GROUP LOAN 2
                  ----------------------------------------  ----------------------------------------
                                 APPROXIMATE       % OF                    APPROXIMATE       % OF
                   APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                    NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
ORIGINAL TERM      CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------  ------------  ------------  ------------  ------------  ------------  ------------
1 - 60 months  .. 3             $10,525,323    25.4%        1             $1,026,643     18.8%
61 - 120 months   12            16,711,700     40.4         2             4,427,669      81.2
121 - 180 months  2             2,703,086       6.5         0             0               0.0
301 - 360 months  11            11,453,228     27.7         0             0               0.0
                  ------------  ------------  ------------  ------------  ------------  ------------
  Total ......... 28            $41,393,337   100.0%        3             $5,454,312    100.0%
                  ============  ============  ============  ============  ============  ============
Weighted Average                  158 months                                109 months
 Maximum ........                 360 months                                120 months
 Minimum ........                 36 months                                 60 months


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                             TOTAL MORTGAGE POOL
                  ----------------------------------------
                                 APPROXIMATE       % OF
                   APPROXIMATE    SCHEDULED     SCHEDULED
                    NUMBER OF     PRINCIPAL     PRINCIPAL
                     MORTGAGE     BALANCE AS    BALANCE AS
                   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
ORIGINAL TERM      CUT-OFF DATE      DATE          DATE



----------------  ------------  ------------  ------------
1 - 60 months  .. 4             $11,551,965    24.7%
61 - 120 months   14            21,139,369     45.1
121 - 180 months  2             2,703,086       5.8
301 - 360 months  11            11,453,228     24.4
                  ------------  ------------  ------------
  Total ......... 31            $46,847,649   100.0%
                  ============  ============  ============
Weighted Average                  152 months
 Maximum ........                 360 months
 Minimum ........                 36 months


                            MULTIFAMILY PROPERTIES
           DISTRIBUTION OF AMORTIZATION TERMS OF THE MORTGAGE LOANS

                             MORTGAGE GROUP LOAN 1                     MORTGAGE GROUP LOAN 2
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                    LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
AMORTIZATION TERM   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
181 - 240 months   3             $3,246,980      7.8%        0             $0              0.0%
241 - 300 months   3             7,607,415      18.4         1             730,392        13.4
301 - 360 months   22            30,538,942     73.8         2             4,723,920      86.6
                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......... 28            $41,393,337   100.0%        3             $5,454,312    100.0%
                   ============  ============  ============  ============  ============  ============
Weighted Average                 337 months                                352 months
 Maximum .........               360 months                                360 months
 Minimum .........               240 months                                300 months

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                              TOTAL MORTGAGE POOL
                   ----------------------------------------
                                  APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS
                    LOANS AS OF    OF CUT-OFF    OF CUT-OFF
AMORTIZATION TERM   CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------
181 - 240 months   3             $3,246,980      6.9%
241 - 300 months   4             8,337,807      17.8
301 - 360 months   24            35,262,862     75.3
                   ------------  ------------  ------------
  Total .......... 31            $46,847,649   100.0%
                   ============  ============  ============
Weighted Average                 339 months
 Maximum .........               360 months
 Minimum .........               240 months

                            MULTIFAMILY PROPERTIES
        YEAR OF FIRST PRINCIPAL PAYMENT DATE OF THE MORTGAGE LOANS(1)


                                  MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                        ----------------------------------------  ----------------------------------------
                                       APPROXIMATE       % OF                    APPROXIMATE       % OF
                         APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                          NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
     YEAR OF FIRST         MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
PRINCIPAL                LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PAYMENT DATE             CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------------  ------------  ------------  ------------  ------------  ------------  ------------
1985 .................. 2             $ 2,072,480     5.0%        0             $        0      0.0%
1986 .................. 4               4,108,316     9.9         0                      0      0.0
1987 .................. 2               1,892,547     4.6         0                      0      0.0
1988 .................. 1                 812,135     2.0         1                730,392     13.4
1989 .................. 1                 778,219     1.9         0                      0      0.0
1990 .................. 1                 904,218     2.2         0                      0      0.0
1991 .................. 2               2,947,436     7.1         0                      0      0.0
1992 .................. 0                       0     0.0         2              4,723,920     86.6
1993 .................. 3               7,263,984    17.5         0                      0      0.0
1994 .................. 3               2,071,452     5.0         0                      0      0.0
1995 .................. 9              18,542,551    44.8         0                      0      0.0
                        ------------  ------------  ------------  ------------  ------------  ------------
  Total ............... 28            $41,393,337   100.0%        3             $5,454,312    100.0%
                        ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                   TOTAL MORTGAGE POOL
                        ----------------------------------------
                                       APPROXIMATE       % OF
                         APPROXIMATE    SCHEDULED     SCHEDULED
                          NUMBER OF     PRINCIPAL     PRINCIPAL
     YEAR OF FIRST         MORTGAGE     BALANCE AS    BALANCE AS
PRINCIPAL                LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PAYMENT DATE             CUT-OFF DATE      DATE          DATE
----------------------  ------------  ------------  ------------
1985 .................. 2             $ 2,072,480     4.4%
1986 .................. 4               4,108,316     8.8
1987 .................. 2               1,892,547     4.0
1988 .................. 2               1,542,527     3.3
1989 .................. 1                 778,219     1.7
1990 .................. 1                 904,218     1.9
1991 .................. 2               2,947,436     6.3
1992 .................. 2               4,723,920    10.1
1993 .................. 3               7,263,984    15.5
1994 .................. 3               2,071,452     4.4
1995 .................. 9              18,542,551    39.6
                        ------------  ------------  ------------
  Total ............... 31            $46,847,649   100.0%
                        ============  ============  ============

------------


   (1) The year of First Principal Payment Date for a Mortgage Loan is the year in which the first Scheduled Principal Payment was due, or for Mortgage Loans which were modified by the Seller, the year in which the first Scheduled Principal Payment was, or in the case of recently modified Mortgage Loans, will be due, under such modification.

                            MULTIFAMILY PROPERTIES
  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 1
                            CURRENT INTEREST RATE

                                     11TH DISTRICT                                CONSTANT
                                  COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CURRENT INTEREST RATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
7.001%-7.500% ........ 8             $ 8,504,175    74.3%        0             $0            0.0%
7.501%-8.000% ........ 3               2,949,053    25.7         0              0            0.0
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 11            $11,453,228   100.0%        0             $0            0.0%
                       ============  ============  ============  ============  ============  ============
Weighted Average  ....                     7.472%                              0.000%
 Maximum .............                     7.679%                              0.000%
 Minimum .............                     7.391%                              0.000%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                         PRIME                                     TOTAL
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CURRENT INTEREST RATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
7.001%-7.500% ........ 0             $0            0.0%          8             $8,504,175     74.3%
7.501%-8.000% ........ 0             0             0.0           3             2,949,053      25.7
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 0             $0            0.0%          11            $11,453,228   100.0%
                       ============  ============  ============  ============  ============  ============
Weighted Average  ....                   0.000%                                7.472%
 Maximum .............                   0.000%                                7.679%
 Minimum .............                   0.000%                                7.391%

                                GROSS MARGINS

                                11TH DISTRICT                                CONSTANT
                             COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                  ----------------------------------------  ----------------------------------------
                                 APPROXIMATE       % OF                    APPROXIMATE       % OF
                   APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                    NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
GROSS MARGIN       CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------  ------------  ------------  ------------  ------------  ------------  ------------
2.001%-2.250%  .. 7             $ 6,851,492    59.8%        0             $0            0.0%
2.251%-2.500%  .. 4               4,601,737    40.2         0              0            0.0
                  ------------  ------------  ------------  ------------  ------------  ------------
  Total ......... 11            $11,453,228   100.0%        0             $0            0.0%
                  ============  ============  ============  ============  ============  ============
Weighted Average                      2.329%                              0.000%
 Maximum ........                     2.500%                              0.000%
 Minimum ........                     2.250%                              0.000%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                    PRIME                                     TOTAL
                  ----------------------------------------  ----------------------------------------
                                 APPROXIMATE       % OF                    APPROXIMATE       % OF
                   APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                    NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
GROSS MARGIN       CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------  ------------  ------------  ------------  ------------  ------------  ------------
2.001%-2.250%  .. 0             $0            0.0%          7             $ 6,851,492    59.8%
2.251%-2.500%  .. 0             0             0.0           4               4,601,737    40.2
                  ------------  ------------  ------------  ------------  ------------  ------------



  Total ......... 0             $0            0.0%          11            $11,453,228   100.0%
                  ============  ============  ============  ============  ============  ============
Weighted Average                    0.000%                                      2.329%
 Maximum ........                   0.000%                                      2.500%
 Minimum ........                   0.000%                                      2.250%

                            MULTIFAMILY PROPERTIES
  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 1
                         SCHEDULE OF RATE RESET DATES

                              11TH DISTRICT                                CONSTANT
                           COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                ----------------------------------------  ----------------------------------------
                               APPROXIMATE       % OF                    APPROXIMATE       % OF
                 APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                  NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                   MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
NEXT RATE        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RESET DATE       CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------  ------------  ------------  ------------  ------------  ------------  ------------
December 1995   11            $11,453,228   100.0%        0             $0            0.0%
                ------------  ------------  ------------  ------------  ------------  ------------
 Total ........ 11            $11,453,228   100.0%        0             $0            0.0%
                ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                  PRIME                                     TOTAL
                ----------------------------------------  ----------------------------------------
                               APPROXIMATE       % OF                    APPROXIMATE       % OF
                 APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                  NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                   MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
NEXT RATE        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RESET DATE       CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------  ------------  ------------  ------------  ------------  ------------  ------------
December 1995   0             $0            0.0%          11            $11,453,228   100.0%
                ------------  ------------  ------------  ------------  ------------  ------------
 Total ........ 0             $0            0.0%          11            $11,453,228   100.0%
                ============  ============  ============  ============  ============  ============

                            MULTIFAMILY PROPERTIES
  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 1
                            NEGATIVE AMORTIZATION

                                     11TH DISTRICT                                CONSTANT
                                  COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
NEGATIVE AMORTIZATION   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
Yes .................. 11            $11,453,228   100.0%        0             $0            0.0%
                       ------------  ------------  ------------  ------------  ------------  ------------
 Total ............... 11            $11,453,228   100.0%        0             $0            0.0%
                       ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                         PRIME                                     TOTAL
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
NEGATIVE AMORTIZATION   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
Yes .................. 0             $0            0.0%          11            $11,453,228   100.0%
                       ------------  ------------  ------------  ------------  ------------  ------------
 Total ............... 0             $0            0.0%          11            $11,453,228   100.0%
                       ============  ============  ============  ============  ============  ============


                    FREQUENCY OF MORTGAGE RATE ADJUSTMENTS


                                     11TH DISTRICT                                CONSTANT
                                  COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
FREQUENCY OF MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE ADJUSTMENT         CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
1 month .............. 11            $11,453,228   100.0%        0             $0            0.0%
                       ------------  ------------  ------------  ------------  ------------  ------------
 Total ............... 11            $11,453,228   100.0%        0             $0            0.0%
                       ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                         PRIME                                     TOTAL
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
FREQUENCY OF MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE ADJUSTMENT         CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
1 month .............. 0             $0            0.0%          11            $11,453,228   100.0%
                       ------------  ------------  ------------  ------------  ------------  ------------
 Total ............... 0             $0            0.0%          11            $11,453,228   100.0%
                       ============  ============  ============  ============  ============  ============

                  FREQUENCY OF MORTGAGE PAYMENT ADJUSTMENTS

                                     11TH DISTRICT                                CONSTANT
                                  COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                       ----------------------------------------  ----------------------------------------



                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
FREQUENCY OF MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PAYMENT ADJUSTMENT      CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
12 months ............ 11            $11,453,228   100.0%        0             $0            0.0%
                       ------------  ------------  ------------  ------------  ------------  ------------
 Total ............... 11            $11,453,228   100.0%        0             $0            0.0%
                       ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                         PRIME                                     TOTAL
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
FREQUENCY OF MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PAYMENT ADJUSTMENT      CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
12 months ............ 0             $0            0.0%          11            $11,453,228   100.0%
                       ------------  ------------  ------------  ------------  ------------  ------------
 Total ............... 0             $0            0.0%          11            $11,453,228   100.0%
                       ============  ============  ============  ============  ============  ============

                            MULTIFAMILY PROPERTIES
  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 1
                         LIFETIME MORTGAGE RATE CAPS


                                          11TH DISTRICT                                CONSTANT
                                       COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                            ----------------------------------------  ----------------------------------------
                                           APPROXIMATE       % OF                    APPROXIMATE       % OF
                             APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                              NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                               MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                             LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
LIFETIME MORTGAGE RATE CAP   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------------  ------------  ------------  ------------  ------------  ------------  ------------
None ...................... 7             $ 6,812,998    59.5%        0             $    0        0.0%
12.001%-14.000% ........... 2               2,947,436    25.7         0                  0        0.0
14.001%-16.000% ........... 2               1,692,794    14.8         0                  0        0.0
                            ------------  ------------  ------------  ------------  ------------  ------------
  Total ................... 11            $11,453,228   100.0%        0             $    0        0.0%
                            ============  ============  ============  ============  ============  ============
Weighted Average ..........                    14.368%                               0.000%
 Maximum ..................                    16.000%                               0.000%
 Minimum ..................                    13.750%                               0.000%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                              PRIME                                     TOTAL
                            ----------------------------------------  ----------------------------------------
                                           APPROXIMATE       % OF                    APPROXIMATE       % OF
                             APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                              NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                               MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                             LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
LIFETIME MORTGAGE RATE CAP   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------------  ------------  ------------  ------------  ------------  ------------  ------------
None ...................... 0             $0            0.0%          7             $ 6,812,998    59.5%
12.001%-14.000% ........... 0             0             0.0           2               2,947,436    25.7
14.001%-16.000% ........... 0             0             0.0           2               1,692,794    14.8
                            ------------  ------------  ------------  ------------  ------------  ------------
  Total ................... 0             $0            0.0%          11            $11,453,228   100.0%
                            ============  ============  ============  ============  ============  ============
Weighted Average ..........               0.000%                                         14.368%
 Maximum ..................               0.000%                                         16.000%
 Minimum ..................               0.000%                                         13.750%


                        LIFETIME MORTGAGE RATE FLOORS


                                            11TH DISTRICT                                CONSTANT
                                         COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                              ----------------------------------------  ----------------------------------------
                                             APPROXIMATE       % OF                    APPROXIMATE       % OF
                               APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                                NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                                 MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                               LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
LIFETIME MORTGAGE RATE FLOOR   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------------------  ------------  ------------  ------------  ------------  ------------  ------------
None ........................ 7             $ 6,812,998    59.5%        0             $    0        0.0%
2.001%-4.000% ............... 2               2,947,436    25.7         0                  0        0.0
4.001%-6.000% ............... 2               1,692,794    14.8         0                  0        0.0
                              ------------  ------------  ------------  ------------  ------------  ------------
  Total ..................... 11            $11,453,228   100.0%        0             $    0        0.0%
                              ============  ============  ============  ============  ============  ============
Weighted Average ............                     4.473%                               0.000%
 Maximum ....................                     6.000%                               0.000%
 Minimum ....................                     3.750%                               0.000%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                PRIME                                     TOTAL
                              ----------------------------------------  ----------------------------------------
                                             APPROXIMATE       % OF                    APPROXIMATE       % OF
                               APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                                NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                                 MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS



                               LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
LIFETIME MORTGAGE RATE FLOOR   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------------------  ------------  ------------  ------------  ------------  ------------  ------------
None ........................ 0             $0            0.0%          7             $ 6,812,998    59.5%
2.001%-4.000% ............... 0             0             0.0           2               2,947,436    25.7
4.001%-6.000% ............... 0             0             0.0           2               1,692,794    14.8
                              ------------  ------------  ------------  ------------  ------------  ------------
  Total ..................... 0             $0            0.0%          11            $11,453,228   100.0%
                              ============  ============  ============  ============  ============  ============
Weighted Average ............               0.000%                                          4.473%
 Maximum ....................               0.000%                                          6.000%
 Minimum ....................               0.000%                                          3.750%

                            MULTIFAMILY PROPERTIES
  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 2
                            CURRENT INTEREST RATE

                                     11TH DISTRICT                                CONSTANT
                                  COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CURRENT INTEREST RATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
8.501%-9.000 % ....... 0             $        0      0.0%        1             $  730,392     16.5%
9.001%-9.500% ........ 1              1,026,643    100.0         0                      0      0.0
9.501%-10.000% ....... 0                      0      0.0         1              3,697,277     83.5
                       ------------  ------------  ------------  ------------  ------------  ------------
 Total ............... 1             $1,026,643    100.0%        2             $4,427,669    100.0%
                       ============  ============  ============  ============  ============  ============
Weighted Average  ....                    9.500%                                    9.626%
 Maximum .............                    9.500%                                    9.750%
 Minimum .............                    9.500%                                    9.000%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                         PRIME                                     TOTAL
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CURRENT INTEREST RATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
8.501%-9.000 % ....... 0             $0            0.0%          1             $  730,392     13.4%
9.001%-9.500% ........ 0             0             0.0           1              1,026,643     18.8
9.501%-10.000% ....... 0             0             0.0           1              3,697,277     67.8
                       ------------  ------------  ------------  ------------  ------------  ------------
 Total ............... 0             $0            0.0%          3             $5,454,312    100.0%
                       ============  ============  ============  ============  ============  ============
Weighted Average  ....               0.000%                                         9.603%
 Maximum .............               0.000%                                         9.750%
 Minimum .............               0.000%                                         9.000%

                                GROSS MARGINS


                                 11TH DISTRICT                                CONSTANT
                              COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                    LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
GROSS MARGIN        CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
2.251%-2.500%  ... 0             $        0      0.0%        1             $3,697,277     83.5%
2.501%-2.750%  ... 0                      0      0.0         1                730,392     16.5
3.251%-3.500%  ... 1              1,026,643    100.0         0                      0      0.0
                   ------------  ------------  ------------  ------------  ------------  ------------
 Total ........... 1             $1,026,643    100.0%        2             $4,427,669    100.0%
                   ============  ============  ============  ============  ============  ============
Weighted Average                      3.500%                                    2.541%
 Maximum .........                    3.500%                                    2.750%
 Minimum .........                    3.500%                                    2.500%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                     PRIME                                     TOTAL
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                    LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
GROSS MARGIN        CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------



2.251%-2.500%  ... 0             $    0        0.0%          1             $3,697,277     67.8%
2.501%-2.750%  ... 0                  0        0.0           1                730,392     13.4
3.251%-3.500%  ... 0                  0        0.0           1              1,026,643     18.8
                   ------------  ------------  ------------  ------------  ------------  ------------
 Total ........... 0             $    0        0.0%          3             $5,454,312    100.0%
                   ============  ============  ============  ============  ============  ============
Weighted Average                  0.000%                                        2.722%
 Maximum .........                0.000%                                        3.500%
 Minimum .........                0.000%                                        2.500%

                            MULTIFAMILY PROPERTIES
  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 2
                            NEGATIVE AMORTIZATION

                                     11TH DISTRICT                                CONSTANT
                                  COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
NEGATIVE AMORTIZATION   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
No ................... 0             $        0      0.0%        2             $4,427,669    100.0%
Yes .................. 1              1,026,643    100.0         0                      0      0.0
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 1             $1,026,643    100.0%        2             $4,427,669    100.0%
                       ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                         PRIME                                     TOTAL
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
NEGATIVE AMORTIZATION   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
No ................... 0             $0            0.0%          2             $4,427,669     81.2%
Yes .................. 0             0             0.0           1              1,026,643     18.8
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 0             $0            0.0%          3             $5,454,312    100.0%
                       ============  ============  ============  ============  ============  ============


                    FREQUENCY OF MORTGAGE RATE ADJUSTMENTS


                                    11TH DISTRICT                                CONSTANT
                                 COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
     FREQUENCY OF        MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
MORTGAGE               LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE ADJUSTMENTS       CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
1 month ............. 1             $1,026,643    100.0%        1             $730,392       16.5%
12 months ........... 0             0               0.0         1             3,697,277      83.5
                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............. 1             $1,026,643    100.0%        2             $4,427,669    100.0%
                      ============  ============  ============  ============  ============  ============
Weighted Average  ...                  1 month                                   10months
 Maximum ............                  1 month                                   12months
 Minimum ............                  1 month                                    1month

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        PRIME                                     TOTAL
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
     FREQUENCY OF        MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
MORTGAGE               LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE ADJUSTMENTS       CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
1 month ............. 0             $0            0.0%          2             $1,757,035    32.2%
12 months ........... 0             0             0.0           1             3,697,277     67.8
                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............. 0             $0            0.0%          3             $5,454,312    100.0%
                      ============  ============  ============  ============  ============  ============
Weighted Average  ...               0 months                                     8months
 Maximum ............               0 months                                     12months



                                                                                 1 month
 Minimum ............               0 months

                            MULTIFAMILY PROPERTIES
  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 2
                  FREQUENCY OF MORTGAGE PAYMENT ADJUSTMENTS


                                    11TH DISTRICT                                CONSTANT
                                 COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
     FREQUENCY OF        MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
MORTGAGE               LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PAYMENT ADJUSTMENT     CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
1 month ............. 0             $        0      0.0%        1             $  730,392     16.5%
12 months ........... 1              1,026,643    100.0         1              3,697,277     83.5
                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............. 1             $1,026,643    100.0%        2             $4,427,669    100.0%
                      ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        PRIME                                     TOTAL
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
     FREQUENCY OF        MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
MORTGAGE               LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PAYMENT ADJUSTMENT     CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
1 month ............. 0             $0            0.0%          1             $  730,392     13.4%
12 months ........... 0             0             0.0           2              4,723,920     86.6
                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............. 0             $0            0.0%          3             $5,454,312    100.0%
                      ============  ============  ============  ============  ============  ============


                         LIFETIME MORTGAGE RATE CAPS


                                 11TH DISTRICT                                CONSTANT
                              COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE CAP            CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
None ............. 0             $        0      0.0%        1             $  730,392     16.5%
10.001%-12.000%  . 0                      0      0.0         1              3,697,277     83.5
16.000%+ ......... 1              1,026,643    100.0         0                      0      0.0
                   ------------  ------------  ------------  ------------  ------------  ------------
 Total ........... 1             $1,026,643    100.0%        2             $4,427,669    100.0%
                   ============  ============  ============  ============  ============  ============
Weighted Average                     18.000%                                   12.000%
 Maximum .........                   18.000%                                   12.000%
 Minimum .........                   18.000%                                   12.000%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                     PRIME                                     TOTAL
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE CAP            CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
None ............. 0             $    0        0.0%          1             $  730,392     13.4%
10.001%-12.000%  . 0                  0        0.0           1              3,697,277     67.8
16.000%+ ......... 0                  0        0.0           1              1,026,643     18.8
                   ------------  ------------  ------------  ------------  ------------  ------------



 Total ........... 0             $    0        0.0%          3             $5,454,312    100.0%
                   ============  ============  ============  ============  ============  ============
Weighted Average                  0.000%                                       13.304%
 Maximum .........                0.000%                                       18.000%
 Minimum .........                0.000%                                       12.000%

                            MULTIFAMILY PROPERTIES
  CERTAIN CHARACTERISTICS OF ADJUSTABLE RATE MORTGAGE LOANS IN MORTGAGE LOAN
                                   GROUP 2
                        LIFETIME MORTGAGE RATE FLOORS


                                 11TH DISTRICT                                CONSTANT
                              COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE FLOOR          CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
None ............. 0             $        0      0.0%        1             $  730,392     16.5%
4.001%-6.000%  ... 0                      0      0.0         1              3,697,277     83.5
8.001%-10.000%  .. 1              1,026,643    100.0         0                      0      0.0
                   ------------  ------------  ------------  ------------  ------------  ------------
 Total ........... 1             $1,026,643    100.0%        2             $4,427,669    100.0%
                   ============  ============  ============  ============  ============  ============
Weighted Average                      9.500%                                    6.000%
 Maximum .........                    9.500%                                    6.000%
 Minimum .........                    9.500%                                    6.000%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                     PRIME                                     TOTAL
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE FLOOR          CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
None ............. 0             $    0        0.0%          1             $  730,392     13.4%
4.001%-6.000%  ... 0                  0        0.0           1              3,697,277     67.8
8.001%-10.000%  .. 0                  0        0.0           1              1,026,643     18.8
                   ------------  ------------  ------------  ------------  ------------  ------------
 Total ........... 0             $    0        0.0%          3             $5,454,312    100.0%
                   ============  ============  ============  ============  ============  ============
Weighted Average                  0.000%                                        6.761%
 Maximum .........                0.000%                                        9.500%
 Minimum .........                0.000%                                        6.000%

                         SCHEDULE OF RATE RESET DATES

                                11TH DISTRICT                                CONSTANT
                             COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                  ----------------------------------------  ----------------------------------------
                                 APPROXIMATE       % OF                    APPROXIMATE       % OF
                   APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                    NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
NEXT RATE          LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RESET DATE         CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------  ------------  ------------  ------------  ------------  ------------  ------------
December 1995  .. 1             $1,026,643    100.0%        0             $        0      0.0%
March 1996 ...... 0                      0      0.0         1              3,697,277     83.5
June 1996 ....... 0                      0      0.0         1                730,392     16.5
                  ------------  ------------  ------------  ------------  ------------  ------------
  Total ......... 1             $1,026,643    100.0%        2             $4,427,669    100.0%
                  ============  ============  ============  ============  ============  ============
Weighted Average          December1995                               March1996
 Maximum ........        December 1995                               June 1996
 Minimum ........        December 1995                               March 1996

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                    PRIME                                     TOTAL
                  ----------------------------------------  ----------------------------------------
                                 APPROXIMATE       % OF                    APPROXIMATE       % OF
                   APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                    NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
NEXT RATE          LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RESET DATE         CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE



----------------  ------------  ------------  ------------  ------------  ------------  ------------
December 1995  .. 0             $0            0.0%          1             $1,026,643     18.8%
March 1996 ...... 0             0             0.0           1              3,697,277     67.8
June 1996 ....... 0             0             0.0           1                730,392     13.4
                  ------------  ------------  ------------  ------------  ------------  ------------
  Total ......... 0             $0            0.0%          3             $5,454,312    100.0%
                  ============  ============  ============  ============  ============  ============
Weighted Average                --                                   March1996
 Maximum ........               --                                    June1996
                                                                   December 1995
 Minimum ........               --

                            HOTEL/MOTEL PROPERTIES
      DISTRIBUTION OF SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS


                                   MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                         ----------------------------------------  ----------------------------------------
                                        APPROXIMATE       % OF                    APPROXIMATE       % OF
                          APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                           NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                            MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
CUT-OFF DATE SCHEDULED    LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PRINCIPAL BALANCE         CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------------  ------------  ------------  ------------  ------------  ------------  ------------
$ 500,000 or less ...... 1             $   392,063     3.9%        0             $        0      0.0%
$1,000,000-$1,500,000  . 1               1,296,763    12.7         0                      0      0.0
$1,500,001-$2,000,000  . 0                       0     0.0         1              1,996,994    100.0
$8,000,001-$8,500,000  . 1               8,486,015    83.4         0                      0      0.0
                         ------------  ------------  ------------  ------------  ------------  ------------
  Total ................ 3             $10,174,840   100.0%        1             $1,996,994    100.0%
                         ============  ============  ============  ============  ============  ============
Average ................               $ 3,391,613                               $1,996,994
 Maximum ...............               $ 8,486,015                               $1,996,994
 Minimum ...............               $   392,063                               $1,996,994

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                    TOTAL MORTGAGE POOL
                         ----------------------------------------
                                        APPROXIMATE       % OF
                          APPROXIMATE    SCHEDULED     SCHEDULED
                           NUMBER OF     PRINCIPAL     PRINCIPAL
                            MORTGAGE     BALANCE AS    BALANCE AS
CUT-OFF DATE SCHEDULED    LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PRINCIPAL BALANCE         CUT-OFF DATE      DATE          DATE
-----------------------  ------------  ------------  ------------
$ 500,000 or less ...... 1             $   392,063     3.2%
$1,000,000-$1,500,000  . 1               1,296,763    10.7
$1,500,001-$2,000,000  . 1               1,996,994    16.4
$8,000,001-$8,500,000  . 1               8,486,015    69.7
                         ------------  ------------  ------------
  Total ................ 4             $12,171,834   100.0%
                         ============  ============  ============
Average ................               $ 3,042,959
 Maximum ...............               $ 8,486,015
 Minimum ...............               $   392,063

        DISTRIBUTION OF MORTGAGE INTEREST RATES OF THE MORTGAGE LOANS

                                  MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                        ----------------------------------------  ----------------------------------------
                                       APPROXIMATE       % OF                    APPROXIMATE       % OF
                         APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                          NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                           MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                         LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
MORTGAGE INTEREST RATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------------  ------------  ------------  ------------  ------------  ------------  ------------
8.501%-9.000% ......... 1             $ 8,486,015    83.4%        0             $        0      0.0%
9.001%-9.500% ......... 1               1,296,763    12.7         0                      0      0.0
9.501%-10.000% ........ 1                 392,063     3.9         1              1,996,994    100.0
                        ------------  ------------  ------------  ------------  ------------  ------------
  Total ............... 3             $10,174,840   100.0%        1             $1,996,994    100.0%
                        ============  ============  ============  ============  ============  ============
Weighted Average ......                     9.102%                                   9.750%
 Maximum ..............                    10.000%                                   9.750%
 Minimum ..............                     9.000%                                   9.750%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                   TOTAL MORTGAGE POOL
                        ----------------------------------------
                                       APPROXIMATE       % OF
                         APPROXIMATE    SCHEDULED     SCHEDULED
                          NUMBER OF     PRINCIPAL     PRINCIPAL
                           MORTGAGE     BALANCE AS    BALANCE AS
                         LOANS AS OF    OF CUT-OFF    OF CUT-OFF
MORTGAGE INTEREST RATE   CUT-OFF DATE      DATE          DATE
----------------------  ------------  ------------  ------------



8.501%-9.000% ......... 1             $ 8,486,015    69.7%
9.001%-9.500% ......... 1               1,296,763    10.7
9.501%-10.000% ........ 2               2,389,057    19.6
                        ------------  ------------  ------------
  Total ............... 4             $12,171,834   100.0%
                        ============  ============  ============
Weighted Average ......                     9.209%
 Maximum ..............                    10.000%
 Minimum ..............                     9.000%

                            HOTEL/MOTEL PROPERTIES
               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES


                              MORTGAGE LOAN GROUP 1                           MORTGAGE LOAN GROUP 2
                 ----------------------------------------------  ----------------------------------------------
                   APPROXIMATE     APPROXIMATE                     APPROXIMATE     APPROXIMATE
                    NUMBER OF       SCHEDULED     % OF SCHEDULED    NUMBER OF       SCHEDULED     % OF SCHEDULED
                  MORTGAGE LOANS    PRINCIPAL       PRINCIPAL     MORTGAGE LOANS    PRINCIPAL       PRINCIPAL
                  AS OF CUT-OFF   BALANCE AS OF   BALANCE AS OF   AS OF CUT-OFF   BALANCE AS OF   BALANCE AS OF
STATES                 DATE        CUT-OFF DATE    CUT-OFF DATE        DATE        CUT-OFF DATE    CUT-OFF DATE
---------------  --------------  --------------  --------------  --------------  --------------  --------------
Georgia ........ 0               $         0       0.0%          1               $1,996,994      100.0%
Massachusetts  . 2                 1,688,825      16.6           0                        0        0.0
Pennsylvania  .. 1                 8,486,015      83.4           0                        0        0.0
                 --------------  --------------  --------------  --------------  --------------  --------------
 Total ......... 3               $10,174,840     100.0%          1               $1,996,994      100.0%
                 ==============  ==============  ==============  ==============  ==============  ==============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                               TOTAL MORTGAGE POOL
                 ----------------------------------------------
                   APPROXIMATE     APPROXIMATE
                    NUMBER OF       SCHEDULED     % OF SCHEDULED
                  MORTGAGE LOANS    PRINCIPAL       PRINCIPAL
                  AS OF CUT-OFF   BALANCE AS OF   BALANCE AS OF
STATES                 DATE        CUT-OFF DATE    CUT-OFF DATE
---------------  --------------  --------------  --------------
Georgia ........ 1               $ 1,996,994      16.4%
Massachusetts  . 2                 1,688,825      13.9
Pennsylvania  .. 1                 8,486,015      69.7
                 --------------  --------------  --------------
 Total ......... 4               $12,171,834     100.0%
                 ==============  ==============  ==============

                            HOTEL/MOTEL PROPERTIES
      DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS OF THE MORTGAGE LOANS

                                                MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                                      ----------------------------------------  ----------------------------------------
                                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                                         MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
 PERIOD FOR WHICH NOI WAS DETERMINED   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
(1)                                    CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
------------------------------------  ------------  ------------  ------------  ------------  ------------  ------------
1994 ................................ 3             $10,174,840   100.0%        0             $        0      0.0%
Underwriting 1995 ................... 0                       0     0.0         1              1,996,994    100.0
                                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............................. 3             $10,174,840   100.0%        1             $1,996,994    100.0%
                                      ============  ============  ============  ============  ============  ============
DEBT SERVICE COVERAGE RATIO (2)
------------------------------------
1.301x to 1.400x .................... 1             $ 1,296,763    12.7%        0             $        0      0.0%
1.501x to 1.600x .................... 1               8,486,015    83.4         0                      0      0.0
1.601x to 1.700x .................... 0                       0     0.0         1              1,996,994    100.0
1.801x to 1.900x .................... 1                 392,063     3.9         0                      0      0.0
                                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............................. 3             $10,174,840   100.0%        1             $1,996,994    100.0%
                                      ============  ============  ============  ============  ============  ============
Weighted Average ....................                     1.505x                                   1.675x
 Maximum ............................                     1.829x                                   1.675x
 Minimum ............................                     1.389x                                   1.675x


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                 TOTAL MORTGAGE POOL
                                      ----------------------------------------
                                                     APPROXIMATE       % OF
                                       APPROXIMATE    SCHEDULED     SCHEDULED
                                        NUMBER OF     PRINCIPAL     PRINCIPAL
                                         MORTGAGE     BALANCE AS    BALANCE AS
 PERIOD FOR WHICH NOI WAS DETERMINED   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
(1)                                    CUT-OFF DATE      DATE          DATE
------------------------------------  ------------  ------------  ------------
1994 ................................ 3             $10,174,840    83.6%
Underwriting 1995 ................... 1               1,996,994    16.4
                                      ------------  ------------  ------------
  Total ............................. 4             $12,171,834   100.0%
                                      ============  ============  ============
DEBT SERVICE COVERAGE RATIO (2)
------------------------------------
1.301x to 1.400x .................... 1             $ 1,296,763    10.7%
1.501x to 1.600x .................... 1               8,486,015    69.7
1.601x to 1.700x .................... 1               1,996,994    16.4
1.801x to 1.900x .................... 1                 392,063     3.2
                                      ------------  ------------  ------------
  Total ............................. 4             $12,171,834   100.0%
                                      ============  ============  ============
Weighted Average ....................                     1.533x
 Maximum ............................                     1.829x
 Minimum ............................                     1.389x


------------


   (1) See "--Description of the Mortgage Pool--Debt Service Coverage
Ratios."


(2) With respect to the Mortgage Loans (other than the Mortgage Loan underlying the Senior Participation), the calculation of the debt service coverage ratios set forth in the table was based upon the ratio of net operating income, derived from operating statements referred to above, to, generally, the annualized current Scheduled Payments from Mortgagors under the relevant Mortgage Loans. With respect to the Mortgage Loan underlying the Senior Participation, the calculation of the debt service coverage ratios set forth in the table was based upon the ratio of net operating income, derived from operating statements referred to above, to, generally, the Senior Participation's beneficial interest in the annualized current Scheduled Payment from the Mortgagor under the Mortgage Loan underlying the Senior Participation.

                            HOTEL/MOTEL PROPERTIES
      DISTRIBUTION OF OCCUPANCY PERCENTAGES OF THE MORTGAGED PROPERTIES

                                MORTGAGE GROUP LOAN 1                     MORTGAGE GROUP LOAN 2
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                         MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                       LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
OCCUPANCY PERCENTAGE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
Less than 50.00%  ... 2             $ 1,688,825    16.6%        0             $        0      0.0%
60.01 - 65.00 ....... 1               8,486,015    83.4         0                      0      0.0
95.01 - 100.00%  .... 0                       0     0.0         1              1,996,994    100.0
                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............. 3             $10,174,840   100.0%        1             $1,996,994    100.0%
                      ============  ============  ============  ============  ============  ============
Weighted Average  ...                         60%                                       97%
 Maximum ............                         62%                                       97%
 Minimum ............                         43%                                       97%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                 TOTAL MORTGAGE POOL
                      ----------------------------------------
                                     APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL
                         MORTGAGE     BALANCE AS    BALANCE AS
                       LOANS AS OF    OF CUT-OFF    OF CUT-OFF
OCCUPANCY PERCENTAGE   CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------
Less than 50.00%  ... 2             $ 1,688,825    13.9%
60.01 - 65.00 ....... 1               8,486,015    69.7
95.01 - 100.00%  .... 1               1,996,994    16.4
                      ------------  ------------  ------------
  Total ............. 4             $12,171,834   100.0%
                      ============  ============  ============
Weighted Average  ...                        66%
 Maximum ............                        97%
 Minimum ............                        43%


               ORIGINAL TERMS TO MATURITY OF THE MORTGAGE LOANS


                            MORTGAGE GROUP LOAN 1                     MORTGAGE GROUP LOAN 2
                  ----------------------------------------  ----------------------------------------
                                 APPROXIMATE       % OF                    APPROXIMATE       % OF
                   APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                    NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
ORIGINAL TERM      CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
----------------  ------------  ------------  ------------  ------------  ------------  ------------
61 - 120 months   2             $1,688,825     16.6%        1             $1,996,994    100.0%
121 - 180 months  1             8,486,015      83.4         0             0               0.0
                  ------------  ------------  ------------  ------------  ------------  ------------
  Total ......... 3             $10,174,840   100.0%        1             $1,996,994    100.0%
                  ============  ============  ============  ============  ============  ============
Weighted Average                116 months                                120 months
 Maximum ........               122 months                                120 months
 Minimum ........               84 months                                 120 months

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                             TOTAL MORTGAGE POOL
                  ----------------------------------------
                                 APPROXIMATE       % OF
                   APPROXIMATE    SCHEDULED     SCHEDULED
                    NUMBER OF     PRINCIPAL     PRINCIPAL
                     MORTGAGE     BALANCE AS    BALANCE AS
                   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
ORIGINAL TERM      CUT-OFF DATE      DATE          DATE
----------------  ------------  ------------  ------------
61 - 120 months   3             $3,685,820     30.3%
121 - 180 months  1             8,486,015      69.7
                  ------------  ------------  ------------



  Total ......... 4             $12,171,834   100.0%
                  ============  ============  ============
Weighted Average                117 months
 Maximum ........               122 months
 Minimum ........               84 months

                            HOTEL/MOTEL PROPERTIES
           DISTRIBUTION OF AMORTIZATION TERMS OF THE MORTGAGE LOANS

                             MORTGAGE GROUP LOAN 1                     MORTGAGE GROUP LOAN 2
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                    LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
AMORTIZATION TERM   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
121 - 180 months   1             $392,063        3.9%        0             $0              0.0%
241 - 300 months   0             0               0.0         1             1,996,994     100.0
301 - 360 months   2             9,782,777      96.1         0             0               0.0
                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......... 3             $10,174,840   100.0%        1             $1,996,994    100.0%
                   ============  ============  ============  ============  ============  ============
Weighted Average                 353 months                                300 months
 Maximum .........               360 months                                300 months
 Minimum .........               180 months                                300 months

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                              TOTAL MORTGAGE POOL
                   ----------------------------------------
                                  APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS
                    LOANS AS OF    OF CUT-OFF    OF CUT-OFF
AMORTIZATION TERM   CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------
121 - 180 months   1             $392,063        3.2%
241 - 300 months   1             1,996,994      16.4
301 - 360 months   2             9,782,777      80.4
                   ------------  ------------  ------------
  Total .......... 4             $12,171,834   100.0%
                   ============  ============  ============
Weighted Average                 344 months
 Maximum .........               360 months
 Minimum .........               180 months

                            HOTEL/MOTEL PROPERTIES
      DISTRIBUTION OF REMAINING TERMS TO MATURITY OF THE MORTGAGE LOANS

                                             MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                                   ----------------------------------------  ----------------------------------------
                                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
    REMAINING TERM TO MATURITY      LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
(MONTHS)                            CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------------------  ------------  ------------  ------------  ------------  ------------  ------------
BALLOON MORTGAGES
73-84 ............................ 2             $1,688,825     16.6%        1             $1,996,994    100.0%
109-120 .......................... 1             8,486,015      83.4         0             0               0.0
                                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......................... 3             $10,174,840   100.0%        1             $1,996,994    100.0%
                                   ============  ============  ============  ============  ============  ============
Weighted Average .................                 112 months                              76 months
 Maximum .........................               119 months                                76 months
 Minimum .........................               76 months                                 76 months

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                              TOTAL MORTGAGE POOL
                                   ----------------------------------------
                                                  APPROXIMATE       % OF
                                    APPROXIMATE    SCHEDULED     SCHEDULED
                                     NUMBER OF     PRINCIPAL     PRINCIPAL
                                      MORTGAGE     BALANCE AS    BALANCE AS
    REMAINING TERM TO MATURITY      LOANS AS OF    OF CUT-OFF    OF CUT-OFF
(MONTHS)                            CUT-OFF DATE      DATE          DATE
---------------------------------  ------------  ------------  ------------
BALLOON MORTGAGES
73-84 ............................ 3             $3,685,820     30.3%
109-120 .......................... 1             8,486,015      69.7
                                   ------------  ------------  ------------
  Total .......................... 4             $12,171,834   100.0%
                                   ============  ============  ============
Weighted Average .................               106 months
 Maximum .........................               119 months
 Minimum .........................               76 months

        YEAR OF FIRST PRINCIPAL PAYMENT DATE OF THE MORTGAGE LOANS(1)


                                                MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                                      ----------------------------------------  ----------------------------------------
                                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                                         MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                                       LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
YEAR OF FIRST PRINCIPAL PAYMENT DATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
------------------------------------  ------------  ------------  ------------  ------------  ------------  ------------
1992 ................................ 0             $         0     0.0%        1             $1,996,994    100.0%
1995 ................................ 3              10,174,840   100.0         0                      0      0.0
                                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............................. 3             $10,174,840   100.0%        1             $1,996,994    100.0%
                                      ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                 TOTAL MORTGAGE POOL
                                      ----------------------------------------
                                                     APPROXIMATE       % OF
                                       APPROXIMATE    SCHEDULED     SCHEDULED
                                        NUMBER OF     PRINCIPAL     PRINCIPAL
                                         MORTGAGE     BALANCE AS    BALANCE AS
                                       LOANS AS OF    OF CUT-OFF    OF CUT-OFF
YEAR OF FIRST PRINCIPAL PAYMENT DATE   CUT-OFF DATE      DATE          DATE
------------------------------------  ------------  ------------  ------------
1992 ................................ 1             $ 1,996,994    16.4%
1995 ................................ 3              10,174,840    83.6
                                      ------------  ------------  ------------
  Total ............................. 4             $12,171,834   100.0%
                                      ============  ============  ============




------------


   (1) The year of First Principal Payment Date for a Mortgage Loan is the year in which the first Scheduled Principal Payment was due, or for Mortgage Loans which were modified by the Seller, the year in which the first Scheduled Principal Payment was, or in the case of recently modified Mortgage Loans, will be due, under such modification.

                            HOTEL/MOTEL PROPERTIES
      CERTAIN CHARACTERISTICS OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2
                            CURRENT INTEREST RATE

                                     11TH DISTRICT                                CONSTANT
                                  COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CURRENT INTEREST RATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
9.750% ............... 0             $0            0.0%          1             $1,996,994    100.0%
                                     ------------  ------------  ------------  ------------  ------------
  Total .............. 0             $0            0.0%          1             $1,996,994    100.0%
                       ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                         PRIME                                     TOTAL
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
CURRENT INTEREST RATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
9.750% ............... 0             $0            0.0%          1             $1,996,994    100.0%
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 0             $0            0.0%          1             $1,996,994    100.0%
                       ============  ============  ============  ============  ============  ============




                                GROSS MARGINS


                                 11TH DISTRICT                                CONSTANT
                              COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                    LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
GROSS MARGIN RATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
2.500% ........... 0             $0            0.0%          1             $1,996,994    100.0%
                                 ------------  ------------  ------------  ------------  ------------
  Total .......... 0             $0            0.0%          1             $1,996,994    100.0%
                   ============  ============  ============  ============  ============  ============







                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                     PRIME                                     TOTAL
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                    LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
GROSS MARGIN RATE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
2.500% ........... 0             $0            0.0%          1             $1,996,994    100.0%
                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......... 0             $0            0.0%          1             $1,996,994    100.0%
                   ============  ============  ============  ============  ============  ============

                            NEGATIVE AMORTIZATION

                                     11TH DISTRICT                                CONSTANT
                                  COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
NEGATIVE AMORTIZATION   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
No ................... 0             $0            0.0%          1             $1,996,994    100.0%
                                     ------------  ------------  ------------  ------------  ------------
  Total .............. 0             $0            0.0%          1             $1,996,994    100.0%
                       ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                         PRIME                                     TOTAL
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                        LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
NEGATIVE AMORTIZATION   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
No ................... 0             $0            0.0%          1             $1,996,994    100.0%
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 0             $0            0.0%          1             $1,996,994    100.0%
                       ============  ============  ============  ============  ============  ============








                    FREQUENCY OF MORTGAGE RATE ADJUSTMENTS

                                   11TH DISTRICT                                CONSTANT
                                COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                     ----------------------------------------  ----------------------------------------
                                    APPROXIMATE       % OF                    APPROXIMATE       % OF
                      APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                       NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
    FREQUENCY OF        MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
MORTGAGE              LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE ADJUSTMENTS      CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-------------------  ------------  ------------  ------------  ------------  ------------  ------------
12 months .......... 0             $0            0.0%          1             $1,996,994    100.0%
                                   ------------  ------------  ------------  ------------  ------------
  Total ............ 0             $0            0.0%          1             $1,996,994    100.0%
                     ============  ============  ============  ============  ============  ============


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                       PRIME                                     TOTAL
                     ----------------------------------------  ----------------------------------------
                                    APPROXIMATE       % OF                    APPROXIMATE       % OF
                      APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                       NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
    FREQUENCY OF        MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
MORTGAGE              LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE ADJUSTMENTS      CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-------------------  ------------  ------------  ------------  ------------  ------------  ------------
12 months .......... 0             $0            0.0%          1             $1,996,994    100.0%
                     ------------  ------------  ------------  ------------  ------------  ------------
  Total ............ 0             $0            0.0%          1             $1,996,994    100.0%
                     ============  ============  ============  ============  ============  ============

                            HOTEL/MOTEL PROPERTIES
      CERTAIN CHARACTERISTICS OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2

                  FREQUENCY OF MORTGAGE PAYMENT ADJUSTMENTS


                                    11TH DISTRICT                                CONSTANT
                                 COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
     FREQUENCY OF        MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
MORTGAGE               LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PAYMENT ADJUSTMENTS    CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
12 months ........... 0             $0            0.0%          1             $1,996,994    100.0%
                                    ------------  ------------  ------------  ------------  ------------
  Total ............. 0             $0            0.0%          1             $1,996,994    100.0%
                      ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                        PRIME                                     TOTAL
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
     FREQUENCY OF        MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
MORTGAGE               LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PAYMENT ADJUSTMENTS    CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
12 months ........... 0             $0            0.0%          1             $1,996,994    100.0%
                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............. 0             $0            0.0%          1             $1,996,994    100.0%
                      ============  ============  ============  ============  ============  ============


                         LIFETIME MORTGAGE RATE CAPS


                                 11TH DISTRICT                                CONSTANT
                              COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE CAP            CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
12.000% .......... 0             $0            0.0%          1             $1,996,994    100.0%
                                 ------------  ------------  ------------  ------------  ------------
  Total .......... 0             $0            0.0%          1             $1,996,994    100.0%
                   ============  ============  ============  ============  ============  ============







                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                     PRIME                                     TOTAL
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE CAP            CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
12.000% .......... 0             $0            0.0%          1             $1,996,994    100.0%
                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......... 0             $0            0.0%          1             $1,996,994    100.0%
                   ============  ============  ============  ============  ============  ============


                        LIFETIME MORTGAGE RATE FLOORS


                                 11TH DISTRICT                                CONSTANT
                              COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE FLOOR          CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
6.000% ........... 0             $0            0.0%          1             $1,996,994    100.0%
                                 ------------  ------------  ------------  ------------  ------------
  Total .......... 0             $0            0.0%          1             $1,996,994    100.0%
                   ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                     PRIME                                     TOTAL
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
LIFETIME MORTGAGE   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE FLOOR          CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
6.000% ........... 0             $0            0.0%          1             $1,996,994    100.0%
                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......... 0             $0            0.0%          1             $1,996,994    100.0%
                   ============  ============  ============  ============  ============  ============







                         SCHEDULE OF RATE RESET DATES

                               11TH DISTRICT                                CONSTANT
                            COST OF FUNDS INDEX                     MATURITY TREASURY INDEX
                 ----------------------------------------  ----------------------------------------
                                APPROXIMATE       % OF                    APPROXIMATE       % OF
                  APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                   NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                    MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
NEXT RATE RESET   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
DATE              CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------  ------------  ------------  ------------  ------------  ------------  ------------
March 1996 ..... 0             $0            0.0%          1             $1,996,994    100.0%
                               ------------  ------------  ------------  ------------  ------------
  Total ........ 0             $0            0.0%          1             $1,996,994    100.0%
                 ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                   PRIME                                     TOTAL
                 ----------------------------------------  ----------------------------------------
                                APPROXIMATE       % OF                    APPROXIMATE       % OF
                  APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                   NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                    MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
NEXT RATE RESET   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
DATE              CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------  ------------  ------------  ------------  ------------  ------------  ------------
March 1996 ..... 0             $0            0.0%          1             $1,996,994    100.0%
                 ------------  ------------  ------------  ------------  ------------  ------------
  Total ........ 0             $0            0.0%          1             $1,996,994    100.0%
                 ============  ============  ============  ============  ============  ============

                             WAREHOUSE PROPERTIES
      DISTRIBUTION OF SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS


                                    MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                          ----------------------------------------  ----------------------------------------
                                         APPROXIMATE       % OF                    APPROXIMATE       % OF
                           APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                            NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                             MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
CUT-OFF DATE SCHEDULED     LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PRINCIPAL BALANCE          CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
------------------------  ------------  ------------  ------------  ------------  ------------  ------------
$ 500,000 or less ....... 2             $  534,530     18.2%        0             $0            0.0%
$2,000,001-$2,500,000  .. 1              2,399,347     81.8         0             0             0.0
                          ------------  ------------  ------------  ------------  ------------  ------------
  Total ................. 3             $2,933,877    100.0%        0             $0            0.0%
                          ============  ============  ============  ============  ============  ============
Average .................               $  977,959                                $0
 Maximum ................               $2,399,347                                $0
 Minimum ................               $  147,673                                $0

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                     TOTAL MORTGAGE POOL
                          ----------------------------------------
                                         APPROXIMATE       % OF
                           APPROXIMATE    SCHEDULED     SCHEDULED
                            NUMBER OF     PRINCIPAL     PRINCIPAL
                             MORTGAGE     BALANCE AS    BALANCE AS
CUT-OFF DATE SCHEDULED     LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PRINCIPAL BALANCE          CUT-OFF DATE      DATE          DATE
------------------------  ------------  ------------  ------------
$ 500,000 or less ....... 2             $  534,530     18.2%
$2,000,001-$2,500,000  .. 1              2,399,347     81.8
                          ------------  ------------  ------------
  Total ................. 3             $2,933,877    100.0%
                          ============  ============  ============
Average .................               $   977,959
 Maximum ................               $2,399,347
 Minimum ................               $   147,673








        DISTRIBUTION OF MORTGAGE INTEREST RATES OF THE MORTGAGE LOANS


                                 MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                       ----------------------------------------  ----------------------------------------
                                      APPROXIMATE       % OF                    APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
  MORTGAGE INTEREST     LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE                    CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------  ------------  ------------  ------------
9.001%-9.500% ........ 2             $2,786,204     95.0%        0             $0            0.0%
9.501%-10.000% ....... 1                147,673      5.0         0              0            0.0
                       ------------  ------------  ------------  ------------  ------------  ------------
  Total .............. 3             $2,933,877    100.0%        0             $0            0.0%
                       ============  ============  ============  ============  ============  ============
Weighted Average  ....                      9.423%                                 0.000%
 Maximum .............                     10.000%                             0.000%
 Minimum .............                      9.375%                             0.000%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                  TOTAL MORTGAGE POOL
                       ----------------------------------------
                                      APPROXIMATE       % OF
                        APPROXIMATE    SCHEDULED     SCHEDULED
                         NUMBER OF     PRINCIPAL     PRINCIPAL
                          MORTGAGE     BALANCE AS    BALANCE AS
  MORTGAGE INTEREST     LOANS AS OF    OF CUT-OFF    OF CUT-OFF
RATE                    CUT-OFF DATE      DATE          DATE
---------------------  ------------  ------------  ------------
9.001%-9.500% ........ 2             $2,786,204     95.0%
9.501%-10.000% ....... 1                147,673      5.0
                       ------------  ------------  ------------
  Total .............. 3             $2,933,877    100.0%
                       ============  ============  ============
Weighted Average  ....                    9.423%
 Maximum .............                   10.000%
 Minimum .............                    9.375%

                             WAREHOUSE PROPERTIES
               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                          MORTGAGE LOAN GROUP 1                           MORTGAGE LOAN GROUP 2
             ----------------------------------------------  ----------------------------------------------
               APPROXIMATE     APPROXIMATE                     APPROXIMATE     APPROXIMATE
                NUMBER OF       SCHEDULED     % OF SCHEDULED    NUMBER OF       SCHEDULED     % OF SCHEDULED
              MORTGAGE LOANS    PRINCIPAL       PRINCIPAL     MORTGAGE LOANS    PRINCIPAL       PRINCIPAL
              AS OF CUT-OFF   BALANCE AS OF   BALANCE AS OF   AS OF CUT-OFF   BALANCE AS OF   BALANCE AS OF
STATES             DATE        CUT-OFF DATE    CUT-OFF DATE        DATE        CUT-OFF DATE    CUT-OFF DATE
-----------  --------------  --------------  --------------  --------------  --------------  --------------
Maryland  .. 1               $  147,673        5.0%          0               $0              0%
Ohio ....... 1                2,399,347       81.8           0               0               0
Virginia  .. 1                  386,857       13.2           0               0               0
             --------------  --------------  --------------  --------------  --------------  --------------
 Total ..... 3               $2,933,877      100.0%          0               $0              0%
             ==============  ==============  ==============  ==============  ==============  ==============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                           TOTAL MORTGAGE POOL
             ----------------------------------------------
               APPROXIMATE     APPROXIMATE
                NUMBER OF       SCHEDULED     % OF SCHEDULED
              MORTGAGE LOANS    PRINCIPAL       PRINCIPAL
              AS OF CUT-OFF   BALANCE AS OF   BALANCE AS OF
STATES             DATE        CUT-OFF DATE    CUT-OFF DATE
-----------  --------------  --------------  --------------
Maryland  .. 1               $  147,673        5.0%
Ohio ....... 1                2,399,347       81.8
Virginia  .. 1                  386,857       13.2
             --------------  --------------  --------------
 Total ..... 3               $2,933,877      100.0%
             ==============  ==============  ==============

                             WAREHOUSE PROPERTIES
      DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS OF THE MORTGAGE LOANS

                                                MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                                      ----------------------------------------  ----------------------------------------
                                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                                         MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
 PERIOD FOR WHICH NOI WAS DETERMINED   LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
(1)                                    CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
------------------------------------  ------------  ------------  ------------  ------------  ------------  ------------
Underwriting 1995 ................... 3             $2,933,877    100.0%        0             $0            0.0%
                                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............................. 3             $2,933,877    100.0%        0             $0            0.0%
                                      ============  ============  ============  ============  ============  ============
DEBT SERVICE COVERAGE RATIO (2) ...................
------------------------  .........................
1.101x to 1.200x .................... 1             $  386,857     13.2%        0             $0            0.0%
1.201x to 1.300x .................... 1              2,399,347     81.8         0              0            0.0
1.401x to 1.500x .................... 1                147,673      5.0         0              0            0.0
                                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............................. 3             $2,933,877    100.0%        0             $0            0.0%
                                      ============  ============  ============  ============  ============  ============
Weighted Average ....................                    1.228x                                   0.000x
 Maximum ............................                    1.427x                                   0.000x
 Minimum ............................                    1.115x                                   0.000x









                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                 TOTAL MORTGAGE POOL
                                      ----------------------------------------
                                                     APPROXIMATE       % OF
                                       APPROXIMATE    SCHEDULED     SCHEDULED
                                        NUMBER OF     PRINCIPAL     PRINCIPAL
                                         MORTGAGE     BALANCE AS    BALANCE AS
 PERIOD FOR WHICH NOI WAS DETERMINED   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
(1)                                    CUT-OFF DATE      DATE          DATE
------------------------------------  ------------  ------------  ------------
Underwriting 1995 ................... 3             $2,933,877    100.0%
                                      ------------  ------------  ------------
  Total ............................. 3             $2,933,877    100.0%
                                      ============  ============  ============
DEBT SERVICE COVERAGE RATIO (2) ...................
------------------------  .........................
1.101x to 1.200x .................... 1             $  386,857     13.2%
1.201x to 1.300x .................... 1              2,399,347     81.8
1.401x to 1.500x .................... 1                147,673      5.0
                                      ------------  ------------  ------------
  Total ............................. 3             $2,933,877    100.0%
                                      ============  ============  ============
Weighted Average ....................                 1.228x
 Maximum ............................                 1.427x
 Minimum ............................                 1.115x


------------


   (1) See "--Description of the Mortgage Pool--Debt Service Coverage
Ratios."


(2) With respect to the Mortgage Loans (other than the Mortgage Loan underlying the Senior Participation), the calculation of the debt service coverage ratios set forth in the table was based upon the ratio of net operating income, derived from operating statements referred to above, to, generally, the annualized current Scheduled Payments from Mortgagors under the relevant Mortgage Loans. With respect to the Mortgage Loan underlying the Senior Participation, the calculation of the debt service coverage ratios set forth in the table was based upon the ratio of net operating income, derived from operating statements referred to above, to, generally, the Senior Participation's beneficial interest in the annualized current Scheduled Payment from the Mortgagor under the Mortgage Loan underlying the Senior Participation.

                             WAREHOUSE PROPERTIES
      DISTRIBUTION OF REMAINING TERMS TO MATURITY OF THE MORTGAGE LOANS

                                            MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                                  ----------------------------------------  ----------------------------------------
                                                 APPROXIMATE       % OF                    APPROXIMATE       % OF
                                   APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                                    NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                                     MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
   REMAINING TERM TO MATURITY      LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
(MONTHS)                           CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------------------  ------------  ------------  ------------  ------------  ------------  ------------
BALLOON MORTGAGE LOANS
13-24 ........................... 2             $534,530      100.0%        0             $0            0%
                                  ------------  ------------  ------------  ------------  ------------  ------------
  Total ......................... 2             $534,530      100.0%        0             $0            0%
                                  ============  ============  ============  ============  ============  ============
Weighted Average ................               20 months                                    0 months
 Maximum ........................               22 months                                    0 months
 Minimum ........................               13 months                                    0 months
FULLY AMORTIZING MORTGAGE LOANS
73 .............................. 1             $2,399,347    100.0%        0             $0            0%
                                  ------------  ------------  ------------  ------------  ------------  ------------
  Total ......................... 1             $2,399,347    100.0%        0             $0            0%
                                  ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                             TOTAL MORTGAGE POOL
                                  ----------------------------------------
                                                 APPROXIMATE       % OF
                                   APPROXIMATE    SCHEDULED     SCHEDULED
                                    NUMBER OF     PRINCIPAL     PRINCIPAL
                                     MORTGAGE     BALANCE AS    BALANCE AS
   REMAINING TERM TO MATURITY      LOANS AS OF    OF CUT-OFF    OF CUT-OFF
(MONTHS)                           CUT-OFF DATE      DATE          DATE
--------------------------------  ------------  ------------  ------------
BALLOON MORTGAGE LOANS
13-24 ........................... 2             $534,530      100.0%
                                  ------------  ------------  ------------
  Total ......................... 2             $534,530      100.0%
                                  ============  ============  ============
Weighted Average ................                 20 months
 Maximum ........................                 22 months
 Minimum ........................                 13 months
FULLY AMORTIZING MORTGAGE LOANS
73 .............................. 1             $2,399,347    100.0%
                                  ------------  ------------  ------------
  Total ......................... 1             $2,399,347    100.0%
                                  ============  ============  ============

                             WAREHOUSE PROPERTIES
          DISTRIBUTION OF OCCUPANCY PERCENTAGE OF THE MORTGAGE LOANS

                                MORTGAGE GROUP LOAN 1                     MORTGAGE GROUP LOAN 2
                      ----------------------------------------  ----------------------------------------
                                     APPROXIMATE       % OF                    APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                         MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                       LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
OCCUPANCY PERCENTAGE   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------  ------------  ------------  ------------
100% ................ 3             $2,933,877    100.0%        0             $0            0.0%
                      ------------  ------------  ------------  ------------  ------------  ------------
  Total ............. 3             $2,933,877    100.0%        0             $0            0.0%
                      ============  ============  ============  ============  ============  ============
Weighted Average  ...                    100.0%                                    0.0%
 Maximum ............                    100.0%                                    0.0%
 Minimum ............                    100.0%                                    0.0%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                 TOTAL MORTGAGE POOL
                      ----------------------------------------
                                     APPROXIMATE       % OF
                       APPROXIMATE    SCHEDULED     SCHEDULED
                        NUMBER OF     PRINCIPAL     PRINCIPAL
                         MORTGAGE     BALANCE AS    BALANCE AS
                       LOANS AS OF    OF CUT-OFF    OF CUT-OFF
OCCUPANCY PERCENTAGE   CUT-OFF DATE      DATE          DATE
--------------------  ------------  ------------  ------------
100% ................ 3             $2,933,877    100.0%
                      ------------  ------------  ------------
  Total ............. 3             $2,933,877    100.0%
                      ============  ============  ============
Weighted Average  ...                    100.0%
 Maximum ............                    100.0%
 Minimum ............                    100.0%








               ORIGINAL TERMS TO MATURITY OF THE MORTGAGE LOANS


                             MORTGAGE GROUP LOAN 1                     MORTGAGE GROUP LOAN 2
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                    LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
ORIGINAL TERM       CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
1 - 60 months  ... 2             $534,530       18.2%        0             $0            0.0%
241 - 300 months   1             2,399,347      81.8         0             0             0.0
                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......... 3             $2,933,877    100.0%        0             $0            0.0%
                   ============  ============  ============  ============  ============  ============
Weighted Average                 252 months                                0 months
 Maximum .........               300 months                                0 months
 Minimum .........               30 months                                 0 months

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                              TOTAL MORTGAGE POOL
                   ----------------------------------------
                                  APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS
                    LOANS AS OF    OF CUT-OFF    OF CUT-OFF
ORIGINAL TERM       CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------
1 - 60 months  ... 2             $534,530       18.2%
241 - 300 months   1             2,399,347      81.8
                   ------------  ------------  ------------
  Total .......... 3             $2,933,877    100.0%
                   ============  ============  ============
Weighted Average                 252 months
 Maximum .........               300 months
 Minimum .........               30 months

                             WAREHOUSE PROPERTIES
           DISTRIBUTION OF AMORTIZATION TERMS OF THE MORTGAGE LOANS


                             MORTGAGE GROUP LOAN 1                     MORTGAGE GROUP LOAN 2
                   ----------------------------------------  ----------------------------------------
                                  APPROXIMATE       % OF                    APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
                    LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
AMORTIZATION TERM   CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------  ------------  ------------  ------------
181 - 240 months   2             $534,530       18.2%        0             $0            0%
241 - 300 months   1             2,399,347      81.8         0             0             0
                   ------------  ------------  ------------  ------------  ------------  ------------
  Total .......... 3             $2,933,877    100.0%        0             $0            0%
                   ============  ============  ============  ============  ============  ============
Weighted Average                 289 months                                0 months
 Maximum .........               300 months                                0 months
 Minimum .........               240 months                                0 months

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                              TOTAL MORTGAGE POOL
                   ----------------------------------------
                                  APPROXIMATE       % OF
                    APPROXIMATE    SCHEDULED     SCHEDULED
                     NUMBER OF     PRINCIPAL     PRINCIPAL
                      MORTGAGE     BALANCE AS    BALANCE AS
                    LOANS AS OF    OF CUT-OFF    OF CUT-OFF
AMORTIZATION TERM   CUT-OFF DATE      DATE          DATE
-----------------  ------------  ------------  ------------
181 - 240 months   2             $534,530       18.2%
241 - 300 months   1             2,399,347      81.8
                   ------------  ------------  ------------
  Total .......... 3             $2,933,877    100.0%
                   ============  ============  ============
Weighted Average                 289 months
 Maximum .........               300 months
 Minimum .........               240 months








        YEAR OF FIRST PRINCIPAL PAYMENT DATE OF THE MORTGAGE LOANS(1)


                                          MORTGAGE LOAN GROUP 1                     MORTGAGE LOAN GROUP 2
                                ----------------------------------------  ----------------------------------------
                                               APPROXIMATE       % OF                    APPROXIMATE       % OF
                                 APPROXIMATE    SCHEDULED     SCHEDULED    APPROXIMATE    SCHEDULED     SCHEDULED
                                  NUMBER OF     PRINCIPAL     PRINCIPAL     NUMBER OF     PRINCIPAL     PRINCIPAL
                                   MORTGAGE     BALANCE AS    BALANCE AS     MORTGAGE     BALANCE AS    BALANCE AS
    YEAR OF FIRST PRINCIPAL      LOANS AS OF    OF CUT-OFF    OF CUT-OFF   LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PAYMENT                          CUT-OFF DATE      DATE          DATE      CUT-OFF DATE      DATE          DATE
------------------------------  ------------  ------------  ------------  ------------  ------------  ------------
1977 .......................... 1             $2,399,347     81.8%        0             $0            0%
1994 .......................... 2                534,530     18.2         0             0             0
                                ------------  ------------  ------------  ------------  ------------  ------------
  Total ....................... 3             $2,933,877    100.0%        0             $0            0%
                                ============  ============  ============  ============  ============  ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                           TOTAL MORTGAGE POOL
                                ----------------------------------------
                                               APPROXIMATE       % OF
                                 APPROXIMATE    SCHEDULED     SCHEDULED
                                  NUMBER OF     PRINCIPAL     PRINCIPAL
                                   MORTGAGE     BALANCE AS    BALANCE AS
    YEAR OF FIRST PRINCIPAL      LOANS AS OF    OF CUT-OFF    OF CUT-OFF
PAYMENT                          CUT-OFF DATE      DATE          DATE
------------------------------  ------------  ------------  ------------
1977 .......................... 1             $2,399,347     81.8%
1994 .......................... 2                534,530     18.2
                                ------------  ------------  ------------
  Total ....................... 3             $2,933,877    100.0%
                                ============  ============  ============

------------

   (1) The year of First Principal Payment Date for a Mortgage Loan is the year in which the first Scheduled Principal Payment was due, or for Mortgage Loans which were modified by the Seller, the year in which the first Scheduled Principal Payment was, or in the case of recently modified MortgageLoans, will be due, under such modification.

SECONDARY FINANCING

   In connection with recent modifications of certain of the Mortgage Loans, the Seller or one or more of its affiliates may have obtained a mortgage loan which constitutes a second lien on the Mortgaged Property (a "Second Mortgage Loan") related to the Mortgage Loan with respect to which such modification occurred. In the Intercreditor Agreement, the Seller has agreed not to exercise its right to foreclose under a Second Mortgage Loan unless, the Seller, or another party, purchases the Mortgage Loan from the Trust (in circumstances in which the Trust is permitted to sell the related Mortgage
Loan) at a price at least equal to 100% of the then Scheduled Principal Balance thereof plus accrued interest thereon at the applicable Mortgage Interest Rate and all related unpaid expenses incurred with respect to such Mortgage Loan. In addition to the foregoing, certain of the Mortgaged Properties may be subject to subordinated liens held by persons not affiliated with the Seller.

SIGNIFICANT PROPERTY

   Set forth below is a description of the only Mortgaged Property that will represent security for a Mortgage Loan with a Scheduled Principal Balance exceeding 5% of the aggregate Scheduled Principal Balance of all the Mortgage Loans.

POND VIEW CORPORATE CENTER

   The Mortgage Loan that will have the largest Scheduled Principal Balance as of the Cut-Off Date, of approximately $19,859,060 (8.2% of the aggregate Cut-Off Date Scheduled Principal Balance), is secured by a first fee mortgage on an office property that constitutes the Pond View Corporate Center (see Appendix A, "Characteristics of the Mortgage Loans -- Mortgage Loan Group 1," Loan Number 1) (the "Center"). Pond View Corporate Center contains 233,500 net rentable square feet. It is located in Farmington, Connecticut, adjacent to Interstate Route 84, approximately 15 miles west of Hartford. Pond View Corporate Center consists of two buildings, one constructed in 1988 and one in 1989. Each building contains 116,750 net rentable square feet. There is on-site parking for 1,027 cars (4.4 parking spaces per 1,000 square feet). Currently, the major tenants at the Center are Kaiser Permanente Health Fund (52,030 square feet or 22.3% of the total square footage), a non-profit entity that provides hospital and medical service plans, whose lease expires May 31, 1997 and Allstate Insurance Company (41,349 square feet or 17.7% of the total square footage), whose lease expires October 31, 1997. Other tenants include Continental Insurance Company, Microsoft, and Levy & Droney. The Center was 94% occupied as of July 1995. The Center's 1994 NOI was $3,064,391 which provided debt service coverage of 1.589x.

   The Mortgage Loan for the Center was modified by the Seller in October 1995. The modified loan documents require the Borrower to maintain an operating account, a tax escrow account and a tenant improvement account. Withdrawals from the operating account are limited to operating expenses, debt service and deposits into the tax escrow account and tenant improvement account. Distributions to the Borrower's partners are prohibited unless the Borrower has either extended the leases or re-leased the space occupied by the major tenants for a minimum of five years or established a balance in the tenant improvement account of at least $30 per square foot (i.e., $5,668,700, which will cover tenant improvement costs for 80.9% of the net rentable square feet), with credit given in the event that space, which was vacant at the time such Mortgage Loan was restructured, is subsequently leased up. There is a $350,000 inter-company loan that was funded from the tenant improvement account to pay for improvements for a new major tenant at an affiliate's property in Meriden, Connecticut (referred to below). This affiliate loan is fully guaranteed by Edmund Fusco, Jr. and is due December 31, 1997. Repayment of this loan will be made directly into the tenant improvement account. Such loan and the guaranty will be assigned to the Trust as additional security for the Center Mortgage Loan. As of the Cut-Off Date, the balance in the tenant improvement account was $521,711. The Seller has retained a mortgage loan with a scheduled principal balance of $5,000,000, as of the Cut-Off Date, which constitutes a second lien on the Center. Such mortgage loan is subject to the Intercreditor Agreement. See "The Mortgage Loans" and "-- Secondary Financing" herein.

    The Borrower and owner of the Center is Fusco Farmington Associates Limited, a Connecticut limited partnership, whose general partner is Edmund Fusco, Jr. The limited partners are related Fusco entities. The partnership was formed in 1988. It is a single purpose entity. The Borrower is affiliated with the Borrower of two other Mortgage Loans in Mortgage Loan Group 1 with an aggregate Scheduled Principal Balance of $10,098,607, which Mortgage Loans are secured by two office properties located in the same office park in Meriden, Connecticut. (See Loan Numbers 11 and 14 listed in Appendix A, "Characteristics of the Mortgage Loans -- Mortgage Loan Group 1.") None of these Mortgage Loans are cross-defaulted or cross-collateralized.

BORROWER CONCENTRATIONS

   There are five groups of Mortgage Loans for which the Mortgagors are the same or affiliated with one another.

   (i) Pond View Corporate Center (described above), with a Scheduled Principal Balance of approximately $19,859,060 and the two office properties located in Meriden, Connecticut securing two Mortgage Loans respectively with a Scheduled Principal Balance of approximately $5,378,170 and $4,720,437 (described above under "-- Significant Property"). None of these Mortgage Loans are cross-defaulted or cross-collateralized with one another or any other Mortgage Loan. (See Loan Numbers 1, 11 and 14 listed in Appendix A, "Characteristics of the Mortgage Loans -- Mortgage Loan Group 1.")

   (ii) Two Mortgage Loans with an aggregate Scheduled Principal Balance of $1,720,706 (see Loan Numbers 46 and 79 listed in Appendix A, "Characteristics of the Mortgage Loans -- Mortgage Loan Group 1,") are secured by a multifamily property located in Kingston, Massachusetts and a hotel property located in Fitchburg, Massachusetts. These Mortgage Loans are cross-defaulted and cross-collateralized.

   (iii) Three Mortgage Loans with an aggregate Scheduled Principal Balance of $503,026 (see Loan Numbers 84, 94, and 95 listed in Appendix A, "Characteristics of the Mortgage Loans -- Mortgage Loan Group 1.") Two of these Mortgage Loans are secured by two industrial properties located in Essex, Connecticut and one office property located in Old Saybrook, Connecticut, respectively. These Mortgage Loans are cross-defaulted, but not cross-collateralized.

   (iv) Three Mortgage Loans (see Loan Numbers 17, 35 and 44 listed in Appendix A, "Characteristics of the Mortgage Loans -- Mortgage Loan Group 1.") with an aggregate Scheduled Principal Balance of approximately $7,300,000 are secured by three retail properties that are owned by the same Borrower. These properties are located in Bakersfield, Riverside and Colton, California, respectively. These Mortgage Loans are not cross-defaulted or cross-collateralized.

   (v) Two Mortgage Loans, with an aggregate Scheduled Principal Balance of approximately $13,600,000 (see Loan Numbers 2 and 20 listed in Appendix A, "Characteristics of the Mortgage Loans -- Mortgage Loan Group 1.") are respectively secured by two Mortgaged Properties that are owned by an affiliate of the Depositor (the "Affiliate Mortgage Loans"). See "RISK FACTORS -- The Mortgage Loans -- Mortgage Loans on Properties Owned by Affiliates of the Depositor" herein.

STANDARD HAZARD INSURANCE

   To the extent permitted by the related Mortgage Loan and required by the servicing standards set forth in the Servicing Agreement, the Servicer will require each Mortgagor to maintain a Standard Hazard Insurance Policy in the form of a fire insurance policy with extended coverage. The coverage of each such Standard Hazard Insurance Policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance owing on such Mortgage Loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause, unless otherwise specified in the related Mortgage Note and the Mortgage. If, on the date of origination of the Mortgage Loans, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an

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amount representing coverage not less than the maximum amount required under such current guidelines, unless otherwise specified in the related Mortgage, but only to the extent that the related Mortgage Loan permits the lender to require such coverage and such coverage is required in accordance with the servicing standards set forth in the Servicing Agreement. The Special Servicer will also maintain fire insurance with extended coverage and, if applicable, flood insurance on property acquired upon foreclosure, or by deed in lieu of foreclosure, of any Mortgage Loan in an amount not less than the maximum amount obtainable with respect to such Mortgage Loan. In addition, the Servicer may require the Mortgagor to maintain other forms of insurance as may be required under the related Mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Servicer in maintaining any such insurance policy if the Mortgagor defaults on its obligation to do so will be charged to the related Mortgagor.

   Such costs may be recovered by the Servicer from reimbursements received from the Mortgagor or, if the Mortgagor does not pay such amounts, the Collection Account, at the time set forth in the Trust Agreement.

   No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance. See "DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS" in the Prospectus.

CERTAIN ENVIRONMENTAL MATTERS

   The Mortgaged Properties include commercial and multifamily properties, and as such, are subject to federal, state, and local laws and regulations relating to environmental protection. Such laws may include laws regulating emissions of air pollutants, discharges of waste water or storm water, the generation, transport, storage or disposal of hazardous waste, underground storage tanks, the removal and disposal of asbestos-containing materials and the management of electrical equipment containing polychlorinated biphenyls. The failure to comply with such laws and regulations may result in significant penalties, including civil and criminal fines.

   Moreover, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath such property. Such liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner or operator's liability therefor as to any property is generally not limited under such laws, ordinances and regulations and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of Mortgaged Properties that generate hazardous substances that are disposed of at "off-site" locations, said owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where said person's hazardous substances were disposed.

   Although the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), provides an exemption from the definition of "owner" for lenders whose primary indicia of ownership in a particular property is the holding of a security interest, lenders may forfeit, as a result of their actions with respect to particular borrowers, their secured creditor exemption and be deemed an owner or operator of property such that they are liable for remediation costs. On April 29, 1992, the United States Environmental Protection Agency ("EPA") issued a final rule intended to protect lenders from liability under CERCLA. This rule was in response to a 1990 decision of the United States Court of Appeals for the Eleventh Circuit, United States v. Fleet Factors Corp., which narrowly construed the security interest exemption under CERCLA to hold lenders liable if they had the capacity to influence their borrower's management of hazardous waste. On February 4, 1994, the United States Court of Appeals for the District of Columbia Circuit in Kelley v. EPA invalidated this EPA rule. As a result of the Kelley case, the state of the law with respect to the secured creditor exemption and the scope of permissible activities in which a lender may engage to protect its security interest remain uncertain. In

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

addition, even if a new version of the EPA rule were to be adopted formally by EPA, followed informally by EPA, enacted by statute, or otherwise reinstated, the rule would not necessarily affect the potential for lender liability in actions by parties other than EPA or under laws or legal theories other than CERCLA. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. Such clean-up costs may be substantial. It is possible that such costs could become a liability of the Trust and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Environmental Matters" in the Prospectus.

   It is the policy of the Seller to avoid acquiring an interest in any Mortgage Loan thought to have environmental concerns which could have a material negative impact on the economic viability of the related Mortgaged Property. As part of its due diligence and in order to adhere to those policies, the Seller performed a Phase I, and in some cases a Phase II, environmental site assessment on Mortgaged Properties securing approximately 98.0% of the aggregate Scheduled Principal Balance of the Mortgage Loans. The Seller concluded that, in its opinion, any issues raised by these reports were not so detrimental as to constitute a material adverse condition.

   The Stonebridge Crossing Shopping Center Property (the "Stonebridge Property"), which secures a Mortgage Loan with a Scheduled Principal Balance as of the Cut-Off Date of $3,600,000, is adjacent to a property owned by Emro Marketing Company ("Emro") on which a gas station is located. Emro is a wholly owned subsidiary of Marathon Oil Company which is a wholly owned subsidiary of CSX Corporation. Emro was identified by the State of Georgia as the responsible party in connection with releases of petroleum product (two occurrences) at its property. Emro has accepted full responsibility for the releases, has filed a corrective action plan with the State of Georgia and is in the process of remediation. Emro has agreed in principle to indemnify the related Borrower for the costs of remediation of the Stonebridge Property to a level satisfactory to, and sufficient to obtain a "no further action" letter from, the State of Georgia. Emro is currently negotiating a settlement with the Borrower which would provide for Emro to pay agreed upon damages to the Borrower and to indemnify the Borrower and its successors and any purchasers of the Stonebridge Property for a period of ten years.

   It should be noted, however, that neither the Seller nor the Depositor has made any representation or warranty as to the environmental condition of any Mortgaged Property, the impact of such condition on the prospective performance of any Mortgage Loan or the compliance of the Mortgaged Properties with any environmental laws.

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

                         SERVICING OF MORTGAGE LOANS

GENERAL

   The servicing of the Mortgage Loans and any REO Properties will be governed by the Trust Agreement, as well as by a servicing agreement (the "Servicing Agreement") and a special servicing agreement (the "Special Servicing Agreement," and together with the Trust Agreement and the Servicing Agreement, the "Servicing Documents"), each to be dated as of the Cut-Off Date. The following summaries describe certain provisions of the Servicing Documents relating to the servicing and administration of the Mortgage Loans. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the respective provisions of the Servicing Documents. When particular provisions or terms used in the Servicing Documents are referred to herein, the actual provisions (including definitions of terms) are deemed to be incorporated herein by reference. Reference is made to the Prospectus for additional information regarding the terms of the Servicing Documents relating to the servicing and administration of the Mortgage Loans and any REO Properties. See "SERVICING OF MORTGAGE LOANS" and "THE TRUST AGREEMENT" in the Prospectus.

   The Servicer and the Special Servicer each will be required to service and administer the Mortgage Loans during the time each is responsible for such servicing and administration, for and on behalf of the Trustee and for the benefit of the Certificateholders, in accordance with applicable law, the terms of the applicable Servicing Documents, the respective Mortgage Loans and the related Insurance Policies (as defined in the Prospectus) and to the extent consistent with the foregoing, in accordance with a standard which is the higher of (a) the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers utilized with respect to mortgage loans for third parties exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Servicing Agreement or the Special Servicing Agreement, as applicable, and the terms of the respective Mortgage Loans and the related Insurance Policies and with a view to the maximization of timely recovery of principal and interest on the Mortgage Loans and the best interests of the Trust and the holders of the Certificates (or, in the case of the mortgage loan underlying the Senior Participation, the best interests of the holders of the Senior Participation), and (b) the standards of practice utilized by the Servicer or the Special Servicer, as applicable, with respect to mortgage loans that it owns, but without regard to: (i) any relationship that the Servicer or the Special Servicer, as applicable, or any Affiliate of the Servicer or the Special Servicer, as applicable, may have with the related Mortgagor; (ii) the ownership of any Certificates by the Servicer or the Special Servicer or any of its Affiliates; (iii) the Servicer's obligation to make Advances as specified in the Servicing Agreement or the Special Servicing Agreement, as applicable, and in the Trust Agreement; (iv) the Servicer's or the Special Servicer's right to receive compensation for its services rendered pursuant to the applicable Servicing Documents; (v) the ownership, servicing or management for others of any other mortgage loans or mortgaged property; and (vi) the servicing of Specially Serviced Mortgage Loans by the Special Servicer.

   The Servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. Upon the occurrence of a Servicing Transfer Event with respect to any Mortgage Loan, and prior to acceleration of amounts due under the related Mortgage Note or commencement of any foreclosure or similar proceedings, the Servicer will transfer its servicing responsibilities with respect to such Mortgage Loan to the Special Servicer (whereupon it will become a "Specially Serviced Mortgage Loan"), but will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, to make remittances to the Trustee, and to prepare certain reports to the Certificateholders with respect to such Mortgage Loan and to make Servicing Advances and/or reimburse the Special Servicer for any reimbursable servicing expenses incurred thereby with respect to such Mortgage Loan. If any Mortgaged Property is acquired on behalf of the Trust whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will be responsible for the operation and management thereof.

   A "Servicing Transfer Event" means, with respect to any Mortgage Loan, the occurrence of any of the following: (i) if such Mortgage Loan is a Balloon Mortgage Loan, a payment default occurs on such Mortgage Loan at its Maturity Date; (ii) any Scheduled Payment becomes more than 60 days delinquent;

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(iii) any Mortgagor enters into or consents to bankruptcy, appointment of a receiver or conservator or a similar insolvency or similar proceeding, or the Mortgagor has become the subject of a decree or order for such a proceeding that shall have remained in full force undischarged or unstayed for a period of 60 days; (iv) the Servicer receives notice of the foreclosure or proposed foreclosure of any lien on any related Mortgaged Property; (v) a payment default occurs, or in the judgment of the Servicer is imminent and is not likely to be cured by the related Mortgagor within 60 days of such payment default; or (vi) any Mortgagor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations. If the related Mortgaged Property is acquired in respect of any such Mortgage Loan (upon acquisition, an "REO Property"), whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. The Mortgage Loans serviced by the Special Servicer are referred to herein as the "Specially Serviced Mortgage Loans" and, together with any REO Properties, constitute the "Specially Serviced Trust Fund Assets." The Servicer will have no responsibility for the Special Servicer's performance of its duties under the Special Servicing Agreement.

   To the extent that any Specially Serviced Mortgage Loan with respect to which an event specified in clause (i), (ii) or (v) above has occurred becomes a performing Mortgage Loan for at least 90 consecutive days, in accordance with its original terms or as modified in accordance with the Special Servicing Agreement, or any Specially Serviced Mortgage Loan with respect to which an event specified in clause (iii), (iv) or (vi) has occurred, the event specified has been remedied, cured or otherwise resolved (a "Rehabilitated Mortgage Loan"), the Special Servicer will transfer back all servicing responsibilities therefor to the Servicer.

   Set forth below, following the subsections captioned "The Servicer" and "The Special Servicer," is a description of certain pertinent provisions of the Servicing and Special Servicing Agreements relating to the servicing of the Mortgage Loans.

THE SERVICER

   GE Capital Asset Management Corporation (the "Servicer") is a wholly-owned subsidiary of General Electric Capital Corporation ("GECC"). GECC is an indirect wholly-owned subsidiary of the General Electric Company. The Servicer's principal offices are located at 2000 West Loop South, Suite 1200, Houston, Texas 77027. As of October 31, 1995, the Servicer serviced approximately 13,000 commercial and multifamily loans, totaling approximately $8.2 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

   The information set forth herein concerning the Servicer has been provided by it. Accordingly, the Depositor makes no representation or warranty as to the accuracy or completeness of such information.

SERVICER COMPENSATION AND PAYMENT OF EXPENSES

   The Servicer will be paid a monthly Servicing Fee in an amount equal to 0.0125% per annum (the "Servicing Fee Rate") on the Scheduled Principal Balance of each Mortgage Loan as of the first day of the related Due Period for such Mortgage Loan. In addition, the Servicer is entitled to assumption fees as described in the Servicing Agreement that are earned from a Mortgagor in connection with an assumption of the subject Mortgage Loan in accordance with the Servicing Agreement and the Special Servicing Agreement. The Servicer will be entitled to receive, as additional compensation, interest on Advances at the Servicer Reimbursement Rate, late fees, replacement reserve management fees to the extent permitted by the Mortgage Loans earned from Mortgagors which are collected by the Servicer with respect to Mortgage Loans it services and certain other fees and any interest or other income earned on any investment of the funds in the Collection Account or reserve or escrow accounts maintained under the Mortgage Loans. See "SERVICING OF MORTGAGE LOANS -- Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Servicer, and for information regarding expenses payable by the Servicer.

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

 COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS

   If required by the related Mortgage or Mortgage Note, the Servicer shall require that an Escrow Account be maintained for the collection of hazard insurance premiums and real estate taxes and assessments with respect to the related Mortgage Loan including the Specially Serviced Mortgage Loans.

THE SPECIAL SERVICER

   The Trustee will enter into the Special Servicing Agreement with respect to the Mortgage Loans with Lennar Partners, Inc., a Florida corporation (the "Special Servicer"), pursuant to which the Special Servicer will, among other things, oversee the resolution of Specially Serviced Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the Trustee through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the Servicer and the Trustee.

   Lennar Partners, Inc. is a wholly-owned subsidiary of Lennar Corporation ("Lennar"). The principal executive offices of the Special Servicer are located at 700 N.W. 107th Avenue, Suite 400, Miami, Florida 33172.

   Lennar is a full-service real estate company primarily involved in homebuilding, the development and management of commercial properties and real estate-related financial services. Lennar has regional offices located throughout Florida, as well as in a number of other states, including California, Texas, Arizona and Georgia. As a result of its real estate and mortgage loan activities, Lennar and its affiliates have personnel with experience in loan workouts, asset management and dispositions, real estate development, asset valuations, bulk portfolio acquisitions and marketing and sales. The principal business of the Special Servicer is the management, turnaround and capital recovery of distressed and underperforming real estate loans, foreclosed real estate and related assets and servicing commercial real estate loans.

   As of March 31, 1995, the Special Servicer and its affiliates were managing a portfolio including over 46,000 assets in 49 states with an original face value of approximately $9 billion, approximately $6 billion of which are commercial real estate assets. Approximately $3 billion of the commercial real estate assets that are included in this managed portfolio represent 10 securitization transactions for which the Special Servicer is the servicer or the special servicer.

   The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust. To the extent that assets owned, managed and/or serviced by the Special Servicer and its affiliates are of a type similar to the assets held by the Trust, such assets might, depending upon the particular circumstances including, for example, the location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and the like.

   The information set forth herein concerning the Special Servicer has been provided by it. Accordingly, the Depositor makes no representation or warranty as to the accuracy or completeness of such information.

   The Special Servicer may be removed at any time by the Operating Adviser, provided that no such resignation or removal will be effective until a qualified successor Special Servicer has been appointed and accepted such appointment. Prior to the appointment of any successor Special Servicer, the Trustee must have received a letter from each of S&P and Fitch to the effect that the appointment of such successor Special Servicer would not, in and of itself, result in the reduction of the ratings at the time assigned to any Class of the Certificates.

   The Special Servicing Agreement will provide that the Special Servicer will carry out its special servicing functions in accordance with the Special Servicing Standard (as described below) and will comply with the REMIC Provisions.

SPECIAL SERVICING STANDARD

   Under the Special Servicing Agreement, unless acting at the direction of the Operating Adviser, the Special Servicer is required to service and administer the Mortgage Loans solely in the best interests of

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

and for the benefit of the Certificateholders (as determined by the Special Servicer in its reasonable judgment without taking into account any differing payment priorities among the Classes of Certificates and any conflicts of interest involving it), in accordance with the terms of the Special Servicing Agreement and the Mortgage Loans and, to the extent consistent with such terms, in accordance with a standard which is the higher of: (a) the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers utilized with respect to mortgage loans for third parties exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Special Servicing Agreement and the terms of the respective Mortgage Loans and the related Insurance Policies and with a view to the maximization of timely recovery of principal and interest on the Mortgage Loans and the best interests of the Trust and the holders of the Certificates (or, in the case of the mortgage loan underlying the Senior Participation, the best interests of the holders of the Senior Participation), and (b) the standards of practice utilized by the Special Servicer with respect to mortgage loans that it owns, but without regard to: (i) any relationship that the Special Servicer or any Affiliate of the Special Servicer may have with the related Mortgagor; (ii) the ownership of any Certificates by the Special Servicer or any of its Affiliates; (iii) the Special Servicer's right to receive compensation for its services rendered pursuant to the Special Servicing Agreement; (iv) the ownership, servicing or management for others of any other mortgage loans or mortgaged property; and (v) the servicing of Specially Serviced Mortgage Loans by the Special Servicer. When acting at the direction of the Operating Adviser, the Special Servicer is required to service and administer the Mortgage Loans as directed by the Operating Adviser, but shall in any event, to the extent consistent with the terms of the Special Servicing Agreement and the Mortgage Loans, act with the same care, skill, prudence and diligence with which it manages similar assets for other portfolios, giving due consideration to customary and usual standards of practice for prudent asset managers and act in a manner consistent with the customary and usual standards of practice for prudent asset managers and subject to the terms of the Trust Agreement and the Special Servicing Agreement.

SPECIAL SERVICER COMPENSATION AND PAYMENT OF EXPENSES

   The Special Servicing Agreement will provide that the Special Servicer will be entitled to certain fees, including: (a) a fee (the "Basic Fee") calculated at a rate equal to 0.01% per annum with respect to each Mortgage Loan, on the Scheduled Principal Balance of such Mortgage Loan, (b) an additional fee (the "Supplemental Special Servicer Fee") equal to the excess, if any, of (x) an amount calculated at a rate equal to 0.25% per annum, applied solely to the Specially Serviced Mortgage Loans, over (y) the Basic Fee, and (c) a fee (the "Workout Fee"), equal to 1.0% (the "Workout Fee Rate"), of net collections and net proceeds received with respect to each Specially Serviced Mortgage Loan (including those for which servicing has been returned to the Servicer). In addition, the Special Servicer is entitled to receive a fee of up to $5,000 for each non-specially serviced Balloon Mortgage Loan extended for a period not to exceed one year past its original maturity date upon satisfaction of certain conditions stated in the Special Servicing Agreement. See "--Mortgage Loan Modifications" herein. Notwithstanding the foregoing, the Workout Fee with respect to any net Liquidation Proceeds received in connection with a sale of REO Property or upon a Final Recovery Determination for any Mortgage Loan will equal the product of (a) 1.0% and (b) a fraction, the numerator of which is equal to the net Liquidation Proceeds received (after payment of all other fees and expenses with respect thereto) and the denominator of which is equal to the unpaid principal balance of, the related Mortgage Loan and accrued and unpaid interest thereon, and (c) net Liquidation Proceeds.

THE OPERATING ADVISER

   For so long as the Class H, Class G, Class F or Class E Certificates constitute the Controlling Class and in certain events when another Class is the Controlling Class, an operating adviser (the "Operating Adviser") will advise, approve and direct the Special Servicer with respect to certain actions to be performed in respect of Specially Serviced Mortgage Loans. The Special Servicer will be required to provide to the Operating Adviser for its approval, among other things, (i) any proposed modification of a Specially Serviced Mortgage Loan that would result in the extension of the stated maturity of such Mortgage Loan (which extension may only be made in the event of a material default, a payment default or an imminent payment default and may in no event be to a date beyond two years prior to the Final Scheduled Distribution Date), a reduction in the Mortgage Interest Rate or Scheduled Payment of such Mortgage Loan or a forgiveness of interest on or principal of such Mortgage Loan, (ii) any proposed foreclosure of a Specially Serviced Mortgage Loan and, in connection therewith, a Phase I environmental audit, (iii) any proposed sale of a Specially Serviced Mortgage Loan (other than in connection with the termination of the Trust at the direction of the Servicer as described under "DESCRIPTION OF THE CERTIFICATES -- Optional Termination" or "-- Special Termination" herein), (iv) any proposal to bring an REO Property into compliance with applicable environmental laws, (v) any acceptance of substitute or addition of collateral for a Mortgage Loan, (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause, and (vii) any acceptance of an assumption agreement releasing a Mortgagor from liability. In no event shall the Operating Adviser direct the Special Servicer to act (a) other than in accordance with the terms of the Special Servicing Agreement and the Mortgage Loans, (b) to the extent consistent with such terms, other than with the same care, skill, prudence and diligence with which the Special Servicer manages similar assets for other portfolios, giving due consideration to customary and usual standards of practice for prudent asset managers, (c) other than in a manner consistent with the customary and usual standards of practice for prudent asset managers or (d) contrary to the REMIC provisions of the Code. In addition, the Operating Adviser will have the right to remove the Special Servicer at any time upon the appointment and acceptance of such appointment by a successor Special Servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment, the Trustee shall have received a letter from each of S&P and Fitch to the effect that such appointment would not result in a reduction in any rating then assigned to any Class of Certificates. The Servicer will be required to provide to the Operating Adviser for its approval (i) any adoption or implementation of a business plan submitted by a Mortgagor with respect to its Mortgaged Property; (ii) the execution or renewal of any lease of 15% or more of the square footage of the building or buildings located on a Mortgaged Property securing a Mortgage Loan of $5,000,000 or more; and (iii) the release of any escrow held in conjunction with a Mortgage Loan to the related Mortgagor not expressly required by the terms of the Mortgage Loan or under applicable law in the case of a Mortgage Loan of $5,000,000 or more. Any assignment or delegation of the duties of the Special Servicer to any other entity which would result in the release of the Special Servicer from its ongoing obligations under the Special Servicing Agreement will also be subject to the Operating Adviser's approval.

   The "Controlling Class" will be the Class of Certificates (the Class A-1A, Class A-1B and Class A-2 Certificates constituting a single Class for such purpose) having at any time of determination the largest number of Operating Adviser Votes; provided, that, none of the Class E, Class Class G or Class H Certificates may be the Controlling Class at any time that the Certificate Principal Amount of such Class is less than 3.0% of the aggregate Certificate Principal Amount of the Certificates. Initially, the Controlling Class will be the Class H Certificates.

   Upon the Class G Certificates becoming the Controlling Class, the Class G Certificateholders will immediately have the right to appoint a new Operating Adviser, upon the Class F Certificates becoming the Controlling Class, the Class F Certificateholders will immediately have such rights and upon the Class E Certificates becoming the Controlling Class, the Class E Certificateholders will immediately have such rights. Initially, the Operating Adviser will be an affiliate of the Depositor.

   Except as otherwise directed by the Controlling Class as described below, at all times at which none of the Class H, Class G, Class F or the Class E Certificates is controlling and thus there is no Controlling Class, there will be no Operating Adviser and the Special Servicer will be required to service the Specially Serviced Mortgage Loans pursuant to the standards set forth in the Special Servicing Agreement without regard to the direction of the Operating Adviser. At any time the holders of a majority of the Class of Certificates that is then the Controlling Class may direct the Trustee in writing to hold an election for an Operating Adviser, which election will be held in accordance with the procedures set forth in the Trust Agreement on the first Distribution Date to occur more than 30 days following the date of receipt by the Trustee of such direction.

   In determining the Controlling Class, each Class of Certificates (other than the Class R Certificates) will be allocated the following number of votes (the "Operating Adviser Votes") for each $1,000,000 of

Certificate Principal Amount of such Class: Class A-1A Certificates, 1.0; Class A-1B Certificates, 1.0; Class A-2 Certificates, 1.0; Class B Certificates, 16.00; Class C Certificates, 32.00; Class D Certificates, 106.67; Class E Certificates, 355.56; Class F Certificates, 1303.70; Class G Certificates, 2172.84; and Class H Certificates, 3621.40. Each Class of Certificates (other than the Class R Certificates) will initially be allocated approximately the following number of Operating Adviser Votes:
Class A-1A Certificates, 52.13; Class A-1B Certificates, 50.00; Class A-2 Certificates, 14.36; Class B Certificates, 232.98; Class C Certificates, 776.60; Class D Certificates, 2588.68; Class E Certificates, 9491.81; Class F Certificates, 15819.69; Class G Certificates, 26366.15; and Class H Certificates, 43,943.59.

THE EXTENSION ADVISER

 Election of the Extension Adviser

   The holder or holders of Certificates with an aggregate Certificate Principal Amount equal to more than 66 2/3 % of the aggregate Certificate Principal Amount of the outstanding Certificates (exclusive of the Controlling Class and any Class or Classes of Certificates subordinate to the Controlling Class) will be entitled to elect an adviser (the "Extension Adviser") from whom the Special Servicer will seek approval as described below. Upon (i) the receipt by the Trustee of written requests for an election of an Extension Adviser from the holders of Certificates representing more than 66 2/3 % of the aggregate Certificate Principal Amount of the Certificates (exclusive of the Controlling Class and any Class or Classes of Certificates subordinate to the Controlling Class), or (ii) the resignation or removal of the person acting as Extension Adviser, an election of a successor Extension Adviser will be held commencing as soon as practicable thereafter. The Extension Adviser may be removed at any time by the written vote of holders of Certificates representing more than 66 2/3 % of the aggregate Certificate Principal Amount of the Certificates (exclusive of the Controlling Class and any Class or Classes of Certificates subordinate to the Controlling Class). Prior to the election of the initial Extension Adviser, and in the event that an Extension Adviser shall have resigned or been removed and a successor Extension Adviser shall not have been elected, the Operating Adviser will serve as Extension Adviser and, if there is no Operating Adviser to serve in such capacity, there shall be no Extension Adviser; and, notwithstanding anything to the contrary described herein, the Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain approval from an Extension Adviser, and the provisions of the Servicing Documents relating thereto shall be of no effect, in any event during any such period that there is no Extension Adviser.

 Duties of the Extension Adviser

   The Special Servicer will not be permitted to grant any extension of the maturity of a Specially Serviced Mortgage Loan beyond the third anniversary of such loan's stated maturity date, unless the Extension Adviser has approved such action in writing within five Business Days (provided that if such written notice has not been received by the Special Servicer within five Business Days, then the Extension Adviser's approval will be deemed to have been given). In addition, the Extension Adviser will confirm to its reasonable satisfaction that all conditions precedent to granting any such extension have been satisfied. See "--Mortgage Loan Modifications" below.

 Limitation on Liability of Extension Adviser

   The Extension Adviser will have no liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Trust Agreement, or for errors in judgment; provided that the Extension Adviser will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Extension Adviser may take actions that favor the interest of one or more Classes of the Certificates over other Classes of the Certificates, and that the Extension Adviser may have special relationships and interests that conflict with those of holders of some Classes of the Certificates and, absent willful misfeasance, bad faith or negligence on the part of the Extension Adviser, agree to take no action against the Extension Adviser or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

 MORTGAGE LOAN MODIFICATIONS

   The Special Servicer may, after consultation with the Operating Adviser, modify, waive or amend the terms of any Mortgage Loan with respect to which a material default has occurred (or one on which default is reasonably foreseeable) or a payment default has occurred, if it determines in its judgment that such modification, waiver or amendment of the terms of a Mortgage Loan is reasonably likely to produce a greater recovery on a net present value basis than liquidation of such Mortgage Loan; provided that neither the Special Servicer nor the Servicer may agree to any modification, waiver or amendment that: (i) extends the maturity date of such Mortgage Loan later than the earlier of (A) in the case of a fully amortizing Mortgage Loan, two years prior to the Final Scheduled Distribution Date and, in the case of a Balloon Mortgage Loan having partial amortization, the date that would be the date that the Mortgage Loan amortized in full and (B) in the case of Mortgage Loans secured by a leasehold estate, the date occurring ten years prior to the termination of such leasehold, (ii) reduces the Mortgage Interest Rate to an amount less than, in the case of fixed rate Mortgage Loans, the greater of 7.0% per annum or the then prevailing interest rate as determined by the Special Servicer, or (iii) permits deferral of interest without accrual of interest at the Mortgage Interest Rate thereon. The Special Servicer may not forgive principal on, or satisfy at a discount, any Specially Serviced Mortgage Loan unless the Special Servicer obtains the approval of the Operating Adviser. The Special Servicer may not modify any Mortgage Loan so that the amount of negative amortization added to the Principal Balance of such Mortgage Loan resulting from such modification would exceed 5% of the Principal Balance of such Mortgage Loan (less any negative amortization added to the Principal Balance of such Mortgage Loan prior to such modification). In addition, the Servicer and the Special Servicer must in certain cases receive certain opinions of counsel as to certain REMIC matters prior to any modification, waiver or amendment of any Mortgage Loan.

   The modification of a Mortgage Loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the Certificates beyond that which might otherwise be the case. See "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" herein.

FORECLOSURES

   The Special Servicer, on behalf of the Trust Fund, may at any time, with the approval of the Operating Adviser (if any), institute foreclosure proceedings, exercise any power of sale contained in any mortgage or deed of trust, obtain a deed-in-lieu of foreclosure or otherwise acquire title to a Mortgaged Property by operation of law or otherwise, if such action is consistent with the Special Servicing Standard and a default on the related Mortgage Loan has occurred but subject, in all cases, to certain limitations concerning environmental matters and, in certain cases, the receipt of an Opinion of Counsel relating to certain REMIC requirements. If the Trust Fund acquires a Mortgaged Property, the Trust Agreement will provide that the Special Servicer must administer such Mortgaged Property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Trust Agreement also requires that in some circumstances such Mortgaged Property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations. Such Treasury regulations prescribe to some extent the manner in which an independent contractor must be compensated and limit the types of income that can be retained by the Trust. Generally, the Trust Fund will not be taxable on income received with respect to any REO Property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include any rental income under a lease based in whole or part on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges (or an allocable portion of rental income where no separate charge is stated) for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services to the tenants of a particular building will be considered customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of the applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any nonqualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by the Trust Fund (other than qualifying rent) will not constitute "rents from real property" and in general would be taxable to the Trust Fund at the highest marginal federal corporate rate and may also be subject to state or local taxes. In addition to the foregoing, if a trade or business is carried on other than through an independent contractor, or if the terms of the Trust's contract with the independent contractor do not conform to requirements set forth in Treasury regulations, income from an REO Property could be subject to tax at a rate of 100%. Any such taxes would be chargeable against the related income for purposes of determining the net REO Proceeds available for distribution to holders of Certificates.

   If the Trustee receives any bid to purchase a Mortgage Loan as to which a default has occurred and is continuing for a price at least equal to the principal balance of such Mortgage Loan plus any accrued and unpaid interest thereon and any expenses (including, but not limited to, interest due on any Advances thereon), the Trustee will accept the highest bid and sell such Mortgage Loan to the highest bidder, subject to certain limitations if the bidder is the Servicer, the Special Servicer, the Seller, and any of their affiliates and subject to certain other limitations. The Trustee is under no obligation to solicit any such bid. The Depositor, its affiliates or any other person may make any such bid for a Defaulted Mortgage Loan.

SALE OF DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

   The Special Servicer may, in lieu of exercising remedies pursuant to the terms of the Mortgage Loan and Mortgage, sell any Defaulted Mortgage Loan for cash, if it determines, subject to the approval of the Operating Adviser and consistent with the Special Servicing Standard (as described above under "--The Special Servicer--Special Servicing Standard"), that a sale would be in the best interests of the Holders of the Certificates. The purchase price for such Defaulted Mortgage Loan shall generally be equal to the greater of
(i) the sum of (a) the unpaid principal balance of such Mortgage Loan, (b) unpaid and uncapitalized interest on such Mortgage Loan (calculated at the Mortgage Interest Rate) to but not including the Due Date in the Due Period in which the purchase is to occur and (c) certain servicing expenses that are reimbursable to the Servicer, and (ii) the fair market value of the Defaulted Mortgage Loan, less any applicable Supplemental Special Servicer Fee and Workout Fee (and net of any expenses to be incurred in connection with the transfer of such Defaulted Mortgage Loan, estimated in good faith by the Special Servicer), such fair market value to be determined by an appraiser selected by the Special Servicer and not disapproved by the applicable Trustee in accordance with the terms of the Trust Agreement.

   If any Mortgaged Property is acquired by the Trust, the Special Servicer will, subject to a consultation with the Operating Adviser, sell the REO Property within two years of acquisition or any applicable extension period, unless (i) the Special Servicer has previously delivered to the Trustee an opinion of counsel (the "REMIC Opinion") to the effect that the holding of the REO Property by the Trust Fund subsequent to two years after its acquisition or such extension period will not result in the failure of such REO Property to qualify as "foreclosure property" under the REMIC Provisions of the Code at any time that any Certificate is outstanding or (ii) the applicable Trustee has been granted by the Internal Revenue Service an extension of time to sell the REO Property (the "IRS Extension"). Notwithstanding the foregoing, the Special Servicer shall use its best efforts to sell any REO Property prior to the Final Scheduled Distribution Date.

   If the applicable Trustee has not received an IRS Extension or a REMIC Opinion and the Special Servicer is not able to sell such REO Property within such two-year period, or if an IRS Extension has been granted and the Special Servicer is unable to sell such REO Property within such extension period, the Special Servicer shall, after consultation with the Operating Adviser, before the end of such two-year or such extension period, as the case may be, auction such REO Property to the highest bidder (which may be the Special Servicer) in accordance with accepted servicing practices as set forth in the Servicing Agreement (provided, however, that the REO Property shall not be purchased at a price less than an amount generally equal to the greater of
(i) the sum of (a) the unpaid principal balance of the related Mortgage Loan,
(b) unpaid and uncapitalized interest on such Mortgage Loan, (c) certain servicing expenses that are reimbursable to the Servicer and (d) the total net income derived from the operation of such REO Property deposited in the Collection Account and (ii) the fair market value of such REO Property as determined by an appraisal in accordance with the terms of the Trust Agreement by the Servicer, the Special Servicer, any independent contractor engaged pursuant to the Servicing Documents (collectively, "Interested Persons"), or any person known to any officer of the applicable Trustee who may execute any relevant documents in accordance with the bylaws of such Trustee to be an affiliate of any one of such Interested Persons). The Special Servicer shall either itself or through an agent protect and conserve any REO Property in the same manner and to such extent as it customarily does in connection with its own real estate acquired in a similar manner, and shall rent such REO Property as the Special Servicer deems to be in the best interests of the applicable Trust for the period prior to the sale of such REO Property.

                YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

   The yield to maturity on the Offered Certificates will be affected by the price paid by the Certificateholder, the related Certificate Interest Rates and the rate and timing of principal payments on the Mortgage Loans (including, for this purpose, Principal Prepayments, which may include amounts received by virtue of voluntary prepayments, condemnation, insurance, defaults and repurchases due to breaches by the Depositor of its representations and warranties contained in the Trust Agreement).

   The rate of principal payments on the Offered Certificates will be affected by the rate of principal payments (including voluntary prepayments) on the related Mortgage Loans. Generally, prepayments on the Mortgage Loans (including prepayments resulting from defaults) and Appraisal Subordinate Entitlement Reduction Capitalization Amounts will tend to shorten the weighted average life of the Offered Certificates whereas delays in liquidations of defaulted Mortgage Loans and modifications extending the maturity of Mortgage Loans will tend to lengthen the weighted average life of the Offered Certificates. Any changes in weighted average life may adversely affect the yield to Certificateholders. Prepayments resulting in a shortening of such weighted average life may be made at a time of low interest rates when Holders may be unable to reinvest such prepayments at interest rates equal to the Certificate Interest Rates payable on the Offered Certificates, while delays and extensions resulting in lengthening of such weighted average life may occur at a time of high interest rates when Certificateholders may have been able to reinvest payments received by them at higher rates.

   Principal Prepayments may be influenced by a variety of economic, geographic, demographic, tax, legal and other factors. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans (and in particular Mortgage Loans with fixed Mortgage Interest Rates), the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on such Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include the availability of credit for mortgage refinancing, changes in tax laws (including depreciation benefits), changes in Mortgagors' net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the Mortgage Loans (for example, the existence of due-on-sale and due-on-encumbrance clauses), the quality of management of the Mortgaged Properties and the availability of other opportunities for investment. A substantial number of the Mortgage Loans may be prepaid at any time without penalty, or provide for small prepayment premiums or penalties which are not expected to be an effective deterrent to prepayment. Some of the Mortgage Loans, however, continue to have prepayment premiums or penalties which could be a deterrent to prepayments. The Depositor makes no representation as to the particular factors that will affect the rate of prepayment of the Mortgage Loans, the relative importance of any such factors, the percentage of the principal balance of the Mortgage Loans that will be paid as of any date or the overall rate of prepayments on the Mortgage Loans. Because the Mortgage Loans are subject to prepayment, and because certain of the Mortgage Loans will have remaining terms to stated maturity that are shorter than those assumed in calculating the Final Scheduled Distribution Date of the Certificates, the Certificate Principal Amount of one or more Classes of the Certificates may be reduced to zero prior to their Final Scheduled Distribution Date. In addition, delinquencies could result in distributions after the Final Scheduled Distribution Date of one or more Classes of the Certificates. As a result, the Certificate Principal Amount of each Class of Certificates may be reduced to zero significantly earlier or later than its respective Final Scheduled Distribution Date.

   In addition, disproportionate principal payments (whether resulting from differences in amortization schedules or full or partial prepayments) on the Mortgage Loans may affect the yield on the Offered Certificates. Balloon Payments will have a greater effect on the principal payments on the Offered Certificates, and therefore on their yield, than principal payments on non-Balloon Mortgage Loans.

   The yield to maturity on the Offered Certificates also will be affected by any extension of the scheduled maturity dates of the Mortgage Loans as a result of modifications of the Mortgage Loans by the Servicer or the Special Servicer. The weighted average life of the Offered Certificates also may be extended by the addition of any Deferred Interest to the principal amounts of such Certificates.

   The effective yield to Holders of the Offered Certificates (other than the Class A-2 Certificates) will differ from the yield otherwise produced by the applicable Certificate Interest Rate and purchase prices of such Certificates, because interest distributions will not be payable to such Holders until at least the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings thereon in respect of such delay).

   If the purchaser of an Offered Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity based on an assumed rate of payment that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity may be lower than that so calculated. Conversely, if the purchaser of an Offered Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of payment that is slower than that actually experienced on the Mortgage Loans, the actual yield to maturity may be lower than that so calculated.

   The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments. If prevailing interest rates fall, the Mortgage Loans may experience higher prepayment levels than would otherwise be the case.

   Certain of the Group 1 and the Group 2 Mortgage Loans are Adjustable Rate Mortgage Loans ("ARMs"). The Depositor is not aware of any publicly available statistics that set forth Principal Prepayment experience or prepayment forecasts of commercial or multifamily mortgage loans over an extended period of time, either for fixed-rate loans or ARMs. The rate of Principal Prepayments with respect to ARMs has fluctuated in recent years. As is the case with fixed-rate mortgage loans, ARMs may be subject to a greater rate of Principal Prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, ARMs could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their ARMs to "lock in" a lower fixed interest rate. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. See "YIELD AND PREPAYMENT CONSIDERATIONS" in the Prospectus.

   The yield to maturity of the Class A-2 Certificates will be sensitive to the levels of LIBOR.

   Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this Prospectus Supplement ("CPR") represents an assumed constant rate of prepayment each month (which is quoted on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans. The Depositor does not make any representations about the appropriateness of the CPR model.

WEIGHTED AVERAGE LIFE

   Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The tables of Percent of Initial Principal Amount Outstanding for each of the Offered Certificates at the respective percentage of CPR set forth below indicate the weighted average life of each Class of the Offered Certificates and sets forth the percentage of the initial principal amount of such Certificates that would be outstanding after each of the dates shown.

   The tables below have been prepared generally on the basis of the assumptions (collectively, the "Mortgage Loan Assumptions") that (i) the Class sizes are as shown on the cover of this Prospectus Supplement, (ii) the settlement date for the sale of the Certificates is November 30, 1995, (iii) distributions on the Certificates are made on the 25th day of each month (or, if such day is not a Business Day, the immediately succeeding Business Day), commencing in December 1995, (iv) there are no delinquencies or defaults with respect to the Mortgage Loans, (v) the Mortgage Loans prepay monthly at the specified percentages of CPR as set forth in the following tables (the "Prepayment Assumption") and the Mortgage Loans do not provide for prepayment penalties, (vi) Scheduled Payments on the Mortgage Loans are received on the first day of each month commencing in December 1995, (vii) Principal Prepayments are received on the last day of each month (commencing in November 1995) and include 30 days' interest thereon, (viii) the Administrative Cost Rate is 0.0375% per annum, (ix) with respect to the tables with the heading "3 Year Extension,'' the maturity dates of all Balloon Mortgage Loans are extended 36 months and such Balloon Mortgage Loans are paid in full on such extended maturity date (the "Balloon Extension Assumption") or, with respect to the tables below with the heading "No Extension," the maturity dates of all Balloon Mortgage Loans are not extended and such Balloon Mortgage Loans are paid in full on the scheduled maturity date of each such Balloon Mortgage Loan, (x) there is no Appraisal Subordinate Entitlement Reduction Capitalization Amount applied to reduce the Certificate Principal Amounts of the Certificates, (xi) for certain Mortgage Loans with irregular payment terms, certain simplifying assumptions have been made, (xii) interest accrues on all Mortgage Loans based upon a 360-day year consisting of twelve 30-day months, (xiii) LIBOR is assumed to be 5.8125% per annum, (xiv) no optional or special termination of the Trust occurs, (xv) the indices on which the adjustable rate Mortgage Loans will adjust on their respective next interest rate adjustment date (or, if constrained by the periodic rate cap on subsequent interest rate adjustment dates) will be as follows: Cost of Funds Index 5.133% per annum, 5-year Constant Maturity Treasury Index 5.72% per annum, prime rate of various financial institutions 8.75% per annum, 3-year Constant Maturity Treasury Index 5.61% per annum, 1-year Constant Maturity Treasury Index 5.44% per annum, and (xvi) LIBOR will not be redetermined until the LIBOR Determination Date in December 1995.

   It is not likely that all of the Mortgage Loans will have the characteristics assumed, even if the Mortgage Loans have the weighted average characteristics set forth herein. Furthermore, it is unlikely that the Mortgage Loans will prepay at the level of CPR indicated in the tables or at any constant level.

                               3 YEAR EXTENSION
  PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING FOR THE CLASS A-1A, CLASS
                                   A-1B AND
         CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

                                   CLASS A-1A                         CLASS A-1B
                       ---------------------------------  ---------------------------------
DISTRIBUTION DATE        0%     2%     4%     6%     8%     0%     2%     4%     6%     8%
---------------------  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----
November 30, 1995      100    100    100    100    100    100    100    100    100    100
November 25, 1996      95     86     77     69     60     100    100    100    100    100
November 25, 1997      89     72     55     39     23     100    100    100    100    100
November 25, 1998      82     57     34     11     0      100    100    100    100    89
November 25, 1999      73     41     11     0      0      100    100    100     82    55
November 25, 2000      36        *   0      0      0      100    100     65     34    5
November 25, 2001      29     0      0      0      0      100     86     47     11    0
November 25, 2002      13     0      0      0      0      100     65     23      0    0
November 25, 2003      0      0      0      0      0       51      6      0      0    0
November 25, 2004      0      0      0      0      0        7      0      0      0    0
November 25, 2005      0      0      0      0      0        0      0      0      0    0
Weighted average life
 (years)(1)            4.7    3.1    2.3    1.7    1.3    8.2    7.1    5.9    4.8    4.0


                                    CLASS A-2
                       --------------------------------
DISTRIBUTION DATE        0%     2%     4%     6%     8%
---------------------  -----  -----  -----  -----  ----

November 30, 1995      100    100    100    100    100
November 25, 1996       99    97      95     93     91
November 25, 1997       97    93      90     86     82
November 25, 1998       96    90      85     79     74
November 25, 1999       94    86      80     73     67
November 25, 2000       76    68      62     56     50
November 25, 2001       68    60      53     47     41
November 25, 2002       60    52      45     39     34
November 25, 2003       54    46      39     33     28
November 25, 2004       42    35      29     24     20
November 25, 2005        0    0        0      0      0
Weighted average life
 (years)(1)            7.3    6.8    6.3    5.8    5.4
------------

   (1) The weighted average life of a Certificate is determined by (i) multiplying the amount of each distribution in reduction of the outstanding principal amount of such Certificate by the number of years from the date of issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the original principal amount of such Certificate.

   *    Less than 0.5%.

                               3 YEAR EXTENSION
       PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING FOR THE CLASS B, CLASS C AND CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

                                       CLASS B                                 CLASS C
                       --------------------------------------  --------------------------------------
DISTRIBUTION DATE         0%      2%      4%      6%      8%      0%      2%      4%      6%      8%
---------------------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
November 30, 1995      100%    100%    100%    100%    100%     100%   100%    100%    100%    100%
November 25, 1996      100     100     100     100     100      100    100     100     100     100
November 25, 1997      100     100     100     100     100      100    100     100     100     100
November 25, 1998      100     100     100     100     100      100    100     100     100     100
November 25, 1999      100     100     100     100     100      100    100     100     100     100
November 25, 2000      100     100     100     100     100      100    100     100     100     100
November 25, 2001      100     100     100     100     30       100    100     100     100     100
November 25, 2002      100     100     100      48     0        100    100     100     100      61
November 25, 2003      100     100       0       0     0        100    100      91      21       0
November 25, 2004      100       0       0       0     0        100     85      10       0       0
November 25, 2005        0       0       0       0     0         80      0       0       0       0
November 25, 2006        0       0       0       0     0         58      0       0       0       0
November 25, 2007        0       0       0       0     0         38      0       0       0       0
November 25, 2008        0       0       0       0     0          0      0       0       0       0
Weighted average life
 (years)(1)            9.5     8.7     7.8     6.9     5.8     11.2    9.4     8.7     7.8     7.1



                                      CLASS D
                      --------------------------------------
DISTRIBUTION DATE       0%      2%      4%         6%      8%
--------------------- ------  ------  ------    ------  ------

November 30, 1995      100%    100%   100%       100%    100%
November 25, 1996      100     100    100        100     100
November 25, 1997      100     100    100        100     100
November 25, 1998      100     100    100        100     100
November 25, 1999      100     100    100        100     100
November 25, 2000      100     100    100        100     100
November 25, 2001      100     100    100        100     100
November 25, 2002      100     100    100        100     100
November 25, 2003      100     100    100        100      61
November 25, 2004      100     100    100        46        0
November 25, 2005      100     100     33        0         0
November 25, 2006      100      75      7        0         0
November 25, 2007      100      53      0          0       0
November 25, 2008        0       0      0          0       0
Weighted average life
 (years)(1)           12.6    11.7    9.9        9.1     8.3

------------

   (1) The weighted average life of a Certificate is determined by (i) multiplying the amount of each distribution in reduction of the outstanding principal amount of such Certificate by the number of years from the date of issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the original principal amount of such Certificate.

                                 NO EXTENSION
  PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING FOR THE CLASS A-1A, CLASS
                                   A-1B AND
         CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

                                      CLASS A-1A                              CLASS A-1B
                       --------------------------------------  --------------------------------------
DISTRIBUTION DATE         0%      2%      4%      6%      8%      0%      2%      4%      6%      8%
---------------------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
November 30, 1995      100%    100%    100%    100%    100%      100%    100%    100%    100%    100%
November 25, 1996       93      84      76      67      58       100     100     100     100     100
November 25, 1997       54      39      23       9       0       100     100     100     100      94
November 25, 1998       48      26       4       0       0       100     100     100      82      61
November 25, 1999       33       4       0       0       0       100     100      76      49      24
November 25, 2000        0       0       0       0       0        69      39      10       0       0
November 25, 2001        0       0       0       0       0        23       0       0       0       0
November 25, 2002        0       0       0       0       0         0       0       0       0       0
Weighted average life
 (years)(1)            2.8     2.1     1.6     1.3     1.1       5.6     5.0     4.4     3.8     3.3



                                         CLASS A-2
                         --------------------------------------
DISTRIBUTION DATE        0%      2%      4%         6%      8%
---------------------   ------  ------  ------     ------  ------
November 30, 1995       100%    100%    100%       100%    100%
November 25, 1996       99      97      95         93      91
November 25, 1997       81      77      74         71      68
November 25, 1998       72      68      64         60      56
November 25, 1999       65      60      55         51      46
November 25, 2000       59      53      48         43      39
November 25, 2001       47      41      36         32      28
November 25, 2002       0       0       0          0       0
Weighted average life
 (years)(1)             4.7     4.5     4.2        4.0     3.8

------------

   (1) The weighted average life of a Certificate is determined by (i) multiplying the amount of each distribution in reduction of the outstanding principal amount of such Certificate by the number of years from the date of issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the original principal amount of such Certificate.

                                 NO EXTENSION
       PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING FOR THE CLASS B, CLASS C AND CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

                                     CLASS B                            CLASS C                            CLASS D
                       ---------------------------------  ---------------------------------  ---------------------------------
DISTRIBUTION DATE        0%     2%     4%     6%     8%     0%     2%     4%     6%     8%     0%     2%     4%     6%     8%
---------------------  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----
November 30, 1995      100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
November 25, 1996      100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
November 25, 1997      100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
November 25, 1998      100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
November 25, 1999      100    100    100    100    100    100    100    100    100    100    100    100    100    100    100
November 25, 2000      100    100    100     44      0    100    100    100    100     77    100    100    100    100    100
November 25, 2001      100     70      0      0      0    100    100     84     31      0    100    100    100    100     84
November 25, 2002       15      0      0      0      0    100     47      0      0      0    100    100     92     44      2
November 25, 2003        0      0      0      0      0     87     21      0      0      0    100    100     63     13      0
November 25, 2004        0      0      0      0      0     69      0      0      0      0    100     97     37      0      0
November 25, 2005        0      0      0      0      0      0      0      0      0      0      0      0      0      0      0
Weighted average life
 (years)(1)            6.8    6.2    5.8    5.1    4.7    9.0    7.3    6.4    6.0    5.4    9.7    9.4    8.4    7.1    6.4

------------

   (1) The weighted average life of a Certificate is determined by (i) multiplying the amount of each distribution in reduction of the outstanding principal amount of such Certificate by the number of years from the date of issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the original principal amount of such Certificate.

                       LEGAL INVESTMENT CONSIDERATIONS

   The Certificates will not constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Certificates may be purchased by such investors.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS
                      LOCATED IN CALIFORNIA, CONNECTICUT
                               AND PENNSYLVANIA

   The following discussion contains summaries of certain legal aspects of mortgage loans in California (approximately 20.2% of the Mortgage Loans as of the Cut-Off Date), Connecticut (approximately 14.4% of the Mortgage Loans as of the Cut-Off Date) and Pennsylvania (approximately 11.7% of the Mortgage Loans as of the Cut-Off Date) which are general in nature. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

CALIFORNIA

   Mortgage Loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed referee under a judicial foreclosure. Following a judicial foreclosure sale, the borrower may, for a period of one year redeem the property. Under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment.

CONNECTICUT

   Mortgage Loans in Connecticut are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished by strict foreclosure in judicial proceedings. In strict foreclosure, the court fixes the conditions and time at which each person having an interest in the property may redeem it from foreclosure. Upon failure to redeem within the times allotted, title to the subject property becomes absolute in the lender. A receiver may be appointed by the court. In certain circumstances, deficiency judgments may be obtained.

PENNSYLVANIA

   Mortgage Loans in Pennsylvania are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished by foreclosure in judicial proceedings. Such proceedings are regulated by statutes and rules and subject throughout to the court's equitable powers. Public notice of the judgment of foreclosure and sale and the amount of the judgment is given for a statutory period of time after which the mortgaged real estate is sold by a referee at public auction. The proceeds received by the referee from the sale are applied first to the cost and expenses of the sale and then in satisfaction of the indebtedness secured by the mortgage. After satisfaction of any other claims or liens, the remaining proceeds are generally payable to the mortgagor. There is no right of redemption after foreclosure sale in Pennsylvania. In certain circumstances, deficiency judgments may be obtained. The remedy of appointment of receiver for the mortgaged real estate is infrequently used.

                               USE OF PROCEEDS

   Certain of the net proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans from the Seller and to pay certain expenses in connection with the issuance of the Offered Certificates.

                             ERISA CONSIDERATIONS

   ERISA and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each a "Plan") and (d) persons who have certain specified relationships to such Plans ("parties-in-interest" under ERISA and "disqualified persons" under the Code, hereinafter referred to collectively as "Parties in Interest"). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan.

   A final regulation promulgated by the Department of Labor (the "DOL") defining the term "plan assets" was published in the Federal Register (the "DOL Regulation"). Under the DOL Regulation, generally, when a Plan makes an equity investment in another entity (for example, the purchase of a residual interest in a REMIC), the underlying assets of that entity may be considered Plan assets unless certain exceptions apply. There can be no assurance that any of the exceptions set forth in the DOL Regulation will apply to the purchase or holding of Certificates. A Plan's investment in Certificates may cause the Mortgage Loans or other assets comprising or underlying the Trust to be deemed Plan assets. If the Mortgage Loans or other assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and the Code with respect to the Mortgage Loans and other assets. Certain affiliates of the Depositor, including Lehman Brothers and the Seller and their affiliates, might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the Trustee, the Servicer, the Special Servicer, the Fiscal Agent, any insurer, special hazard insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the Trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. Prohibited transactions within the meaning of ERISA and the Code could arise if Certificates are acquired by a Plan with respect to which any such person is a Party in Interest.

   One or more exemptions may be available, however, with respect to any such prohibited transaction, including, but not limited to: Prohibited Transaction Exemption ("PTE") 90-1, regarding investments by insurance company pooled separate accounts; PTE 95-60, regarding investments by insurance company general accounts; PTE 91-38, regarding investments by bank collective investment funds; or PTE 84-14, regarding transactions effected by a "qualified professional asset manager." Such exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with such investment.

   In addition, the DOL has granted to Lehman Brothers an administrative exemption (Prohibited Transaction Exemption 91-14 et al.; Exemption application No. D-7958 et al., 56 Fed. Reg. 7,413 (1991)) (the "Exemption") from certain of the prohibited transaction provisions of ERISA with respect to the initial purchase, the holding, and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain secured receivables, loans, and other obligations that meet the conditions and requirements of the Exemption. The assets covered by the Exemption include mortgage loans and manufactured home loans such as the Mortgage Loans and fractional undivided interests in such loans.

   Among the conditions that must be satisfied for the Exemption to apply are the following:

       (1) The acquisition of the Certificates by a Plan must be on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

        (2) The rights and interest evidenced by the Certificates acquired by the Plan were not subordinated to the rights and interest evidenced by other Certificates of the Trust Fund;

       (3) The Certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either S&P, Fitch, Moody's Investors Service, Inc. or Duff & Phelps Credit Rating Company;

       (4) The sum of all payments made to the Underwriter in connection with the distribution of the Certificates must represent not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer and the Special Servicer must represent not more than reasonable compensation for such person's services under the Trust Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

       (5) The Plan investing in the Certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Act.

   Moreover, the Exemption provides relief from certain self-dealing/conflict or interest prohibited transactions only if, among other requirements: (i) the investing plan fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (ii) the Plan's investment in certificates does not exceed twenty-five percent of all of the certificates outstanding at the time of the acquisition; and (iii) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

   The Depositor believes that the Exemption will apply to the acquisition and holding of the Senior Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors have been met. Upon request, the Underwriter will deliver to any Plan fiduciary considering investing the assets of any Plan in the Certificates a list of each Mortgagor with respect to Mortgage Loans included in the Trust that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust. Any Plan or person purchasing such Certificates or an interest therein with the assets, or otherwise for the benefit of, a Plan, and each such Plan or person to whom a transfer of any such Certificate or interest therein is made, shall be deemed to have represented to the Depositor, the Servicer, the Special Servicer, the Trustee and any Borrower with respect to the Mortgage Loans that the conditions of the Exemption that are within the control of such investor have been met.

   Prospective Plan investors should consult their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption or other exemptions, and the potential consequences to their specific circumstances, prior to making an investment in the Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

   BECAUSE THE CHARACTERISTICS OF THE SUBORDINATE CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTION, THE PURCHASE OR HOLDING OF THE SUBORDINATE CERTIFICATES BY A PLAN MAY RESULT IN ONE OR MORE NON-EXEMPT PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES UNLESS ONE OR MORE EXEMPTIONS, OTHER THAN THE EXEMPTION, IS AVAILABLE. ACCORDINGLY, IN NO EVENT MAY ANY TRANSFER OF A SUBORDINATE CERTIFICATE OR ANY INTEREST THEREIN BE MADE TO A PLAN OR PERSON PURCHASING SUCH CERTIFICATES OR AN INTEREST THEREIN WITH THE ASSETS OF OR OTHERWISE FOR THE BENEFIT OF A PLAN, UNLESS THE PURCHASE AND HOLDING OF SUCH CERTIFICATE OR INTEREST IS EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA AND
SECTION 4975 OF THE CODE UNDER ONE OR MORE OF THE ABOVE DESCRIBED EXEMPTIONS (OTHER THAN THE EXEMPTION) OR ANOTHER AVAILABLE EXEMPTION. IN THIS REGARD, ANY INVESTOR THAT IS AN INSURANCE COMPANY SHOULD NOTE THAT PTE 95-60 PROVIDES AN EXEMPTION FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA WITH RESPECT TO THE ACQUISITION OF CERTIFICATES SUCH AS THE SUBORDINATE CERTIFICATES WITH THE ASSETS OF AN INSURANCE COMPANY GENERAL ACCOUNT. ANY PLAN OR PERSON PURCHASING SUCH CERTIFICATES OR AN INTEREST THEREIN WITH THE ASSETS OF OR OTHERWISE FOR THE BENEFIT OF A PLAN, AND EACH SUCH PLAN OR PERSON TO WHOM

A TRANSFER OF ANY SUCH CERTIFICATE OR INTEREST THEREIN IS MADE SHALL BE DEEMED TO HAVE REPRESENTED TO THE DEPOSITOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE AND ANY BORROWER WITH RESPECT TO THE MORTGAGE LOANS THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATE OR INTEREST THEREIN IS EXEMPT ON THE BASIS OF THE APPLICATION OF ONE OR MORE OF THE ABOVE DESCRIBED EXEMPTIONS OTHER THAN THE EXEMPTION.

                      FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

   The following discussion addresses certain specific characteristics of the Certificates and supplements, but does not replace, the discussion in the Prospectus under "FEDERAL INCOME TAX CONSIDERATIONS," to which prospective investors are referred and which should be read in conjunction with this section.

CHARACTERIZATION OF CERTIFICATES

   Under the Trust Agreement, an election is required to be made to treat the segregated pool of assets that comprise the Trust Fund as a REMIC. At the Closing, Skadden, Arps, Slate, Meagher & Flom, special counsel to the Depositor ("Tax Counsel"), will deliver its opinion generally to the effect that on the Closing Date under then current law, based on certain representations of the Depositor, the Seller and the Servicer and assuming compliance with the Trust Agreement and the Participation Agreement relating to the Senior Participation (and certain related documents) and no amendment of such documents, the REMIC Pool will be characterized as a REMIC. Such opinion assumes the accuracy of the representations made in the Trust Agreement. Each Class of Certificates will represent a regular interest in the REMIC. The Class R Certificates will represent the residual interest in the REMIC.

   The Certificates will represent assets described in Code Section 7701(a)(19)(C)(xi) only to the extent that the Mortgage Loans are secured by multifamily apartment buildings. Further, it is possible that a portion of the Mortgage Loans will be considered "securities" under Code Section 165(g)(2) (loans issued by a corporation with interest coupons or in registered form) and to that extent the Certificates would not represent "qualifying real property loans" under Code Section 593(d).

   To the extent that the Mortgage Loans are secured by reserve accounts or similar assets in addition to real property, the extent to which the Certificates qualify as "qualifying real property loans" under Section 593(d) of the Code, "real estate assets" under Section 856(c)(5)(A) of the Code, and "loans . . . secured by an interest in real property" under Section 7701(a)(19)(C)(xi) of the Code may be reduced.

ORIGINAL ISSUE DISCOUNT

   The proper method of computing original issue discount ("OID") on the Offered Certificates is unclear. Final Regulations (the "OID Regulations") governing the accrual of OID may be applicable in part to the Certificates. In addition, proposed Treasury regulations (the "Proposed Contingent Regulations") related to contingent payment debt instruments, although technically not applicable to the Certificates, may represent the most likely method to be applied in calculating OID on certain Classes of Certificates. The OID Regulations and the Proposed Contingent Regulations, however, do not specifically address the manner of computing OID on securities such as the Offered Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets ("Prepayable Securities") and which are governed by Section 1272(a)(6) of the Code.

   The description below outlines in general terms the methodology prescribed by the OID Regulations for instruments to which they apply. See "FEDERAL INCOME TAX CONSIDERATIONS -- Taxation of Regular Interest Securities -- Interest and Acquisition Discount" and "-- Variable Rate Regular Securities" in the Prospectus. As described previously, however, no effective regulations address the accrual of OID on Prepayable Securities and, accordingly, the proper method of accrual is unclear.

   Interest that accrues at a fixed rate that is payable currently generally would be treated as "qualified stated interest." However, because the failure to pay interest (which could occur as a result of default in payment on the Mortgage Loans) does not entitle the Certificateholders to exercise remedies to compel payment (other than exercising any remedies under the Mortgage Loans) it is possible that interest on all Classes of Certificates, including the Class A-1A, Class A-1B, Class B, Class C, and Class D Certificates, may not be considered to be "unconditionally payable" and thus, might not be considered to be "qualified stated interest." As a result, all of the interest on the Offered Certificates, including the Class A-1A, Class A-1B and Class B Certificates, would be includible in the stated redemption price of such Certificates and would be taxable as OID, rather than as "qualified stated interest."

 CLASS A-1A, CLASS A-1B, CLASS B, CLASS C, AND CLASS D CERTIFICATES

   In addition to the foregoing, because as of the Closing Date, the possibility exists that interest may be deferred and added to the Certificate Principal Amount of any Class of Group 1 Certificates as a result of Deferred Interest on the underlying Mortgage Loans, it is expected that interest thereon will not be "qualified stated interest," even though it accrues at a fixed rate. As a result, all of the interest on such Classes of Certificates, as well as any actual discount, will be reportable as OID, requiring Certificateholders to accrue income on such Certificates based on their respective yields to maturity. See "FEDERAL INCOME TAX CONSIDERATIONS -- Taxation of Regular Interest Securities -- Interest and Acquisition Discount" in the Prospectus.

 CLASS A-2 CERTIFICATES

   Under the OID Regulations, in the absence of Deferred Interest, interest on the Class A-2 Certificates would qualify as "qualified stated interest" if the initial rate does not differ from the value on the Closing Date of the formula used to compute the Certificate Interest Rate in subsequent periods by more than 0.25%, or if the initial fixed rate otherwise is treated as approximating the formula variable rate. As a result, under the OID Regulations, OID, if any, would be computed as if such Certificates bore interest at a hypothetical fixed rate, based on the Certificate Interest Rate. If the initial rate does not approximate the formula rate on the Closing Date, then OID will be computed by first converting the initial fixed rate into a hypothetical variable rate (such that the value of such Certificate as of the Closing Date would be approximately the same as the value of an otherwise identical debt instrument that provided for the hypothetical variable rate instead of the initial rate), and then computing OID as if such Certificate bore interest at a single hypothetical fixed rate instead of a hypothetical variable rate and an actual variable rate. Nevertheless, because, as of the Closing Date, the possibility exists that interest may be deferred and added to the Certificate Principal Amount of the Class A-2 Certificates as a result of Deferred Interest on the underlying Mortgage Loans, interest on the Class A-2 Certificates will likely not be "qualified stated interest." As a result, under the OID Regulations, OID would be computed on the Class A-2 Certificates as if they bore interest at a hypothetical fixed rate (equal to the value of the variable rate formula as of the Closing Date) that is not "unconditionally payable" at least annually. See "FEDERAL INCOME TAX CONSIDERATIONS -- Taxation of Regular Interest Securities -- Interest and Acquisition Discount" and "-- Variable Rate Regular Securities" in the Prospectus.

                                 UNDERWRITING

   Subject to the terms and conditions set forth in the underwriting agreement dated the date hereof (the "Underwriting Agreement") relating to the Offered Certificates between the Depositor and Lehman Brothers, the Depositor has agreed to sell to Lehman Brothers, and Lehman Brothers has agreed to purchase from the Depositor, all of the Offered Certificates.

   The Underwriting Agreement provides that Lehman Brothers' obligations thereunder are subject to certain conditions precedent, and that Lehman Brothers will be obligated to purchase all of such Certificates if any are purchased.

   The distribution of such Certificates by Lehman Brothers will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. Lehman Brothers may effect such transactions by selling such Certificates to or through dealers, and such dealers may receive from Lehman Brothers, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. Lehman Brothers and any dealers that participate with Lehman Brothers in the distribution of such Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profit on the resale of such Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Act. The Underwriting Agreement provides that the Depositor will indemnify Lehman Brothers against certain liabilities, including liabilities under the Act.

   Lehman Brothers is an affiliate of the Depositor.

                                LEGAL MATTERS

   Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for Lehman Brothers by Skadden, Arps, Slate, Meagher & Flom, New York, New York.

                              CERTIFICATE RATING

   It is a condition of the issuance of the Offered Certificates that they receive the following credit ratings from Fitch and S&P:

     CLASS OF
     OFFERED
  CERTIFICATES      FITCH      S&P
----------------  ---------  -------
      Senior        AAA        AAA
     Class B        AAA         AA
     Class C         AA          A
     Class D        BBB+       BBB

   A securities rating addresses the likelihood of the receipt by Holders of the Offered Certificates of distributions due on the Offered Certificates. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Certificates, including distribution of all principal by the Final Scheduled Distribution Date.

   The ratings of the Offered Certificates do not address the likelihood that the Available Funds Cap will apply. Each security rating assigned to the Offered Certificates should be evaluated independently of any other security rating.

   A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. In addition, a securities rating does not address the likelihood or frequency of prepayments, including involuntary prepayments, on the Mortgage Loans or the corresponding effect on yield to investors.

                           INDEX OF PRINCIPAL TERMS

Act .................................................................. S-17
Additional Trust Fund Expenses ....................................... S-29, S-54
Adjustment Date ...................................................... S-63
Advances ............................................................. S-9, S-54
Administrative Cost Rate ............................................. S-33
Affiliate Mortgage Loans ............................................. S-41, S-164
Affiliate Properties ................................................. S-41
Appraisal Subordinate Entitlement Reduction .......................... S-50
Appraisal Subordinate Entitlement Reduction Capitalization Amount  ... S-50
ARMs ................................................................. S-176
Assumed Scheduled Payments ........................................... S-46
Available Distribution Amount ........................................ S-21, S-46
Available Funds Cap .................................................. S-48
Balloon Extension Assumption ......................................... S-177
Balloon Mortgage Loan ................................................ S-46
Balloon Payment ...................................................... S-46
Basic Fee ............................................................ S-170
Basis Risk ........................................................... S-8
Book-Entry Certificates .............................................. S-44
Borrower ............................................................. S-37
Center ............................................................... S-163
CERCLA ............................................................... S-40, S-165
Certificate Owner .................................................... S-45
Certificate Principal Amount ......................................... S-21
Certificates ......................................................... S-1, S-17
Class A-2 Credit Support ............................................. S-9
Class A-2 Rate ....................................................... S-2, S-23, S-48
Comparative Financial Status Report .................................. S-56
Controlling Class .................................................... S-171
CPR .................................................................. S-176
Crossover Amounts .................................................... S-22, S-46
Crossover Excess Principal ........................................... S-47
Crossover Interest Amounts ........................................... S-47
Crossover Principal Amounts .......................................... S-27, S-52
CSX .................................................................. S-39
Custodian ............................................................ S-61
Cut-Off Date ......................................................... S-1
Deferred Interest .................................................... S-24
Definitive Certificate ............................................... S-45
Depositor ............................................................ S-1, S-17
Determination Date ................................................... S-20, S-45
Distribution Account ................................................. S-60
Distribution Date .................................................... S-2, S-45
DOL .................................................................. S-183
DOL Regulation ....................................................... S-183
DTC .................................................................. S-6, S-44
Due Period ........................................................... S-20, S-45
Eligible Account ..................................................... S-60
Emro ................................................................. S-39, S-166

EPA .................................................................. S-40, S-165
ERISA ................................................................ S-36
Excess Interest ...................................................... S-8
Excess Prepayment Interest ........................................... S-30, S-50
Exemption ............................................................ S-36, S-183
Final Recovery Determination ......................................... S-55
First Adjustment Date ................................................ S-63
Fiscal Agent ......................................................... S-1, S-60
Fitch ................................................................ S-1, S-35
Form 8-K ............................................................. S-65
GECC ................................................................. S-168
Gross Margin ......................................................... S-63
Group 1 Certificates ................................................. S-2
Group 1 Excess Interest .............................................. S-8, S-25, S-50
Group 1 Excess Principal Amount ...................................... S-28
Group 1 Interest Distribution Amount ................................. S-22
Group 1 Mortgage Loans ............................................... S-32
Group 1 Principal Distribution Amount ................................ S-26, S-51
Group 2 Certificates ................................................. S-2
Group 2 Excess Interest .............................................. S-8, S-25, S-51
Group 2 Excess Principal Amount ...................................... S-24, S-48
Group 2 Excess Principal Percentage .................................. S-24, S-48
Group 2 Interest Distribution Amount ................................. S-23, S-48
Group 2 Mortgage Loans ............................................... S-31
Group 2 Overcollateralization Amount ................................. S-24, S-48
Group 2 Overcollateralization Percentage ............................. S-24, S-48
Group 2 Principal Distribution Amount ................................ S-28, S-52
Index ................................................................ S-63
Intercreditor Agreement .............................................. S-41
Interest Accrual Period .............................................. S-2, S-20, S-47
Interest Shortfall ................................................... S-29
Interested Person .................................................... S-174
IRS Extension ........................................................ S-174
Lehman Brothers ...................................................... S-1
Lennar ............................................................... S-1, S-10, S-169
LIBOR ................................................................ S-2
LIBOR Business Day ................................................... S-48
LIBOR Determination Date ............................................. S-48
Marathon ............................................................. S-39
Modified Mortgage Loan ............................................... S-50
Mortgage File ........................................................ S-61
Mortgage Interest Rate ............................................... S-23
Mortgage Loans ....................................................... S-1, S-60
Mortgage Loan Assumptions ............................................ S-177
Mortgage Loan Due Period ............................................. S-23
Mortgage Loan Group 1 ................................................ S-32
Mortgage Loan Group 2 ................................................ S-32
Mortgage Loan Schedule ............................................... S-61
Mortgage Pool ........................................................ S-1
Mortgage Rate Adjustment Date ........................................ S-24
Net Mortgage Interest Rate ........................................... S-23

Net Prepayment Interest Shortfall .................................... S-30, S-50
Non-Offered Certificates ............................................. S-17, S-44
Offered Certificates ................................................. S-1, S-17, S-44
OID .................................................................. S-34, S-185
OID Regulations ...................................................... S-185
Operating Adviser .................................................... S-170
Operating Adviser Votes .............................................. S-171
Operating Statement Analysis ......................................... S-56
P&I Advances ......................................................... S-54
Participants ......................................................... S-45
Participation Agreement .............................................. S-32
parties-in-interest .................................................. S-183
Payment Adjustment Cap ............................................... S-24
Plan ................................................................. S-183
Portfolio Performance Report ......................................... S-11, S-56
Prepayment Assumption ................................................ S-177
Prepayment Interest Shortfall ........................................ S-29, S-50
Prepayment Period .................................................... S-20, S-45
Prepayable Securities ................................................ S-185
Principal Balance .................................................... S-64
Principal Distribution Amount ........................................ S-26
Principal Prepayments ................................................ S-20
Pro Forma NOI ........................................................ S-65
Proposed Contingent Regulations ...................................... S-185
PTE .................................................................. S-183
Purchase Price ....................................................... S-62
Realized Losses ...................................................... S-28, S-54
Record Date .......................................................... S-19, S-45
Reference Bank ....................................................... S-49
Rehabilitated Mortgage Loan .......................................... S-168
REMIC ................................................................ S-2
REMIC Opinion ........................................................ S-174
REMIC Pool ........................................................... S-2, S-34, S-44
REO Property ......................................................... S-168
Reserve Rate ......................................................... S-49
S&P .................................................................. S-1, S-35
Scheduled Payments ................................................... S-20, S-46
Second Mortgage Loan ................................................. S-163
Seller ............................................................... S-1, S-18, S-60
Senior Certificates .................................................. S-1, S-17, S-44
Senior Participation ................................................. S-1, S-60, S-64
Servicer ............................................................. S-1, S-11, S-18, S-168
Servicing Advances ................................................... S-54
Servicing Agreement .................................................. S-167
Servicing Documents .................................................. S-167
Servicing Fee ........................................................ S-18
Servicing Fee Rate ................................................... S-168
Servicing Transfer Event ............................................. S-167
SMMEA ................................................................ S-6, S-182

Special Servicer ..................................................... S-1, S-10, S-18, S-169
Special Servicer Reports ............................................. S-57
Special Servicing Agreement .......................................... S-167
Specially Serviced Mortgage Loan ..................................... S-167, S-168
Specially Serviced Trust Fund Assets ................................. S-168
Stonebridge Property ................................................. S-39, S-166
Subordinate Certificates ............................................. S-1, S-17, S-44, S-53
Subordination Test ................................................... S-9, S-27, S-52
Supplemental Special Servicer Fee .................................... S-170
Tax Counsel .......................................................... S-185
Telerate ............................................................. S-48
Trust ................................................................ S-1, S-17
Trust Agreement ...................................................... S-17, S-44
Trust Fund ........................................................... S-1
Trustee .............................................................. S-1, S-18
Trustee Fee .......................................................... S-60
Underwriting Agreement ............................................... S-186
Underwriting 1995 NOI ................................................ S-65
WCC .................................................................. S-1, S-18, S-61
WEC .................................................................. S-1, S-18, S-61
Workout Fee .......................................................... S-170
Workout Fee Rate ..................................................... S-170

                                  APPENDIX A
                    CHARACTERISTICS OF THE MORTGAGE LOANS
                            MORTGAGE LOAN GROUP 1

 LOAN #                                                      ZIP
   (A)     PROPERTY TYPE             CITY            STATE  CODE
--------  --------------  ------------------------  -----  -----
 1           Office(1)    Farmington                CT      06032
 2           Office(4)    Burbank                   CA      91505
 3           Retail(2)    Pasadena                  MD      21122
 4          Multifamily   Ypsilanti                 MI      48197
 5         Industrial(25) Philadelphia              PA      19255
 6          Hotel/Motel   Essington                 PA      19029
 7           Industrial   Riverside                 CA      92503
 8
 8a          Industrial   Englewood                 CO      80110
 8b          Industrial   Littleton                 CO      80110
 9           Industrial   Fullerton                 CA      92631
10             Office     Hauppauge                 NY      11788
11           Office(1)    Meriden                   CT      06450
12             Retail     Yankton                   SD      57078
13             Retail     East Whiteland            PA      19355
14           Office(1)    Meriden                   CT      06450
15             Office     Fairfield                 NJ      07004
16             Retail     Wellesley                 MA      02181
17           Retail(7)    Bakersfield               CA      93309
18          Multifamily   Mesa                      AZ      85203
19          Multifamily   Tampa                     FL      33614
20         Retail(4)(20)  Stone Mountain (Atlanta)  GA      30087
21           Industrial   Sterling                  VA      22170
22             Retail     Harrisburg                PA      17110
23             Office     Florham Park              NJ      07932
24             Retail     Middletown                NJ      07748
25             Office     Worcester                 MA      01608
26           Industrial   West Boylston             MA      01583
27             Retail     Eagan                     MN      55122
28           Industrial   Long Island City          NY      11101
29             Office     Cranston                  RI      02920
30          Multifamily   Coon Rapids               MN      55433
31           Industrial   Acton                     MA      01720
32             Retail     Philadelphia              PA      19102
33           Warehouse    Maple Hts                 OH      44137
34             Office     N. Charleston             SC      29418
35           Retail(7)    Riverside                 CA      92507
36
36a         Multifamily   Statesboro                GA      30458
36b         Multifamily   Vidalla                   GA      30474
36c         Multifamily   Jesus                     GA      31545
36d         Multifamily   Vidalla                   GA      30474
36e         Multifamily   Vidalla                   GA      30474
37             Office     Burlington                MA      01803
38             Retail     Atlanta                   GA      30236







                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                    SCHEDULED
           YEAR BUILT/   UNITS/     PRINCIPAL      SCHEDULED            CURRENT
 LOAN #     RENOVATED    SQ. FT.   BALANCE PER     PRINCIPAL    RATE   INTEREST
   (A)         (B)         (C)     UNIT/SQ. FT.     BALANCE     TYPE     RATE      INDEX(D)
--------  -----------  ---------  ------------  -------------  -----  ---------  ----------
 1            1988     233,500    $85             $19,859,060  Fixed  9.000%     n/a
 2            1992     142,914    70              10,000,000   Fixed  8.500      n/a
 3            1990     311,874    32              10,000,000   Fixed  9.000(3)   n/a
 4            1968     382        24,590         9,393,341(26) Step   8.000(5)   n/a
 5            1970     450,000    20               9,174,899   ARM    7.000      5 Year CMT
 6            1991     292        29,062           8,486,015   Fixed  9.000      n/a
 7            1983     280,354    29               7,983,789   Fixed  8.000      n/a
 8            1984     251,744    60               7,983,789   Fixed  8.000      n/a
 8a           1984     134,058
 8b           1981     117,686
 9            1972     230,020    28               6,479,359   Fixed  8.000      n/a
10            1986     134,450    48               6,456,318   Fixed  9.305      n/a
11            1985     76,544     70               5,378,170   Fixed  9.500      n/a
12            1978     226,184    24               5,329,082   Fixed  9.750(22)  n/a
13            1990     52,401     90               4,723,080   Fixed  9.250      n/a
14            1989     74,093     64               4,720,437   Fixed  9.000      n/a
15            1990     200,000    22               4,419,908   Fixed  8.500      n/a
16            1987     29,068     137              3,978,528   Fixed  9.250      n/a
17            1991     37,193     102              3,800,000   Fixed  9.000      n/a
18            1979     163        22,849           3,717,086   Fixed  8.500      n/a
19            1994     214        17,367           3,716,506   Fixed  8.000      n/a
20            1989     69,902     52               3,600,000   Fixed  9.500      n/a
21            1989     50,875     70               3,562,209   Fixed  9.000      n/a
22            1989     151,436    23               3,532,959   Fixed  9.500      n/a
23            1988     65,060     50               3,239,158   Fixed  9.750      n/a
24            1987     90,648     33               2,998,059   Fixed  9.000      n/a
25            1988     35,000     85               2,991,689   Fixed  9.000      n/a
26            1966     168,125    17               2,893,493   Fixed  10.000     n/a
27            1991     54,461     52               2,821,578   Fixed  8.500      n/a
28            1989     161,750    17               2,723,758   Fixed  9.250      n/a
29            1977     88,222     29               2,600,000   Step   8.000      n/a
30            1990     76         33,725           2,563,092   Step   9.000(9)   n/a
31            1988     100,000    25               2,490,022   Fixed  10.000     n/a
32            1970     56,881     43               2,449,867   Fixed  9.250      n/a
33            1992     349,777    7                2,399,347   Fixed  9.375      n/a
34            1984     46,172     52               2,377,962   Fixed  8.000      n/a
35            1989     46,815     43               2,000,000   Fixed  9.000      n/a
36                                13,508           1,945,212   Fixed  10.000     n/a
36a           1990     84
36b           1975     25
36c           1990     20
36d           1983     4
36e           1983     8
37            1981     26,729     70               1,876,088   Fixed  8.500      n/a
38            1988     16,500     102              1,675,392   ARM    10.000     3 Year CMT

------------

   -- For an explanation of the footnotes on this page, please see pages A-9 and A-10.

                                  APPENDIX A
                    CHARACTERISTICS OF THE MORTGAGE LOANS
                            MORTGAGE LOAN GROUP 1

                           LIFETIME       LIFETIME
 LOAN #                  INTEREST RATE  INTEREST RATE                NEGATIVE
   (A)     GROSS MARGIN      FLOOR           CAP       PERIOD CAP  AMORTIZATION
--------  ------------  -------------  -------------  ----------  ------------
 1          n/a            n/a            n/a           n/a       No
 2          n/a            n/a            n/a           n/a       No
 3          n/a            n/a            n/a           n/a       No
 4          n/a            n/a            n/a           n/a       No
 5        3.000%         0.000%         0.000%        0.000%      No
 6          n/a            n/a            n/a           n/a       No
 7          n/a            n/a            n/a           n/a       No
 8          n/a            n/a            n/a           n/a       No
 8a
 8b
 9          n/a            n/a            n/a           n/a       No
10          n/a            n/a            n/a           n/a       No
11          n/a            n/a            n/a           n/a       No
12          n/a            n/a            n/a           n/a       No
13          n/a            n/a            n/a           n/a       No
14          n/a            n/a            n/a           n/a       No
15          n/a            n/a            n/a           n/a       No
16          n/a            n/a            n/a           n/a       No
17          n/a            n/a            n/a           n/a       No
18          n/a            n/a            n/a           n/a       No
19          n/a            n/a            n/a           n/a       No
20          n/a            n/a            n/a           n/a       No
21          n/a            n/a            n/a           n/a       No
22          n/a            n/a            n/a           n/a       No
23          n/a            n/a            n/a           n/a       No
24          n/a            n/a            n/a           n/a       No
25          n/a            n/a            n/a           n/a       No
26          n/a            n/a            n/a           n/a       No
27          n/a            n/a            n/a           n/a       No
28          n/a            n/a            n/a           n/a       No
29          n/a            n/a            n/a           n/a       No
30          n/a            n/a            n/a           n/a       No
31          n/a            n/a            n/a           n/a       No
32          n/a            n/a            n/a           n/a       No
33          n/a            n/a            n/a           n/a       No
34          n/a            n/a            n/a           n/a       No
35          n/a            n/a            n/a           n/a       No
36          n/a            n/a            n/a           n/a       No
36a
36b
36c
36d
36e
37          n/a            n/a            n/a           n/a       No
38        3.000         10.000         16.000         0.000       No







                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                      NEGATIVE      RATE      PAYMENT   NEXT RATE            ORIGINAL
 LOAN #    PAYMENT  AMORTIZATION  FREQUENCY  FREQUENCY  ADJUSTMENT  BALLOON    TERM
   (A)       CAP    PERCENT CAP   (MONTHS)   (MONTHS)      DATE     PAYMENT  (MONTHS)
--------  -------  ------------  ---------  ---------  ----------  -------  --------
 1        n/a      n/a           n/a        n/a            n/a     Yes      180
 2        n/a      n/a           n/a        n/a            n/a     Yes      120
 3        n/a      n/a           n/a        n/a            n/a     Yes      120
 4        n/a      n/a            28        n/a        12/1/97     Yes       60
 5        n/a      n/a            60         60        10/1/00     Yes      194
 6        n/a      n/a           n/a        n/a            n/a     Yes      122
 7        n/a      n/a           n/a        n/a            n/a     Yes       61
 8        n/a      n/a           n/a        n/a            n/a     Yes       72
 8a
 8b
 9        n/a      n/a           n/a        n/a            n/a     Yes       84
10        n/a      n/a           n/a        n/a            n/a     Yes       84
11        n/a      n/a           n/a        n/a            n/a     Yes      180
12        n/a      n/a           n/a        n/a            n/a      No      299
13        n/a      n/a           n/a        n/a            n/a     Yes      121
14        n/a      n/a           n/a        n/a            n/a     Yes      180
15        n/a      n/a           n/a        n/a            n/a     Yes      120
16        n/a      n/a           n/a        n/a            n/a     Yes       84
17        n/a      n/a           n/a        n/a            n/a     Yes       60
18        n/a      n/a           n/a        n/a            n/a     Yes       67
19        n/a      n/a           n/a        n/a            n/a     Yes       72
20        n/a      n/a           n/a        n/a            n/a     Yes      120
21        n/a      n/a           n/a        n/a            n/a     Yes       60
22        n/a      n/a           n/a        n/a            n/a     Yes       80
23        n/a      n/a           n/a        n/a            n/a     Yes      120
24        n/a      n/a           n/a        n/a            n/a     Yes      120
25        n/a      n/a           n/a        n/a            n/a     Yes      121
26        n/a      n/a           n/a        n/a            n/a     Yes       85
27        n/a      n/a           n/a        n/a            n/a     Yes       24
28        n/a      n/a           n/a        n/a            n/a     Yes      121
29        n/a      n/a           n/a        n/a            n/a     Yes       96
30        n/a      n/a             8        n/a         4/1/96     Yes       84
31        n/a      n/a           n/a        n/a            n/a     Yes       23
32        n/a      n/a           n/a        n/a            n/a     Yes      121
33        n/a      n/a           n/a        n/a            n/a      No      300
34        n/a      n/a           n/a        n/a            n/a     Yes       43
35        n/a      n/a           n/a        n/a            n/a     Yes       60
36        n/a      n/a           n/a        n/a            n/a     Yes       84
36a
36b
36c
36d
36e
37        n/a      n/a           n/a        n/a            n/a      No      360
38        n/a      n/a            36         36         4/1/97      No      360

------------

   -- For an explanation of the footnotes on this page, please see pages A-9 and A-10.

                                  APPENDIX A
                    CHARACTERISTICS OF THE MORTGAGE LOANS
                            MORTGAGE LOAN GROUP 1

                              REMAINING
              AMORTIZATION      TERM         MODIFICATION
LOAN # (A)   TERM (MONTHS)    (MONTHS)         DATE(E)        MATURITY DATE    NOI PERIOD(F)
----------  --------------  -----------  ------------------  -------------  -----------------
 1          350             168          10/31/95             11/1/09              1994
 2          300             119           9/15/95             9/15/05        Underwriting 1995
 3            0(3)          114            6/1/95             5/31/05        Underwriting 1995
 4          360              49           3/16/94             12/1/99(26)    Underwriting 1995
 5          360             178           6/30/94              9/1/10        Underwriting 1995
 6          360             119            8/1/95             10/1/05              1994
 7          360              58            8/1/95              9/1/00        Underwriting 1995
 8          360              70            8/1/95              9/1/01        Underwriting 1995
 8a
 8b
 9          300              81            8/1/95              8/1/02        Underwriting 1995
10          360              71           9/27/94             10/1/01        Underwriting 1995
11          360             172            3/1/95              3/1/10        Underwriting 1995
12          298             286           8/16/94              9/1/19(6)     Underwriting 1995
13          360             115            5/1/95              6/1/05        Underwriting 1995
14          360             168           11/1/94             11/1/09        Underwriting 1995
15          300              22            8/7/87              9/1/97        Underwriting 1995
16          360              74          12/23/94              1/1/02        Underwriting 1995
17          300              60          10/31/95            10/31/00        Underwriting 1995
18          300              64            8/1/95              3/1/01(24)    Underwriting 1995
19          276              44          10/21/93              7/1/99        Underwriting 1995
20          360             120            9/1/95             11/1/05        Underwriting 1995
21          360              23           9/30/92             10/1/97        Underwriting 1995
22          212              72           3/31/95             11/1/01        Underwriting 1995
23          360             113            4/1/95              4/1/05        Underwriting 1995
24          360             110          12/28/94              1/1/05              1994
25          360             116            6/1/95              7/1/05        Underwriting 1995
26          360              80           6/30/95              7/1/02              1994
27          300              14            1/1/95              1/1/97        Underwriting 1995
28          360             110           12/1/94              1/1/05              1994
29          360(8)           88            3/1/95              3/1/03        Underwriting 1995
30          360              59           9/22/93             10/1/00        Underwriting 1995
31          144              19            7/1/95             5/31/97              1994
32          360             115            5/1/95              6/1/05              1994
33          300              73          11/16/76             12/1/01        Underwriting 1995
34          323              21           8/19/94              8/1/97        Underwriting 1995
35          300              60          10/31/95            10/31/00        Underwriting 1995
36          240              76           4/11/95             3/21/02        Underwriting 1995
36a
36b
36c
36d
36e
37          360             344            6/8/94              6/8/24(21)    Underwriting 1995
38          360             284           7/21/88              7/1/19(23)    Underwriting 1995






                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

              SCHEDULED
             ANNUAL DEBT                                        OCCUPANCY AS
LOAN # (A)    SERVICE(G)       NOI         DSCR     OCCUPANCY     OF DATE
----------  ------------  ------------  --------  -----------  ------------
 1          $1,928,382    $3,064,391    1.589x     94%            7/11/95
 2             966,273     1,496,101    1.548      92             8/17/95
 3             900,000     1,283,676    1.426      99             6/30/95
 4             751,467     1,152,615    1.534      93             6/30/95
 5             742,478       805,591    1.085     100             7/31/95
 6             820,719     1,237,570    1.508      62             4/30/95
 7             704,414       864,932    1.228      93             6/30/95
 8             704,414     1,099,718    1.561      89             6/30/95
 8a                                                93             8/30/95
 8b                                               100             8/30/95
 9             602,016       684,375    1.137      95             6/30/95
10             651,060       727,632    1.118      77             7/14/95
11             544,874       724,629    1.330     100             7/11/95
12             519,585       692,161    1.332      81              8/1/95
13             467,748       567,666    1.214      97             5/15/95
14             458,634       638,518    1.392      95             7/11/95
15             493,441       832,574    1.687      80             7/31/95
16             394,884       470,607    1.192      96             7/31/95
17             382,674       480,264    1.255     100              7/1/95
18             360,226       430,965    1.196      94             6/30/95
19             362,626       389,744    1.075      92             6/30/95
20             363,249       517,740    1.425      91              8/1/95
21             350,350       420,560    1.200      97             7/25/95
22             418,847       569,702    1.360      87             7/31/95
23             335,070       450,474    1.344     100              5/1/95
24             291,118       407,482    1.400      69             5/23/95
25             289,668       357,640    1.235     100              9/1/95
26             305,400       371,821    1.217      76              3/1/95
27             275,396       426,286    1.548      89             6/30/95
28             270,496       438,258    1.620      95             3/22/95
29             208,000       480,911    2.312      80             8/30/95
30             248,885       326,038    1.310      97             6/30/95
31             362,188       480,925    1.328     100              3/2/95
32             242,622       338,447    1.395     100              1/1/95
33             519,014       640,200    1.233     100              8/1/95
34             210,249       237,460    1.129      82             6/30/95
35             201,407       233,157    1.158      96              8/1/95
36             240,528       325,697    1.354     100             7/31/95
36a                                               100             6/30/95
36b                                               100             7/31/95
36c                                               100             6/30/95
36d                                               100             6/30/95
36e                                               100             6/30/95
37             174,900       228,559    1.307     100              8/1/95
38             184,908       209,123    1.131      90             7/15/95

------------

   -- For an explanation of the footnotes on this page, please see pages A-9 and A-10.

                                  APPENDIX A
                    CHARACTERISTICS OF THE MORTGAGE LOANS
                            MORTGAGE LOAN GROUP 1

 LOAN #                                             ZIP
   (A)      PROPERTY TYPE        CITY       STATE  CODE
--------  ---------------  --------------  -----  -----
39           Multifamily   Burbank         CA      91505
40           Multifamily   Palmdale        CA      93550
41           Multifamily   San Diego       CA      92103
42           Multifamily   Pennsville      NJ      08070
43           Industrial    Westfield       MA      01085
44            Retail(7)    Colton          CA      92324
45             Retail      Peekskill       NY      10566
46         Hotel/Motel(11) Kingston        MA      02364
47           Multifamily   Garden Grove    CA      92643
48             Retail      Armonk          NY      10504
49           Multifamily   Las Vegas       NV      89106
50             Office      Middletown      RI      02840
51           Multifamily   Carlsbad        CA      92054
52           Multifamily   Attleboro       MA      02703
53             Retail      Fitchburg       MA      01420
54             Office      Milford         MA      01757
55           Multifamily   San Bernardino  CA      92407
56           Multifamily   San Diego       CA      92120
57           Multifamily   Tuscon          AZ      85712
58           Multifamily   Los Angeles     CA      91335
59           Multifamily   Los Angeles     CA      91342
60             Office      Ellicott City   MD      21042
61           Industrial    Perth Amboy     NJ      08861
62           Multifamily   San Diego       CA      92104
63           Industrial    Salt Lake City  UT      84125
64           Multifamily   Encinitas       CA      92024
65             Office      Paterson        NJ      07505
66           Multifamily   San Diego       CA      92115
67             Retail      Worcester       MA      01609
68             Office      Fair Lawn       NJ      07410
69           Multifamily   Macon           GA      31208
70           Industrial    Marlborough     MA      01752
71             Office      Milford         CT      06460
72             Office      Stamford        CT      06902
73             Office      Danvers         MA      01923
74           Multifamily   Warwick         RI      02888
74a            Retail
74b          Multifamily
75             Retail      Rochester       NH      03867
76             Retail      Wallingford     CT      06492
77           Industrial    Watertown       MA      02172
78           Industrial    Deer Park       NY      11729
79         Multifamily(11) Fitchburg       MA      01420
80           Hotel/Motel   Shrewsbury      MA      01545
81            Warehouse    Chesapeake      VA      22320







                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                    SCHEDULED
           YEAR BUILT/   UNITS/     PRINCIPAL     SCHEDULED           CURRENT
 LOAN #     RENOVATED    SQ. FT.   BALANCE PER    PRINCIPAL   RATE    INTEREST
   (A)         (B)         (C)     UNIT/SQ. FT.    BALANCE    TYPE      RATE          INDEX(F)
--------  -----------  ---------  ------------  -----------  -----  ----------  ------------------
39            1990     20         $82,634        $1,652,683  ARM    7.500%      11th District COFI
40            1989     81         19,509          1,580,248  Fixed  8.500       n/a
41            1967     60         25,975          1,558,476  ARM    7.391       11th District COFI
42            1969     72         21,461          1,545,182  Fixed  9.000       n/a
43            1988     120,650    13              1,528,092  Fixed  10.000      n/a
44            1991     26,855     56              1,500,000  Fixed  9.000       n/a
45            1988     38,400     38              1,459,730  Fixed  8.750       n/a
46            1989     64         20,262          1,296,763  Fixed  9.500       n/a
47            1976     26         49,798          1,294,753  ARM    7.625       11th District COFI
48            1988     12,300     103             1,269,413  Fixed  10.500      n/a
49            1995     71         16,309          1,157,904  Step   12.000(12)  n/a
50            1977     42,933     25              1,093,824  Fixed  10.000      n/a
51            1983     36         27,766           999,594   ARM    7.391       11th District COFI
52            1989     18         54,688           984,386   Fixed  7.970       n/a
53            1988     14,320     68               973,230   Fixed  10.000      n/a
54            1990     11,134     84             935,169(14) Fixed  11.350      n/a
55            1981     50         18,292           914,575   ARM    7.391       11th District COFI
56            1973     24         37,860           908,631   ARM    7.391       11th District COFI
57            1976     70         12,917           904,218   Fixed  10.500      n/a
58            1978     37         24,134           892,953   ARM    7.391       11th District COFI
59            1995     45         19,468           876,081   ARM    7.641       11th District COFI
60            1991     21,250     40               840,881   Fixed  9.250       n/a
61            1980     10,500     79               834,669   Fixed  10.000      n/a
62            1980     19         42,744           812,135   ARM    7.391       11th District COFI
63            1979     78,112     10               779,936   Fixed  9.750       n/a
64            1982     18         43,234           778,219   ARM    7.679       11th District COFI
65            1988     26,400     29               775,639   Fixed  9.500       n/a
66            1969     24         31,880           765,128   ARM    7.391       11th District COFI
67            1994     21,000     35               732,228   Fixed  10.000      n/a
68            1987     8,300      84               697,988   Fixed  10.000      n/a
69            1969     44         15,662           689,133   Fixed  8.000(16)   n/a
70            1976     23,488     26               607,361   ARM    9.750       Shawmut Prime
71            1986     13,767     40               548,349   Fixed  9.500       n/a
72            1982     10,200     54               546,242   ARM    10.000      Shawmut Prime
73            1980     6,835      79               536,571   Fixed  10.000      n/a
74            1994     21         21,712           455,945   Fixed  9.000       n/a
74a           1994     1,216
74b           1994     21
75            1985     4,085      110              447,852   Fixed  9.500       n/a
76            1970     14,400     31               446,990   ARM    8.000       3 Year CMT
77            1983     16,200     27               438,458   Fixed  9.500       n/a
78            1986     20,231     21               424,432   Fixed  10.000      n/a
79            1987     37         11,458           423,943   Fixed  9.500       n/a
80            1985     64         6,126            392,063   Fixed  10.000      n/a
81            1988     10,000     39               386,857   Fixed  9.500       n/a

------------

   -- For an explanation of the footnotes on this page, please see pages A-9 and A-10.

                                  APPENDIX A
                    CHARACTERISTICS OF THE MORTGAGE LOANS
                            MORTGAGE LOAN GROUP 1

                           LIFETIME       LIFETIME
 LOAN #                  INTEREST RATE  INTEREST RATE                NEGATIVE
   (A)     GROSS MARGIN      FLOOR           CAP       PERIOD CAP  AMORTIZATION
--------  ------------  -------------  -------------  ----------  ------------
39        2.350         3.750          13.750         0.000       Yes
40          n/a           n/a             n/a           n/a        No
41        2.250         0.000           0.000         5.000       Yes
42          n/a           n/a             n/a           n/a        No
43          n/a           n/a             n/a           n/a        No
44          n/a           n/a             n/a           n/a        No
45          n/a           n/a             n/a           n/a        No
46          n/a           n/a             n/a           n/a        No
47        2.500         4.000          14.000         0.000       Yes
48          n/a           n/a             n/a           n/a        No
49          n/a           n/a             n/a           n/a        No
50          n/a           n/a             n/a           n/a        No
51        2.250         0.000           0.000         5.000       Yes
52          n/a           n/a             n/a           n/a        No
53          n/a           n/a             n/a           n/a        No
54          n/a           n/a             n/a           n/a        No
55        2.250         6.000          16.000         5.000       Yes
56        2.250         0.000           0.000         5.000       Yes
57          n/a           n/a             n/a           n/a        No
58        2.250         0.000           0.000         5.000       Yes
59        2.500         0.000           0.000         5.000       Yes
60          n/a           n/a             n/a           n/a        No
61          n/a           n/a             n/a           n/a        No
62        2.250         0.000           0.000         5.000       Yes
63          n/a           n/a             n/a           n/a        No
64        2.500         5.000          14.375         0.000       Yes
65          n/a           n/a             n/a           n/a        No
66        2.250         0.000           0.000         5.000       Yes
67          n/a           n/a             n/a           n/a        No
68          n/a           n/a             n/a           n/a        No
69          n/a           n/a             n/a           n/a        No
70        1.000         0.000           0.000         0.000        No
71          n/a           n/a             n/a           n/a        No
72        1.500         0.000           0.000         0.000        No
73          n/a           n/a             n/a           n/a        No
74          n/a           n/a             n/a           n/a        No
74a
74b
75          n/a           n/a             n/a           n/a        No
76        2.500         5.250          15.250         2.000        No
77          n/a           n/a             n/a           n/a        No
78          n/a           n/a             n/a           n/a        No
79          n/a           n/a             n/a           n/a        No
80          n/a           n/a             n/a           n/a        No
81          n/a           n/a             n/a           n/a        No







                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                      NEGATIVE      RATE      PAYMENT   NEXT RATE            ORIGINAL
 LOAN #    PAYMENT  AMORTIZATION  FREQUENCY  FREQUENCY  ADJUSTMENT  BALLOON    TERM
   (A)       CAP    PERCENT CAP   (MONTHS)   (MONTHS)      DATE     PAYMENT  (MONTHS)
--------  -------  ------------  ---------  ---------  ----------  -------  --------
39        7.50     117%            1         12        12/1/95      No      360
40         n/a     n/a           n/a        n/a            n/a     Yes      120
41        7.50     115             1         12        12/1/95      No      360
42         n/a     n/a           n/a        n/a            n/a     Yes      121
43         n/a     n/a           n/a        n/a            n/a     Yes      119
44         n/a     n/a           n/a        n/a            n/a     Yes       60
45         n/a     n/a           n/a        n/a            n/a     Yes       60
46         n/a     n/a           n/a        n/a            n/a     Yes       85
47        7.50     118             1         12        12/1/95      No      360
48         n/a     n/a           n/a        n/a            n/a     Yes      120
49         n/a     n/a           n/a        n/a            n/a     Yes      180
50         n/a     n/a           n/a        n/a            n/a     Yes      121
51        7.50     n/a             1         12        12/1/95      No      360
52         n/a     n/a           n/a        n/a            n/a     Yes       36
53         n/a     n/a           n/a        n/a            n/a     Yes       84
54         n/a     n/a           n/a        n/a            n/a     Yes       36
55        7.50     112             1         12        12/1/95      No      360
56        7.50     109             1         12        12/1/95      No      360
57         n/a     n/a             0          0         4/1/97     Yes      120
58        7.50     n/a             1         12        12/1/95      No      360
59        7.50     n/a             1         12        12/1/95      No      360
60         n/a     n/a           n/a        n/a            n/a     Yes       60
61         n/a     n/a           n/a        n/a            n/a     Yes       83
62        7.50     113             1         12        12/1/95      No      360
63         n/a     n/a           n/a        n/a            n/a      No      300
64        7.50     n/a             1         12        12/1/95      No      360
65         n/a     n/a           n/a        n/a            n/a     Yes       98
66        7.50     n/a             1         12        12/1/95      No      360
67         n/a     n/a           n/a        n/a            n/a     Yes      108
68         n/a     n/a           n/a        n/a            n/a     Yes       84
69         n/a     n/a           n/a         18            n/a     Yes       84
70        0.00     n/a             1          6        12/1/95      No      312
71         n/a     n/a           n/a        n/a            n/a     Yes       85
72        0.00     n/a            12         12         1/1/96      No      240
73         n/a     n/a           n/a        n/a            n/a     Yes       84
74         n/a     n/a           n/a        n/a            n/a     Yes      118
74a
74b
75         n/a     n/a           n/a        n/a            n/a     Yes       85
76        0.00     n/a            36         36        5/10/97      No      300
77         n/a     n/a           n/a        n/a            n/a     Yes      120
78         n/a     n/a           n/a        n/a            n/a     Yes       83
79         n/a     n/a           n/a        n/a            n/a     Yes       85
80         n/a     n/a           n/a        n/a            n/a     Yes       84
81         n/a     n/a           n/a        n/a            n/a     Yes       36

------------

   -- For an explanation of the footnotes on this page, please see pages A-9 and A-10.

                                  APPENDIX A
                    CHARACTERISTICS OF THE MORTGAGE LOANS
                            MORTGAGE LOAN GROUP 1

                              REMAINING
              AMORTIZATION      TERM         MODIFICATION
LOAN # (A)   TERM (MONTHS)    (MONTHS)         DATE(E)        MATURITY DATE     NOI PERIOD(F)
----------  --------------  -----------  ------------------  --------------  -----------------
39          360             303           1/15/91              2/1/21               1994
40          360             103           5/31/94             6/30/04             Pro Forma
41          360             242           11/6/85              1/1/16         Underwriting 1995
42          360             113            3/1/95              4/1/05         Underwriting 1995
43          360             116            8/1/95              7/1/05               1994
44          300              60          10/31/95            10/31/00         Underwriting 1995
45          360              49          11/17/94            11/16/99(10)     Underwriting 1995
46          360              80            6/1/95              7/1/02               1994
47          360             302          11/28/90              1/1/21             Pro Forma
48          240              49          11/30/89             12/1/99         Underwriting 1995
49          360              50          12/26/84              1/1/00         Underwriting 1995
50          360             116            6/1/95             6/30/05         Underwriting 1995
51          360             254           12/5/86              1/1/17             Pro Forma
52          240              10            9/2/93             9/15/96(13)     Underwriting 1995
53          360              79            6/1/95              6/1/02         Underwriting 1995
54          138              14          12/30/93            12/30/96(15)           1994
55          360             237           7/10/85              8/1/15             Pro Forma
56          360             252          10/10/86             11/1/16         Underwriting 1995
57          360              53            3/8/90              4/1/00         Underwriting 1995
58          360             257           3/19/87              4/1/17         Underwriting 1995
59          360             244           2/21/86              3/1/16             Pro Forma
60          240              21           7/24/92              8/1/97         Underwriting 1995
61          360              77            5/1/95              4/1/02               1994
62          360             272           5/16/88              7/1/18         Underwriting 1995
63          300             111           1/18/80              2/1/05         Underwriting 1995
64          360             278           12/5/88              1/1/19         Underwriting 1995
65          300              91           3/30/95              6/1/03               1994
66          360             249           7/24/86              8/1/16         Underwriting 1995
67          360             106            9/1/95              9/1/04         Underwriting 1995
68          360              77            4/1/95             3/31/02               1994
69          360              75            2/9/95             2/10/02         Underwriting 1995
70          228             225            9/1/95             8/20/14         Underwriting 1995
71          360              79            5/1/95              6/1/02               1994
72          240             134          12/22/86              1/1/07         Underwriting 1995
73          360              79            6/1/95              6/1/02         Underwriting 1995
74          360             112            5/1/95              3/1/05               1994
74a
74b
75          360              82            8/1/95              9/1/02               1994
76          300             210           5/10/88             5/10/13         Underwriting 1995
77          240             118            9/1/95              9/1/05         Underwriting 1995
78          360              80           8/28/95              7/1/02               1994
79          360              80            6/1/95              7/1/02         Underwriting 1995
80          180              76            3/1/95              3/1/02               1994
81          240              22            9/9/94              9/1/97         Underwriting 1995







                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

              SCHEDULED
             ANNUAL DEBT                                     OCCUPANCY AS
LOAN # (A)   SERVICE(G)      NOI        DSCR     OCCUPANCY     OF DATE
----------  -----------  ----------  --------  -----------  ------------
39          $137,013     $143,970    1.051x     95%            5/19/95
40           147,055      228,536    1.554      91              6/5/95
41           146,295      165,229    1.129      98             5/24/95
42           149,866      164,387    1.097      95              9/1/95
43           161,287      171,890    1.066     100              3/2/95
44           151,055      167,093    1.106      63              8/1/95
45           138,629      248,443    1.792      96             7/31/95
46           131,172      182,134    1.389      50             4/30/95
47           109,018      118,393    1.086      92             5/22/95
48           172,520      180,124    1.044      90             4/20/95
49           154,118      176,279    1.144      98              8/1/95
50           115,446      166,245    1.440     100              1/1/95
51            88,442      118,782    1.343      90              9/1/95
52           104,757      127,684    1.219      95             7/31/95
53           104,160      126,036    1.210     100              3/1/95
54           206,142      239,832    1.163     100             3/15/95
55            87,641      112,840    1.288      94              9/1/95
56            85,312       90,883    1.065      92              5/1/95
57           100,673      116,337    1.156      95             5/31/95
58            79,323       99,831    1.259      95              9/1/95
59            81,304       98,041    1.206      73             5/23/95
60            98,914      226,626    2.291     100             12/31/94
61            88,136      141,597    1.607     100             3/26/95
62            69,147       66,002    0.955     100              8/1/95
63           128,328      128,610    1.002     100              8/1/95
64            64,867       72,197    1.113     100             5/19/95
65            81,780      117,947    1.442      75             3/30/95
66            68,070       78,623    1.155     100              5/1/95
67            77,178       87,026    1.128      48              4/6/95
68            73,716       89,566    1.215      91             3/26/95
69            55,131       68,632    1.245      93             7/31/95
70            70,548      106,656    1.512     100              4/5/95
71            55,496       66,768    1.203     100             6/19/95
72            78,102      118,301    1.515     100             4/12/95
73            56,632       76,496    1.351      96             7/31/95
74            44,171       54,907    1.243      90             3/28/95
74a                                            100             3/28/95
74b                                             90             3/28/95
75            45,257       50,453    1.115     100              4/3/95
76            47,533       74,623    1.570     100             6/30/95
77            49,182       65,268    1.327     100              8/8/95
78            44,760       59,743    1.335      80              8/4/95
79            42,888       60,305    1.406      95             3/10/95
80            51,576       94,344    1.829      43             12/31/94
81            44,124       49,206    1.115     100              4/1/95

------------

   -- For an explanation of the footnotes on this page, please see pages A-9 and A-10.

                                  APPENDIX A
                    CHARACTERISTICS OF THE MORTGAGE LOANS
                            MORTGAGE LOAN GROUP 1

   LOAN #                                                ZIP
    ((A)      PROPERTY TYPE        CITY        STATE    CODE
----------  ---------------  --------------  -------  -------
82               Office      South Boston    MA         02127
82a            Parking Lot   South Boston    MA
82b              Office      South Boston    MA
82c              Office      South Boston    MA
83             Industrial    Louisville      KY         40299
84           Industrial(18)  Essex           CT         06426
85             Multifamily   Newton          MA         02158
86             Industrial    Southington     CT         06489
87               Office      Madison         CT         06443
88             Retail(17)    Congers         NY         10920
89               Retail      New Rochelle    NY         10801
90             Multifamily   New Haven       CT         06511
91             Multifamily   Bristol         CT         06010
91a            Multifamily   Bristol         CT         06010
91b            Multifamily   Bristol         CT         06010
92              Warehouse    Rockville       MD         20852
93           Multifamily(19) Brooklyn        NY         11213
94           Industrial(18)  Essex           CT         06426
95             Office(18)    Old Saybrook    CT         06475








                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                           SCHEDULED
                                           PRINCIPAL       SCHEDULED              CURRENT
   LOAN #     YEAR BUILT/   UNITS/ SQ.    BALANCE PER      PRINCIPAL     RATE     INTEREST
    ((A)     RENOVATED (B)    FT. (C)     UNIT/SQ. FT.      BALANCE      TYPE       RATE     INDEX(D)
----------  -------------  -----------  --------------  -------------  -------  ----------  --------
82               1980      3,000        $121               $362,108    Fixed    10.000%     n/a
82a               n/a      n/a
82b              1980      3,000
82c              1980      4,542
83               1988      48,463       7                   352,963    Fixed    9.750       n/a
84               1980      14,000       23                  323,730    Fixed    9.000       n/a
85               1988      6            52,897              317,382    Fixed    9.000       n/a
86               1989      10,882       25                  268,258    Fixed    10.000      n/a
87               1970      3,536        76                  268,203    Fixed    8.000       n/a
88               1970      5,305        50                  267,781    Fixed    9.500       n/a
89               1980      11,972       22                  267,637    Fixed    9.000       n/a
90               1989      6            37,519              225,113    Fixed    9.500       n/a
91               1919      18           9,657               173,823    Fixed    8.500       n/a
91a              1919      2
91b              1920      16
92               1988      3,102        48                  147,673    Fixed    10.000      n/a
93               1929      8            18,449              147,595    Fixed    9.500       n/a
94               1970      12,700       7                   89,648     Fixed    9.000       n/a
95               1956      4,482        20                  89,648     Fixed    9.000       n/a
            -------------                               -------------
                                                         $228,327,736
            -------------                               =============

------------

   -- For an explanation of the footnotes on this page, please see pages A-9 and A-10.

                                  APPENDIX A
                    CHARACTERISTICS OF THE MORTGAGE LOANS
                            MORTGAGE LOAN GROUP 1

                           LIFETIME       LIFETIME
 LOAN #                  INTEREST RATE  INTEREST RATE                NEGATIVE
   (A)     GROSS MARGIN      FLOOR           CAP       PERIOD CAP  AMORTIZATION
--------  ------------  -------------  -------------  ----------  ------------
82        n/a           n/a            n/a            n/a         No
82a
82b
82c
83        n/a           n/a            n/a            n/a         No
84        n/a           n/a            n/a            n/a         No
85        n/a           n/a            n/a            n/a         No
86        n/a           n/a            n/a            n/a         No
87        n/a           n/a            n/a            n/a         No
88        n/a           n/a            n/a            n/a         No
89        n/a           n/a            n/a            n/a         No
90        n/a           n/a            n/a            n/a         No
91        n/a           n/a            n/a            n/a         No
91a
91b
92        n/a           n/a            n/a            n/a         No
93        n/a           n/a            n/a            n/a         No
94        n/a           n/a            n/a            n/a         No
95        n/a           n/a            n/a            n/a         No


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                      NEGATIVE      RATE      PAYMENT   NEXT RATE
 LOAN #    PAYMENT  AMORTIZATION  FREQUENCY  FREQUENCY  ADJUSTMENT  BALLOON  ORIGINAL
   (A)       CAP    PERCENT CAP   (MONTHS)   (MONTHS)      DATE     PAYMENT    TERM
--------  -------  ------------  ---------  ---------  ----------  -------  --------
82        n/a      n/a           n/a        n/a        n/a         Yes      120
82a
82b
82c
83        n/a      n/a           n/a        n/a        n/a          No      324
84        n/a      n/a           n/a        n/a        n/a         Yes       84
85        n/a      n/a           n/a        n/a        n/a         Yes       84
86        n/a      n/a           n/a        n/a        n/a         Yes       89
87        n/a      n/a           n/a        n/a        n/a         Yes       60
88        n/a      n/a           n/a        n/a        n/a         Yes       84
89        n/a      n/a           n/a        n/a        n/a         Yes       72
90        n/a      n/a           n/a        n/a        n/a         Yes       84
91        n/a      n/a           n/a        n/a        n/a         Yes      120
91a
91b
92        n/a      n/a           n/a        n/a        n/a         Yes       30
93        n/a      n/a           n/a        n/a        n/a         Yes       60
94        n/a      n/a           n/a        n/a        n/a         Yes       84
95        n/a      n/a           n/a        n/a        n/a         Yes       84

------------

   -- For an explanation of the footnotes on this page, please see pages A-9 and A-10.

                                  APPENDIX A
                    CHARACTERISTICS OF THE MORTGAGE LOANS
                            MORTGAGE LOAN GROUP 1

                              REMAINING
              AMORTIZATION      TERM         MODIFICATION      MATURITY
LOAN # (A)   TERM (MONTHS)    (MONTHS)         DATE(E)           DATE       NOI PERIOD(F)
----------  --------------  -----------  ------------------  ----------  -----------------
82          120             118            9/1/95              9/1/05           1994
82a
82b
82c
83          324             106           9/19/77              9/1/04     Underwriting 1995
84          360              77            4/1/95              4/1/02     Underwriting 1995
85          240              72           11/1/94             11/1/01           1994
86          120              34           3/28/91              9/1/98     Underwriting 1995
87          240              37           12/4/93             12/1/98           1994
88          360              83            9/8/95             10/1/02     Underwriting 1995
89          360              62          12/22/94              1/1/01     Underwriting 1995
90          360              78            5/1/95              5/1/02     Underwriting 1995
91          300             107           10/1/94             10/1/04           1994
91a
91b
92          240              13           5/13/94            12/31/96     Underwriting 1995
93          360              52           2/27/95             2/27/00     Underwriting 1995
94          360              77            4/1/95              4/1/02     Underwriting 1995
95          360              77            4/1/95              4/1/02           1994







                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

              SCHEDULED
             ANNUAL DEBT                                    OCCUPANCY AS
LOAN # (A)   SERVICE(G)      NOI       DSCR     OCCUPANCY     OF DATE
----------  -----------  ---------  --------  -----------  ------------
82          $57,991      $61,010    1.052x    100%             4/7/95
82a
82b
82c
83           59,404       98,979    1.666      90              8/1/95
84           31,380       39,500    1.259     100             6/30/95
85           34,919       38,090    1.091     100              4/7/95
86           64,313       55,602    0.865     100              3/8/95
87           28,728       25,653    0.893     100              4/5/95
88           27,033       42,814    1.584     100             8/29/95
89           25,973       24,917    0.959      31             9/30/95
90           22,783       26,862    1.179     100             4/12/95
91           16,371       18,306    1.118     100             4/13/95
91a                                           100             4/13/95
91b                                           100             4/13/95
92           17,514       24,998    1.427     100             4/30/95
93           14,945       40,610    2.717     100             1/31/95
94            8,690       12,630    1.453      58              5/1/95
95            8,690       12,005    1.381      83             4/12/95

------------

   A. Unless otherwise noted, references to Mortgage Loan Numbers are references to Mortgage Loan Group 1.

   B. For properties which have been renovated, the year of the most recent renovation is listed; otherwise the year built is listed.

   C. Refers to units for properties which are listed as Multifamily or Hotel/Motel. Refers to square footage in all other cases.

   D. The following abbreviations are used: COFI = 11th District Cost of Funds Index; CMT = Constant Maturity Treasury of the Indicated Maturity;
    Shawmut and Bank of Boston = Prime.

   E. The later of the origination date or the most recent Modification Date, if any, is shown.

   F. See "THE TRUST--Description of the Mortgage Pool--Debt Service Coverage Ratios" and Appendix B.

   G. Assumes that there are no changes in the Scheduled Payment in the twelve months following the Cut-Off Date.

    1. Mortgage Loan Numbers 1, 11 and 14 are related to one another. See "RISK FACTORS--The Mortgage Loans--Concentrations of Mortgage Loans and Mortgages" and "THE TRUST--Borrower Concentrations."

    2. This Mortgage Loan is a Senior Participation. See "THE TRUST--The Senior Participation." The Mortgage Loan underlying the Senior Participation is secured by a ground lease.
    The ground lease term expires 11/30/22. The ground lease provides the lender with the right to receive notice of any defaults under the lease and the right to cure such defaults.

    3. This Mortgage Loan is an interest only loan and does not amortize.

    4. This Mortgage Loan is an Affiliate Loan. See "RISK FACTORS--The Mortgage Loans--Mortgage Loans on Properties Owned by Affiliates of the
    Depositor."

    5. This Mortgage Loan is an interest only loan through November 30, 1997 with the interest rate fixed at 8% per annum. Thereafter the loan amortization term is 360 months with interest fixed at 10.13% per annum.

                                  APPENDIX A
                    CHARACTERISTICS OF THE MORTGAGE LOANS
                            MORTGAGE LOAN GROUP 1

    6. Lender has the option to call the Mortgage Loan anytime after 9/1/2004.

    7. Mortgage Loan Numbers 17, 35 and 44 are related. See "RISK FACTORS--The Mortgage Loans--Concentrations of Mortgage Loans and Mortgagors" and "THE TRUST--Borrower Concentrations."

    8. Monthly payments through February 1, 1996 are interest only at a fixed rate of 8% per annum. Thereafter monthly payments will be due based on a thirty year amortization schedule.

    9. This Mortgage Loan has a fixed interest pay rate of 9% per annum through March 1, 1996. Accrued interest of 1.625% of the principal is deferred until maturity. After March 1, 1996, the interest rate payable is 10.625% per annum with no interest accruals.

   10. Borrower has the option to extend this Mortgage Loan for three years, provided no event of default exists.

   11. Mortgage Loan Numbers 46 and 79 are cross-defaulted and cross-collateralized. See "RISK FACTORS--The Mortgage
    Loans--Concentrations of Mortgage Loans and Mortgagors" and "THE TRUST--Borrower Concentrations."

   12. This Mortgage Loan is a step rate loan which is in its final step rate period. The interest rate is fixed until maturity at 12% per annum.

   13. Borrower has the option to extend the Mortgage Loan for two years provided debt service coverage is at least 1.20x and Loan-to-Value is not greater than 75%.

   14. The principal portion of the monthly debt service is fixed in the amount of $8,333.

   15. Borrower has the option to extend the Mortgage Loan for two years provided debt service coverage is at least 1.25x and Loan-to-Value is not greater than 80%.

   16. This Mortgage Loan is interest-only until 2/10/97, at which time it amortizes over 30 years.

   17. This Mortgage Loan is additionally secured by a second lien on a two family house. 60% of the net proceeds of a sale of such collateral will be applied to pay down the Mortgage Loan.

   18. Mortgage Loan Numbers 84, 94 and 95 are cross-defaulted Mortgage Loans. See "RISK FACTORS--The Mortgage Loans--Concentrations of Mortgage Loans and Mortgagors" and "THE TRUST--Borrower Concentrations."

   19. This Mortgage Loan is additionally secured by a second lien on Borrower's residence.

   20. See "RISK FACTORS--The Mortgage Loans--Environmental Law Considerations."

   21. The lender has the option to call this Mortgage Loan after June 8, 2004.

   22. This Mortgage Loan is an interest only loan until 9/1/96, at which time the Mortgage Loan amortizes over 299 months.

   23. Lender has the option to call the Mortgage Loan on 7/1/98, upon 60 days' prior notice.

   24. Borrower has the option to extend this Mortgage Loan for five years at a fixed rate equal to the 5-year CMT (as published 30 days prior to the Maturity Date) plus 2.50% per annum, provided no event of default exists and the Borrower pays a fee equal to 1% of its outstanding principal balance.

   25.  The Seller has a 25% limited partnership interest in the Borrower.

   26. The servicer of this Mortgage Loan has informed the Lender that it has received inquiries from a title company in connection with a possible refinancing of the related Mortgaged Property, which may result in a prepayment of this Mortgage Loan.

                                  APPENDIX A
                    CHARACTERISTICS OF THE MORTGAGE LOANS
                            MORTGAGE LOAN GROUP 2

                                                         ZIP
LOAN # (A)    PROPERTY TYPE        CITY        STATE    CODE
----------  ---------------  --------------  -------  -------
 1             Multifamily   Lawrenceville   GA         30245
 2             Hotel/Motel   Norcross        GA         30071
 3             Industrial    Brea            CA         92621
 4             Industrial    Thomaston       CT         06787
 5               Retail      Atascadero      CA         93422
 6             Multifamily   Dallas          TX         75231
 7               Retail      Shelton         CT         06484
 8             Multifamily   Redford         MI         48239
 9             Industrial    Irvine          CA         92714
10             Industrial    Simi Valley     CA         93065
11               Office      W. Springfield  MA         01089
12               Office      W. Townsend     MA         01474

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                           SCHEDULED
                                           PRINCIPAL      SCHEDULED             CURRENT
              YEAR BUILT/   UNITS/ SQ.    BALANCE PER     PRINCIPAL     RATE    INTEREST
LOAN # (A)   RENOVATED (B)    FT. (C)     UNIT/SQ. FT.     BALANCE      TYPE      RATE           INDEX(D)
----------  -------------  -----------  --------------  ------------  ------  ----------  --------------------
 1               1987      156          $23,700           $3,697,277  ARM     9.750%      3 Year CMT
 2               1984      115          17,365            1,996,994   ARM     9.750       3 Year CMT
 3               1983      55,361       33                1,813,280   ARM     7.391       11th District COFI
 4               1965      88,747       13                1,181,398   ARM     9.750       Shawmut Prime
 5               1985      33,114       31                1,040,418   ARM     9.250       1 Year CMT
 6               1978      136          7,549             1,026,643   ARM     9.500       11th District COFI
 7               1982      25,116       35                 874,640    ARM     9.750       Shawmut Prime
 8               1965      40           18,260             730,392    ARM     9.000       1 Year CMT
 9               1978      13,607       53                 723,755    ARM     7.891       11th District COFI
10               1985      23,944       30                 715,853    ARM     7.641       11th District COFI
11               1982      12,904       25                 328,749    ARM     10.250      Shawmut Prime
12               1988      5,950        39                 231,306    ARM     10.750      Bank of Boston Prime
            -------------                               ============
                                                         $14,360,705

------------

   --For an explanation of the footnotes on this page, please see page A-13.

                                  APPENDIX A
                    CHARACTERISTICS OF THE MORTGAGE LOANS
                            MORTGAGE LOAN GROUP 2

                           LIFETIME       LIFETIME
 LOAN #                  INTEREST RATE  INTEREST RATE                NEGATIVE
   (A)     GROSS MARGIN      FLOOR           CAP       PERIOD CAP  AMORTIZATION
--------  ------------  -------------  -------------  ----------  ------------
 1        2.500%        6.000%         12.000%        0.000%       No
 2        2.500         6.000          12.000         0.000        No
 3        2.250         3.750          13.750         5.000       Yes
 4        1.000         0.000           0.000         0.000        No
 5        3.500         5.000          13.000         2.000       Yes
 6        3.500         9.500          18.000         0.000       Yes
 7        1.000         0.000           0.000         0.000        No
 8        2.750         0.000           0.000         0.000        No
 9        2.750         0.000           0.000         5.000       Yes
10        2.500         0.000           0.000         5.000       Yes
11        1.500         0.000           0.000         0.000        No
12        2.000         0.000           0.000         0.000        No

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                      NEGATIVE      RATE      PAYMENT   NEXT RATE
 LOAN #    PAYMENT  AMORTIZATION  FREQUENCY  FREQUENCY  ADJUSTMENT  BALLOON  ORIGINAL
   (A)       CAP    PERCENT CAP   (MONTHS)   (MONTHS)      DATE     PAYMENT    TERM
--------  -------  ------------  ---------  ---------  ----------  -------  --------
 1        0.00%    n/a           12         12           3/1/96    Yes      120
 2        0.00     n/a           12         12           3/1/96    Yes      120
 3        7.50     115            1         12          12/1/95    Yes      180
 4        0.00     n/a            1          1          12/1/95    Yes       84
 5        7.50     110            6         12           3/1/96    Yes       84
 6        0.00     n/a            1         12          12/1/95    Yes       60
 7        0.00     n/a            1          1          12/1/95    Yes       60
 8        0.00     n/a            1          1           6/1/96    Yes      120
 9        7.50     117            1         12          12/1/95    Yes      180
10        7.50     130            1         12          12/1/95    Yes      180
11        0.00     n/a            1          1          12/1/95    Yes       60
12        0.00     n/a            1          1         11/12/95    Yes       53

------------

   --For an explanation of the footnotes on this page, please see page A-13.

                                  APPENDIX A
                    CHARACTERISTICS OF THE MORTGAGE LOANS
                            MORTGAGE LOAN GROUP 2

                              REMAINING
              AMORTIZATION      TERM         MODIFICATION      MATURITY
LOAN # (A)   TERM (MONTHS)    (MONTHS)         DATE(E)           DATE        NOI PERIOD(F)
----------  --------------  -----------  ------------------  -----------  -----------------
 1          360             76             3/1/92              3/1/02      Underwriting 1995
 2          300             76             3/1/92              3/1/02      Underwriting 1995
 3          360             82            8/17/87              9/1/02      Underwriting 1995
 4          654             23            9/28/90             10/1/97            1994
 5          360             64            1/26/94              3/1/01          Pro Forma
 6          360             21            7/29/92              8/1/97      Underwriting 1995
 7          573             40            3/01/94              3/1/99(4)   Underwriting 1995
 8          300             31            5/16/88              6/1/98            1994
 9          360             54            4/09/85              5/1/00      Underwriting 1995
10          360             62           12/10/85              1/1/01          Pro Forma
11          240             25           11/24/92            12/01/97            1994
12          180             24            6/25/93            11/12/97            1994








                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

              SCHEDULED
             ANNUAL DEBT                                        OCCUPANCY AS
LOAN # (A)    SERVICE(G)       NOI         DSCR     OCCUPANCY     OF DATE
----------  ------------  ------------  --------  -----------  ------------
 1          $390,081      $425,265      1.090x     99%            7/25/95
 2           222,514       372,634      1.675      97             4/30/95
 3           158,681       161,466      1.018     100              8/1/95
 4           139,186(1)    214,793(2)   1.543      78             4/30/95
 5            88,358       137,156      1.552      65              7/1/95
 6           105,148       126,211      1.200      79              6/7/95
 7           105,197(3)    119,728      1.138      92              8/1/95
 8            82,700        87,731      1.061      98              6/6/95
 9            71,618        77,079      1.076     100             5/20/95
10            68,150        83,424      1.224     100             5/23/95
11            52,983(5)     94,683      1.787     100              4/6/95
12            34,742        34,535      0.994      93              1/1/95

   A. Unless otherwise noted, references to Mortgage Loan Numbers are references to Mortgage Loan Group 2.

   B. For properties which have been renovated, the year of the most recent renovation is listed; otherwise the year built is listed.

   C. Refers to units for properties which are listed as Multifamily or Hotel/Motel. Refers to square footage in all other cases.

   D. The following abbreviations are used: COFI=11th District Cost of Funds Index; CMT=Constant Maturity Treasury of the Indicated Maturity; Shawmut and Bank of Boston= Prime.

   E. The later of the origination date or the most recent Modification Date, if any, is shown.

   F. See "THE TRUST--Description of the Mortgage Pool--Debt Service Coverage Ratios" and Appendix B.

   G. Assumes that there are no changes in the Scheduled Payment in the twelve months following the Cut-Off Date.

    1. The principal portion of the monthly debt service is in the fixed amount of $2,000; as a result, this Mortgage Loan has an extended amortization term.

    2. The Borrower has a $500,000 judgment against it in connection with a product liability lawsuit. As of the Cut-Off Date, no judgment lien or attachment liens have been filed. The NOI does not include an expenditure for satisfaction of this judgment.

    3. The principal portion of the monthly debt service is in the fixed amount of $1,660; as a result, this Mortgage Loan has an extended amortization term.

    4. At the Borrower's option, this Mortgage Loan may be extended to March 1, 2004, upon 60 days' prior notice.

    5. The principal portion of the monthly debt service is in the fixed amount of $1,607; as a result, this Mortgage Loan has an extended amortization period.

                                  APPENDIX B

DEBT SERVICE COVERAGE RATIOS: DESCRIPTION OF KEY TERMS

   (1) "Total Revenues," as used herein, with respect to any Mortgaged Property or group of Mortgaged Properties means, (a) for 1994, the total revenue generated at such Mortgaged Property or Properties during the twelve calendar months ended December 31, 1994 and (b) for 1995, as described under "Underwriting 1995 NOI" or "Pro Forma NOI." Revenue terms include for (a) office, retail, and industrial properties: base rent, percentage rent, other revenues and expense recoveries, (b) multifamily properties: rental revenues and other revenues, and (c) hotel properties: room, food and beverage, telephone and other income and rentals. No representation is made as to future levels of revenues for any of the Mortgaged Properties.

   (2) "1994 NOI," as used herein, with respect to any Mortgaged Property or group of Mortgaged Properties means, for 1994 the excess of (a) the Total Revenues for such Property or Properties for such year over (b) the total operating expenses of such Mortgaged Property or Properties incurred during the twelve calendar months ended December 31 of such year, without giving effect to any deductions for debt service, depreciation, amortization or capital expenditures or reserves therefor.

   Operating expenses generally include for (a) office, industrial, retail and multifamily properties: salaries, utilities, maintenance, general and administrative, real estate tax, insurance, management and other (and generally do not include leasing commissions, tenant improvements and capital improvements) and (b) hotel properties: departmental expenses, undistributed expenses and fixed expenses.

   1994 NOI and the revenues and expenditures used to determine 1994 NOI for each Mortgaged Property or group of Mortgaged Properties are derived from information furnished by the respective Mortgagor. In some cases, the Seller made certain adjustments to determine 1994 NOI resulting in an adjustment of certain items on the operating statements, based on the Seller's evaluation of such operating statements and the assumptions applied by the respective Mortgagors in preparing such statements and information. There can be no assurance that the components of 1994 NOI for a Mortgaged Property or group of Mortgaged Properties (i.e., revenues and expenses) as determined under GAAP would be the same as those used in computing the stated 1994 NOI for such Mortgaged Property or group of Mortgaged Properties. Moreover, 1994 NOI is not a substitute for net income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

   (3) "Underwriting 1995 NOI," as used herein, with respect to any Mortgaged Property or group of Mortgaged Properties means, the excess of (a) estimated "1995 Total Revenues" for such Mortgaged Property or group of Mortgaged Properties over (b) estimated "1995 Total Operating Expenses" of such Mortgaged Property or group of Mortgaged Properties, without giving effect to any deductions for debt service, depreciation or amortization, capital expenditures or reserves therefor.

   "1995 Total Revenues" for such Mortgaged Property or group of Mortgaged Properties have been generally estimated by reviewing 1995 year to date results and by utilizing the total required rental payments of existing tenants and tenants under newly signed leases, including but not limited to base rents, recoveries and other rents. In the case of office, retail and industrial properties, in certain instances to the extent any of the tenants in occupancy had leases that were scheduled to expire during 1995, or within the first six months of 1996, certain assumptions were made to estimate the renewal of the then existing tenant or replacement of an expiring tenant. As such, market rents, renewal probabilities and corresponding "down time" for such leases were generally utilized in 1995 Total Revenue; however, there was no speculative lease up of vacant space utilized to estimate 1995 Total Revenues. New leases were considered so long as the tenant was scheduled to begin paying rent during 1995 or within the first six months of 1996. In the case of multifamily properties, 1995 Total Revenue was estimated by generally annualizing the current rent roll or the 1995 year to date results. In the case of hotel properties, 1995 Total Revenue was estimated by applying certain occupancy rate assumptions and average daily rate assumptions.

    Operating Expenses used for calculating Underwriting 1995 NOI were generally increased over 1994 levels as follows: For office, industrial, retail and multifamily properties: salaries, utilities, maintenance, general and administrative and other expenses were generally increased 4.0% over 1994. Real estate taxes and insurance premiums were either based upon actual figures or increased 2.0% - 4.0% over 1994. Management fees were a minimum of 3.0% - 5.0% of effective gross income. For hotel properties: departmental expenses increased 4.0% over 1994, undistributed expenses increased 2.0% - 4.0% over 1994, and fixed charges increased 2.0% - 4.0% over 1994. Exceptions were made for specific circumstances where property expense items were non-recurring or where the Seller determined based on the specific property that an increase in excess of the stated assumptions above or a decrease from 1994 was warranted.

   (4) "Pro Forma NOI" as used herein with respect to any Mortgaged Property or group of Mortgaged Properties, means the excess of (a) estimated Pro Forma Total Revenues for such Mortgaged Property or group of Mortgaged Properties over (b) estimated Pro Forma Total Operating Expenses for such Mortgaged Property or group of Mortgaged Properties, without giving effect to any deductions for debt service, depreciation, amortization or capital expenditures or reserves therefor.

   "Pro Forma Total Revenues" for such Mortgaged Property or group of Mortgaged Properties have generally been estimated by reviewing (i) any estimated revenues contained in appraisals prepared for or by Mortgage Loan originators, (ii) market information, (iii) 1993 revenues and partial year 1994 revenues, if available, (iv) site inspection reports, and (v) any other available data resources deemed appropriate where no current or recent historical property information was available.

   "Pro Forma Total Operating Expenses" for such Mortgaged Property or group of Mortgaged Properties have generally been estimated by reviewing (i) any estimated expenses contained in appraisals prepared for or by Mortgage Loan originators, (ii) market information, (iii) 1993 expenses and partial year 1994 expenses, if available, (iv) site inspection reports, and (v) any other available data resources deemed appropriate where no current or recent historical property information was available.

                               B-2

PROSPECTUS

                   STRUCTURED ASSET SECURITIES CORPORATION
                MORTGAGE-BACKED SECURITIES, ISSUABLE IN SERIES

   This Prospectus relates to Collateralized Mortgage Obligations (the "Bonds") and Mortgage-Backed Certificates (the "Certificates," together with the Bonds, the "Securities") which may be issued from time to time in one or more series ("Series") under this Prospectus and the related Prospectus Supplement ("Prospectus Supplement"). As specified in the related Prospectus Supplement, the Securities of each Series will be either Bonds issued pursuant to an Indenture and representing indebtedness of Structured Asset Securities Corporation (the "Company") or an owner trust (the "Owner Trust") established by it, or Certificates which will evidence a beneficial ownership interest in assets deposited into a trust (a "Trust Fund") by the Company as depositor pursuant to a Trust Agreement, as described herein. The issuer (the "Issuer") with respect to a Series of Bonds will be the Company or the Owner Trust established to issue such Bonds, and, with respect to a Series of Certificates, will be the Trust Fund established in respect of such Certificates. Capitalized terms not otherwise defined herein or the related Prospectus Supplement have the meanings specified in the Glossary attached hereto.

   The Securities will be sold from time to time under this Prospectus on terms determined for each Series at the time of the sale and as described in the related Prospectus Supplement. Each Series will consist of one or more Classes, one or more of which may be Compound Interest Securities, Variable Interest Securities, Individual Investor Securities, Planned Amortization Class ("PAC") Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities, Participating Securities or another particular Class of Securities, if any, included in such Series of Securities. Zero Coupon Securities and Principal Only Securities will not accrue and will not be entitled to receive any interest. Payments or distributions of interest on each Class of Securities, other than Zero Coupon Securities, Principal Only Securities and Compound Interest Securities will be made on each Payment Date or Distribution Date as specified in the related Prospectus Supplement. Interest will not be paid or distributed on Compound Interest Securities on a current basis until all Securities of the related Series having a Stated Maturity or Final Scheduled Distribution Date prior to the Stated Maturity or Final Scheduled Distribution Date of such Class of Compound Interest Securities have been paid in full or until such other date or period as may be specified in the related Prospectus Supplement. Prior to such time, interest on such Class of Compound Interest Securities will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date or Distribution Date. The amount of principal and interest available and payable on each Series on each Payment Date or Distribution Date will be applied to the Classes of such Series in the order and as otherwise specified in the related Prospectus Supplement. Principal payments or distributions on each Class of a Series will be made on either a pro rata or a random lot basis among Securities of such Class, as specified in the related Prospectus Supplement. Any Series may include one or more Classes of "Subordinate Securities," which are subordinated in right and priority to the extent described in the related Prospectus Supplement to payment of principal and interest, and may be allocated losses and shortfalls prior to the allocation thereof to all other Classes of Securities of such Series (the "Senior Securities"). Securities of a Series will be subject to redemption or repurchase only under the circumstances and according to the priorities described herein and in the related Prospectus Supplement.

   Each Series will be secured by or offer a beneficial interest in one or more types of mortgage assets ("Mortgage Assets") and other assets, including any reserve funds established with respect to such Series, insurance policies or other enhancement described in the related Prospectus Supplement. The Mortgage Assets may consist of a pool of multifamily or commercial mortgage loans or participation interests therein (collectively, "Mortgage Loans") and may include FHA Loans. Mortgage Assets may also consist of mortgage participations or pass-through certificates or collateralized mortgage obligations ("Private Mortgage-Backed Securities") issued with respect to or secured by a pool of Mortgage Loans. The Private Mortgage-Backed Securities and Mortgage Loans securing a Series will not be guaranteed or insured by any agency or instrumentality of the United States Government unless otherwise stated in the related Prospectus Supplement. Some Mortgage Loans comprising or underlying the Mortgage Assets may be delinquent or non-performing as specified in the related Prospectus Supplement. The Mortgage Assets securing a Series or comprising the Trust Fund may consist of a single Mortgage Loan or obligations of a single obligor or related obligors as specified in the related Prospectus Supplement. The Mortgage Loans underlying or comprising the Mortgage Assets may be originated by or acquired from an affiliate of the Issuer and an affiliate of the Issuer may be an obligor with respect to any such Mortgage Loans. See "SECURITY FOR THE BONDS OR CERTIFICATES."

   Bonds of a Series constitute non-recourse obligations of the Issuer, and Certificates of a Series evidence an interest in the related Trust Fund only. Neither the Bonds or Certificates of a Series are insured or guaranteed by any governmental agency or instrumentality, by any person or entity affiliated with the Company or Issuer, or, unless otherwise specified in the related Prospectus Supplement, by any other person or entity. The Issuer has no significant assets other than the Mortgage Assets and certain other assets pledged to secure the Bonds or in which the Certificates represent a beneficial interest. See "RISK FACTORS."

   An election may be made, with respect to any Series of Securities, to treat all or a specified portion of the assets securing such Series or comprising the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC"), or an election may be made to treat the arrangement by which a Series of Securities is issued as a REMIC. If such an election is made, each Class of Securities of a Series will be either Regular Interest or Residual Interest, as specified in the related Prospectus Supplement. See "FEDERAL INCOME TAX CONSIDERATIONS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED
 THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

   The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by Lehman Brothers and the other underwriters, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Lehman Brothers and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the securities offered hereby unless accompanied by a Prospectus Supplement.

                               LEHMAN BROTHERS

November 10, 1995

                              TABLE OF CONTENTS

                                                                                PAGE
                                                                             --------
Prospectus Supplement ...................................................... 5
Additional Information ..................................................... 5
Incorporation of Certain Documents by Reference ............................ 5
Summary of Terms ........................................................... 7
Risk Factors ............................................................... 26
Description of the Securities .............................................. 32
 General ................................................................... 32
 The Bonds--General ........................................................ 32
 The Certificates--General ................................................. 33
 Bearer Securities and Registered Securities ............................... 33
 Book-Entry Registration ................................................... 35
 Valuation of Mortgage Assets .............................................. 36
 Payments and Distributions of Interest .................................... 36
 Payments and Distributions of Principal ................................... 38
 Special Redemption ........................................................ 38
 Optional Redemption ....................................................... 39
 Mandatory Redemption ...................................................... 39
 Optional Termination ...................................................... 40
 Optional Repurchase of Certificates ....................................... 40
 Other Repurchases ......................................................... 40
Yield and Prepayment Considerations ........................................ 41
 Timing of Payment of Distribution of Interest and Principal  .............. 41
 Principal Prepayments ..................................................... 41
 Prepayments and Weighted Average Life ..................................... 41
 Other Factors Affecting Weighted Average Life ............................. 43
Security for the Bonds and Certificates .................................... 44
 General ................................................................... 44
 Mortgage Loans ............................................................ 45
 Private Mortgage-Backed Securities ........................................ 48
 Substitution of Mortgage Assets ........................................... 50
 Collection Account ........................................................ 50
 Other Funds or Accounts ................................................... 51
 Investment of Funds ....................................................... 51
 Guaranteed Investment Contract ............................................ 51
 Enhancement ............................................................... 51
Servicing of Mortgage Loans ................................................ 52
 General ................................................................... 52
 Collection Procedures ..................................................... 52
 Payments on Mortgage Loans; Deposits to Custodial Accounts  ............... 53
 Advances .................................................................. 53
 Maintenance of Insurance Policies and Other Servicing Procedures  ......... 54
 Enforcement of Due-On-Sale Clauses ........................................ 55
 Modification; Waivers ..................................................... 55
 Servicing Compensation and Payment of Expenses ............................ 55
 Evidence as to Compliance ................................................. 55
 Certain Matters Regarding the Master Servicer and Special Servicer  ....... 56
Enhancement ................................................................ 56
 General ................................................................... 56

                                2





                                                                                PAGE
                                                                             --------
 Subordinate Securities .................................................... 57
 Cross-Support Features .................................................... 57
 Insurance on the Mortgage Loans ........................................... 58
 Letter of Credit .......................................................... 58
 Bond Guarantee Insurance .................................................. 58
 Reserve Funds ............................................................. 58
Description of Insurance on the Mortgage Loans ............................. 59
 Mortgage Insurance on the Mortgage Loans .................................. 59
 Hazard Insurance on the Mortgage Loans .................................... 59
Certain Legal Aspects of Mortgage Loans .................................... 61
 Mortgages ................................................................. 61
 Foreclosure of Mortgage ................................................... 61
 Rights of Redemption ...................................................... 62
 Environmental Matters ..................................................... 63
 Certain Laws and Regulations .............................................. 63
 Leases and Rents .......................................................... 64
 Anti-Deficiency Legislation and Other Limitations on Lenders  ............. 64
 Due on Sale Clauses in Mortgage Loans ..................................... 66
 Enforceability of Prepayment and Late Payment Fees ........................ 66
 Equitable Limitations on Remedies ......................................... 67
 Applicability of Usury Laws ............................................... 67
 Alternative Mortgage Instruments .......................................... 68
 Secondary Financing; Due-on-Encumbrance Provisions ........................ 68
The Indenture .............................................................. 69
 Certain Covenants ......................................................... 69
 Modification of Indenture ................................................. 69
 Events of Default ......................................................... 70
 Authentication and Delivery of Bonds ...................................... 72
 Satisfaction and Discharge of the Indenture ............................... 72
 Issuer's Annual Compliance Statement ...................................... 72
 List of Bondholders ....................................................... 72
 Meetings of Bondholders ................................................... 72
 Fiscal Year ............................................................... 73
 Trustee's Annual Report ................................................... 73
 The Trustee ............................................................... 73
The Trust Agreement ........................................................ 73
 Assignment of Mortgage Assets ............................................. 73
 Repurchase of Non-Conforming Loans ........................................ 74
 Reports to Certificateholders ............................................. 75
 Event of Default .......................................................... 76
 Rights Upon Event of Default .............................................. 76
 The Trustee ............................................................... 77
 Duties of the Trustee ..................................................... 77
 Resignation of Trustee .................................................... 78
 Amendment of Trust Agreement .............................................. 78
 Voting Rights ............................................................. 78
 List of Certificateholders ................................................ 78
 REMIC Administrator ....................................................... 79
 Termination ............................................................... 79
The Issuer ................................................................. 80

                                3





                                                                                PAGE
                                                                             --------
 The Company ............................................................... 80
 Owner Trust ............................................................... 80
 Administrator ............................................................. 80
Use of Proceeds ............................................................ 81
Limitations on Issuance of Bearer Securities ............................... 81
Federal Income Tax Considerations .......................................... 82
 General ................................................................... 82
 Characterization of Securities ............................................ 82
 Taxation of Regular Interest Securities ................................... 83
 Sale or Exchange of Regular Interest Securities ........................... 87
 REMIC Expenses ............................................................ 87
 Taxation of the REMIC ..................................................... 87
 Taxation of Holders of Residual Interest Securities ....................... 88
 Excess Inclusion Income ................................................... 90
 Restrictions on Ownership and Transfer of Residual Interest Securities  ... 90
 Administrative Matters .................................................... 91
 Tax Status as a Grantor Trust ............................................. 91
 Miscellaneous Tax Aspects ................................................. 95
 Tax Treatment of Foreign Investors ........................................ 95
State and Local Tax Considerations ......................................... 96
ERISA Considerations ....................................................... 97
Legal Investment ........................................................... 99
Plan of Distribution ....................................................... 99
Legal Matters .............................................................. 100
Experts ....................................................................
Glossary ................................................................... 101

                            PROSPECTUS SUPPLEMENT

   The Prospectus Supplement relating to a Series to be offered thereby and hereby will, among other things, set forth with respect to such Series: (a) whether such Securities are Bonds or Certificates, (b) the initial aggregate principal amount, the Bond Interest Rate or Certificate Interest Rate (or method for determining it) and authorized denominations of each Class of such Series; (c) certain information concerning the Primary Assets securing such Series or assets comprising the Trust Fund, including the principal amount, type and characteristics of the Primary Assets securing such Bonds or assets comprising the Trust Fund on the date of issue, and, if applicable, the amount of any Reserve Funds for such Series; (d) in the case of Mortgage Assets consisting in whole or in part of Private Mortgage-Backed Securities, information concerning the issuer thereof or sponsor thereof, the PMBS Trustee, the Master Servicer, if any, and the Underlying Collateral; (d) the circumstances, if any, under which the Securities of such Series are subject to redemption prior to maturity or repurchase prior to the Final Scheduled Distribution Date; (e) the Stated Maturity of each Class of Bonds or Final Scheduled Distribution Date of the Certificates; (f) the method used to calculate the aggregate amount of principal available and required to be applied to the Securities of such Series on each Payment Date or Distribution Date, as applicable, the timing of the application of principal and the order of priority of the application of such principal to the respective classes and the allocation of the principal to be so applied; (g) the extent of subordination of any Subordinate Securities; (h) the identity of each Class of Compound Interest Securities, Variable Interest Securities, Planned Amortization Class Securities, Subordinate Securities, Individual Investor Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities and Participating Securities included in such Series, if any, or such other type of Class of Securities; (i) the principal amount of each Class of such Series that would be outstanding on specified Payment Dates or Distribution Dates, if the Mortgage Loans underlying or comprising the Mortgage Assets pledged as security for such Series or comprising the Trust Fund were prepaid at various assumed rates; (j) the Payment Dates or Distribution Dates, as applicable for the respective Classes; (k) the Assumed Reinvestment Rate, if any, and (if applicable) the percentage of Excess Cash Flow to be applied to payments of principal of the Series; (l) relevant financial information with respect to the Mortgagor(s) and the Mortgaged Property underlying the Mortgage Assets, if applicable; (m) information with respect to any required Insurance Policies relating to any Mortgage Loans comprising Mortgage Assets or Underlying Collateral; (n) additional information with respect to any Enhancement, Guaranteed Investment Contract or other agreement relating to the Series; (o) the plan of distribution of such Series; and (p) whether the Securities are to be issuable in registered form or bearer form or both, and if bearer securities are issued, whether bearer securities may be exchanged for registered securities and the circumstances and places for such exchange, if permitted.

                            ADDITIONAL INFORMATION

   The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 75 Park Place, 14th Floor, New York, New York 10007. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Issuer and Company do not intend to send any financial reports to holders of Securities.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the office of the Secretary, Structured Asset Securities Corporation, 200 Vesey Street, New York, New York 10285, telephone number (212) 526-5594.

                               SUMMARY OF TERMS

   The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the Prospectus Supplement with respect to the Series offered thereby and to the Trust Indenture (the "Trust Indenture") or Trust Agreement (the "Trust Agreement"), as applicable and the supplemental or terms indenture or agreement with respect to such Series (the "Series Supplement") between the Company and Bankers Trust Company of California, N.A., a national banking association, or Marine Midland Bank, N.A., a national banking association (or another bank or trust company qualified under the TIA and named in the Prospectus Supplement for the related Series), as trustee (the "Trustee") or a Trust and the Trustee (collectively, the Trust Indenture and any Series Supplement relating to Bonds are sometimes referred to as the "Indenture," and the Trust Agreement and any Series Supplement relating to Certificates are sometimes referred to as the "Trust Agreement").

SECURITIES OFFERED
 A. THE BONDS ..........         Collateralized Mortgage Obligations (the
                                    "Bonds"). The Bonds may be issued from
                                    time to time in separately secured Series pursuant to the Indenture and a related Series Supplement. Each Series will consist of one or more Classes, one or more of which may be Classes of Compound Interest Securities, Planned Amortization Class ("PAC") Securities, Variable Interest Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities, Participating Securities, Senior Securities or Subordinate Securities. Each Class may differ in, among other things, the amounts allocated to and the priority of principal and interest payments, maturity date, Payment Dates and Bond Interest Rate. Additionally, one or more Classes may consist of Subordinate Securities which are subordinated to other Classes of Bonds with respect to the right to receive payments of principal, interest, or both, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Bonds under the circumstances and in such amounts as described herein and in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Bonds of each Class will be issued in fully registered form in the minimum denominations specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Bonds or certain Classes of such Bonds offered thereby may be available in book-entry form only. The Bonds may be issued in registered form or bearer form with coupons attached. Bonds in bearer form will be offered only outside the United States to non-United States persons and to offices located outside the United States of certain United States financial institutions. See "DESCRIPTION OF THE SECURITIES-- The Bonds--General" and "ENHANCEMENT--Subordinated Securities."

 B. THE CERTIFICATES ...         Mortgage-Backed Certificates (the
                                    "Certificates"). The Certificates are
                                    issuable from time to time in separate
                                    Series pursuant to separate Trust
                                    Agreements and a related Series
                                    Supplement. Each Certificate of a Series will evidence a beneficial ownership interest in the Trust Fund for such

                                    Series. Each Series of Certificates will consist of one or more Classes of Certificates, one or more of which may be Classes of Compound Interest Securities, PAC Securities, Variable Interest Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities, Participating Securities,
                                    Subordinate Securities or Senior
                                    Securities. If a Series consists of
                                    multiple Classes, the respective Classes may differ with respect to the amount, percentage and timing of distributions or principal, interest or both. Additionally, one or more Classes may consist of Subordinate Securities which are subordinated to other Classes of Certificates with respect to the right to receive distributions of principal, interest, or both under the circumstances and in such amounts as described herein and in the related Prospectus Supplement. The Certificates will be issuable in fully registered form in the authorized minimum denominations and multiples thereof specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Certificates or certain Classes of such Certificates offered thereby may be available in book-entry form only.

ISSUER .................         The Issuer with respect to a Series of Bonds
                                    will be Structured Asset Securities
                                    Corporation (the "Company") or an owner
                                    trust established by it ("Owner Trust")
                                    for the purpose of issuing one or more
                                    Series of Bonds. Each such Owner Trust
                                    will be created by an agreement (the
                                    "Deposit Trust Agreement") between the
                                    Company, acting as depositor, and a bank, trust company or other fiduciary, acting as owner trustee (the "Owner Trustee").
                                    The Bonds will be non- recourse
                                    obligations of the Issuer. The Series
                                    Supplement for a particular Series of
                                    Bonds may permit the assets pledged to
                                    secure the related Bonds to be transferred by the Issuer to a trust or other limited purpose affiliate of the Company, subject to the obligations of the Bonds of such Series, thereby relieving the Issuer of its obligations with respect to such Bonds.

                                 The Issuer with respect to a Series of
                                   Certificates will be a trust fund (the
                                   "Trust Fund") established by the Company for the purpose of issuing one or more Series of Certificates. Such Trust Fund will be created by an agreement (the "Trust Agreement") between the Company, acting as depositor, and a bank, trust company or other fiduciary, acting as trustee (the "Trustee").

                                The Issuer will not have, nor be expected in the
                                   future to have, any significant assets
                                   available for payments on a Series of Bonds or distributions on a Series of Certificates, other than the assets pledged as security for a specific Series of Bonds issued by it, or assets deposited into a Trust Fund, the Certificates issued by such Trust Fund as Issuer representing a beneficial ownership interest in such assets. Unless otherwise specified in the related
                                   Prospectus Supplement, (i) each

                                   Series of Bonds will be separately secured and no Series of Bonds will have any claim against or security interest in the assets pledged to secure any other Series, and (ii) no Series of Certificates will have a beneficial ownership interest in any other Series.

                                The Company, a Delaware corporation, is a
                                   limited-purpose finance subsidiary
                                   organized for the purpose of issuing one or more Series and other similar obligations directly or through one or more Trust Funds established by it. Although all of the outstanding capital stock of the Company is owned by Lehman Commercial Paper Inc. ("LCPI"), a wholly owned subsidiary of Lehman Brothers Inc. ("Lehman Brothers"), neither LCPI nor Lehman Brothers nor any of their affiliates has guaranteed or is otherwise obligated with respect to any Series, except with respect to any representations and warranties given by any such affiliate as originator, seller or servicer of Mortgage Assets relating to a Series.

                                 The Company's principal office is located at
                                   200 Vesey Street, New York, New York 10285 and its telephone number is (212) 526-5594. See "RISK FACTORS" and "THE ISSUER."

INTEREST PAYMENTS ON THE
BONDS ..................         Each Class of a Series of Bonds (other than
                                    a Class of Zero Coupon Securities or
                                    Principal Only Securities) will accrue
                                    interest at the rate set forth in (or, in the case of Variable Interest Securities, as determined by the method described in) the related Prospectus Supplement (the "Bond Interest Rate"). Interest on all Bonds which bear interest, other than Compound Interest Securities, will be due and payable on the Payment Dates specified in the related Prospectus Supplement. However, failure to pay interest on a current basis may not necessarily be an Event of Default with respect to a particular Series of Bonds. Payments of interest on a Class of Variable Interest Securities will be made on the dates set forth in the related Prospectus Supplement (the "Variable Interest Payment Dates"). Interest on any Class of Compound Interest Securities will not be paid currently, but will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date through the Accrual Termination Date specified in the related Prospectus Supplement. Following the applicable Accrual Termination Date, interest payments on such Bonds will be made on the Compound Value thereof. Interest Only Bonds may be assigned a "Notional Amount" which is used solely for convenience in expressing the calculation of interest and for certain other purposes. Unless otherwise specified in the related Prospectus Supplement, the Notional Amount will be determined at the time of issuance of such Bonds based on the principal balances or Bond Value of the Mortgage Loans attributable to the Bonds of a Series entitled to receive principal, and will be adjusted monthly over the life of the Bonds based upon adjustments to the Bond Value of such

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

                                    Mortgage Loans. Reference to the Notional
                                    Amount is solely for convenience in
                                    certain calculations and does not
                                    represent the right to receive any
                                    distributions allocable to principal. Zero
                                    Coupon Securities and Principal Only
                                    Securities will not accrue, and will not receive, any interest.

                                 Each payment of interest on each Class of Bonds
                                   (or addition to principal of a be entitled to Class of Compound Interest Securities) on a Payment Date will include all interest accrued during the Interest Accrual Period specified in the related
                                   Prospectus Supplement preceding such Payment
                                   Date. If the Interest Accrual
                                   Period for a Series ends on a date other than a Payment Date for such Series, the yield realized by the Holders of such Bonds may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date. Additionally, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more Classes may be calculated on the assumption that principal payments (and additions to principal of the Bonds), and allocations of losses on the Mortgage Assets (if so specified in the related Prospectus Supplement), are made on the first day of the preceding Interest Accrual Period and not on the Payment Date for such preceding Interest Accrual Period when actually made or added. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding. See "YIELD AND PREPAYMENT CONSIDERATIONS."

                                 With respect to any Class of Variable Interest
                                   Securities, the related Prospectus Supplement will set forth: (a) the initial Bond Interest Rate (or the manner of determining the initial Bond Interest Rate); (b) the formula, index or other method by which the Bond Interest Rate will be determined from time to time; (c) the periodic intervals at which such determination will be made; (d) the interest rate cap (the "Maximum Variable Interest Rate") or the interest rate floor (the "Minimum Variable Interest Rate") on the Bond
                                   Interest Rate, if any, for such Variable
                                   Interest Securities; and (e) the
                                   Variable Interest Period and any other terms relevant to such Class of Bonds.
                                   See "DESCRIPTION OF THE SECURITIES--Payments and Distributions of Interest."

INTEREST DISTRIBUTIONS
ON THE CERTIFICATES ......         Interest distributions on the Certificates
                                    of a Series (other than Certificates that are Zero Coupon Securities or Principal Only Securities) will be made from amounts available therefor on each Distribution Date at the applicable rate specified in (or determined in the manner set forth in) the related Prospectus Supplement. The interest rate on Certificates of a Series may be variable or change with changes in the mortgage rates or annual percentage rates of the Mortgage

                                    Assets included in the related Trust Fund and/or as prepayments occur with respect to such Mortgage Assets. Zero Coupon Securities and Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Compound Interest
                                    Securities will not receive distributions of interest but accrued interest will be added to the principal balance thereof on each Distribution Date until the Accrual Termination Date. Following the Accrual Termination Date, interest distributions with respect to such Compound Interest Securities will be made on the basis of their Compound Value.

PRINCIPAL PAYMENTS ON
THE BONDS ..............         All payments of principal of a Series will
                                    be allocated among the Classes of such
                                    Series in the order and amounts, and will be applied either on a pro rata or a random lot basis among all Bonds of any such Class, as specified in the related Prospectus Supplement.

                                 Except with respect to Zero Coupon Securities,
                                    Compound Interest Securities and
                                    Interest Only Securities, unless specified otherwise in the related Prospectus Supplement, on each Payment Date principal payments will be made on the Bonds of each Series in an amount (the "Principal Payment Amount") as determined by a formula specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, if the Series of Bonds has a Class of Compound Interest Securities, additional principal payments on the
                                    Bonds will be made on each Payment Date in an amount equal to the interest accrued, but not then payable, on such Bonds for the related Interest Accrual
                                    Period. If the Series of Bonds has a Class of PAC Securities, such PAC
                                    Securities will have certain priorities of payment with respect to principal to the extent of certain targeted amounts with respect to each Payment Date, as set forth in the related Prospectus Supplement.

PRINCIPAL DISTRIBUTIONS
ON THE
 CERTIFICATES ..........         Principal distributions on the Certificates
                                    of a Series will be made from amounts
                                    available therefor on each Distribution
                                    Date, unless otherwise specified in the
                                    related Prospectus Supplement, in an
                                    aggregate amount determined as set forth in the related Prospectus Supplement and will be allocated among the respective Classes of a Series of Certificates at the times, in the manner and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

                                 Except with respect to Zero Coupon Securities,
                                   Compound Interest Securities and
                                   Interest Only Securities, unless specified otherwise in the related Prospectus Supplement, on each Distribution Date principal payments will be made on the Certificates of each Series in the Principal Payment Amount as determined by a formula specified in the related Prospec-
                                    tus Supplement. Unless otherwise specified in the related Prospectus
                                    Supplement, if the Series of Certificates has a Class of Compound Interest
                                    Securities, additional principal payments on the Certificates will be made on each Distribution Date in an amount equal to the interest accrued, but not then payable, on such Certificates for the related Interest Accrual Period. If the Series of Certificates has a Class of PAC Securities, such PAC Securities will have certain priorities of distribution with respect to principal to the extent of certain targeted amounts with respect to each Distribution Date, as set forth in the related Prospectus Supplement.

ALLOCATION OF LOSSES ...         If so specified in the related Prospectus
                                    Supplement, on any Payment Date or
                                    Distribution Date, as applicable, on which the principal balance of the Mortgage Assets is reduced due to losses on the Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the Aggregate Outstanding Principal of the Subordinate Securities or other subordination, if any, and, thereafter, to reduce the Aggregate Outstanding Principal of the remaining Securities in the priority and manner specified in such Prospectus Supplement until the Aggregate Outstanding Principal of each Class of Securities so specified has been reduced to zero or paid in full, thus reducing the amount of principal payable or distributable on each such Class of Securities or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class or Classes of Securities shall be allocated to the Holders of the Securities of such Class or Classes pro rata in the proportion which the outstanding principal of each Bond or Certificate of such Class or Classes bears to the Aggregate Outstanding Principal of all Securities of such Class. See "DESCRIPTION OF THE SECURITIES-- Payments and Distributions of Principal."

STATED MATURITY OF THE
BONDS ..................         The "Stated Maturity" for each Class of a
                                    Series is the date specified in the
                                    related Prospectus Supplement no later
                                    than which all the Bonds of such Class
                                    will be fully paid, calculated on the
                                    basis of the assumptions set forth in the related Prospectus Supplement. However, the actual maturity of the Bonds is likely to occur earlier and may occur significantly earlier than their Stated Maturity. The rate of prepayments on the Mortgage Assets pledged as security for any Series will depend on a variety of factors, including the characteristics of the Mortgage Loans underlying or comprising the Mortgage Assets and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, geographic, tax, legal and other factors. No assurance can be given as to the actual prepayment experi- ence of such Mortgage Assets. See "YIELD AND PREPAYMENT CONSIDERATIONS."

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

FINAL SCHEDULED
DISTRIBUTION DATE
 OF THE CERTIFICATES ...         The Final Scheduled Distribution Date for
                                    each Class of Certificates of a Series is the date after which no Certificates of such Class will remain outstanding, assuming timely payments or distributions are made on the Mortgage Assets in the related Trust Fund in accordance with their terms. The Final Scheduled Distribution Date of a Class may equal the maturity date of the Mortgage Asset in the related Trust Fund which has the latest stated maturity or will be determined as described herein and in the related Prospectus Supplement.


                                 The actual maturity date of the Certificates of
                                    a Series will depend primarily
                                    upon the level of prepayments with respect to the Mortgage Loans comprising the Mortgage Assets in the related Trust Fund. The actual maturity of any Certificate is likely to occur earlier and may occur substantially earlier than its Final Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the Certificates.
                                    The rate of prepayments on the Mortgage
                                    Loans comprising Mortgage Assets in
                                    the Trust Fund for a Series will depend on a variety of factors, including certain characteristics of such Mortgage Loans and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See "RISK
                                    FACTORS" and "DESCRIPTION OF THE
                                    SECURITIES--Weighted Average Life of the
                                    Securities" herein.


REDEMPTION OF BONDS ....         The Bonds will be redeemable only as
                                    follows:

 A. SPECIAL REDEMPTION .         If specified in the related Prospectus
                                    Supplement, Bonds of a Series will be
                                    subject to special redemption, in whole or in part, if, as a result of principal payments on the Mortgage Assets securing such Series or low reinvestment yields or both, the Trustee determines (based on assumptions, if any, specified in the Indenture and after giving effect to the amounts, if any, available to be withdrawn from any Reserve Fund for such Series) that the amount anticipated to be available in the Collection Account for such Series on the date specified in the related Prospectus Supplement will be insufficient to meet debt service requirements on any portion of the Bonds. Any such redemption would be limited to the aggregate amount of all scheduled principal payments and prepayments on the Mortgage Assets received since the last Payment Date or Special Redemption Date, whichever is later, and may shorten the maturity of any Bond so redeemed by no more than the period between the date of such special redemption and the next Payment Date. Unless otherwise specified in the related Prospectus Supplement, special redemptions of Bonds of a Series will be made in the same priority and manner as principal payments are made on a Payment Date. Bonds subject to special redemption shall be redeemed on the applicable Special Redemption Date at 100% of their unpaid principal amount plus accrued interest on such principal to the date specified in the related Prospectus Supplement. To the extent described in the related Prospectus Supplement, Bonds of a Series may be subject to special redemption in whole or in part following certain defaults under an Enhancement Agreement or other agreement, and in certain other events at the Redemption Price. See "DESCRIPTION OF THE SECURITIES--Special Redemption."

B. OPTIONAL REDEMPTION ...       To the extent specified in the related
                                    Prospectus Supplement, one or more Classes of any Series may be redeemed in whole, or in part, at, unless otherwise specified in the related Prospectus Supplement, the Issuer's option on any Payment Date on or after the date specified in the related Prospectus Supplement and at the Redemption Price. See "DESCRIPTION OF THE SECURITIES--Optional Redemption."

 C. MANDATORY REDEMPTION ...     If specified in the related Prospectus
                                    Supplement for a Series, the Bonds of one or more Classes ("Individual Investor Bonds") may be subject to mandatory redemptions by lot or by such other method set forth in the Prospectus Supplement. The related Prospectus Supplement relating to a Series of Bonds with Individual Investor Securities will set forth Class priorities, if any, and conditions with respect to redemptions. Individual Investor Securities to be redeemed shall be selected by random lot in $1,000 units, after making all permitted redemptions requested by holders of Individual Investor Securities or by such other method set forth in the Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Mandatory Redemption."

OPTIONAL TERMINATION OF
 TRUST FUND ............         If so specified in the related Prospectus
                                    Supplement, the Company, as depositor of the Primary Assets into the Trust Fund (acting in such capacity, and in such capacity in respect of an Owner Trust the "Depositor"), the Servicer, or such other entity that is specified in the related Prospectus Supplement, may, at its option, cause an early termination of the related Trust Fund by repurchasing all of the Primary Assets remaining in the Trust Fund on or after a specified date, or on or after such time as the aggregate principal balance of the Certificates of any Class of the Series is less than the amount or percentage specified in the related Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES-- Optional Termination."

REPURCHASES OF
CERTIFICATES ...........         If so specified in the related Prospectus
                                    Supplement, one or more classes of the
                                    Certificates of such Series may be
                                    repurchased, in whole or in part, at the option of the Depositor, at such times and under the circumstances specified in such Prospectus Supplement and at the repurchase price set forth therein. See "DESCRIPTION OF THE SECURITIES--Optional Repurchase of Certificates" herein.

                                 If so specified in the related Prospectus
                                    Supplement, any Class of the
                                    Certificates may be subject to repurchase at the request of the holders of such Class or to mandatory repurchase by the Depositor (including by random lot). See "DESCRIPTION OF THE SECURITIES-- Other Repurchases" herein.

SECURITY FOR THE BONDS,
OR THE TRUST
 FUND FOR THE
CERTIFICATES ...........         Each Series of Bonds will be separately
                                    secured by Primary Assets consisting of
                                    one or more of the assets described below, as specified in the Prospectus Supplement. The Trust Fund for a Series of Certificates will consist of one or more of the assets described below, as specified in the related Prospectus Supplement.

 A. MORTGAGE ASSETS ....         The Primary Assets for a Series may consist
                                    of any combination of the following, to
                                    the extent and as specified in the related
                                    Prospectus Supplement:

  (1) MORTGAGE LOANS ...         Mortgage Assets for a Series may consist, in
                                    whole or in part, of Mortgage Loans,
                                    including participation interests therein owned by the Issuer. Some Mortgage Loans or Mortgage Loans underlying such participation interests may be delinquent or non-performing as specified in the related Prospectus Supplement. The Mortgage Assets may consist of a single Mortgage Loan or obligations of a single obligor or related obligors as specified in the related Prospectus Supplement. Mortgage Loans comprising or underlying the Mortgage Assets may be originated by or acquired from an affiliate of the Issuer and an affiliate of the Issuer may be an obligor with respect to any such Mortgage Loan. Payments on such Mortgage Loans will be collected by the Trustee or by the Servicer or Master Servicer with respect to a Series and remitted to the Trustee as described in the related Prospectus Supplement and will be available in the priority described in the related Prospectus Supplement to make payments on the Bonds of that Series. To the extent specified in the related Prospectus Supplement, Mortgage Loans owned by the Issuer will be serviced by Servicers, and, if applicable, a Master Servicer, either of which may be affiliates or shareholders of the Issuer.

                                 Mortgaged Properties securing Mortgage Loans
                                    may consist of multifamily residential
                                    rental property or cooperatively owned
                                    multifamily property consisting of five or more dwelling units, mixed multifamily/commercial property or commercial property. Mortgage Loans secured by Multifamily Property may consist of FHA Loans. Mortgage Loans may, as specified in the related
                                    Prospectus Supplement, have various payment characteristics and may consist of fixed rate loans or ARMs or Mortgage Loans having balloon or other irregular payment features. Unless otherwise specified in the related Prospectus
                                    Supplement, the Mortgage Loans will be
                                    secured by first mortgages or deeds of
                                    trust or other similar security instruments creating a first lien on Mortgaged
                                    Property. If so specified in the related
                                    Prospectus Supplement, Mortgage Loans
                                    relating to real estate projects under
                                    construction may be included in the
                                    Mortgage Assets for a Series. The related
                                    Prospectus Supplement will describe
                                    certain characteristics of the Mortgage
                                    Loans comprising the Mortgage Assets
                                    for a Series, including, without limitation,
                                    (a) the aggregate unpaid
                                    principal balance of the Mortgage Loans
                                    comprising the Mortgage Assets; (b)
                                    the weighted average Mortgage Rate on the Mortgage Loans, and, in the case of adjustable Mortgage Rates, the weighted average of the current adjustable
                                    Mortgage Rates, the minimum and maximum
                                    permitted adjustable Mortgage Rates,
                                    if any, and the weighted average thereof;
                                    (c) the average outstanding
                                    principal balance of the Mortgage Loans; (d) the weighted average remaining scheduled term to maturity of the Mortgage Loans and the range of remaining scheduled terms to maturity; (e) the range of Loan-to-Value Ratios of the
                                    Mortgage Loans; (f) the relative percentage
                                    (by principal balance as of the
                                    Cut-off Date) of Mortgage Loans that are
                                    ARMs, fixed interest rate, FHA Loans
                                    or other types of Mortgage Loans; (g) any enhancement relating to the Mortgage
                                    Assets; (h) the relative percentage (by
                                    principal balance as of the Cut-Off
                                    Date) of Mortgage Loans that are secured by Multifamily Property or Commercial
                                    Property; (i) the geographic dispersion of Mortgaged Properties securing the
                                    Mortgage Loans; and (j) the use or type of each Mortgaged Property securing a
                                    Mortgage Loan.

                                 If permitted by applicable law, the Mortgage
                                    Pool may also include Mortgaged
                                    Properties acquired by foreclosure or by deed-in-lieu of foreclosure ("REO Property"). To the extent specified in the related Prospectus Supplement, the
                                    Servicer or the Master Servicer or the
                                    Special Servicer, if any, may establish
                                    and maintain a trust account or accounts to be used in connection with REO
                                    Properties and other Mortgaged Properties being operated by it or on its behalf on behalf of the Trust Estate, by the mortgagor as debtor-in-possession or otherwise. See "SECURITY FOR THE BONDS AND CERTIFICATES--Mortgage Loans" and "--Maintenance of Insurance Policies and Other Servicing Procedures;
                                    Presentation of Claims; Realization Upon
                                    Defaulted Mortgage Loans."

(2) PRIVATE MORTGAGE-BACKED
   SECURITIES ..........         Private Mortgage-Backed Securities may
                                    include (a) mortgage participations or
                                    pass-through certificates representing
                                    ben-
                                    eficial interests in certain Mortgage
                                    Loans, (b) debt obligations interest
                                    payments on which may be tax-exempt in
                                    whole or in part secured by mortgages or
                                    (c) participations or other interests in any of the foregoing. Although individual Mortgage Loans underlying a Private Mortgage-Backed Security may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private
                                    Mortgage-Backed Securities themselves will not be, so insured or guaranteed. Unless otherwise specified in the Prospectus Supplement relating to a Series, payments on the Private Mortgage-Backed Securities will be distributed directly to the Trustee (on behalf of the Trust Estate) as registered owner of such Private Mortgage-Backed Securities. Unless otherwise specified in the Prospectus Supplement relating to a Series, if payments with respect to interest on the underlying obligations are tax-exempt, such Prospectus Supplement will disclose the relevant federal income tax characteristics relating to the tax-exempt status of such obligations.

                                 The related Prospectus Supplement for a Series
                                    will specify, to the extent
                                    applicable, (i) the aggregate approximate principal amount and type of any Private Mortgage-Backed Securities to be included in the Trust Estate or Trust
                                    Fund for such Series; (ii) certain
                                    characteristics of the Mortgage Loans,
                                    participations or other interests which
                                    comprise the underlying assets for the
                                    Private Mortgage-Backed Securities including
                                    (A) the payment features of such
                                    Mortgage Loans, participations or other
                                    interests (i.e., whether they are
                                    fixed interest rate or adjustable rate and whether they provide for fixed level payments, negative amortization, or other payment features), (B) the approximate aggregate principal amount, if known, of the underlying Mortgage
                                    Loans, participations or other interests which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and (D) the stated maturities of the Mortgage
                                    Loans, participations or other interests at origination; (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities;
                                    (iv) the weighted average term-to-stated maturity of the Private
                                    Mortgage-Backed Securities; (v) the pass-through or bond rate or ranges thereof for the Private Mortgage-Backed Securities or formula therefor; (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities or formula therefor; (vii) the issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer"), the Servicer or Master Servicer of the Private Mortgage-Backed Securities and the trustee of the Private Mortgage-Backed Securities (the "PMBS Trustee"); (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit, guarantees or overcollateralization, relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities, or to such Private Mortgage-Backed Securities themselves; (ix) the terms on which underlying
                                    Mortgage Loans, participations or other
                                    interests for such Private
                                    Mortgage-Backed Securities or the Private
                                    Mortgage-Backed Securities may, or
                                    are required to, be repurchased prior to maturity; and (x) the terms on which substitute Mortgage Loans, participations or other interests may be delivered to replace those initially deposited with the PMBS Trustee.

   (3) DETERMINATION OF
   ASSET VALUE .........         If provided in the applicable Prospectus
                                    Supplement, each item of Mortgage Assets for a Series will be assigned an Asset Value. Unless otherwise specified in the related Prospectus Supplement, the aggregate of the Asset Values of the Primary Assets securing a Series of Bonds or comprising a Trust Fund will equal not less than the original Aggregate Outstanding Principal of such Series. The Asset Value of an item of Primary Assets securing any Series of Bonds or comprising a Trust Fund is intended to represent the principal amount of Securities of such Series that, based on certain assumptions stated in the related Series Supplement, can be supported by payments on such item of Primary Assets, irrespective of prepayments thereon, together with, depending on the type of Primary Assets and method used to determine its Asset Value, reinvestment earnings at the related Assumed Reinvestment Rate, if any, and amounts in any Reserve Fund established for that Series. In such a case, the related Prospectus Supplement will set forth the method or methods and related assumptions used to determine Asset Value, if such method is used, for the Primary Assets securing the related Series. See "DESCRIPTION OF THE SECURITIES--Valuation of Mortgage
                                    Collateral."

 B. COLLECTION ACCOUNT .         Unless otherwise provided in the related
                                    Prospectus Supplement, all payments on the Primary Assets pledged as security for a Series or comprising the assets of a Trust Fund will be remitted to a Collection Account to be established with the Trustee, or if the Trustee is not also the Paying Agent, with the Paying Agent, for such Series. Unless otherwise provided in the related Prospectus Supplement, such payments, together with the Reinvestment Income thereon, if any, the amount of cash, if any, initially deposited in the Collection Account by the Issuer together with Reinvestment Income thereon, if any, and any amounts withdrawn from any Reserve Fund established for such Series, will be available to make payments or distributions of principal of and interest on such Series on the next Payment Date or Distribution Date, as applicable. Any funds remaining in the Collection Account for a Series immediately following a Payment Date or Distribution Date, as applicable (unless required to be deposited into one or more Reserve Funds, as described below, or applied to pay certain expenses or other payments

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

                                    provided for in the Indenture or Trust
                                    Agreement, as applicable) will be promptly paid as provided in the Indenture or Trust Agreement to the Issuer or, in certain circumstances, to owners of residual interests and, upon such payment, will be released from the lien of the Indenture or Trust Agreement, as applicable. See "SECURITY FOR THE BONDS AND
                                    CERTIFICATES--Collection Account."

 C. GUARANTEED
INVESTMENT CONTRACTS
  AND OTHER AGREEMENTS .         The Issuer may obtain and deliver to the
                                    Trustee Guaranteed Investment Contracts
                                    pursuant to which moneys held in the funds and accounts established for such Series will be invested at a specified rate for the Series. The Issuer may also obtain and deliver to the Trustee certain other agreements such as interest rate swap agreements, interest rate cap or floor agreements or similar agreements issued by a bank, insurance company, savings bank, savings and loan association or other entity which reduce the effects of interest rate fluctuations on the Mortgage Assets or the Securities. The principal terms of any such Guaranteed Investment Contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related Series. Additionally, the related Prospectus Supplement will provide certain information with respect to the issuer of such Guaranteed Investment Contract or other agreement.

ENHANCEMENT ............         Enhancement in the form of reserve funds,
                                    subordination, overcollateralization,
                                    insurance policies, letters of credit or other types of credit support may be provided with respect to the Mortgage Assets or with respect to one or more Classes of Securities of a Series. If the Mortgage Assets are divided into separate Mortgage Groups, each securing or supporting a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Securities secured by one Mortgage Group prior to distributions to Subordinate Securities secured by another Mortgage Group within the Trust Estate or Trust Fund.

                                 The type, characteristics and amount of
                                    enhancement will be determined based on
                                    the characteristics of the Mortgage Loans underlying or comprising the
                                    Mortgage Assets and other factors and will be established on the basis of requirements of each Rating Agency rating the Securities of such Series. If so specified in the related Prospectus Supplement, any such enhancement may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such enhancement will be limited. See "ENHANCEMENT" and "RISK FACTORS" herein.

A. SUBORDINATE
SECURITIES .............         A Series of Securities may include one or
                                    more Classes of Subordinate Securities.
                                    The rights of holders of such Subordinate
                                    Securities to receive distributions on any Payment Date or Distribution Date, as applicable, will be subordinate in right and priority to the rights of holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other enhancement. Unless otherwise specified in the related Prospectus Supplement, such subordination will be in lieu of providing insurance policies or other credit support with respect to losses arising from such events. Unless otherwise specified in the related Prospectus Supplement, the related Series Supplement may require a trustee that is not the Trustee to be appointed to act on behalf of holders of Subordinate Securities.

                                 The related Prospectus Supplement will set
                                    forth information concerning the
                                    amount of subordination of a Class or
                                    Classes of Subordinate Securities in a
                                    Series, the circumstances in which such
                                    subordination will be applicable, the
                                    manner, if any, in which the amount of
                                    subordination will decrease over time,
                                    the manner of funding any related Reserve
                                    Fund and the conditions under which
                                    amounts in any related Reserve Fund will be used to make distributions to holders of Senior Securities and/or to holders of Subordinate Securities or be released from the related Trust Estate or Trust Fund. If cash flows otherwise distributable to holders of Subordinate Securities secured by a Mortgage Group will be used as credit support for Senior Securities secured by another
                                    Mortgage Group within the Trust Estate or
                                    Trust Fund, the related Prospectus
                                    Supplement will specify the manner and
                                    conditions for applying such a
                                    cross-support feature. See "ENHANCEMENT--
                                    Subordinate Securities."

 B. INSURANCE ..........         If so specified in the related Prospectus
                                    Supplement, certain insurance policies
                                    will be required to be maintained with
                                    respect to the Mortgage Loans included in the Trust Estate or Trust Fund for a Series. Such insurance policies may include, but are not limited to, a standard hazard insurance policy or with respect to FHA Loans, FHA Insurance. See "ENHANCEMENT" and "DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS" herein. The Prospectus Supplement for a Series will provide information concerning any such insurance policies, including (a) the types of coverage provided by each, (b) the amount of such coverage and (c) conditions to payment under each. To the extent described in the related Prospectus Supplement, certain insur-ance policies to be maintained with respect to the Mortgage Loans may be terminated, reduced or replaced following the occurrence of certain events affecting the authority or creditworthiness of the insurer. Additionally, such insurance policies may be terminated, reduced or replaced by the Servicer or Master Servicer, if any, provided that no rating assigned to Securities of the related Series offered hereby and by the related Prospectus Supplement is adversely affected and such insurance policies may apply only in the event of certain types of losses, all as set forth in the related Prospectus Supplement.

 C. LETTER OF CREDIT ...         If so specified in the related Prospectus
                                    Supplement, credit support may be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other credit support. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement. The liability of the L/C Bank under its letter of credit may be reduced by the amount of unreimbursed payments thereunder.

                                 The maximum liability of an L/C Bank under its
                                    letter of credit will be an
                                    amount equal to a percentage specified in the related Prospectus Supplement of the initial aggregate outstanding principal balance of the Mortgage Loans in the Trust Estate or Trust Fund or one or more Classes of Securities of the related Series (the "L/C Percentage"). The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein and in the related Prospectus Supplement. See
                                    "ENHANCEMENT--Letter of Credit."

 D. BOND GUARANTEE
INSURANCE ..............         If so specified in the related Prospectus
                                    Supplement, credit support for a Series
                                    may be provided by an insurance policy
                                    (the "Bond Guarantee Insurance") issued by one or more insurance companies. Such Bond Guarantee Insurance may guarantee timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. See "ENHANCEMENT--Bond
                                    Guarantee Insurance."

 E. RESERVE FUNDS ......         The Issuer may deposit in one or more
                                    reserve funds (collectively, the "Reserve
                                    Funds") for any Series cash, Eligible
                                    Investments, demand notes or a combination thereof in the aggregate amount, if any, specified in the related Prospectus Supplement. Any Reserve Funds for a Series may also be funded over time through application of a specified amount of cash flow, to the extent described in the related Prospectus Supplement. Such a Reserve Fund may be established to increase the likelihood of the timely distributions on the Securities of such Series or to reduce the likelihood of a special redemption with respect to any Series. Reserve Funds may be established to provide protection against certain losses or delinquencies in addition to or in lieu of other credit support. Amounts on deposit in the Reserve Funds for a Series, together with (unless otherwise specified in the related Prospectus Supplement) the reinvestment income thereon, if any, will be applied for the purposes, in the manner and to the extent provided by the related Prospectus Supplement.

                                 On each Payment Date or Distribution Date, as
                                    applicable, for a Series, all
                                    amounts on deposit in any Reserve Funds for the Series in excess of the amounts required to be maintained therein by the related Indenture or Trust
                                    Agreement, as applicable, and specified in the related Prospectus Supplement may be released from the Reserve Funds and will not be available for future payments or distributions on the Securities of such Series.

                                 Additional information concerning any Reserve
                                    Funds, including whether any such
                                    Reserve Fund is a part of the Trust Estate or Trust Fund, the circumstances under which moneys therein will be applied to make distributions to
                                    Bondholders or Certificateholders, the
                                    balance required to be maintained in
                                    such Reserve Funds, the manner in which such required balance will decrease over time and the manner of funding any such Reserve Fund, will be set forth in the related Prospectus Supplement. See "ENHANCEMENT--Reserve Funds."

 F. OVERCOLLATERALIZATION ..     To the extent applicable and as specified in
                                    the related Prospectus Supplement, a
                                    Series may be structured such that the
                                    outstanding principal balances or
                                    Aggregate Asset Value of the Mortgage
                                    Assets securing a Series may exceed the
                                    Aggregate Outstanding Principal of such
                                    Series, thereby resulting in
                                    overcollateralization. See "DESCRIPTION OF
                                    THE SECURITIES--Valuation of Mortgage
                                    Assets."

SERVICING AGREEMENTS ...         Various Servicers will perform certain
                                    servicing functions with respect to any
                                    Mortgage Loans comprising Mortgage Assets or Underlying Collateral for a Series. In addition, if so specified in the related Prospectus Supplement, a Master Servicer identified in the related Prospectus Supplement may service Mortgage Loans directly or administer and supervise the performance by the Servicers of their duties and responsibilities under separate servicing agreements. Each Servicer must meet the requirements of the Master Servicer, if any, and be approved by the Issuer, and, if specified in the related Prospectus Supplement, the Master Servicer and each Ser-vicer must be approved by either FNMA or FHLMC as a seller-servicer of mortgage loans and, in the case of FHA Loans, by HUD as an FHA mortgagee. Each Servicer will be obligated under a servicing agreement to perform customary servicing functions and may be obligated to advance funds to cover certain payments not made by the Mortgagors to the extent described herein and in the related Prospectus Supplement. The Master Servicer, if any, may, if so specified in the related Prospectus Supplement, be obligated to advance funds to cover any required Advances not made by the Servicers to the extent that, in the judgment of the Master Servicer, such Advances are recoverable under the Insurance Policies, any Enhancement or from the proceeds of liquidation of the Mortgage Loans or as provided in the related Prospectus Supplement. The related Prospectus Supplement will specify the conditions to and any limitations on such Advances and the conditions under which such Advances will be recoverable. With respect to any such Series, the Issuer may (i) enter into a standby agreement with an independent standby Servicer acceptable to each Rating Agency rating such Securities providing that such standby Servicer will assume the Servicer's or Master Servicer's obligations in the event of a default by the Master Servicer or Servicer or (ii) obtain a servicer performance bond acceptable to each Rating Agency rating such Securities that will guarantee certain of the Servicer's or Master Servicer's obligations. The Issuer will assign to the Trustee its rights under any Master Servicing Agreement and any servicing agreements so provided with respect to a Series as security for the Series. See "SERVICING OF MORTGAGE LOANS" and "SECURITY FOR THE BONDS AND CERTIFICATES--Mortgage Loans" herein.

SPECIAL SERVICER .......         If so specified in the related Prospectus
                                    Supplement, to the extent a Mortgage Loan on or after the Closing Date meets certain criteria set forth in the related Prospectus Supplement, (i) all or a portion of the servicing responsibilities with respect to such Mortgage Loan may be transferred to a Special Servicer or (ii) the Special Servicer will provide advisory services with respect to the servicing of such Mortgage Loan. See "SERVICING OF MORTGAGE LOANS" herein.

FEDERAL INCOME TAX
CONSIDERATIONS .........         Unless otherwise stated in the applicable
                                    Prospectus Supplement, a real estate
                                    mortgage investment conduit (a "REMIC")
                                    election will be made with respect to each Series of Securities. Securities of such Series will be designated as "regular interests" in a REMIC ("Regular Interest Securities") or as "residual interests" in a REMIC ("Residual Interest Securities").

                                 If the applicable Prospectus Supplement so
                                    specifies with respect to a Series of
                                    Securities, the Securities of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead will be treated as (i) indebtedness of the Issuer, (ii) an undivided beneficial ownership interest in the Mortgage Loans (and the arrangement pursuant to which the Mortgage Loans will be held and the Securities will be issued will be treated as a grantor trust under Subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation for federal income tax purposes); (iii) equity interests in an association that will satisfy the requirements for qualification as a real estate investment trust; or (iv) interests in an entity that will satisfy the requirements for qualification as a partnership for federal income tax purposes. The federal income tax consequences to Bondholders or Certificateholders of any such Series will be described in the applicable
                                    Prospectus Supplement.


                                 Compound Interest Securities and Zero Coupon
                                    Securities will, and certain other
                                    Classes of Securities may, be issued with original issue discount that is not de minimis. In such cases, the Bondholder or Certificateholder will be required to include the original issue discount in gross income as it accrues, which may be prior to the receipt of cash attributable to such income. If a Security is issued at a premium, the holder will be entitled to make an election to amortize such premium on a constant yield method. Securities constituting regular or residual interests in a REMIC will generally represent "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "loans secured by an interest in real property" for domestic building and loan associations and "real estate assets" for real estate investment trusts to the extent that the underlying mortgage loans and interest thereon qualify for such treatment. Non-REMIC Securities (other than interests in grantor trusts) will not qualify for such treatment.


                                 A holder of a Residual Interest Security will
                                    be required to include in its
                                    income its pro rata share of the taxable income of the REMIC. In certain circumstances, the holder of a Residual Interest Security may have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period in excess of cash distributions for such period or have an after-tax return that is less than the after-tax return on comparable debt instruments. In addition, a portion (or, in some cases, all) of the income from a Residual Interest Security (i) except in certain circumstances with respect to a holder classified as a thrift institution under the Code, may not be subject to offset by losses from other activities, (ii) for a holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and (iii) for a foreign holder, may not qualify for exemption from or reduction of withholding. Further, individual holders are subject to limi-tations on the deductibility of expenses of the REMIC. See "FEDERAL INCOME TAX CONSIDERATIONS."

LEGAL INVESTMENT .......         Unless otherwise specified in the related
                                    Prospectus Supplement, Securities of each
                                    Series offered by this Prospectus and the related Prospectus Supplement will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them. See "LEGAL INVESTMENT."

USE OF PROCEEDS ........         The Issuer will use the net proceeds from
                                    the sale of each Series to (i) purchase
                                    Mortgage Loans and/or Private Mortgage-
                                    Backed Securities comprising the Mortgage
                                    Assets securing such Securities, (ii)
                                    repay indebtedness which has been incurred to acquire Mortgage Assets to be pledged by the Issuer as security for the Bonds or to be deposited into a Trust Fund, (iii) establish any Reserve Funds described in the related Prospectus Supplement, or (iv) pay costs of structuring, guaranteeing and issuing such Securities. If so specified in the related Prospectus Supplement, the purchase of the Mortgage Assets for a Series may be effected by an exchange of Securities with the seller of such Mortgage Assets. See "USE OF PROCEEDS."

RATINGS ................         It will be a condition to the issuance of
                                    any Securities offered by this Prospectus and the related Prospectus Supplement that they be rated in one of the four highest applicable rating categories by at least one Rating Agency. The rating or ratings applicable to Securities of each Series will be as set forth in the related Prospectus Supplement.

                                 A security rating should be evaluated
                                    independently of similar ratings of
                                    different types of securities. A security rating does not address the effect that the rate of prepayment on Mortgage Loans comprising or underlying the
                                    Mortgage Assets or the effect that
                                    reinvestment rates may have on the yield to investors in the Securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. See "RISK FACTORS."

                                 RISK FACTORS

   Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

   Limited Liquidity. There can be no assurance that a secondary market for the Securities of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Securities of such Series remain outstanding. The market value of Securities will fluctuate with changes in prevailing rates of interest. Consequently, sale of the Securities by a holder in any secondary market which may develop may be at a discount from par value or from their purchase price. Furthermore, secondary purchasers may look only to the Prospectus Supplement attached hereto and to the reports to Bondholders or Certificateholders, as applicable, delivered pursuant to the Indenture or Trust Agreement, as applicable and as described herein under the heading "DESCRIPTION OF THE SECURITIES--General," "--The Bonds-General," and "--The Certificates-General" for information concerning the Securities. Except to the extent described in the related Prospectus Supplement, Bondholders or Certificateholders, as applicable, will have no optional redemption or early termination rights, respectively. The Bonds are subject to redemption, and the Certificates are subject to early termination or repurchase, by the Issuer only under certain specified circumstances described herein and in the related Prospectus Supplement." See "DESCRIPTION OF THE SECURITIES--Special Redemption," "--Optional Redemption," "--Optional Termination," "--Optional Repurchase of Certificates," and "--Other Repurchases." Shearson Lehman Brothers Inc. ("Lehman Brothers"), through one or more of its affiliates, and the other underwriters, if any, presently expect to make a secondary market in the Securities, but have no obligation to do so.

   Limited Assets. The Issuer will not have, nor be expected in the future to have, any significant assets available for payments on a Series of Securities other than the assets pledged as security or deposited into a Trust Fund for a specific Series. The Bonds will be non-recourse obligations of the Issuer and each Series of Bonds will be separately secured. Unless otherwise specified in the related Prospectus Supplement, no Series will have any claim against or security interest in the Primary Assets pledged to secure any other Series. If the Primary Assets securing a Series of Bonds is insufficient to make payments on such Bonds, no other assets of the Issuer will be available for payment of the deficiency.

   Unless otherwise set forth in the Prospectus Supplement for a Series of Certificates, the Trust Fund for such Series will be the only available source of funds to make distributions on the Certificates of such Series. The only obligations, if any, of the Depositor with respect to the Certificates of any Series will be pursuant to certain representation and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Mortgage Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Mortgage Loan which constitutes a Mortgage Asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Mortgage Loans or the Servicer, as the case may be, or from a reserve fund established to provide funds for such repurchases.

   Additionally, certain amounts remaining in certain funds or accounts, including the Collection Account and any Reserve Funds, may be withdrawn under certain conditions and circumstances described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be pledged to, or available for, future payment or distribution of principal of or interest on the Securities. If so specified in the related Prospectus Supplement, on any Payment Date or Distribution Date on which the principal balance of the Mortgage Assets is reduced due to losses on the Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the Aggregate Outstanding Principal of the Subordinate Securities or other subordination, if any, and, thereafter, to reduce the Aggregate Outstanding Principal of the remaining Securities in the priority and manner specified in such Prospectus Supplement until the Aggregate Outstanding Principal of each Class of Securities so specified has been reduced to zero or paid in full, thus, reducing the amount of principal payable on each such Class of Securities or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class or Classes of Securities shall be allocated to the Holders of the Securities of such Class or Classes pro rata in the proportion which the outstanding principal of each Security of such Class or Classes bears to the Aggregate Outstanding Principal of all Securities of such Class.

   Yield and Prepayment Considerations. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets securing a Series or deposited into a Trust Fund, as the case may be, generally will result in a faster rate of principal payments on such Securities than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Loans comprising or underlying the Mortgage Assets will affect the average life of each Class secured thereby and the extent to which each such Class is paid prior to its Stated Maturity or Final Scheduled Distribution Date. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets securing any Series of Bonds or deposited into a Trust Fund, as the case may be, or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans comprising or underlying the Primary Assets securing a Series of Bonds or deposited into a Trust Fund, as the case may be. As a result, the actual maturity of or final distribution on any Class could occur significantly earlier than its Stated Maturity or Final Scheduled Distribution Date. The actual maturity of the Bonds or final distribution on the Certificates will also be affected by the extent to which Excess Cash Flow is applied to payments or distributions of principal on the Securities. A Series of Securities may include Classes of PAC Securities or other Securities with priorities of payment and, as a result, yields on other Classes of Securities of such Series may be more sensitive to prepayments on Mortgage Loans. A Series may include a Class offered at a significant premium or discount. Yields on such Class of Securities will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Loans and, in the case of a premium Class, where the amount of interest payable with respect to such Class is extremely disproportionate to principal, a holder might, in some prepayment scenarios, fail to recoup its original investment. See "YIELD AND PREPAYMENT CONSIDERATIONS."

   Limited Nature of Rating. Any rating assigned to the Securities by a Rating Agency will reflect such Rating Agency's assessment solely of the likelihood that holders of such Securities will receive payments required to be made under the Indenture or Trust Agreement, as the case may be. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Mortgage Loans underlying or comprising the Mortgage Assets will be made by Mortgagors or of the degree to which the rate of such prepayments might differ from that originally anticipated. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that investors purchasing a Security at a significant premium might fail to recoup their initial investment under certain prepayment scenarios.

   The amount of Primary Assets, including any applicable Enhancement, required to support a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating such Series. Such criteria are sometimes based upon actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of Enhancement required with respect to each Series of Securities. There can be no assurance that the historical data supporting such actuarial analysis will accurately reflect future experience generally nor any assurance that the data derived from a large pool of mortgages will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such analysis may be based upon the value of the property underlying the Mortgage Assets. There can be no assurance that such value will accurately reflect the future value of the property and, therefore, whether or not the Securities will be paid in full.

   Certain legal aspects of the Mortgage Loans comprising or underlying Mortgage Assets for a Series will be described in the related Prospectus Supplement.

   Certain Mortgage Loans and Mortgaged Property; Obligor Default. Mortgage Loans made with respect to Multifamily or Commercial Property may entail risks of loss in the event of delinquency and

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

foreclosure that are greater than similar risks associated with traditional single-family property. Many of the Mortgage Loans may be nonrecourse loans as to which, in the event of an obligor default, recourse may be had only against the specific Commercial or Multifamily Property and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the obligor's other assets. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project rather than upon the liquidation value of the underlying real estate. If the net operating income from the project is reduced (for example, if rental or occupancy rates decline or real estate and personal property tax rates or other operating expenses increase), the obligor's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the obligor or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; and other factors which are beyond the Master Servicer's or the Special Servicer's, if any, control. Although the Servicer or the Master Servicer is obligated to cause standard hazard insurance to be maintained with respect to each Mortgage Loan, insurance with respect to extraordinary hazards such as earthquakes and floods is generally not required to be maintained, and insurance is not available with respect to many of the other risks listed above.

   Certain of the Mortgage Loans as of the Cut-Off Date may not be fully amortizing over their terms to maturity, and, thus, will have substantial principal balances due at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of an obligor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of an obligor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the obligor's equity in the related Mortgaged Property, the financial condition and operating history of the obligor and the related Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for commercial or multifamily, as the case may be, real estate projects generally.

   If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Special Servicer, if any, will have considerable flexibility under the Special Servicing Agreement to extend and modify Mortgage Loans which are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to balloon payments. In addition, the Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While the Special Servicer generally will be required to determine that any such extension or modification is likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee to the Special Servicer will increase the present value of receipts from or proceeds of Mortgage Loans which are in default or as to which a default is reasonably foreseeable. To the extent losses on such Mortgage Loans exceed levels of available enhancement, the Holders of the Bonds of a Series may experience a loss. See "SERVICING OF MORTGAGE LOANS--Maintenance of Insurance Policies and Other Servicing Procedures" and "ENHANCEMENT."

   Enhancement Limitations. The amount, type and nature of Insurance Policies, subordination, Bond Guarantee Insurance, letters of credit, overcollateralization, Reserve Funds and other enhancement, if any, required with respect to a Series will be determined on the basis of criteria established by each Rating Agency rating such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of Enhancement required with respect to each Series of Securities. There can be

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

no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans.

   In addition, if principal payments on Securities of a Series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related insurance policy, letters of credit or other enhancement may be exhausted before the principal of the lower priority Classes has been repaid. As a result, the impact of significant losses on the Mortgage Loans may bear primarily upon the Securities of the later maturing Classes.

   The Prospectus Supplement for a Series will describe any Reserve Funds, Insurance Policies, letter of credit, subordination, Bond Guarantee Insurance, over collateralization or other credit support relating to the Mortgage Assets or to the Securities of such Series. Use of such Reserve Funds and payments under such Insurance Policies, Bond Guarantee Insurance, letter of credit or other third-party credit support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Reserve Funds, Insurance Policies, letter of credit or other credit support may not cover all potential losses or risks; for example, Enhancement may or may not cover fraud or negligence by the Issuer, the Master Servicer or other parties. Moreover, if a form of enhancement covers more than one Series of Securities (each, a "Covered Trust"), holders of Securities issued by any of such Covered Trusts will be subject to the risk that such credit support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage. The obligations of the issuers of any credit support will not be guaranteed or insured by the United States, or by any agency or instrumentality thereof. A Series of Bonds may include a Class or multiple Classes of Subordinate Securities to the extent described in the related Prospectus Supplement. Although such subordination is intended to reduce the risk of delinquent distributions or ultimate losses to Holders of Senior Securities, the amount of subordination will be limited and will decline under certain circumstances and any related Reserve Fund could be depleted in certain circumstances. See "DESCRIPTION OF THE SECURITIES," "SECURITY FOR THE BONDS AND CERTIFICATES" and "ENHANCEMENT."

   Overcollateralization and Subordination. To provide Bondholders and Certificateholders with a degree of protection against loss, Mortgage Assets having an Asset Value in excess of the principal amount of the Securities may be pledged to secure a Series or deposited into the related Trust Fund, as the case may be, or Excess Cash Flow may be applied to create overcollateralization. Alternatively, a Series of Securities may include one or more Classes of Subordinate Securities to the extent described in the related Prospectus Supplement. Such overcollateralization or subordination will be at amounts established by the Rating Agency rating the Series based on an assumed level of defaults, delinquencies, other losses, application of Excess Cash Flow or other factors. There can, however, be no assurance that the loss experience on the Mortgage Assets securing the Securities will not exceed such assumed levels, adversely affecting the ability of the Issuer to meet debt service or distribution requirements on the Securities.

   Although overcollateralization and subordination are intended to reduce the risk of delinquent payments or losses to holders of Senior Securities, the amount of overcollateralization or subordination, as the case may be, will be limited and will decline under certain circumstances and any related Reserve Fund could be depleted in certain circumstances.

   Delinquent and Non-Performing Mortgage Loans. As set forth in the related Prospectus Supplement, the Mortgage Pool for a particular Series may include, as of the Cut-Off Date, REO Properties or Mortgage Loans that are past due or are non-performing. If so specified in the related Prospectus Supplement, management of such REO Properties or servicing with respect to such Mortgage Loans will be transferred to the Special Servicer as of the Closing Date. Enhancement provided with respect to a particular Series may not cover all losses related to such delinquent or non-performing Mortgage Loans or to such REO Properties. Investors should consider the risk that the inclusion of such Mortgage Loans or such REO Properties in the Mortgage Pool may affect the rate of defaults and prepayments on such Mortgage Pool and the yield on the Securities of such Series. See "SECURITY FOR THE BONDS AND CERTIFICATES--Mortgage Loans."

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

   Remedies Following Default. The market value of the Mortgage Assets securing a Series will fluctuate as general interest rates fluctuate. Following an Event of Default with respect to a Series of Bonds, there is no assurance that the market value of the Mortgage Assets securing the Series, will be equal to or greater than the unpaid principal and accrued interest due on the Bonds of such Series, together with any other expenses or liabilities payable thereon. If the Mortgage Assets securing a Series are sold by the Trustee following an Event of Default, the proceeds of such sale may be insufficient to pay in full the principal of and interest on such Bonds. However, in certain events the Trustee may be restricted from selling the Mortgage Assets securing a Series. See "THE INDENTURE--Events of Default."

   In addition, upon an Event of Default with respect to a Series and a resulting sale of the Mortgage Assets securing such Bonds, unless otherwise specified in the related Prospectus Supplement, the proceeds of such sale will be applied, first, to the payment of certain amounts due to the Trustee, second, to the payment of accrued interest on, and then to the payment of the then Aggregate Outstanding Principal of, such Bonds (including interest on and the Aggregate Outstanding Principal of any Residual Interest Bond) (as specified in the related Prospectus Supplement), third, to the payment of the remaining Administration Fee, if any, and, fourth, to the payment of any additional amounts due the Issuer or to the holders of the Residual Interest Bonds as applicable. Consequently, in the event of any such Event of Default and sale of Mortgage Assets, any Classes on which principal payments have previously been made may have, in the aggregate, a greater proportion of their principal repaid than will Classes on which principal payments have not previously been made.

   In the event the principal of the Securities of a Series is declared due and payable, the holders of any such Securities issued at a discount from par ("original issue discount") may be entitled, under applicable provisions of the federal Bankruptcy Code, to receive no more than an amount equal to the unpaid principal amount thereof less unamortized original issue discount ("accreted value"). There is no assurance as to how such accreted value would be determined if such event occurred.

   Enforceability. As specified in the related Prospectus Supplement, the Mortgages may contain due-on-sale clauses, which permit the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Such clauses are generally enforceable subject to certain exceptions.

   As specified in the related Prospectus Supplement, the Mortgage Loans may include a debt- acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

   To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the obligor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the obligor defaults, the license terminates and the lender is entitled to collect rents. Such assignments must usually be recorded to be perfected as security interests. In addition, some state laws require that the lender take possession of the Mortgaged Property and/or obtain a judicial appointment of a receiver before becoming entitled to collect the rents. See also "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Anti-Deficiency Legislation and Other Limitations on Lenders."

   Environmental Risks. Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was actually caused or exacerbated by the lender's agents or employees. A lender also risks such liability on and following foreclosure of the Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the Servicing Agreement, Master Servicing Agreement or Special Servicing Agreement, as applicable, provides that the Servicer, the Master Servicer or the Special Servicer, as applicable, acting on behalf of the Trust Estate, may not acquire title to a Mortgaged Property underlying a Mortgage Loan or take over its operation unless the Servicer, the Master Servicer or the Special Servicer, as applicable, has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances or conditions present that have resulted in any contamination or if such circumstances or conditions are present for which such action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Environmental Matters."

   ERISA Considerations. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Securities of any Series. See "ERISA CONSIDERATIONS."

   Certain Federal Tax Considerations Regarding Residual Interest Bonds and Residual Interest Certificates. Holders of Residual Interest Bonds and Residual Interest Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC regardless of the amount or timing of their receipt of cash payments as described in "FEDERAL INCOME TAX CONSIDERATIONS--Residual Interests in a REMIC." Accordingly, under certain circumstances, holders of Securities which constitute Residual Interest Bonds and Residual Interest Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Interest Bonds and Residual Interest Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all Classes of Bonds or Certificates of the related Series have been reduced to zero, even though holders of Residual Interest Bonds and Residual Interest Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of a holder of a Residual Interest Bond's or Residual Interest Certificate's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) generally, will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Securities constituting Residual Interest Bonds and Residual Interest Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Interest Bonds and Residual Interest Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Bonds, the taxable income arising in a given year on a Residual Interest Bond and Residual Interest Certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Bond and Residual Interest Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics, or may be negative.

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

                        DESCRIPTION OF THE SECURITIES

GENERAL

   The following summaries describe certain provisions common to each Series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture or Trust Agreement and the Prospectus Supplement relating to each Series. When particular provisions or terms used in the Indenture or Trust Agreement are referred to, such provisions or terms shall be as specified in the Indenture or Trust Agreement.

THE BONDS--GENERAL

   The Bonds will be issued in Series pursuant to a Trust Indenture between the Company and Bankers Trust or Marine Midland (or another bank or trust company qualified under the TIA and named in the related Prospectus Supplement for a Series), as Trustee, or a Trust and the Trustee, each as supplemented by or as incorporated by reference by a Series Supplement with respect to each Series. A copy of the form of Trust Indenture has been filed with the Commission as an exhibit to the Registration Statement of which the Prospectus forms a part. A copy of the Series Supplement for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Bonds of the related Series.

   The Indenture does not limit the amount of Bonds that can be issued thereunder and provides that any Series may be issued thereunder up to the aggregate principal amount specified in the related Series Supplement that may be authorized from time to time by the Issuer. Each Series will consist of one or more Classes, one or more of which may be Compound Interest Securities, Variable Interest Securities, Individual Investor Securities, Planned Amortization Class Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities or Participating Securities. A Series may also include one or more Classes of Subordinate Securities. If so specified in related Prospectus Supplement, such Subordinate Securities may be offered hereby and by the related Prospectus Supplement. Each Class of a Series will be issued in registered or bearer form, as designated in the related Prospectus Supplement for a Series, in the minimum denominations specified in the related Prospectus Supplement. See "--Bearer Securities and Registered Securities." Bonds of a Series may be issued in whole or part in book-entry form. The transfer of the Bonds may be registered and the Bonds may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange.

   Payments of principal of and interest on the Bonds which are registered securities will be made by the Trustee, or if the Trustee is not the paying agent, the Paying Agent. Payments of principal of and interest on a Series will be made on the Payment Dates specified in the related Prospectus Supplement, to Bondholders of such Series registered as such on the close of business on the record date specified in the related Prospectus Supplement at their addresses appearing on the Bond Register. All payments will be made by check mailed to the Bondholder or by wire transfer to accounts maintained by such Bondholder as specified in the related Prospectus Supplement, except that final payments of principal in retirement of each Bond will be made only upon presentation and surrender of such Bond at the office of the New York Presenting Agent. Notice will be mailed to the holder of such Bond before the Payment Date on which the final principal payment in retirement of the Bond is expected to be made.

   The Trustee will include with each payment on a Bond a statement showing among other things, the allocation of such payment to interest, if any, and principal, if any, and the remaining unpaid principal amount of a Bond of each Class having the minimum denomination for Bonds of such Class of that Series, the amount of Advances made by the Primary Servicer, the amount of servicing compensation paid with respect to the Mortgage Assets, the aggregate principal balance of delinquent, foreclosed Mortgage Loans and REO Property, the realized losses for the Mortgage Assets, if applicable, the number and aggregate principal balance of Deleted and Substitute Mortgage Loans, and on each Payment Date prior to the commencement of principal payments on a Class of Compound Interest Bonds, the aggregate unpaid principal amount of each Class of Bonds, the interest accrued since the prior Payment Date and added to the principal of a Compound Interest Bond having the minimum denomination for Bonds of such Class and the new principal balance of such Bond.

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

THE CERTIFICATES--GENERAL

   The Certificates will be issued in Series pursuant to separate Trust Agreements between the Depositor and Bankers Trust or Marine Midland (or another bank or trust company qualified under the TIA and named in the Prospectus Supplement for a Series). A form of Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Trust Agreement relating to each Series of Certificates will be filed as an exhibit to a report on Form 8-K to be filed with the Commission within 15 days following the issuance of such Series of Certificates. The following summaries describe certain provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Trust Agreement and the Prospectus Supplement relating to each Series of Certificates. When particular provisions or terms used in the Trust Agreement are referred to, such provisions or terms shall be as specified in the Trust Agreement.

   Each Series of Certificates will consist of one or more Classes, one or more of which may consist of Compound Interest Securities, Variable Interest Securities, Interest Only Certificates, Principal Only Certificates, Zero Coupon Securities or Planned Amortization Class Securities ("PACs"). A Series of Certificates may also include one or more Classes of Subordinate Securities.

   Each Series will be issued in fully registered form or bearer form, in the minimum original amount or notional amount for Certificates of each Class specified in the related Prospectus Supplement. The transfer of the Certificates may be registered, and the Certificates may be exchanged, without the payment of any service charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only. See "--Bearer Securities and Registered Securities."

   Commencing on the date specified in the related Prospectus Supplement, distributions of principal and interest on the Certificates will be made on each Distribution Date as set forth in the related Prospectus Supplement.

   Distribution of principal of and interest on Certificates of a Series in registered form will be made by check mailed to Certificateholders of such Series registered as such on the close of business on the record date specified in the related Prospectus Supplement at their addresses appearing on the Certificate Register, except that (a) distributions may be made by wire transfer (at the expense of the Certificateholder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) the final distribution in retirement of a Certificate will be made only upon presentation and surrender of such Certificate at the corporate trust office of the Trustee for such Series or such other office of the Trustee as specified in the Prospectus Supplement. Notice of the final distribution on a Certificate will be mailed to the Holder of such Certificate before the Distribution Date on which such final distribution in retirement of the Certificate is expected to be made.

   The Trustee will include with each distribution on a Certificate a statement showing among other things, the allocation of such payment to interest, if any, and principal, if any, and the remaining unpaid principal amount of a Certificate of each Class having the minimum denomination for Certificates of such Class of that Series, the amount of Advances made by the Primary Servicer, the amount of servicing compensation paid with respect to the Mortgage Assets, the aggregate principal balance of delinquent, foreclosed Mortgage Loans and REO Property, the realized losses for the Mortgage Assets, if applicable, the number and aggregate principal balance of Deleted and Substitute Mortgage Loans, and on each Distribution Date prior to the commencement of principal payments on a Class of Compound Interest Securities, the aggregate unpaid principal amount of each Class of Certificates, the interest accrued since the prior Distribution Date and added to the principal of a Compound Interest Certificate having the minimum denomination for Certificates of such Class and the new principal balance of such Certificate. See "THE TRUST AGREEMENT--Reports to Certificateholders."

BEARER SECURITY AND REGISTERED SECURITIES

   Unless otherwise provided with respect to a Series of Securities, the Securities will be issuable as registered securities without coupons. If so provided with respect to a Series of Securities, Securities of

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

such Series will be issuable solely as bearer securities with coupons attached or as both registered securities and bearer securities. Any such bearer securities will be issued in accordance with U.S. tax and securities laws then applicable to the sale of such securities.

   Unless applicable law at the time of issuance of any bearer securities provides otherwise, in connection with the sale during the "restricted period" as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations (generally, the first 40 days after the Closing Date and, with respect to unsold allotments, until sold) no bearer security shall be mailed or otherwise delivered to any location in the United States (as defined under "LIMITATIONS ON ISSUANCE OF BEARER SECURITIES"). A bearer security in definitive form may be delivered only if the Person entitled to receive such bearer security furnishes written certification, in the form required by the Indenture, to the effect that such bearer security is not owned by or on behalf of a United States person (as defined under "LIMITATIONS ON ISSUANCE OF BEARER SECURITIES"), or, if a beneficial interest in such bearer security is owned by or on behalf of a United States person, that such United States person (i) acquired and holds the bearer security through a foreign branch of a United States financial institution, (ii) is a foreign branch of a United States financial institution purchasing for its own account or resale (and in either case (i) or (ii), such financial institution agreed to comply with the requirements of Section 165(j)(3)(A),
(B), or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder) or (iii) is a financial institution purchasing for resale during the restricted period only to non-United States persons outside the United States. See "LIMITATION ON ISSUANCE OF BEARER SECURITIES."

   Registered securities of any Series (other than in book-entry form) will be exchangeable for other registered securities of the same Series and of a like aggregate principal amount and tenor but of different authorized denominations. In addition, if specified in the related Prospectus Supplement, if Securities of any Series are issuable as both registered securities and as bearer securities, at the option of the Holder, upon request confirmed in writing, and subject to the terms of the Indenture or Trust Agreement, as the case may be, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such Series will be exchangeable into registered securities of the same Series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable Prospectus Supplement, any bearer security surrendered in exchange for a registered security between the relevant record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture or Trust Agreement, as the case may be. Except as provided in an applicable Prospectus Supplement, bearer securities will not be issued in exchange for registered securities. If Securities of a Series are issuable as bearer securities, the Issuer will be required to maintain a transfer agent for such Series outside the United States.

   Unless otherwise indicated in an applicable Prospectus Supplement, payment or distribution of principal of and interest on bearer securities will be payable or distributable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Issuer may designate from time to time by check or by wire transfer, at the option of the holder, to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in an applicable Prospectus Supplement, payment or distribution of interest on bearer securities on any Payment Date or Distribution Date, as applicable, will be made only against surrender of the coupon relating to such Payment Date or Distribution Date, as applicable. No payment or distribution of interest on a bearer security will be made unless on the earlier of the date of the first such payment by the Paying Agent or the delivery by the Issuer of the bearer security in definitive form (the "Certification Date"), a written certificate in the form and to the effect described above is provided to the Issuer. No payment or distribution with respect to any bearer security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payment or distribution of principal of and interest on bearer securities denominated and payable in U.S. dollars will be made at the office of the

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Issuer's Paying Agent in the Borough of Manhattan, The City of New York if,
and only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

BOOK-ENTRY REGISTRATION

   If so specified in the related Prospectus Supplement, the Securities will be issued in book-entry form in the minimum denominations specified in such Prospectus Supplement and integral multiples thereof, and each Class will be represented by one or more single Securities registered in the name of the nominee of the depository, The Depository Trust Company ("DTC"), a limited-purpose trust company organized under the laws of the State of New York. Unless otherwise specified in the related Prospectus Supplement, no person acquiring an interest in book-entry Securities (a "Securities Owner") will be entitled to receive Securities representing such person's interest in the Securities except in the event that Definitive Securities (as defined herein) are issued under the limited circumstances set forth below. Unless and until Definitive Securities are issued, it is anticipated that the only holder of book-entry Securities will be Cede & Co., as nominee of DTC. Securities Owners will not be "Holders," "Bondholders" or "Certificateholders" under the Indenture or Trust Agreement, as applicable, and Securities Owners will only be permitted to exercise the rights of Bondholders or Certificateholders, as applicable, indirectly through DTC and its Participants.

   DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book- entry changes in accounts of its Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to entities that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Securities Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of book-entry Securities may do so only through Participants and Indirect Participants. Because DTC can only act on behalf of Participants and Indirect Participants, the ability of a Securities Owner to pledge such owner's interest in a book-entry Security to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest in a book-entry Security, may be limited. In addition, under a book-entry format, Securities Owners may experience some delay in their receipt of principal and interest distributions with respect to the book-entry Securities since such distributions will be forwarded to DTC and DTC will then forward such distributions to its Participants which in turn will forward them to Indirect Participants or Securities Owners.

   Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry Securities and is required to receive and transmit principal and interest distributions and other distributions with respect to the book-entry Securities. Participants and Indirect Participants with which Securities Owners have accounts with respect to book-entry Securities similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Securities Owners. Accordingly, although Securities Owners will not possess book-entry Securities, the Rules provide a mechanism by which Securities Owners will receive distributions and will be able to transfer their interests.

   The Issuer understands that DTC will take any action permitted to be taken by a Bondholder or Certificateholder under the Indenture or Trust Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC ownership of the book-entry Securities is credited. Additionally, the Issuer understands that DTC will take such actions with respect to Securities Owners who are holders of a certain specified interest in book-entry Securities or holders having a certain specified voting interest only at the direction of and on behalf of Participants whose holdings represent that specified interest or voting interest. DTC may take conflicting actions with respect to other Securities Owners to the extent that such actions are taken on behalf of Participants whose holdings represent that specified interest or voting interest.

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

   Unless otherwise specified in the related Prospectus Supplement, Securities of a Series issued initially in book-entry form only will be issued in fully registered, certificated form ("Definitive Securities") to Securities Owners, rather than to DTC, only if (i) DTC advises the Trustee in writing that DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Securities, and the Issuer is unable to locate a qualified successor, (ii) the Issuer, at its sole option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default under the Indenture or Trust Agreement, as applicable, Bond owners representing a majority of the aggregate outstanding principal amount of the Securities advise DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Securities Owners.

   Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities. Upon surrender by DTC of the Securities registered in the name of its nominee and instructions for registration, the Trustee will issue all, but not less than all, of the principal amount of the formerly DTC-held Securities then outstanding in the form of Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Bondholders under the Indenture, or Certificateholders under the Trust Agreement, as applicable.

VALUATION OF MORTGAGE ASSETS

   If stated in the applicable Prospectus Supplement, each item of Mortgage Assets securing a Series, or comprising the Trust Fund, as the case may be, will be assigned an initial Asset Value determined in the manner and subject to the assumptions specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the aggregate of the Asset Values of the Mortgage Assets pledged to secure a Series or comprising the Trust Fund, as the case may be, will not be less than the initial Aggregate Outstanding Principal of the related Series at the date of issuance thereof.

   With respect to the Mortgage Assets pledged to collateralize the Bonds of a Series, or comprising the Trust Fund, as the case may be, as of any date, the Aggregate Asset Value, unless otherwise specified in the related Prospectus Supplement, shall be equal to the aggregate of the Asset Values for each Mortgage Loan or Private Mortgage-Backed Security or other Mortgage Assets in the Trust Estate or Trust Fund, as applicable, for a Series of Securities plus the amount, if any, remaining in the Collection Account and any other Pledged Fund or Account subsequent to an initial deposit therein on the Delivery Date, together with Reinvestment Income thereon, if any, at the Assumed Reinvestment Rate, if any.

   There are a number of alternative means of determining Asset Value of the Mortgage Assets, including determinations based on the discounted present value of the remaining scheduled payments on such Mortgage Assets, determinations based on the relationship between the interest rate borne by such Mortgage Assets and the Bond Interest Rate or Rates or Certificate Interest Rate or Rates for the related Classes of Securities, or based upon the aggregate outstanding principal balances of the Mortgage Assets. If applicable, the Prospectus Supplement for a Series will specify the method or methods and summarize the related assumptions used to determine the Asset Values of the Mortgage Assets for such Series of Securities.

   The Assumed Reinvestment Rate, if any, for a Series will be the rate on which amounts deposited in the Collection Account will be assumed to accrue interest or a rate insured or guaranteed by means of a surety bond, Guaranteed Investment Contract, or similar arrangement. If the Assumed Reinvestment Rate is insured or guaranteed, the related Prospectus Supplement will set forth the terms of such arrangement.

PAYMENTS OR DISTRIBUTIONS OF INTEREST

   Each Class of a Series (other than a Class of Zero Coupon Securities or Principal Only Securities) will accrue interest at the rate per annum specified, or in the manner determined and set forth, in the related Prospectus Supplement (calculated on the basis of a 360-day year of twelve 30-day months, unless otherwise specified in the related Prospectus Supplement). Interest on all Securities which accrue interest, other than Compound Interest Securities, will be due and payable on the Payment Dates or Distribution Dates specified in the related Prospectus Supplement. However, failure to pay interest on a current basis may not necessarily be an Event of Default with respect to a particular Series of Securities. Unless otherwise specified in the related Prospectus Supplement, payment of interest on a Class of Compound Interest Securities will commence only following the Accrual Termination Date. Prior to such time, interest on such Class of Compound Interest Securities will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date or Distribution Date. Following the applicable Accrual Termination Date, interest payments will be made on such Class on the Compound Value of such Class. The Compound Value of a Class of Compound Interest Securities equals the original principal amount of the Class, plus accrued and unpaid interest added to such Class through the immediately preceding Payment Date or Distribution Date, less any principal payments previously made on that Class, and if specified in the related Prospectus Supplement, losses allocable thereto. Each payment of interest on each Class of Securities (or addition to principal of a Class of Compound Interest Securities) on a Payment Date or Distribution Date will include all interest accrued during the related Interest Accrual Period preceding such Payment Date or Distribution Date, which Interest Accrual Period will end on the day preceding each Payment Date or Distribution Date or such earlier date as may be specified in the related Prospectus Supplement. If the Interest Accrual Period for a Series ends on a date other than a Payment Date or Distribution Date for such Series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date or Distribution Date. Additionally, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more Classes may be calculated on the assumption that principal payments (and additions to principal of the Securities), and allocations of losses on the Primary Assets (if so specified in the related Prospectus Supplement), are made on the first day of the preceding Interest Accrual Period and not on the Payment Date or Distribution Date for such preceding Interest Accrual Period when actually made or added. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding.

   To the extent provided in the related Prospectus Supplement, a Series may include one or more Classes of Variable Interest Securities. The Variable Interest Rate of Variable Interest Securities will be a variable or adjustable rate, subject to a Maximum Variable Interest Rate and a Minimum Variable Interest Rate. It is the Issuer's present intention, subject to changing market conditions, that the Variable Interest Rate formula or index be based on an established financial index in the national or international financial markets. The Variable Interest Payment Dates or Variable Interest Distribution Dates, as applicable, for Variable Interest Securities will be set forth in the related Prospectus Supplement and need not be the same as the Payment Dates or Distribution Dates for other Securities in such Series, but may be either more or less frequent. Unless otherwise specified in the related Prospectus Supplement or herein, references to Payment Date or Distribution Dates include Variable Interest Payment Dates or Variable Interest Distribution Dates, as applicable. For each Class of Variable Interest Securities, the related Prospectus Supplement will set forth the initial Bond Interest Rate or Certificate Interest Rate, as applicable, (or the method of determining it), the Variable Interest Period and the formula, index or other method by which the Bond Interest Rate or Certificate Interest Rate, as applicable, for each Variable Interest Period will be determined.

   Interest Only Securities or Interest Weighted Securities, among others, may be assigned a "Notional Amount" which is used solely for convenience in expressing the calculation of interest and for certain other purposes. Unless otherwise specified in the related Prospectus Supplement, the Notional Amount will be determined at the time of issuance of such Securities based on the principal balances or Bond Value of the Mortgage Loans attributable to the Securities of a Series entitled to receive principal, and will be adjusted monthly over the life of the Securities based upon adjustments to the Asset Value or principal amounts of such Mortgage Loans. Reference to the Notional Amount is solely for convenience in certain calculations and does not represent the right to receive any distributions allocable to principal.

   If so specified in the related Prospectus Supplement, if funds in the Collection Account are insufficient to make required payments of interest to Bondholders or Certificateholders on any Payment Date or Distribution Date, as applicable, amounts available for payment to the Bondholders or

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

Certificateholders of each Class will be allocated pro rata in the proportion in which the outstanding principal balance of each Bond or Certificate bears to the aggregate outstanding principal balance of all Bonds or Certificates of such Class, except that Subordinate Bondholders or Subordinate Certificateholders, if any, will not, unless otherwise specified in the related Prospectus Supplement, receive any payments of interest on the Subordinate Bonds or Subordinate Certificates until Senior Bondholders or Senior Certificateholders receive payments of interest due them (in each case as described in the related Prospectus Supplement).

PAYMENTS OR DISTRIBUTIONS OF PRINCIPAL

   On each Payment Date or Distribution Date for a Series, the Issuer will make principal payments to the holders of the Securities of such Series on which principal is then due and payable. Payments of principal on a Series will be allocated among Classes of such Series in the order of priority and amounts specified in the related Prospectus Supplement. All payments or distributions of principal of Securities of a Class will be applied either on a pro rata or random lot basis, as specified in the related Prospectus Supplement.

   Except as specified otherwise in the related Prospectus Supplement, the total amount of principal payments or distributions required to be made on the Securities of any Series on a Payment Date or Distribution Date (the "Principal Payment Amount") will be determined as specified in the related Prospectus Supplement. If the Series of Bonds has a Class of PAC Securities, such PAC Securities will have certain priorities of payment with respect to principal to the extent of certain targeted amounts with respect to each Payment Date or Distribution Date, as set forth in the related Prospectus Supplement. There can be no assurance that the Principal Payment Amount on any Payment Date or Distribution Date will be sufficient to pay in full the PAC Amount payable on such Payment Date or Distribution Date. The failure to pay in full the PAC Amount payable on a Payment Date or Distribution Date shall not constitute an Event of Default under the Indenture or Trust Agreement.

   If so specified in the related Prospectus Supplement, on any Payment Date or Distribution Date on which the principal balance of the Mortgage Assets is reduced due to losses on the Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the Aggregate Outstanding Principal of the Subordinate Bonds or Subordinate Certificates or other subordination, if any, and, thereafter, to reduce the Aggregate Outstanding Principal of the remaining Securities in the priority and manner specified in such Prospectus Supplement until the Aggregate Outstanding Principal of each Class of Securities so specified has been reduced to zero or paid in full, thus, reducing the amount of principal payable on each such Class of Securities or
(ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, such reductions of principal of a Class or Classes of Securities shall be allocated to the holders of the Securities of such Class or Classes pro rata in the proportion which the outstanding principal of each Security of such Class or Classes bears to the Aggregate Outstanding Principal of all Securities of such Class.

   One or more Classes of a Series may consist of Subordinate Bonds or Subordinate Certificates. Subordinate Bonds or Subordinate Certificates may be included in a Series to provide credit support as described herein under "ENHANCEMENT" in lieu of or in addition to other forms of credit support. The extent of subordination of a Class of Subordinate Bonds or Subordinate Certificates may be limited as described in the related Prospectus Supplement. See "ENHANCEMENT." If the Mortgage Assets are divided into separate Mortgage Groups securing separate Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made to Senior Bonds or Senior Certificates secured by one Mortgage Group prior to making distributions on Subordinate Bonds or Senior Certificates secured by another Mortgage Group within the Trust Estate or Trust Fund. Subordinate Bonds or Subordinate Certificates will be offered hereby and by the related Prospectus Supplement so long as such Bonds or Certificates are rated in one of the four highest rating categories by at least one Rating Agency.

SPECIAL REDEMPTION

   If specified in the related Prospectus Supplement, the Bonds of a Series may be subject to special redemption on the day of any month specified therein if, as a result of the prepayment experience on the

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

Mortgage Assets securing such Bonds or the low yield available for reinvestment or both, the Trustee determines (based on assumptions specified in the Indenture and after giving effect to the amounts, if any, available to be withdrawn from any Reserve Fund for such Series) that the amount anticipated to be available in the Collection Account on the date specified in the related Prospectus Supplement for such Series, is anticipated to be insufficient to pay debt service on the Bonds of such Series on such Payment Date. The principal amount of Bonds of such Series required to be so redeemed will not exceed the Principal Payment Amount otherwise required to be paid on the next Payment Date. Therefore, the primary result of such a special redemption of Bonds is payment of principal prior to the next scheduled Payment Date.

   To the extent described in the related Prospectus Supplement, Bonds of a Series may be subject to special redemption in whole or in part following certain defaults under an Enhancement Agreement and, in certain other events, at the Redemption Price.

   All payments of principal pursuant to any special redemption will be made in the order of priority and in the manner specified in the related Prospectus Supplement. Notice of any special redemption will be mailed by the Issuer or the Trustee prior to the Special Redemption Date. Unless otherwise specified in the related Prospectus Supplement, the Redemption Price for any Bonds so redeemed will be equal to 100% of the principal amount of such Bonds (or 100% of the Compound Value of any Compound Interest Securities) or portions thereof so redeemed, together with interest accrued thereon to the date specified in the related Prospectus Supplement.

   In the event that Mortgage Assets having an Aggregate Bond Value at least equal to the original Aggregate Outstanding Principal of a Series is not pledged and delivered to the Trustee on the related Closing Date, the Issuer will deposit cash or Eligible Investments on an interim basis with the Trustee on such Closing Date in lieu of such Undelivered Mortgage Assets. If Mortgage Assets are not subsequently delivered within 90 days of issuance of the Bonds, the amount of such deposit corresponding to principal may be used to pay a corresponding amount of principal of the Bonds to the extent set forth, and on the Payment Dates specified, in the Prospectus Supplement.

OPTIONAL REDEMPTION

   The Issuer, or such other Person specified in the related Prospectus Supplement, may, at its option and if so specified in the related Prospectus Supplement, redeem, in whole or in part, one or more Classes of any Series on any Payment Date for such Series on or after the dates, if any, specified in such Prospectus Supplement. Notice of such redemption will be given by the Issuer or Trustee prior to the Redemption Date. In the case of a REMIC, the Issuer may effect an optional redemption only if it obtains an opinion of counsel that such redemption, or any contribution made to the REMIC in connection with such redemption, will not cause the REMIC to fail to qualify as such or cause the REMIC to be subject to tax. The Redemption Price for any Bond so redeemed will be equal to 100% of the outstanding principal amount of such Bond, together with interest accrued thereon to the date specified in the related Prospectus Supplement.

MANDATORY REDEMPTION

   If specified in the related Prospectus Supplement, Bonds of one or more Classes of a Series ("Individual Investor Bonds") may be subject to mandatory redemption by lot or by such other method set forth in the Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, no Bonds of a particular Class will be redeemed until all Bonds in each Class having a higher priority of redemption have been paid in full. Residual Interest Bonds will not be redeemed except in connection with the liquidation of the applicable REMIC, in which event the Residual Interest Bonds of the applicable Series will be redeemed in full.

   Individual Investor Bonds within a Class will be selected for redemption by random lot in $1,000 units after all redemptions requested by holders of Individual Investor Bonds in the Class have been made or by such other method set forth in the Prospectus Supplement. Procedures relating to optional redemptions requested by holders of Individual Investor Bonds and to mandatory redemptions by the

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

Issuer of Individual Investor Bonds, and the Class priorities, if any, and conditions with respect to such redemptions, will be described in the related Prospectus Supplement.

OPTIONAL TERMINATION

   If so specified in the related Prospectus Supplement for a Series, the Depositor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Mortgage Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates is less than a specified percentage of their initial aggregate principal amount. In the case of a Trust Fund for which a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the repurchase price will not jeopardize the status of the REMIC and that the optional termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code. See "THE TRUST AGREEMENT--Termination."

OPTIONAL REPURCHASE OF CERTIFICATES

   If so specified in the related Prospectus Supplement for a Series, one or more Classes of the Certificates of such Series may be repurchased, in whole or in part, at the option of the Depositor, at such times and under the circumstances specified in such Prospectus Supplement. Notice of any such repurchase must be given by the Trustee prior to the optional repurchase date, as specified in the related Prospectus Supplement. The repurchase price for any Certificate so repurchased will be set forth in the related Prospectus Supplement.

OTHER REPURCHASES

   If so specified in the related Prospectus Supplement for a Series, any Class of the Certificates of such Series may be subject to repurchase at the request of the holders of such Class or to mandatory repurchase by the Depositor. Any such redemption at the request of holders or mandatory repurchase with respect to a Class of a Series of the Certificates will be described in the related Prospectus Supplement and will be on such terms and conditions as described therein.

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                     YIELD AND PREPAYMENT CONSIDERATIONS

TIMING OF PAYMENT OR DISTRIBUTION OF INTEREST AND PRINCIPAL

   Each payment or distribution of interest on the Securities (or addition to principal of a Class of Compound Interest Securities) on a Payment Date or Distribution Date will include all interest accrued during the Interest Accrual Period specified in the related Prospectus Supplement preceding such Payment Date or Distribution Date. If the Interest Accrual Period for a Series ends on a date other than a Payment Date or Distribution Date for such Series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date or Distribution Date. Additionally, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more Classes may be calculated on the assumption that principal payments or distributions (and additions to principal of the Securities) and allocations of losses on the Mortgage Assets are made on the first day of the preceding Interest Accrual Period and not on the Payment Date or Distribution Date with respect to such preceding Interest Accrual Period. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during such Interest Accrual Period.

PRINCIPAL PREPAYMENTS

   The yield to maturity or final distribution on the Securities will be affected by the rate of principal payments on the Mortgage Loans (including principal prepayments resulting from both voluntary prepayments by the Mortgagors and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, tax, legal and other factors. The rate of principal payments or distributions on the Securities will correspond to the rate of principal payments on the Mortgage Assets. Principal prepayments on the Mortgage Assets are likely to be affected by the existence of provisions prohibiting prepayment of a Mortgage Loan underlying or comprising the Mortgage Assets for a defined period of time (a "Lock-Out Period") or provisions requiring the payment of a prepayment premium in the event of a prepayment (a "Yield Maintenance Payment"), and by the extent to which the Primary Servicer is able to enforce such provisions. Mortgage Loans with a Lock-Out Period or a Yield Maintenance Payment, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-Out Periods or with lower Yield Maintenance Payments.

   If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity or final distribution based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity or final distribution will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity or final distribution based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Loans, the actual yield to maturity or final distribution will be lower than that so calculated.

   The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal prepayment is received on the Mortgage Loans and paid on an investor's Securities, the greater the effect on such investor's yield to maturity or final distribution. The effect on an investor's yield of principal payments or distributions occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments or distributions.

PREPAYMENTS AND WEIGHTED AVERAGE LIFE

   The Stated Maturity for a Class is the date specified in the related Prospectus Supplement, calculated on the basis of the assumptions applicable to such Series set forth therein, no later than which the entire Aggregate Outstanding Principal thereof will be fully paid.

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

   The rate of return on reinvestment of distributions of principal and interest on the Mortgage Assets securing a Series, the rates at which principal payments are received on such Mortgage Assets and the rate at which payments are made from any Reserve Fund or other Enhancement for such Series may affect the ultimate maturity of each Class of such Series. Prepayments on the Mortgage Assets will accelerate the rate at which principal is paid or distributed on the Securities. High reinvestment rates tend to increase the amount of Excess Cash Flow, which, to the extent applied to principal payments or distributions on the Securities, will accelerate principal payments or distributions on such Securities.

   Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Securities of a Series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets pledged as security for such Bonds, or deposited in the Trust Fund, as the case may be, is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

   The rate of principal prepayments on pools of mortgages is influenced by a variety of economic, demographic, geographic, tax, legal and other factors. The rate of prepayments of housing loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans comprising or underlying the Mortgage Assets pledged as security for a Series, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such mortgages. In this regard, it should be noted that certain Mortgage Assets pledged as security for a Series may be backed by Mortgage Loans with different interest rates and the stated pass-through or pay-through interest rate of certain Mortgage Assets may be a number of percentage points less than the underlying Mortgage Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Mortgage Assets. If any Mortgage Loans comprising or underlying the Mortgage Assets for a Series have actual terms to maturity of less than those assumed in calculating Stated Maturity or the Final Scheduled Distribution Date, one or more Classes of the Series may be fully paid prior to their respective Stated Maturities or the Final Scheduled Distribution Dates, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate, if any. Accordingly, the prepayment experience of the Mortgage Assets will, to some extent, be a function of the mix of interest rates and maturities of the Mortgage Loans comprising or underlying such Mortgage Assets. See "SECURITY FOR THE BONDS AND CERTIFICATES."

   Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

   Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will not conform to any particular level of CPR or SPA.

   The Issuer is not aware of any publicly available statistics that set forth prepayment experience or prepayment forecasts of commercial or multifamily mortgage loans over an extended period of time.

   Except with respect to Interest Only Securities, the Prospectus Supplement will contain tables setting forth the projected weighted average life of each Class of such Series and the percentage of the original

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principal amount of each Class of such Series that would be outstanding on specified Payment Dates or Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of CPR, SPA or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information which will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Mortgage Loans comprising or underlying the related Mortgage Assets. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

   Type of Mortgage Loan. Mortgage Loans comprising or underlying the Mortgage Assets may consist of ARMs. The rate of principal prepayments with respect to ARMs has fluctuated in recent years. ARMs may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly below the then current mortgage interest rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to increase. Conversely, if prevailing interest rates rise significantly above the then current mortgage interest rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

   A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the Servicer, the Master Servicer or the Special Servicer, if any, may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Servicer, the Master Servicer or the Special Servicer, if any, may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be given considerable flexibility to modify Mortgage Loans which are in default or as to which a default is reasonably foreseeable. Any defaulted balloon payment or modification which extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities thereby lengthening the period of time elapsed from the date of issuance of a Security until each dollar of principal will be repaid to the investor.

   Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets which are foreclosed in relation to the number of Mortgage Loans which are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related Series of Securities. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Mortgage Loans. The return to Holders of Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

   Due on Sale Clauses. Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans underlying Private Mortgage-Backed Securities and Mortgage Loans in a Mortgage Pool may include "due-on-sale" clauses which allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of the underlying Mortgaged Property. Except as otherwise described in the Prospectus Supplement for a Series, the Primary Servicer of Mortgage Loans comprising or underlying Mortgage Assets securing such Series

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

will not exercise its right to enforce any "due-on-sale" clause applicable to the related Mortgage Loan so long as the new mortgagor satisfies the applicable underwriting criteria for similar loans serviced by the Primary Servicer. The Primary Servicer will not enforce such clause to the extent enforcement would be unlawful or would prejudice recovery under any applicable Insurance Policy. If the Primary Servicer determines not to enforce such "due-on-sale" clause, it will enter into an assumption and modification agreement with the person to whom the Mortgaged Property is to be conveyed. FHA Loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons.

   Single Mortgage Loan or Single Obligor. The Mortgage Assets securing a Series may consist of a single Mortgage Loan or obligations of a single obligor or related obligors as specified in the related Prospectus Supplement. Assumptions used with respect to the prepayment standards or models based upon analysis of the behavior of mortgage loans in a larger group will not necessarily be relevant in determining prepayment experience on a single Mortgage Loan or with respect to a single obligor.

                   SECURITY FOR THE BONDS AND CERTIFICATES

GENERAL

   Each Series of Bonds will be secured by a pledge by the Issuer to the Trustee of all right, title and interest of the Issuer in the Primary Assets for such Series, and each Series of Certificates will represent a beneficial interest in a Trust Fund comprised of Primary Assets transferred to the Trustee by the Depositor. The Primary Assets may include (a) Mortgage Assets directly owned by the Issuer, (b) amounts payable under the Mortgage Assets,
(c) funds, instruments or securities deposited or held from time to time in any Reserve Fund, (d) funds, instruments or securities initially deposited in the Collection Account for such Series, (e) an assignment of leases and rents, if any, (f) reinvestment income, if any, on moneys deposited in any Pledged Fund or Account, (g) Enhancement Agreements, if any, (h) Servicing Agreements, if any, related to the Mortgage Loans of such Series, and (i) other funds, instruments or securities specified as Primary Assets in the related Prospectus Supplement.

   To the extent specified in the related Prospectus Supplement, certain amounts received by the Trustee or a Servicer with respect to a Private Mortgage-Backed Security or Mortgage Loan securing a Series may not be pledged as Mortgage Assets for such Series or deposited into the Trust Fund for such Series, as the case may be, but will be payable to the seller of such Private Mortgage-Backed Security or Mortgage Loan or to a Servicer free and clear of the lien of the Indenture, or interest granted under the Trust Agreement.

   Mortgage Assets for a Series may consist of any combination of the following to the extent and as specified in the related Prospectus
Supplement: (a) Mortgage Loans or participation interests therein and (b) Private Mortgage-Backed Securities. Mortgage Loans for a Series will be purchased by the Issuer directly or through an affiliate in the open market or in privately negotiated transactions. Private Mortgage-Backed Securities will in turn be secured by Underlying Collateral which will consist of Mortgage Loans. Participation interests pledged as Mortgage Assets for a Series may be acquired by the Issuer pursuant to a Participation Agreement or may be purchased in the open market.

   The Trustee or its agents or nominees will have possession of any Mortgage Loans constituting Mortgage Assets and will be the registered owner of any Private Mortgage-Backed Security which constitutes Mortgage Assets. The Trustee will not, unless otherwise specified in the related Prospectus Supplement, be in possession of or be the registered owner of any Underlying Collateral for any Private Mortgage-Backed Security. See "Private Mortgage-Backed Securities" below.

   Unless otherwise specified in the related Prospectus Supplement for a Series, scheduled distributions of principal of and interest on the Mortgage Assets pledged to secure a Series or deposited into the Trust Fund for such Series, as the case may be, the amounts available to be withdrawn from any related Reserve Fund, the amount of cash, if any, initially deposited in the related Collection Account and any other Mortgage Assets pledged to secure such Series or deposited into the Trust Fund for such Series, as the case may be, together with the Reinvestment Income thereon at the Assumed Reinvestment Rate, if any, will be sufficient irrespective of the rate of prepayments on the Mortgage Assets to make required

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

payments of interest on the Securities of such Series and to retire each Class of such Series not later than its Stated Maturity or Final Scheduled Distribution Date, as applicable. See "YIELD AND PREPAYMENT CONSIDERATIONS." The Mortgage Assets for a Series will equally and ratably secure each Class of such Series, or will represent beneficial interest in the Trust Fund, as the case may be, without priority of one Class over the other (subject to any subordination of Subordinate Securities of a Series as set forth in the related Prospectus Supplement), and the Mortgage Assets securing each Series, or comprising the Trust Fund, will serve as Mortgage Assets only for that Series.

MORTGAGE LOANS

   General. Mortgage Loans for a Series may consist of Mortgage Loans or participation interests therein. Mortgage Loans comprising the Mortgage Assets, Mortgage Loans in which participation interests are conveyed to the Trustee, and Mortgage Loans underlying Private Mortgage-Backed Securities are referred to herein as the "Mortgage Loans." Some of the Mortgage Loans may have been originated by or acquired from an affiliate of the Issuer and an affiliate of the Issuer may be an obligor with respect to a Mortgage Loan. Mortgage Loans may, as specified in the related Prospectus Supplement, consist of fixed rate, level payment, fully amortizing Mortgage Loans, ARMs or Mortgage Loans having balloon or other payment characteristics as described in the related Prospectus Supplement. ARMs may have a feature which permits the borrower to convert the rate thereon to a fixed rate. Unless otherwise specified in the applicable Prospectus Supplement, the Mortgage Loans will be secured by first mortgages or deeds of trust or other similar security instruments creating a first lien on Mortgaged Property.

   The Mortgaged Properties may include Multifamily Property (i.e., multifamily residential rental properties or cooperatively owned properties consisting of five or more dwelling units) or Commercial Property. Multifamily Property may include mixed commercial and residential structures and may consist of property securing FHA-insured Mortgage Loans made by private lending institutions to help finance construction or substantial rehabilitation of the related multifamily rental or cooperative housing for moderate-income or displaced families. See "DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS--FHA Insurance."

   Each Mortgaged Property will be located on land owned in fee simple by the Mortgagor or on land leased by the Mortgagor for a term at least two years greater than the term of the related Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the fee interest in leased land will be subject to the lien securing the related Mortgage Loan. Mortgage Loans secured by Multifamily Property or Commercial Property will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

   If so specified in the related Prospectus Supplement, Mortgage Loans relating to real estate projects under construction may be included in the Mortgage Assets for a Series. The related Prospectus Supplement will set forth the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. If permitted by applicable law, the Mortgage Pool may also include Mortgaged Properties acquired by foreclosure or by deed-in-lieu of foreclosure ("REO Property"). To the extent specified in the related Prospectus Supplement, the Servicer, the Master Servicer or the Special Servicer, if any, may establish and maintain a trust account or accounts to be used in connection with REO Properties and other Mortgaged Properties being operated by it or on its behalf on behalf of the Trust Estate or the Trust Fund, as the case may be, by the mortgagor as debtor-in-possession or otherwise. See "SECURITY FOR THE BONDS AND CERTIFICATES-- Maintenance of Insurance Policies and Other Servicing Procedures; Presentation of Claims; Realization Upon Defaulted Mortgage Loans." In addition, the Mortgage Pool for a particular Series may include Mortgage Loans which consist of cash flow mortgages, installment contracts, mortgage loans with equity features or other mortgage loans described in the related Prospectus Supplement.

   The related Prospectus Supplement for each Series will provide information with respect to the Mortgage Pool as of the Cut-Off Date, including, among other things, (a) the aggregate unpaid principal balance of the Mortgage Loans comprising the Mortgage Pool; (b) the weighted average Mortgage Rate on the Mortgage Loans, and, in the case of adjustable Mortgage Rates, the weighted average of the current adjustable Mortgage Rates, the minimum and maximum permitted adjustable Mortgage Rates, if

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

any, and the weighted average thereof; (c) the average outstanding principal balance of the Mortgage Loans; (d) the weighted average remaining scheduled term to maturity of the Mortgage Loans and the range of remaining scheduled terms to maturity; (e) the range of Loan-to-Value Ratios of the Mortgage Loans; (f) the relative percentage (by principal balance as of the Cut-Off
Date) of Mortgage Loans that are ARMs, fixed interest rate, FHA Loans or other types of Mortgage Loans; (g) any Enhancement relating to the Mortgage Pool; (h) the relative percentage (by principal balance as of the Cut-Off
Date) of Mortgage Loans that are secured by Multifamily Property or Commercial Property; (i) the geographic dispersion of Mortgaged Properties securing the Mortgage Loans; and (j) the use or type of each Mortgaged Property securing a Mortgage Loan. The related Prospectus Supplement will also specify other characteristics of Mortgage Loans which may be included in the Mortgage Pool for a Series. If Private Mortgage-Backed Securities representing ownership interests in multiple mortgage pools constitute Mortgage Assets for a Series, the Prospectus Supplement will set forth, to the extent available, the above-specified information on an aggregate basis for the respective mortgage pools. If specific information respecting the Mortgage Loans is not known to the Issuer at the time the related Series is initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the Series and to be filed with the Commission within 15 days after the initial issuance of such Series.

   If so specified in the related Prospectus Supplement, the terms of a Mortgage Loan may provide that upon the sale of the Mortgaged Property, the obligor may, in lieu of the payment in full of the amount of principal and interest then outstanding or accrued on the related Mortgage Loan, irrevocably deposit cash or other specified obligations into an account with the Trustee in an amount which, together with interest thereon, will be sufficient to make timely payments or distributions of principal and interest on the Mortgage Loan and, therefore, on the Securities according to their terms.

   The characteristics of the Mortgage Loans comprising or underlying the Mortgage Assets may affect the rate of prepayment of Securities and the risk of delinquencies, foreclosures and losses. See "RISK FACTORS" and "YIELD AND PREPAYMENT CONSIDERATIONS."

   Mortgage Underwriting Standards and Procedures. The underwriting procedures and standards for Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated in contemplation of the transactions contemplated by this Prospectus and the related Prospectus Supplement. If stated in the related Prospectus Supplement, the originator of the Mortgage Loans (or another entity specified in the related Prospectus Supplement) will make representations and warranties concerning compliance with such underwriting procedures and standards.

   Except as otherwise set forth in the related Prospectus Supplement for a Series, the originator of a Mortgage Loan will have applied underwriting procedures intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. FHA Loans will have been originated by mortgage lenders which are approved by HUD as an FHA mortgagee in the ordinary course of their real estate lending activities and will comply with the underwriting policies of FHA. Except as described below or in the related Prospectus Supplement, the Issuer believes that underwriting procedures used were consistent with those utilized by mortgage lenders generally during the period of origination.

   Unless otherwise specified in the related Prospectus Supplement, the adequacy of a Mortgaged Property as security for repayment will generally have been determined by appraisal by appraisers selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers. Unless otherwise specified in the related Prospectus Supplement, the appraiser must personally inspect the property and verify that it was in good condition and that construction, if new, has

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

been completed. Unless otherwise stated in the applicable Prospectus Supplement, the appraisal will have been based upon a cash flow analysis or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

   No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on Commercial Property or on non-traditional housing such as Multifamily Property. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any additional financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of Enhancement or the insurance policies described herein, the ability of the Issuer to pay principal of and interest on the Securities may be adversely affected. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Assets, thus shortening weighted average life and affecting yield to maturity. See "YIELD AND PREPAYMENT CONSIDERATIONS."

   Determination of Compliance With Pool Requirements and Underwriting Procedures. As more specifically set forth in the related Prospectus Supplement, the Issuer will represent and warrant, upon pledge of the Mortgage Loans to the Trustee under the Indenture or deposit of such Mortgage Loans into the Trust Fund, as applicable, among other things, as to the accuracy of the information in the related Mortgage Loan Schedule. If specified in the related Prospectus Supplement, the originator of a Mortgage Loan may make representations and warranties with respect to such Mortgage Loan. If so specified in the related Prospectus Supplement, the Issuer will assign its rights and the seller's obligations under the agreement pursuant to which the Issuer acquired the Mortgage Assets for the related Series to the Trustee.

   If so specified in the related Prospectus Supplement, upon the discovery of the breach of certain representations or warranties made by the Issuer in respect of a Mortgage Loan that materially and adversely affects the interests of the Bondholders or Certificateholders of the related Series, the Issuer will be obligated to cause the seller of such Mortgage Loans to repurchase such Mortgage Loan or deliver a substitute conforming Mortgage Loan as described below under "Repurchase and Substitution of Non-Conforming Mortgage Loans." The Trustee will be required to enforce this obligation for the benefit of the Bondholders or Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. If so specified in the related Prospectus Supplement, the Master Servicer, if any, may be obligated to enforce such obligations rather than the Trustee.

   Repurchase and Substitution of Non-Conforming Mortgage Loans. The Trustee, or if so specified in the related Prospectus Supplement, a custodian, will review Mortgage Loan documents after receipt thereof. Unless otherwise provided in the related Prospectus Supplement, if any such document is found to be defective in any material respect, or if it is determined that the Issuer has breached any representation or warranty, the Trustee or the custodian shall immediately notify the Issuer and the Master Servicer, if any, and the Trustee, if the custodian. Unless otherwise specified in the related Prospectus Supplement, if the Issuer cannot cure such defect thereafter, the Issuer will be obligated to cause the seller of such Mortgage Loan to repurchase within 90 days of the execution of the related Series Supplement, or within such other period specified in the related Prospectus Supplement, the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a purchase price equal to the unpaid principal balance of the Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the unpaid principal balance of such Mortgage Loan immediately prior to foreclosure) plus accrued interest.

   Unless otherwise provided in the related Prospectus Supplement, the Issuer may, rather than cause the repurchase of the Mortgage Loan as described above, remove such Mortgage Loan from the Trust Estate ("Deleted Mortgage Loan") or Trust Fund, as applicable, and substitute in its place one or more

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other Mortgage Loans (each, a "Substitute Mortgage Loan"); provided, however with respect to a Series for which no REMIC election is made, such substitution must be effected within the period specified in the related Prospectus Supplement. Any Substitute Mortgage Loan will, on the date of substitution, have the characteristics specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Bondholders, Certificateholders or the Trustee for a material defect in a Mortgage Loan document or for breach of representations and warranties with respect to any Mortgage Loan. With respect to Mortgage Loans underlying Private Mortgage-Backed Securities, the PMBS Agreement may have terms relating to the repurchase or substitution obligations which differ from those set forth above.

   The Master Servicer, if any, may also make certain warranties with respect to the Mortgage Loans comprising the Mortgage Pool for a Series. See "SERVICING OF MORTGAGE LOANS--Certain Matters Regarding the Master Servicer." Upon a breach of any such warranty that materially and adversely affects the interests of Bondholders or Certificateholders of the related Series, the related Mortgage Loan will be required to be repurchased, subject to the conditions described in the preceding paragraph and in the related Prospectus Supplement. If the Master Servicer fails to repurchase such a Mortgage Loan, payment to Bondholders or Certificateholders could be reduced to the extent payments are not made on the Mortgage Loan.

   Various Servicers will provide certain customary servicing functions with respect to any Mortgage Loans pursuant to servicing agreements. Such Servicers may include affiliates of the Issuer. If so specified in the related Prospectus Supplement, a Master Servicing Agreement may be entered into between the Issuer and a Master Servicer. The Master Servicer will supervise the performance by the Servicers of their duties and responsibilities under the servicing agreements with respect to Mortgage Loans for the related Series. Alternatively, if so specified in the related Prospectus Supplement, the Master Servicer may be obligated to service Mortgage Loans directly or through one or more Servicers. In such a case, the Master Servicer will be primarily responsible for servicing of the Mortgage Loans. The specific duties to be performed by any Servicers and Master Servicer, if any, with respect to the Mortgage Loans of a particular Series will be set forth in the Prospectus Supplement to the extent they differ from the servicing obligations described herein under "SERVICING OF THE MORTGAGE LOANS." Servicers and the Master Servicer, if any, may be required to advance funds to cover delinquent payments on Mortgage Loans, to the extent specified in the related Prospectus Supplement. The Prospectus Supplement also will specify criteria to be met by each Servicer and the Master Servicer. Such criteria will be determined by the Issuer consistent with the requirements of each Rating Agency rating such Series. See "SERVICING OF MORTGAGE LOANS."

PRIVATE MORTGAGE-BACKED SECURITIES

   General. Private Mortgage-Backed Securities may consist of (a) mortgage participations and pass-through certificates, evidencing an undivided interest in a pool of Mortgage Loans, (b) debt obligations (interest payments on which may be tax-exempt in whole or in part), secured by mortgages or (c) participations or other interests in any of the foregoing. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement, or a participation agreement or similar agreement (a "PMBS Agreement"). The seller or servicer of the underlying Mortgage Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans, participations or other interest, underlying such Private Mortgage-Backed Security. Mortgage Loans underlying a Private Mortgage-Backed Security will be serviced by the Master Servicer directly or by one or more Servicers who may be subject to the supervision of the Master Servicer. Unless otherwise specified in the Prospectus Supplement relating to a Series, if payments with respect to interest on the underlying obligations are tax-exempt, such Prospectus Supplement will disclose the relevant federal tax characteristics relating to the tax-exempt status of such obligations.

   The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") may be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government or a limited purpose corporation organized for the

                               48




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purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Issuer. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Mortgage Loans, participations or other interest, underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

   Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the Servicer. The PMBS Issuer or the Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

   Underlying Mortgage Loans. The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Mortgage Loans, ARMs, or Mortgage Loans having balloon or other special payment features. Mortgage Loans underlying the Private Mortgage-Backed Securities will be secured primarily by Multifamily Property or Commercial Property. Unless otherwise stated in the related Prospectus Supplement, the underwriting procedures set forth above will also apply to Underlying Mortgage Loans.

   Enhancement Relating to Private Mortgage-Backed Securities. Enhancement in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, insurance policies or other types of credit support may be provided with respect to the Mortgage Loans, participations or other interest, underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of enhancement, if any, will be a function of certain characteristics of the Mortgage Loans, participations or other interest, and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency which assigned a rating to the Private Mortgage-Backed Securities.

   Additional Information. The Prospectus Supplement for a Series which includes Private Mortgage- Backed Securities will specify, to the extent available, (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Estate or Trust Fund, as applicable, (ii) certain characteristics of the Mortgage Loans, participations or other interests which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Mortgage Loans, participations or other interests (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, adjustable payments or other payment features), (B) the approximate aggregate principal balance, if known, of Underlying Mortgage Loans, participations or other interests insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and (D) the minimum and maximum stated maturities of the underlying Mortgage Loans, participations or other interests at origination,
(iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average pass-through or bond rate of the Private Mortgage-Backed Securities or formula therefor, (v) the pass-through or bond rate or ranges thereof for the Private Mortgage-Backed Securities or formula therefor, (vi) the PMBS Issuer, Master Servicer and the PMBS Trustee for such Private Mortgage-Backed Securities, (vii) certain characteristics of enhancement, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the Mortgage Loans, participations or other interests underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (viii) the terms on which the Underlying Mortgage Loans, participations or other interests for such Private Mortgage-Backed Securities or the Private Mortgage-Backed Securities may, or

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are required to, be purchased prior to their maturity or the maturity of the
Private Mortgage-Backed Securities and (ix) the terms on which Mortgage Loans, participations or other interests may be substituted for those originally underlying the Private Mortgage-Backed Securities.

SUBSTITUTION OF MORTGAGE ASSETS

   Unless otherwise provided in the related Prospectus Supplement, subject to the limitations set forth in the Indenture or Trust Agreement for a Series, the Issuer or Depositor may deliver to the Trustee other Mortgage Assets in substitution for any Mortgage Assets originally pledged as security for a Series, or deposited in the Trust Fund for a Series, as the case may be. Any such Substitute Mortgage Assets will have an outstanding principal balance or Asset Value (determined in a manner consistent with the Mortgage Assets for which it is substituted) that is less than or equal to the outstanding principal balance or Aggregate Asset Value of the Mortgage Assets for which it is substituted, unless otherwise specified in the related Prospectus Supplement, and will otherwise have such characteristics as shall be necessary to cause the Mortgage Assets, upon such substitution, to conform more fully to the description thereof set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement,
(1) no substitution will be permitted which would delay the Stated Maturity or Final Scheduled Distribution Date, of any Class of Securities of the related Series, (2) no more than 40% of the Mortgage Assets (including any cash deposited on the Closing Date) securing a Series may be substituted for,
(3) only like kind Mortgage Assets may be substituted for Mortgage Assets (or, with respect to a substitution for cash deposited in any Pledged Fund or Account on the Closing Date, the Substitute Mortgage Assets must be of like kind as the Mortgage Assets securing the related Series) and (4) there can be no substitutions for Substitute Mortgage Assets. No substitution may be made
(1) if such substitution would result in the Issuer becoming required to register as an "Investment Company" for purposes of the Investment Company Act of 1940, (2) if the Rating Agencies will, as a result of such substitution, downgrade the rating on the related Series of Securities or any Class thereof or (3) in the event that the Issuer has elected to be treated as a REMIC and such substitution would cause the REMIC to lose its status as a REMIC or result in a tax on "prohibited contributions" to or "prohibited transactions" of the REMIC.

   If the Issuer elects to treat the Mortgage Assets securing a Series of Bonds, or deposited into the Trust Fund, as a REMIC or an election is made to treat the arrangement by which a Series of Securities is issued as a REMIC, no Substitute Mortgage Assets may be pledged by the Issuer (a) in the case of the substitution for a "defective obligation" (within the meaning of Section 860G(a)(4)(B) of the Code), more than two years after the "Start Up Day" (as defined in Section 860G(a)(9) of the Code) of the REMIC, or (b) in the case of any other Mortgage Assets, more than three months after the Start Up Day.

COLLECTION ACCOUNT

   Unless otherwise provided in the related Series Supplement, a separate Collection Account for each Series will be established by the Trustee, or if the Trustee is not also the Paying Agent, by the Paying Agent, for receipt of all monthly principal and interest payments on the Primary Assets securing such Series and the amount of cash, if any, to be initially deposited therein by the Issuer, Reinvestment Income, if any, thereon and any amounts withdrawn from any Reserve Funds for such Series. If specified in the related Prospectus Supplement, Reinvestment Income, if any, or other gain from investments of moneys in the Collection Account will be credited to the Collection Account for such Series and any loss resulting from such investments will be charged to such Collection Account. Funds on deposit in the Collection Account will be available for application to the payment of principal of and interest on the Securities of the related Series and for certain other payments provided for in the Indenture or Trust Agreement and described in the related Prospectus Supplement. To the extent that amounts remaining on deposit in the Collection Account on each Payment Date or Distribution Date represent Excess Cash Flow not required to be applied to such payments or distributions, unless otherwise specified in the related Prospectus Supplement, such amounts may be paid as provided in the Indenture or Trust Agreement to the Issuer (or, in the case of a REMIC, to the holder of the residual interest therein).

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OTHER FUNDS OR ACCOUNTS

   A Series may also be secured by certain other funds and accounts for the purpose of, among other things, (i) paying certain administrative fees and operating expenses and (ii) accumulating funds that are credited to the Issuer's account pending their distribution to the Issuer. See "Enhancement."

INVESTMENT OF FUNDS

   The Collection Account, Servicing Accounts and certain other funds and accounts for a Series are to be invested by the Trustee or the Paying Agent, as directed by the Issuer, in certain Eligible Investments acceptable to each Rating Agency rating such Series, which may include, without limitation, (a) direct obligations of, and obligations fully guaranteed by, the United States of America, FHLMC, FNMA or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, (b) demand and time deposits, certificates of deposit or bankers' acceptances, (c) repurchase obligations pursuant to a written agreement with respect to (1) any security described in clause (a) above or (2) any other security issued or guaranteed by an agency or instrumentality of the United States of America, (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state, (e) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof), (f) a Guaranteed Investment Contract, (g) certificates or receipts representing ownership interests in future interest or principal payments on obligations described in clause (a) above, and (h) any other demand, money market or time deposit obligation, security or investment acceptable to the Rating Agencies.

   Eligible Investments with respect to a Series will include only obligations or securities that mature on or before the date on which the Collection Account or any other Pledged Fund or Account for such Series are required or may be anticipated to be required to be applied for the benefit of the holders of such Series. Any gain or loss from such investments for a Series will be credited or charged to the appropriate fund or account for such Series unless otherwise specified in the related Prospectus Supplement.

GUARANTEED INVESTMENT CONTRACT

   If specified in the related Prospectus Supplement, on or prior to the Delivery Date the Issuer and the Trustee will enter into a Guaranteed Investment Contract with a guarantor acceptable to the Rating Agencies rating the Securities (the "Guarantor"), pursuant to which all distributions on the Mortgage Assets will be invested by the Trustee with the Guarantor, and the Guarantor will pay to the Trustee interest at the rate per annum set forth in such Guaranteed Investment Contract on all amounts invested. Whenever funds are required under the Indenture to be paid to Bondholders or under the Trust Agreement to be paid to the Certificateholders, the Guarantor, upon the request of the Trustee, will remit such funds to the Trustee.

ENHANCEMENT

   Enhancement may be provided with respect to a Series, or with respect to any Mortgage Loans or Private Mortgage-Backed Securities securing a Series. See "ENHANCEMENT."

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                         SERVICING OF MORTGAGE LOANS

GENERAL

   The servicing obligations with respect to a particular Series may be performed by various Servicers or by the Trustee. If so specified in the related Prospectus Supplement, a Master Servicer or a Special Servicer may be appointed. The related Prospectus Supplement for each Series will describe the extent, if any, such rights, duties and obligations vary or differ with respect to such Series from those described herein.

   If so specified in the related Prospectus Supplement, pursuant to a Master Servicing Agreement or Trust Agreement, customary servicing functions with respect to Mortgage Loans which comprise Mortgage Assets for a Series, or which constitute Underlying Collateral for a Private Mortgage-Backed Security will be provided by the Master Servicer directly or by one or more Servicers subject to supervision by the Master Servicer. To the extent specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be appointed. The related Prospectus Supplement will describe the duties and obligations of such Special Servicer. To the extent specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, if any, may have the authority to sell or otherwise dispose of Mortgage Loans or the related REO Property in order to maximize the value of such Mortgage Loans or property. The entity which has primary liability for servicing Mortgage Loans directly is sometimes referred to herein as the "Primary Servicer." If the Master Servicer is not required under the Master Servicing Agreement, Trust Agreement or PMBS Agreement, as applicable, to act as Primary Servicer, then the Master Servicer, if any, will (i) administer and supervise the performance by the Servicers (who will act as Primary Servicers) of their servicing responsibilities under the Servicing Agreements, (ii) to the extent not maintained by a Primary Servicer, maintain any insurance policy required for the related Mortgage Pool and (iii) advance funds as described below under "Advances" and in the related Prospectus Supplement. If a Master Servicer undertakes to service Mortgage Loans directly it may do so through Servicers as its agents. In such case, the Master Servicer will be responsible for all aspects of the servicing of the related Mortgage Loans notwithstanding such use of Servicers. The Master Servicer or a Servicer may be an affiliate of the Issuer. Unless otherwise specified in the related Prospectus Supplement, in the case of FHA Loans, the Master Servicer and each Servicer will be required to be approved by HUD as an FHA mortgagee. The Master Servicer will only be responsible for the duties and obligations of the Special Servicer to the extent set forth in the related Prospectus Supplement.

   To the extent applicable, Master Servicing Agreements (direct or supervisory), Servicing Agreements and Special Servicing Agreements, if any, with respect to a Series will be filed as exhibits to a Current Report on Form 8-K within 15 days following the issuance of the Securities of a Series.

   The Master Servicer will be paid a servicing fee for the performance of its services and duties under each Master Servicing Agreement, as specified in the related Prospectus Supplement. Each Servicer, if any, will be entitled to receive a servicing fee. The Special Servicer, if any, will also be entitled to a servicing fee. In addition, the Master Servicer, Special Servicer or Servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from Mortgagors. If a Servicer or the Special Servicer is terminated by the Master Servicer, the servicing function of the Servicer or the Special Servicer will be either transferred to a substitute Servicer or Special Servicer, as the case may be, or performed by the Master Servicer. The Master Servicer will be entitled to retain the portion of the Servicing Fee paid to a Servicer, under a terminated Servicing Agreement, or the Special Servicer, under the Special Servicing Agreement, if the Master Servicer elects to perform such servicing functions itself. See "Servicing Compensation and Payment of Expenses" below.

COLLECTION PROCEDURES

   The Primary Servicer or, if so specified in the related Prospectus Supplement, the Trustee, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will follow such collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the Mortgage Loans.

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   Unless otherwise specified in the related Prospectus Supplement, the
Primary Servicer, to the extent permitted by law and the terms of the related Mortgage Loans, will establish and maintain an escrow account (the "Escrow Account") in which payments by Mortgagors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Withdrawals from the Escrow Account are to be made to effect timely payment of taxes, assessments and hazard insurance premiums, to refund to Mortgagors amounts determined to be overages, to pay interest to Mortgagors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the Mortgaged Property and to clear and terminate such account. Alternatively, the terms of the related Mortgage Loan may require, upon the occurrence of a delinquency or default by the obligor, an impound account ("Impound Account") to be established and maintained and into which payments by Mortgagors to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items will be deposited pending distribution of such items. The Primary Servicer will be responsible for the administration of the Escrow Account or the Impound Account and may be obligated to make escrow or impound advances to the relevant account when a deficiency exists therein if so specified in the related Prospectus Supplement.

PAYMENTS ON MORTGAGE LOANS;
DEPOSITS TO CUSTODIAL ACCOUNTS

   With respect to any Series, the Master Servicer, if any, will establish an account (the "Custodial Account") in the name of the Trustee, unless otherwise specified in the related Prospectus Supplement. The Custodial Account will be established so as to comply with the standards of each Rating Agency rating the Securities of a Series. Amounts to be remitted to the Trustee shall be remitted by the Master Servicer to the Trustee from the Custodial Account for deposit in the Collection Account for the related Series.

   In those cases where a Servicer is servicing Mortgage Loans pursuant to a Servicing Agreement, the Servicer will establish and maintain an account (the "Servicing Account") that will comply with the standards set forth below for the Custodial Account and that is otherwise acceptable to the Master Servicer, if any. The Servicer will be required to deposit into the Servicing Account on a daily basis (or upon identification) all mortgage related receipts received by it with respect to Mortgage Loans serviced by such Servicer subsequent to the Cut-Off Date less its servicing fee and certain other amounts specified in the Servicing Agreement. On each Servicer Remittance Date, the Servicer shall remit all funds held in the Servicing Account (other than payments due on or before the Cut-Off Date and other amounts permitted to be withdrawn from or held in the Servicing Account pursuant to the Servicing Agreement) with respect to each Mortgage Loan together with any Advances made by such Servicer for deposit to the Custodial Account, or if a Custodial Account has not been established, directly to the Collection Account. See "Advances" below.

   If so specified in the related Prospectus Supplement, the Custodial Account and each Servicing Account may be maintained as an interest-bearing account, or the funds held therein may be invested pending remittance to the Trustee in Eligible Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Servicer will be entitled to receive any such interest or other income earned on funds in the Custodial Account or Servicing Account as additional compensation.

   The Master Servicer will deposit in the Custodial Account on a daily basis all mortgage related receipts (including amounts remitted by the Servicer) received by it subsequent to the Cut-off Date (other than payments of principal and interest due on or before the Cut-off Date).

   With respect to any other type of Mortgage Loan which provides for payments other than on the basis of level payments, an account may be established as described in the related Prospectus Supplement.

ADVANCES

   General. To the extent provided in the related Prospectus Supplement, the Primary Servicer may make periodic advances of cash ("Advances") from its own funds or, if so specified in the related

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Prospectus Supplement, from excess funds in the Custodial Account or
Servicing Account, but only to the extent such Advances are, in the good faith business judgment of the Servicer or the Master Servicer, as the case may be, ultimately recoverable from future payments and collections on the Mortgage Loans or otherwise. Neither the Master Servicer nor the Servicers will be required to make such Advances, unless otherwise specified in the related Prospectus Supplement. The Master Servicer's obligation to make Advances, if any, may, as specified in the related Prospectus Supplement, be limited in amount or may be limited to Advances received from Servicers. If so specified in the related Prospectus Supplement, the Master Servicer will not be obligated to make Advances until all or a specified portion of a Reserve Fund is depleted. Advances are intended to enable the Issuer to make timely payment of the scheduled principal and interest payments or distributions on the Securities of such Series, not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the Servicer or the Master Servicer, as the case may be, out of amounts received on particular Mortgage Loans which represent late recoveries of principal or interest respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related Mortgage Loans, or any other source described in the related Prospectus Supplement, the Servicer or Master Servicer will be entitled to reimbursements from other funds in the Custodial Account or Servicing Account, as applicable.

   Adjustments to Servicing Fee or Advances in Connection with Prepaid Mortgage Loans. With respect to each Mortgage Pool, if an obligor makes a principal prepayment between scheduled payment dates, the obligor may be required to pay interest on the principal balance only to the date of prepayment in full. If and to the extent provided in the related Prospectus Supplement, the amount of the servicing fee may be reduced, or the Primary Servicer may be otherwise obligated to advance moneys from its own funds or any reserve maintained for such purpose, to the extent necessary to include an amount equal to a full month's interest payment at the applicable Mortgage Rate. Partial principal prepayments may be treated as having been received on the next Due Date, and, if so, no reduction in interest remitted for deposit to the Collection Account will occur. See "YIELD AND PREPAYMENT CONSIDERATIONS."

MAINTENANCE OF INSURANCE POLICIES
AND OTHER SERVICING PROCEDURES

   General. To the extent specified in the related Prospectus Supplement and the Servicing Agreement, the Primary Servicer will be required to cause to be maintained a standard hazard insurance policy with respect to each Mortgaged Property. In addition, all or a portion of the Mortgage Loans comprising a Mortgage Pool or constituting Underlying Collateral may be insured by the FHA. The Primary Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect. See "DESCRIPTION OF INSURANCE."

   Presentation of Claims; Realization Upon Defaulted Mortgage Loans. The market value of any property obtained in foreclosure or by deed in lieu of foreclosure may be based substantially on the operating income obtained by renting the applicable property. As a default on a Mortgage Loan secured by Multifamily Property or Commercial Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Mortgage Loan, it can be anticipated that the market value of such property generally will be less than anticipated when such Mortgage Loan was originated. To the extent that equity does not cushion the loss in market value upon any liquidation and such loss is not covered by other credit support, a loss may be experienced by the related Bondholders or Certificateholders, as applicable.

   The Primary Servicer, on behalf of itself, the Trustee, the Bondholders or Certificateholders, as applicable and the Issuer, will be required to present, or cause to be presented, claims with respect to any insurance policy. The Primary Servicer will be required to present claims and take such reasonable steps as are necessary to permit recovery under any FHA insurance respecting defaulted Mortgage Loans.

   The Primary Servicer may foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Mortgage Loans as come into and continue in default and as to

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which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Primary Servicer will follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

   Unless otherwise specified in the related Prospectus Supplement, when any Mortgaged Property is about to be conveyed by the Mortgagor, the Primary Servicer will not exercise its rights to accelerate the maturity of such Mortgage Loan under the applicable "due-on-sale" clause, if any, so long as the new mortgagor satisfies the applicable underwriting criteria for similar loans serviced by the Primary Servicer. If such conditions are met or the Primary Servicer reasonably believes enforcement of a due-on-sale clause will not be enforceable, the Primary Servicer is authorized to take or enter into an assumption agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. Unless otherwise specified in the related Prospectus Supplement, any fee collected in connection with an assumption will be retained as additional servicing compensation.

MODIFICATION; WAIVERS

   As set forth in the related Prospectus Supplement, the Master Servicer or Special Servicer, if any, may have the discretion, subject to certain conditions set forth therein, to modify, waive or amend the terms of any Mortgage Loan without the consent of the Trustee, or any Bondholder or Certificateholders, as applicable.

   Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a Mortgage Loan unless the Master Servicer or the Special Servicer, if any, has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the Mortgage Loan.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   The Master Servicer, the Special Servicer, if any, and each Servicer will be entitled to a servicing fee in an amount specified or to be calculated in a manner described in the related Prospectus Supplement. The servicing fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer, the Special Servicer, if any, or a Servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and modification fees.

   The Primary Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans. The ability of the Issuer of the related Series to pay principal of and interest on the Securities will not be affected to the extent claims are paid under the related insurance policies. If claims are either not made or paid under such insurance policies or if coverage thereunder has ceased or is insufficient, the ability of the Issuer to meet debt service requirements on the related Series may be adversely affected. In addition, the Primary Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of Mortgaged Property, such right of reimbursement being prior to the rights of the Bondholders to receive any related Insurance Proceeds or Liquidation Proceeds.

EVIDENCE AS TO COMPLIANCE

   The Master Servicer and the Special Servicer, if any, will deliver to the Trustee, on or before 120 days after the end of each fiscal year of the Master Servicer and the Special Servicer, if applicable, an officer's certificate stating that (i) a review of the activities of the Master Servicer, the Special Servicer and the Servicers during the preceding calendar year and of performance under the Master Servicing Agreement,

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Special Servicing Agreement, if applicable, and the Servicing Agreements has been made under the supervision of such officer and (ii) the Master Servicer and the Special Servicer, if applicable, has fulfilled all its obligations under the Master Servicing Agreement and Special Servicing Agreement, if applicable, throughout such year, and, to the best of such officer's knowledge, based on such review, each Servicer has fulfilled its obligations under the related Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such officer's certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to servicing of the Mortgage Loans, conducted in accordance with generally accepted accounting principles in the mortgage banking industry, the Master Servicer's and the Special Servicer's, if applicable, duties and duties of the Servicers have been conducted in compliance with the provisions of the applicable agreement, except for (i) such exceptions as such firm believes to be immaterial and
(ii) such other exceptions as are set forth in such statement. Copies of the annual officer's certificate and accountants' statement may be obtained without charge upon written request to the Trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND SPECIAL SERVICER

   The Master Servicer and any Special Servicer for each Series will be specified in the related Prospectus Supplement. The Master Servicer and any Special Servicer may be an affiliate of the Issuer and may have other business relationships with the Issuer and its affiliates.

   Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may not resign from its obligations and duties except with the consent of the Trustee or upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under such Master Servicing Agreement.

   Unless otherwise specified in the related Prospectus Supplement, each Master Servicing Agreement will also provide that neither the Master Servicer, nor any director, officer, employee or agent of the Master Servicer, will be under any liability to the Bondholders or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Master Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of failure to perform its obligations in compliance with the standards of care set forth in the Master Servicing Agreement. The Master Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the rights and duties of the parties to the Master Servicing Agreement and the interests of the Bondholders, or Certificateholders thereunder. In such event, the Master Servicer will be entitled to be reimbursed for legal expenses and costs of such action out of the related Custodial Account.

                                 ENHANCEMENT

GENERAL

   For any Series, Enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Assets. Enhancement may be in the form of a letter of credit, the subordination of one or more Classes of the Securities of such Series, the establishment of one or more reserve funds, overcollateralization, guarantee insurance, the use of cross-support features or another method of Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Enhancement (including but not limited to insurance, letters of credit or guarantee insurance) may be structured so as to be drawn upon by more than one Series to the extent described therein.

   Unless otherwise specified in the related Prospectus Supplement for a Series, the Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by Enhancement or which are not covered by the Enhancement, Bondholders or Certificateholders, as

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applicable will bear their allocable share of deficiencies. Moreover, if a form of Enhancement covers more than one Series of Securities (each, a "Covered Trust"), holders of Securities issued by any of such Covered Trusts will be subject to the risk that such Enhancement will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

   If Enhancement is provided with respect to a Series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of (a) the amount payable under such Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Enhancement may be reduced and under which such Enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such Enhancement. Additionally, the related Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

SUBORDINATE SECURITIES

   If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Securities. If so specified in the related Prospectus Supplement, the rights of the Holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Payment Date or Distribution Date will be subordinated to such rights of the Holders of Senior Securities to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the Prospectus Supplement, the amount of subordination will decrease whenever amounts otherwise payable to the Holder of Subordinate Securities are paid to the Holders of Senior Securities (including amounts withdrawn from any related Reserve Fund and paid to the Holders of Senior Securities), and will (unless otherwise specified in the related Prospectus Supplement) increase whenever there is distributed to the Holders of Subordinate Securities amounts in respect of which subordination payments have previously been paid to the Holders of Senior Securities. Unless otherwise specified in the related Prospectus Supplement, the related Series Supplement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Securities.

   A Series may include one or more Classes of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other Classes designated as being senior thereto. Such right will effectively be subordinate to the rights of other Holders of Senior Securities, but will be not be limited to a specified dollar amount of subordination. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

   The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinate Securities in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related Reserve Fund and the conditions under which amounts in any related Reserve Fund will be used to make distributions to Holders of Senior Securities and/or to Holders of Subordinate Securities or be released from the related Trust Estate or Trust Fund. If cash flows otherwise distributable to holders of Subordinate Securities secured by a Mortgage Group will be used as credit support for Senior Securities secured by another Mortgage Group within the Trust Estate or Trust Fund, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

CROSS-SUPPORT FEATURES

   If the Mortgage Assets for a Series are divided into separate Mortgage Groups, each securing a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which

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requires that distributions be made on Senior Securities secured by one
Mortgage Group prior to distributions on Subordinate Securities secured by another Mortgage Group within the Trust Estate or Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

INSURANCE ON THE MORTGAGE LOANS

   Credit support with respect to a Series may be provided by insurance policies that include standard hazard insurance and may, if specified in the related Prospectus Supplement, include FHA Insurance. See "DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS."

LETTER OF CREDIT

   The letter of credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the related Cut-Off Date or of one or more Classes of Securities (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Estate or Trust Fund, as applicable. A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

BOND GUARANTEE INSURANCE

   Bond guarantee insurance, if any, with respect to a Series of Bonds will be provided by one or more insurance companies. Such bond guarantee insurance will guarantee, with respect to one or more Classes of Bonds of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the bond guarantee insurance will also guarantee against any payment made to a Bondholder which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the bond guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Bonds of the related Series.

RESERVE FUNDS

   One or more Reserve Funds may be established with respect to a Series, in which cash, a letter of credit, Eligible Investments, a demand note or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Assets as specified in the related Prospectus Supplement.

   Amounts on deposit in any Reserve Fund for a Series, together with the reinvestment income thereon, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments or distributions of principal of and interest on the Securities, if required as a condition to the rating of such Series by each Rating Agency, or to reduce the likelihood of special redemptions with respect to any Series. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from

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damage not covered by standard hazard insurance policies. Following each
Payment Date or Distribution Date amounts in such Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

   Moneys deposited in any Reserve Funds will be invested in Eligible Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to the Master Servicer or a Servicer as additional servicing compensation. See "SERVICING OF MORTGAGE LOANS". The Reserve Fund, if any, for a Series will not be a part of the Trust Estate or Trust Fund, as applicable, unless otherwise specified in the related Prospectus Supplement.

   Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make payments or distributions to Bondholders or Certificateholders and use of investment earnings from the Reserve Fund, if any.

                DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS

   The following descriptions of standard hazard insurance policies and FHA insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete.

MORTGAGE INSURANCE ON THE MORTGAGE LOANS

   General. Each Mortgaged Property will be covered by a standard hazard insurance policy, as described in the related Prospectus Supplement. The coverage under standard hazard insurance policies will be subject to conditions and limitations described in the Prospectus Supplement and under "Hazard Insurance on the Mortgage Loans" below. Certain hazard risks will, therefore, not be insured and the occurrence of such hazards could adversely affect payments or distributions to Holders. Additionally, to the extent that losses on a defaulted or foreclosed Mortgage Loan are not covered by other credit support for such Series, such losses, if any, would affect payments or distributions to Holders.

HAZARD INSURANCE ON THE MORTGAGE LOANS

   Standard Hazard Insurance Policies. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquake, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support may adversely affect the ability of the Issuer to make payments of principal or interest on the Bonds. When a Mortgaged Property is located in a flood area identified by FEMA pursuant to the Flood Disaster Protection Act of 1973, the Master Servicer or the Servicer will be required to cause flood insurance to be maintained with respect to such Mortgaged Property.

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   The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the actual cash value of the improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the actual cash value of such improvements.

   In the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property. Under the terms of the Mortgage Loans, Mortgagors are required to present claims to insurers under hazard insurance policies maintained on the Mortgaged Properties. The Primary Servicer, on behalf of the Trustee, Bondholders, and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties; however, the ability of the Primary Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Primary Servicer by Mortgagors.

   FHA Insurance. The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the Housing Act, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Primary Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect.

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                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

   The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the Mortgaged Properties are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

MORTGAGES

   Each Mortgage Loan will be secured by a mortgage, a deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien on title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is generally not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the owner of the property and usually the borrower, and the mortgagee, who is the lender. Under the mortgage instruments, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage to secure the indebtedness. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary at origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust has three parties: the owner of the property and usually the borrower, called the trustor (similar to a mortgagor), a lender, called the beneficiary (similar to the mortgagee), and a third-party grantee, called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the mortgage loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, the law of the state in which the real property is located and, in some cases, in deed of trust transactions, the directions of the beneficiary. Some states use a security deed or deed to secure debt which is similar to a deed of trust except it has only two parties: a grantor (similar to a mortgagor) and a grantee (similar to a mortgagee).

FORECLOSURE OF MORTGAGE

   Foreclosure of a deed of trust or deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In some states, prior to such sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice of any other individual having an interest in the real property, including any junior lienholders. In some states there is a reinstatement period. The trustor, borrower, or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. In other states, after acceleration of the debt, the borrower is not provided with a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

   An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the

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court's equitable powers. Generally, a borrower is bound by the terms of the mortgage note and the mortgage and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity refusing affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the borrower from an entirely technical default where such default was not willful.

   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within the state statute of limitations (which is tolled by the filing of a bankruptcy case). Similarly, in some states, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

   In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third-party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the borrower's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, and subject in some states to the right of the borrower to stay in possession during a redemption period, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender typically incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure. Furthermore, certain states require that any environmental hazards be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

RIGHTS OF REDEMPTION

   In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the foreclosure sales price and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

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ENVIRONMENTAL MATTERS

   Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was actually caused or exacerbated by the lender's agents or employees. A lender also risks such liability on and following foreclosure of the Mortgaged Property. Excluded from CERCLA's definition of "owner" or "operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." On April 29, 1992, the United States Environmental Protection Agency ("EPA") issued a final rule intended to protect lenders from liability under CERCLA. This rule was in response to a 1990 decision of the United States Court of Appeals for the Eleventh Circuit, United States v. Fleet Factors Corp., which narrowly construed the security interest exemption under CERCLA to hold lenders liable if they had the capacity to influence their borrower's management of hazardous waste. On February 4, 1994, the United States Court of Appeal for the District of Columbia Circuit in Kelley v. EPA invalidated this EPA rule. As a result of the Kelley case, the state of the law with respect to the secured creditor exemption and the scope of permissible activities in which a lender may engage to protect its security interest remain uncertain. In addition, even if a new version of the EPA rule were to be adopted formally by EPA, followed informally by EPA, enacted by statute, or otherwise reinstated, the rule would not necessarily affect the potential for lender liability in actions by parties other than EPA or under laws or legal theories other than CERCLA. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. Such clean-up costs may be substantial. It is possible that such costs could become a liability of the Trust Estate and occasion a loss to Bondholders in certain circumstances described above if such remedial costs were incurred.

   Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

   Unless otherwise specified in the related Prospectus Supplement, the Servicing Agreement, Master Servicing Agreement or Special Servicing Agreement, as applicable, provides that the Servicer, the Master Servicer or the Special Servicer, as applicable, acting on behalf of the Trust Estate or Trust Fund, as applicable, may not acquire title to a Mortgaged Property underlying a Mortgage Loan or take over its operation unless the Servicer, the Master Servicer or the Special Servicer, as applicable, has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances or conditions present that have resulted in any contamination or if such circumstances or conditions are present for which such action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

CERTAIN LAWS AND REGULATIONS

   The Mortgaged Properties are subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the limited alternative uses for such Mortgaged Property, result in a failure to realize the full principal amount of the Mortgage Loans.

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   For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgaged Properties which are hotels or motels may present additional risk in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

LEASES AND RENTS

   Multifamily and commercial mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. In some instances, local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

   Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale. Other statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Finally, other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

   In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

   Federal Bankruptcy and Other Laws Affecting Creditors' Rights. In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws (the "Bankruptcy Code") and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies (including the right of foreclosure) for collection of a debt. Also, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay a senior lender from taking action to foreclose out the junior lien.

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   In a Chapter 11 case under the Bankruptcy Code, the lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization. Under Section 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of such sale.

   The Bankruptcy Code has recently been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" and such term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

   Lessee bankruptcies at the Mortgaged Properties could have an adverse impact on the Mortgagors' ability to meet their obligations. For example,
Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or certain other similar events. In addition,
Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the Trustee's exercise of such remedies in the event that the lessee becomes the subject of a proceeding under the Bankruptcy Code.

   Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering such case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to such executory contract or unexpired lease, such as the Mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under
Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for such damages from the termination of a lease of real property will be limited to the sum of (i) the rent reserved by such lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the filing of the petition and the date on which such lender repossessed, or the lessee surrendered, the leased property, and (ii) any unpaid rent due under such lease, without acceleration, on the earlier of such dates.

   Under Section 365(f) of the Bankruptcy Code, if a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign such executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions such assignment, provided that the trustee or debtor-in- possession provides "adequate assurance of future performance" by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes adequate assurance of the source of rent and other consideration due under such lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial

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condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease, that any percentage rent due under such lease will not decline substantially, that the assumption and assignment of the lease is subject to all the provisions thereof, including (but not limited to) provisions such as a radius location, use or exclusivity provision, and will not breach any such provision contained in any other lease, financing agreement, or master agreement relating to such shopping center, and that the assumption or assignment of such lease will not disrupt the tenant mix or balance in such shopping center. Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee.

   Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date.

   In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

   A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

   A note, mortgage or deed of trust relating to the Mortgage Loans generally contains a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn St. Germain Depository Institutions Act of 1982 (the "Garn Act") effective October 15, 1982 (which purports to preempt state laws which prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder) the Servicer or the Master Servicer may nevertheless be able to accelerate many of the Mortgage Loans that contain a "due-on-sale" provision upon transfer of an interest in the property subject to the Mortgage Loans, regardless of the Servicer's or the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

   Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or

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may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment fee or penalty is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment will be enforceable under applicable state law. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

EQUITABLE LIMITATIONS ON REMEDIES

   In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

   The Mortgage Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

APPLICABILITY OF USURY LAWS

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

   In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible as Mortgage Assets unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the

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terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the Mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

ALTERNATIVE MORTGAGE INSTRUMENTS

   Alternative mortgage instruments, including ARMs originated by non-federally chartered lenders, have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage instruments" (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, as succeeded by the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

   Certain of the Mortgage Loans may not restrict secondary financing, thereby permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Certain of the Mortgage Loans may preclude secondary financing (by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property or in some other fashion) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances.

   Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. For example, the borrower may have difficulty servicing and repaying multiple loans or acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. In addition, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. In addition, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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                                THE INDENTURE

   The following summaries describe certain provisions of the Indenture. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Indenture. Where particular provisions or terms used in the Indenture are referred to, such provisions or terms are as specified in the Indenture.

CERTAIN COVENANTS

   The Issuer may not liquidate or dissolve, without the consent of the holders of not less than 66 2/3 % of the Aggregate Outstanding Principal of each Series. The Issuer also may not consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety without the consent of holders of not less than 66 2/3 % of the Aggregate Outstanding Principal of each Series, and unless (a) the Person (if other than the Issuer) formed or surviving such merger or consolidation or acquiring such assets is a Person organized under the laws of the United States of America or any State and shall have expressly assumed, by supplemental indenture in form satisfactory to the Trustee, the due and punctual payment of principal of and interest on all Bonds and the performance of every applicable covenant of the Indenture to be performed, by the Issuer, (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred, and be continuing, (c) the Trustee shall have received a letter from each Rating Agency rating any outstanding Bonds to the effect that the rating issued with respect to such Bonds is confirmed notwithstanding the consummation of such transaction and
(d) the Trustee shall have received from the Issuer an Officers' Certificate and an Opinion of Counsel, each to the effect that, among other things, such transaction complies with the foregoing requirements.

   The Issuer may incur, assume, have outstanding or guarantee any indebtedness other than pursuant to the Indenture only subject to certain conditions and limitations.

MODIFICATION OF INDENTURE

   Except as set forth below, with the consent of the holders of not less than a majority of the then Aggregate Outstanding Principal of each Series or Class of such Series to be affected, the Trustee and the Issuer may amend the Indenture or execute a supplemental indenture, to add provisions to or change or eliminate any provisions of the Indenture or Trust Agreement, as applicable, relating to such Series, or modify the rights of the holders of the Bonds of that Series.

   Without the consent of the holder of each outstanding Bond affected, however, except as provided below, no such amendment or supplemental indenture shall (i) change the Stated Maturity of the principal of or any installment of principal of or interest on any Bond or reduce the principal amount thereof, the Bond Interest Rate for any Bond or the Redemption Price with respect thereto, or change the provisions of the Trust Indenture or the related Series Supplement relating to the application of the Trust Estate to payment principal of or interest on the affected Bonds, or change any place of payment where, or the coin or currency in which, any affected Bond or any interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the Indenture regarding payment, (ii) reduce the percentage of Aggregate Outstanding Principal of the Bonds of the affected Series or Class of such Series, the consent of the holders of which is required for the authorization of any such amendment or supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences, (iii) modify or alter the provisions of the Indenture defining the term "Outstanding,"
(iv) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the property subject to the lien of the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Bond of the security afforded by the lien of the Indenture, (v) reduce the percentage of the Aggregate Outstanding Principal of any Series (or Class of such Series), the consent of the holders of which is required to direct the Trustee to liquidate the Mortgage Assets for such Series, (vi) modify any of the provisions of the Indenture if such modification affects the calculation of the amount of any payment of interest or principal due and payable on any Bond on any Payment Date or to affect the rights of the holders of Bonds of any Series (or Class of such Series) to the benefit of any provisions for the mandatory redemption of Bonds

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of such Series (or Class of such Series) contained therein or in the related
Series Supplement or (vii) modify the provisions of the Indenture regarding any modifications of such Indenture requiring consent of the holders of Bonds, except to increase the percentage or number of holders required to consent to such modification of such Indenture or Trust Agreement, as applicable, or to provide that additional provisions of the Indenture cannot be modified or waived without the consent of the holder of each Bond affected thereby.

   The Issuer and the Trustee may also amend the Indenture or enter into supplemental indentures, without obtaining the consent of holders of any Series, to cure any ambiguity or to correct or supplement any provision of the Indenture or any supplemental indenture which may be defective or inconsistent with any other provision, or to make or to amend any other provisions with respect to matters or questions arising under the Indenture or any supplemental indenture, provided that such action shall not materially adversely affect the interests of the holders of the Bonds. Such amendments may also be made and such supplemental indentures may also be entered into without the consent of Bondholders or Certificateholders to set forth the terms of and security for additional Series, to evidence the succession of another person to the Issuer, to add to the conditions, limitations and restrictions on certain terms of any Series and to the covenants of the Issuer, to surrender any right or power conferred upon the Issuer, to convey, transfer, assign, mortgage or pledge any property to the Trustee, to correct or amplify the description of any property subject to the lien of the Indenture to modify the Indenture to the extent necessary to effect the Trustee's qualification under the TIA or comply with the requirements of the TIA, to provide for the issuance of Bonds of any Series, to make any amendment necessary or desirable to maintain the status of a REMIC as a REMIC and to amend the provisions of the Indenture relating to authentication and delivery of a Series with respect to which a supplemental indenture has not theretofore been authorized or to evidence and provide for the acceptance of appointment by a successor trustee.

EVENTS OF DEFAULT

   Unless otherwise stated in the related Prospectus Supplement, an "Event of Default" with respect to any Series is defined in the Indenture as being: (i) a continuing default for 5 days in the payment of interest on any Bond of such Series; (ii) a continuing default for five days in the payment of principal, when due, of any Bond of such Series; (iii) the impairment of the validity or effectiveness of the Indenture or any grant thereunder, or the subordination, termination or discharge of the lien of the Indenture with respect to such Series, or the release of any Person from any covenants or obligations under the Indenture with respect to such Series, unless otherwise expressly permitted, or the creation of any lien, charge, security interest, mortgage or other encumbrance with respect to any part of the property subject to the lien of the Indenture, or any interest in or proceeds of such property, or the failure of the lien of the Indenture to constitute a valid first priority security interest in the property subject to the lien of the Indenture and the continuation of any of such defaults for a period of 30 days after notice to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% of the then Aggregate Outstanding Principal of such Series; (iv) a default in the observance of, or breach of, any covenant or negative covenant of the Issuer made in the Indenture, or a material breach of any representation or warranty of the Issuer made in the Indenture or in any certificate or other document delivered pursuant thereto or in connection therewith as of the time when the same shall have been made, and the continuation of any such default or breach for a period of 60 days after notice to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% of the then Aggregate Outstanding Principal of such Series (unless the default or breach is with respect to certain covenants specified in the Indenture not requiring such continuation or notice); and (v) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer. Notwithstanding the foregoing, if a Series includes a Class of Subordinate Bonds, the Series Supplement for such a Series may provide that certain defaults which relate only to such Subordinate Securities shall not constitute an Event of Default with respect to the Bonds, under certain circumstances, and may limit the rights of holders of Subordinate Securities to direct the Trustee to pursue remedies with respect to such defaults, or other Events of Default. Such limitations, if any, will be specified in the related Prospectus Supplement.

   Unless otherwise provided in the related Prospectus Supplement, in case an Event of Default with respect to any Series should occur and be continuing, the Trustee may and, upon the written request of

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the holders of at least 25% of the then Aggregate Outstanding Principal of such Series shall, declare all Bonds of such Series to be due and payable, together with accrued and unpaid interest thereon. Such declaration may under certain circumstances be rescinded by the holders of a majority of the then Aggregate Outstanding Principal of such Series.

   The Indenture provides that the Trustee shall, within 90 days after the occurrence of an Event of Default with respect to a Series, mail to the holders of such Series notice of all uncured or unwaived defaults known to it; provided that, except in the case of an Event of Default in the payment of the principal or purchase price of or interest on any Bond, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Bondholders of such Series, and provided, further, that, in the case of a default specified in clause (iv) of the first paragraph of this "Events of Default" subsection the Trustee is not required to give such notice until at least 30 days after the occurrence of such default or breach and that, in the case of any default or breach specified in clause (v) of the first paragraph of this "Events of Default" subsection, the Trustee is not required to give such notice until at least 60 days after the occurrence of such default or breach.

   An Event of Default with respect to one Series will not necessarily be an Event of Default with respect to any other Series.

   Unless otherwise provided in the related Prospectus Supplement, if following an Event of Default with respect to any Series, the Bonds of such Series have been declared to be due and payable, the Trustee may, but shall not be obligated to, in its sole discretion, refrain from liquidating the related Mortgage Assets if (i) the Trustee determines that the amounts receivable with respect to such Mortgage Assets and any Enhancement will be sufficient to pay (a) all principal of and interest on the Bonds in accordance with their terms without regard to the declaration of acceleration and (b) all sums due the Trustee and any other administrative amounts required to be paid under the Indenture and (ii) Holders of the requisite percentage of the Securities of such Series have not directed the Trustee to sell the related Mortgage Assets as so specified in the Indenture. In addition, unless otherwise specified in the related Prospectus Supplement, the Trustee is prohibited from selling the Trust Estate following certain Events of Default unless (a) the amounts receivable with respect to the Mortgage Assets and any Enhancement are not sufficient to pay in full the principal of and accrued interest on the Bonds of such Series and to pay sums due the Trustee and other administrative expenses specified in the Indenture and the Trustee obtains the consent of holders of 66 2/3 % of the Aggregate Outstanding Principal of such Series or (b) the Trustee obtains the consent of 100% of the Aggregate Outstanding Principal of such Series, and subject to the provisions of the related Prospectus Supplement, the obligor under the Enhancement. Unless otherwise provided in the related Prospectus Supplement, the proceeds of a sale of Mortgage Assets will be applied to the payment of amounts due the Trustee and other administrative expenses specified in the Indenture and then distributed pro rata among the Bondholders of such Series (without regard to Class, provided that Subordinate Securities will be subordinate to Senior Securities of the Series to the extent provided in the related Prospectus Supplement) according to the amounts due and payable on the Bonds for principal and interest at the time such proceeds are distributed by the Trustee.

   The Trustee shall not be deemed to have knowledge of any Event of Default or Default described in clauses (iv) through (vi) of the first paragraph of this "Events of Default" subsection unless an officer in the Trustee's corporate trust department has actual knowledge thereof. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Bondholders of a Series, unless such Bondholders shall have offered to the Trustee reasonable security or indemnity. Subject to such provisions for indemnification and certain limitations contained in the Indenture the holders of a majority of the then Aggregate Outstanding Principal of a Series (or of such Classes specified in the related Prospectus Supplement) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Series. In addition, the Holders of a majority of the then Aggregate Outstanding Principal of a Series (or of such Classes specified in the related Prospectus Supplement) may, in certain cases, waive any default with respect to such Series, except a default in payment of principal or interest or in respect of a covenant or provision which cannot be modified without the consent of all Bondholders affected.

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   Unless otherwise specified in the related Prospectus Supplement, no holder of Bonds of a Series will have the right to institute any Proceeding with respect to the Indenture, unless (i) such Holder previously has given to the Trustee written notice of a continuing Event of Default with respect to such Series and has offered the Trustee satisfactory indemnity, (ii) the Holders of not less than 25% of the then Aggregate Outstanding Principal of such Series have made written request upon the Trustee to institute such Proceeding as Trustee and have offered satisfactory indemnity, (iii) the Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute any such Proceeding and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority of the then Aggregate Outstanding Principal of such Series; provided, however, that in the event that the Trustee receives conflicting requests and indemnities from two or more groups of Bondholders, each representing less than a majority of the Aggregate Outstanding Principal of such Series, the Trustee may in its sole discretion determine what action with respect to the Proceeding, if any, shall be taken.

AUTHENTICATION AND DELIVERY OF BONDS

   The Issuer may from time to time deliver Bonds executed by it to the Trustee and order that the Trustee authenticate such Bonds. Upon the receipt of such Bonds and such order and subject to the Issuer's compliance with certain conditions specified in the Indenture the Trustee will authenticate and deliver such Bonds as the Issuer may direct. Unless otherwise specified in the related Prospectus Supplement, the Trustee will be authorized to appoint an agent for purposes of authenticating and delivering any Series of Bonds (the "Authenticating Agent").

SATISFACTION AND DISCHARGE OF THE INDENTURE

   The Indenture will be discharged as to a Series (except with respect to certain continuing rights specified in the Indenture or Trust Agreement, as applicable), (a)(1) upon the delivery to the Trustee for cancellation of all of the Bonds of such Series other than Bonds which have been mutilated, lost or stolen and have been replaced or paid and Bonds for which money has been deposited in trust for the full payment thereof (and thereafter repaid to the Issuer and discharged from such trust) as provided in of the Indenture, or
(2) at such time as all Bonds of such Series not previously cancelled by the Trustee have become, or, within one year, will become, due and payable or called for redemption and the Issuer shall have deposited with the Trustee an amount sufficient to repay all of the Bonds and (b) the Issuer shall have paid all other amounts payable under the Indenture or Trust Agreement, as applicable, with respect to such Series.

ISSUER'S ANNUAL COMPLIANCE STATEMENT

   The Issuer will be required to file annually with the Trustee a written statement as to fulfillment of its obligations under the Indenture.

LIST OF BONDHOLDERS

   Three or more Holders of a Series which have each owned the Bonds for at least six months may, by written application to the Trustee, request access to the list maintained by the Trustee of all holders of the same Series or of all Bonds, as specified in the request, for the purpose of communicating with other Bondholders with respect to their rights under the Indenture.

MEETINGS OF BONDHOLDERS

   Meetings of Bondholders or Certificateholders may be called at any time and from time to time to (i) give any notice to the Issuer or to the Trustee, give directions to the Trustee, consent to the waiver of any Default or Event of Default under the Indenture, or to take any other action authorized to be taken by Bondholders in connection therewith, (ii) remove the Trustee and to appoint a successor Trustee, (iii) consent to the execution of supplemental indentures or (iv) take any other action authorized to be taken

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by or on behalf of the Bondholders of any specified percentage of the
Aggregate Outstanding Principal of the Bonds. Such meetings may be called by the Trustee, the Issuer or by the holders of 10% in Aggregate Outstanding Principal of any such Series.

FISCAL YEAR

   The fiscal year of each Issuer ends on December 31.

TRUSTEE'S ANNUAL REPORT

   The Trustee will be required to mail each year to all Bondholders a brief report relating to its eligibility and qualification to continue as the Trustee under the Indenture any amounts advanced by it under the Indenture which remain unpaid on the date of the report, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer (or any other obligor on such Series) to the Trustee in its individual capacity, the property and funds physically held by the Trustee as such, any release or release and substitution of property subject to the lien of the Indenture which has not been previously reported, any additional issuance of Bonds not previously reported and any action taken by it which materially affects the Bonds and which has not been previously reported.

THE TRUSTEE

   Bankers Trust or Marine Midland (or another bank or trust company qualified under the TIA and named in the Prospectus Supplement related to a Series) will be the Trustee under the Indenture for the Bond. The Issuer may maintain other banking relationships in the ordinary course of business with the Trustee. If Bankers Trust Company of California, N.A. serves as Trustee, the Trustee's "Corporate Trust Office" is 3 Park Plaza, 16th Floor, Irvine, California 92714, and if Marine Midland Bank, N.A. serves as Trustee, the Trustee's "Corporate Trust Office" is 140 Broadway, New York, New York 10015, or at such other addresses as the Trustee may designate from time to time by notice to the Bondholders and the Issuer. With respect to the presentment and surrender of Bonds for final payment of principal in retirement thereof on any Payment Date, Redemption Date, Special Payment Date or Special Redemption Date and, with respect to any other presentment and surrender of such Bonds and for all other purposes, unless otherwise specified in the related Prospectus Supplement, such Bonds may be presented at the Corporate Trust Office of the Trustee or at the office of the Issuer's agent in the State of New York (the "New York Presenting Agent"), which (if Bankers Trust Company of California, N.A. is the Trustee) will be Bankers Trust Company, Four Albany Street, New York, New York 10006. If another bank or trust company serves as Trustee or as the New York Presenting Agent, the address of its Corporate Trust Office or such office of the New York Presenting Agent will be specified in the related Prospectus Supplement.

                             THE TRUST AGREEMENT

   The following summaries describe certain provisions of the Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Trust Agreement. Where particular provisions or terms used in the Trust Agreement are referred to, such provisions or terms are as specified in the Trust Agreement.

ASSIGNMENT OF MORTGAGE ASSETS

   General. The Depositor will transfer, convey and assign to the Trustee all right, title and interest of the Depositor in the Mortgage Assets and other property to be included in the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Mortgage Assets after the Cut-off Date specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, execute and deliver the Certificates.

   Assignment of Mortgage Loans. The Depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage

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with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Certificateholders.

   If so specified in the related Prospectus Supplement, the Depositor will, at the time of delivery of the Certificates, cause assignments to the Trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after delivery of the Certificates as is specified in the related Prospectus Supplement, in which event, the Trust Agreement may, as specified in the related Prospectus Supplement, require the Depositor to repurchase from the Trustee any Mortgage Loan required to be recorded but not recorded within such time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Certificateholders or the Trustee for the failure of a Mortgage Loan to be recorded.

   Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement (the "Mortgage Loan Schedule"). Such Mortgage Loan Schedule will specify with respect to each mortgage loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an adjustable rate mortgage, the lifetime mortgage rate cap, if any, and the current index; and, if the Mortgage Loan is a loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

REPURCHASE OF NON-CONFORMING LOANS

   Unless otherwise provided in the related Prospectus Supplement, if any document in the Mortgage Loan file delivered by the Depositor to the Trustee is found by the Trustee within 45 days of the execution of the related Trust Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Depositor will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Master Servicer, as the case may be, of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to (a) the outstanding principal balance of such Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of such Mortgage Loan immediately prior to foreclosure) and (b), accrued and unpaid interest to the date of the next scheduled payment on such Mortgage Loan at the related Certificate Interest Rate (less any unreimbursed Advances respecting such Mortgage Loan).

   Unless otherwise provided in the related Prospectus Supplement, the above-described repurchase obligation constitute the sole remedies available to the Certificateholders or the Trustee for a material defect in a Mortgage Loan document.

   The Depositor or another entity will make representations and warranties with respect to Mortgage Loans which comprise the Mortgage Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within 90 days after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Mortgage Loan, the Depositor or such entity is obligated to repurchase the affected Mortgaged Loan or, if provided in the related Prospectus Supplement, provide a Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

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   The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of such Mortgage Loans. See "RISK FACTORS".

REPORTS TO CERTIFICATEHOLDERS

   The Trustee will prepare and forward to each Certificateholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

   (i) with respect to a Series the amount of such distribution allocable to principal on the Mortgage Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the Servicer or by a Servicer;

   (ii) with respect to a Series, the amount of such distribution allocable to interest on the Mortgage Assets and the amount, if any, advanced by a Servicer;

   (iii) the amount of servicing compensation with respect to the Mortgage Assets and paid during the Due Period commencing on the Due Date to which such distribution relates and the amount of servicing compensation during such period attributable to penalties and fees;

   (iv) the aggregate outstanding principal balance of the Mortgage Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (i) above;

   (v) the aggregate outstanding principal amount of the Certificates of such series as of the Due Date, after giving effect to distributions allocated to principal reported under (i) above;

   (vi) with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in (i)(B) above, the amount of interest accrued on such Securities during the related Interest Accrual Period and added to the Compound Value thereof;

   (vii) in the case of Variable Rate Securities, the Variable Interest Rate applicable to the distribution being made;

   (viii) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient eligible funds to distribute and the amounts actually distributed);

   (ix) if applicable, the number and aggregate principal balances of Mortgage Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, as of the close of the business on the Determination Date to which such distribution relates;

   (x) if applicable, the book value of any REO Property acquired on behalf of Certificateholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which such distribution relates;

   (xi) if applicable, the amount of coverage under any pool insurance policy as of the close of business on the applicable Distribution Date;

   (xii) if applicable, the amount of coverage under any special hazard insurance policy as of the close of business on the applicable Distribution Date;

   (xiii) if applicable, the amount of coverage under any bankruptcy bond as of the close of business on the applicable Distribution Date;

   (xiv) in the case of any other Enhancement described in the related Prospectus Supplement, the amount of coverage of such credit support as of the close of business on the applicable Distribution Date;

   (xv) in the case of any Series which includes a Subordinate Securities, the subordinated amount, if any, determined as of the related Determination Date and if the distribution to the Holders Senior Securities is less than their required distribution, the amount of the shortfall;

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   (xvi) the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to Certificateholders and the remaining balance of each reserve fund, if any, on such Distribution Date, after giving effect to distributions made on such date; and

   (xvii) such other information as specified in the related Trust Agreement.

   In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Certificateholder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to (i) through (iv), (vi), (viii) and (xvi) above for such calendar year and (b) such information specified in the Trust Agreement to enable Certificateholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Certificates, if applicable. Information in the Distribution Date and annual reports provided to the Certificateholders will not have been examined and reported upon by an independent public accountant. However, the Master Servicer will provide to the Trustee a report by independent public accountants with respect to the Master Servicer's servicing of the Mortgage Loans. See "SERVICING OF MORTGAGE LOANS--Evidence as to Compliance" herein.

EVENT OF DEFAULT

   Events of Default under the Trust Agreement for each Series include (i) any failure by the Master Servicer to distribute to Certificateholders of such Series any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee for such Series, or to the Master Servicer and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series,
(ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Trust Agreement which continues unremedied for 30 days (or 15 days in the case of a failure to maintain any insurance policy required to be maintained pursuant to the Trust Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates and (iii) certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

   So long as an Event of Default remains unremedied under the Trust Agreement for a Series, the Trustee for such Series or Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series may terminate all of the rights and obligations of the Master Servicer as servicer under the Trust Agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the Trust Agreement which rights the Master Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Trust Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Trust Agreement.

   In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Master Servicer under the provisions of such Trust Agreement relating to the servicing of the Mortgage Loans. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Trust Agreement.

   During the continuance of any Event of Default under the Trust Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and Holders of Certificates

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evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

   No Certificateholder of a Series, solely by virtue of such Holder's status as a Certificateholder, will have any right under the Trust Agreement for such Series to institute any proceeding with respect to the Trust Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

   The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Certificates will be set forth in the related Prospectus Supplement, and such Trustee may be Bankers Trust or Marine Midland. The entity serving as Trustee may have normal banking relationships with the Depositor or the Master Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Trust Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Trust Agreement.

DUTIES OF THE TRUSTEE

   The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates or of any Mortgage Asset or related documents. If no Event of Default (as defined in the related Trust Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Trust Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Trust Agreement, however, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Certificateholders to the Master Servicer under the Trust Agreement.

   The Trustee may be held liable for its own grossly negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default, see "Rights Upon Event of Default" above. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under a Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

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RESIGNATION OF TRUSTEE

   The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time (i) by the Depositor, if the Trustee ceases to be eligible to continue as such under the Trust Agreement, (ii) if the Trustee becomes insolvent, (iii) if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee pursuant to the Trust Agreement is located, or (iv) by the Holders of Certificates evidencing over 50% of the aggregate outstanding principal amount of the Certificates in the Trust Fund upon 30 days' advance written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF TRUST AGREEMENT

   Unless otherwise specified in the Prospectus Supplement, the Trust Agreement for each Series of Certificates may be amended by the Depositor, the Master Servicer, and the Trustee with respect to such Series, without notice to or consent of the Certificateholders (i) to cure any ambiguity,
(ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement, (iii) to make any other provisions with respect to matters or questions arising under such Trust Agreement or (iv) to comply with any requirements imposed by the Code; provided that any such amendment pursuant to clause (iii) above will not adversely affect in any material respect the interests of any Certificateholders of such Series not consenting thereto. Any such amendment pursuant to clause (iii) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce the then current rating thereof. The Trust Agreement for each Series may also be amended by the Trustee, the Master Servicer and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3 % of the aggregate outstanding principal amount of the Certificates of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreement or modifying in any manner the rights of Certificateholders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Certificate without the consent of the Holder of such Certificate; or (b) reduce the aforesaid percentage of aggregate outstanding principal amount of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Certificates affected thereby.

VOTING RIGHTS

   The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series, if other than set forth herein.

LIST OF CERTIFICATEHOLDERS

   Upon written request of three or more Certificateholders of record of a Series for purposes of communicating with other Certificateholders with respect to their rights under the Trust Agreement or under the Certificates for such Series, which request is accompanied by a copy of the communication which such Certificateholders propose to transmit, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee.

   No Trust Agreement will provide for the holding of any annual or other meeting of Certificateholders.

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REMIC ADMINISTRATOR

   With respect to any Series, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

   The obligations created by the Trust Agreement for a Series will terminate upon the distribution to Certificateholders of all amounts distributable to them pursuant to such Trust Agreement after (i) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund for such Series or the disposition of all REO Property or (ii) the repurchase, as described below, by the Servicer from the Trustee for such Series of all Loans at that time subject to the Trust Agreement and all REO Property. The Trust Agreement for each Series permits, but does not require, the Servicer to repurchase from the Trust Fund for such Series all remaining Mortgage Loans at a price equal to 100% of the Aggregate Asset Value of such Mortgage Loans plus, with respect to REO Property, if any, the outstanding principal balance of the related Mortgage Loan, less, in either case, related unreimbursed Advances (in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Value of such Mortgage Loans) and unreimbursed expenses (that are reimburseable pursuant to the terms of the Trust Agreement) plus, in either case, accrued interest thereon at the weighted average Mortgage Rate through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the Aggregate Asset Value of such Loans, plus accrued interest thereon at the applicable net Mortgage Rates through the last day of the month of such repurchase and (b) the aggregate fair market value of such Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Certificates of such Series, but the Servicer's right to so purchase is subject to the Aggregate Value of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the Cut-off Date Aggregate Asset Value. In no event, however, will the trust created by the Trust Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Trust Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust Fund or repurchase all or certain Classes of Certificates of a Series under the circumstances described in such Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Optional Termination," "--Optional Repurchase of Certificates," and "--Other Repurchases" herein.

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                                  THE ISSUER

THE COMPANY

   The Company was incorporated in the State of Delaware on January 2, 1987. The principal office of the Company is located at 200 Vesey Street, New York, New York 10285. Its telephone number is (212) 526-5594.

   The Certificate of Incorporation of the Company provides that the Company may not conduct any activities other than those related to the issue and sale of one or more Series and to serve as depositor of one or more trusts that may issue and sell Bonds or Certificates. The Certificate of Incorporation of the Company provides that any Securities, except for subordinated Securities, issued by the Company must be rated in one of the three highest categories available by any Rating Agency rating the Series. Pursuant to the terms of the Indenture or Trust Agreement, as applicable, the Company may not issue any Securities which would result in the lowering of the then current ratings of the outstanding Securities of any Series.

   The Series Supplement for a particular Series may permit the Primary Assets pledged to secure the related Series of Bonds to be transferred by the Issuer to a trust, subject to the obligations of the Bonds of such Series, thereby relieving the Issuer of its obligations with respect to such Bonds.

OWNER TRUST

   Each owner trust established to act as Issuer of a Series of bonds (each, an "Owner Trust") will be created pursuant to a deposit trust agreement (the "Deposit Trust Agreement") between the Company which will act as Depositor and the bank, trust company or other fiduciary named in the related Prospectus Supplement which will act solely in its fiduciary capacity as Owner Trustee. Under the terms of each Deposit Trust Agreement, the Company will convey to the Owner Trustee Mortgage Assets and other Primary Assets to secure one or more Series in return for certificates or other instruments evidencing beneficial ownership of the Owner Trust and the net proceeds of the sale of the Bonds. The Company may in turn sell or assign the certificates of beneficial interest to another entity or entities, including affiliates of the Company.

   The Owner Trust will pledge the Mortgage Assets and other Primary Assets to the Trustee under the related Indenture as security for a Series. The Trustee will hold such Mortgage Assets as security only for that Series, and Holders of the Bonds of such Series will be entitled to the equal and proportionate benefits of such security, subject to the express subordination of certain Classes thereof, as if the same had been granted by a corporate issuer.

   Each Deposit Trust Agreement will provide that the related Trust may not conduct any activities other than those related to the issuance and sale of the particular Series. No Deposit Trust Agreement will be subject to amendment without the prior written consent of the Owner Trustee, the holders representing a majority of the beneficial interest of the Owner Trust and the Trustee, except that the holders of not less than 66 2/3 % of the Aggregate Outstanding Principal of each Series must consent to any amendment of, among other provisions, the limitation on activities of the Owner Trust and the provision regarding amendments to the Deposit Trust Agreement. The holders of the beneficial interests in an Owner Trust which issues a Series will not be liable for payment of principal of or interest on the Bonds and each holder of Bonds of such Series will be deemed to have released such beneficial owners from any such liability.

ADMINISTRATOR

   Unless otherwise specified in the related Prospectus Supplement, it is expected that the Issuer will enter into an administration agreement with an administrator acceptable to the Rating Agencies rating the applicable Series of Securities (the "Administrator") pursuant to which advisory, administrative, accounting and clerical services will be provided to the Issuer with respect to the Securities. The Trustee or the Master Servicer may serve as the Securities Administrator. In addition, under the Indenture or

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Trust Agreement, as applicable, the Issuer is responsible for certain administrative and accounting matters relating to the Securities. It is intended that the Administrator will perform these services on behalf of the Issuer, and amounts payable with respect to such services, unless otherwise provided in the related Prospectus Supplement, will be subordinate to the Issuer's obligations to pay principal and interest to the Bondholders or Certificateholders (including any Residual Interest Bondholders or Residual Interest Certificateholders) but, unless otherwise specified in the related Prospectus Supplement, will be senior to the Issuer's obligation to pay any Excess Cash Flow to the Residual Interest Bondholders or Residual Interest Certificateholders.

                               USE OF PROCEEDS

   The Issuer will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Mortgage Assets securing each Series simultaneously with the issuance and sale of such Securities. The proceeds may also be used to repay indebtedness which has been incurred to acquire Mortgage Assets, to establish the Reserve Funds, if any, for the Series and to pay costs of structuring, guaranteeing and issuing the Securities. If so specified in the related Prospectus Supplement, the purchase of the Mortgage Assets for a Series may be effected by an exchange of Securities with the Seller of such Mortgage Assets.

                 LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

   Any bearer securities will be issued in compliance with United States federal tax laws and regulations applicable at the time of issuance. Under current law, bearer securities may not be offered or sold during the restricted period, or delivered in definitive form in connection with a sale during the restricted period (as defined under "DESCRIPTION OF THE SECURITIES--Bearer Securities and Registered Securities"), in the United States or to United States persons other than to (a) the United States office of (i) an international organization (as defined in Section 7701(a)(18) of the Code), (ii) a foreign central bank (as defined in Section 895 of the
Code), or (iii) any underwriter, agent, or dealer offering or selling bearer securities during the restricted period (a "Distributor") pursuant to a written contract with the Issuer or with another Distributor, that purchases bearer securities for resale or for its own account and agrees to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Code, or (b) the foreign branch of a United States financial institution purchasing for its own account or for resale, which institution agrees to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Code. In addition, a sale of a bearer security may be made during the restricted period to a United States person who acquired and holds the bearer security on the certification date through a foreign branch of a United States financial institution that agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code. Any Distributor (including an affiliate of a Distributor) offering or selling bearer securities during the restricted period must agree not to offer or sell bearer securities in the United States or to United States persons (except as discussed above) and must employ procedures reasonably designed to ensure that its employees or agents directly engaged in selling bearer securities are aware of these restrictions.

   Bearer securities and their interest coupons will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code."

   Purchasers of bearer securities may be affected by certain limitations under United States tax laws. See "FEDERAL INCOME TAX
CONSIDERATIONS--Miscellaneous Tax Aspects."

   As used herein, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States and an estate or trust the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia) and its possessions including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

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                      FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

   The following is a summary of certain anticipated federal income tax consequences of the purchase, ownership, and disposition of the Securities. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

   The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Potential purchasers of Securities are advised to consult their own tax advisers concerning the federal, state or local tax consequences to them of the purchase, holding and disposition of the Securities.

CHARACTERIZATION OF SECURITIES

   Unless otherwise stated in the applicable Prospectus Supplement, a REMIC election will be made with respect to each Series of Securities. In such a case, special counsel to the Issuer will deliver its opinion to the effect that the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Indenture or Trust Agreement, as applicable, are complied with and the statutory and regulatory requirements are satisfied. Securities of such Series will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related Prospectus Supplement.

   If the applicable Prospectus Supplement so specifies with respect to a Series of Securities, the Securities of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead will be treated as (i) indebtedness of the Issuer; (ii) an undivided beneficial ownership interest in the Mortgage Loans (and the arrangement pursuant to which the Mortgage Loans will be held and the Securities will be issued will be treated as a grantor trust under Subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation for federal income tax purposes); (iii) equity interests in an association that will satisfy the requirements for qualification as a real estate investment trust; or (iv) interests in an entity that will satisfy the requirements for qualification as a partnership for federal income tax purposes. The federal income tax consequences to Bondholders or Certificateholders of any such Series will be described in the applicable Prospectus Supplement.

   Except to the extent the related Prospectus Supplement specifies otherwise, if a REMIC election is made with respect to a Series of Securities, (i) Securities held by a mutual savings bank or domestic building and loan association will represent interests in "qualifying real property loans" within the meaning of Code Section 593(d) (assuming that at least 95% of the REMIC's assets are "qualifying real property loans"); (ii) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans . . . secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (iii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(6)(B), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interest in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i), (ii) or (iii) above, then Securities will qualify for the tax treatment described in (i), (ii), or (iii) in the proportion that such REMIC assets are qualifying assets. In general, Mortgage Loans secured by non-residential real property will not constitute "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C).

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   It is possible that various reserves or funds will reduce the proportion of REMIC assets which qualify under the standards described above.

TAXATION OF REGULAR INTEREST SECURITIES

   Interest and Acquisition Discount. Securities that qualify as regular interests in a REMIC ("Regular Interest Securities") are generally treated as indebtedness for federal income tax purposes. Stated interest on a Regular Interest Security will be taxable as ordinary income using the accrual method of accounting, regardless of the Bondholder's or Certificateholder's normal accounting method. Reports will be made annually to the IRS and to holders of Regular Interest Securities that are not excepted from the reporting requirements regarding amounts treated as interest (including accrual of original issue discount) on Regular Interest Securities.

   Compound Interest Securities, Interest Weighted Securities, and Zero Coupon Securities will, and other Securities constituting Regular Interest Securities may, be issued with "original issue discount" ("OID") within the meaning of Code Section 1273. Rules governing original issue discount are set forth in sections 1271-1275 of the Code and the Treasury regulations thereunder (the "OID Regulations"). The OID Regulations do not address the treatment of instruments having contingent payments. However, Treasury regulations (the "Proposed Contingent Regulations") governing the treatment of contingent payment obligations have recently been proposed. As described more fully below, Code Section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes (i) a single constant yield to maturity and (ii) the Prepayment Assumptions. Under Section 1272(a)(6) of the Code, special rules apply to the computation of OID on instruments, such as the Regular Interest Securities, on which principal is prepaid based on prepayments of the underlying assets. Neither the OID Regulations nor the Proposed Contingent Regulations contain rules applicable to instruments governed by Section 1272(a)(6). Although technically not applicable to prepayable securities and not yet finalized, the Proposed Contingent Regulations may represent the likely method to be applied in calculating OID on certain Classes of Certificates. Until the Treasury issues guidance to the contrary, the Servicer or other person responsible for computing the amount of original issue discount to be reported to a Regular Interest Securityholder each taxable year (the "Tax Administrator") intends to base its computations on Code Section 1272(a)(6), the OID Regulations and the Proposed Contingent Regulations as described below. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that the methodology described below represents the correct manner of calculating original issue discount on the Regular Interest Securities.

   In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Regular Interest Security and its issue price. A holder of a Regular Interest Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Regular Interest Security will be considered to be zero if it is less than a de minimis amount determined under the Code. However, the amount of any de minimis OID must be included in income as principal payments are received on an Offered Certificate, in the proportion that each such payment bears to the original principal balance of the Certificate.

   The issue price of a Regular Interest Security of a Class will generally be the initial offering price at which a substantial amount of the Securities in the Class are sold, and will be treated by the Issuer as including, in addition, the amount paid by the Bondholder or Certificateholder for accrued interest that relates to a period prior to the Closing Date of such Regular Interest Security. Under the OID Regulations, the stated redemption price at maturity is the sum of all payments on the Security other than any "qualified stated interest" payments. Qualified stated interest is defined as any one of a series of payments equal to the product of the outstanding principal balance of the Security and a single fixed rate, or certain variable rates of interest that is unconditionally payable at least annually. See "Variable Rate Securities" below. In the case of the Compound Interest Securities, and certain of the other Regular Interest Securities, none of the payments under the instrument will be considered "qualified stated interest," and thus the aggregate amount of all payments will be included in the stated redemption price.

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For example, any securities upon which interest can be deferred and added to principal ("Deferred Interest Securities"), and certain securities the interest rate on which is based on a weighted average of the rates on certain of the underlying mortgage loans, will not be "qualified stated interest." In addition, because Securities Owners are entitled to receive interest only to the extent that payments are made on the Mortgage Loans, interest on all Regular Interest Securities may not be "unconditionally payable." In that case, all of the yield on a Regular Interest Security will be taxed as OID, but Interest would not then be includable in income again when received. Unless otherwise specified in the related Prospectus Supplement, the Issuer intends to take the position that interest on the Regular Interest Securities is "unconditionally payable."

   The holder of a Regular Interest Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Regular Interest Security, the sum of the "daily portions" of such OID. Such daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a debt instrument, subject to Section 1272(a)(6) of the Code, such as a Regular Interest Security, that is subject to acceleration due to prepayments on other debt obligations securing such instrument, OID is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Regular Interest Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Regular Interest Security, over (ii) an "adjusted issue price" of the Regular Interest Security at the beginning of the accrual period. The adjusted issue price of a Regular Interest Security is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Regular Interest Security in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of three factors: (i) the original yield to maturity of the Regular Interest Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

   The effect of this method is to increase the portions of OID required to be included in income by a Bondholder or Certificateholder to take into account prepayments with respect to the Mortgage Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Bondholder or Certificateholder to take into account prepayments with respect to the Mortgage Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Bondholders or Certificateholders based on the Prepayment Assumption, no representation is made to Bondholders or Certificateholders that Mortgage Loans will be prepaid at that rate or at any other rate.

   The Issuer may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Mortgage Assets, although the OID Regulations do not provide for such adjustments. If the Service challenges the method adopted by the Issuer, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

   Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Regular Interest Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

   Certain Series of Securities may be structured to include two or more REMICs, one or more of which (each, an "Upper Tier REMIC") hold regular interests ("Lower Tier Interests") in other REMICs (each, a "Lower Tier REMIC"). Under the OID Regulations, OID on all of the Lower Tier Interests issued by a single Lower Tier REMIC that are held by a second REMIC will be calculated by treating all of such Lower Tier Interests as a single debt instrument.

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   A holder of a Regular Interest Security, which acquires the Regular
Interest Security for an amount that exceeds its stated redemption price, will not include any original issue discount in gross income. A subsequent holder of a Regular Interest Security which acquires the Regular Interest Security for an amount that is less than its stated redemption price, will be required to include original issue discount in gross income, but such a holder who purchases such Regular Interest Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Regular Interest Security's issue price) to offset such original issue discount by comparable economic accruals of portions of such excess.

   Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by a REMIC ("Interest Weighted Securities"). Absent guidance to the contrary, the Issuer intends to take the position that all of the income derived from Interest Weighted Securities should be treated as OID and that the amount and rate of accrual of such OID should be calculated in the same manner as for a Compound Interest Security. However, the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Interest Weighted Security were a bond purchased at a premium equal to the excess of the price paid by such holder for the Interest Weighted Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the Internal Revenue Service could assert that the Interest Weighted Security should be taxable under the rules governing bonds issued with contingent principal payments or otherwise treated as contingent payment instruments. The OID Regulations do not, at the present time, include regulations governing instruments that provide for contingent payments. Under the Proposed Contingent Regulations, if they were finalized, and were applicable to Interest Weighted Securities (which, as 1272(a)(6) instruments, are specifically excluded from the scope of the Proposed Contingent Regulations) income on certain Certificates would be computed under the "noncontingent bond method." The noncontingent bond method would generally apply in a manner similar to the method prescribed by the Code under Section 1272(a)(6). See "--Variable Rate Regular Securities." Under the noncontingent bond method, however, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any reduction in the income accrual for a period below zero (a "Negative Adjustment") would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and may be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history or relevant Code provisions indicates, however, that negative amount of OID on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment may be recognized currently or must be carried forward until disposition or retirement of the debt obligation.

   Variable Rate Regular Securities. The REMIC regulations (the "REMIC Regulations") permit REMICs to issue regular interests bearing a variety of variable rates including rates based on (i) "qualified floating rates" or
(ii) a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC (a "Variable Rate Security"). Under the OID Regulations, the amount and accrual of OID on a Variable Rate Security that qualifies for treatment under the rules applicable to variable rate debt instruments ( a "VRDI Security") is determined, in general, by converting the VRDI Security into a hypothetical fixed rate security and applying the rules applicable to fixed rate securities described above to the hypothetical fixed rate security. A VRDI Security providing for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical fixed rate security by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A VRDI Security providing for an objective rate or rates is converted to a hypothetical fixed rate security by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the instrument. Such hypothetical fixed rate securities are assumed to have terms identical to those provided under the related VRDI Securities, except for the substitution of fixed rates for the qualified floating rates, objective rates, or qualified inverse floating rate as described above. In the case

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of a VRDI Security that does not provide for the payment of interest at least annually, appropriate adjustments to the OID accruals and the qualified stated interest payments are made in each accrual period to the extent that the interest actually accrued or paid during the accrual period is greater or less than the interest assumed to be accrued or paid under the hypothetical fixed rate security.

   Regular Interest Securities of certain Series may provide for interest based on a weighted average of the interest rates on some or all of the Mortgage Loans of the related Trust ("Weighted Average Securities"). Under the OID Regulations, it appears that Weighted Average Securities relating to a Trust whose Mortgage Loans are exclusively ARM Loans bear interest at an "objective rate," since the ARM Loans themselves bear interest at qualified floating rates. Under the existing OID Regulations, Weighted Average Securities relating to a Trust whose Mortgage Loans are not exclusively ARM Loans ("Non-Objective Weighted Average Securities") do not bear interest at an objective or a qualified floating rate and, consequently, are not governed by the rules applicable to VRDI Securities described above. Accordingly, absent additional regulatory guidance, it appears that Non-Objective Weighted Average Securities would be taxed under the rules applicable to contingent payment instruments. As noted above, there currently are no effective regulations governing such instruments. Under the Proposed Contingent Regulations, however, which will not be effective until 60 days after published in final form, it appears that a weighted average of fixed rates would qualify as an objective rate.

   Effect of Defaults and Delinquencies. Each holder of a Regular Interest Security will be required to accrue interest and original issue discount on such Security without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Regular Interest Security could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a Regular Interest Security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as a result of such loss, ultimately will not be paid, the law is unclear with respect to the timing and character of such losses or reduction in income.

   Under Section 166 of the Code, both corporate and noncorporate holders of Regular Interest Securities that hold such Securities in connection with a trade of business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Regular Interest Securities become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a Regular Interest Security in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Regular Interest Security becomes wholly worthless (that is, until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

   Market Discount and Premium. A purchaser of a Regular Interest Security may also be subject to the market discount rules of the Code. Such purchaser generally will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Interest Security, or upon sale or exchange of the Regular Interest Security. In general terms, until regulations are promulgated, market discount may be treated as accruing, at the election of the holder, either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to accruals of stated interest). A holder of a Regular Interest Security having market discount may also be required to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Regular Interest Security. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

   A holder who purchases a Regular Interest Security (other than an Interest Weighted Security, to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to

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interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on collateralized mortgage obligations or REMIC regular interests have been issued, applicable legislative history indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Regular Interest Security will be calculated using the prepayment assumption used in pricing such Regular Interest Security. If a holder makes an election to amortize premium on a Security, such election will apply to all taxable debt instruments (including all REMIC regular interests) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Regular Interest Security should consult their tax advisers regarding the election to amortize premium and the method to be employed.

SALE OR EXCHANGE OF REGULAR INTEREST SECURITIES

   A Regular Bondholder's or Regular Certificateholder's tax basis in its Regular Interest Securities is the price such holder pays for a Security, plus amounts of original issue discount included in income and reduced by any payments received (other than qualified periodic interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Regular Interest Securities, measured by the difference between the amount realized and the Regular Interest Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Regular Interest Security is held as a capital asset. If, however, a Regular Bondholder or Regular Certificateholder is a bank, thrift, or similar institution described in Section 582 of the Code, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includable in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security.

REMIC EXPENSES

   As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities or the REMIC residual interest. In the case of a "single class REMIC," however, the expenses will be allocated, under temporary Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Bondholder or Certificateholder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Bondholder or Certificateholder exceed 2% of such Bondholder's or Certificateholder's adjusted gross income and will not be deductible in computing alternative minimum taxable income. In addition, Code
Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1991, $100,000, or $50,000 in the case of a separate return by a married individual within the meaning of Code Section 7703, which amount will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

TAXATION OF THE REMIC

   General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. The regular interests are generally taxable as debt of the REMIC.

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   Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on a Regular Interest Security, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with the Residual Interest Securityholder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1995, $114,700, or $57,350 in the case of a separate return by a married individual within the meaning of Code Section 7703, which amounts will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. See "REMIC Expenses" above.

   For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Start Up Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

   The original issue discount provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to all loans. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount on such loans will be equivalent to the method under which holders of Regular Interest Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct original issue discount on the Regular Interest Securities in the same manner that the holders of the Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Regular Interest Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

   To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

   Income from Foreclosure Property. To the extent that the Lower Tier REMIC derives income from Foreclosed Properties that is treated as "net income from foreclosure property", that income will be subject to taxation at the highest corporate tax rate. Net income from foreclosure property generally includes gain from the sale of a foreclosure property that is inventory property and net income from the property that would not be treated as "rents from real property" or other certain other qualifying income. In addition, if the operation of the Foreclosed Property is treated as a trade or business carried on by the REMIC, then unless the property is operated through an independent contractor, the income from the foreclosed property will be subject to tax on "income from nonpermitted assets" at a rate of 100%. A trust agreement or indenture may permit the Servicer to operate a Foreclosed Property in a manner that produces income subject to the foregoing taxes if certain conditions are satisfied.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

   The Holder of a Security representing a REMIC residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is

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determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

   Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from other prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Start Up Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the assets of the REMIC and, unless otherwise specified in the related Prospectus Supplement, will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

   The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on Regular Interest Securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

   In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument, or may be negative.

   Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of Residual Bondholders or Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

   Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

   Mark-to-Market Rules. A Residual Interest Security is not treated as a security and thus may not be marked to market under proposed Treasury regulations that generally require a securities dealer to mark to market securities held for sale to customers.

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   Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Bond equal to the difference, if any, between the amount realized and such Bondholder's or Certificateholder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Bondholder or Certificateholder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

EXCESS INCLUSION INCOME

   The portion of a Residual Bondholder's or Residual Certificateholder's REMIC taxable income consisting of "excess exclusion" income may not be offset by other deductions or losses, including net operating losses, on such Bondholder's or Certificateholder's federal income tax return. An exception applies to organizations to which Code Section 593 applies (generally, certain thrift institutions); however, such exception will not apply if the aggregate value of the Residual Interest Securities is not considered to be "significant," as described below. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Residual Bondholder's or Residual Certificateholder's excess inclusion income will be treated as unrelated business taxable income of such Bondholder or Certificateholder's. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty and is not eligible for treatment as "portfolio interest." The REMIC Regulations provide that a Residual Interest Security has significant value only if (i) the aggregate issue price of the Residual Bonds is at least 2% of the aggregate of the issue prices of all Regular Interest Securities and Residual Interest Securities in the REMIC and (ii) the anticipated weighted average life (determined as specified in the REMIC Regulations) of the Residual Interest Securities is at least 20% of the anticipated weighted average life of the REMIC.

   The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the Start Up Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

   Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See "Restrictions on Ownership and Transfer of Residual Interest Securities" and "Tax Treatment of Foreign Investors" below.

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES

   As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the Indenture or Trust Agreement, as applicable, will prohibit Disqualified

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Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Issuer an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

   If a Residual Interest Security is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

   Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value is calculated based on the Prepayment Assumption, using a discount rate equal to the "applicable federal rate" at the time of transfer. If a transfer of a residual interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of transfer, knew or should have known that the transferee would be unwilling or unable to pay taxes on its share of the taxable income of the REMIC. A similar limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "Tax Treatment of Foreign Investors" below.

ADMINISTRATIVE MATTERS

   The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the Internal Revenue Service in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

   General. If the applicable Prospectus Supplement so specifies with respect to a Series of Securities, the Securities of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead, special tax counsel to the Issuer will deliver its opinion to the effect that the arrangement by which the Securities of that Series are issued will be treated as a "grantor" or "fixed investment" trust as long as all of the provisions of the applicable Trust Agreement are complied with and the statutory and regulatory requirements are satisfied. In some Series ("Pass-Through Certificates"), there will be no separation of the principal and interest payments on the Mortgage Loans. In such circumstances, a Certificateholder will be considered to have purchased an undivided interest in each of the Mortgage Loans. In other cases ("Stripped Certificates"), sale of the Certificates will produce a separation in the ownership of the principal payments and interest payments on the Mortgage Loans.

   Each Certificateholder must report on its federal income tax return its pro rata share of the gross income derived from the Mortgage Loans (not reduced by the amount payable as fees to the Trustee and the Master Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Certificateholder's tax accounting method had it held its interest in the Mortgage Loans directly, received directly its share of the amounts received with

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respect to the Mortgage Loans, and paid directly its share of the Servicing
Fees. In the case of Pass-Through Certificates, such gross income will consist of a pro rata share of all of the income derived from all of the Mortgage Loans and, in the case of Stripped Certificates, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Certificateholder owns an interest. The holder of a Certificate will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee, the Master Servicer, and any other service providers. In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, Code
Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (for 1995, $114,700, or $57,350 in the case of a separate return by a married individual, which amounts will be adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

   Discount or Premium on Pass-Through Certificates. The holder's purchase price of a Pass-Through Certificate is to be allocated among the Mortgage Loans in proportion to their fair market values, determined as of the time of purchase of the Certificates. In the typical case, the Trustee believes it is reasonable for this purpose to treat each Mortgage Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Mortgage Loans that it represents, to the extent that the Mortgage Loans underlying a series have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Certificate allocated to a Mortgage Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Mortgage Loan allocable to the Certificate, the interest in the Mortgage Loan allocable to the Certificate will be deemed to have been acquired at a discount or premium, respectively.

   The treatment of any discount will depend on whether the discount represents original issue discount or market discount. In the case of a Mortgage Loan with original issue discount in excess of a prescribed de minimis amount, a holder of a Certificate will be required to report as interest income in each taxable year its share of the amount of original issue discount that accrues during that year, determined under a constant yield method by reference to the initial yield to maturity of the Mortgage Loan, in advance of receipt of the cash attributable to such income and regardless of the method of federal income tax accounting employed by that holder. Original issue discount with respect to a Mortgage Loan could arise for example by virtue of the financing of points by the originator of the Mortgage Loan, or by virtue of the charging of points by the originator of the Mortgage Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. However, the OID Regulations provide that if a holder acquires an obligation at a price that exceeds its stated redemption price, the holder will not include any original issue discount in gross income. In addition, if a subsequent holder acquires an obligation for an amount that exceeds its adjusted issue price, the subsequent holder will be entitled to offset the original issue discount with economic accruals of portions of such excess. Accordingly, if the Mortgage Loans acquired by a Certificateholder are purchased at a price that exceeds the adjusted issue price of such Mortgage Loans, any original issue discount will be reduced or eliminated.

   Certificateholders also may be subject to the market discount rules of Sections 1276-1278 of the Code. A Certificateholder that acquires an interest in Mortgage Loans with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Mortgage Loans over the purchaser's purchase price) will be required under Section 1276 of the Code to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Mortgage Loans received in that month and, if the Certificates are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations. The

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relevant legislative history of the 1986 Act indicates that, until such regulations are issued, such market discount would in general accrue either
(i) on the basis of a constant interest rate or (ii) in the ratio of (a) in the case of Mortgage Loans not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Mortgage Loans originally issued at a discount, original issue discount in the relevant period to total original issue discount remaining to be paid.

   Section 1277 of the Code provides that the excess of interest paid or accrued to purchase or carry a loan with market discount over interest received on such loan is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule discussed above will not apply.

   A Certificateholder who purchases a Certificate at a premium generally will be deemed to have purchased its interest in the underlying Mortgage Loans at a premium. A Certificateholder who holds a Certificate as a capital asset may generally elect under Section 171 of the Code to amortize such premium as an offset to interest income on the Mortgage Loans (and not as a separate deduction item) on a constant yield method. The legislative history of the 1986 Act suggests that the same rules that will apply to the accrual of market discount (described above) will generally also apply in amortizing premium with respect to Mortgage Loans originated after September 27, 1985. If a holder makes an election to amortize premium, such election will apply to all taxable debt instruments held by such holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed. Although the law is somewhat unclear regarding recovery of premium allocable to Mortgage Loans originated before September 28, 1985, it is possible that such premium may be recovered in proportion to payments of Mortgage Loan principal.

   Discount or Premium on Stripped Certificates. A Stripped Certificate may represent a right to receive only a portion of the interest payments on the Mortgage Loans, a right to receive only principal payments on the Mortgage Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Certificated ("Ratio Strip Certificates") may represent a right to receive differing percentages of both the interest and principal on each Mortgage Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the original issue discount rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest. The Code, the OID Regulations, and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Certificates. Under the method described above for REMIC Regular Interest Certificates (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. The 1986 Act prescribed the same method for debt instruments "secured by" other debt instruments, the maturity of which may be affected by prepayments on the underlying debt instruments. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Certificates which technically represent ownership interests in the underlying Mortgage Loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Certificates, and it is expected that original issue discount will be reported on that basis except in the case of Certificates which it determines

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should more appropriately be treated as contingent payment instruments. In applying the calculation to a class of Certificates, the Trustee will treat all payments to be received with respect to the Certificates, whether attributable to principal or interest on the loans, as payments on a single installment obligation, in the case of a Class of Certificates that has no right, or a nominal right, to receive principal, and as includable in the stated redemption price at maturity. In the case of a "stripped bond" which is entitled to a significant amount of principal, the Trustee intends to take the position that interest payments are "qualified stated interest." The Internal Revenue Service could, however, assert that original issue discount must be calculated separately for each Mortgage Loan underlying a Certificate. In addition, in the case of Ratio Strip or similar Certificates, the Internal Revenue Service could assert that original issue discount must be calculated separately for each stripped coupon or stripped bond underlying a Certificate.

   Under certain circumstances, if the Mortgage Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Certificateholder's recognition of income. If, however, the Mortgage Loans prepay at a rate slower than the prepayment assumption, in some circumstances the use of this method may decelerate a Certificateholder's recognition of income.

   A Stripped Certificate which either embodies only interest payments on the underlying loans or (if it embodies some principal payments on the Mortgage Loans) is issued at a price that exceeds the principal payments (an "Interest Weighted Certificate"), may be taxed as a contingent payment instrument.

   Under proposed Treasury Regulations applicable to contingent payment instruments (the "Proposed Contingent Regulations"), income on Stripped Certificates would be calculated by determining a projected payment schedule and a projected yield, and reporting income accruals on that basis. If the amount payable for a period were, however, greater or less than the amount projected, the income included for that period would be increased or decreased accordingly. Any reduction in the income accrual for a period below zero (a "Negative Adjustment") would be treated by a Certificateholder as an ordinary loss to the extent of prior income accruals and may be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate.

   Possible Alternative Characterizations. The characterizations of the Stripped Certificates described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Certificate is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Certificates are subject to the OID Regulations; (iii) each Interest Weighted Certificate is composed of an unstripped undivided ownership interest in the Mortgage Loans and an installment obligation consisting of stripped interest payments; or
(iv) there are as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan.

   Given the variety of alternatives for treatment of the Certificates and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Certificates for federal income tax purposes.

   Character as Qualifying Mortgage Loans. In the case of Stripped Certificates there is no specific legal authority existing regarding whether the character of the Certificates, for federal income tax purposes, will be the same as the Mortgage Loans. The IRS could take the position that the Mortgage Loans' character is not carried over to the Certificates in such circumstances. Pass-Through Certificates will be, and, although the matter is not free from doubt, Stripped Certificates should be considered to represent "qualifying real property loans" within the meaning of Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, and "loans(Trademark) secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Certificates should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. However, Mortgage Loans secured by non-residential real property will not constitute

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"loans(Trademark) secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code. In addition, it is possible that various reserves or funds underlying the Certificates may cause a proportionate reduction in the above-described qualifying status categories of Certificates.

   Sale of Certificates. As a general rule, if a Certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such gain or loss will generally be capital gain or loss if the Certificate is held as a capital asset. In the case of Pass-Through Certificates, such tax basis will generally equal the holder's cost of the Certificate increased by any discount income with respect to the loans represented by such Certificate previously included in income, and decreased by the amount of any distributions of principal previously received with respect to the Certificate. Such gain, to the extent not otherwise treated as ordinary income, will be treated as ordinary income to the extent of any accrued market discount not previously reported as income. In the case of Stripped Certificates, the tax basis will generally equal the Certificateholder's cost for the Certificate, increased by any discount income with respect to the Certificate previously included in income, and decreased by the amount of all payments previously received with respect to such Certificate.

MISCELLANEOUS TAX ASPECTS

   Backup Withholding. A Bondholder or Certificateholder, other than a Residual Bondholder or Residual Certificateholder, may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security
(i) fails to furnish the Issuer with its taxpayer identification number ("TIN"); (ii) furnishes the Issuer an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Issuer or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Bondholders or Certificateholders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders of the Securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

   The Issuer will report to the Securityholders and to the Internal Revenue Service for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

   Under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the Issuer or (ii) the recipient is a controlled foreign corporation to which the Issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the Issuer normally will be relieved of the obligation to withhold federal income tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the Issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

   Interest and original issue discount of Bondholders or Certificateholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Bondholder or Certificateholders. They will, however, generally be subject to the regular United States income tax.

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   Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." To the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "Excess Inclusion Income."

                      STATE AND LOCAL TAX CONSIDERATIONS

   In addition to the federal income tax consequences described in "FEDERAL INCOME TAX CONSIDERATIONS," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of investment in the Bonds or Certificates. In particular, potential investors in Residual Interest Securities should consult their tax advisers regarding the taxation of the Residual Interest Securities in general and the effect of foreclosure on the Mortgaged Properties on such taxation.

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                             ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans ("Plans") subject to ERISA and persons who have certain specified relationships to such Plans ("Parties in Interest"). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plans ("Prohibited Transactions"). Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Similar restrictions also apply to Plans that are subject to the Code.

   The Issuer, the Master Servicer, if any, the Servicer, the Trustee or the provider of Enhancement, if any, because of their activities or the activities of their respective affiliates, may be considered to be Parties in Interest with respect to certain Plans. If the Securities are acquired by a Plan with respect to which the Issuer, the Master Servicer, if any, the Servicer, the Trustee or the provider of Enhancement, if any, is a Party in Interest, such transaction would violate the Prohibited Transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving employee benefit plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and Parties in Interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified plan asset manager;" or any other available exemption. Accordingly, prior to making an investment in the Securities, investing Plans should determine whether the Issuer is a Party in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more of statutory or administrative exemptions.

   The Certificates of a Series will, and the Bonds of a Series could, be treated as "equity" for purposes of ERISA. Under regulations issued by the Department of Labor ("DOL") (the "Plan Asset Regulations"), if a Plan makes an "equity" investment in a corporation, partnership, trust or certain other entities, the underlying assets and properties of such entity will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions set forth in the regulation apply. If a particular Series is treated as "equity" for purposes of the Plan Asset Regulations such that the underlying assets of the Issuer could be treated as assets of a Plan purchasing Securities of such Series and the Mortgage Assets securing such Series consists of a single Mortgage Loan or obligations of a single obligor or related obligors as specified in the related Prospectus Supplement (e.g., affiliates of the Issuer), and Securities of such Series are acquired by a Plan with respect to which the obligor or related obligors are Parties in Interest, such transaction would violate the Prohibited Transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administrative exemptions such as those described above or any other available exemption. Accordingly, prior to making an investment in Securities of such Series, a Plan investor should determine whether such obligor or related obligors are Parties in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more of the statutory or administrative exemptions.

   If a particular Series is treated as "equity" for purposes of the Plan Asset Regulations such that the underlying assets of the Issuer could be treated as assets of a Plan purchasing Securities of such Series and the Mortgage Assets securing such Series consists of multiple Mortgage Loans or obligations of multiple unrelated obligors as specified in the related Prospectus Supplement, an investing Plan may not be able to determine whether any of the obligors is a Party in Interest with respect to such Plan. In that event, prior to making an investment in Securities of such Series, such Plan investor should determine whether (i) one or more statutory or administrative exemptions is applicable or (ii) one or more exceptions to the Plan Asset Regulations is applicable such that the underlying assets of the Issuer will not be treated as assets of such investing Plan.

   One such exception applies if the class of "equity" interests in question is (i) held by 100 or more investors who are independent of the Issuer and each other, (ii) freely transferable, and (iii) sold as part

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of an offering pursuant to (a) an effective registration statement under the
Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (b) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ("Publicly Offered Securities"). In addition, the regulation provides that if at all times more than 75% of the value of all classes of equity interests in the Issuer are held by investors other than benefit plan investors (which is defined as including plans subject to ERISA, government plans and individual retirement accounts), the investing Plan's assets will not include any of the underlying assets of the Issuer.

   Furthermore, if the Issuer were deemed to hold plan assets by reason of a Plan's investment in a Security, the persons providing services with respect to the assets of the Issuer, including the Mortgage Loans, may be subject to the fiduciary responsibility provisions of Title I of ERISA and be subject to the prohibited transactions provisions of ERISA and Section 4975 of the Code with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption, such as those described above.

   An additional exemption may also be available if the Issuer is a trust. The DOL granted to Shearson Lehman Hutton, Inc. an administrative exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The obligations covered by the Exemption include obligations such as the Mortgage Assets. The Exemption will apply to the acquisition, holding and resale of the Securities by a Plan, provided that certain conditions (certain of which are described below) are met.

   Among the conditions which must be satisfied for the Exemption to apply are the following:

   1. The acquisition of the Securities by a Plan is on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

   2. The rights and interests evidenced by the Securities acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

   3. The Securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Group ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch Investors Service, L.P. ("Fitch");

   4. The sum of all payments made to the underwriter in connection with the distribution of the Securities represents not more than reasonable compensation for underwriting the Securities. The sum of all payments made to and retained by the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

   5. The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

   6. The Plan investing in the Securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

The trust also must meet the following requirements:

       (i) the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;

       (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, DCR or Fitch for at least one year prior to the Plan's acquisition of certificates; and

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       (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Securities.

   Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Securities, at least fifty (50) percent of each class of Securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five (5) percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in Securities does not exceed twenty-five (25) percent of all of the Securities outstanding after the acquisition; and (iv) no more than twenty-five (25) percent of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Issuer, the Underwriter, the Trustee, the Servicer, the Master Servicer, if any, the Special Servicer, if any, any obligor with respect to obligations included in a Trust constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in a Trust, or any affiliate of such parties (the "Restricted Group").

   There can be no assurance that the Securities will not be treated as equity interests in the Issuer for purposes of the Plan Asset Regulations. Moreover, if the Securities are treated as equity interests for purposes of ERISA, there can be no assurance that any of the exceptions set forth in the Plan Asset Regulations will apply to the purchase of Securities offered hereby.

   Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances, prior to making an investment in the Securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                               LEGAL INVESTMENT

   Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute "mortgage-related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984 ("Enhancement Act"). Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                             PLAN OF DISTRIBUTION

   The Issuer may sell the Securities offered hereby through Lehman Brothers, as agent or as underwriter, or through underwriting syndicates represented by Lehman Brothers (collectively, the "Underwriters") or by one or more other underwriters, in each case, to be specified in the related Prospectus Supplement. The Prospectus Supplement relating to a Series will set forth the terms of the offering of such Series and each Class within such Series, including the name or names of the Underwriters, the proceeds to and their intended use by the Issuer, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Securities will be determined.

   The Underwriters will be obligated, subject to certain conditions, to purchase all of the Securities described in the Prospectus Supplement relating to a Series if any such Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If specified in the related Prospectus Supplement, a Series

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may be offered in whole or in part in exchange for the Mortgage Assets that would be pledged to secure such Series. In such event, the Prospectus Supplement will specify the amount of compensation to be paid to the Underwriters and expenses, if any, in connection with such distribution. If so indicated in the Prospectus Supplement, the Issuer will authorize Underwriters or other persons acting as the Issuer's agents to solicit offers by certain institutions to purchase the Securities on such terms and subject to such conditions as so specified.

   The Issuer may also sell the Securities offered hereby and by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Issuer may effect such transactions by selling Securities to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Issuer and any purchasers of Securities for whom they may act as agents.

   If any Certificates are offered other than through underwriters pursuant to such underwriting agreements, the related Prospectus Supplement or Prospectus Supplements will contain information regarding the terms of such offering and any agreements to be entered into in connection with such offering.

   Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer and sale.

   If specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor, any affiliate thereof or any other person or persons specified therein may purchase some or all of one or more Classes of Certificates of such Series from the underwriter or underwriters of such other person or persons specified in such Prospectus Supplement. The consideration for such purchase may be cash or Mortgage Assets. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus and the related Prospectus Supplement, some or all of such Certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of such Certificates, through dealers acting as agent and/or principal as in such other manner as may be specified in the related Prospectus Supplement. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in such purchaser's offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act and any commissions and discounts received by such dealer and any profit on the resale of such Certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

   The place and time of delivery for the Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                LEGAL MATTERS

   Certain legal matters in connection with the Securities offered hereby will be passed upon for the Issuer and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom, New York, New York, Weil, Gotshal and Manges, New York, New York or Cadwalader, Wickersham & Taft, New York, New York.

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                                   GLOSSARY

   The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the Indenture or Trust Agreement, as applicable, and the Indenture or Trust Agreement, as applicable, generally provides a more complete definition of certain of the terms. Reference should be made to the Indenture or Trust Agreement, as applicable, for a more complete definition of such terms.

   "Accrual Date" means, with respect to any Series, the date upon which interest begins accruing on the Securities of the Series, as specified in the related Prospectus Supplement.

   "Accrual Payment Amount" means, with respect to any Payment Date or Distribution Date for a Series that occurs prior to or on the Accrual Termination Date, the aggregate amount of interest which has accrued on the Compound Interest Securities of such Series during the Interest Accrual Period relating to such Payment Date or Distribution Date and which is not then required to be paid.

   "Accrual Termination Date" means, with respect to a Class of Compound Interest Securities, the Payment Date or Distribution Date on which all Securities of the related Series with Stated Maturities or Final Scheduled Termination Dates earlier than that of such Class of Compound Interest Securities have been fully paid, or such other date or period as may be specified in the related Prospectus Supplement.

   "Administration Agreement" means, with respect to a Series, an agreement pursuant to which the Administrator agrees to perform certain ministerial, administrative, accounting and clerical duties on behalf of the Issuer with respect to such Series.

   "Administration Fee" means the fee specified as such in the Administration Agreement.

   "Advances" means, unless otherwise specified in a Prospectus Supplement, cash advances with respect to delinquent payments of principal and interest on any Mortgage Loan made by the Primary Servicer from its own funds or, if so specified in the related Prospectus Supplement, from excess funds in the Custodial Account or Servicing Account, but only to the extent that such advances are, in the good faith business judgment of the Servicer or the Master Servicer, as the case may be, ultimately recoverable from future payments and collections on the Mortgage Loans or otherwise.

   "Aggregate Asset Value" means, with respect to any Series, the aggregate amount obtained by adding the Asset Value of each Mortgage Loan or Private Mortgage-Backed Security or other Mortgage Assets in the Trust Estate for such Series, plus the Asset Value, as determined in the related Series Supplement, of any cash remaining in the Collection Account or any other Pledged Fund or Account subsequent to an initial deposit therein by the Issuer.

   "Aggregate Outstanding Principal" means, with respect to any Series or Class thereof, the principal amount of all Securities of such Series or Class outstanding at the date of determination, including, in respect of any Class of Compound Interest Securities of such Series (or other Class of Securities on which interest accrues and is added to the outstanding principal amount thereof), the Compound Value (or accreted value) of such Securities through the Payment Date or Distribution Date immediately preceding the date of determination.

   "Appraised Value" means, unless otherwise specified in a Prospectus Supplement, the lesser of the appraised value determined in an appraisal obtained at origination or the sales price of a Mortgaged Property.

   "ARM," "ARM Loan," or "Adjustable Rate Mortgage Loan" means a Mortgage which provides for adjustment from time to time to the Mortgage Rate in accordance with an approved index.

   "Asset Value" means, unless specified otherwise in the related Prospectus Supplement, with respect to each Private Mortgage-Backed Security or Mortgage Loan or other Mortgage Assets included in the Trust Estate or Trust Fund for a Series, its Scheduled Principal Balance. In addition, the related Series Supplement shall set forth, for purposes of calculating the Asset Value of Mortgage Assets, the dates on

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which the scheduled principal and interest payments with respect to such
Mortgage Assets are assumed to be deposited in the Collection Account. The Asset Value of any cash deposited in any Pledged Fund or Account shall be as set forth in the related Series Supplement.

   "Assumed Deposit Date" means the date specified therefor in the Series Supplement for a Series, upon which distributions on the Primary Assets are assumed to be deposited in the Collection Account for purposes of calculating Reinvestment Income thereon.

   "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement or the related Guaranteed Investment Contract for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in Pledged Funds and Accounts for the Series.

   "Bankers Trust" means Bankers Trust Company of California, N.A., a national banking association.

   "BIF" means Bank Insurance Fund.

   "Bondholder" means the Person in whose name a Bond is registered in the Bond Register.

   "Bond Interest Rate" means the interest rate on the outstanding principal amount of a Bond payable on the applicable Payment Date for such Bond, as specified in the related Prospectus Supplement.

   "Bond Register" means the register maintained pursuant to the Trust Indenture for a Series, providing for the registration of the Bonds of a Series and the transfers and exchanges thereof.

   "Bonds" means Collateralized Mortgage Obligations sold by the Issuer pursuant to this Prospectus and a related Prospectus Supplement.

   "Business Day" means, with respect to any Series that does not include any Class of Variable Interest Securities, any day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York, or in the city in which the Corporate Trust Office is then located, are authorized or obligated by law or executive order to be closed, and with respect to any Series that includes any Class of Variable Interest Securities, a day that is not a Saturday or Sunday, and that is not a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to close in either London or New York City or in the city in which the Corporate Trust Office is then located.

   "Cash Liquidation" means as to any defaulted Mortgage Loan other than a Mortgage Loan with respect to which the related Mortgaged Property became REO Property, the recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Master Servicer or Servicer, as applicable, expects to be finally recoverable.

   "CERCLA" means the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

   "Certificateholder" means the Person in whose name a Certificate is registered in the Certificate Register.

   "Certificate Interest Rate" means the interest rate on the outstanding principal amount of a Certificate payable on the applicable Distribution Date for such Certificate, as specified in the related Prospectus Supplement.

   "Certificate Register" means the register maintained pursuant to the Trust Agreement for a Series, providing for the registration of the Certificates of a Series and the transfers and exchanges thereof.

   "Certificates" means the Mortgage-Backed Certificates sold by the Issuer pursuant to this Prospectus and a related Prospectus Supplement.

   "Class" means a class of Securities of a Series.

   "Closing Date" means, with respect to a Series, the date specified in the related Series Supplement as the date on which Securities of such Series are first issued.

   "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

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   "Collection Account" means, with respect to a Series, the account designated as such and created pursuant to the Trust Indenture or Trust Agreement, as applicable.

   "Commercial Property" means any property securing a Mortgage Loan that used for commercial purposes.

   "Commission" means the Securities and Exchange Commission.

   "Company" means Structured Asset Securities Corporation.

   "Compound Interest Security" means any Security of a Series on which interest accrues and is added to the principal of such Security periodically, but with respect to which no interest or principal shall be payable except during the period or periods specified in the related Prospectus Supplement.

   "Compound Value" means, with respect to a Class of Compound Interest Securities, as of any determination date, the original principal amount of such Class, plus all accrued and unpaid interest, if any, previously added to the principal thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities and by any losses allocated to such Class.

   "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property by or to any governmental or quasi-governmental authority other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property or released to the related Mortgagor in accordance with the terms of the Mortgage Loan.

   "Corporate Trust Office" means the corporate trust office of the Trustee, which, unless otherwise specified in the related Prospectus Supplement, shall be the office of Bankers Trust Company of California, N.A., 3 Park Plaza, 16th Floor, Irvine, California 92714, if Bankers Trust Company of California, N.A. is the Trustee, or Marine Midland Bank, N.A., 140 Broadway, New York, New York 10015, if Marine Midland Bank, N.A. is the Trustee.

   "Covered Trust" means a Trust Estate or Trust Fund covered by a form of credit support.

   "CPR" means the Constant Prepayment Rate prepayment model.

   "Custodial Account" means an account established by a Master Servicer, a Servicer, or a Special Servicer in the name of the Trustee for the deposit on a daily basis of all Mortgage Loan related receipts received by it subsequent to the Cut-Off Date.

   "Custodian" means any bank, savings and loan association, trust company or other entity appointed to hold documentation with respect to any Mortgage Loans.

   "Cut-Off Date" means, with respect to a Series, the date specified in the related Series Supplement on which, as of the close of business on such date, the Mortgage Loans securing or included in such Series are sold to a Trust or subject to the lien of the Indenture.

   "Deferred Interest" means the excess resulting when the amount of interest required to be paid by a Mortgagor on a Mortgage Loan on any Due Date for such Mortgage Loan is less than the amount of interest accrued on the Scheduled Principal Balance thereof, to the extent such excess is added to the Scheduled Principal Balance of such Mortgage Loan.

   "Deferred Interest Securities" means Bonds or Certificates on which interest accrued during an Interest Accrual Period may be added to the principal amount of such Bonds or Certificates rather than being paid in cash on the related Distribution Date.

   Definitive Securities" means the Bonds or the Certificates for a Series when and if issued in definitive form to the Securities Owners of such Series or their nominees.

   "Deleted Mortgage Loan" means a Mortgage Loan removed from the Trust Estate or Trust Fund in order to substitute a Substitute Mortgage Loan.

   "Delivery Date" means with respect to a Series, the date specified in the related Prospectus Supplement as the date on which the Securities of such Series are to be delivered to the original purchasers thereof.

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   "Depositor" means the Company (i) when acting in such capacity under a
Deposit Trust Agreement to deposit Primary Assets into an Owner Trust relating to a Series of Bonds, or (ii) when acting in such capacity under a Trust Agreement to deposit Primary Assets into a Trust Fund relating to a Series of Certificates.

   "Deposit Trust Agreement" means a deposit trust agreement between the Company and an Owner Trustee pursuant to which an Owner Trust is created and Primary Assets are deposited therein.

   "Designated Interest Accrual Date" means, as specified in the related Prospectus Supplement, (a) the day preceding a Redemption Date or Special Redemption Date as the date through which accrued interest is paid upon redemption or special redemption, or (b) the date through which accrued interest is paid upon the occurrence of an Event of Default.

   "Determination Date" means the date specified in the related Prospectus Supplement.

   "Disqualified Organization" means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

   "Distribution Date" means the date on which distributions of principal of and interest on Certificates of a Series will be made.

   "DOL" means Department of Labor.

   "Due Date" means each date on which a payment is due and payable on any Mortgage Assets.

   "Due Period" means, unless other specified in the related Prospectus Supplement, for each Payment Date or Distribution Date, as applicable, the period beginning on the second day of the month preceding the month in which such Payment Date or Distribution Date, as applicable, occurs and ending on the first day of the month in which such Payment Date or Distribution Date, as applicable, occurs.

   "Eligible Investments" means any one or more of the obligations or securities described herein under "SECURITY FOR THE BONDS AND
CERTIFICATES--Investment of Funds."

   "Enhancement" means the Enhancement for a Series, if any, specified in the related Prospectus Supplement.

   "Enhancement Agreement" means the agreement or instrument pursuant to which any Enhancement is issued or the terms of any Enhancement are set forth.

   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

   "ERISA Plans" means qualified employee benefit plans established under ERISA or the Code.

   "Escrow Account" means an escrow account established and maintained by the Primary Servicer in which payments by Mortgagors to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items will be deposited.

   "Event of Default" unless otherwise specified in the Prospectus Supplement shall have the meaning set forth herein under "THE INDENTURE AND TRUST AGREEMENT--Events of Default."

   "Excess Cash Flow" shall have the meaning set forth in the related Prospectus Supplement.

   "Exchange Act" means the Securities Exchange Act of 1934.

   "FDIC" means the Federal Deposit Insurance Corporation.

   "FHA" means the Federal Housing Administration, a division of HUD. "FHA Loan" means a fixed-rate mortgage loan insured by the FHA. "FHLMC" means the Federal Home Loan Mortgage Corporation.

   "FNMA" means the Federal National Mortgage Association.

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   "Final Scheduled Distribution Date" means the Distribution Date on which principal of and interest on a Series of Certificates is scheduled to be paid in full.

   "First Mandatory Principal Distribution Date" means the date specified in the related Prospectus Supplement as the Distribution Date on which the Issuer must begin paying installments of principal of the Certificates of the related Series or Class if the Issuer has not already begun making such distributions.

   "First Mandatory Principal Payment Date" means the date specified in the related Prospectus Supplement as the Payment Date on which the Issuer must begin paying installments of principal of the Bonds of the related Series or Class if the Issuer has not already begun making such payments.

   "First PAC Paydown Date" means the date on which the initial PAC Principal Payment is applied to the PAC Bonds, as set forth in the related Prospectus Supplement.

   "Garn-St. Germain Act" means the Garn-St. Germain Depository Institutions Act of 1982.

   "Guarantor" means a guarantor acceptable to the Rating Agencies rating the Securities.

   "Grant" means to mortgage, pledge, bargain, sell, warrant, alienate, remise, convey, assign, transfer, create and grant a lien upon and a security interest in and right of setoff against, deposit, set over and confirm.

   "Guaranteed Investment Contract" means a guaranteed investment contract providing for the investment of all distributions on the Mortgage Assets guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

   "Highest Bond Interest Rate" means, unless specified otherwise in the related Prospectus Supplement, with respect to any Series of Bonds, the highest Bond Interest Rate borne by outstanding Bonds of the Series.

   "Highest Certificate Interest Rate" means, unless otherwise specified in the related Prospectus Supplement, with respect to any Series of Certificates, the highest Certificate Interest Rate borne by outstanding Certificates of a Series.

   "Holder" means a Bondholder or Certificateholder, as applicable.

   "Housing Act" means the National Housing Act of 1934, as amended.

   "HUD" means the United States Department of Housing and Urban Development.

   "Indenture" means, with respect to any Series of Bonds, collectively the Trust Indenture and any related Series Supplement.

   "Individual Investor Bonds" means each of the Bonds of a Class identified as such in the related Prospectus Supplement.

   "Individual Investor Certificates" means each of the Certificates of a Class identified as such in the related Prospectus Supplement.

   "Insurance Proceeds" means amounts received by the Trustee from the Master Servicer or a Servicer in connection with sums paid or payable under any insurance policies, to the extent not applied to the restoration or repair of the Mortgaged Property.

   "Insurance Policies" means hazard insurance and other insurance policies required to be maintained with respect to Mortgage Loans.

   "Interest Accrual Period" means the period specified in the related Prospectus Supplement for a Series, during which interest accrues on Securities of the related Series or Class with respect to any Payment Date, Distribution Date, Redemption Date, or Special Redemption Date.

   "Interest Only Securities" means a Security entitled to receive payments of interest only based upon the Notional Amount of the Security.

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   "Interest Weighted Securities" means, with respect to Certificates issued by a grantor Trust, Certificates that embody only interest payments on the underlying Mortgage Loans or which consist in whole or in part of stripped coupons or, in the case of a regular interest in a REMIC, which qualify as such pursuant to Section 860G(a)(1)(B)(ii) of the Code.

   "IRS" means the Internal Revenue Service.

   "Issuer" means the Company Owner Trust, or a separate trust established by the Company as issuer of a Series of Securities.

   "L/C Bank" means the issuer of the letter of credit.

   "LCPI" means Lehman Commercial Paper Inc.

   "Lehman Brothers" means Lehman Brothers Inc.

   "Liquidation Proceeds" means amounts (other than Insurance Proceeds) received and retained in connection with liquidation of defaulted Mortgage Loans whether through foreclosure or otherwise, net of related liquidation expenses and certain other expenses.

   "Loan-to-Value Ratio" means, as of any date of determination, the ratio of the then outstanding principal amount to the lesser of the appraised value and the purchase price of the Mortgaged Property at the time of origination.

   "Marine Midland" means Marine Midland Bank, N.A., a national banking association.

   "Master Servicer" means, with respect to a Series secured by Mortgage Loans or Private Mortgage-Backed Securities, the Person, if any, designated in the related Prospectus Supplement to manage and supervise the administration and servicing by the Servicers of the Mortgage Loans comprising Mortgage Assets or Underlying Collateral for that Series, or the successors or assigns of such Person.

   "Master Servicing Agreement" means the Master Servicing Agreement between the Issuer and the Master Servicer, if any, specified in the related Prospectus Supplement.

   "Maximum Variable Interest Rate" means the interest rate cap on the Bond Interest Rate or Certificate Interest Rate for Variable Interest Securities.

   "Minimum Variable Interest Rate" means the interest rate floor on the Bond Interest Rate or Certificate Interest Rate for Variable Interest Securities.

   "Mortgage" means a mortgage, deed of trust or other security instrument evidencing the lien on the Mortgaged Property.

   "Mortgage Assets" means the Mortgage Loans, including participation interests therein, REO Property and Private Mortgage-Backed Securities which are Granted to the Trustee as security for a Series of Bonds or deposited into the Trust Fund in respect of a Series of Certificates; an item of Mortgage Assets refers to a specific Mortgage Loan, REO Property or Private Mortgage-Backed Security.

   "Mortgaged Properties" means the real properties on which liens are created pursuant to Mortgages for purposes of securing the Mortgage Loans.

   "Mortgage Loan Group" means groups of Mortgage Assets.

   "Mortgage Loan" means a mortgage loan or participation interest therein that is owned by the Issuer and constitutes a part of the Mortgage Assets for a Series, or that is Underlying Collateral for a Private Mortgage-Backed Security that constitutes a part of the Mortgage Assets for a Series.

   "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor with respect to a Mortgage Loan.

   "Mortgage Pool" means, with respect to a Series, the pool of Mortgage
Loans.

   "Mortgage Rate" means, with respect to each Mortgage Loan, the annual interest rate required to be paid by the Mortgagor under the terms of the related Mortgage Note.

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   "Mortgagor" means the Person indebted under the Mortgage Note relating to a Mortgage Loan.

   "Multifamily Property" means any property securing a Mortgage Loan consisting of multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units.

   "New York Presenting Agent" means the Issuer's agent in the State of New York, which, unless otherwise specified in the Prospectus Supplement for a Series, will be Bankers Trust Company, Four Albany Street, New York, New York 10006.

   "Nonresidents" means a nonresident alien individual, foreign partnership or foreign corporation.

   "OID" means "original issue discount" within the meaning of section 1273 of the Code.

   "OTS" means the Office of the Thrift Supervision.

   "Owner Trust" means the trust fund established by the Company pursuant to a Deposit Trust Agreement to hold Primary Assets and issue a Series of Bonds.

   "Owner Trustee" means the bank or trust company named in the Prospectus Supplement related to a Series of Bonds, not in its individual capacity but solely as trustee pursuant to a Deposit Trust Agreement, and its successors and assigns.

   "PAC" means Planned Amortization Class Securities.

   "PAC Amount" means the scheduled amounts of principal payments to be applied on each Payment Date or Distribution Date to the PAC Securities, as set forth in the related Prospectus Supplement.

   "PAC Security" or "Planned Amortization Class Security" means a Security on which the Principal Amortization Amount in an amount equal to the PAC Principal Payment or PAC Principal Distribution will be applied to such Securities commencing on the First PAC Paydown Date, and each Payment Date or Distribution Dates thereafter.

   "PAC Paydown Date" means the date on which each PAC Amount is applied to the PAC Securities as set forth in the related Prospectus Supplement.

   "PAC Principal Payment" means, with respect to a particular Payment Date, the scheduled PAC Amount, if any, for such Payment Date less any principal payments made on the PAC Securities due to a special redemption subsequent to the preceding Payment Date.

   "Participating Securities" means a Security entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

   "Participation Agreement" means the agreement through which participation interests in a Series will be acquired.

   "Pass-Through Certificates" means, in respect of Certificates issued by a grantor trust, Certificates in which there is no separation of the principal and interest payments on the underlying Mortgage Loans.

   "Paying Agent" means the Trustee or any other Person that meets the eligibility standards for the Paying Agent specified in the Indenture or Trust Agreement, as applicable and is authorized and appointed pursuant to the Indenture or Trust Agreement, as applicable by the Issuer to pay the principal of or interest on any Securities on behalf of the Issuer.

   "Payment Date" means the date on which payments of principal of and interest on the Bonds will be made.

   "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

   "Pledged Fund or Account" means any fund or account, including, without limitation, the Collection Account or any Reserve Fund established with respect to, and Granted as security for, a Series.

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

   "PMBS Agreement" means the pooling and servicing agreement, indenture or similar agreement pursuant to which Private Mortgage-Backed Securities have been issued.

   "PMBS Issuer" means the issuer of the Private Mortgage-Backed Securities.

   "PMBS Trustee" means the trustee of the Private Mortgage-Backed
Securities.

   "Policy Statement" means the supervisory policy statement adopted by the Federal Financial Institution Examination Council.

   "Prepayment Assumption" means the anticipated rate of prepayments assumed in pricing the Securities.

   "Prepayment Period" means, if specified in any Prospectus Supplement with respect to any Series, the calendar month preceding the month in which the related Payment Date occurs.

   "Primary Assets" means that portion of the Trust Estate pledged to secure a Series of Bonds, or comprising the Trust Fund relating to a Series of Certificates.

   "Primary Servicer" means the entity which has primary liability for servicing Mortgage Loans directly.

   "Principal Balance" means, unless otherwise specified in a Prospectus Supplement, with respect to any Mortgage Loan or related REO Property, for any Due Date and the Due Period with respect thereto, the principal balance of such Mortgage Loan (or, in the case of REO Property, of the related Mortgage Loan on the last date on which a payment was made thereon) outstanding as of the Cut-Off Date, after application of principal payments due on or before the Cut-Off Date, whether or not received, plus all amounts of Deferred Interest accrued on such Mortgage Loan to the Due Date in the Due Period immediately preceding the date of determination minus the sum of (a) the principal portion of the Scheduled Payment due on or prior to such Due Date, but only if received from or on behalf of the Mortgagor, (b) all Principal Prepayments, and all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other amounts applied as recoveries of principal to the extent identified and applied by the Master Servicer, Special Servicer or Servicer, as applicable, as recoveries of principal through the close of the related Prepayment Period for the Master Servicer or Servicer, as applicable, and (c) any Realized Loss on such Mortgage Loan to the extent treated as a principal loss and which is realized during such Prepayment Period.

   "Principal Determination Date" means the day specified in the related Prospectus Supplement.

   "Principal Payment Amount" means, with respect to any Payment Date or Distribution Date related to a particular Series, the amount that is specified in the related Prospectus Supplement.

   "Principal Payment Dates" means, with respect to a Class, the dates specified in the related Prospectus Supplement on which principal of the Securities of such Class is to be paid.

   "Principal Prepayment" means, with respect to any Private Mortgage-Backed Security or Mortgage Loan, any payment of principal on such Private Mortgage-Backed Security or Mortgage Loan in excess of the Scheduled Payment, resulting from prepayment, partial prepayment, (other than Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds) with respect to the Mortgage Loan or Mortgage Loans underlying such Private Mortgage-Backed Security but not including any Scheduled Payment received prior to the Due Period in which it was scheduled to be paid.

   "Principal Only Securities" means a Security entitled to receive payments of principal only.

   "Private Mortgage-Backed Security" means a mortgage participation or other interest, pass-through certificate or collateralized mortgage obligation.

   "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

   "PTE" means Prohibited Transactions Exemption.

   "Rating Agency" means a nationally recognized statistical rating agency.

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

   "Realized Losses" means, unless otherwise specified in a Prospectus Supplement, with respect to each Mortgage Loan or REO Property, as the case may be, as to which a Cash Liquidation or REO Disposition has occurred, an amount equal to (i) the Principal Balance of the Mortgage Loan as of the date of Cash Liquidation or REO Disposition, plus (ii) interest at the applicable Mortgage Rate, from the date as to which interest was last paid up to the Due Date in the period in which such Cash Liquidation or REO Disposition has occurred on the Principal Balance of such Mortgage Loan outstanding during each Due Period that accrued interest was not paid, minus (iii) Liquidation Proceeds received during the month in which such Cash Liquidation or REO Disposition occurred, net of related expenses, including but not limited to, amounts that are payable to a Master Servicer, Servicer, or Special Servicer, as applicable, with respect to such Mortgage Loan and (iv) any other amounts applied as a recovery of principal or interest on the Mortgage Loan.

   "Redemption Date" means, with respect to any Series, the Payment Date specified by the Issuer for the redemption of Bonds of such Series pursuant to the Indenture.

   "Redemption Price" means, with respect to any Bond of a Series or Class to be redeemed, an amount equal to the percentage specified in the related Prospectus Supplement of the principal amount (or of the Compound Value of any Compound Interest Security) of such Security so redeemed, together with accrued and unpaid interest thereon at the applicable Bond Interest Rate to the Designated Interest Accrual Date for such Series.

   "Regular Bondholder" means a Holder of a Regular Interest Bond.

   "Regular Certificateholder" means a Holder of a Regular Interest
Certificate.

   "Regular Interest Bonds" means Classes of Bonds constituting regular interests in a REMIC.

   "Regular Interest Certificates" means Classes of Certificates constituting regular interests in a REMIC.

   "Regular Interest Securities" means Regular Interest Bonds, Regular Interest Certificates or Uncertificated Regular Interests, as applicable.

   "Reinvestment Income" means any interest or other earnings on Pledged Funds or Accounts that are part of the Primary Assets for a Series.

   "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and regulations and rulings promulgated thereunder.

   "REMIC Regulations" means final Treasury regulations under Sections 860A through 860G of the Code or related provisions.

   "REO Disposition" means the receipt by the Master Servicer, Servicer, or Special Servicer, as applicable, of Liquidation Proceeds, Insurance Proceeds and other payments and recoveries (including proceeds of a final sale) from the sale or other disposition of the REO Property.

   "REO Property" means Mortgaged Properties the beneficial interest in which has been acquired by a Trust Fund or by a Trustee on behalf of Bondholders by foreclosure, by deed-in-lieu of foreclosure or otherwise.

   "Reserve Fund" means, with respect to a Series, any reserve fund described in the applicable Prospectus Supplement, including a Subordination Reserve Fund.

   "Reserve Funds" means, collectively, more than one reserve fund.

   "Residual Bondholder" means the Holder of a Residual Interest Bond.

   "Residual Certificateholder" means the Holder of a Residual Interest Certificate.

   "Residual Interest Bonds" means Classes of Bonds constituting the residual interest in a REMIC.

   "Residual Interest Certificates" means Classes of Certificates constituting residual interests in a REMIC.

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   "Residual Interest Securities" means Residual Interest Bonds or Residual
Interest Certificates, as applicable.

   "SAIF" means Savings Association Insurance Fund.

   "Scheduled Payments" means the scheduled payments of principal and interest to be made by the Mortgagor on a Mortgage Loan in accordance with the terms of the related Mortgage Note, as modified by any permitted modification of a Mortgage Note.

   "Scheduled Principal Balance" means the principal balance of a Mortgage Loan outstanding as of the Cut-Off Date, after application of principal payments due on or before the Cut-Off Date, whether or not received, plus all amounts of Deferred Interest accrued on such Mortgage Loan to the Due Date in the Due Period immediately preceding the date of determination, minus the sum of (a) the principal portion of all Scheduled Payments due on or prior to such Due Date, irrespective of any delinquency in payment by the Mortgagor,
(b) all Principal Prepayments and all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other amounts applied as recoveries of principal to the extent identified and applied by the Master Servicer, Special Servicer, or Servicer, as applicable, as recoveries of principal through the close of the related Prepayment Period, and (c) any Realized Loss on such Mortgage Loan to the extent treated as a principal loss and that is realized during such Prepayment Period.

   "Securities" means Bonds of Certificates.

   "Securities Owners" means the owners of the beneficial interests in a Series of Bonds or Certificates.

   "Senior Securities" means a Class of Securities which are senior in right and priority to the extent described in the related Prospectus Supplement to payment of principal and interest to certain other Classes of Securities of such Series.

   "Series" means a separate series of Bonds sold pursuant to this Prospectus and the related Prospectus Supplement.

   "Series Supplement" means the supplemental indenture to or terms indenture incorporating by reference the Trust Indenture or Trust Agreement, as applicable, between the Issuer of a Series of Securities and the Trustee relating to such Series of Securities.

   "Servicer" means, for any Mortgage Loan, the Person approved by the Issuer and by the Master Servicer, if any, as servicer of such Mortgage Loan, which Person shall also be a FNMA or FHLMC- approved seller and servicer.

   "Servicer Remittance Date" means with respect to each Mortgage Loan, the date on which the Servicer shall remit all funds held in the Servicing Account together with any Advances made by such Servicer for deposit to the Collection Account.

   "Servicing Account" means an account established by a Servicer which complies with the standards set forth herein for a Custodial Account.

   "Servicing Agreements" means the Master Servicing Agreement, Servicing Agreement and Special Servicing Agreement, if any.

   "Servicing Fee" means for any Series, the aggregate fees paid to the Trustee, Master Servicer or other similar fees.

   "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

   "SPA" means the Standard Prepayment Assumption prepayment model.

   "Special Redemption Date" means, with respect to a Series, the date each month (other than any month in which a Payment Date occurs) on which Bonds of that Series may be redeemed pursuant to the Trust Indenture or the related Series Supplement; such date shall be the same day of the month as the day on which the Payment Date for the Bonds of that Series occurs.

   "Special Servicer" means a special servicer identified in the related Prospectus Supplement appointed to perform the activities set forth in the related Prospectus Supplement.

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   "Start Up Day" means the "startup day" of the REMIC as defined in section
860G(a)(9) of the Code.

   "Stated Maturity" means the date specified in the related Prospectus Supplement no later than which all the Bonds of such Class will be fully paid, calculated on the basis of the assumptions set forth in the related Prospectus Supplement.

   "Stripped Certificates" means, in respect of Certificates issued by a grantor trust, Certificates in which there is considered to be a separate ownership of the payments of principal and interest on the underlying Mortgage Loans.

   "Subordinate Securities" means a Class of Securities which are subordinate in right and priority to the extent described in the related Prospectus Supplement to payment of principal and interest to Senior Classes of Securities of such Series.

   "Substitute Mortgage Asset" means any Mortgage Asset that is Granted to the Trustee as security for a Series of Bonds or deposited into the Trust Fund in respect of a Series of Certificates in lieu of any Mortgage Assets then pledged as security.

   "Substitute Mortgage Loan" means a Mortgage Loan substituted for one or more Deleted Mortgage Loans in the Trust Estate or Trust Fund.

   "TIN" means Taxpayer Identification Number.

   "Trust Agreement" means the trust agreement between the Company and a Trustee pursuant to which a Series of Certificates is issued.

   "Trust Estate" means, with respect to any Series of Bonds, all money, instruments, securities and other property, including all proceeds thereof, which are subject or intended to be subject to the lien of the Indenture for the benefit of the Series as of any particular time (including, without limitation, all property and interests Granted to the Trustee pursuant to the Series Supplement for such Series).

   "Trust Fund" means the trust fund established pursuant to a Trust Agreement into which Primary Assets are deposited for the purpose of issuing a Series of Certificates.

   "Trust Indenture" means the trust indenture between the Company and the Trustee or a Trust and the Trustee pursuant to which a Series of Bonds are issued.

   "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 and rules and regulations promulgated by the Commission with respect thereto.

   "Trustee" means Bankers Trust or Marine Midland or another bank or trust company qualified under the TIA and named in the Prospectus Supplement for a Series as trustee or the Trustee for any series of Certificates named in the Prospectus Supplement.

   "Uncertificated Regular Interest" means a regular interest in a REMIC that is not represented by a physical Certificate.

   "Unavailable Amount" means, with respect to a Series, the amount, if any, remaining in the related Collection Account on a related Payment Date that represents (1) payments of scheduled payments of principal of and interest on the Mortgage Assets due subsequent to the Principal Determination Date immediately preceding the related Payment Date or Distribution Date, (2) the amount of all related prepayments received or deemed received subsequent to the Principal Determination Date immediately preceding such Payment Date or Distribution Date, or (3) any investment income that has accrued subsequent to the Principal Determination Date immediately preceding such Payment Date or Distribution Date.

   "Undelivered Mortgage Assets" means Mortgage Assets that are not pledged and delivered to the Trustee on the related Closing Date.

   "Underwriters" means, collectively, Lehman Brothers, as agent or as underwriter, or underwriting syndicates represented by Lehman Brothers.

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   "Underlying Collateral" means, with respect to a Private Mortgage-Backed
Security, the underlying Mortgage Loans.

   "VRDI Security" means a Regular Interest Security that qualifies as a "variable rate debt instrument" under Section 1.7275-5 of the Treasury Regulations.

   "Variable Interest Distribution Date" means, with respect to a Class of Variable Interest Securities issued as part of a Series of Certificates, the date specified in the related Prospectus Supplement, it being expressly provided herein that Variable Interest Distribution Dates may be monthly, quarterly, semi- annual or annual.

   "Variable Interest Payment Date" means, with respect to any Class of Variable Interest Securities issued as part of a Series of Bonds, the date specified in the related Prospectus Supplement, it being expressly provided herein that Variable Interest Payment Dates may be monthly, quarterly, semi-annual or annual.

   "Variable Interest Period" means, with respect to any Class of Variable Interest Securities, the period commencing immediately subsequent to the preceding Variable Interest Period (or, in the case of the Variable Interest Period appliable to the first Variable Interest Payment Date with respect to such [Class of Variable Interest Securities, commencing on the Accrual Date for such Class) and ending on the] date specified in the related Prospectus Supplement, during which such Class of Variable Interest Securities shall accrue interest, payable on the immediately succeeding Variable Interest Payment Date or Variable Interest Distribution Date, at the Bond Interest Rate or Certificate Interest Rate determined on the immediately preceding Determination Date.

   "Variable Interest Rate" means the interest rate in respect of a Variable Interest Security.

   "Variable Interest Security" means a Security on which interest accrues at a Bond Interest Rate or Certificate Interest Rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

   "Weighted Average Securities" means Regular Interest Securities that bear interest at a rate based on a weighted average of the interest rates on some or all of the Mortgage Loans of the related trust.

   "Zero Coupon Bonds" means a Security entitled to receive payments or distributions of Principal only.

   "1986 Act" means the Tax Reform Act of 1986, as amended.

   No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or Lehman Brothers. This Prospectus Supplement and the Prospectus do not constitute an offer of any securities other than those to which they relate or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to their respective dates.

                              TABLE OF CONTENTS
                            Prospectus Supplement



                                                           PAGE
                                                        ---------
Table of Contents .....................................   S-3
Executive Summary .....................................   S-5
Summary of Terms ......................................  S-17
Risk Factors ..........................................  S-37
Description of the Certificates .......................  S-44
The Trust .............................................  S-60
Servicing of Mortgage Loans ........................... S-167
Yield, Prepayment and Maturity Considerations  ........ S-175
Legal Investment Considerations ....................... S-182
Certain Legal Aspects of Mortgage Loans Located in
 California, Connecticut and Pennsylvania ............. S-182
Use of Proceeds ....................................... S-182
ERISA Considerations .................................. S-183
Federal Income Tax Considerations ..................... S-185
Underwriting .......................................... S-186
Legal Matters ......................................... S-187
Certificate Rating .................................... S-187
Index of Principal Terms .............................. S-188
Appendix A ............................................ A-1
Appendix B ............................................ B-1

                            Prospectus
                                                        PAGE
                                                        ---------
Table of Contents .....................................   2
Prospectus Supplement .................................   5
Additional Information ................................   5
Incorporation of Certain Documents by Reference  ......   5
Summary of Terms ......................................   7
Risk Factors ..........................................  26
Description of the Securities .........................  32
Yield and Prepayment Considerations ...................  41
Security for the Bonds and Certificates ...............  44
Servicing of Mortgage Loans ...........................  52
Enhancement ...........................................  56
Description of Insurance on the Mortgage Loans  .......  59
Certain Legal Aspects of Mortgage Loan ................  61
The Indenture .........................................  69
The Trust Agreement ...................................  73
The Issuer ............................................  80
Use of Proceeds .......................................  81
Limitations on Issuance of Bearer Securities  .........  81
Federal Income Tax Considerations .....................  82
State and Local Tax Considerations ....................  96
ERISA Considerations ..................................  97
Legal Investment ......................................  99
Plan of Distribution ..................................  99
Legal Matters ......................................... 100
Glossary .............................................. 101











                                 $179,589,443
                                (APPROXIMATE)






                               Structured Asset
                            Securities Corporation





                    Multiclass Pass-Through Certificates,
                                Series 1995-C4





                            PROSPECTUS SUPPLEMENT
                              November 21, 1995








                               LEHMAN BROTHERS